PROSPECTUS SUPPLEMENT
(to Prospectus dated September 13, 2006)

$4,121,318,000

(Approximate)

ML-CFC Commercial Mortgage Trust 2006-4

as Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2006-4

Merrill Lynch Mortgage Investors, Inc.

as Depositor

Merrill Lynch Mortgage Lending, Inc.
Countrywide Commercial Real Estate Finance, Inc.
IXIS Real Estate Capital Inc.
PNC Bank, National Association

as Sponsors and Loan Sellers

We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to the securitization transaction that is the subject of this prospectus supplement. Only the classes of commercial mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying base prospectus. The offered certificates represent beneficial interests only in the issuing entity identified above and will not represent obligations of or interests in the depositor, any sponsor or any of their respective affiliates. The assets of the issuing entity will consist primarily of a pool of 279 commercial, multifamily and manufactured housing community mortgage loans with an initial mortgage pool balance of approximately $4,522,709,155 and the other characteristics described in this prospectus supplement. The assets of the issuing entity will also include two (2) interest rate swap agreements between the issuing entity, which is identified above and Merrill Lynch Capital Services, Inc., relating to the class A-2FL and AJ-FL certificates, respectively.

Investing in the offered certificates involves risks. You should carefully review the factors described under ‘‘Risk Factors’’ beginning on page S-40 of this prospectus supplement and on page 18 of the accompanying base prospectus.

The holders of each class of offered certificates will be entitled to receive monthly distributions of interest, principal or both, commencing in January 2007. The class A-2FL and AJ-FL certificates will accrue interest from the date of initial issuance of the offered certificates, while the other classes of offered certificates will accrue interest from December 1, 2006. The pass-through rates for the class A-2FL and AJ-FL certificates are variable. Credit enhancement for any particular class of the offered certificates is being provided through the subordination of various other classes, including multiple non-offered classes, of the certificates.

	Expected Ratings (Moody’s/S&P)	Approximate Initial Total Principal Balance or Notional Amount	Approximate Initial Pass-Through Rate	Assumed Final Distribution Date	Rated Final Distribution Date
Class A-1	Aaa/AAA	$71,548,000	3.642%	June 2011	December 2049
Class A-2	Aaa/AAA	$336,666,000	5.112%	December 2011	December 2049
Class A-2FL	Aaa/AAA	$565,000,000	LIBOR + 0.120%	December 2011	December 2049
Class A-3	Aaa/AAA	$1,283,828,000	5.172%	November 2016	December 2049
Class A-SB	Aaa/AAA	$119,014,000	5.133%	December 2015	December 2049
Class A-1A	Aaa/AAA	$789,840,000	5.166%	November 2016	December 2049
Class AM	Aaa/AAA	$452,271,000	5.204%	November 2016	December 2049
Class AJ	Aaa/AAA	$198,777,000	5.239%	November 2016	December 2049
Class AJ-FL	Aaa/AAA	$180,000,000	LIBOR + 0.240%	November 2016	December 2049
Class B	Aa1/AA+	$11,306,000	5.303%	November 2016	December 2049
Class C	Aa2/AA	$79,148,000	5.324%	December 2016	December 2049
Class D	Aa3/AA−	$33,920,000	5.354%	December 2016	December 2049
Class XP	Aaa/AAA	$4,426,243,000	0.683%	December 2014	December 2049

No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates offered to you or determined if this prospectus supplement or the accompanying base prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, IXIS Securities North America Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. are the underwriters of this offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Countrywide Securities Corporation are acting as joint bookrunning managers in the following manner: Countrywide Securities Corporation is acting as sole bookrunning manager with respect to 8.845% of the class B certificates, and Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole bookrunning manager with respect to the remainder of the class B certificates and all other classes of offered certificates. IXIS Securities North America Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. will act as co-managers except that Credit Suisse Securities (USA) LLC will not be a co-manager with respect to the class AM and AJ certificates. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those securities from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about December 12, 2006. We expect to receive from this offering approximately $4,298,410,918 in sale proceeds, plus accrued interest on the offering certificates from and including December 1, 2006, before deducting expenses payable by us. Not every underwriter will have an obligation to buy offered certificates from us. See ‘‘Method of Distribution’’ in this prospectus supplement.

Merrill Lynch & Co.	Countrywide Securities Corporation

IXIS Securities North America	PNC Capital Markets LLC

Credit Suisse	Deutsche Bank Securities

The date of this prospectus supplement is December 1, 2006

ML-CFC Commercial Mortgage Trust 2006-4

Commercial Mortgage Pass-Through Certificates, Series 2006-4
Geographic Overview of Mortgage Pool

Alaska 6 properties $12,679,522 0.3% of IPB
Washington 9 properties $179,497,077 4.0% of IPB
Idaho 1 property $8,392,347 0.2% of IPB
Wyoming 1 property $11,325,000 0.3% of IPB
Nebraska 3 properties $10,992,005 0.2% of IPB
Missouri 3 properties $46,732,016 1.0% of IPB
Minnesota 5 properties $95,236,253 2.1% of IPB
Iowa 1 property $5,494,514 0.1% of IPB
Wisconsin 3 properties $16,897,052 0.4% of IPB
Indiana 12 properties $78,871,017 1.7% of IPB
Pennsylvania 2 properties $15,500,000 0.3% of IPB
New Hampshire 2 properties $15,645,545 0.3% of IPB
Massachusetts 2 properties $13,794,475 0.3% of IPB
Oregon 2 properties $10,545,000 0.2% of IPB
Illinois 9 properties $434,292,848 9.6% of IPB
Michigan 18 properties $63,860,805 1.4% of IPB
New York 15 properties $201,138,669 4.4% of IPB
Connecticut 4 properties $32,913,997 0.7% of IPB
Rhode Island 1 property $12,530,004 0.3% of IPB
Ohio 2 properties $7,080,669 0.2% of IPB
Nevada 12 properties $162,067,450 3.6% of IPB
New Jersey 3 properties $14,340,917 0.3% of IPB
Delaware 2 properties $8,025,000 0.2% of IPB
Northern California 23 properties $319,861,220 7.1% of IPB
District of Columbia 18 properties $124,110,000 2.7% of IPB
California 80 properties $1,475,626,223 32.6% of IPB
Virginia 8 properties $189,844,015 4.2% of IPB
Maryland 4 properties $53,711,023 1.2% of IPB
Southern California 57 properties $1,155,765,003 25.6% of IPB
North Carolina 4 properties $40,224,755 0.9% of IPB
Arizona 5 properties $67,368,944 1.5% of IPB
Georgia 12 properties $35,519,566 0.8% of IPB
Colorado 2 properties $55,385,441 1.2% of IPB
New Mexico 2 properties $4,958,194 0.1% of IPB
Florida 17 properties $132,507,086 2.9% of IPB
Hawaii 1 property $15,000,000 0.3% of IPB
Kansas 4 properties $21,197,243 0.5% of IPB
Arkansas 4 properties $147,621,480 3.3% of IPB
Tennessee 3 properties $60,454,232 1.3% of IPB
Kentucky 1 property $1,867,516 0.0% of IPB
Oklahoma 3 properties $11,551,631 0.3% of IPB
Texas 40 properties $544,212,058 12.0% of IPB
Louisiana 1 property $3,000,000 0.1% of IPB
Alabama 11 properties $80,697,565 1.8% of IPB
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS

      Cross-Collateralized and Cross-Defaulted Mortgage Loans,
            Multi-Property Mortgage Loans and Mortgage Loans
            with Affiliated Borrowers ......................................S-77
      Terms and Conditions of the Mortgage Loans ...........................S-79
      Collateral Substitution and Partial Releases Other Than In

      The Controlling Class Representative and the Loan Combination

                                       S-3

      Reductions to Certificate Principal Balances in Connection with
            Realized Losses and Additional Trust Fund Expenses ............S-205
      Advances of Delinquent Monthly Debt Service Payments and

Annex A-1    --    Certain Characteristics of the Mortgage Loans
Annex A-2    --    Certain Statistical Information Regarding the Mortgage Loans
Annex A-3    --    Sonic Automotive II Amortization Schedule
Annex A-4    --    Sonoma Ridge Apartments Amortization Schedule
Annex A-5    --    Elm Ridge Center Amortization Schedule
Annex A-6    --    Mortgage Pool Prepayment Profile
Annex B      --    Certain Characteristics Regarding Multifamily Properties
Annex C      --    Structural and Collateral Term Sheet (which contains a
                   description of the ten largest mortgage loans and/or groups of cross-collateralized mortgage loans)
Annex D      --    Form of Trustee Report
Annex E      --    Class A-SB Planned Principal Balance Schedule
Annex F      --    Global Clearance, Settlement And Tax Documentation Procedures
Annex G      --    Class XP Reference Rate Schedule
Annex H      --    Class XP Total Notional Amount
Annex I      --    Summary Financial Information For Merrill Lynch & Co., Inc.

                                       S-4

       IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS
                 SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

      The information in this prospectus supplement may be amended and/or supplemented prior to the time of sale. The information in this prospectus supplement supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this prospectus supplement.

      Information about the offered certificates is contained in two separate documents--

      o     this prospectus supplement, which describes the specific terms of the offered certificates; and

      o     the accompanying base prospectus, which provides general
            information, some of which may not apply to the offered
            certificates.

      You should read both this prospectus supplement and the accompanying base prospectus in full to obtain material information concerning the offered certificates. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying base prospectus.

      The annexes attached to this prospectus supplement are hereby incorporated into and made a part of this prospectus supplement.

      This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

      Merrill Lynch Mortgage Investors, Inc., which is the depositor for the subject securitization transaction, has prepared this prospectus supplement and the accompanying base prospectus. Accordingly references to "we", "us", "our"
and "depositor" in either this prospectus supplement or the accompanying base prospectus refer or relate to Merrill Lynch Mortgage Investors, Inc.

                      NOTICE TO RESIDENTS OF UNITED KINGDOM

      Within the United Kingdom, this prospectus supplement and the accompanying base prospectus are directed only at persons who (i) have professional experience in matters relating to investments or (ii) are persons falling within
Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial
Promotion) Order 2001 (all such persons together being referred to as "Relevant
U.K. Persons"). This prospectus supplement and the accompanying base prospectus must not be acted on or relied on within the United Kingdom by persons who are not Relevant U.K. Persons. Within the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying base prospectus relate, including the offered certificates, is available only to
Relevant U.K. Persons and will be engaged in only with Relevant U.K. Persons.

                             EUROPEAN ECONOMIC AREA

      Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series certificates to the public in the
European Economic Area. See "Method of Distribution" in this prospectus supplement.

                                      S-5

                      DEALER PROSPECTUS DELIVERY OBLIGATION

      Until March 1, 2007, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                       S-6

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand more fully the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying base prospectus in full.

                   OVERVIEW OF THE SERIES 2006-4 CERTIFICATES

      The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as Commercial Mortgage Pass-Through
Certificates, Series 2006-4, and issued in multiple classes. The immediately following table identifies and specifies various characteristics for those classes of certificates, both offered and non-offered, that bear interest.

                                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4

                                           APPROX.         APPROX. %                      APPROX.
                          APPROX. %     INITIAL TOTAL     OF INITIAL       PASS-          INITIAL      WEIGHTED
            EXPECTED       TOTAL      PRINCIPAL BALANCE    MORTGAGE       THROUGH          PASS-        AVERAGE
            RATINGS       CREDIT         OR NOTIONAL         POOL          RATE           THROUGH         LIFE       PRINCIPAL
CLASS     MOODY'S/S&P     SUPPORT          AMOUNT          BALANCE      DESCRIPTION        RATE         (YEARS)       WINDOW
-------   -----------    ---------    -----------------   ----------    -----------    -------------    --------   -------------

Offered Certificates
A-1        Aaa/AAA        30.000%          $ 71,548,000       1.582%       Fixed           3.642%        2.629     01/07 - 06/11
A-2        Aaa/AAA        30.000%          $336,666,000       7.444%       Fixed           5.112%        4.872     06/11 - 12/11
A-2FL      Aaa/AAA        30.000%          $565,000,000% 12.493%     Floating      LIBOR + 0.120%    4.872     06/11 - 12/11
A-3        Aaa/AAA        30.000%        $1,283,828,000      28.386%       Fixed           5.172%        9.777     12/15 - 11/16
A-SB       Aaa/AAA        30.000%         $ 119,014,000       2.631%       Fixed           5.133%        7.208     12/11 - 12/15
A-1A       Aaa/AAA        30.000%         $ 789,840,000      17.464%       Fixed           5.166%        9.421     01/07 - 11/16
AM         Aaa/AAA        20.000%          $452,271,000      10.000%       Fixed           5.204%        9.917     11/16 - 11/16
AJ         Aaa/AAA        11.625%          $198,777,000       4.395%       Fixed           5.239%        9.917     11/16 - 11/16
AJ-FL      Aaa/AAA        11.625%          $180,000,000       3.980%     Floating      LIBOR + 0.240%    9.917     11/16 - 11/16
B          Aa1/AA+        11.375%           $11,306,000       0.250%      WAC Cap          5.303%        9.917     11/16 - 11/16
C           Aa2/AA         9.625%           $79,148,000       1.750%      WAC Cap          5.324%        9.986     11/16 - 12/16
D          Aa3/AA-         8.875%           $33,920,000       0.750%      WAC Cap          5.354%        10.000    12/16 - 12/16
XP         Aaa/AAA          N/A         $ 4,426,243,000         N/A      Variable          0.683%         N/A           N/A

Certificates Not Offered
E             A2/A         7.375%           $67,841,000       1.500%      WAC Cap          5.393%        10.000    12/16 - 12/16
F            A3/A-         6.500%           $39,574,000       0.875%      WAC Cap          5.452%        10.000    12/16 - 12/16
G          Baa1/BBB+       5.375%           $50,880,000       1.125%    WAC - 0.355%       5.502%        10.000    12/16 - 12/16
H           Baa2/BBB       4.375%           $45,227,000       1.000%    WAC - 0.276%       5.581%        10.000    12/16 - 12/16
J          Baa3/BBB-       3.000%           $62,187,000       1.375%    WAC- 0.079%        5.778%        10.000    12/16 - 12/16
K           Ba1/BB+        2.625%           $16,961,000       0.375%      WAC Cap          4.923%        10.000    12/16 - 12/16
L            Ba2/BB        2.500%            $5,653,000       0.125%      WAC Cap          4.923%        10.000    12/16 - 12/16
M           Ba3/BB-        2.000%           $22,613,000       0.500%      WAC Cap          4.923%        10.000    12/16 - 12/16
N            B1/B+         1.875%            $5,654,000       0.125%      WAC Cap          4.923%        10.000    12/16 - 12/16
P             B2/B         1.500%           $16,960,000       0.375%      WAC Cap          4.923%        10.000    12/16 - 12/16
Q            B3/B-         1.375%            $5,653,000       0.125%      WAC Cap          4.923%        10.000    12/16 - 12/16
S            NR/NR         0.000%           $62,188,155       1.375%      WAC Cap          4.923%        10.520    12/16 - 09/24
XC          Aaa/AAA         N/A          $4,522,709,155         N/A      Variable          0.051%         N/A           N/A

      In reviewing the foregoing table, prospective investors should note that--

      o     The class A-1, A-2, A-2FL, A-3, A-SB, A-1A, AM, AJ, AJ-FL, B, C, D,
            E, F, G, H, J, K, L, M, N, P, Q and S certificates are the only certificates identified in the table that have principal balances and are sometimes referred to in this prospectus supplement as principal balance certificates. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the mortgage loans.

                                       S-7

      o     The class XC and XP certificates do not have principal balances.
            They are interest-only certificates and each of those classes will accrue interest on a notional amount.

      o     For purposes of calculating the amount of accrued interest on the class XC certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class
            A-1, A-2, A-2FL, A-3, A-SB, A-1A, AM, AJ, AJ-FL, B, C, D, E, F, G,
            H, J, K, L, M, N, P, Q and S certificates outstanding from time to time.

      o     For purposes of calculating the amount of accrued interest on the class XP certificates, that class of certificates will have a total notional amount that initially equals the sum of (a) the lesser of
            $66,127,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of
            $789,252,000 and the total principal balance of the class A-1A certificates outstanding from time to time and (c) the total principal balance of the class A-2, A-2FL, A-3, A-SB, AM, AJ, AJ-FL,
            B, C, D, E, F, G, H, J, K, L and M certificates outstanding from time to time. The total notional amount of the class XP certificates will decline from time to time, in the manner indicated on Annex H to this prospectus supplement. In any event, the total notional amount of the class XP certificates will be zero following the distribution date in December 2014.

      o     The actual total principal balance or notional amount, as
            applicable, of any class of certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

      o     The ratings shown in the table are those expected of Moody's
            Investors Service, Inc. and Standard & Poor's Ratings Services, a
            division of The McGraw-Hill Companies, Inc., respectively. It is a condition to the issuance of the offered certificates that they receive ratings no lower than those shown in the table. The rated final distribution date for the offered certificates is the distribution date in December 2049. See "Ratings" in this prospectus supplement.

      o     The percentages indicated under the column "Approx. % Total Credit
            Support" with respect to the class A-1, A-2, A-2FL, A-3, A-SB and
            A-1A certificates represent the approximate credit support for those classes of certificates, collectively. No class of certificates will provide any credit support to any of the class A-2FL or AJ-FL certificates for a failure by the swap counterparty to make any payment under the related swap agreement.

      o     Each class of certificates identified in the table as having a
            "Fixed" pass-through rate will have a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table.

      o     Each class of certificates identified in the table as having a "WAC
            Cap" pass-through rate will have a variable pass-through rate equal to the lesser of--

            (a)   the initial pass-through rate identified in the table with respect to that class, and

            (b)   a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.

      o     Each class of certificates identified in the table as having a "WAC"
            pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.

                                       S-8

      o     Each class of certificates identified in the table as having a
            "WAC-x%" pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, minus x%.

      o     The assets of the issuing entity will include swap agreements that relate to each of the class A-2FL and AJ-FL certificates. The class
            A-2FL certificates will represent undivided interests in, among other things, a regular interest in a real estate mortgage investment conduit that is designated as the class A-2FL REMIC II regular interest and the rights and obligations under the related swap agreement. The class AJ-FL certificates will represent undivided interests in, among other things, a regular interest in a real estate mortgage investment conduit that is designated as the class AJ-FL REMIC II regular interest and the rights and obligations under the related swap agreement. For so long as it is in effect, each swap agreement will provide, among other things, that fixed amounts payable by the issuing entity as interest with respect to the class A-2FL REMIC II regular interest or the class AJ-FL REMIC
            II regular interest, as applicable, will be exchanged for floating amounts payable as interest by the swap provider under the subject swap agreement, with regularly scheduled payments to be made between the issuing entity and the swap counterparty on a net basis. Each swap agreement will provide for the calculation of interest accruing at a LIBOR-based rate on a notional amount equal to the total principal balance of the class A-2FL certificates or the class AJ-FL certificates, as applicable, outstanding from time to time. The total principal balance of the class A-2FL certificates will at all times equal the total principal balance of the class A-2FL REMIC II regular interest, and the total principal balance of the class AJ-FL certificates will at all times equal the total principal balance of the class AJ-FL REMIC II regular interest. See "Description of the
            Swap Agreements" in this prospectus supplement.

      o     The initial value of LIBOR will be calculated on the second LIBOR business day prior to the date of initial issuance of the offered certificates.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       S-9

      o     The pass-through rate for the class A-2FL REMIC II regular interest will be 4.949% per annum. The pass-through rate for the class AJ-FL
            REMIC II regular interest will be 5.147% per annum. If, in the case of any of the class A-2FL certificates or the class AJ-FL
            certificates, interest distributions with respect to the
            corresponding REMIC II regular interest are less than the applicable fixed amount payable to the related swap counterparty for any distribution date, then there will be a dollar-for-dollar reduction in the amounts payable by the swap counterparty under the applicable swap agreement and, accordingly, in the amount of interest payable on the class A-2FL certificates or the class AJ-FL certificates, as the case may be, thereby resulting in an effective pass-through rate for the subject class of certificates below the applicable
            LIBOR-based rate. See "Description of the Swap Agreements" in this prospectus supplement. Furthermore, if there is a continuing payment default on the part of the swap counterparty under the swap agreement relating to the class A-2FL certificates or the class
            AJ-FL certificates, or if the swap agreement relating to the class
            A-2FL certificates or the class AJ-FL certificates is terminated and not replaced, then the pass-through rate applicable to the class
            A-2FL certificates or the class AJ-FL certificates, as the case may be, will convert to the pass-through rate applicable to the corresponding REMIC II regular interest.

      o     The respective pass-through rates for the class XC and XP
            certificates will, in the case of each class thereof, equal the weighted average of the respective strip rates at which interest accrues from time to time on the respective components of the total notional amount of the subject class of certificates provided that the class XP certificates will not accrue interest following the end of the interest accrual period for the December 2014 distribution date. See "Description of the Offered Certificates--Calculation of
            Pass-Through Rates" in this prospectus supplement. The total strip rate applicable to the accrual of interest in respect of the class
            XC and XP certificates will generally equal the excess, if any, of--

            1.    a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, over

            2.    the weighted average of the pass-through rates from time to time on the classes of certificates identified in the table that have principal balances and that constitute components of the subject class (or, in the case of each of the A-2FL and/or
                  AJ-FL classes, the pass-through rate from time to time on the related REMIC II regular interest).

      o     The initial pass-through rates listed in the table for the class XC and XP certificates and each class of certificates identified in the table as having a WAC or a WAC-x% pass-through rate are approximate.

      o     As to any given class of offered certificates, the weighted average life is the average amount of time in years between the assumed settlement date for that class of certificates and the payment of each dollar of principal of that class of certificates.

      o     As to any given class of offered certificates, the principal window is the period during which holders of those certificates would receive distributions of principal. The distribution date in the last month of the principal window for any class of offered certificates would be the final principal distribution date for that class.

      o     The weighted average lives and principal windows for the respective classes of offered certificates have been calculated based on the assumptions, among others, that--

            1.    no mortgage loan is prepaid prior to maturity,

                                      S-10

            2.    no defaults or losses occur with respect to the mortgage
                  loans, and

            3.    no extensions of maturity dates of mortgage loans occur.

            See "Yield and Maturity Considerations--Weighted Average Lives" in
                  this prospectus supplement.

      o     The certificates will also include the class R-I and R-II
            certificates, which are not presented in the table. The class R-I and R-II certificates do not have principal balances or notional amounts and do not accrue interest. The class R-I and R-II certificates are not offered by this prospectus supplement.

      o     When we refer to the "adjusted net mortgage interest rate" of a mortgage loan in the bullets above, we mean the mortgage interest rate for that mortgage loan in effect as of the date of initial issuance of the certificates--

            1.    without regard to any increase in the mortgage interest rate that may occur in connection with a default,

            2.    without regard to any modification of the mortgage interest rate that may occur after the date of initial issuance of the certificates, and

            3.    net of the sum of the per annum rates at which the related master servicing fee (which is inclusive of primary servicing fees with respect to each mortgage loan) and the trustee fee accrue,

            as that net mortgage interest rate for that mortgage loan, if it accrues interest on the basis of the actual number of days during each one-month accrual period in a year assumed to consist of 360 days, may be adjusted in the manner described in this prospectus supplement for purposes of calculating the pass-through rates of the various classes of interest-bearing certificates.

      The offered certificates will evidence beneficial ownership interests in the assets of the issuing entity. The primary assets of the issuing entity will consist of a segregated pool of commercial, multifamily and manufactured housing community mortgage loans. When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to transfer to the issuing entity, unless the context clearly indicates otherwise. We identify the mortgage loans that we intend to transfer to the issuing entity on Annex A-1 to this prospectus supplement.

      The governing document for purposes of issuing the offered certificates, as well as the other certificates, and forming the issuing entity will be a pooling and servicing agreement to be dated as of December 1, 2006. The pooling and servicing agreement will also govern the servicing and administration of all but one of the mortgage loans and the other assets that back the certificates.
The parties to the pooling and servicing agreement will include us, a trustee, two master servicers and a special servicer. A copy of the pooling and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K following the initial issuance of the certificates. The Securities and Exchange Commission will make that current report on Form 8-K and its exhibits available to the public for inspection. See
"Available Information" in the accompanying base prospectus.

                                      S-11

                                RELEVANT PARTIES

ISSUING ENTITY

      ML-CFC Commercial Mortgage Trust 2006-4, a New York common law trust, is the entity that will hold and own the mortgage loans and in whose name the certificates will be issued. See "Transaction Participants--The Issuing Entity"
in this prospectus supplement and "The Trust Fund--Issuing Entities" in the accompanying base prospectus.

DEPOSITOR

      We are Merrill Lynch Mortgage Investors, Inc., the depositor of the series
2006-4 securitization transaction. We are a special purpose Delaware corporation. Our address is 4 World Financial Center, 16th Floor, 250 Vesey
Street, New York, New York 10080 and our telephone number is (212) 449-1000. We will acquire the mortgage loans and transfer them to the issuing entity. We are an affiliate of Merrill Lynch Mortgage Lending, Inc., one of the sponsors, and
Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters. See
"Transaction Participants--The Depositor" in this prospectus supplement and "The
Depositor" in the accompanying base prospectus.

SPONSORS / MORTGAGE LOAN SELLERS

      Merrill Lynch Mortgage Lending, Inc., Countrywide Commercial Real Estate
Finance, Inc., IXIS Real Estate Capital Inc. and PNC Bank, National Association
will be the sponsors with respect to the series 2006-4 securitization transaction. Merrill Lynch Mortgage Lending, Inc. is our affiliate and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the
underwriters. Countrywide Commercial Real Estate Finance, Inc. is an affiliate of Countrywide Securities Corporation, one of the underwriters. IXIS Real Estate
Capital Inc. is an affiliate of IXIS Securities North America Inc., one of the underwriters. PNC Bank, National Association is an affiliate of Midland Loan
Services, Inc., one of the master servicers, and an affiliate of PNC Capital
Markets LLC, one of the underwriters.

      We will acquire the mortgage loans that will back the certificates from the sponsors, each of which originated or acquired from a third party the mortgage loans to be transferred to the issuing entity. Accordingly, the sponsors are also referred to as mortgage loan sellers in this prospectus supplement.

      The following table shows the number of mortgage loans that we expect will be sold to us by each sponsor and the respective percentages that those mortgage loans represent of the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance.

                                                                                  % OF       % OF       % OF
                                                                 AGGREGATE      INITIAL     INITIAL    INITIAL
                                                NUMBER OF       CUT-OFF DATE    MORTGAGE     LOAN       LOAN
                                                 MORTGAGE        PRINCIPAL        POOL      GROUP 1    GROUP 2
         MORTGAGE LOAN SELLER                     LOANS           BALANCE       BALANCE     BALANCE    BALANCE
-------------------------------------------    ----------      --------------   --------    -------    -------

1. Merrill Lynch Mortgage Lending, Inc.            104         $2,393,751,335     52.9%      61.8%      11.1%
2. Countrywide Commercial Real Estate
       Finance, Inc.                               151          1,394,353,351     30.8%      32.3%      23.7%
3. IXIS Real Estate Capital Inc.                     2            512,500,000     11.3%       3.3%      49.1%
4. PNC Bank, National Association                   22            222,104,469      4.9%       2.5%      16.2%
                                                   279         $4,522,709,155    100.0%     100.0%     100.0%
                                               ==========      ==============   ========    =======    =======

      See "Transaction Participants--The Sponsors" in this prospectus supplement and "The Sponsor" in the accompanying base prospectus.

                                      S-12

TRUSTEE

      Upon initial issuance of the certificates, LaSalle Bank National
Association, a national banking association with corporate trust offices located in Chicago, Illinois, will act as trustee of the assets of the issuing entity on behalf of all the certificateholders. The trustee will be responsible for: (a)
maintaining, directly or through one or more custodians appointed by it, possession of the promissory notes for the mortgage loans and various other important loan documents; (b) distributing payments to certificateholders; and
(c) delivering or otherwise making available certain reports to certificateholders that provide various details regarding the certificates and the mortgage loans. In addition, the trustee will be primarily responsible for back-up advancing. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. See
"Transaction Participants--The Trustee" in this prospectus supplement".

MASTER SERVICERS

      Upon initial issuance of the certificates, Midland Loan Services, Inc., a
Delaware corporation and Wells Fargo Bank, National Association, a national banking association, will act as the master servicers with respect to the mortgage loans. Midland Loan Services, Inc. is an affiliate of PNC Bank,
National Association, one of the sponsors, and of PNC Capital Markets LLC, one of the underwriters.

      Midland Loan Services, Inc. will act as master servicer with respect to the mortgage loans that we acquire from PNC Bank, National Association and IXIS
Real Estate Capital Inc. and transfer to the issuing entity. Wells Fargo Bank,
National Association will act as master servicer with respect to the mortgage loans that we acquire from Merrill Lynch Mortgage Lending, Inc. and Countrywide
Commercial Real Estate Finance, Inc. and transfer to the issuing entity. The master servicers will be primarily responsible for servicing and administering, directly or through sub-servicers: (a) mortgage loans as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) mortgage loans as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In addition, the master servicers will be the primary parties responsible for making delinquency advances and servicing advances under the pooling and servicing agreement. See "Transaction Participants--The Master
Servicers and the Special Servicer" in this prospectus supplement.

SPECIAL SERVICER

      Upon initial issuance of the certificates, LNR Partners, Inc., a Florida corporation, will act as special servicer with respect to the mortgage loans and any related foreclosure properties. The special servicer will be primarily responsible for making decisions and performing certain servicing functions, including work-outs and foreclosures, with respect to the mortgage loans that, in general, are in default or as to which default is reasonably foreseeable and for liquidating foreclosure properties that are acquired as part of the assets of the issuing entity. See "Transaction Participants--The Master Servicers and
the Special Servicer" in this prospectus supplement.

PARK LA BREA APARTMENTS TRUST MORTGAGE LOAN MORTGAGEE, MASTER SERVICER AND
SPECIAL SERVICER

      The mortgage loan secured by the mortgaged real property identified on
Annex A-1 to this prospectus supplement as Park La Brea Apartments, which we refer to in this prospectus supplement as the Park La Brea Apartments trust mortgage loan, which represents approximately 8.6% of the initial mortgage pool balance and 49.1% of the initial loan group 2 balance, is one of a pair of loans made to the same borrower that are secured by the same mortgaged real property, which we refer to as a loan combination. That other loan, which will not be included in the assets of the issuing entity, is pari passu in right of payment and in other respects to the Park La Brea Apartments trust mortgage loan.

      The Park La Brea Apartments pari passu non-trust loan has been deposited in the trust fund for a commercial mortgage securitization involving the issuance of a separate series of commercial mortgage-backed

                                      S-13

securities captioned J.P. Morgan Chase Commercial Mortgage Securities Trust
Series 2006-LDP8. Accordingly, and notwithstanding the discussion under
"--Master Servicers" above, the Park La Brea Apartments trust mortgage loan will be serviced and administered pursuant to the pooling and servicing agreement for the Series 2006-LDP8 transaction, dated as of September 1, 2006, between Wells
Fargo Bank, N.A., as master servicer no. 1, Midland Loan Services, Inc., as master servicer no. 2, J.E. Robert Company, Inc., as special servicer and
LaSalle Bank National Association, as trustee. The Series 2006-LDP8 pooling and servicing agreement provides for servicing arrangements that are similar but not identical to those under the pooling and servicing agreement for our series
ML-CFC 2006-4 securitization. In that regard--

      o     LaSalle Bank National Association, in its capacity as the trustee under the series 2006-LPD8 pooling and servicing agreement, will be the mortgagee of record for the loans comprising the Park La Brea
            Apartments loan combination;

      o     Midland Loan Services, Inc., in its capacity as the applicable master servicer for the Park La Brea Apartments loan combination under the Series 2006-LDP8 pooling and servicing agreement, will act as the master servicer for the Park La Brea Apartments trust mortgage loan; and

      o     J.E. Robert Company, Inc., in its capacity as the special servicer under the Series 2006-LDP8 pooling and servicing agreement, will act as the special servicer of the Park La Brea Apartments loan combination.

      Notwithstanding the foregoing, references in this prospectus supplement to the "trustee", the "master servicer" or the "special servicer" mean, unless indicated otherwise, the parties acting in those capacities under the pooling and servicing agreement for our series ML-CFC 2006-4 certificates.

CONTROLLING CLASS OF CERTIFICATEHOLDERS

      The holders--or, if applicable, beneficial owners--of certificates representing a majority interest in a designated controlling class of the certificates (initially the class Q certificates) will have the right, subject to the conditions described under "Servicing of the Mortgage Loans--The
Controlling Class Representative and the Loan Combination Controlling Parties"
and "--Replacement of the Special Servicer" in this prospectus supplement, to--

      o     replace the special servicer under the pooling and servicing agreement for our series ML-CFC 2006-4 certificates (but not the
            Series 2006-LDP8 special servicer); and

      o     select a representative that may direct and advise the special servicer on various servicing matters with respect to the mortgage loans, except with respect to the Park La Brea Apartments trust mortgage loan.

      Unless there are significant losses on the mortgage loans, the controlling class of certificateholders will be the holders of a non-offered class of certificates. The initial controlling class of certificateholders will be the class Q certificateholders.

THE LOAN COMBINATION CONTROLLING PARTIES

      As indicated above under "--Park La Brea Apartments Trust Mortgage Loan
Mortgagee, Master Servicer and Special Servicer" and below under "--The Mortgage
Loans and the Mortgaged Real Properties--The Loan Combinations", the Park La
Brea Apartments trust mortgage loan is part of a loan combination comprised of that mortgage loan and a pari passu loan that was securitized in the Series
2006-LDP8 transaction.

                                      S-14

      The controlling class representative of the Series 2006-LDP8 securitization will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the applicable Series
2006-LDP8 master servicer and/or the Series 2006-LDP8 special servicer with respect to various servicing matters or mortgage loan modifications affecting the Park La Brea Apartments loan combination. The controlling class of certificateholders for our series ML-CFC 2006-4 certificates will not have any rights to direct the servicing and/or administration of the Park La Brea
Apartments loan combination, but will have the right to consult with the applicable Series 2006-LDP8 master servicer and/or the Series 2006-LDP8 special servicer regarding the servicing of the Park La Brea Apartments trust mortgage loan and review certain proposed actions to be taken in respect of that mortgage loan. See "Description of the Mortgage Pool--The Loan Combinations--The Park La
Brea Apartments Loan Combination," "Servicing of the Mortgage Loans--The
Controlling Class Representative and the Loan Combination Controlling Parties"
and "--Servicing of the Park La Brea Apartments Loan Combination" in this prospectus supplement.

SWAP COUNTERPARTY

      It is expected that Merrill Lynch Capital Services, Inc., one of our affiliates and an affiliate of Merrill Lynch Mortgage Lending, Inc., one of the
mortgage loan sellers, and of Merrill Lynch, Pierce, Fenner & Smith
Incorporated, one of the underwriters, will be the counterparty under the swap agreements relating to the class A-2FL and AJ-FL certificates. The obligations of Merrill Lynch Capital Services, Inc. under the swap agreements will be unconditionally and irrevocably guaranteed by Merrill Lynch & Co., Inc., another of our affiliates. Merrill Lynch Capital Services, Inc. is an indirectly wholly-owned subsidiary of Merrill Lynch & Co., Inc. As of the date of this prospectus supplement, Merrill Lynch & Co., Inc. has been assigned senior unsecured debt ratings of "AA-" by S&P and "Aa3" by Moody's Investors Services,
Inc. See "Description of the Swap Agreements" in this prospectus supplement.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE

      References in this prospectus supplement to the "cut-off date" mean, individually and collectively, as the context may require, with respect to each mortgage loan, the related due date of that mortgage loan in December 2006 or, with respect to any mortgage loan that has its first due date in or after
January 2007, the later of December 1, 2006 or its date of origination. All payments and collections received on each mortgage loan after the cut-off date, excluding any payments or collections that represent amounts due on or before that date, will belong to the issuing entity.

CLOSING DATE

      The date of initial issuance for the offered certificates will be on or about December 12, 2006.

DETERMINATION DATE

      For any distribution date, the fourth business day prior to the distribution date.

      Notwithstanding the foregoing, the applicable master servicer may make its determination as to the collections received in respect of certain mortgage loans as of a later date during each month because those mortgage loans provide for monthly debt-service payments to be due on a day later than the first day of each month, but which, subject to the applicable business day convention, is not later than the 8th day of each month.

      With respect to any distribution date, references in this prospectus supplement to "determination date" mean, as to each mortgage loan, the applicable determination date occurring in the same month as that distribution date.

                                      S-15

DISTRIBUTION DATE

      Payments on the offered certificates are scheduled to occur monthly, commencing in January 2007. During any given month, the distribution date will be the 12th day of such month or, if the 12th day is not a business day, the next succeeding business day.

RECORD DATE

      The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date will be entitled to receive any payments on those certificates on the following distribution date, except that the last payment on any offered certificate will be made only upon presentation and surrender of that certificate.

RATED FINAL DISTRIBUTION DATE

      The rated final distribution date for each class of the offered certificates with principal balances is the distribution date in December 2049.

ASSUMED FINAL DISTRIBUTION DATES

      Set forth opposite each class of offered certificates in the table below is the distribution date on which the principal balance of that class is expected to be paid in full (or, in the case of the class XP certificates, the distribution date on which its notional amount is expected to be reduced to zero), assuming, among other things, no delinquencies, losses, modifications, extensions of maturity dates, repurchases or, except as contemplated by the next sentence, prepayments of the mortgage loans after the initial issuance of the certificates.

                                           MONTH AND YEAR OF
                    CLASS           ASSUMED FINAL DISTRIBUTION DATE
            ---------------------  ---------------------------------
                     A-1                       June 2011
                     A-2                     December 2011
                    A-2FL                    December 2011
                     A-3                     November 2016
                    A-SB                     December 2015
                    A-1A                     November 2016
                     AM                      November 2016
                     AJ                      November 2016
                    AJ-FL                    November 2016
                      B                      November 2016
                      C                      December 2016
                      D                      December 2016
                     XP                      December 2014

      See the maturity assumptions described under "Yield and Maturity
Considerations" in this prospectus supplement for further assumptions that were taken into account in determining the assumed final distribution dates.

COLLECTION PERIOD

      On any distribution date, amounts available for payment on the offered certificates will depend on the payments and other collections received, and any advances of payments due, on the mortgage loans during the related collection period. In general, each collection period--

                                      S-16

      o     will relate to a particular distribution date;

      o     will be approximately one month long;

      o     will begin on the day after the determination date in the
            immediately preceding month or, in the case of the first collection period, will begin immediately following the cut-off date; and

      o     will end on the determination date in the month of the related distribution date.

      However, the collection period for any distribution date for certain mortgage loans may differ from the collection period with respect to the rest of the mortgage pool for that distribution date because the determination dates for those mortgage loans may not be the same as the determination date for the rest of the mortgage pool. Accordingly, there may be more than one collection period with respect to some distribution dates.

      With respect to any distribution date, references in this prospectus supplement to "collection period" mean, as to each mortgage loan, the applicable collection period ending in the month in which that distribution date occurs.

INTEREST ACCRUAL PERIOD

      The amount of interest payable with respect to the offered certificates, the class A-2FL REMIC II regular interest and the class AJ-FL REMIC II regular interest on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period with respect to each class of interest-bearing certificates (exclusive of the class
A-2FL and AJ-FL certificates) and with respect to the class A-2FL REMIC II regular interest and the class AJ -FL REMIC II regular interest for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. The interest accrual period for the class
A-2FL and AJ-FL certificates for any distribution date will be the period from and including the 12th day of the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, from and including the date of initial issuance of the class A-2FL and AJ-FL certificates) to, and including, the 11th day of the month in which the related distribution date occurs; except that, if there is a continuing payment default on the part of the swap counterparty under the related swap agreement, or if the related swap agreement is terminated and not replaced, then the interest accrual period with respect to the class A-2FL and/or AJ-FL certificates, as applicable, for any distribution date will also be the calendar month preceding the month in which that distribution date occurs. Interest will be calculated with respect to each class of interest-bearing certificates (exclusive of the class A-2FL and
AJ-FL certificates) and with respect to the class A-2FL REMIC II regular interest and the class AJ -FL REMIC II regular interest assuming that each interest accrual period consists of 30 days and each year consists of 360 days, and interest will be calculated with respect to the class A-2FL and AJ-FL certificates based upon the actual number of days in the related interest accrual period and a year consisting of 360 days; except that, if there is a continuing payment default on the part of the swap counterparty under the related swap agreement, or if the related swap agreement is terminated and not replaced, then the class A-2FL and/or the AJ-FL certificates, as applicable, will also accrue interest on the basis of a 360-day year consisting of twelve
30-day months.

LIBOR DETERMINATION DATE

      The applicable value of LIBOR, for purposes of calculating the pass-through rate for the class A-2FL and AJ-FL certificates as well as the payment obligations under the related swap agreement, will initially be determined on the second LIBOR business day preceding the date of initial issuance of the offered certificates and will thereafter be determined monthly on the second LIBOR business day preceding the applicable interest accrual period.

                                      S-17

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The issuing entity will issue multiple classes of the certificates with an approximate total principal balance at initial issuance equal to $4,522,709,155.
Thirteen (13) of those classes of the certificates are being offered by this prospectus supplement. The classes offered by this prospectus supplement are identified on the cover hereof. The remaining classes of the certificates will be offered separately in a private offering.

REGISTRATION AND DENOMINATIONS

      We intend to deliver the offered certificates in book-entry form in original denominations of

      o     in the case of the class XP certificates, $100,000 initial notional amount and in any whole dollar denominations in excess of $100,000;
            and

      o     in the case of the other classes of offered certificates, $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

      You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company and they will be registered in the name of
Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and Denominations"
in this prospectus supplement and under "Description of the
Certificates--Book-Entry Registration" in the accompanying base prospectus.

PAYMENTS

A. GENERAL

      For purposes of making distributions with respect to the class A-1, A-2,
A-3, A-SB and A-1A certificates and the class A-2FL certificates (through the class A-2FL REMIC II regular interest), the mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 231 mortgage loans, with an initial loan group 1 balance of
$3,732,868,568 and representing approximately 82.5% of the initial mortgage pool balance, that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 48 mortgage loans, with an initial loan group 2 balance of $789,840,587 and representing approximately 17.5% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties. Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

      On each distribution date, to the extent of available funds attributable to the mortgage loans as described below, which available funds will be net of specified expenses of the issuing entity, including all servicing fees, trustee fees and other compensation, the trustee will make payments of interest and, except in the case of the class XC and XP certificates, principal to the holders of the following classes of certificates (or, in the case of the reference to
"A-2FL" below, with respect to the class A-2FL REMIC II regular interest, and in the case of the reference to "AJ-FL" below, with respect to the class AJ-FL
REMIC II regular interest), in the following order:

             PAYMENT ORDER                       CLASS
         ----------------------  --------------------------------------
                   1              A-1, A-2, A-2FL, A-3, A-SB, A-1A, XC
                                                 and XP
                   2                               AM
                   3                          AJ and AJ-FL

                                      S-18

             PAYMENT ORDER                       CLASS
         ----------------------  --------------------------------------
                   4                               B
                   5                               C
                   6                               D
                   7                               E
                   8                               F
                   9                               G
                  10                               H
                  11                               J
                  12                               K
                  13                               L
                  14                               M
                  15                               N
                  16                               P
                  17                               Q
                  18                               S

      In general, payments of interest in respect of the class A-1, A-2, A-3 and
A-SB certificates and the class A-2FL REMIC II regular interest will be made pro rata, based on entitlement, out of available funds attributable to the mortgage loans in loan group 1. Payments of interest in respect of the class A-1A certificates will be made out of available funds attributable to the mortgage loans in loan group 2. Payments of interest on the class XC and XP certificates will be made out of available funds attributable to both loan groups. However, if the funds available for those distributions of interest on any distribution date are insufficient to pay in full the total amount of interest to be paid with respect to any of the class A-1, A-2, A-3, A-SB, A-1A, XC and/or XP certificates and/or the class A-2FL REMIC II regular interest, then the funds available for distribution will be allocated among all these classes pro rata in accordance with their interest entitlements, without regard to loan groups.

      The allocation of principal payments among the class A-1, A-2, A-3, A-SB and A-1A certificates and the class A-2FL certificates (through the class A-2FL
REMIC II regular interest) also takes into account loan groups and is described under "--Payments--Payments of Principal" below. The class XC and XP certificates do not have principal balances and do not entitle their holders to payments of principal. See "Description of the Offered
Certificates--Payments--Priority of Payments" in this prospectus supplement.

      The relative payment priority of each of the class A-2FL and AJ-FL certificates is based solely on the priority of payments of interest and principal with respect to the corresponding REMIC II regular interest out of collections and advances on the mortgage loans. No class of certificates will provide any credit support to the class A-2FL or AJ-FL certificates for a failure by the related swap counterparty to make any payment under the related swap agreement.

      Payments of interest made on or with respect to the class A-2FL REMIC II regular interest will be applied to make payments to the swap counterparty and/or the holders of the class A-2FL certificates, as applicable. Payments of principal made on or with respect to the class A-2FL REMIC II regular interest will be applied to make payments to the holders of the class A-2FL certificates.

      Payments of interest made on or with respect to the class AJ-FL REMIC II regular interest will be applied to make payments to the swap counterparty and/or the holders of the class AJ-FL certificates, as applicable. Payments of principal made on or with respect to the class AJ-FL REMIC II regular interest will be applied to make payments to the holders of the class AJ-FL certificates.

      No payments or other collections on the non-trust loans described under
"--The Mortgage Loans and the Mortgaged Real Properties--Loan Combinations"
below, which are not assets of the issuing entity, will be

                                      S-19

available for distributions on the certificates. See "Description of the
Mortgage Pool--Loan Combinations" in this prospectus supplement.

B. PAYMENTS OF INTEREST

      Each class of certificates (other than the class R-I and R-II certificates), the class A-2FL REMIC II regular interest and the class AJ -FL
REMIC II regular interest will bear interest. With respect to each interest-bearing class of certificates, the class A-2FL REMIC II regular interest and the class AJ -FL REMIC II regular interest that interest will accrue during each interest accrual period based upon--

      o     the pass-through rate applicable for the particular class of certificates, the class A-2FL REMIC II regular interest or the class
            AJ-FL REMIC II regular interest, as the case may be, for that interest accrual period;

      o     the total principal balance or notional amount, as the case may be, of the particular class of certificates, the class A-2FL REMIC II regular interest or the class AJ-FL REMIC II regular interest, as the case may be, outstanding immediately prior to the related distribution date; and

      o     the assumption that each year consists of twelve 30-day months (or, in the case of each of the A-2FL and AJ-FL classes, for so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in the applicable interest accrual period and the assumption that each year consists of 360 days). In addition, if there is an interest shortfall with respect to the class A 2FL REMIC II regular interest or the class AJ FL
            REMIC II regular interest for any interest accrual period, then the amount of interest payable by the issuing entity to the swap counterparty with respect to the class A-2FL REMIC II regular interest or the class AJ-FL REMIC II regular interest will be reduced by the amount of that shortfall. As a result, there will be a dollar-for-dollar reduction in the amount payable by the related swap counterparty to the issuing entity, and a corresponding dollar-for-dollar reduction in the amount of interest payable with respect to the class A 2FL or AJ FL certificates, as the case may be, on that distribution date.

      A whole or partial prepayment on a mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered Certificates--Payments--Payments of
Interest" in this prospectus supplement, these shortfalls may be allocated (in the case of the class A-2FL certificates, through the class A-2FL REMIC II regular interest and, in the case of the class AJ-FL certificates, through the class AJ-FL REMIC II regular interest) to reduce the amount of accrued interest otherwise payable to the holders of the respective interest-bearing classes of the certificates (other than the class XC and XP certificates).

      On each distribution date, subject to available funds and the payment priorities described under "--Payments--General" above, you will be entitled to receive your proportionate share of: (a) all interest accrued with respect to your class of offered certificates during the related interest accrual period;
plus (b) any interest that was payable with respect to your class of offered certificates (or, in the case of each of the A-2FL and AJ-FL classes, to the extent not otherwise payable to the related swap counterparty to make up prior shortfalls, that was payable with respect to the corresponding REMIC II regular interest) on all prior distribution dates, to the extent not previously paid;
less (c) except in the case of the class XC and XP certificates, your class's
(or, in the case of each of the A-2FL and AJ-FL classes, the corresponding REMIC
II regular interest's) share of any shortfalls in interest collections due to prepayments on mortgage loans that are not offset by certain payments made by, in each case, the applicable master servicer.

      See "Description of the Offered Certificates--Payments--Payments of
Interest", "--Payments--Priority of Payments" and "--Calculation of Pass-Through
Rates" in this prospectus supplement.

                                      S-20

C. SWAP AGREEMENTS

      The assets of the issuing entity will include interest rate swap agreements relating to each of the class A-2FL and AJ-FL certificates.

      Under the swap agreement that relates to the class A-2FL certificates, the initial notional amount of the swap agreement will be equal to the total initial principal balance of the class A-2FL certificates (and, correspondingly, of the class A-2FL REMIC II regular interest). The notional amount of that swap agreement for any distribution date will equal the total principal balance of the class A-2FL certificates (and, correspondingly, of the class A-2FL REMIC II regular interest) immediately prior to that distribution date. The maturity date of that swap agreement will be the earlier of the rated final distribution date for the class A-2FL certificates and the date on which the notional amount of that swap agreement is zero (including as a result of the termination of the issuing entity). Under the swap agreement relating to the class A-2FL certificates, the issuing entity will generally be obligated to pay to the swap counterparty with respect to each distribution date, out of interest amounts paid or payable, as the case may be, with respect to the class A-2FL REMIC II regular interest, an amount equal to the sum of (i) any prepayment premiums or yield maintenance charges allocable to the class A-2FL REMIC II regular interest and (ii) 1/12th of the product of (A) the notional amount of the swap agreement for that distribution date and (B) 4.949% per annum. The swap counterparty will generally be obligated to pay to the issuing entity with respect to each distribution date an amount equal to the product of (i) the notional amount of the swap agreement for that distribution date, (ii) LIBOR plus 0.120% per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the interest accrual period with respect to the class A-2FL certificates for that distribution date, and the denominator of which is 360.

      If there is an interest shortfall with respect to the class A-2FL REMIC II regular interest, then the amount payable by the issuing entity to the swap counterparty with respect to any distribution date will be reduced by an amount equal to the excess, if any, of (1) 1/12th of the product of (a) 4.949%, multiplied by (b) the notional amount of the swap agreement for that distribution date over (2) the amount of interest distributions with respect to the class A-2FL REMIC II regular interest pursuant to the priority of distributions on that distribution date. As a result, the amount payable by the swap counterparty to the issuing entity with respect to the class A-2FL certificates for the subject distribution date will be reduced (to not less than zero) by the exact same amount as the reduction determined as described in the immediately preceding sentence.

      If the reduction in the amount payable by the issuing entity to the swap counterparty with respect to the class A-2FL certificates for any distribution date, which reduction is determined as described in the prior paragraph, exceeds the total amount payable by the swap counterparty to the issuing entity with respect to the class A-2FL certificates for that distribution date without regard to that reduction, then the swap counterparty will in the future be entitled to be reimbursed by the issuing entity to the extent that such reduction more than offset the payment from the swap counterparty; provided that any such reimbursement payment from the issuing entity will, with respect to any future distribution date, generally be limited to the excess, if any, of (a) the amount of interest distributions with respect to the class A-2FL REMIC II regular interest with respect to that future distribution date, over (b) 1/12th of the product of (i) 4.949% per annum and (ii) the notional amount of the swap agreement for that distribution date.

      Under the swap agreement that relates to the class AJ-FL certificates, the initial notional amount of the swap agreement will be equal to the total initial principal balance of the class AJ-FL certificates (and, correspondingly, of the class AJ-FL REMIC II regular interest). The notional amount of that swap agreement for any distribution date will equal the total principal balance of the class AJ-FL certificates (and, correspondingly, of the class AJ-FL REMIC II regular interest) immediately prior to that distribution date. The maturity date of that swap agreement will be the earlier of the rated final distribution date for the class AJ-FL certificates and the date on which the notional amount of that swap agreement is zero (including as a result of the termination of the issuing entity). Under the swap agreement relating to the class AJ-FL certificates, the issuing entity will generally be obligated to pay to the swap counterparty with respect to each distribution date, out of interest amounts paid or

                                      S-21

payable, as the case may be, with respect to the class AJ-FL REMIC II regular interest, an amount equal to the sum of (i) any prepayment premiums or yield maintenance charges allocable to the class AJ-FL REMIC II regular interest and
(ii) 1/12th of the product of (A) the notional amount of the swap agreement for that distribution date and (B) 5.147% per annum. The swap counterparty will generally be obligated to pay to the issuing entity with respect to each distribution date an amount equal to the product of (i) the notional amount of the swap agreement for that distribution date, (ii) LIBOR plus 0.240% per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the interest accrual period with respect to the class AJ-FL certificates for that distribution date, and the denominator of which is 360.

      If there is an interest shortfall with respect to the class AJ-FL REMIC II regular interest, then the amount payable by the issuing entity to the swap counterparty with respect to any distribution date will be reduced by an amount equal to the excess, if any, of (1) 1/12th of the product of (a) 5.147%, multiplied by (b) the notional amount of the swap agreement for that distribution date over (2) the amount of interest distributions with respect to the class AJ-FL REMIC II regular interest pursuant to the priority of distributions on that distribution date. As a result, the amount payable by the swap counterparty to the issuing entity with respect to the class AJ-FL certificates for the subject distribution date will be reduced (to not less than zero) by the exact same amount as the reduction determined as described in the immediately preceding sentence.

      If the reduction in the amount payable by the issuing entity to the swap counterparty with respect to the class AJ-FL certificates for any distribution date, which reduction is determined as described in the prior paragraph, exceeds the total amount payable by the swap counterparty to the issuing entity with respect to the class AJ-FL certificates for that distribution date without regard to that reduction, then the swap counterparty will in the future be entitled to be reimbursed by the issuing entity to the extent that such reduction more than offset the payment from the swap counterparty; provided that any such reimbursement payment from the issuing entity will, with respect to any future distribution date, generally be limited to the excess, if any, of (a) the amount of interest distributions with respect to the class AJ-FL REMIC II regular interest with respect to that future distribution date, over (b) 1/12th of the product of (i) 5.147% per annum and (ii) the notional amount of the swap agreement for that distribution date.

      Payments by the issuing entity to the swap counterparty, and by the swap counterparty to the issuing entity, as described above in this "--The Swap
Agreements" section will, in general, with respect to each of the A-2FL and
AJ-FL classes, be made on a net basis, and any such amounts paid to or retained by the issuing entity will be available to make payments to the class A-2FL or class AJ-FL certificateholders.

      See "Risk Factors--Risks Relating to the Swap Agreements" and "Description
of the Swap Agreements" in this prospectus supplement.

D. PAYMENTS OF PRINCIPAL

      The class XC, XP, R-I and R-II certificates do not have principal balances and do not entitle their holders to payments of principal. Subject to available funds and the payment priorities described under "--Payments--General" above, however, the holders of each class of principal balance certificates will be entitled to receive a total amount of principal over time equal to the initial principal balance of their particular class. The trustee will be required to make payments of principal in a specified sequential order (in the case of the class A-2FL certificates, through the class A-2FL REMIC II regular interest or, in the case of the class AJ-FL certificates, through the class AJ-FL REMIC II regular interest) to ensure that--

                                      S-22

      o     no payments of principal will be made to the holders of the class E,
            F, G, H, J, K, L, M, N, P, Q or S certificates until the total principal balance of the offered certificates, exclusive of the class XP certificates, is reduced to zero;

      o     no payments of principal will be made to the holders of the class
            AM, AJ, AJ-FL, B, C or D certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates, exclusive of the class XP certificates, is reduced to zero; and

      o     except as described under "--Amortization, Liquidation and Payment
            Triggers" below, payments of principal will be made--

            (i)   to, first, the holders of the class A-1 certificates, until the total principal balance of such certificates is reduced to zero, second, the holders of the class A-2 and class A-2FL certificates, on a pro rata basis by principal balance, until the total principal balance of such certificates is reduced to zero, third, the holders of the class A-3 certificates, until the total principal balance of such certificates is reduced to zero, and fourth, the holders of the class A-SB certificates, until the total principal balance of such certificates is
                  reduced to zero, in an aggregate amount equal to the funds allocated to principal with respect to mortgage loans in loan group 1 and, after the total principal balance of the class
                  A-1A certificates has been reduced to zero, the funds
                  allocated to principal with respect to mortgage loans in loan group 2, provided that, on each distribution date the total principal balance of the class A-SB certificates must, subject to available funds, be paid down, if necessary, to the
                  scheduled principal balance for that class for that
                  distribution date that is set forth on Annex E to this
                  prospectus supplement before any payments of principal are made with respect to the class A-1, A-2, A-2FL and/or A-3
                  certificates, and

            (ii)  to the holders of the class A-1A certificates, until the total principal balance of such certificates is reduced to zero, in an aggregate amount equal to the funds allocated to principal with respect to mortgage loans in loan group 2 and, after the total principal balance of the class A-1, A-2, A-2FL, A-3 and
                  A-SB certificates has been reduced to zero, the funds
                  allocated to principal with respect to mortgage loans in loan group 1.

      In the case of the class A-2FL certificates, any payments of principal will first be made with respect to the class A-2FL REMIC II regular interest, after which corresponding payments of principal will be made to the class A-2FL certificateholders. All distributions of principal with respect to the class
A-2FL REMIC II regular interest will be made to a segregated account or sub-account maintained by the trustee from which they will, in turn, be distributed to the holders of the class A-2FL certificates. The total principal balance of the class A-2FL certificates will equal the total principal balance of the class A-2FL REMIC II regular interest.

      In the case of the class AJ-FL certificates, any payments of principal will first be made with respect to the class AJ-FL REMIC II regular interest, after which corresponding payments of principal will be made to the class AJ-FL certificateholders. All distributions of principal with respect to the class
AJ-FL REMIC II regular interest will be made to a segregated account or sub-account maintained by the trustee from which they will, in turn, be distributed to the holders of the class AJ-FL certificates. The total principal balance of the class AJ-FL certificates will equal the total principal balance of the class AJ-FL REMIC II regular interest.

      The total payments of principal to be made on the principal balance certificates on any distribution date will generally be a function of--

                                      S-23

      o     the amount of scheduled payments of principal due or, in some cases, deemed due on the mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the applicable master servicer or the trustee; and

      o     the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

      However, if the applicable master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance, together with any interest accrued on that advance, that it has determined is not ultimately recoverable out of collections on the related mortgage loan, then that advance, together with interest accrued on that advance, will be reimbursed first out of payments and other collections of principal on all the mortgage loans, thereby reducing the amount of principal otherwise distributable in respect of the principal balance certificates on the related distribution date, prior to being reimbursed out of payments and other collections of interest on all the mortgage loans.

      Additionally, if any advance, together with interest accrued on that advance, with respect to a defaulted mortgage loan remains unreimbursed following the time that the mortgage loan is modified and returned to performing status, then (even though that advance has not been deemed nonrecoverable from collections on the related mortgage loan) the applicable master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement for that advance, with interest, on a monthly basis, out of payments and other collections of principal on all the mortgage loans after the application of those principal payments and collections to reimburse any party for advances that are nonrecoverable on a loan-specific basis as described in the prior paragraph, thereby reducing the amount of principal otherwise distributable in respect of the principal balance certificates on the related distribution date.

      Reimbursements of the advances described in the prior two paragraphs will generally be made first from principal collections on the mortgage loans included in the loan group which includes the mortgage loan in respect of which the advance was made, and if those collections are insufficient to make a full reimbursement, then from principal collections on the mortgage loans in the other loan group. As a result, distributions of principal with respect to the class A-1, A-2, A-3, A-SB or A-1A certificates or the class A-2FL certificates
(through the class A-2FL REMIC II regular interest) may be reduced even if the advances being reimbursed were made in respect of mortgage loans included in the loan group that does not primarily relate to such class of certificates.

      If any advance described above is not reimbursed in whole on any distribution date due to insufficient principal collections and, solely in the case of an advance that is nonrecoverable on a loan-specific basis, interest collections on the mortgage pool during the related collection period, then the portion of that advance which remains unreimbursed will be carried over, and continue to accrue interest, for reimbursement on the following distribution date.

      The payment of certain default-related or otherwise unanticipated expenses with respect to any mortgage loan may reduce the amounts allocable as principal of that mortgage loan and, accordingly, the principal distributions on the principal balance certificates.

      See "Description of the Offered Certificates--Payments--Payments of
Principal" and "--Payments--Priority of Payments" and "--Payments on the Class
A-2FL and AJ-FL Certificates" in this prospectus supplement.

E. AMORTIZATION, LIQUIDATION AND PAYMENT TRIGGERS

      As a result of losses on the mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the total principal balance of the class AM, AJ, AJ-FL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and

                                      S-24

S certificates could be reduced to zero at a time when the class A-1, A-2,
A-2FL, A-3, A-SB and A-1A certificates, or any two or more of those classes, remain outstanding. See "--Description of the Offered Certificates--Allocation
of Losses on the Mortgage Loans and Other Unanticipated Expenses" below. If the total principal balance of the class AM, AJ, AJ-FL, B, C, D, E, F, G, H, J, K,
L, M, N, P, Q and S certificates is reduced to zero at a time when the class
A-1, A-2, A-2FL, A-3, A-SB and A-1A certificates, or any two or more of those classes, remain outstanding, any payments of principal will be distributed to the holders of the outstanding class A-1, A-2, A-2FL, A-3, A-SB and A-1A certificates, pro rata, rather than sequentially, in accordance with their respective principal balances and without regard to loan groups.

F. PAYMENTS OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

      You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans. Any distributions of those amounts would be in addition to the distributions of principal and interest described above.

      If any prepayment premium or yield maintenance charge is collected on any of the mortgage loans, then the trustee will pay that amount in the proportions described under "Description of the Offered Certificates--Payments--Payments of
Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement, to--

      o     the holders of any of the class A-1, A-2, A-2FL, A-3, A-SB, A-1A,
            AM, AJ, AJ-FL, B, C, D, E, F, G, H and/or J certificates that are then entitled to receive (in the case of the holders of the class
            A-2FL certificates, through the class A-2FL REMIC II regular interest and, in the case of the holders of the class AJ-FL certificates, through the class AJ-FL REMIC II regular interest)
            payments of principal with respect to the loan group that includes the prepaid mortgage loan;

      o     the holders of the class XC certificates; and/or

      o     the holders of the class XP certificates.

provided that payments of prepayment premiums and yield maintenance charges to holders of certificates of each of classes A-2FL and AJ-FL will be based on the portion of those items allocable to the corresponding REMIC II regular interest;
and provided, further, that, for so long as a swap agreement is in effect with respect to the class A-2FL or AJ-FL certificates and there is no continuing payment default thereunder, all prepayment premiums and yield maintenance charges allocable to the corresponding REMIC II regular interest will be payable to the related swap counterparty.

      All prepayment premiums and yield maintenance charges payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to certain expenses of the issuing entity and losses realized in respect of the mortgage loans previously allocated to any class of certificates.

      See "Description of the Offered Certificates--Payments--Payments of
Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

G. FEES AND EXPENSES

      The amounts available for distribution on the certificates on any distribution date will generally be reduced by the fees and expenses described below.

      Master Servicers. The master servicers will earn a master servicing fee with respect to each and every mortgage loan held by the issuing entity, including each specially serviced mortgage loan, if any, and each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired as foreclosure

                                      S-25

property as part of the assets of the issuing entity. With respect to each such mortgage loan, the master servicing fee will: (1) generally be calculated for the same number of days and on the same principal amount as interest accrues or is deemed to accrue on that mortgage loan; (2) accrue at an annual rate that ranges, on a loan-by-loan basis, from 0.0200% to 0.0930% per annum; and (3) be payable (a) monthly from amounts allocable as interest with respect to that mortgage loan and/or (b) if the subject mortgage loan and any related foreclosure property has been liquidated on behalf of, among others, the certificateholders, out of general collections on the mortgage pool. Master servicing fees with respect to any mortgage loan will include the primary servicing fees payable by the applicable master servicer to any sub-servicer with respect to that mortgage loan.

      Special Servicer. The special servicer will earn a special servicing fee with respect to each mortgage loan that is being specially serviced or as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity. With respect to each such mortgage loan, the special servicing fee will: (a) accrue for the same number of days and on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; (b) accrue at a special servicing fee rate of 0.35% per annum (but in any event not less than $4,000 per month with respect to any specially serviced mortgage loan and each mortgage loan as to which the corresponding mortgaged real property has been acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default); and (c) be payable monthly from general collections on the mortgage pool.

      The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan that it successfully works out. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it is not returned to special servicing by reason of an actual or reasonably foreseeable default.

      Subject to the exceptions described under "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses--Principal
Special Servicing Compensation" and "--The Principal Recovery Fee" in this prospectus supplement, the special servicer will, in general, be entitled to receive a principal recovery fee with respect to: (a) each specially serviced mortgage loan--or any replacement mortgage loan substituted for it--as to which the special servicer obtains a full or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or foreclosure property as to which the special servicer receives any liquidation proceeds, sale proceeds, insurance proceeds or condemnation proceeds. As to each such specially serviced mortgage loan or foreclosure property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

      Trustee. The trustee will earn a trustee fee, which for any distribution date, will equal one month's interest at 0.0004% per annum with respect to each and every mortgage loan held by the issuing entity, including each specially serviced mortgage loan, if any, and each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity.

      Other Fees and Expenses. The master servicers, the special servicer and the trustee will be entitled to certain other additional compensation and the reimbursement of expenses.

      Further information with respect to the foregoing fees and expenses, including information regarding the general purpose of and the source of payment for these fees and expenses, as well as information regarding other fees and expenses, is set forth under "Description of the Offered Certificates--Fees and
Expenses" in this prospectus supplement.

      Series 2006-LDP8 Fees and Expenses. The applicable master servicer, the special servicer and the trustee under the Series 2006-LDP8 pooling and servicing agreement are each entitled to receive payments of their fees and reimbursements of their expenses as provided in the Series 2006-LDP8 pooling and servicing agreement. Certain fees and expenses payable to the applicable master servicer, the special servicer and the trustee under the

                                      S-26

Series 2006-LDP8 pooling and servicing agreement will be payable first out of collections on the Park La Brea Apartments loan combination and then out of general collections on the other loans included in the Series 2006-LDP8 securitization trust and general collections on the mortgage loans included in the assets of the issuing entity for our series ML-CFC 2006-4 certificates for each securitization trust's pro rata share of fees, costs and expenses related to the servicing of the Park La Brea Apartments loan combination.

      The foregoing fees and expenses will generally be payable prior to distribution on the offered certificates. If any of the foregoing fees and expenses are identified as being payable out of a particular source of funds, then the subject fee or expense, as the case may be, will be payable out of that particular source of funds prior to any application of those funds to make payments with respect to the offered certificates. In addition, if any of the foregoing fees and expenses are identified as being payable out of general collections with respect to the mortgage pool, then the subject fee or expense, as the case may be, will be payable out of those general collections prior to any application of those general collections to make payments with respect to the offered certificates.

ALLOCATION OF LOSSES ON THE MORTGAGE LOANS AND OTHER UNANTICIPATED EXPENSES

      Because of losses on the mortgage loans, reimbursements of advances determined to be nonrecoverable on a loan-specific basis and/or default-related and other unanticipated expenses of the issuing entity (such as interest on advances, special servicing fees, workout fees and principal recovery fees), the total principal balance of the mortgage pool, less any related outstanding advances of principal, may fall below the total principal balance of the principal balance certificates. For purposes of this determination only, effect will not be given to any reductions of the principal balance of any mortgage loan for payments of principal collected on the mortgage loans that were used to reimburse any advances outstanding after a workout of another mortgage loan to the extent those advances are not otherwise determined to be nonrecoverable on a loan-specific basis. If and to the extent that those losses, reimbursements and expenses cause the total principal balance of the mortgage pool, less any related outstanding advances of principal, to be less than the total principal balance of the principal balance certificates following the payments made on the certificates on any distribution date, the total principal balances of the following classes of principal balance certificates (or, in the case of the reference to "A-2FL" below, the class A-2FL REMIC II regular interest and, in the case of the reference to "AJ-FL" below, the class AJ-FL REMIC II regular interest) will be successively reduced in the following order, until the deficit is eliminated:

                                      S-27

                 REDUCTION ORDER                CLASS
              ----------------------  --------------------------
                        1                         S
                        2                         Q
                        3                         P
                        4                         N
                        5                         M
                        6                         L
                        7                         K
                        8                         J
                        9                         H
                       10                         G
                       11                         F
                       12                         E
                       13                         D
                       14                         C
                       15                         B
                       16                    AJ and AJ-FL
                       17                         AM
                       18             A-1, A-2, A-2FL, A-3, A-SB
                                               and A-1A

      Any reduction to the total principal balances of the class A-1, A-2, A-3,
A-SB and A-1A certificates and the class A-2FL REMIC II regular interest will be made on a pari passu and pro rata basis in accordance with the relative sizes of those principal balances, without regard to loan groups.

      Although losses on the mortgage loans, extraordinary expenses and available funds shortfalls will not be directly allocated to the class A-2FL and/or AJ-FL certificates, such losses and shortfalls may be allocated to the class A-2FL REMIC II regular interest or the class AJ-FL REMIC II regular interest, as the case may be, in reduction of the total principal balance thereof, and the amount of its interest entitlement, respectively. Any decrease in the total principal balance of the class A-2FL REMIC II regular interest or the class AJ-FL REMIC II regular interest will result in a corresponding decrease in the total principal balance of the class A-2FL certificates or the class AJ-FL, as applicable, and any interest shortfalls suffered by the class
A-2FL REMIC II regular interest or the class AJ-FL REMIC II regular interest (in each case for whatever reason) will reduce the amount of interest distributed on the class A-2FL certificates or the class AJ-FL certificates, as applicable, to the extent described in this prospectus supplement.

      See "Description of the Offered Certificates--Reductions to Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

      Except as described below, each master servicer will be required to make advances of principal and/or interest due on the mortgage loans master serviced
(which, in the case of Midland Loan Services, Inc., includes the Park La Brea
Apartments trust mortgage loan) by that master servicer with respect to any delinquent monthly payments, other than balloon payments. In addition, the trustee must make any of those advances that the applicable master servicer is required but fails to make. As described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at a published prime rate, as described in that section of this prospectus supplement.

                                      S-28

      Notwithstanding the foregoing, none of the master servicers or the trustee will be required to make any advance that it determines, in its reasonable judgment, will not be recoverable (together with interest accrued on that advance) from proceeds of the related mortgage loan. The trustee will be entitled to rely on any determination of nonrecoverability made by a master servicer. The special servicer may also determine that any interest and/or principal advance made or proposed to be made by a master servicer or the trustee is not or will not be, as applicable, recoverable, together with interest accrued on that advance, from proceeds of the mortgage loan to which that advance relates, and the applicable master servicer and the trustee will be entitled to rely on any determination of nonrecoverability made by the special servicer and will be required to act in accordance with that determination. The special servicer, however, will not have the right to determine as recoverable any advance that has been determined by the applicable master servicer to be nonrecoverable.

      In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Mortgage Loans--Required Appraisals" in, and describe in the glossary to, this prospectus supplement occur or exist with respect to any mortgage loan or the mortgaged real property for that mortgage loan
(excluding the Park La Brea Apartments trust mortgage loan), the special servicer will be obligated to obtain a new appraisal or, at the special servicer's option in cases involving mortgage loans with relatively small principal balances, conduct a valuation of that property. If, based on that appraisal or other valuation, subject to the discussion below regarding the loan combinations, it is determined that:

      o     the sum of the principal balance of the subject mortgage loan plus other delinquent amounts due under the subject mortgage loan exceeds

      o     an amount generally equal to:

            1.    90% of the new estimated value of the related mortgaged real property, which value may be reduced by the special servicer based on its review of the related appraisal and other
                  relevant information; plus

            2.    certain other amounts, such as escrow funds,

then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced in the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, which will be deemed to be reduced by any outstanding advances of principal in respect of that mortgage loan. In the event advances of interest are so reduced, funds available to make payments on the certificates then outstanding will be reduced.

      The calculation of any appraisal reduction amount in respect of any trust mortgage loan that is part of a loan combination will take into account the related B-note loan, which is not held by the issuing entity. The special servicer will determine on a monthly basis whether an appraisal reduction amount exists with respect to any of those loan combinations based on a calculation that generally treats the subject loan combination as if it were a single mortgage loan. Any resulting appraisal reduction amount with respect to any of those loan combinations will be allocated, first to the related B-note loan (up to the amount of the outstanding principal balance of that B-note loan), and then to the related mortgage loan held by the issuing entity. The amount of advances of interest on each of the mortgage loans held by the issuing entity that is part of a loan combination will be reduced so as to take into account any appraisal reduction amount allocable to the subject mortgage loan.

      In the case of the Park La Brea Apartments trust mortgage loan, if adverse events or circumstances similar to those referred to above occur or exist with respect to the Park La Brea Apartments loan combination, the Series 2006-LDP8 special servicer will be similarly required to obtain a new appraisal and determine, in a manner similar to the foregoing discussion, whether an appraisal reduction amount exists with respect to the Park La Brea Apartments loan combination, which would be treated as a single mortgage loan for those purposes, taking into account the Park La Brea Apartments pari passu non-trust loan. Any resulting appraisal reduction amount with

                                      S-29

respect to the Park La Brea Apartments loan combination will be allocated to the
Park La Brea Apartments trust mortgage loan and the Park La Brea Apartments pari passu non-trust loan, on a pari passu basis. The interest portion of any advance in respect of a delinquent debt service payment with respect to the Park La Brea
Apartments trust mortgage loan will be reduced as a result of an appraisal reduction amount determined by the Series 2006-LDP8 master servicer being allocated to that mortgage loan.

      None of the master servicers or the trustee will be required to make advances of principal and/or interest with respect to any mortgage loan that is not held by the issuing entity.

      See "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments and Reimbursement of Advances" and "Servicing of
the Mortgage Loans--Required Appraisals" in this prospectus supplement. See also
"Description of the Governing Documents--Advances" in the accompanying base prospectus.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date, the trustee will make available on its internet website, initially located at www.etrustee.net, or provide on request, to the registered holders of the offered certificates, a monthly report substantially in the form of Annex D to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the certificateholders on that distribution date and the performance of the mortgage loans and the mortgaged real properties.

      You may also review on the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the mortgage loans and the mortgaged real properties for those loans.

      See "Description of the Offered Certificates--Reports to
Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL AND OTHER TERMINATION

      Specified parties to the transaction may purchase all of the mortgage loans and any foreclosure properties held by the issuing entity, and thereby terminate the issuing entity, when the aggregate principal balance of the mortgage loans, less any outstanding advances of principal, is less than approximately 1.0% of the initial mortgage pool balance.

      In addition, if, following the date on which the total principal balance of the offered certificates is reduced to zero, all of the remaining certificates, including the class XP certificates (but excluding the class R-I and R-II certificates) are held by the same certificateholder, the issuing entity may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates (other than the class R-I and R-II certificates) for all the mortgage loans and any foreclosure properties held by the issuing entity at the time of exchange.

      See "Description of the Offered Certificates--Termination" in this prospectus supplement.

              THE MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL

      In this section, we provide summary information with respect to the mortgage loans that we intend to transfer to the issuing entity. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                      S-30

      o     "Description of the Mortgage Pool";

      o     "Risk Factors--Risks Related to the Mortgage Loans";

      o     Annex A-1--Certain Characteristics of the Mortgage Loans;

      o     Annex A-2--Certain Statistical Information Regarding the Mortgage
            Loans;

      o     Annex A-3--Sonic Automotive II Amortization Schedule;

      o     Annex A-4--Sonoma Ridge Apartments Amortization Schedule;

      o     Annex A-5--Elm Ridge Center Amortization Schedule;

      o     Annex A-6--Mortgage Pool Prepayment Profile;

      o     Annex B--Certain Characteristics Regarding Multi-family Properties;
            and

      o     Annex C--Description of the ten largest mortgage loans and/or groups of cross-collateralized mortgage loans.

      When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to be transferred to the issuing entity, please note that--

      o     all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

      o     all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

      o     all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances;

      o     unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per unit of mortgaged real property of the Park La Brea
            Apartments trust mortgage loan, in which case, the Park La Brea
            Apartments pari passu non-trust loan is taken into account), statistical information presented in this prospectus supplement with respect to any mortgage loan held by the issuing entity that is part of a loan combination excludes the related non-trust loan, which is not held by the issuing entity;

      o     statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as 5% larger or smaller than indicated;

      o     the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

      o     when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this prospectus supplement.

                                      S-31

SUBSTITUTIONS, ACQUISITIONS AND REMOVALS OF MORTGAGE LOANS

      On or prior to the date of initial issuance of the offered certificates, we will acquire the mortgage loans from the sponsors and will transfer the mortgage loans to the issuing entity. Except as contemplated in the following paragraphs regarding the replacement of a defective mortgage loan, no mortgage loan may otherwise be added to the assets of the issuing entity.

      Each sponsor, with respect to each mortgage loan transferred by it to us for inclusion in the assets of the issuing entity, will:

      o     make, as of the date of initial issuance of the offered
            certificates, and subject to any applicable exceptions, the representations and warranties generally described under
            "Description of the Mortgage Pool--Representations and Warranties"
            in this prospectus supplement; and

      o     agree to deliver the loan documents described under "Description of the Mortgage Pool--Assignment of the Mortgage Loans" in this prospectus supplement.

      If there exists a breach of any of those representations and warranties, or if there exists a document defect with respect to any mortgage loan, which breach or document defect materially and adversely affects the value of the subject mortgage loan or the interests of the certificateholders, and if that breach or document defect is not cured within the period contemplated under
"Description of the Mortgage Pool--Repurchases and Substitutions" in this prospectus supplement, then the affected mortgage loan will be subject to repurchase or substitution as described under "Description of the Mortgage
Pool--Repurchases and Substitutions" in this prospectus supplement.

      If any mortgage loan experiences payment defaults similar to the payment defaults that would result in a transfer of servicing from the applicable master servicer to the special servicer, then it will be subject to a fair value purchase option on the part of the special servicer, the holder--or, if applicable, the beneficial owner--of certificates representing the largest percentage interest of voting rights allocated to the controlling class or an assignee of the foregoing, as described under "Servicing of the Mortgage
Loans--Realization Upon Defaulted Mortgage Loans--Fair Value Call" in this prospectus supplement.

      If, in the case of any mortgage loan held by the issuing entity, there exists additional debt that is secured by the related mortgaged real property or by an interest in the related borrower, which additional debt is not held by the issuing entity, then the lender on that additional debt may be entitled to acquire that mortgage loan--generally at a price no less than the unpaid principal balance of the subject mortgage loan, plus interest, exclusive of default interest, accrued thereon--upon the occurrence of a default or, in some cases, a reasonably foreseeable default.

      The issuing entity will be subject to optional termination as discussed under "Description of the Offered Certificates--Termination" in this prospectus supplement.

PAYMENT AND OTHER TERMS

      Each of the mortgage loans is the obligation of a borrower to repay a specified sum with interest. Each of the mortgage loans is secured by a first mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties. Each mortgage lien will be subject to the limited permitted encumbrances that we describe in the glossary to this prospectus supplement.

                                      S-32

      All of the mortgage loans are or should be considered nonrecourse. None of the mortgage loans is insured or guaranteed by any governmental agency or instrumentality, by any private mortgage insurer, by any sponsor or by any of the parties to the pooling and servicing agreement.

      Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement.
The mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the mortgage loan.

A. Partial Interest-Only Balloon Loans

      One hundred seventeen (117) of the mortgage loans, representing approximately 32.9% of the initial mortgage pool balance (94 mortgage loans in loan group 1, representing approximately 33.6% of the initial loan group 1 balance, and 23 mortgage loans in loan group 2, representing approximately 29.4%
of the initial loan group 2 balance), require:

      o     the payment of interest only on each due date until the expiration of a designated period;

      o     the amortization of principal following the expiration of that interest-only period based on an amortization schedule that is significantly longer than its remaining term to stated maturity; and

      o     a substantial payment of principal on its maturity date.

      In the case of one (1) mortgage loan (loan number 30), there is an initial amortization period before the interest-only period commences.

B. Interest-Only Balloon Loans

      Fifty-one (51) of the mortgage loans, representing approximately 46.7% of the initial mortgage pool balance (47 mortgage loans in loan group 1, representing approximately 44.5% of the initial loan group 1 balance, and four
(4) mortgage loans in loan group 2, representing approximately 57.2% of the initial loan group 2 balance), require the payment of interest only until the related maturity date and provide for the repayment of the entire principal balance on the related maturity date.

C. Amortizing Balloon Loans

      One hundred nine (109) of the mortgage loans, representing approximately
20.2% of the initial mortgage pool balance (88 mortgage loans in loan group 1, representing approximately 21.6% of the initial loan group 1 balance, and 21 mortgage loans in loan group 2, representing approximately 13.4% of the initial loan group 2 balance), provide for:

      o     no interest-only period;

      o     an amortization schedule that is significantly longer than its remaining term to stated maturity; and

      o     a substantial payment of principal on its maturity date.

      These 109 balloon mortgage loans do not include any of the balloon mortgage loans described under "--Partial Interest-Only Balloon Loans" above or
"--Interest-Only Balloon Loans" above.

                                      S-33

D. Fully Amortizing Loans

      Two (2) of the mortgage loans, representing approximately 0.2% of the initial mortgage pool balance and approximately 0.3% of the initial loan group 1 balance, each have a payment schedule that provides for the payment of principal on the subject mortgage loan substantially in full by its maturity date.

LOAN COMBINATIONS

      Three (3) mortgage loans are, in each case, part of a loan combination comprised of two (2) or more mortgage loans that are obligations of the same borrower, only one of which will be transferred to the issuing entity. The remaining mortgage loan in each loan combination will not be transferred to the issuing entity, however all of the mortgage loans in the subject loan combination are together secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. In the case of each such loan combination, the mortgage loan that will not be transferred to the issuing entity is subordinate or pari passu (as indicated in the table below) in right of payment with the mortgage loan in the same loan combination that has been transferred to the issuing entity, to the extent set forth in the related co-lender or intercreditor agreement. All of the mortgage loans comprising a given loan combination are cross-defaulted with each other.

      The following mortgage loans are each part of a loan combination:

---------------------------------------------------------------------------------------------
                                                                 ORIGINAL          ORIGINAL
                                                                PRINCIPAL         PRINCIPAL
                                                                BALANCE OF        BALANCE OF
                                                                 RELATED           RELATED
 MORTGAGED REAL PROPERTY NAME    CUT-OFF DATE   % OF INITIAL    PARI PASSU          B-NOTE
 (AS IDENTIFIED ON ANNEX A-1      PRINCIPAL       MORTGAGE      NON-TRUST         NON-TRUST
TO THIS PROSPECTUS SUPPLEMENT)     BALANCE      POOL BALANCE     LOAN(S)           LOAN(S)
---------------------------------------------------------------------------------------------

Park La Brea Apartments         $ 387,500,000       8.6%      $ 387,500,000           N/A
---------------------------------------------------------------------------------------------
Konover Hotel Portfolio         $  67,000,000       1.5%            N/A           $ 4,000,000
---------------------------------------------------------------------------------------------
93-20 Roosevelt Avenue          $  11,134,678       0.2%            N/A           $   718,750
---------------------------------------------------------------------------------------------

      See "Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans constituting such loan combination. Also, see
"Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement.

DELINQUENCY STATUS

      None of the mortgage loans was 30 days or more delinquent with respect to any monthly debt service payment as of its cut-off date or at any time since the date of its origination. None of the mortgage loans has experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

PREPAYMENT LOCK-OUT PERIODS

      Except as described under "Description of the Mortgage Pool--Terms and
Conditions of the Mortgage Loans--Prepayment Lock-out Periods" in this prospectus supplement with respect to two (2) mortgage loans (loan numbers 2 and
145), the mortgage loans restrict prepayment for a particular period commonly referred to as a lock-out period and, in most cases (see "--Defeasance" below), a period during which the subject mortgage loan may be defeased but not prepaid.
The weighted average remaining lock-out period and defeasance period of the mortgage loans that provide for a lock-out period or for both lock-out and defeasance periods, is approximately 93 payment periods.

                                      S-34

DEFEASANCE

      Two hundred sixty-three (263) of the mortgage loans, representing approximately 92.0% of the initial mortgage pool balance (222 mortgage loans in loan group 1, representing approximately 92.5% of the initial loan group 1 balance, and 41 mortgage loans in loan group 2, representing approximately 89.7%
of the initial loan group 2 balance), permit the related borrower, under certain conditions, to obtain a full or, in some cases, a partial release of the related mortgaged real property from the mortgage lien by delivering U.S. Treasury obligations or other non-callable government securities as substitute collateral
(or in some cases, other non-callable instruments meeting certain requirements
(including that delivering such instruments as substitute collateral would not result in adverse tax or ratings consequences to the issuing entity or the certificates) specified in the related mortgage loan documents). The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all debt service payments on the defeased mortgage loan or portion thereof or allocated to the related mortgaged real property, including any balloon payment. Except as indicated in the following sentence, none of these mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the certificates. In the case of the Park La
Brea Apartments loan combination, a REMIC election was made with respect to the
Park La Brea Apartments trust mortgage loan on the closing date of the Series
2006-LDP8 securitization (which occurred on September 28, 2006), and defeasance is permitted following the second anniversary of that closing date.

PREPAYMENT CONSIDERATION

      Twenty four (24) of the mortgage loans, representing approximately 17.9%
of the initial mortgage pool balance (12 mortgage loans in loan group 1, representing approximately 8.3% of the initial loan group 1 balance, and 12 mortgage loans in loan group 2, representing approximately 63.0% of the initial loan group 2 balance), provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term and, in all but two (2) cases (loan numbers 2 and 145), following an initial prepayment lock-out period. See "Description of the Mortgage Pool--Terms and Conditions of
the Mortgage Loans--Prepayment Consideration" in this prospectus supplement.

      In the case of two (2) of the 24 mortgage loans referred to above (loan numbers 1 and 65), the related borrower may either prepay the mortgage loan with prepayment consideration (i.e. a yield maintenance amount or a prepayment premium, as provided in the related loan documents) or defease the mortgage loan following the initial lockout period (except that, in the case of the Park La
Brea Apartments loan combination, for the first month following the initial lock-out period, only prepayment with prepayment consideration is permitted).

      In the case of four (4) of the 24 mortgage loans (loan numbers 99, 128,
231 and 261), the related loan documents provide for an initial lock out period followed by a period during which the subject mortgage may be prepaid with prepayment consideration, provided that in the event the cost to fully defease any of those mortgage loans would be less than the prepayment consideration, the related borrower will be required to defease the mortgage loan to obtain a release of the related mortgaged real property.

      In the case of one (1) of the 24 mortgage loans (loan number 145), the related loan documents provide for an initial period during which the subject mortgage loan may be prepaid with prepayment consideration, followed by a period during which the mortgage loan may only be defeased.

      In the case of one (1) of the 24 mortgage loans (loan number 203), the related loan documents provide for an initial lock out period followed by a period which the subject mortgage loan may only be defeased followed by a period where the mortgage loan may be prepaid with prepayment consideration.

                                      S-35

ADDITIONAL STATISTICAL INFORMATION

      The mortgage pool will have the following general characteristics as of the cut-off date:

                                                                        MORTGAGE POOL       LOAN GROUP 1      LOAN GROUP 2
                                                                       ---------------    ---------------    --------------

Initial mortgage pool/loan group balance                                $4,522,709,155     $3,732,868,568      $789,840,587
Number of mortgage loans                                                           279                231                48
Number of mortgaged real properties                                                338                284                54
Percentage of investment grade, shadow rated loans (mortgage loan                 1.1%               1.3%              0.0%
no. 17)(1)
Average cut-off date principal balance                                      16,210,427         16,159,604        16,455,012
Largest cut-off date principal balance                                     387,500,000        225,000,000       387,500,000
Smallest cut-off date principal balance                                        759,360            759,360           914,000
Weighted average mortgage interest rate                                        5.8791%            5.8475%           6.0287%
Highest mortgage interest rate                                                 6.8600%            6.8600%           6.8000%
Lowest mortgage interest rate                                                  4.6500%            5.2430%           4.6500%
Number of cross-collateralized loans                                                12                 10                 2
Cross-collateralized loan groups as a percentage of initial                       5.7%               6.4%              2.1%
mortgage pool/loan group balance
Number of multi-property mortgage loans                                             16                 14                 2
Multi-property mortgage loans as a percentage of initial mortgage                13.1%              15.3%              2.6%
pool/loan group balance
Weighted average underwritten debt service coverage ratio (2)(3)                 1.34x              1.35x             1.29x
Highest underwritten debt service coverage ratio (2)                             3.01x              3.01x             1.43x
Lowest underwritten debt service coverage ratio(2)                               1.10x              1.10x             1.12x
Weighted average cut-off date loan-to-value ratio(2)(3)                          70.0%              70.8%             66.0%
Highest cut-off date loan-to-value ratio(2)                                      83.0%              80.2%             83.0%
Lowest cut-off date loan-to-value ratio(2)                                       32.2%              32.2%             49.9%
Weighted average original term to maturity (months)                                108                106               118
Longest original term to maturity (months)                                         216                180               216
Shortest original term to maturity (months)                                         60                 60                60
Weighted average remaining term to maturity (months)                               106                104               115
Longest remaining term to maturity (months)                                        213                178               213
Shortest remaining term to maturity (months)                                        54                 54                55

__________________________
(1)   It has been confirmed to us by each of Moody's and S&P, in accordance with their respective methodologies, that loan number 17 has credit characteristics consistent with an investment grade-rated obligation.

(2)   In the case of certain mortgage loans, the related debt service coverage ratio and/or loan-to-value ratio was calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See the footnotes to Annex A-1 to this prospectus supplement for more information regarding the calculations of debt service coverage ratios and loan-to-value ratios with respect to the mortgage loans referred to above.

(3)   In the case of the Park La Brea Apartments trust mortgage loan, the debt service coverage ratio and the cut-off date loan-to-value ratio were determined taking into consideration, in the case of the debt service coverage ratio, the aggregate annualized amount of debt service that will be payable under the Park La Brea Apartments trust mortgage loan and the
      Park La Brea Apartments pari passu non-trust loan and, in the case of the cut-off date loan-to-value ratio, the cut-off date principal balance of the Park La Brea Apartments trust mortgage loan and the Park La Brea
      Apartments pari passu non-trust loan.

PROPERTY TYPE

      The table below shows the number of and the total cut-off date principal balance and percentages of the initial mortgage pool balance, the loan group 1 balance and the loan group 2 balance, respectively, secured by mortgaged real properties operated primarily for each indicated purpose:

                                      S-36

                                                                         % OF
                                    NUMBER OF           TOTAL          INITIAL
                                    MORTGAGED        CUT-OFF DATE      MORTGAGE     % OF INITIAL     % OF INITIAL
                                       REAL           PRINCIPAL          POOL       LOAN GROUP 1     LOAN GROUP 2
        PROPERTY TYPES              PROPERTIES        BALANCE(1)      BALANCE(1)      BALANCE(1)      BALANCE(1)
---------------------------------  ------------   -----------------  ------------   -------------   --------------

Retail                                  148       $   2,182,107,348      48.2%          58.5%              0.0%
  Retail-Anchored                        70           1,734,438,177      38.3           46.5               0.0
  Retail-Unanchored                      63             307,332,197       6.8            8.2               0.0
  Retail-Single Tenant                    9             109,825,528       2.4            2.9               0.0
  Retail-Shadow-Anchored(2)               6              30,511,445       0.7            0.8               0.0
Multifamily                              67             882,191,881      19.5            2.5             100.0
  Multifamily                            61             846,494,365      18.7            2.1              97.3
  Manufactured Housing                    6              35,697,516       0.8            0.4               2.7
    Communities
Office(3)                                42             748,166,898      16.5           20.0               0.0
Hospitality                              37             395,791,650       8.8           10.6               0.0
Mixed Use                                16             147,579,505       3.3            4.0               0.0
Industrial                                9              86,584,256       1.9            2.3               0.0
Self Storage                             17              72,914,436       1.6            2.0               0.0
Other                                     2               7,373,181       0.2            0.2               0.0
                                   ------------   -----------------  ------------   -------------   --------------
TOTAL                                   338       $   4,522,709,155     100.0%         100.0%            100.0%
                                   ============   =================  ============   =============   ===============

__________________________
(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)   A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(3)   In the case of four (4) mortgage loans (loan numbers 120, 160, 194 and
      249), the related mortgaged real properties are medical offices, some of which include a surgical center tenant.

PROPERTY LOCATION

      The mortgaged real properties are located in 41 states and the District of
Columbia. The following table sets forth the indicated information regarding those states where 5% or more of mortgaged real properties, based on allocated loan balance, are located.

                             NUMBER OF            TOTAL
                             MORTGAGED         CUT-OFF DATE        % OF INITIAL      % OF INITIAL     % OF INITIAL
                               REAL             PRINCIPAL            MORTGAGE        LOAN GROUP 1     LOAN GROUP 2
         STATE              PROPERTIES          BALANCE(1)        POOL BALANCE(1)     BALANCE(1)       BALANCE(1)
-------------------------  ------------    -----------------     ----------------   --------------   --------------

California                       80        $   1,475,626,223          32.6%             28.2%             53.8%
  Southern(2)                    57            1,155,765,003          25.6              20.1              51.3
  Northern(2)                    23              319,861,220           7.1               8.0               2.5
Texas                            40              544,212,058          12.0              11.2              15.9
Illinois                          9              434,292,848           9.6              11.6               0.0
Other                           209            2,068,578,026          45.7              49.0              30.3
                           ------------    -----------------     ----------------   --------------   --------------
TOTAL                           338        $   4,522,709,155         100.0%            100.0%            100.0%
                           ============    =================     ================   ==============   ==============

__________________________
(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

                                      S-37

(2)   For purposes of determining whether a mortgaged real property is located in Northern California or Southern California, Northern California
      includes areas with zip codes of 93600 and above, and Southern California includes areas with zip codes below 93600.

ENCUMBERED INTERESTS

      The table below shows the number of, as well as the total cut-off date principal balance and percentage of the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance, respectively, secured by mortgaged real properties for which the significant encumbered interest is as indicated:

    ENCUMBERED
  INTEREST IN THE          NUMBER OF             TOTAL            % OF INITIAL      % OF INITIAL   % OF INITIAL
  MORTGAGED REAL           MORTGAGED          CUT-OFF DATE          MORTGAGE        LOAN GROUP 1   LOAN GROUP 2
     PROPERTY           REAL PROPERTIES   PRINCIPAL BALANCE(1)   POOL BALANCE(1)     BALANCE(1)     BALANCE(1)
----------------------  ---------------   --------------------   ---------------    ------------   ------------

Fee(2)                         328        $     4,283,200,150          94.7%            93.6%         100.0%
Leasehold                        6                178,939,005           4.0              4.8            0.0
Fee/Leasehold                    4                 60,570,000           1.3              1.6            0.0
                        ---------------   --------------------   ---------------    ------------   ------------
TOTAL                          338        $     4,522,709,155         100.0%           100.0%         100.0%
                        ===============   ====================   ===============    ============   ============

______________________
(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)   In circumstances where both the fee interest and the overlapping leasehold interest in a mortgaged real property are encumbered, a mortgage loan is considered to be secured by the fee interest in the subject mortgaged real property.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES

      The trustee or its agent will make elections to treat designated portions of the assets of the issuing entity as two separate real estate mortgage investment conduits or REMICs under sections 860A through 860G of the Internal
Revenue Code of 1986, as amended. The designations for each of those two REMICs are as follows:

      o     REMIC I, the lower tier REMIC, which will consist of, among other things--

      1.    the mortgage loans (or, in the case of the Park La Brea Apartments mortgage loan, the regular interest in the individual loan REMIC),
            and

      2.    various other related assets; and

      o     REMIC II, which will hold the non-certificated regular interests in
            REMIC I.

      The class R-I and R-II certificates will represent the respective residual interests in those REMICs.

      Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes.

      The class A-2FL REMIC II regular interest, the class AJ-FL REMIC II regular interest, the swap agreements and the trustee's floating rate account, will constitute one or more grantor trusts for federal income tax purposes. The offered certificates (exclusive of the class A-2FL and AJ-FL certificates), the class A-2FL REMIC II regular interest and the class AJ -FL REMIC II regular interest will be treated as regular interests in REMIC II.

                                      S-38

This means that they will be treated as newly issued debt instruments for federal income tax purposes. The class A-2FL certificates will represent undivided beneficial ownership interests in the class A-2FL REMIC II regular interest, the related swap agreement and the applicable sub-account of the trustee's floating rate account. The class AJ-FL certificates will represent undivided beneficial ownership interests in the class AJ-FL REMIC II regular interest, the related swap agreement and the applicable sub-account of the trustee's floating rate account. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates (exclusive of the class A-2FL and AJ-FL certificates) will not represent any interest in the grantor trusts referred to above.

      The class A-1 and XP certificates will be issued with original issue discount. The other classes of offered certificates will not be issued with original issue discount and may be treated as having been issued at a premium.
If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

      The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for
U.S. federal income tax purposes, will be that, subsequent to any date of determination--

      o     no mortgage loan will otherwise be prepaid prior to maturity, and

      o     there will be no extension of maturity for any mortgage loan.

      However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all.

      For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying base prospectus.

ERISA CONSIDERATIONS

      We anticipate that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, employee benefit plans and other retirement plans or arrangements subject to--

      o     Title I of the Employee Retirement Income Security Act of 1974, as
            amended, or

      o     section 4975 of the Internal Revenue Code of 1986, as amended,

will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon individual prohibited transaction exemptions granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated and
Countrywide Securities Corporation by the U.S. Department of Labor plus, in the case of the class A-2FL and AJ-FL certificates, satisfaction of the conditions of any available investor-based exemption.

      If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement subject to Title I of ERISA or section 4975 of the Internal
Revenue Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" in this prospectus supplement and in the accompanying base prospectus.

LEGAL INVESTMENT

      The offered certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                      S-39

      All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See "Legal Investment" in this prospectus supplement and in the accompanying base prospectus.

INVESTMENT CONSIDERATIONS

      The rate and timing of payments and other collections of principal on or with respect to the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-2FL, A-3 and A-SB certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on or with respect to the mortgage loans in loan group 2 -- may affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-2FL, A-3 and A-SB certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on or with respect to the mortgage loans in loan group 2 -- could result in a lower than anticipated yield. In the case of the class XP certificates and the offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-2FL, A-3 and
A-SB certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on or with respect to the mortgage loans in loan group 2 -- could result in a lower than anticipated yield.

      The yield on the class A-2FL and AJ-FL certificates will be highly sensitive to changes in the level of LIBOR.

      If you are contemplating the purchase of class XP certificates, you should be aware that--

      o     the yield to maturity on those certificates will be highly sensitive to the rate and timing of principal prepayments and other
            liquidations on or with respect to the mortgage loans,

      o     a faster than anticipated rate of payments and other collections of principal on the mortgage loans could result in a lower than anticipated yield with respect to those certificates, and

      o     an extremely rapid rate of prepayments and/or other liquidation on or with respect to the mortgage loans could result in a substantial loss of your initial investment with respect to those certificates.

      When trying to determine the extent to which payments and other collections of principal on the mortgage loans will adversely affect the yields to maturity of the class XP certificates, you should consider what the respective components of the total notional amount of that class of certificates are and how payments and other collections of principal on the mortgage loans are to be applied to the respective total principal balances (or portions thereof) of the principal balance certificates that make up those components.

      The yield on each of the class A-2FL and AJ-FL certificates, as well as any offered certificate with a variable or capped pass-through rate, could also be adversely affected if the mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

      In addition, depending on timing and other circumstances, the pass-through rate for the class XP certificates may vary with changes in the relative sizes of the total principal balances of the class A-1, A-2, A-2FL, A-3, A-SB, A-1A,
AM, AJ, AJ-FL, B, C, D, E, F, G, H, J, K, L and M certificates. See "Yield and
Maturity Considerations" in this prospectus supplement and in the accompanying base prospectus.

                                      S-40

                                  RISK FACTORS

      The offered certificates are not suitable investments for all investors.
In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

      The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying base prospectus in the context of your financial situation.

      YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THOSE SET FORTH
UNDER "RISK FACTORS" IN THE ACCOMPANYING BASE PROSPECTUS, IN DECIDING WHETHER TO
PURCHASE ANY OFFERED CERTIFICATES. THE "RISK FACTORS" SECTION IN THE
ACCOMPANYING BASE PROSPECTUS INCLUDES A NUMBER OF GENERAL RISKS ASSOCIATED WITH
MAKING AN INVESTMENT IN THE OFFERED CERTIFICATES.

      THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND UNDER "RISK FACTORS" IN
THE ACCOMPANYING BASE PROSPECTUS ARE NOT THE ONLY ONES RELATING TO YOUR OFFERED
CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR
THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

      THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT
INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM
THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN
FACTORS, INCLUDING THE RISKS DESCRIBED BELOW, ELSEWHERE IN THIS PROSPECTUS
SUPPLEMENT AND IN THE ACCOMPANYING BASE PROSPECTUS.

      IF ANY OF THE FOLLOWING EVENTS OR CIRCUMSTANCES IDENTIFIED AS RISKS
ACTUALLY OCCUR OR MATERIALIZE, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY
AFFECTED.

                    RISKS RELATED TO THE OFFERED CERTIFICATES

THE CLASS AM, AJ, AJ-FL, B, C AND D CERTIFICATES ARE SUBORDINATE TO, AND ARE
THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-2FL, A-3, A-SB AND A-1A
CERTIFICATES

      If you purchase class AM, AJ, AJ-FL, B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates and to the class XC certificates. As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of certificates.

      When making an investment decision, you should consider, among other things--

      o     the payment priorities of the respective classes of the
            certificates;

      o     the order in which the principal balances of the respective classes of the certificates with principal balances will be reduced in connection with losses and default-related shortfalls; and

      o     the characteristics and quality of the mortgage loans.

      See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable", "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered

                                      S-41

Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those
Certificates" in the accompanying base prospectus.

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

      If you purchase any of the offered certificates that are expected to have relatively longer weighted average lives, or if you purchase any of the class XP certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates that are expected to have relatively shorter weighted average lives. See "Risk Factors--Changes in Pool Composition Will
Change the Nature of Your Investment" in the accompanying base prospectus.

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY AND MAY EXPERIENCE
FLUCTUATIONS IN MARKET VALUE UNRELATED TO THE PERFORMANCE OF THE MORTGAGE LOANS

      Your offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of your offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. The market value of your offered certificates also may be affected by many other factors, including the then prevailing interest rates and market perceptions of risks associated with commercial mortgage lending, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your
Offered Certificates and May Have an Adverse Effect on the Market Value of Your
Offered Certificates" and "--The Market Value of Your Offered Certificates May
Be Adversely Affected by Factors Unrelated to the Performance of Your Offered
Certificates and the Underlying Mortgage Assets, such as Fluctuations in
Interest Rates and the Supply and Demand of CMBS Generally" in the accompanying base prospectus.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

      The yield on your offered certificates will depend on--

      o     the price you paid for your offered certificates; and

      o     the rate, timing and amount of payments on your offered
            certificates.

      The frequency, timing and amount of payments on your offered certificates will depend on:

      o     the pass-through rate for, and other payment terms of, your offered certificates;

      o     the frequency and timing of payments and other collections of principal on the mortgage loans or, in some cases, a particular group of mortgage loans;

      o     the frequency and timing of defaults, and the severity of losses, if any, on the mortgage loans or, in some cases, a particular group of mortgage loans;

      o     the frequency, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

                                      S-42

      o     repurchases of mortgage loans--or, in some cases, mortgage loans of a particular group--for material breaches of representations or warranties and/or material document defects;

      o     the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans or, in some cases, a particular group of mortgage loans; and

      o     servicing decisions with respect to the mortgage loans or, in some cases, a particular group of mortgage loans.

      In general, the factors described in the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. Further, in the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-2FL, A-3 and A-SB certificates should be concerned with the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 1. Until the class A-1, A-2, A-2FL, A-3 and A-SB certificates are retired, holders of the class A-1A certificates would, in the absence of significant losses on the mortgage pool, be affected by the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 2.

      The yield to investors in the class A-2FL and AJ-FL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the class A-2FL and AJ-FL certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the class A-2FL certificates and the class AJ-FL certificates, respectively.

      In addition, because interest payments on the class A-2FL or AJ-FL certificates may be reduced (as a result of interest shortfalls on the corresponding REMIC II regular interest) or the pass-through rate on the class
A-2FL or AJ-FL certificates may convert to the pass-through rate on the corresponding REMIC II regular interest following the occurrence of certain events discussed in this prospectus supplement, the yield to investors in the class A-2FL and AJ-FL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

      In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity to an investor in the class A-2FL and AJ-FL certificates. As a result, the effect on such investor's yield to maturity of a level of LIBOR that is lower than the rate anticipated by such investor during the period immediately following the issuance of the class A-2FL and AJ-FL certificates is not likely to be offset by a subsequent like increase in the level of LIBOR.

      In the case of each of the A-2FL and AJ-FL classes, the failure by the swap counterparty to perform its obligation to make payments under the related swap agreement, the conversion to a pass-through rate that is below the rate that would otherwise be payable under the related swap agreement at the applicable floating rate and/or the reduction of interest payments resulting from shortfalls in the payment of interest to the corresponding REMIC II regular interest would have a negative impact on yield. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to the pass-through rate on the corresponding REMIC
II regular interest would not adversely affect the amount and timing of distributions to the holders of the class A-2FL and/or AJ-FL certificates. See
"Yield and Maturity Considerations" in this prospectus supplement.

      See "Description of the Mortgage Pool", "Servicing of the Mortgage Loans",
"Description of the Offered Certificates--Payments" and "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying base prospectus.

                                      S-43

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE MORTGAGE LOANS IS FASTER OR SLOWER
THAN YOU ANTICIPATED

      If you purchase any offered certificates, other than the class XP certificates, at a premium relative to their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class A-1, A-2, A-2FL, A-3 and A-SB certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with a greater frequency than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificates, other than the class XP certificates at a discount from their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class
A-1, A-2, A-2FL, A-3 and A-SB certificates, on the mortgage loans in loan group
1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with less frequency than you anticipated, then your actual yield to maturity may be lower than you had assumed. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances and no prepayment premium or yield maintenance charge will be paid in connection with a purchase or repurchase of a mortgage loan. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

      The yield to maturity of the class XP certificates will be particularly sensitive to the rate and timing of principal payments on the mortgage loans
(including principal prepayments and principal payments occasioned by any default, liquidation or repurchase of a mortgage loan by the applicable mortgage loan seller in connection with a material breach of representation and warranty or a material document deficiency, all as described in this prospectus supplement under "Description of the Mortgage Pool--Repurchases and
Substitutions". Depending on the timing thereof, a payment of principal in reduction of the principal balance of any of the class A-1, A-2, A-2FL, A-3,
A-SB, AM, AJ, AJ-FL, B, C, D, E, F, G, H, J, K, L and M certificates may result in a corresponding reduction in the total notional amount of the class XP certificates. Accordingly, if principal payments (including principal prepayments and principal payments occasioned by any default, liquidation or repurchase of a mortgage loan) on the mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class XP certificates may be lower than that assumed at the time of purchase. Prior to investing in the class XP certificates, you should carefully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class XP certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

      Some of the mortgage loans may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if specified conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Mortgage Pool--Terms and
Conditions of the Mortgage Loans--Mortgage Loans Which May Require Principal
Paydowns" in this prospectus supplement.

      The yield on the offered certificates (other than the class A-2FL and
AJ-FL certificates) with variable or capped pass-through rates could also be adversely affected if the mortgage loans with higher net mortgage interest rates pay principal faster than the mortgage loans with lower net mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of the adjusted net mortgage interest rates derived from the mortgage loans. In addition, depending on timing and other circumstances, the pass-through rate for the class
XP certificates may vary with changes in the relative sizes of the total principal balances of the class A-1, A-2, A-2FL, A-3, A-SB, AM, AJ, AJ-FL, B, C,
D, E, F, G, H, J, K, L and M certificates.

                                      S-44

      Prepayments resulting in a shortening of weighted average lives of the offered certificates may be made at a time of low interest rates when investors may be unable to reinvest the resulting payment of principal on their certificates at a rate comparable to the yield anticipated by them in making their initial investment in those certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when investors may have been able to reinvest principal payments that would otherwise have been received by them at higher rates.

      The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

      o     the terms of the mortgage loans;

      o     the length of any prepayment lockout period;

      o     the level of prevailing interest rates;

      o     the availability of mortgage credit;

      o     the applicable yield maintenance charges or prepayment premiums;

      o     the applicable master servicer's or the special servicer's (or, in the case of the Park La Brea Apartments trust mortgage loan, the applicable Series 2006-LDP8 master servicer's or Series 2006-LDP8 special servicer's) ability to enforce yield maintenance charges and prepayment premiums;

      o     the failure to meet certain requirements for the release of escrows;

      o     the occurrence of casualties or natural disasters; and

      o     economic, demographic, tax, legal or other factors.

      A borrower is generally less likely to prepay its mortgage loan if prevailing interest rates are at or above the mortgage interest rate borne by that mortgage loan. On the other hand, a borrower is generally more likely to prepay its mortgage loan if prevailing rates fall significantly below the mortgage interest rate borne by that mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. None of the master servicers (or, with respect to the
Park La Brea Apartments trust mortgage loan, the applicable Series 2006-LDP8 master servicer), the special servicer or the trustee will be required to advance any yield maintenance charges.

      Provisions requiring yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

      Additionally, although defeasance provisions do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those defeasance provisions might be deemed unenforceable under applicable law or public policy, or usurious.

      See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans--Voluntary Prepayment Provisions" in this prospectus supplement for a discussion of prepayment restrictions with respect to

                                      S-45

the mortgage loans. No assurance can be given to you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

      In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to material breaches of representations or warranties or material document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT

      The actual yield to maturity of your offered certificates will be lower than expected and could be negative under certain extreme scenarios if (a) you calculate the anticipated yield of your offered certificates based on a default rate or amount of losses lower than that actually experienced by the mortgage loans and (b) the additional losses are allocable to or otherwise required to be borne by your class of offered certificates. The actual yield to maturity of your offered certificates will also be affected by the timing of any loss on a liquidated mortgage loan if a portion of the loss is allocable to or otherwise required to be borne by your class of offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. Delinquencies on the mortgage loans may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month if the delinquent amounts are not advanced.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Defaults and losses on the mortgage loans may affect the weighted average life and/or yield to maturity of a particular class of offered certificates even if those losses are not allocated to, or required to be borne by the holders of, that class of offered certificates. The special servicer may accelerate the maturity of the related mortgage loan in the case of any monetary or material non-monetary default, which could result in an acceleration of payments to the certificateholders. In addition, losses on the mortgage loans may result in a higher percentage ownership interest evidenced by a class of offered certificates in the remaining mortgage loans than would otherwise have been the case absent the loss, even if those losses are not allocated to that class of offered certificates. The consequent effect on the weighted average life and/or yield to maturity of a class of offered certificates will depend upon the characteristics of the remaining mortgage loans.

THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE TRUSTEE AND THE
RIGHT OF PARTIES ACTING IN SIMILAR CAPACITIES IN RESPECT OF THE SERIES 2006-LDP8
SECURITIZATION TO RECEIVE INTEREST ON ADVANCES, SPECIAL SERVICING FEES,
PRINCIPAL RECOVERY FEES AND WORKOUT FEES WILL AFFECT YOUR RIGHT TO RECEIVE
DISTRIBUTIONS

      To the extent described in this prospectus supplement and provided in the pooling and servicing agreement, the master servicers, the special servicer and the trustee will each be entitled to receive interest (which will generally accrue from the date on which the related advance is made through the date of reimbursement) on unreimbursed advances made by it. In addition, the special servicer will be entitled to receive, in connection with its servicing, liquidation and/or workout of defaulted mortgage loans, compensation consisting of special servicing fees, principal recovery fees and workout fees, respectively. Furthermore, the Series 2006-LDP8 applicable master servicer, special servicer and trustee will have similar rights under the Series 2006-LDP8 pooling and servicing agreement with respect to the Park La Brea Apartments trust mortgage loan. The right to receive these amounts is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in shortfalls and losses being allocated to the offered certificates that would not have otherwise resulted.

YOUR LACK OF CONTROL OVER THE ISSUING ENTITY CAN CREATE RISKS

      You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See "Description of the Offered

                                      S-46

Certificates--Voting Rights" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by a master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the assets of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests. Similarly, you will generally not have the right to vote or make decisions with respect to the servicing of the Park La Brea Apartments trust mortgage loan and your interests may be negatively affected by decisions made by the applicable parties pursuant to the Series 2006-LDP8 pooling and servicing agreement and the intercreditor agreement for the Park La Brea Apartments loan combination.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO THE MASTER SERVICERS, THE
SPECIAL SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

      Midland Loan Services, Inc., an initial master servicer, is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers. This affiliation could cause a conflict with Midland Loan Services, Inc.'s duties to the issuing entity under the pooling and servicing agreement notwithstanding the fact that the pooling and servicing agreement provides that the mortgage loans serviced pursuant to that agreement must be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party involved in the transaction. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

      Midland Loan Services, Inc. is also the Series 2006-LDP8 master servicer responsible for servicing the Park La Brea Apartments loan combination. This dual role could result in a conflict between Midland's obligations as the applicable Series 2006-LDP8 master servicer and Midland's obligation to the trust as a holder of a mortgage loan serviced under the Series 2006-LDP8 pooling and servicing agreement, notwithstanding the fact that the Series 2006-LDP8 pooling and servicing agreement provides that the loans serviced pursuant to that agreement, including the Park La Brea Apartments trust mortgage loan, must be administered in accordance with the servicing standard under the Series
2006-LDP8 pooling and servicing agreement without regard to an affiliation with any other party involved in the Series 2006-LDP8 transaction or the servicing of any other loan or property. See "Description of the Mortgage Pool--Park La Brea
Apartments Loan Combination" and "Servicing of the Park La Brea Apartments Loan
Combination" in this prospectus supplement.

      A master servicer, the special servicer or any affiliate of a master servicer or the special servicer may acquire certificates. This could cause a conflict between a master servicer's or the special servicer's duties to the issuing entity under the pooling and servicing agreement and its or its affiliate's interest as a holder of certificates issued under that agreement. In addition, the master servicers, the special servicer, the applicable series 2006
LDP8 master servicer and the Series 2006-LDP8 special servicer and certain of their respective affiliates own and are in the business of acquiring assets similar in type to the assets of the issuing entity. Accordingly, the assets of those parties and their affiliates may, depending upon the particular circumstances including the nature and location of those assets, compete with the mortgaged real properties for tenants, purchasers, financing and in other matters related to the management and ownership of real estate. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

      The special servicer will have the right to determine that any P&I advance made or to be made by a master servicer or the trustee is not recoverable from proceeds of the mortgage loan to which that advance relates. The applicable master servicer or the trustee will then be required to not make a proposed advance or may obtain reimbursement for a previously made advance from collections of principal and, in some cases, interest, which may reduce the amount of principal and, in some cases, interest that will be paid on your offered certificates.

      In addition, in connection with the servicing of the specially serviced mortgage loans (other than the Park La Brea Apartments trust mortgage loan), the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of

                                      S-47

the holder of a B-note non-trust loan or its designee (prior to the occurrence of a "change of control" event with respect to that B-note non-trust loan), take generally similar but not identical actions with respect to the related loan combination that could adversely affect the holders of some or all of the classes of offered certificates. Furthermore, the holders of the Konover Hotel
Portfolio and 92-30 Roosevelt Avenue B-note non-trust loans have a par purchase option with respect to the related A-note mortgage loans that will be assets of the issuing entity, upon the occurrence of specified adverse circumstances with respect to the related loan combination. In addition, in connection with the servicing of the Park La Brea Apartments loan combination if it has become a specially serviced mortgage loan pursuant to the Series 2006-LDP8 pooling and servicing Agreement, the Series 2006-LDP8 special servicer may, at the direction of the controlling class representative of the Series 2006-LDP8 securitization, take actions with respect to the Park La Brea Apartments loan combination that could adversely affect the holders of some or all of the classes of offered certificates. See "Description of the Mortgage Pool--The Loan Combinations--The
Park La Brea Apartments Loan Combination" and "--The A/B Loan Combinations" and
"Servicing of the Mortgage Loans--The Controlling Class Representative and the
Loan Combination Controlling Parties" in this prospectus supplement

      The controlling class representative will be selected by the holders of certificates representing a majority interest in the controlling class. The controlling class of certificateholders, the controlling class of certificateholders under the Series 2006-LDP8 pooling and servicing agreement and the holders of the Konover Hotel Portfolio and 92-30 Roosevelt Avenue B-Note
non-trust loans may have interests that conflict with those of the holders of the offered certificates. As a result, it is possible that the controlling class representative, the controlling class of certificateholders under the Series
2006-LDP8 pooling and servicing agreement or the holders of the Konover Hotel
Portfolio and 92-30 Roosevelt Avenue B-Note non-trust loans may direct the special servicer to take actions which conflict with the interests of the holders of certain classes of the offered certificates. However, neither the special servicer for our series ML-CFC 2006-4 securitization nor the series
2006-LDP8 special servicer is permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

                      RISKS RELATED TO THE SWAP AGREEMENTS

DISTRIBUTIONS ON THE CLASS A-2FL AND AJ-FL CERTIFICATES WILL DEPEND, IN PART, ON
PAYMENTS RECEIVED FROM THE SWAP COUNTERPARTY

      The class A-2FL certificateholders and the class AJ-FL certificateholders will have the benefit of swap agreements with Merrill Lynch Capital Services,
Inc. Because the class A-2FL REMIC II regular interest and the class AJ -FL
REMIC II regular interest each accrues interest at a fixed rate of interest, the ability of the class A-2FL certificateholders and the AJ-FL certificateholders, respectively, to obtain the payment of interest at the designated LIBOR-based pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will from time to time depend on payment by the swap counterparty pursuant to each swap agreement. See
"Description of the Swap Agreements" in this prospectus supplement.

A DECLINE IN THE SWAP COUNTERPARTY'S RATINGS MAY ADVERSELY AFFECT THE RATINGS OF
THE CLASS A-2FL AND AJ-FL CERTIFICATES AND MAY RESULT IN THE TERMINATION OF THE
SWAP AGREEMENTS WITH THE RESULT THAT THE PASS-THROUGH RATES ON THE CLASS A-2FL
AND AJ-FL CERTIFICATES CONVERT TO FIXED RATES

      If the swap counterparty's long-term or short-term ratings (or the long-term or short-term ratings of any affiliated entity guaranteeing the obligations of the swap counterparty) fall below the ratings specified under
"Description of the Swap Agreements--The Swap Agreements" in this prospectus supplement, the ratings of the class A-2FL and AJ-FL certificates may be qualified, downgraded or withdrawn. As a result, the value and marketability of the class A-2FL and AJ-FL certificates would likely be adversely affected. See
"Description of the Swap Agreements--The Swap Agreements" in this prospectus supplement.

      Also, if the swap counterparty's long-term or short-term ratings (or the long-term or short-term ratings of any affiliated entity guaranteeing the obligations of the swap counterparty) fall below the ratings specified under

                                      S-48

"Description of the Swap Agreements--The Swap Agreements" in this prospectus supplement, then the swap counterparty may be required to (i) post collateral,
(ii) find a suitable replacement swap counterparty or (iii) find a suitable guarantor of its obligations under the swap agreements, in each case, as specified under "Description of the Swap Agreements--The Swap Agreements" in
this prospectus supplement.

      If the swap counterparty fails to post acceptable collateral, find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under any of the swap agreements as specified under "Description of the Swap Agreements--The Swap Agreements", or if another event of default or a termination event occurs under any swap agreement, then the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 51% (by balance)
of the class A-2FL certificates or the class AJ-FL certificates, as applicable, to enforce the rights of the trustee under that swap agreement as may be permitted by the terms of that swap agreement, including the termination of that swap agreement, and, in accordance with the requirements of the pooling and servicing agreement, use any termination fees received from the swap counterparty to enter into a replacement swap agreement on substantially similar terms. Other events of default under each swap agreement will include the failure of either party to make any payment required thereunder, which failure is not remedied within one (1) business day following notice thereof. Each swap agreement will provide for other customary events of default and termination events.

      If a guarantor of the swap counterparty's obligations under any of the swap agreements is in place, then the ratings requirements of that swap agreement with respect to the swap counterparty will be satisfied provided that the ratings of that guarantor satisfy those rating requirements.

      If the costs attributable to entering into a replacement swap agreement would exceed the net proceeds of the liquidation of the swap agreement with respect to the class A-2FL or AJ-FL certificates, then a replacement swap agreement will not be entered into and any such proceeds will instead be distributed to that class of certificates. There can be no assurance that the swap counterparty will maintain the required ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap agreements, and there can be no assurance that any termination fee payable by the swap counterparty under any swap agreement will be sufficient for the trustee to engage a replacement swap counterparty. Furthermore, a termination fee may not be payable by the swap counterparty in connection with certain termination events.

      In addition, and notwithstanding the foregoing, the trustee will not be obligated to take any enforcement action with respect to any of the swap agreements unless it has received from the related class of certificateholders
(i.e., class A-2FL or class AJ-FL) an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust under that swap agreement. No such costs, expenses and/or liabilities will be payable out of the trust fund.

      During the occurrence of a continuing payment default on the part of the swap counterparty under any swap agreement, or if any swap agreement is terminated and no replacement swap counterparty is found, the pass-through rate for the related class of certificates (i.e., class A-2FL and class AJ-FL) will convert to the pass-through rate on the corresponding REMIC II regular interest, which is a fixed rate of interest. Any such conversion to the pass-through rate on the corresponding REMIC II regular interest might result in a temporary delay of payment of the distributions to the holders of the class A-2FL certificates or the class AJ-FL certificates, as applicable, if notice of the resulting change in payment terms of the class A-2FL certificates or the class AJ-FL certificates, as applicable, is not given to DTC within the time frame in advance of the payment date that DTC requires to modify the payment.

IF INTEREST DISTRIBUTIONS WITH RESPECT TO CORRESPONDING REMIC II REGULAR
INTEREST ARE INSUFFICIENT TO MAKE THE REQUIRED PAYMENT TO THE SWAP COUNTERPARTY,
INTEREST DISTRIBUTIONS ON THE CLASS A-2FL OR THE CLASS AJ-FL CERTIFICATES, AS
APPLICABLE, WILL BE REDUCED

      If for any reason the funds allocated to payment of interest distributions on the class A-2FL REMIC II regular interest or the class AJ-FL REMIC II regular interest are insufficient to make all required interest

                                      S-49

payments on that REMIC II regular interest at the related fixed rate (for example, as a result of prepayment interest shortfalls), then interest distributions on the class A-2FL certificates or the class AJ-FL certificates, as applicable, will also be reduced dollar-for-dollar. See "Description of the
Swap Agreements" in this prospectus supplement.

                       RISKS RELATED TO THE MORTGAGE LOANS

CONCENTRATION OF MORTGAGED REAL PROPERTY TYPES SUBJECT THE ISSUING ENTITY TO
INCREASED RISK OF DECLINE IN A PARTICULAR INDUSTRY

      The inclusion, among the assets of the issuing entity, of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type.

RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

      One hundred forty-eight (148) of the mortgaged real properties, which represent security for approximately 48.2% of the initial mortgage pool balance and approximately 58.5% of the initial loan group 1 balance, are fee and/or leasehold interests in retail properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting retail properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Retail Properties".

OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

      Forty-two (42) of the mortgaged real properties, which represent security for approximately 16.5% of the initial mortgage pool balance and approximately
20.0% of the initial loan group 1 balance, are fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting office properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Office Properties".

      In the case of four mortgage loans (loan numbers 120, 160, 194 and 249)
which represent approximately 0.5% of the initial mortgage pool balance and approximately 0.6% of the initial loan group 1 balance, the related mortgaged real properties are medical offices. Mortgage loans secured by liens on medical office properties are also exposed to the unique risks particular to health care related properties. For a more detailed discussion of factors uniquely affecting medical offices, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties
May Secure Mortgage Loans Underlying a Series of Offered Certificates and Each
Type of Income-Producing Property May Present Special Risks as Collateral for a
Loan--Health Care Related Properties".

HOSPITALITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Thirty-seven (37) of the mortgaged real properties, which represent security for approximately 8.8% of the initial mortgage pool balance and approximately 10.6% of the initial loan group 1 balance, are fee and/or leasehold interests in hospitality properties. Mortgage loans secured by liens on those types of properties are exposed to unique risks particular to those types of properties. Some of the mortgaged real properties secured by

                                      S-50

hospitality properties may not be franchises of a national or regional hotel chain. In addition, for certain of the mortgage loans secured by hospitality properties that are a franchise of a national or regional hotel chain, the related franchise agreement may be scheduled to terminate during the term of the related mortgage loan.

      For a more detailed discussion of factors uniquely affecting hospitality properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Hospitality Properties".

MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Sixty-one (61) of the mortgaged real properties, which represent security for approximately 18.7% of the initial mortgage pool balance (11 mortgaged real properties representing security for approximately 2.1% of the initial loan group 1 balance, and 50 mortgaged real properties representing security for approximately 97.3% of the initial loan group 2 balance), are fee and/or leasehold interests in multifamily properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting multifamily properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Multifamily Rental Properties".

INDUSTRIAL FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Nine (9) of the mortgaged real properties, which represent security for approximately 1.9% of the initial mortgage pool balance and approximately 2.3%
of the initial loan group 1 balance, are fee and/or leasehold interests in industrial properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting industrial properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Industrial Properties".

SELF STORAGE FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Seventeen (17) of the mortgaged real properties, which represent security for approximately 1.6% of the initial mortgage pool balance and approximately
2.0% of the initial loan group 1 balance, are fee and/or leasehold interests in self storage facility properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting self storage facilities, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Warehouse, Mini-Warehouse and Self Storage Facilities".

MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE
PARKS ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

      Six (6) of the mortgaged real properties, which represent security for approximately 0.8% of the initial mortgage pool balance (comprised of two (2)
mortgage loans in loan group 1, representing approximately 0.4% of the initial loan group 1 balance and four (4) mortgage loans in loan group 2, representing approximately 2.7% of the initial loan group 2 balance), are fee and/or leasehold interests in manufactured housing community

                                      S-51

properties, mobile home parks and/or recreational vehicle parks. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting manufactured housing community properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan--Manufactured Housing Communities, Mobile
Home Parks and Recreational Vehicle Parks".

RISKS ASSOCIATED WITH ALTERNATIVE FORMS OF PROPERTY OWNERSHIP

      Five (5) mortgage loans (loan numbers 13, 60, 149, 237 and 251), representing in the aggregate approximately 2.2% of the initial mortgage pool balance and approximately 2.7% of the initial loan group 1 balance, are or may become, secured by the related borrower's interest in residential and/or commercial condominium units. Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. See "Risk
Factors--Lending on Condominium Units Creates Risks for Lenders That Are Not
Present When Lending on Non-Condominiums" in the base prospectus.

REPAYMENT OF THE MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE MORTGAGED REAL
PROPERTIES

      The mortgage loans are secured by mortgage liens on fee and/or leasehold
(which may include sub-leasehold) interests in commercial, multifamily and manufactured housing community real property. The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, such mortgage loans are often larger and repayment of each of the mortgage loans is dependent on--

      o     the successful operation and value of the mortgaged real property;
            and

      o     the related borrower's ability to sell or refinance the mortgaged real property.

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" in the accompanying base prospectus.

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER A MORTGAGE LOAN IN THE EVENT OF DEFAULT

      The mortgage loans will not be an obligation of, or be insured or guaranteed by, us, any sponsor, any governmental entity, any private mortgage insurer, any mortgage loan seller, any underwriter, either master servicer, the special servicer, the trustee, any of their respective affiliates or any other person or entity.

      All of the mortgage loans are or should be considered nonrecourse loans.
If the related borrower defaults on any of the mortgage loans, only the related mortgaged real property (together with any related insurance policies or other pledged collateral), and none of the other assets of the borrower, is available to satisfy the debt. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged real property. Payment at maturity is primarily dependent upon the market value of the mortgaged real property or the borrower's ability to refinance the mortgaged real property. Even if the related loan documents permit recourse to the borrower or a guarantor, the issuing entity may not be able to ultimately collect the amount due under a defaulted mortgage loan. We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event

                                      S-52

of a default. See "Risk Factors--Repayment of a Commercial or Multifamily
Mortgage Loan Depends upon the Performance and Value of the Underlying Real
Property, Which May Decline Over Time, and the Related Borrower's Ability to
Refinance the Property, of Which There Is No Assurance" in the accompanying base prospectus.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

      Although many of the mortgage loans require that funds be put aside for specific reserves, certain of the mortgage loans do not require any reserves. We cannot assure you that any such reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged real properties will be sufficient to fully fund any ongoing monthly reserve requirements.

OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH
RESPECT TO THE MORTGAGED REAL PROPERTIES

      The borrowers under certain of the mortgage loans have given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender's ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF PAYMENT-IN-LIEU-OF-TAXES OR
OTHER TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

      In the case of some of the mortgage loans, the related mortgaged real properties may be the subject of municipal payment-in-lieu-of-taxes programs or other tax abatement arrangements, whereby the related borrower pays payments in lieu of taxes that are less than what its tax payment obligations would be absent the program or pays reduced real estate taxes. These programs or arrangements may be scheduled to terminate or provide for significant tax increases prior to the maturity of the related mortgage loans or may require increased payments in the future, in each case resulting in increased payment obligations (which could be substantial) in the form of real estate taxes or increased payments in lieu of taxes, which could adversely impact the ability of the related borrowers to pay debt service on their mortgage loans.

IN SOME CASES, A MORTGAGED REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT OR ON
ONE OR A FEW MAJOR TENANTS

      In the case of 134 mortgaged real properties, securing approximately 30.8%
of the initial mortgage pool balance and approximately 37.3% of the initial loan group 1 balance, the related borrower has leased the property to one tenant that occupies 25% or more of the particular property. In the case of 40 of those properties, securing approximately 6.7% of the initial mortgage pool balance and approximately 8.1% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 80% or more of the particular property. In the case of thirty-five (35) mortgaged real properties, securing approximately 5.8% of the initial mortgage pool balance and approximately 7.0% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies approximately
100% of the particular property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued
operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. In addition, the leases of some of these tenants may terminate prior to the maturity date of the related mortgage loan and some of these tenants may have early termination options prior to the maturity date of the related mortgage loan. For information regarding the lease expiration dates of significant tenants at the

                                      S-53

mortgaged real properties, see Annex A-1 to this prospectus supplement. See
"Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends
upon the Performance and Value of the Underlying Real Property, Which May
Decline Over Time and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance" in the accompanying base prospectus.

THE BANKRUPTCY OR INSOLVENCY OF A TENANT WILL HAVE A NEGATIVE IMPACT ON THE
RELATED MORTGAGED REAL PROPERTY

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged real property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited. One or more tenants at a particular mortgaged real property may have been the subject of bankruptcy or insolvency proceedings. See "Risk Factors--Bankruptcy Proceedings
Entail Certain Risks" in this prospectus supplement and "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable--Dependence on a Single Tenant
or a Small Number of Tenants Makes a Property Riskier Collateral" in the
accompanying base prospectus.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

      The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if, among other things:

      o     space in the mortgaged real properties could not be leased or re-leased;

      o     substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

      o     tenants were unwilling or unable to meet their lease obligations;

      o     a significant tenant were to become a debtor in a bankruptcy case;
            or

      o     rental payments could not be collected for any other reason.

      Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged real properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged real properties, during the term of the related mortgage loans and in some cases most or all of the leases on a mortgaged real property may expire prior to the related maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties.
Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

      The risks described above are increased if there is a concentration of tenants in a particular industry at one or more of the mortgaged real properties. For example, if a particular industry experiences an economic downturn, a concentration among tenants of any mortgaged real property in that industry may lead to losses on the related mortgage loan that are substantially more severe than would be the case if its tenants were in diversified

                                      S-54

industries. In addition, business objectives for tenants at mortgaged real properties may change over time. A business may downsize, creating a need for less space, or a business may expand or increase its size and/or number of employees, creating a need for more space. For example, in the case of one (1)
mortgage loan (loan number 30), which represents 0.7% of the initial mortgage pool balance and 0.9% of the initial loan group 1 balance, the appraisal for the related mortgaged real property reported that Wal-Mart, a current tenant at the related mortgaged real property, is considering opening a Wal-Mart super center in the vicinity of the mortgaged real property, and that Wal-Mart's desire to expand its space at the related mortgaged real property has been opposed by another tenant at the mortgaged real property that has a right of first refusal.
There can be no assurance that Wal-Mart will remain at the mortgaged real property.

      Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

      Certain of the mortgaged real properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant. If a mortgaged real property is leased in whole or substantial part to an affiliate of the borrower, it may be more likely that a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged real property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee may be physically occupying space related to its business; in other cases, the affiliated lessee may be a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged real property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space "leased" by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the related mortgaged real property if the borrower's or its affiliate's financial condition worsens.

      If a mortgaged real property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged real properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged real properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGE LOANS SECURED BY MORTGAGED REAL PROPERTIES SUBJECT TO ASSISTANCE AND
AFFORDABLE HOUSING PROGRAMS ARE SUBJECT TO THE RISK THAT THOSE PROGRAMS MAY
TERMINATE OR BE ALTERED.

      Certain of the mortgaged real properties may be secured by mortgage loans that are eligible (or may become eligible in the future) for and have received
(or in the future may receive) low income housing tax credits pursuant to
Section 42 of the Internal Revenue Code in respect of various units within the related mortgaged real property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the
Section 8 Tenant Based Assistance Rental Certificate Program of the United
States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the related borrowers may receive subsidies or other assistance from government programs. Generally, in the case of mortgaged real properties that are subject to assistance programs of the kind described above, the subject mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related

                                      S-55

mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans even though the related mortgage loan seller may have underwritten the related mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of the related mortgaged real property.

GEOGRAPHIC CONCENTRATION EXPOSES INVESTORS TO GREATER RISKS ASSOCIATED WITH THE
RELEVANT GEOGRAPHIC AREAS

      Mortgaged real properties located in California, Texas and Illinois will represent approximately 32.6%, 12.0% and 9.6%, respectively, by allocated loan amount, of the initial mortgage pool balance and approximately 28.2%, 11.2% and
11.6%, respectively, of the initial loan group 1 balance. Mortgaged real properties located in California, Texas and New York will represent approximately 53.8%, 15.9% and 5.4%, respectively, of the initial loan group 2 balance). The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Certain
State-Specific Considerations" below and "Risk Factors--Geographic Concentration
Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the
accompanying base prospectus.

CERTAIN STATE-SPECIFIC CONSIDERATIONS

      Eighty (80) mortgaged real properties, representing security for approximately 32.6% of the initial mortgage pool balance, approximately 28.2% of the initial loan group 1 balance and approximately 53.8% of the initial loan group 2 balance, are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure.
Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real property may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California courts have held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in
California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default.
Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

                                      S-56

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

      Two hundred seventy-seven (277) of the mortgage loans, representing approximately 99.8% of the initial mortgage pool balance (229 mortgage loans in loan group 1, representing approximately 99.7% of the initial loan group 1 balance, and 48 mortgage loans in loan group 2, representing approximately
100.0% of the initial loan group 2 balance), are balloon loans that will have substantial remaining principal balances at their respective stated maturity dates. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, in each case depends upon its ability either to refinance the mortgage loan or to sell the mortgaged real property. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including--

      o     the value of the related mortgaged real property;

      o     the level of available mortgage interest rates at the time of sale or refinancing;

      o     the borrower's equity in the mortgaged real property;

      o     the financial condition and operating history of the borrower and the mortgaged real property,

      o     tax laws;

      o     prevailing general and regional economic conditions;

      o     the fair market value of the related mortgaged real property;

      o     reductions in applicable government assistance/rent subsidy programs; and

      o     the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

      See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS AND
GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

      The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. In this regard:

      o     The largest mortgage loan or group of cross-collateralized mortgage loans to be included in the assets of the issuing entity, represents approximately 8.6% of the initial mortgage pool balance. The largest mortgage loan or group of cross-collateralized mortgage loans in loan group 1 represents approximately 6.0% of the initial loan group
            1 balance and the largest mortgage loan in loan group 2 represents approximately 49.1% of the initial loan group 2 balance.

      o     The five (5) largest mortgage loans and groups of
            cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 25.9% of the initial mortgage pool balance. The five (5) largest mortgage loans and groups of cross-collateralized mortgage

                                      S-57

            loans in loan group 1 represent approximately 24.4% of the initial loan group 1 balance and the five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 63.2% of the initial loan group 2 balance.

      o     The 10 largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 35.0% of the initial mortgage pool balance.
            The 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 33.3% of the initial loan group 1 balance and the 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 73.6% of the initial loan group 2 balance.

      See "Description of the Mortgage Pool--General", "--Cross-Collateralized
and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage
Loans with Affiliated Borrowers" and "--Significant Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust
Exposes Investors to Greater Risk of Default and Loss" in the accompanying base prospectus.

 ONE OF THE MORTGAGE LOANS THAT WE INTEND TO TRANSFER TO THE ISSUING ENTITY IS
BEING SERVICED AND ADMINISTERED PURSUANT TO THE SERVICING ARRANGEMENTS FOR A
DIFFERENT SECURITIZATION; THEREFORE, CERTIFICATEHOLDERS OF OUR ML-CFC 2006-4
SECURITIZATION WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THAT
MORTGAGE LOAN.

      The mortgage loan secured by the mortgaged real property identified on
Annex A-1 to this prospectus supplement as Park La Brea Apartments, which mortgage loan represents approximately 8.6% of the initial mortgage pool balance and approximately 49.1% of the initial loan group 2 balance, is part of a loan combination consisting of that mortgage loan and another loan (which we sometimes refer to as a pari passu non-trust loan) that is secured by the same mortgage instrument encumbering the same mortgaged real property and is pari passu in right of payment and in other respects with the Park La Brea Apartments trust mortgage loan. The Park La Brea Apartments pari passu non-trust loan will not be included in the trust. The Park La Brea Apartments pari passu non-trust loan has been included in the trust fund established in connection with the J.P.
Morgan Chase Commercial Mortgage Securities Trust Series 2006-LDP8
securitization.

      The Park La Brea Apartments trust mortgage loan and the Park La Brea
Apartments pari passu non-trust loan are being serviced and administered pursuant to the pooling and servicing agreement governing the Series 2006-LDP8 securitization. Neither the certificateholders nor the trustee on their behalf will have any right, title or interest in or to, or any other claim to any asset of the Series 2006-LDP8 securitization issuing entity, including as security for or in satisfaction of any claim it might have arising from the performance or failure of performance by any party under the Series 2006-LDP8 pooling and servicing agreement, except as related to the trust's rights to receive payments of principal and interest on the Park La Brea Apartments trust mortgage loan and certain rights to payments of servicing fees and to reimbursement for advances.
However, the issuing entity, as the holder of the Park La Brea Apartments trust mortgage loan, will be a third party beneficiary of the Series 2006-LDP8 pooling and servicing agreement. Furthermore, the master servicers, the special servicer and trustee under the pooling and servicing agreement for our ML-CFC 2006-4 certificates may not independently exercise remedies following a default with respect to the Park La Brea Apartments trust mortgage loan. The controlling class representative will be entitled to consult with the applicable Series
2006-LDP8 master servicer and the series 2006-LDP 8 special servicer regarding certain servicing matters or mortgage loan modifications affecting the Park La
Brea Apartments trust mortgage loan and the Park La Brea Apartments pari passu non-trust loan. The applicable master servicer and the special servicer under the Series 2006-LDP8 pooling and serving agreement are required to service the
Park La Brea Apartments trust mortgage loan and the Park La Brea Apartments pari passu non-trust loan in accordance with the servicing standard set forth in the
2006-LDP8 pooling and servicing agreement on behalf of the Series 2006-LDP8 securitization certificateholders and the holders of our ML-CFC 2006-4 certificates, as a collective whole.

                                      S-58

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY

      In the case of six (6) mortgaged real properties representing security for approximately 4.0% of the initial mortgage pool balance and approximately 4.8%
of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold interest, but not on the corresponding fee interest, in all or a material portion of the related mortgaged real property, which leasehold interest is subject to a ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual fee interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the issuing entity, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing a mortgage loan contain all of the provisions, including a lender's right to obtain a new lease if the current ground lease is rejected in bankruptcy that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also
"Risk Factors--Lending on Ground Leases Creates Risks for Lenders that Are Not
Present When Lending on an Actual Ownership Interest in a Real Property" and
"Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the
accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

      Some of the mortgaged real properties are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty.

      In addition, certain of the mortgaged real properties that do not conform to current zoning laws may not be legal non-conforming uses or legal non-conforming structures. The failure of a mortgaged real property to comply with zoning laws or to be a legal non-conforming use or legal non-conforming structure may adversely affect market value of the mortgaged real property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

      In addition, certain of the mortgaged real properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements or historical landmark designations. Use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' rights to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged real property on favorable terms, thereby adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan. See "Description of the
Mortgage Pool--Additional Loan and Property Information--Zoning and Building
Code Compliance" in this prospectus supplement and "Risk Factors--Changes in
Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the
accompanying base prospectus.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
REAL PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED REAL PROPERTY

      Three (3) mortgage loans, which represent approximately 10.3% of the initial mortgage pool balance (two (2) mortgage loans in loan group 1, representing approximately 2.1% of the initial loan group 1 balance, and one mortgage loans in loan group 2, representing approximately 49.1% of the initial loan group 2 balance), are each, individually or together with one or more other loans that will not be included in the assets of the issuing entity,

                                      S-59

senior or pari passu loans in multiple loan structures that we refer to as loan combinations. The other loans will not be included in the assets of the issuing entity but are secured in each case by the same mortgage instrument on the same mortgaged real property that secures the related trust mortgage loan. See
"Description of the Mortgage Pool--The Loan Combinations" and "Description of
the Mortgage Pool--Additional Loan and Property Information--Additional and
Other Financing" in this prospectus supplement.

      In the case of five (5) mortgage loans, which represent approximately 0.8%
of the initial mortgage pool balance (four (4) mortgage loans in loan group 1, representing approximately 0.8% of the initial loan group 1 balance and one (1)
mortgage loan in loan group 2, representing 1.0% of the initial loan group 2 balance, the related borrower has incurred or is permitted to incur in the future additional debt that is secured by the related mortgaged real property as identified under "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement.

      Except as indicated above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by their mortgaged real properties without the lender's consent.

      In the case of 47 of the mortgage loans, representing approximately 44.4%
of the initial mortgage pool balance (40 mortgage loans in loan group 1, representing approximately 40.8% of the initial loan group 1 balance, and 7 mortgage loans in loan group 2, representing approximately 61.4% of the initial loan group 2 balance), as identified under "Description of the Mortgage
Pool--Additional Loan and Property Information--Additional and Other Financing"
in this prospectus supplement, direct and indirect equity owners of the related borrower have pledged, or are permitted in the future to pledge, their respective equity interests to secure financing generally referred to as mezzanine debt. Holders of mezzanine debt may have the right to purchase the related borrower's mortgage loan from the issuing entity if certain defaults on the mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan. Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

      The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the operation of the mortgaged real property.

      We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in a related borrower.

      Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged real property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged real property to suffer by not making capital infusions to support the mortgaged real property.

      When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged real property, the issuing entity is subjected to additional risks. For example, the borrower may have difficulty

                                      S-60

servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged real property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged real property. If the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

      Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders or the borrower could impair the security available to the issuing entity. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the issuing entity's ability to foreclose on the mortgaged real property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the issuing entity. Further, if another loan secured by the mortgaged real property is in default, the other lender may foreclose on the mortgaged real property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

      In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

      See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement for a discussion of additional debt with respect to the mortgaged real properties and the borrowers. See also "Risk Factors--Additional Secured Debt Increases the
Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your
Offered Certificates" in the accompanying base prospectus.

COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY RESULT IN LOSSES

      A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged real property securing a mortgage loan. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of
1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. For example, not all of the mortgaged real properties securing the mortgage loans comply with the
Americans with Disabilities Act of 1990. See "Risk Factors--Compliance with the
Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of
Mortgage Loans--Americans with Disabilities Act" in the accompanying base prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER OR AFFILIATED
BORROWERS OR ARE OCCUPIED, IN WHOLE OR IN PART, BY THE SAME TENANT OR AFFILIATED
TENANTS

      Thirty-one (31) separate groups of mortgage loans, representing approximately 43.3% of the initial mortgage pool balance, are loans made to borrowers that, in the case of each of those groups, are the same or under common control. Mortgaged real properties owned by affiliated borrowers are likely to:

      o     have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

                                      S-61

      o     have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

      See "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliated Borrowers" in this prospectus supplement.

      In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans. There may also be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and industrial purposes.

      The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.
See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance", "--Borrower Concentration Within a
Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower
Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan
Underlying Your Offered Certificates" in the accompanying base prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN RE-UNDERWRITTEN BY US

      We have not re-underwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers.
In addition, we cannot assure you that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and
Warranties" and "--Repurchases and Substitutions" in this prospectus supplement.

ASSUMPTIONS MADE IN DETERMINING UNDERWRITTEN NET CASH FLOW MAY PROVE TO BE
INAPPROPRIATE

      Underwritten net cash flow means cash flow as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flows set forth in Annex A-1 to this prospectus supplement as of the cut-off date or any other date is predictive of future net cash flows. Each investor should review the assumptions discussed in this prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

SOME MORTGAGED REAL PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE
USES

      Some of the mortgaged real properties securing the mortgage loans may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. Certain of the mortgaged real properties are secured by mortgaged real properties that include multiplex movie theaters or other performing arts theaters, that generate a material portion of the revenue of those mortgaged real properties. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. See "--Industrial
Facilities are Subject to Unique Risks

                                      S-62

Which May Reduce Payments on Your Certificates", "--Self Storage Facilities are
Subject to Unique Risks Which May Reduce Payments on Your Certificates" and
"--Manufactured Housing Community Properties, Mobile Home Parks and Recreational
Vehicle Parks are Subject to Unique Risks Which May Reduce Payments on Your
Certificates" above.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

      The issuing entity could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

      If an adverse environmental condition exists with respect to a mortgaged real property securing a mortgage loan, the issuing entity will be subject to certain risks including the following:

      o     a reduction in the value of such mortgaged real property which may make it impractical or imprudent to foreclose against such mortgaged real property;

      o     the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

      o     liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged real property or the unpaid balance of the related mortgage loan; and

      o     the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged real property to potential tenants.

      A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties for the mortgage loans. Generally, if any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, one of the actions identified under "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments"
in this prospectus supplement, was taken. See "Description of the Mortgage
Pool--Assessments of Property Condition--Environmental Assessments" for further information regarding these environmental site assessments and the resulting environmental reports, including information regarding the periods during which these environmental reports were prepared.

      In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program.

      We cannot assure you that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the mortgaged real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

      See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments". Also see "Risk Factors--Environmental
Liabilities Will Adversely Affect the Value and

                                      S-63

Operation of the Contaminated Property and May Deter a Lender from Foreclosing"
and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the
accompanying base prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

      Licensed engineers inspected all of the mortgaged real properties that secure the mortgage loans, in connection with the originating of such mortgage loans to assess--

      o     the structure, exterior walls, roofing, interior construction, mechanical and electrical systems; and

      o     the general condition of the site, buildings and other improvements located at each property.

      The resulting reports may have indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. We, however, cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates. See "Description of the Mortgage
Pool--Assessments of Property Condition--Engineering Assessments" for
information regarding these engineering inspections and the resulting engineering reports, including the periods during which these engineering reports were prepared. Generally, with respect to many of the mortgaged real properties for which recommended repairs, corrections or replacements were deemed material, the related borrowers were required to deposit with the lender an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.
See "Risk Factors--Risks Related to the Mortgage Loans--Reserves to Fund Capital
Expenditures May Be Insufficient and This May Adversely Affect Payments on Your
Certificates" in this prospectus supplement.

INSPECTIONS AND APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT
ACCURATELY REFLECT VALUE OR CONDITION OF MORTGAGED REAL PROPERTIES

      Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.
We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Appraisals" in this prospectus supplement for a description of the appraisals that were performed with respect to the mortgaged real properties.
Any engineering reports or site inspections obtained with respect to a mortgaged real property represents only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Property Inspections" and "--Engineering Assessments" in this prospectus supplement for a description of the engineering assessments and site inspections that were performed with respect to the mortgaged real properties.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION; MULTI-PROPERTY
MORTGAGE LOANS

      The mortgage pool will include 27 mortgage loans, representing approximately 17.7% of the initial mortgage pool balance (23 mortgage loans in loan group 1, representing approximately 20.5% of the initial loan group 1 balance, and four (4) mortgage loans in loan group 2, representing approximately
4.7% of the initial loan group 2 balance) that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. However, the amount of the mortgage lien

                                      S-64

encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax.
The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, certain of these mortgage loans, as described under "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliate Borrowers" in this prospectus supplement, entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more specified conditions.

      Nineteen (19) of the mortgage loans referred to in the preceding paragraph, representing approximately 15.9% of the initial mortgage pool balance
(17 mortgage loans in loan group 1, representing approximately 18.8% of the initial loan group 1 balance and two (2) mortgage loans in loan group 2, representing approximately 2.1% of the initial loan group 2 balance), are secured by deeds of trust or mortgages, as applicable, on multiple properties that, through cross-collateralization arrangements, secure the obligations of multiple borrowers. Such multi-borrower arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

      o     such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured;
            and

      o     the borrower did not, when it allowed its mortgaged real property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration"
            or "reasonably equivalent value" for pledging such mortgaged real property for the equal benefit of the other related borrowers.

      We cannot assure you that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" in this prospectus supplement and Annex A-1 to this prospectus supplement for more information regarding the cross-collateralized mortgage loans. No mortgage loan is cross-collateralized with a mortgage loan not included in the assets of the issuing entity.

      Two (2) mortgage loans, representing approximately 3.7% of the initial mortgage pool balance and approximately 4.5% of the initial loan group 1 balance, are, in each case, secured by real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

      The borrowers under certain of the mortgage loans (for example, loan numbers 226, 227, 242, 243, 248, 256 and 271), representing in aggregate approximately 0.3% of the initial mortgage pool balance (six (6) mortgage loans in loan group 1, representing 0.3% of the initial loan group 1 balance, and one
(1) mortgage loan in loan group 2, representing 0.3% of the initial loan group 2 balance), are either individuals or entities that are not subject to limitations on the amount of additional debt they may incur and/or not structured to diminish the

                                      S-65

likelihood of their becoming bankrupt. Some of the borrowers that have been structured with the intent of diminishing the likelihood of their becoming bankrupt may not satisfy all the characteristics of special purpose entities.
Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related mortgage loan, may own other property that is not part of the collateral for the mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of such borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

      Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

      o     operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

      o     individuals that have personal liabilities unrelated to the property.

      However, any borrower, even an entity structured to be bankruptcy-remote, as owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

      With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions which typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity. For example, in many cases, the entity that is the related borrower does not have an independent director.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy
Laws" in the accompanying base prospectus.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES.

      Certain of the mortgaged real properties are properties which are currently undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

      In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

                                      S-66

TENANCIES IN COMMON MAY HINDER RECOVERY

      Twenty-seven (27) of the mortgage loans (loan numbers 19, 25, 31, 32, 36,
58, 59, 62, 69, 80, 82, 94, 96, 99, 119, 120, 139, 150, 169, 180, 192, 230, 249,
258, 262, 269 and 270), representing approximately 8.7% of the initial mortgage pool balance (22 mortgage loans in loan group 1, representing approximately 8.4%
of the initial loan group 1 balance, and five (5) mortgage loans in loan group
2, representing approximately 10.1% of the initial loan group 2 balance), have borrowers that own the related mortgaged real properties as tenants-in-common.
In addition, some of the mortgage loans permit the related borrower to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, except as discussed in the paragraph below, each tenant-in-common borrower under the mortgage loan(s) referred to above has waived its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

      The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

      The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

      Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged real property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged real property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged real property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the special servicer on behalf of the issuing entity may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy. Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicers' or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the

                                      S-67

receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged real property or for other court authorized expenses.

      Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. In its decision in In re 203
North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois
refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

      As a result of the foregoing, the special servicer's recovery on behalf of the issuing entity with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

      Certain of the mortgage loans have a sponsor that has filed for bankruptcy protection in the last ten years. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that those sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related loan documents.

LITIGATION OR OTHER LEGAL PROCEEDINGS MAY HAVE ADVERSE EFFECTS ON BORROWERS

      From time to time, there may be legal proceedings pending or threatened against the borrowers, sponsors, managers of the mortgaged real properties and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties and their affiliates, and certain of the borrowers, sponsors, managers of the mortgaged real properties and their affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties or their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

      In the case of two (2) mortgage loans (loan numbers 31 and 139), which are secured by the mortgaged real properties identified on Annex A-1 as Las Colinas
Highlands and Met Center Business Park, respectively, and representing approximately 0.9% of the initial mortgage pool balance and approximately 1.1%
of the initial loan group 1 balance, the sponsor is Triple Net Properties, LLC and its affiliate Triple Net Properties Realty, Inc., is the property manager for the related mortgaged property. Triple Net Properties, LLC has advised the related mortgage loan seller that the SEC has opened an investigation regarding certain of its activities (and the activities of certain of its affiliates). In its filing with the SEC, T REIT, Inc. an affiliate of Triple Net Properties LLC, indicated that the SEC has requested information relating to disclosure in securities offerings and exemptions from the registration requirements of the
Securities Act of 1933, as amended, for the private offerings in which Triple
Net Properties LLC and its affiliated entities were involved and exemptions from the registration requirements of the Securities Exchange Act of 1934, as amended, for several entities. In addition, the SEC has requested financial information regarding real estate investment trusts and other companies advised by Triple Net Properties LLC.

      In recent filings with the SEC, T REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non-public investment programs sponsored by Triple Net Properties, LLC contained certain errors. T REIT, Inc. reported that these errors included

                                      S-68

the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not;
(ii) a number of prior performance data figures were themselves erroneous, even as presented on a tax or cash basis; and (iii) with respect to certain programs sponsored by Triple Net Properties, LLC, where Triple Net Properties, LLC invested either alongside or in other programs sponsored by Triple Net
Properties, LLC, the nature and results of these investments were not fully and accurately disclosed in the tables resulting in an overstatement of Triple Net
Properties, LLC's program and aggregate portfolio operating results. We cannot assure you that T REIT, Inc. or Triple Net Properties, LLC will be able to adequately address these disclosure issues or that these investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations or financial condition of T REIT,
Inc. or Triple Net Properties, LLC. In addition, we cannot assure you that if litigation were to commence or securityholders were to assert claims related to the foregoing, it would not have a material adverse effect on your investment.

      In the case of the mortgage loans (loan numbers 3, 4, 5, 6, 7 and 8)
secured by the mortgaged real properties identified on Annex A-1 as the
YPI-Transwestern Portfolio Properties, representing approximately 5.0% of the initial mortgage pool balance and approximately 6.0% of the initial loan group 1 balance, the related sponsor and the non-recourse carve-out guarantor have each been named in a litigation by a former employee alleging, among other things, breach of contract, wrongful termination, fraud and tax evasion. Although counsel to the borrower concluded that it is unlikely the plaintiff will prevail on the merits, there can be no assurance that the plaintiff will not be successful or that the lawsuit (or the allegations made therein) will not materially and adversely affect the value the mortgaged real properties or the borrower's ability to meet its obligations under the mortgage loans.

      In the case of one mortgage loan (loan number 94), representing approximately 0.3% of the initial mortgage pool balance and 0.4% of the initial group 1 balance, the related sponsor is currently a defendant in a civil suit with respect to an open debt. In addition in the case of one mortgage loan (loan number 129), representing approximately 0.2% of the initial mortgage pool balance and 0.2% of the initial group 1 balance, the related guarantor is currently involved in litigation with a business partner with respect to a
$5,000,000 investment in an unrelated transaction.

      From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

POOR PROPERTY MANAGEMENT WILL LOWER THE PERFORMANCE OF THE RELATED MORTGAGED
REAL PROPERTY

      The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure;

      o     operating the property and providing building services;

      o     managing operating expenses; and

      o     assuring that maintenance and capital improvements are carried out in a timely fashion.

                                      S-69

      Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases or daily room rentals, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

      Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Merrill Lynch Mortgage
Lending, Inc. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a
"qualified mortgage" for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See
"Description of the Mortgage Pool--Assignment of the Mortgage Loans",
"--Representations and Warranties" and "--Repurchases and Substitutions" in this prospectus supplement and "Description of the Governing
Documents--Representations and Warranties with Respect to Mortgage Assets" in the accompanying base prospectus.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO
FORECLOSE ON THE MORTGAGED REAL PROPERTY

      Some states (including California) have laws that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the mortgage loans that include mortgaged real properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged real properties located in states affected by one action rules. See
"--Risks Related to Geographic Concentration" "--Certain State-Specific
Considerations" in this prospectus supplement. See also "Legal Aspects of
Mortgage Loans--Foreclosure--One Action and Security First Rules" in the
accompanying base prospectus.

LIMITED INFORMATION CAUSES UNCERTAINTY

      Some of the mortgage loans are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

      The special servicer, on behalf of the issuing entity, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property", within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-

                                      S-70

tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the issuing entity to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present with respect to hotels and other types of property that produce business, rather than rental, income. The pooling and servicing agreement permits the special servicer to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. In addition, if the issuing entity were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, the issuing entity may in certain jurisdictions, particularly in New York or California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying base prospectus.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO PROPERTY MANAGERS, THE BORROWERS
AND THE MORTGAGE LOAN SELLERS

      Property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

      o     a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

      o     the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

      o     affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including competing properties.

      Further, certain mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, or otherwise have business relationships with, affiliates of borrowers under the mortgage loans. For example, in the case of certain of the mortgage loans, the holder of related mezzanine debt secured by a principal's interest in the related borrower may be the related mortgage loan seller, which relationship could represent a conflict of interest.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

      All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged real properties that secure the mortgage loans may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of those mortgaged real properties are located in California, Florida, Texas and Louisiana and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

                                      S-71

      Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

      After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002 (TRIA), which was amended and extended by the Terrorism
Risk Insurance Extension Act of 2005 (TRIA Extension Act), signed into law by
President Bush on December 22, 2005. The TRIA Extension Act requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the TRIA Extension Act, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April 2006, $50 million from
April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The TRIA Extension Act now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners'
multiperil. The TRIA Extension Act will expire on December 31, 2007. The TRIA
Extension Act applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the TRIA Extension Act. Moreover, the TRIA Extension Act's
deductible and co-payment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the TRIA Extension Act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

      We cannot assure you that all of the mortgaged real properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

      Each master servicer, with respect to each of the mortgage loans that it is servicing under the pooling and servicing agreement (other than the Park La
Brea Apartments trust mortgage loan), including those of such mortgage loans that have become specially serviced mortgage loans, and the special servicer, with respect to mortgaged real properties acquired through foreclosure, which we refer to in this prospectus supplement as REO property (other than any REO property with respect to the Park La Brea Apartments trust mortgage loan), will be required to use reasonable efforts, consistent with the servicing standard under the pooling and servicing agreement, to cause each borrower to maintain for the related mortgaged real property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein which are to be obtained from an insurer meeting the requirements of the applicable loan documents. Notwithstanding the foregoing, the master servicers and the special servicer will not be required to maintain, and will not be required to cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar acts, if and only if the special servicer has determined in accordance with the servicing standard under the pooling and servicing agreement (and other consultation with the controlling class representative) that either--

      o     such insurance is not available at commercially reasonable rates, and such hazards are not commonly insured against by prudent owners of properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

      o     such insurance is not available at any rate.

                                      S-72

      If the related loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

      If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, If the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain "sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance coverage upon the expiration of the federal insurance backstop program.

      Most of the mortgage loans specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. Further, in certain cases, terrorism insurance coverage may be required solely with respect to "certified acts of terrorism" within the meaning of TRIA. Additionally, in the case of mortgage loans that are secured by mortgaged real properties that are not located in or near major metropolitan areas, the terrorism insurance coverage required may be limited to acts of domestic terrorism (i.e., non-certified acts of terrorism under TRIA).

      In the case of six (6) mortgage loans (loan numbers 51, 54, 57, 76, 89 and
121), representing approximately 2.3% of the initial mortgage pool balance and
2.8% of the initial loan group 1 balance, the requirement that terrorism insurance be maintained has been fully or partially waived.

      In the case of one mortgage loan (loan number 1), representing approximately 8.6% of the initial mortgage pool balance and approximately 49.1%
of the initial loan group 2 balance, the related borrower is not required to maintain terrorism insurance unless required by law.

      In the case of one mortgage loan (loan number 129), representing approximately 0.2% of the initial mortgage pool balance and 0.2% of the initial group 1 balance, the related borrower is not required to maintain terrorism insurance with respect to a portion of the Mortgaged Property, provided that
SuperValu, Inc. is in occupancy of such space.

      In the case of one mortgage loan (loan numbers 40), representing approximately 0.6% of the initial mortgage pool balance and approximately 0.7%
of the initial loan group 1 balance, the requirement that terrorism insurance be maintained has been waived, because the related borrower has satisfied certain conditions in the related loan documents permitting it to self-insure the related mortgaged real property.

      In addition, with respect to any mortgage loans that are secured by the related borrower's fee or leasehold interest in land and not the improvements, if any, on the related mortgaged real property, the related borrower may not be required to maintain terrorism insurance on the land or for any improvements on the subject mortgaged real property, or, with respect to any mortgage loan that is secured by a mortgaged real property where certain of the improvements are not owned by the related borrower, that borrower may not be required to maintain terrorism insurance for those improvements.

      Additionally, there can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. See "Description of the

                                      S-73

Mortgage Pool--Additional Loan and Property Information--Hazard, Liability and
Other Insurance" in this prospectus supplement.

      IN THE EVENT THAT ANY MORTGAGED REAL PROPERTY SECURING A MORTGAGE LOAN
SUSTAINS DAMAGE AS A RESULT OF AN UNINSURED ACT OR IF THE INSURANCE POLICIES
WITH RESPECT TO THAT MORTGAGED REAL PROPERTY DO NOT ADEQUATELY COVER THE DAMAGE
SUSTAINED, SUCH DAMAGED MORTGAGED REAL PROPERTY MAY NOT GENERATE ADEQUATE CASH
FLOW TO PAY, AND/OR PROVIDE ADEQUATE COLLATERAL TO SATISFY, ALL AMOUNTS OWING
UNDER SUCH MORTGAGE LOAN, WHICH COULD RESULT IN A DEFAULT ON THAT MORTGAGE LOAN
AND, POTENTIALLY, LOSSES ON SOME CLASSES OF THE CERTIFICATES.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS (MERS)

      The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

      From time to time we use capitalized terms in this prospectus supplement.
Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

      This prospectus supplement and the accompanying base prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
We discuss some of these risks and uncertainties under "Risk Factors" in this prospectus supplement and the accompanying base prospectus. The forward-looking statements made in this prospectus supplement are accurate as of the date stated
on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      We intend to include the 279 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $4,522,709,155. However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than such amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

      For purposes of making distributions with respect to the class A-1, A-2,
A-3, A-SB and A-1A certificates, the class A-2FL certificates (through the class
A-2FL REMIC II regular interest) and the class AJ-FL certificates (through the class AJ-FL REMIC II regular interest) as described under "Description of the
Offered Certificates",

                                      S-74

the pool of mortgage loans will be deemed to consist of two loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 231 mortgage loans, representing approximately 82.5% of the initial mortgage pool balance that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 48 mortgage loans, representing approximately 17.5% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties (representing approximately 90.8% of all the mortgaged real properties that are multifamily properties and 59.4% of the mortgaged real properties that are manufactured housing community properties). Annex A-1 to this prospectus supplement indicates the loan group designation for each mortgage loan.

      The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The initial loan group 1 balance and the initial loan group 2 balance will equal the cut-off date principal balance of the mortgage loans in loan group 1 and loan group 2, respectively. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan is shown on Annex A-1 to this prospectus supplement. The cut-off date principal balances of all the mortgage loans in the trust range from $759,360 to $387,500,000 and the average of those cut-off date principal balances is $16,210,427; the cut-off date principal balances of the mortgage loans in loan group 1 range from $759,360 to $225,000,000, and the average of those cut-off date principal balances is $16,159,604; and the cut-off date principal balances of the mortgage loans in loan group 2 range from
$914,000 to $387,500,000, and the average of those cut-off date principal balances is $16,455,012.

      When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust and do not, unless the context otherwise indicates, include the B-Note Non-Trust Loans, which will not be included in the trust.

      Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily and manufactured housing community mortgaged real properties. That mortgage lien will be a first priority lien, subject only to Permitted
Encumbrances.

      You should consider each of the mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

      We provide in this prospectus supplement a variety of information regarding the mortgage loans. When reviewing this information, please note that--

      o     all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

      o     all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

      o     all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance and the initial loan group 2 balance will each equal the total cut-off date principal balance of the mortgage loans in the subject loan group; we show the

                                      S-75

            cut-off date principal balance for each of the mortgage loans on
            Annex A-1 to this prospectus supplement;

      o     when information with respect to the mortgage loans is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the subject mortgage loans;

      o     if any mortgage loan is secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among the individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan and (iii)
            an allocated loan balance specified in the related loan documents;

      o     when information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans in the case of those mortgaged real properties that constitute the sole properties securing the related mortgage loans and/or upon allocated portions of the cut-off date principal balances of the related mortgage loans in the case of those mortgaged real properties that do not constitute the sole properties securing the related mortgage loans;

      o     unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per unit of mortgaged real property of the Park La Brea
            Apartments Trust Mortgage Loan, in which case, the Park La Brea
            Apartments Pari Passu Non-Trust Loan is taken into account), statistical information presented in this prospectus supplement with respect to any mortgage loan that is part of a Loan Combination excludes the related Non-Trust Loan;

      o     statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as 5% larger or smaller than indicated;

      o     the sum of numbers presented in any column within a table may not equal the indicated total due to rounding;

      o     when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this prospectus supplement; and

      o     with respect to one mortgage loan (loan number 79), which is evidenced by a single promissory note, the related loan documents provide for different payment terms related to each of the three (3)
            mortgaged real properties securing that mortgage loan, which payment terms are described on Annex A-1; for purposes of providing aggregate interest rate and amortization information throughout this prospectus supplement, loan number 79 is presented as three separate loans.

SOURCE OF THE MORTGAGE LOANS

      The mortgage loans that will constitute the primary assets of the issuing entity will be acquired on the date of initial issuance of the certificates by us from the mortgage loan sellers, who acquired or originated the mortgage loans.

                                      S-76

      Merrill Lynch Mortgage Lending, Inc. originated or acquired 104 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 52.9% of the initial mortgage pool balance (comprised of 96 mortgage loans in loan group 1, representing approximately 61.8% of the initial loan group 1 balance and eight (8) mortgage loans in loan group 2, representing approximately 11.1% of the initial loan group 2 balance).

      Countrywide Commercial Real Estate Finance, Inc. originated or acquired
151 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 30.8% of the initial mortgage pool balance (comprised of 123 mortgage loans in loan group 1, representing approximately 32.3% of the initial loan group 1 balance and 28 mortgage loans in loan group 2, representing approximately 23.7% of the initial loan group 2 balance).

      IXIS Real Estate Capital Inc. originated or acquired two (2) of the mortgage loans to be included in the assets of the issuing entity, representing approximately 11.3% of the initial mortgage pool balance (comprised of one (1)
mortgage loan in loan group 1, representing approximately 3.3% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2, representing approximately 49.1% of the initial loan group 2 balance).

      PNC Bank, National Association originated or acquired 22 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 4.9% of the initial mortgage pool balance (comprised of 11 mortgage loans in loan group 1, representing approximately 2.5% of the initial loan group 1 balance and 11 mortgage loans in loan group 2, representing approximately 16.2% of the initial loan group 2 balance).

CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE
LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

      The mortgage pool will include 27 mortgage loans, representing approximately 17.7% of the initial mortgage pool balance (23 mortgage loans in loan group 1, representing approximately 20.5% of the initial loan group 1 balance, and four (4) mortgage loans in loan group 2, representing approximately
4.7% of the initial loan group 2 balance) that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. These mortgage loans are identified in the tables contained in Annex A-1. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

      Fifteen (15) of the mortgage loans (loan numbers 3, 4, 5, 6, 7, 8, 12, 13,
53, 75, 77, 106, 132, 160 and 174) referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions--

      o     the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 110% to 125% (but could be as low as 100% in certain cases), of the portion of the total loan amount allocated to the property or properties to be released;

      o     the satisfaction of certain criteria set forth in the related loan documents;

      o     the satisfaction of certain leasing goals or other performance tests;

      o     the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral;
            and/or

                                      S-77

      o     receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

      In addition, cross-collateralization arrangements may be terminable in connection with a sale of the mortgaged real property securing one or more of the mortgage loans in a group of cross-collateralized mortgage loans and the assumption of the related mortgaged real property by a third party purchaser.

      For additional information relating to mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans, see Annex A-1 to this prospectus supplement.

      The table below shows each group of mortgaged real properties that:

      o     are owned by the same or affiliated borrowers; and

      o     secure in total two or more mortgage loans that are not
            cross-collateralized and that represent in the aggregate at least
            1.0% of the initial mortgage pool balance.

                                                     NUMBER OF STATES              AGGREGATE            % OF INITIAL
                                                   WHERE THE PROPERTIES          CUT-OFF DATE             MORTGAGE
   GROUP                    PROPERTY NAMES            ARE LOCATED(1)           PRINCIPAL BALANCE        POOL BALANCE
  ---------  ----------------------------------   ----------------------      -------------------      ----------------

     1        Anaheim Plaza                                                          $ 61,750,000            1.4%
     1        Sahara Pavilion North                                                    56,250,000            1.2
     1        Pavillions Place                                                         45,600,000            1.0
     1        Olympia Place                                                            44,200,000            1.0
     1        Larwin Square                                                            33,200,000            0.7
     1        Pine Creek Shopping Center                                               31,100,000            0.7
     1        Frontier Village                                                         30,900,000            0.7
     1        Country Fair Shopping Center                                             28,550,000            0.6
     1        Rheem Valley Shopping Center                                             25,750,000            0.6
     1        Brookhurst Center                                                        25,500,000            0.6
     1        Lakewood Village                                                         23,290,000            0.5
     1        San Dimas Marketplace                                                    22,500,000            0.5
     1        Marina Village                                                           21,600,000            0.5
     1        Plaza 580 Shopping Center                                                21,040,000            0.5
     1        Brookvale Center                                                         19,300,000            0.4
     1        Square One Shopping Center                                               18,640,000            0.4
     1        Gateway Shopping Center                                                  18,500,000            0.4
     1        La Verne Town Center                                                     18,200,000            0.4
     1        Fashion Faire Place                                                      17,150,000            0.4
     1        Caughlin Ranch Shopping Center                                           16,800,000            0.4
     1        Cable Park Center                                                        16,700,000            0.4
     1        Olympia West Center                                                      14,000,000            0.3
     1        Lakewood Shopping Center                                                 13,800,000            0.3
     1        Sycamore Plaza                                                           11,825,000            0.3
     1        Northridge Plaza                                                          8,700,000            0.2
     1        East Burnside Plaza                                                       6,295,000            0.1
                                                                              -------------------      ----------------
                                                             5                       $651,140,000           14.4%
                                                                              ===================      ================

                                      S-78

                                                     NUMBER OF STATES              AGGREGATE            % OF INITIAL
                                                   WHERE THE PROPERTIES          CUT-OFF DATE             MORTGAGE
   GROUP               PROPERTY NAMES                 ARE LOCATED(1)           PRINCIPAL BALANCE        POOL BALANCE
  ---------  ----------------------------------   ----------------------      -------------------      ---------------

     1        First Colony Mall                                                      $194,612,784            4.3%
     1        Pinnacle Hills Promenade                                                140,000,000             3.1
     1        Northgate Mall                                                           46,364,964             1.0
                                                                                -----------------    -------------
                                                             3                       $380,977,747            8.4%
                                                                                =================    =============

     1        200 North LaSalle                                                       $92,000,000            2.0%
     1        Energy Square I & II                                                     47,900,000             1.1
     1        Bannockburn Corporate Center                                             28,800,000             0.6
     1        6688 North Central                                                       28,000,000             0.6
     1        1600 Corporate Center                                                    18,900,000             0.4
     1        Kensington Corporate Center                                               8,800,000             0.2
                                                                                -----------------    -------------
                                                             2                       $224,400,000            5.0%
                                                                                =================    =============

     1        Carmax - Duarte                                                         $21,375,000            0.5%
     1        Carmax - Florida                                                         20,900,000             0.5
     1        Carmax - Dulles                                                          19,700,000             0.4
     1        Carmax - White Marsh, MD                                                 16,325,000             0.4
     1        Carmax - Laurel, MD                                                      10,200,000             0.2
                                                                                -----------------    -------------
                                                             4                        $88,500,000            2.0%
                                                                                =================    =============

     1        Doubletree Guest Suites Washington, DC                                  $25,600,000            0.6%
     1        Residence Inn Tysons Corner Mall                                         25,200,000             0.6
     1        Homewood Suites San Antonio Riverwalk                                    24,200,000             0.5
                                                                                -----------------    -------------
                                                             3                        $75,000,000            1.7%
                                                                                =================    =============

     1        Martin's Plaza - Dunkirk                                                $14,981,286            0.3%
     1        Courtyard by Marriott - Danbury                                          14,347,478             0.3
     1        Courtyard by Marriott - Lincoln                                          12,530,004             0.3
     1        Hampton Inn - Ellenton, FL                                                9,681,234             0.2
     1        Martin's Plaza - Derby                                                    9,488,148             0.2
     1        Hampton Inn - Windsor                                                     8,766,519             0.2
                                                                                -----------------    -------------
                                                             4                        $69,794,669            1.5%
                                                                                =================    =============

     1        The Parkdales                                                           $50,250,000            1.1%
     1        Pentagon Park                                                            18,500,000             0.4
                                                                                -----------------    -------------
                                                             1                        $68,750,000            1.5%
                                                                                =================    =============

_____________________

(1)   Total represents number of states where properties within the subject group are located.

TERMS AND CONDITIONS OF THE MORTGAGE LOANS

      Due Dates. One hundred twenty five (125) of the mortgage loans, representing approximately 54.7% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the first day of each month. One hundred fifty two (152) of the mortgage loans, representing approximately 33.9%
of the initial mortgage pool balance, provide for monthly debt-service payments to be due on the 8th day of each month. One mortgage loan, representing approximately 8.6% of the initial mortgage pool balance, provides for monthly debt

                                      S-79

service payments to be due on the ninth day of each month. One mortgage loan, representing approximately 2.8% of the initial mortgage pool balance, provides for monthly debt service payments to be due on the fifth day of each month.
Except as described below in the following paragraph, no mortgage loan has a grace period that extends payments beyond the 10th day of any calendar month.

      Eight (8) mortgage loans, representing approximately 1.5% of the initial mortgage pool balance (six (6) mortgage loans in loan group 1, representing approximately 1.4% of the initial loan group 1 balance and two (2) mortgage loans in loan group 2, representing approximately 1.8% of the initial loan group
2 balance), each have a grace period that extends payments beyond the 8th day of any calendar month. However, although each of those mortgage loans has a due date on the 8th day of each month and any of a 2-, 5- or 10-day grace period, default interest is due and payable if payment is not made by the related borrower on the 8th of the month. In addition, there is no grace period with respect to the balloon payment due on the mortgage loans' stated maturity dates.

      Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. Notwithstanding the foregoing, one mortgage loan (loan number 59), provides for ascending interest rates of 4.65%, 4.80% and
5.29%, respectively, for the first three years of the loan term and a fixed interest rate of 5.89% for the last seven loan years of the loan term. The monthly debt service payment has been calculated based on the rate of 5.89% per annum and a 360-month amortization. However, for purposes of the aggregation of interest rate information in this prospectus supplement, a rate of 4.65% was used.

      The mortgage interest rate for each of the mortgage loans is shown on
Annex A-1 to this prospectus supplement. The mortgage interest rates of the mortgage loans range from 4.6500% per annum to 6.8600% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.8791%
per annum. The mortgage interest rates of the mortgage loans in loan group 1 range from 5.2430% to 6.8600% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.8475% per annum. The mortgage interest rates of the mortgage loans in loan group 2 range from 4.6500%
to 6.8000% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 6.0287% per annum.

      None of the mortgage loans provides for negative amortization or for the deferral of interest. All the mortgage loans accrue interest on an Actual/360
Basis.

      Amortization schedules for three (3) of the mortgage loans are attached as
Annexes A-3 (the "Sonic Automotive II Amortization Schedule"), A-4 (the "Sonoma
Ridge Apartments Amortization Schedule") and A-5 (the "Elm Ridge Center
Amortization Schedule") to this prospectus supplement.

      Partial Interest-Only Balloon Loans. One hundred seventeen (117) of the mortgage loans, representing approximately 32.9% of the initial mortgage pool balance (94 mortgage loans in loan group 1, representing approximately 33.6% of the initial loan group 1 balance, and 23 mortgage loans in loan group 2, representing approximately 29.4% of the initial loan group 2 balance), provide for the payment of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period on the basis of an amortization schedule that is significantly longer than the remaining term to stated maturity, with a substantial payment of principal to be due on the maturity date. In the case of one (1) mortgage loan (loan number 30), there is an initial amortization period before the interest-only period commences.

      Interest-Only Balloon Loans. Fifty-one (51) of the mortgage loans, representing approximately 46.7% of the initial mortgage pool balance (47 mortgage loans in loan group 1, representing approximately 44.5% of the initial loan group 1 balance, and four (4) mortgage loans in loan group 2, representing approximately 57.2% of the initial loan group 2 balance) require the payment of interest only until the related maturity date and provide for the repayment of the entire principal balance on the related maturity date.

                                      S-80

      Amortizing Balloon Loans. One hundred nine (109) of the mortgage loans, representing approximately 20.2% of the initial mortgage pool balance (88 mortgage loans in loan group 1, representing approximately 21.6% of the initial loan group 1 balance, and 21 mortgage loans in loan group 2, representing approximately 13.4% of the initial loan group 2 balance), are characterized by--

      o     no interest only period;

      o     an amortization schedule that is significantly longer than the actual term of the subject mortgage loan; and

      o     a substantial payment being due with respect to the subject mortgage loan on its stated maturity date.

      These 109 mortgage loans do not include any of the subject mortgage loans described under "--Partial Interest-Only Balloon Loans" and "Interest-Only
Balloon Loans" above.

      Fully Amortizing Loans. Two (2) of the mortgage loans, representing approximately 0.2% of the initial mortgage pool balance and approximately 0.3%
of the initial loan group 1 balance--

      o     constant monthly debt service payments throughout the term of the mortgage loan; and

      o     an amortization schedule that is approximately equal to the actual term of the mortgage loan.

      These fully amortizing loans have neither--

      o     an anticipated repayment date; nor

      o     the associated repayment incentives.

      Recasting of Amortization Schedules. Some of the mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

      Voluntary Prepayment Provisions. In general (except as otherwise described below under "--Prepayment Lock-out Periods" below), at origination, the mortgage loans provided for prepayment lock-out periods, during which voluntary principal prepayments were prohibited, followed by:

      o     a prepayment consideration period during which voluntary prepayments must be accompanied by prepayment consideration, followed by an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration; or

      o     an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

      All of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge or prepayment premium at any time during open periods that range from the final payment period to the final 37 payment periods prior to the stated maturity date.

      The prepayment terms of each of the mortgage loans are more particularly indicated in Annex A-1 to this prospectus supplement. A prepayment profile of the mortgage pool is contained on Annex A-6.

                                      S-81

      As described below under "--Defeasance Loans", most of the mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering U.S. government securities or other non-callable securities as substitute collateral. Except as indicated in the following sentence, none of the mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the certificates. In the case of the Park La Brea
Apartments loan combination, a REMIC election was made with respect to the Park
La Brea Apartments trust mortgage loan on the closing date of the Series
2006-LDP8 securitization (which occurred on September 28, 2006), and defeasance is permitted following the second anniversary of that closing date.

      Prepayment Lock-out Periods. Except as described below in the second following sentence (in the case of two (2) of the mortgage loans, representing approximately 5.2% of the initial mortgage pool balance) and except in the case of loan numbers 2 and 145, the loan documents for the mortgage loans prepayment lock-out periods as of the cut-off date and, in most cases (see "--Defeasance
Loans" below), a period during which they may be defeased but not prepaid. The weighted average remaining prepayment lock-out period and defeasance period of the mortgage loans as of the cut-off date is approximately 93 months
(approximately 101 months for the mortgage loans in loan group 1 and approximately 59 months for the mortgage loans in loan group 2).

      With respect to two mortgage loans (loan numbers 75 and 145), although in most cases the respective borrowers' only option for release of the lien is through defeasance, the following exceptions apply: (i) in the case of loan number 75, the related borrower is permitted to obtain a partial release of 2 of the mortgaged properties securing that loan prior to the defeasance lockout date by prepaying the allocated portion with prepayment consideration; and (ii) in the case of loan number 145, in the event the sole tenant at the property exercises its purchase option prior to the expiration of the defeasance lockout period, the related borrower will be required to prepay the loan with prepayment consideration.

      Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans will be required under the circumstances described under "Risk Factors--Risks Related to the Mortgage Loans--Options and Other
Purchase Rights May Affect Value or Hinder Recovery with Respect to the
Mortgaged Real Properties", "--Terms and Conditions of the Mortgage Loans--Other
Prepayment Provisions" and "--Mortgage Loans Which May Require Principal
Paydowns".

      Prepayment Consideration. Twenty four (24) of the mortgage loans, representing approximately 17.9% of the initial mortgage pool balance (12 mortgage loans in loan group 1, representing approximately 8.3% of the initial loan group 1 balance, and 12 mortgage loans in loan group 2, representing approximately 63.0% of the initial loan group 2 balance), provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term and, in all but two (2) cases (loan numbers 2 and
145), following an initial prepayment lock-out period.

      In the case of two (2) of the 24 mortgage loans referred to above (loan numbers 1 and 65), the related borrower may either prepay the mortgage loan with prepayment consideration (i.e. a yield maintenance amount or a prepayment premium, as provided in the related loan documents) or defease the mortgage loan following the initial lockout period (except that, in the case of the Park La
Brea Apartments loan combination, for the first month following the initial lock-out period, only prepayment with prepayment consideration is permitted).

      In the case of four (4) of the 24 mortgage loans (loan numbers 99, 128,
231 and 261), the related loan documents provide for an initial lock out period followed by a period during which the subject mortgage may be prepaid with prepayment consideration, provided that in the event the cost to fully defease any of those mortgage loans would be less than the prepayment consideration, the related borrower will be required to defease the mortgage loan to obtain a release of the related mortgaged real property.

      In the case of one (1) of the 24 mortgage loans (loan number 145), the related loan documents provide for an initial period during which the subject mortgage loan maybe prepaid with prepayment consideration, followed by a period where the mortgage loan may only be defeased.

                                      S-82

      In the case of one (1) of the 24 mortgage loans (loan number 203), the related loan documents provide for an initial lock out period followed by a period which the subject mortgage loan may only be defeased followed by a period during which the mortgage loan may be prepaid with prepayment consideration.

      Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the certificateholders (or, if allocable to the class
A-2FL REMIC II regular interest and the class AJ -FL REMIC II regular interest while the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, to the applicable swap counterparty), in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Payments of Prepayment
Premiums and Yield Maintenance Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make, and none of the mortgage loan sellers has made, any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans or with respect to the enforceability of any provision in a mortgage loan that requires the payment of a prepayment premium or yield maintenance charge. See "Risk
Factors--Yield Maintenance Charges or Defeasance Provisions May Not Fully
Protect Against Prepayment Risk" in this prospectus supplement, "Risk
Factors--Some Provisions in the Mortgage Loans Underlying Your Offered
Certificates May Be Challenged As Being Unenforceable--Prepayment Premiums, Fees
and Charges" and "Legal Aspects of Mortgage Loans--Default Interest and
Limitations on Prepayments" in the accompanying base prospectus.

      Other Prepayment Provisions. Generally, the mortgage loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

      Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

      Additionally, the exercise of a purchase option by a tenant with respect to all or a portion of a mortgaged real property may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

      Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

      o     permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage; or

      o     prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those

                                      S-83

Delinquencies and Defaults, and the Severity of Those Losses, are Highly
Unpredictable", "--Some Provisions in the Mortgage Loans Underlying Your Offered
Certificates May Be Challenged as Being Unenforceable--Due-on-Sale and Debt
Acceleration Clauses" and "Legal Aspects of Mortgage Loans--Due on Sale and
Due-on-Encumbrance Provisions" in the accompanying base prospectus.

      Many of the mortgage loans permit one or more of the following types of transfers:

      o     transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

            1.    confirmation by each applicable rating agency that the
                  transfer will not result in a qualification, downgrade or
                  withdrawal of any of its then-current ratings of the
                  certificates; or

            2.    the reasonable acceptability of the transferee to the lender;

      o     a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or the sponsor;

      o     transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

      o     transfers of ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

      o     a transfer of non-controlling ownership interests in the related borrower;

      o     a transfer of a controlling ownership interest in the related borrower subject to receipt of written confirmation from the rating agencies that the proposed transfer would not result in a
            qualification, downgrade or withdrawal of any of the then current ratings of the offered certificates;

      o     involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

      o     issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

      o     a transfer of ownership interests for estate planning purposes;

      o     changes in ownership between existing partners and members of the related borrower;

      o     a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower;

      o     transfers of shares in a publicly held corporation or in connection with the initial public offering of a private company; or

      o     other transfers similar in nature to the foregoing.

                                      S-84

      Mortgage Loans Which May Require Principal Paydowns. Certain of the
mortgage loans are secured by letters of credit or cash reserves that in each such case:

      o     will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

      o     if not so released, will (or, in some cases, at the discretion of the lender, may) prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

      See also "--Other Prepayment Provisions" above.

      In the case of one (1) mortgage loan (loan number 143), which represents approximately 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, the related borrower will be required to pay down the mortgage loan in the amount of $1,800,000, together with a prepayment premium, if the franchise agreement relating to the related mortgaged real property is not extended by a specified time.

      Defeasance Loans. Two hundred sixty-three (263) mortgage loans, representing approximately 92.0% of the initial mortgage pool balance (222 mortgage loans in loan group 1, representing approximately 92.5% of the initial loan group 1 balance and 41 mortgage loans in loan group 2, representing approximately 89.7% of the initial loan group 2 balance), permit the borrower to defease the related mortgage loan, in whole or in part, by delivering U.S.
government securities or other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (or in some cases, other non-callable instruments meeting certain requirements (including that delivering such instruments as substitute collateral would not result in adverse tax or ratings consequences to the issuing entity or the certificates)
specified in the related mortgage loan documents) and that satisfy applicable
U.S. Treasury regulations regarding defeasance, as substitute collateral during a period in which voluntary prepayments are generally prohibited. See
"--Prepayment Lock-out Periods" in this prospectus supplement for a description of those periods during which voluntary prepayments are prohibited.

      Each of these mortgage loans permits the related borrower, during the applicable specified periods and subject to the applicable specified conditions, to pledge to the holder of the mortgage loan the requisite amount of government securities and obtain a full or partial release of the mortgaged real property.
In general, the government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

      o     will be made prior, but as closely as possible, to all successive due dates through and including the first date that prepayment is permitted without the payment of any prepayment premium or yield maintenance charge, the maturity date; and

      o     will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment scheduled to be due on that date, together with, in the case of the last due date, any remaining defeased principal balance, with any excess to be returned to the related borrower.

      If less than all of the real property securing any particular mortgage loan or group of cross-collateralized mortgage loans is to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on any one or more of: (i) the allocated loan amount for the property (or portion thereof) to be released and the portion of the monthly debt service payments attributable to the property (or portion thereof) to be released, (ii) an estimated or otherwise determined sales price of the property
(or portion thereof) to be released or (iii) the achievement or maintenance of a specified debt service coverage ratio with respect to the real property that is not being released. Twenty-three (23) mortgage loans, representing approximately
22.8% of the initial

                                      S-85

mortgage pool balance (21 mortgage loans in loan group 1, representing approximately 16.9% of the initial loan group 1 balance, and two (2) mortgage loans in loan group 2, representing approximately 50.7% of the initial loan group 2 balance), permit the partial release of collateral in connection with partial defeasance.

      In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.

      Except as set forth below, none of the mortgage loans may be defeased prior to the second anniversary of the date of initial issuance of the certificates. In the case of the Park La Brea Apartments Loan Combination, a
REMIC election was made with respect to the Park La Brea Apartments Trust
Mortgage Loan on the closing date of the J.P. Morgan Chase Commercial Mortgage
Securities Trust Series 2006-LDP8 securitization (which occurred on September
28, 2006), and defeasance is permitted following the second anniversary of that closing date.

      See "Risk Factors--Risks Related to the Offered Certificates--Yield
Maintenance Charges or Defeasance Provisions May Not Fully Protect Against
Prepayment Risk" in this prospectus supplement.

COLLATERAL SUBSTITUTION AND PARTIAL RELEASES OTHER THAN IN CONNECTION WITH
DEFEASANCE.

      Property Substitutions. In the case of six (6) mortgage loans (loan numbers 51, 54, 57, 76, 89 and 121), representing approximately 2.3% of the initial mortgage pool balance and approximately 2.8% of the initial loan group 1 balance, the related mortgage loans are secured by one or more properties subject to a lease granting the respective tenant the right to purchase the applicable property. If a tenant elects to purchase a mortgage property, the related loan documents permit the release of the applicable property from the lien of the related security instrument and the substitution of the released property with one or more commercial properties of like kind and quality subject to the satisfaction of certain conditions, specifically:

      o     lender receives at least thirty days' notice requesting the proposed substitution and identifying the release property and the
            replacement property;

      o     no event of default has occurred and is continuing on the date of substitution;

      o     the applicable tenant has exercised its right to purchase the release property and to substitute such property with another property pursuant to the terms and conditions of the applicable lease;

      o     the purchase price of the replacement property must be equal to or less than the sales price of the release property;

      o     the related borrower pays a $50,000 substitution fee to lender;

      o     satisfaction of certain LTV and DSCR tests;

      o     receipt of rating agency confirmation;

      o     delivery to the lender of an officer's certificate stating that the related borrower's representations and warranties with respect to the release parcel are true and correct with respect to the replacement parcel;

      o     satisfaction of lender's due diligence conditions with respect to the replacement parcel;

      o     receipt of lender's consent to the substitution, which consent will not be unreasonably withheld; and

                                      S-86

      o     payment of the lender's reasonable out-of-pocket costs and expenses incurred as a result of the substitution.

      In the case of one (1) mortgage loan (loan number 13) the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Konover
Hotel Portfolio representing approximately 1.5% of the initial mortgage pool balance and approximately 1.8% of the initial loan group 1 balance, the related loan documents permit the release of up to five (5) mortgaged properties from the lien of the related security instrument and the substitution of the released properties with commercial properties of like kind and quality subject to the satisfaction of certain conditions for each substitution, specifically:

      o     lender receives at least thirty days' notice requesting the proposed substitution and identifying the release property and the
            replacement property;

      o     no event of default has occurred and is continuing on the date of substitution;

      o     the purchase price of the replacement property must be equal to or less than the sales price of the release property;

      o     the related borrower pays a $25,000 substitution fee to lender per substitution; provided, however, the related borrower pays a $40,000 substitution fee to lender per substitution if more than one substitution request is made during any twelve month period;

      o     satisfaction of certain LTV and DSCR tests;

      o     receipt of rating agency confirmation;

      o     satisfaction of lender's due diligence conditions with respect to the replacement parcel;

      o     lender shall consent to the substitution, which consent will not be unreasonably withheld; and

      o     payment of the lender's reasonable out-of-pocket costs and expenses incurred as a result of each substitution.

      In the case of three (3) mortgage loans (loan numbers 9, 10 and 18), representing approximately 8.4% of the initial mortgage pool balance and approximately 10.2% of the initial loan group 1 balance, the related borrowers are entitled from time to time to substitute a portion of the related mortgage property with another parcel of real property subject to the satisfaction of certain conditions, specifically:

      o     no event of default under the related mortgage loan shall have occurred and be continuing at the time of substitution;

      o     the exchange parcel is vacant, non-income-producing and unimproved or only improved by landscaping, utility facilities that are readily relocatable or surface parking areas;

      o     the replacement parcel is reasonably equivalent in use, value and condition to the exchange parcel; and

      o     the related loan documents are amended to spread the lien of lender's mortgage to the replacement parcel.

      Property Releases. In the case of one mortgage loan (loan number 1), representing approximately 8.6% of the initial mortgage pool balance and approximately 49.1% of the initial loan group 2 balance, the related mortgagor is permitted to obtain a release of the portion of the mortgaged property known as "East of Hauser"

                                      S-87

(the "East Hauser Property") securing the mortgage loan without effecting a partial defeasance of the mortgage loan or making a prepayment of principal provided that, among other things, after giving effect to such release, (i) the underwritten debt service coverage ratio shall not be less than 1.85x and (ii)
the loan to value ratio shall not be more than fifty percent (50%); provided, however, if either of the foregoing financial conditions is not satisfied, the mortgagor may effect a partial defeasance of the mortgage loan or make a prepayment of principal in order to satisfy such financial conditions.

      In addition, the mortgage loan documents permit the mortgagor to obtain a release of the East Hauser Property or a release of the portion of the mortgaged property known as "West of Hauser" in connection with (i) a sale of either property to a special purpose entity meeting certain criteria set forth in the mortgage loan documents or a conveyance of either property to an affiliate of the mortgagor (in either case, the "Severed Property Borrower") and (ii) the assumption by the Severed Property Borrower of a portion of the loan allocated to such released property pursuant to the terms of the mortgage loan documents and such loan documents as shall be required to reflect the terms of the severed loan; provided that, among other things, (A) after giving effect to the severance of the mortgage loan, (a) the underwritten debt service coverage ratio of each loan shall not be less than 1.85x and (b) the loan to value ratio of each loan shall not be more than 50%; provided, however, that if either of the foregoing financial conditions is not satisfied, the mortgagor may effect a partial defeasance of the mortgage loan or make a prepayment of principal in order to satisfy such financial conditions and (B) after giving effect to the severance of the mortgage loan, the aggregate outstanding principal balance of the loans is not less than 17% of the outstanding principal balance of the mortgage loan immediately prior to the severance of the mortgage loan.

      In the case of the Park La Brea Apartments mortgage loan, the related mortgage loan documents also allow the mortgagor to obtain a release of the East
Hauser Property by make a partial prepayment of the mortgage loan in an amount equal to $162,000,000; provided that, among other things, after giving effect to such release, the underwritten debt service coverage ratio shall not be less than the greater of (a) the underwritten debt service coverage ratio on the closing date of the mortgage loan and (b) the underwritten debt service coverage ratio immediately preceding such release.

      In the case of six (6) mortgage loans (loan numbers 3, 4, 5, 6, 7 and 8), the related loan documents permit the partial assumption of individual
YPI-Transwestern Portfolio Loan and the release of such individual property from cross-collateralization, subject to a variety of conditions, including maximum leverage requirements, underwriting tests, tenant-specific extension requirements and payment of a transfer fee. Additional TI/LC reserves may be required to the extent that there are rollover concentrations.

      In the case of one (1) mortgage loan (loan number 11), representing approximately 2.8% of the initial mortgage pool balance and 3.3% of the initial group 1 balance, the related borrower may obtain the release of a mortgaged real property known as "Paragon Gymnastics" parcel from the lien of the mortgage (and the other loan documents, as applicable); provided that, among other things, after giving effect to such release, (a) the underwritten debt service coverage ratio shall not be less than 1.28x and (b) the loan to value ratio shall not be more than 80%.

      In the case of one (1) mortgage loan (loan number 19), representing approximately 1.0% of the initial mortgage pool balance and 1.2% of the initial group 1 balance, the related borrower is in the process of creating a new tax parcel for a portion of the mortgaged property improved by a movie theater. The borrower will be permitted to release the movie theater space upon the creation of a new tax parcel. The related mortgage loan seller did not underwrite the income attributable to such movie theater space.

      In the case of one (1) mortgage loan (loan number 75, representing approximately 0.4% of the initial mortgage pool balance and 0.4% of the initial group 1 balance, the related loan documents provide for defeasance; however, in connection with the partial release of 2 specified properties of the 8 properties securing the mortgage loan, the borrower may obtain a release of such properties prior to the defeasance lockout date by prepaying a portion of the loan ($4,115,000 with respect to one release of property and $1,160,000 with respect to the other

                                      S-88

release property) on or prior to the October 2009 payment date, in each case with a prepayment penalty consisting of the greater of yield maintenance or 1%.

      In the case of one (1) mortgage loan (loan number 145), representing approximately 0.2% of the initial mortgage pool balance and 0.2% of the initial group 1 balance, the sole tenant has the right to purchase the mortgaged property from the borrower under certain circumstances. If the purchase option is exercised (a) prior to the expiration of the defeasance lockout period, the borrower is required to prepay the mortgage loan with yield maintenance, (b)
after the expiration of the defeasance lockout period, the borrower is required to defease the mortgage loan. In addition, following a condemnation, the sole tenant will be required to (and if less than 15% of the property is condemned, may) make an irrevocable offer to purchase the mortgaged property, subject to certain conditions. In accordance with the loan documents, the lender will have the right to accept or reject such offer. If the lender accepts the purchase offer, then the lender would be required to release the mortgaged property from the lien of the mortgage and the borrower would not be responsible for any shortfall between the amount of the purchase offer and the amount required to prepay the mortgage loan with yield maintenance or costs of defeasance.

      In the case of one (1) mortgage loan (loan number 26), the mortgaged real property identified on Annex A-1 to this prospectus supplement as University
Square representing approximately 0.9% of the initial mortgage pool balance and approximately 1.0% of the initial loan group 1 balance, the related borrower has deposited funds into an occupancy reserve or provided an approved letter of credit to lender in lieu thereof as additional security for the mortgage loan.
If certain conditions under the related loan documents are not satisfied, lender may apply the reserve funds or draw on the letter of credit to pay down a portion of the mortgage loan. If such prepayment occurs, the related borrower may obtain a release of a pre-determined parcel from the lien of the related security instrument provided that certain conditions in the related loan documents are satisfied, including, but not limited to (i) no event of default has occurred and is continuing under the mortgage loan, (ii) receipt of rating agency confirmation, (iii) satisfaction of a debt service coverage ratio test and (iv) delivery of an opinion from counsel reasonably satisfactory to lender stating that, among other things, the release will not affect any REMIC status.

      In the case of three (3) mortgage loans (loan numbers 9, 10 and 18), representing approximately 8.4% of the initial mortgage pool balance and approximately 10.2% of the initial loan group 1 balance, the related borrowers are entitled from time to time to acquire one or more additional parcels of real property, which parcels may be improved and income-producing, provided that certain conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing under the related mortgage loan on the acquisition date; (ii) the related loan documents are amended to spread the lien of lender's mortgage to the acquired parcels; and (iii) payment of lender's reasonable out-of-pocket expenses incurred with respect to any such acquisitions. The related borrowers are permitted from time to time to release any such acquired parcels from the mortgage lien, provided that certain conditions in the related loan documents are satisfied, including, but not limited to (i) no event of default has occurred and is continuing under the mortgage loan, (ii) payment of lender's reasonable out-of-pocket expenses incurred with respect to any such release and (iii) not less than ten (10) days prior to the date of the release, lender shall have received a notice setting forth (a) the date of the release, (b) the name of the proposed transferee, (c)
a metes and bounds description of the release parcel and (d) a survey of the release parcel.

      In the case of one (1) mortgage loan (loan number 13), which is secured by the mortgaged real property identified on Annex A-1 as Konover Hotel Portfolio, representing approximately 1.5% of the initial mortgage pool balance, after the earlier of (a) four (4) years from the closing of the related mortgage loan or
(b) two (2) years from the securitization of the related mortgage loan, the related loan documents permit single or multiple parcels of the mortgaged property to be released from the lien of the related mortgage (but in no event may more than five (5) properties be released during the term of the related mortgage loan unless such release is in connection with a full defeasance of the entire outstanding principal balance of the A-note and B-note composing the related mortgage loan) upon satisfaction of certain conditions including: (i)
sixty (60) days' notice to lender; (ii) payment of a release price in the amount of 110% of the allocated loan amount(s) for the property or properties to be released; (iii) no event of default has occurred and is continuing under the related loan documents; (iv) payment of lender's reasonable costs in connection with each release; (v) satisfaction of debt

                                      S-89

service coverage ratio tests; (vi) delivery to lender of evidence that the existing mezzanine loan secured by ownership interests in the related borrower has been prepaid in the amount(s) allocated to the property or properties being released; (viii) satisfaction of all conditions precedent to the defeasance of the portion of the A-note and the B-note equal to the applicable release price(s) of the property or properties being released and (ix) payment of a prepayment penalty.

      In the case of one (1) mortgage loan (loan number 198), which is secured by the mortgaged real property identified on Annex A-1 as Burgard Industrial
Park, representing approximately 0.1% of the initial mortgage pool balance, the related loan documents permit two designated parcels of the mortgaged property to be released from the lien of the related mortgage upon satisfaction of certain conditions including: (i) sixty (60) days' notice to lender; (ii)
payment of a pre-determined release price; (iii) no event of default has occurred and is continuing under the related loan documents; (iv) payment of lender's reasonable costs in connection with each release; (v) satisfaction of a debt service coverage ratio test; (vi) delivery of an opinion from counsel reasonably satisfactory to lender stating that, among other things, each release will not affect REMIC status; (vii) if a release occurs before the earlier of
(a) four (4) years from the closing of the related mortgage loan or (b) two (2)
years from the securitization of the related mortgage loan, payment of a prepayment penalty; and (viii) if a release occurs after the earlier of (a) four
(4) years from the closing of the related mortgage loan or (b) two (2) years from the securitization of the related mortgage loan, satisfaction of certain conditions precedent to partial defeasance as set forth in the related loan documents.

      In the case of one (1) mortgage loan (loan number 67), which is secured by the mortgaged real property identified on Annex A-1 as Pentagon Park, representing approximately 0.4% of the initial mortgage pool balance, after the earlier of (a) four (4) years from the closing of the related mortgage loan or
(b) two (2) years from the securitization of the related mortgage loan, the related loan documents permit two designated parcels of the mortgaged property to be released from the lien of the related mortgage upon satisfaction of certain conditions including: (i) sixty (60) days' notice to lender; (ii)
payment of a pre-determined release price for each parcel to be released; (iii)
no event of default has occurred and is continuing under the related loan documents; (iv) payment of lender's reasonable costs in connection with each release; (v) satisfaction of debt service coverage ratio and loan-to-value tests and (vi) satisfaction of certain conditions in the related loan documents for the partial defeasance of the related promissory note in the amount of the applicable release price.

      In the case of one (1) mortgage loan (loan number 95)), which represents approximately 0.3% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance, after the earlier of (a) four (4) years from the closing of the mortgage loan or (b) two (2) years from the securitization of the mortgage loan, the related loan documents permit a specific parcel of the related mortgaged real property to be released from the lien of the related mortgage upon satisfaction of certain conditions including: (i) payment of a release price; (ii) the absence of any continuing event of default under the related loan documents; (iii) satisfaction of a debt service coverage ratio test and (iv) satisfaction of all conditions precedent to the defeasance of the portion of the mortgage loan equal to the release price.

      Some of the mortgage loans that we intend to include in the assets of the issuing entity may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case do not represent a significant portion of the appraised value of the related mortgaged real property or were not taken into account in underwriting the subject mortgage loan (but may not have been excluded from the appraised value of the related mortgaged real property), which appraised value is shown on Annex A-1 to this prospectus supplement.

MORTGAGE POOL CHARACTERISTICS

      General. A detailed presentation of various characteristics of the mortgage loans, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annexes A-1, A-2, B and C to this prospectus supplement. Some of the terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed in the glossary to this prospectus supplement.

                                      S-90

The statistics in the tables and schedules on Annexes A-1, A-2, B and C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT MORTGAGE LOANS

      The following table shows certain characteristics of the ten largest mortgage loans and/or groups of cross-collateralized mortgage loans in the trust, by cut-off date principal balance.

                                                  NUMBER OF
                                                   MORTGAGE                                        % OF INITIAL   % OF INITIAL
                                                    LOANS/         CUT-OFF DATE     % OF INITIAL   LOAN GROUP 1   LOAN GROUP 2
                                    MORTGAGE    MORTGAGED REAL      PRINCIPAL         MORTGAGE       MORTGAGE       MORTGAGE
           LOAN NAME              LOAN SELLER     PROPERTIES         BALANCE        POOL BALANCE   POOL BALANCE   POOL BALANCE
--------------------------------  -----------   ---------------   --------------    ------------   -------------  ------------

Park La Brea Apartments               IXIS            1/1         $  387,500,000         8.6%            0.0%         49.1%
Beacon Office Portfolio               MLML            1/1            225,000,000         5.0             6.0           0.0
YPI Transwestern Portfolio            CRF             6/7            224,400,000         5.0             6.0           0.0
First Colony Mall                     MLML            1/1            194,612,784         4.3             5.2           0.0
Pinnacle Hills Promenade              MLML            1/1            140,000,000         3.1             3.8           0.0
Central Park Shopping Center          IXIS            1/1            125,000,000         2.8             3.3           0.0
Georgetown Renaissance
  Portfolio                           MLML           1/18            100,000,000         2.2             2.7           0.0
Konover Hotel Portfolio               MLML           1/15             67,000,000         1.5             1.8           0.0
Anaheim Plaza                         MLML           1/11             61,750,000         1.4             1.7           0.0
Sahara Pavilion North                 MLML            1/1             56,250,000         1.2             1.5           0.0
                                                ---------------   --------------    ------------   -------------  ------------
TOTAL/WEIGHTED AVERAGE:                             15/48         $1,581,512,784        35.0%           32.0%         49.1%
                                                ===============   ==============    ============   =============  =============

                                                                      CUT-OFF
                                                                       DATE
                                                                    (PRINCIPAL)
                                                                      BALANCE                   CUT-OFF
                                                     PROPERTY           PER                      DATE
                                       PROPERTY        SIZE          SF/UNIT/                     LTV
           LOAN NAME                     TYPE      SF/UNITS/ROOMS    ROOMS(2)      DSCR(2)    RATIO(2)(3)
--------------------------------    ------------   --------------    ---------     -------   -------------

Park La Brea Apartments             Multifamily           4,238      $182,869        1.37x       59.6%
Beacon Office Portfolio             Office            1,367,594           165        1.21        77.6
YPI Transwestern Portfolio          Office            2,083,585           108        1.34        76.6
First Colony Mall                   Retail              416,081           468        1.16        69.5
Pinnacle Hills Promenade            Retail              425,965           329        1.38        78.9
Central Park Shopping Center        Retail              665,487           188        1.32        78.6
Georgetown Renaissance
  Portfolio                         Various             303,059           330        1.31        51.0
Konover Hotel Portfolio             Hospitality           1,103        60,743        1.42        74.4
Anaheim Plaza                       Retail              345,708           179        1.43        67.5
Sahara Pavilion North               Retail              333,679           169        1.40        72.1
                                   ------------   --------------    ---------     --------  -------------
TOTAL/WEIGHTED AVERAGE:                                                              1.32x       69.8%
                                                                                  ========  =============

____________________
(1)   Property size is indicated in square feet, except with respect to hospitality properties (in which case it is indicated in rooms) and multifamily properties (in which case it is indicated in dwelling units).

(2)   In the case of the Park La Brea Apartments Trust Mortgage Loan, the cut-off date principal balance per square foot, the debt service coverage ratio and the cut-off date loan-to-value ratio, were determined taking into consideration, in the case of the debt service coverage ratio, the aggregate annualized amount of debt service that will be payable under the
      Park La Brea Apartments Trust Mortgage Loan and the Park La Brea
      Apartments Pari Passu Non-Trust Loan and, in the case of the cut-off date principal balance per square foot and the cut-off date loan-to-value ratio, the cut off date principal balance of the Park La Brea Apartments
      Trust Mortgage Loan and the Park La Brea Apartments Pari Passu Non-Trust
      Loan.

(3)   Based on the stabilized appraisal values for the 1600 Corporate Center property and the Kensington Corporate Center property. The Cut-off Date
      LTV Ratio and LTV Ratio at Maturity are both 78.4% based on an "as is"
      appraised value of $286,100,000 for the whole portfolio.

      See Annex C to this prospectus supplement for descriptions of the ten largest mortgage loans and/or groups of cross-collateralized mortgage loans.

THE LOAN COMBINATIONS

      General. The mortgage pool will include three (3) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other loans that we will not include in the trust. Each loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The loans that are part of a particular Loan
Combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan
Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is effected either through one or more co-lender agreements or other intercreditor arrangements to which the respective holders of the subject promissory notes are parties or by virtue of relevant provisions contained in the related loan

                                      S-91

documents. Such co-lender agreements or other intercreditor arrangements will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective loans comprising a Loan
Combination.

      The table below identifies each mortgage loan that is part of a Loan
Combination.

-----------------------------------------------------------------------------------------------------------------------------
                                                              RELATED        RELATED
                                                             PARI PASSU      B-NOTE                 U/W DSCR (NCF)
                 MORTGAGE LOANS THAT ARE                     NON-TRUST      NON-TRUST       AND CUT-OFF DATE LOAN-TO-VALUE
               PART OF A LOAN COMBINATION                       LOAN          LOANS        RATIO OF ENTIRE LOAN COMBINATION
-----------------------------------------------------------------------------------------------------------------------------
                                                  % OF
                                                INITIAL
MORTGAGED REAL PROPERTY NAME   CUT-OFF DATE     MORTGAGE      ORIGINAL      ORIGINAL
(AS IDENTIFIED ON ANNEX A-1      PRINCIPAL        POOL       PRINCIPAL      PRINCIPAL       U/W NCF         CUT-OFF DATE
TO THIS PROSPECTUS SUPPLEMENT)    BALANCE       BALANCE       BALANCE        BALANCE         DSCR       LOAN-TO-VALUE RATIO
-----------------------------------------------------------------------------------------------------------------------------

Park La Brea Apartments         $387,500,000      8.6%      $387,500,000       N/A           1.37x             59.6%
-----------------------------------------------------------------------------------------------------------------------------
Konover Hotel Portfolio         $67,000,000       1.5%          N/A        $4,000,000        1.30x             78.9%
-----------------------------------------------------------------------------------------------------------------------------
93-20 Roosevelt Avenue          $11,134,678       0.2%          N/A         $718,750         1.13x             80.6%
-----------------------------------------------------------------------------------------------------------------------------

THE PARK LA BREA APARTMENTS LOAN COMBINATION

      General. The Park La Brea Apartments Trust Mortgage Loan, which has a cut-off date principal balance of $387,500,000, representing approximately 8.6%
of the initial mortgage pool balance and approximately 49.1% of the initial loan group 2 balance, is part of the Loan Combination that we refer to as the Park La
Brea Apartments Loan Combination. The Park La Brea Apartments Loan Combination
consists of the Park La Brea Apartments Trust Mortgage Loan and the Park La Brea
Apartments Pari Passu Non-Trust Loan, which is not included in this trust, but is secured by the same Mortgaged Property. The Park La Brea Apartments Loan
Combination will be serviced under the Series 2006-LDP8 Pooling and Servicing
Agreement. The relative rights of the holders of the loans comprising the Park
La Brea Apartments Loan Combination are governed by the Park La Brea Apartments
Intercreditor Agreement.

      Priority of Payments. Pursuant to the Park La Brea Apartments
Intercreditor Agreement, collections on the Park La Brea Apartments Loan
Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents) will always be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the Series 2006-LDP8 Pooling and Servicing Agreement) to the issuing entity, as holder of the Park La Brea Apartments Trust Mortgage Loan, and the Series
2006-LDP8 trust, as the holder of the Park La Brea Apartments Non-Trust Mortgage
Loan, on a pro rata and pari passu basis, in accordance with their respective original principal balances.

      Park La Brea Apartments Consultation Rights. Pursuant to the Park La Brea
Apartments Intercreditor Agreement, the Series 2006-LDP8 Master Servicer or the
Series 2006-LDP8 Special Servicer, as applicable, will not be permitted to take any of the following actions without obtaining the approval of the Park La Brea
Apartments Controlling Party:

      o     any modification or amendment of, or waiver with respect to, the
            Park La Brea Apartments Loan Combination or the related mortgage loan documents that would result in the extension of the maturity date, a reduction in the interest rate or the monthly payment, or any prepayment premium, exit fee or yield maintenance premium payable on the Park La Brea Apartments Loan Combination or a deferral or forgiveness of interest on or principal of the Park La
            Brea Apartments Loan Combination, a modification or waiver of any other monetary term of the related mortgage loan documents relating to the timing or amount of any payment of principal and interest
            (other than default interest) or a modification or waiver of any provision of the Park La Brea Apartments Loan Combination which restricts the related borrower from incurring additional
            indebtedness or from transferring a mortgaged real property or any transfer of direct or indirect equity interests in the borrower;

                                      S-92

      o     any modification or amendment of, or waiver with respect to, the related mortgage loan documents that would result in a discounted pay off of the Park La Brea Apartments Loan Combination;

      o     any foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the mortgaged real property securing the Park La Brea Apartments Loan Combination or any acquisition of the related mortgaged real property by deed in lieu of foreclosure;

      o     any proposed or actual sale of the mortgaged real property or REO property (other than in connection with (i) the repurchase or replacement of any mortgage loan by the related loan seller for a breach of representation or warranty or for defective or deficient loan documentation, (ii) the sale of defaulted mortgage loans and
            (iii) the termination of the trust and liquidation of all of the mortgage loans in the trust, in each case as provided in the Park La
            Brea Apartments Intercreditor Agreement);

      o     subject to certain exceptions, any proposed or actual sale of the
            Park La Brea Apartments Loan Combination by the applicable servicer;

      o     any release of the borrower, any guarantor or other obligor from liability with respect to the Park La Brea Apartments Loan
            Combination;

      o     any determination not to enforce a "due on sale" or "due on encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) as provided in the Series
            2006-LDP8 Pooling and Servicing Agreement (or similar provision in any other servicing agreement, if applicable);

      o     any action to bring a related property or REO property into compliance with environmental laws or otherwise address hazardous materials located at the property or REO property;

      o     any substitution or release of collateral or acceptance of additional collateral for the Park La Brea Apartments Loan
            Combination including the release of additional collateral for the
            Park La Brea Apartments Loan Combination unless required by the underlying Park La Brea Apartments Loan Combination documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a
            "curb-cut");

      o     any consent, waiver or approval with respect to any change in the property manager at the mortgaged real property;

      o     adoption or approval of a plan in a bankruptcy of a borrower;

      o     consenting to any new lease or any amendment, modification, waiver or termination of any lease, in each case to the extent the lender's approval is required under the related mortgage loan documents; or

      o     any renewal or replacement of the then existing insurance policies
            (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

provided that the Series 2006-LDP8 Master Servicer or the Series 2006-LDP8
Special Servicer, as applicable, will be required to consult, on a non-binding basis for a period of at least 10 Business Days, with the series 2006-4 controlling class representative in respect of the items set forth above, and will provide the series 2006-4 controlling class representative with an opportunity to review any proposed action to be taken in respect thereof.

                                      S-93

Notwithstanding the foregoing, the Series 2006-LDP8 Special Servicer will not be obligated to seek approval from the Park La Brea Apartments Controlling Party, as contemplated above, for any actions to be taken by the Series 2006-LDP8
Special Servicer with respect to the Park La Brea Apartments Loan Combination or related REO Property if (i) the Series 2006-LDP8 Special Servicer has, as
described above, notified the Park La Brea Apartments Controlling Party in writing of various actions that the Series 2006-LDP8 Special Servicer proposes to take with respect to the workout or liquidation of the Park La Brea
Apartments Loan Combination or related REO Property and (ii) for 60 days following the first such notice, the Park La Brea Apartments Controlling Party has objected to all of those proposed actions but has failed to suggest any alternative actions that do not violate the applicable servicing standard.

THE A/B LOAN COMBINATIONS

      General. There are two (2) A-Note Trust Mortgage Loans, which respectively represent approximately 1.5% and 0.2% of the initial mortgage pool balance and approximately 1.8% and 0.3% of the initial loan group 1 balance, that are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Konover Hotel Portfolio and 93-20 Roosevelt Avenue,
respectively. In each case, the related borrower has encumbered the subject mortgaged real property with junior debt, which constitutes the related B-Note
Non-Trust Loan. In each case, the aggregate debt consisting of the A-Note Trust
Mortgage Loan and the related B-Note Non-Trust Loan, which two mortgage loans constitute an A/B Loan Combination, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include each of the
A-Note Trust Mortgage Loans in the trust fund. Each of the B-Note Non-Trust
Loans was sold immediately after origination to CBA Mezzanine Capital Finance,
LLC, and will not be included in the trust fund.

      In each case, the A-Note Trust Mortgage Loan and related B-Note Non-Trust
Loan are cross-defaulted. Each B-Note Non-Trust Loan has the same maturity date, amortization schedule and prepayment structure as the related A-Note Trust
Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each A-Note Trust Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only that A-Note
Trust Mortgage Loan and does not take into account the related B-Note Non-Trust
Loan.

      The trust, as the holder of the A-Note Trust Mortgage Loans, and the respective holders of the B-Note Non-Trust Loans are parties to separate intercreditor agreements, each of which we refer to as an A/B Intercreditor
Agreement. The servicing and administration of each A-Note Trust Mortgage Loan
(and, to the extent described below, the related B-Note Non-Trust Loan) will be performed by the master servicer on behalf of the trust (and, in the case of the related B-Note Non-Trust Loan, on behalf of the holder of that loan). The master servicer will be required to collect payments with respect to any B-Note
Non-Trust Loan following the occurrence of certain events of default with respect to the related A/B Loan Combination described in the related A/B
Intercreditor Agreement. The following describes certain provisions of the A/B
Intercreditor Agreements.

      Allocation of Payments Between Each A-Note Trust Mortgage Loan and the
Related B-Note Non-Trust Loan. The rights of the holder of each B-Note Non-Trust
Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related A-Note Trust Mortgage
Loan to receive such amounts. So long as an A/B Material Default has not occurred or, if an A/B Material Default has occurred but is no longer continuing with respect to an A/B Loan Combination, the borrower under the subject A/B Loan
Combination will be required to make separate payments of principal and interest to the holder of the related A-Note Trust Mortgage Loan and B-Note Non-Trust
Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust as the holder of the A-Note Trust Mortgage Loans. Any voluntary principal prepayments will be applied as provided in the related loan documents;
provided that any prepayment resulting from the payment of insurance proceeds or condemnation awards or accepted during the continuance of an event of default will be applied as though there were an existing A/B Material Default. If an A/B
Material Default occurs and is continuing with respect to an A/B Loan
Combination, then all amounts tendered by the borrower or otherwise available for payment of that A/B Loan Combination will be applied by the master servicer
(with any payments received by the holder of the related B-Note Non-Trust Loan after and during an A/B Material Default

                                      S-94

to be forwarded to the master servicer), net of certain amounts, in the sequential order of priority provided for in the related A/B Intercreditor
Agreement, which generally provides that all interest, principal, yield maintenance charges and outstanding expenses in respect of the subject A-Note
Trust Mortgage Loan will be paid in full prior to any application of payments in respect of the related B-Note Non-Trust Loan.

      Notwithstanding the foregoing, amounts payable with respect to each B-Note
Non-Trust Loan will not be available to cover all costs and expenses associated with the related A-Note Trust Mortgage Loan. Unless an A/B Material Default
exists, payments of principal and interest with respect to each B-Note Non-Trust
Loan will be made directly by the borrower to the holder of the related B-Note
Non-Trust Loan and, accordingly, will not be available to cover certain expenses that, upon payment out of the trust fund, will constitute Additional Trust Fund
Expenses. For example, a Servicing Transfer Event could occur with respect to an
A/B Loan Combination, giving rise to special servicing fees, at a time when no
A/B Material Default exists. In addition, following the resolution of all
Servicing Transfer Events (and presumably all A/B Material Defaults) with respect to an A/B Loan Combination, workout fees would be payable. The special servicer has agreed that special servicing fees, workout fees and principal recovery fees earned with respect to any B-Note Non-Trust Loan will be payable solely out of funds allocable thereto. However, special servicing compensation earned with respect to an A-Note Trust Mortgage Loan, as well as interest on related Advances and various other servicing expenses, will be payable out of collections allocable to that A-Note Trust Mortgage Loan and/or general collections on the mortgage pool if collections allocable to the related B-Note
Non-Trust Loan are unavailable or insufficient to cover such items.

      If, after the expiration of the right of the holder of any B-Note
Non-Trust Loan to purchase the related A-Note Trust Mortgage Loan (as described below), the related A-Note Trust Mortgage Loan or the subject B-Note Non-Trust
Loan is modified in connection with a workout so that, with respect to either the related A-Note Trust Mortgage Loan or the B-Note Non-Trust Loan, (a) the
outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of the related A/B Loan Combination, then all payments to the trust, as the holder of the related A-Note Trust Mortgage Loan, will be made as if the workout did not occur and the payment terms of the related A-Note Trust
Mortgage Loan will remain the same. In that case, the holder of the subject
B-Note Non-Trust Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the related A-Note
Trust Mortgage Loan or the subject B-Note Non-Trust Loan attributable to the workout (up to the outstanding principal balance, together with accrued interest, of the subject B-Note Non-Trust Loan).

      Servicing of the A/B Loan Combinations. Each A-Note Trust Mortgage Loan
and the related mortgaged real property will be serviced and administered by the master servicer and/or special servicer pursuant to the pooling and servicing agreement. The master servicer and/or special servicer will service and administer each B-Note Non-Trust Loan to the extent described below. The
Servicing Standard will require the master servicer and the special servicer to take into account the interests of both the trust and the holder of the related
B-Note Non-Trust Loan when servicing each A/B Loan Combination, with a view to maximizing the realization for both the trust and the holder of the related
B-Note Non-Trust Loan as a collective whole, taking into account, to the extent consistent with the related A/B Intercreditor Agreement, the subordinate nature of the related B-Note Non-Trust Loan. The holder of each B-Note Non-Trust Loan will be deemed a third-party beneficiary of the pooling and servicing agreement.

      The master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each A/B Loan Combination. Subject to certain limitations with respect to modifications and certain rights of the holder of a B-Note Non-Trust
Loan to purchase the related A-Note Trust Mortgage Loan (as discussed under
"--Modifications" and "--Purchase of an A-Note Trust Mortgage Loan by the Holder
of the Related B-Note Non-Trust Loan"), the holder of a B-Note Non-Trust Loan has no voting, consent or other rights with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the related A/B Loan Combination.

                                      S-95

      So long as an A/B Material Default has not occurred with respect to an A/B
Loan Combination, the master servicer will have no obligation to collect payments with respect to the related B-Note Non-Trust Loan. A separate servicer of that B-Note Non-Trust Loan will be responsible for collecting amounts payable in respect of that B-Note Non-Trust Loan. That servicer will have no servicing duties or obligations with respect to the related A-Note Trust Mortgage Loan or the related mortgaged real property. If an A/B Material Default occurs with respect to an A/B Loan Combination, the master servicer or the special servicer, as applicable, will (during the continuance of that A/B Material Default)
collect and distribute payments for both the related A-Note Trust Mortgage Loan and the B-Note Non-Trust Loan according to the sequential order of priority provided for in the related A/B Intercreditor Agreement.

      Advances. Neither the master servicer nor the trustee is required to make any P&I advances with respect to a B-Note Non-Trust Loan. Neither the holder of any B-Note Non-Trust Loan nor any related separate servicer is required to make any P&I advance with respect to the related A-Note Trust Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The master servicer and, if applicable, the trustee will make servicing advances, if required, with respect to the mortgaged real property securing an A/B Loan
Combination. The special servicer may, but is not obligated to, make servicing advances with respect to the mortgaged real property securing an A/B Loan
Combination.

      Modifications. The ability of the master servicer or the special servicer, as applicable, to enter into any assumption, amendment, deferral, extension, increase or waiver of any term or provision of a B-Note Non-Trust Loan, an
A-Note Trust Mortgage Loan or the related loan documents, is limited by the rights of the holder of the subject B-Note Non-Trust Loan to approve modifications and other actions as contained in the related A/B Intercreditor
Agreement; provided that the consent of the holder of a B-Note Non-Trust Loan will not be required in connection with any modification or other action with respect to the related A/B Loan Combination after the expiration of the right of the holder of the B-Note Non-Trust Loan to purchase the related A-Note Trust
Mortgage Loan; and provided, further, that no consent or failure to provide consent of the holder of a B-Note Non-Trust Loan may cause the master servicer or special servicer to violate applicable law or any term of the pooling and servicing agreement, including the Servicing Standard. The holder of a B-Note
Non-Trust Loan may not enter into any assumption, amendment, deferral, extension, increase or waiver of the subject B-Note Non-Trust Loan or the related loan documents without the prior written consent of the trustee, as holder of the related A-Note Trust Mortgage Loan, acting through the master servicer and/or the special servicer as specified in the pooling and servicing agreement.

      Purchase of an A-Note Trust Mortgage Loan by the Holder of the Related
B-Note Non-Trust Loan. Upon the occurrence of any one of certain defaults that are set forth in the related A/B Intercreditor Agreement, the holder of a B-Note
Non-Trust Loan will have the right to purchase the related A-Note Trust Mortgage
Loan at a purchase price determined under the A/B Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of the A-Note
Trust Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the A-Note Trust Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer, the special servicer or the trustee with respect to the mortgaged real property, together with any advance interest thereon, (d)
reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject A/B Loan Combination by the master servicer or special servicer, (e) any interest on any unreimbursed P&I advances made by the master servicer or the trustee with respect to the A-Note Trust Mortgage Loan,
(f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and
(g) out-of-pocket expenses incurred by the trustee, the special servicer or the master servicer with respect to the A/B Loan Combination together with advance interest thereon.

      The holder of a B-Note Non-Trust Loan does not have any rights to cure any defaults with respect to the related A/B Loan Combination.

                                      S-96

ADDITIONAL LOAN AND PROPERTY INFORMATION

      Delinquencies. Each mortgage loan seller will represent in its mortgage loan purchase agreement that, with respect to the mortgage loans that we will purchase from that mortgage loan seller, no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the cut-off date for such mortgage loan in December 2006, without giving effect to any applicable grace period, nor was any scheduled payment 30 days or more delinquent with respect to any monthly debt service payment at any time since the date of its origination, without giving effect to any applicable grace period. None of the mortgage loans has experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

      Tenant Matters. Described and listed below are certain aspects of the some of the tenants at the mortgaged real properties for the mortgage loans--

      o     One hundred thirty four (134) of the mortgaged real properties, securing approximately 30.8% of the initial mortgage pool balance and approximately 37.3% of the initial loan group 1 balance are, in each case, a retail property, an office property or an
            industrial/warehouse property that is leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property. A number of companies are major tenants at more than one of the mortgaged real properties.

      o     Thirty-five (35) of the mortgaged real properties, securing approximately 5.8% of the initial mortgage pool balance and approximately 7.0% of the initial loan group 1 balance are entirely or substantially leased to a single tenant.

      o     There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

      o     Certain tenant leases at the mortgaged real properties (including mortgaged real properties leased to a single tenant) have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. See Annex A-1 to this prospectus supplement for information regarding lease term expirations with respect to the three largest tenants (or, if applicable, single tenant) at the retail, office, industrial and mixed use mortgaged real properties.

      o     Nine (9) of the mortgaged real properties, representing security for approximately 1.2% of the initial mortgage pool balance (eight mortgaged properties securing approximately 1.3% of the initial loan group 1 balance and one mortgaged property securing approximately
            0.7% of the initial loan group 2 balance), are multifamily rental properties that have a material concentration of student tenants.
            Those kinds of mortgaged real properties may experience more fluctuations in occupancy rates than other types of properties.

      o     Certain of the mortgaged real properties are multifamily rental properties that receive rent subsidies from the United States
            Department of Housing and Urban Development under the Section 42 low income tax credit program or have tenants whose rents are subsidized under HUD's Section 8 housing choice voucher program or are otherwise subsidized.

      o     With respect to certain of the mortgage loans, one or more of the tenants may be local, state or federal governmental entities
            (including mortgaged properties leased to a single tenant). These entities may have the right to terminate their leases at any time, subject to various conditions, including notice to the landlord or a loss of available funding.

      o     With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of

                                      S-97

            their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases.

      Ground Leases. In the case of each of six (6) mortgaged real properties securing, in whole or partially, six (6) mortgage loans, representing approximately 4.0% of the initial mortgage pool balance and approximately 4.8%
of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold or sub-leasehold interest in the subject mortgaged real property, but not on the corresponding fee interest. In each case, the related ground lease or sub-ground lease, after giving effect to all extension options exercisable at the option of the relevant lender, expires more than 10 years after the stated maturity of the related mortgage loan and the ground lessor has agreed to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the related ground lessee.

      See "Risk Factors--Lending on Ground Leases Creates Risks for Lenders That
Are Not Present When Lending on an Actual Ownership Interest in a Real Property"
and "Legal Aspects Of Mortgage Loans--Foreclosure--Leasehold Considerations" in
the accompanying base prospectus.

      Additional and Other Financing.

      Additional Secured Debt.

      In the case of the Park La Brea Apartments Trust Mortgage Loan, the related mortgage also secures the Park La Brea Apartments Pari Passu Non-Trust
Loan, which will not be included in the assets of the issuing entity. See "--The
Loan Combinations--The Park La Brea Apartments" above for a description of certain aspects of the Park La Brea Apartments Loan Combination.

      In the case of each of the A-Note Trust Mortgage Loans, the related mortgage also secures the related B-Note Non-Trust Loan, which will not be included in the assets of the issuing entity. See "--The Loan Combinations--The
A/B Loan Combinations" above for a description of certain aspects of the related
Loan Combinations.

      In the case of one mortgage loan (loan number 237), representing approximately 0.1% of the initial mortgage pool balance and 0.1% of the initial group 1 balance, the related borrower has incurred additional debt in the amount of $500,000, which debt represents a second mortgage secured by the related mortgaged real property.

      In the case of the mortgage loan (loan number 146) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Georgetown Apartments & The Willows Apartments, representing approximately 0.2%
of the initial mortgage pool balance and approximately 1.0% of the initial loan group 2 balance, the related borrower has incurred a subordinate mortgage loan in the original principal amount of $1,100,000, which subordinate mortgage loan is secured by a second mortgage on the related mortgaged real property. The subordinate mortgage loan will not be included in the trust and is subject to a subordination and standstill agreement.

      In the case of three (3) mortgage loans, representing approximately 0.6%
of the initial mortgage pool balance and approximately 0.7% of the initial loan group 1 balance, the related borrowers are permitted to incur subordinated indebtedness secured by their related mortgaged real properties as identified in the table below.

                                      S-98

                                                        MORTGAGE
                                                      LOAN CUT-OFF      MAXIMUM COMBINED LTV     MINIMUM COMBINED DSCR
 LOAN GROUP         MORTGAGED PROPERTY NAME           DATE BALANCE         RATIO PERMITTED             PERMITTED
------------   ---------------------------------   ------------------   ---------------------   ------------------------

     1         Storage One at Regena                  $  2,795,084               70%                     1.20x
     1         Cypress Center                         $  1,497,437               75%                     1.20x
     1         Colonial Office Park                   $ 23,500,000               80%                     1.20x

_____________________

      Except as described above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by the related mortgaged real properties without the lender's consent.
See "Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's Other
Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which
May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a
Principal's Equity in, and Therefore Its Incentive to Support, a Mortgaged Real
Property" in this prospectus supplement. See also, See "Risk Factors--Additional
Secured Debt Increases the Likelihood That a Borrower Will Default on a Mortgage
Loan Underlying Your Offered Certificates" and "Legal Aspects Of Mortgage
Loans--Subordinate Financing" in the accompanying base prospectus.

      Mezzanine Debt. In the case of 17 mortgage loans, representing approximately 11.0% of the initial mortgage pool balance (16 mortgage loans in loan group 1, representing approximately 13.0% of the initial loan group 1 balance, and one (1) mortgage loans in loan group 2, representing approximately
1.8% of the initial loan group 2 balance), the owner(s) of the related borrower have pledged their interests in the borrower to secure secondary financing in the form of mezzanine debt, as indicated in the table below.

                                                                                               MATURITY
                                                MORTGAGE LOAN     ORIGINAL                      DATE OF      INTEREST RATE
 LOAN                                            CUT-OFF DATE    MEZZANINE      AGGREGATE      MEZZANINE     ON MEZZANINE
 GROUP           MORTGAGED PROPERTY NAME           BALANCE      DEBT BALANCE   DEBT BALANCE       LOAN           LOAN
-------   ----------------------------------   --------------- --------------  -------------  ------------  ---------------

   1       200 North LaSalle                    $  92,000,000   $ 14,964,349  $ 106,964,349    10/8/2011         9.55%
   1       Energy Square I & II                    47,900,000      7,791,221     55,691,221    10/8/2011         9.55%
   1       Bannockburn Corporate Center            28,800,000      4,684,492     33,484,492    10/8/2011         9.55%
   1       6688 North Central                      28,000,000      4,554,367     32,554,367    10/8/2011         9.55%
   1       1600 Corporate Center                   18,900,000      3,074,198     21,974,198    10/8/2011         9.55%
   1       Kensington Corporate Center              8,800,000      1,431,373     10,231,373    10/8/2011         9.55%
   1       Konover Hotel Portfolio                 67,000,000      2,000,000     69,000,000    12/1/2016        11.25%
   1       The Parkdales                           50,250,000      7,400,000     57,650,000    12/1/2016         11.50
   1       Carmax - Duarte                         21,375,000      3,600,000     24,975,000     5/3/2007        16.00%
   1       Carmax - Florida                        20,900,000      3,600,000     24,500,000     5/3/2007        16.00%
   1       Carmax - Dulles                         19,700,000      3,600,000     23,300,000     5/3/2007        16.00%
   1       Hampton Inn South Street Seaport        19,250,000        500,000     19,750,000    10/8/2016        13.00%
   1       Pentagon Park                           18,500,000      2,500,000     21,000,000    12/1/2011        11.75%
   1       Carmax - White Marsh, MD                16,325,000      3,600,000     19,925,000     5/3/2007        16.00%
   1       Barrett Woods Corporate Center          16,000,000      2,000,000     18,000,000    12/11/2006     LIBOR + 3%
                                                                                                             Greater of 9%
   2       Franciscan at Bear Creek Apartments     14,500,000      4,310,400     18,810,400   1/15/2007(1)   or LIBOR + 5%
   1       Carmax - Laurel, MD                     10,200,000      3,600,000     13,800,000     5/3/2007        16.00%

__________________

(1)   Subject to extension to March 13, 2007

      Certain of the above-described mezzanine loans are held by the related mortgage loan seller as mezzanine lender. In the case of each of the above described mortgage loans as to which equity owners of the related borrowers have incurred mezzanine debt, the mezzanine loan is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which, generally, the mezzanine lender--

      o     has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the offered certificates, unless certain conditions are met relating to the identity and status of the

                                      S-99

            transferee of the collateral and the replacement property manager and, in certain cases, the delivery of an acceptable
            non-consolidation opinion letter by counsel, and

      o     has subordinated and made junior its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral) and has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default.

      In the case of 30 mortgage loans, representing approximately 33.4% of the initial mortgage pool balance (24 mortgage loans in loan group 1, representing approximately 27.9% of the initial loan group 1 balance, and six (6) mortgage loans in loan group 2, representing approximately 59.6% of the initial loan group 2 balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt in the future, as identified in the table below. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions--

      o     consent of the mortgage lender;

      o     satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage of the value of the related mortgaged real property and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified number;

      o     subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

      o     confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

                                      S-100

                                                               MORTGAGE LOAN    MAXIMUM COMBINED       MINIMUM
                                                               CUT-OFF DATE         LTV RATIO       COMBINED DSCR
 LOAN GROUP               MORTGAGED PROPERTY NAME                 BALANCE           PERMITTED         PERMITTED
------------   -----------------------------------------    ------------------ ------------------ -----------------

     2          Park La Brea Apartments                      $  387,500,000           80%(1)            1.10x(1)
     1          Beacon Office Portfolio                         225,000,000           80%               1.25x
     1          First Colony Mall                               194,612,784           70%               1.15x
     1          Pinnacle Hills Promenade                        140,000,000           70%               1.15x
     1          Georgetown Renaissance Portfolio                100,000,000           85%               1.20x
     1          White Oaks Mall                                  50,000,000           80%               1.10x
     1          Northgate Mall                                   46,364,964           70%               1.15x
     1          Atrium - Marriott University Park                41,000,000           79%               1.20x
     2          Mansions at Technology Park                      41,000,000           80%               1.20x
     1          Federal Way Crossings                            40,500,000           80%               1.20x
     1          University Square                                39,050,000           85%               1.20x
     1          Colonial Office Park                             23,500,000           80%               1.20x
     2          The Manor Homes of Arbor Walk                    22,390,000           85%               1.07x
     1          Courtyard by Marriott Tacoma                     21,450,000           70%               1.40x
     1          City Heights Retail Plaza                        20,000,000           70%               1.40x(3)
     2          Victorian Quarters at Team Ranch                 14,000,000           80%               1.20x
     1          Westlake Village Inn                             12,000,000           65%               1.50x
     1          Sheraton Hotel - Ontario Airport                 10,989,462           70%               1.35x
     1          Victorville Shopping Center                       9,400,000           85%               1.07x
     1          Rivergate Plaza & Oak Ridge Plaza                 8,967,247           80%               1.25x
     1          701 East Lake Street                              8,750,000           80%               1.20x
     1          Plaza El Toro                                     8,400,000           80%               1.20x(2)
     1          Holiday Inn - Santa Anna                          8,192,294           70%               1.35x
     1          Westgate Plaza - Riverside, CA                    6,700,000           80%               1.20x(2)
     1          Garden Ridge Kennesaw                             6,493,615           70%               1.20x(3)
     1          Garden Ridge Norcross                             6,493,615           70%               1.20x(3)
     1          Whisper Lakes                                     5,750,000           90%               1.10x(4)
     1          22741 Pacific Coast Highway                       6,000,000           75%               1.20x(5)
     2          Timbers Apartments                                2,980,000           80%               1.25x(3)
     2          The Village Apartments                            2,575,200           80%               1.30x(6)

_____________________
(1)   Direct and indirect equity owners of the borrower may pledge their ownership interests as collateral without being subject to a loan-to-value or debt service coverage ratio test

(2)   Not permitted prior to 6 months after origination.

(3)   Not permitted prior to 12 months after origination.

(4)   Not permitted prior to 24 months after origination.

(5)   Not permitted prior to 36 months after origination.

(6)   Such aggregate DSCR is required for the trailing 12 months and projected for the following 12 months.

      In the case of twenty-six (26) mortgage loans (loan numbers 14, 15, 20,
21, 29, 32, 33, 34, 37, 39, 44, 46, 49, 52, 61, 65, 66, 68, 71, 72, 74, 97, 101,
114, 136 and 164), representing approximately 14.4% of the initial mortgage pool balance and approximately 17.4% of the initial loan group 1 balance, sponsors of the related borrowers have pledged indirect ownership interests in the related borrowers to secure debt in the principal amount of $1,200,000,000. Upon foreclosure of the pledged interests, the holder of the pledged interests will automatically be admitted as a member of the related entity with all of the rights and obligations of the pledgor under the applicable organizational documents and the pledgor will cease to be a member of the related entity.
Notwithstanding the foregoing, lender must consent to (i) changes in control of the related borrowers and (ii) certain sponsors owning less than ten percent
(10%) of the direct or indirect ownership interests in the related borrowers.

      In the case of one (1) mortgage loan (loan number 58), representing approximately 0.4% of the initial mortgage pool balance and approximately 0.5%
of the initial loan group 1 balance, sponsors of the related borrower have pledged indirect ownership interests in the related borrower to secure debt in the principal amount of $3,650,000.

      While a mezzanine lender has no security interest in or rights to the mortgaged real property securing the related mortgage borrower's mortgage loan, a default under a mezzanine loan could cause a change in control in the related mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine

                                      S-101

lender. See "Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's
Other Loans May Reduce the Cash Flow Available to the Mortgaged Real Property
Which May Adversely Affect Payment on Your Certificates; Mezzanine Financing
Reduces a Principal's Equity in, and Therefore Its Incentive to Support, a
Mortgaged Real Property" in this prospectus supplement.

      Unsecured and Other Debt. The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property. Therefore, under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not prohibited from incurring additional debt.

      In addition, in the case of the Park La Brea Apartments trust mortgage loan, which represents approximately 8.6% of the initial mortgage pool balance and approximately 49.1% of the initial loan group 2 balance, the related mortgage loan documents also allow the mortgagor to issue preferred equity interests in any entity owning a direct or indirect interest in the mortgagor, subject to and in accordance with the terms of the mortgage loan documents
(including the satisfaction of the requirement that the preferred equity investment is at all times held by a permitted mezzanine loan lender).

      In addition to the foregoing kinds of additional debt a borrower may have incurred, we are aware that in the case of eight mortgage loans, representing approximately 3.4% of the initial mortgage pool balance, the related borrowers have incurred, or are expressly permitted to incur, subordinate unsecured indebtedness other than trade payables or indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property, in each case as identified in the table below.

                                                                                                   MAXIMUM
                                                    MORTGAGE LOAN       AMOUNT OF UNSECURED     COMBINED LTV      MINIMUM
                                                     CUT-OFF DATE         DEBT INCURRED/            RATIO      COMBINED DSCR
LOAN GROUP         MORTGAGED PROPERTY NAME             BALANCE               PERMITTED            PERMITTED      PERMITTED
----------  ---------------------------------     ----------------   ------------------------  -------------- ----------------

     2       Mansions at Technology Park          $   41,000,000       Up to $1,000,000 (1)          N/A            N/A
     1       Warwick Hotel Seattle                    27,959,095       Up to $4,000,000(1)           N/A            N/A
     1       Greentree Shopping Center                15,700,000        Up to $500,000 (1)           N/A            N/A
     2       Wynhaven-Hollister Apartments            14,950,000             $789,158                N/A            N/A
             Campus Realty Student Housing                           Not to exceed 2% of the
     1       Portfolio                                16,500,000          Loan Amount(1)             N/A            N/A
     1       McKibbon-Residence Inn Charlotte         14,774,755        Up to $400,000(1)            N/A            N/A
             McKibbon-Homewood Suites
     1       Knoxville                                12,179,142        Up to $400,000(1)            N/A            N/A
     1       701 East Lake Street                      8,750,000            $1,293,016               N/A            N/A

____________________
(1)   Not yet incurred.

      Except as disclosed under this "--Additional and Other Financing"
subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding. We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

      Zoning and Building Code Compliance. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In some cases, a certificate of occupancy was

                                      S-102

not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

      o     the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form; and

      o     whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

            1.    to satisfy the entire mortgage loan; or

            2.    taking into account the cost of repair, to pay down the
                  mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

      Notwithstanding the foregoing, we cannot assure you, however, that any such analysis, or that the above determinations, were made in each and every case.

      Lockboxes. Ninety-seven (97) mortgage loans, representing approximately
68.1% of the initial mortgage pool balance (94 mortgage loans in loan group 1, representing approximately 71.4% of the initial loan group 1 balance and three
(3) mortgage loans in loan group 2, representing approximately 52.4% of the initial loan group 2 balance), generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

      o     LOCKBOXES IN EFFECT ON THE DATE OF CLOSING. Income (or a portion thereof sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, or both the borrower and the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into a lockbox account. In the case of such lockboxes, funds deposited into the lockbox account are disbursed either--

            1.    in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits; or

            2.    to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

            In some cases, the lockbox account is currently under the control of both the borrower and the lender, to which the borrower will have access until the occurrence of the triggering event, after which no such access will be permitted. In other cases, the related loan documents require the borrower to establish the lockbox but each account has not yet been established.

            For purposes of this prospectus supplement, a lockbox is considered to be a "hard" lockbox when income from the subject property is paid directly into a lockbox account controlled by the lender. A lockbox is considered to be a "soft" lockbox when income from the subject property is paid into a lockbox account controlled by the lender, by the borrower or a property manager that is affiliated with the borrower.

                                      S-103

      o     SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a lockbox of the type described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits. Examples of triggering events may include:

            1.    a decline by more than a specified amount, in the net
                  operating income of the related mortgaged real property; or

            2.    a failure to meet a specified debt service coverage ratio; or

            3.    an event of default under the mortgage.

      For purposes of this prospectus supplement, a springing lockbox is an account, which may be a hard or soft lockbox, that is required to be established by the borrower upon the occurrence of a trigger event.

      The 97 mortgage loans referred to above provide for lockbox accounts as follows:

                                                                     % OF
                                                                   INITIAL             % OF INITIAL              % OF INITIAL
                                                                   MORTGAGE            LOAN GROUP 1              LOAN GROUP 2
                                      NUMBER OF                      POOL     GROUP 1   PRINCIPAL     GROUP 2     PRINCIPAL
         LOCKBOX TYPE*             MORTGAGE LOANS     BALANCE      BALANCE     COUNT     BALANCE       COUNT       BALANCE
--------------------------------   -------------- ---------------  --------   -------  -------------  --------   ------------

Hard                                     57       $1,734,305,605     38.3%       57         46.5%        0            0.0%
None at Closing, Springing Hard          31        1,077,068,283     23.8        30         18.5         1           49.1
Soft at Closing, Springing Hard           6          210,750,000      4.7         6          5.6         0            0.0
Soft                                      3           58,679,522      1.3         1          0.9         2            3.4
                                   -------------- ---------------  --------   -------  -------------  --------   ------------
         TOTAL                           97       $3,080,803,410     68.1%       94         71.4%        3           52.4%
                                   ============== ===============  ========   =======  =============  ========   ============

*     Includes lockboxes required to be in effect on the date of closing but not yet established. In certain cases the loan documents require that the related lockbox be established within a specified period following the loan closing date.

      Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

      o     hazard insurance in an amount that generally is, subject to an approved deductible, at least equal to the lesser of--

            1.    the outstanding principal balance of the mortgage loan; and

            2.    the full insurable replacement cost or insurable value of the improvements located on the insured property;

      o     if any portion of the improvements on the property was in an area identified in the federal register by the Federal Emergency
            Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

            1.    the outstanding principal balance of the related mortgage
                  loan;

            2.    the full insurable replacement cost or insurable value of the improvements on the insured property; and

                                      S-104

            3.    the maximum amount of insurance available under the National
                  Flood Insurance Act of 1968;

      o     commercial general liability insurance against claims for personal and bodily injury, death or property damage; and

      o     business interruption or rent loss insurance.

      Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure (including with respect to terrorism insurance coverage).

      In general, the mortgaged real properties for the mortgage loans, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities or self storage facilities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. Except as indicated in the following paragraph, none of the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 19% of the estimated replacement cost of the improvements.

      In the case of one (1) mortgage loan (loan number 61), representing approximately 0.4% of the initial mortgage pool balance and approximately 0.5%
of the initial loan group 1 balance, a seismic study report performed on the related mortgaged real property concluded that it was likely to experience a probable maximum loss of approximately 29% of the estimated replacement cost of the improvements. The related loan documents require the borrower to obtain earthquake insurance.

      Each master servicer (with respect to each of the mortgage loans serviced by it, including those of such mortgage loans that have become specially serviced mortgage loans), and the special servicer, with respect to related REO
Properties, will be required to use reasonable efforts, consistent with the
Servicing Standard, to cause each borrower to maintain, or if the borrower does not maintain, the applicable master servicer will itself maintain, to the extent available at commercially reasonable rates and that the trustee has an insurable interest therein, for the related mortgaged real property, all insurance required by the terms of the loan documents and the related mortgage.

      Where insurance coverage at the mortgaged real property for any mortgage loan(other than the Park La Brea Apartments Trust Mortgage Loan) is left to the lender's discretion, the master servicers will be required to exercise such discretion in accordance with the Servicing Standard, and to the extent that any mortgage loan so permits, the related borrower will be required to exercise its efforts to obtain insurance from insurers which have a minimum claims-paying ability rating of at least "A3" by Moody's and "A" by S&P (or the obligations of which are guaranteed or backed by a company having such claims-paying ability), and where insurance is obtained by a master servicer, such insurance must be from insurers that meet such requirements. In addition to the foregoing, neither master servicer will be required to cause to be maintained, or to itself obtain and maintain, any earthquake or environmental insurance policy unless a policy providing such coverage was in effect either at the time of the origination of the related mortgage loan or at the time of initial issuance of the certificates.

      In some cases, however, insurance may not be available from insurers that are rated by either of Moody's or S&P. In that case, the applicable master servicer or the special servicer, as the case may be, will be required to use reasonable efforts, consistent with the servicing standard, to cause the borrower to maintain, or will itself maintain, as the case may be, insurance with insurers having the next highest ratings that are offering the required insurance at commercially reasonable rates.

      Various forms of insurance maintained with respect to any of the mortgaged real properties for the mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies,

                                      S-105

losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust. See "Risk Factors--Risks Related to the Mortgage
Loans--The Absence or Inadequacy of Insurance Coverage on the Property May
Adversely Affect Payments on Your Certificates" in this prospectus supplement and "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for
Particular Special Hazard Losses" in the accompanying base prospectus.

      With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

      o     to restore the mortgaged real property; or

      o     towards payment of the mortgage loan.

      If any mortgaged real property (other than the Park La Brea Apartments
Mortgaged Property) is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the related mortgage loan. The special servicer will not be required to obtain any insurance for an REO Property that was previously required under the related mortgage if (a) such insurance is not available at any rate; or (b) as determined by the special servicer following due inquiry conducted in a manner consistent with the Servicing Standard and subject to the rights of and consultation with the controlling class representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales.

      The master servicers and the special servicer may each satisfy their obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or a master force-placed insurance policy insuring (or entitling the applicable party to obtain insurance) against hazard losses on all of the mortgage loans for which they are responsible. If any blanket insurance policy maintained by a master servicer or the special servicer contains a deductible clause, however, the applicable master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

      o     are not paid because of the deductible clause; and

      o     would have been paid if an individual hazard insurance policy referred to above had been in place.

      The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. It is expected that each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims made against the trustee regarding the priority and validity of the borrower's title to the subject mortgaged real property.

      The Series 2006-LDP8 Pooling and Servicing Agreement imposes generally similar but not identical requirements on the Series 2006-LDP8 Master Servicer and the Series 2006-LDP8 Special Servicer with respect to maintaining insurance with respect to the Park La Brea Apartments Loan Combination and any Park La
Brea Apartments REO Property.

                                      S-106

ASSESSMENTS OF PROPERTY CONDITION

      Property Inspections. All of the mortgaged real properties for the mortgage loans were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the offered certificates, except in such cases where adequate reserves have been established.

      Appraisals. All of the mortgaged real properties for the mortgage loans, were appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

      Environmental Assessments. A third-party environmental consultant conducted a Phase I environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all but eleven (11) of the mortgaged real properties (identified by the numbers 26, 75.01, 75.02, 75.03, 75.04, 75.05, 75.06, 75.07, 75.08,
132.01 and 132.02 on Annex A-1 to this prospectus supplement) securing the mortgage loans during the 12-month period ending on the cut-off date.

      In the case of seven (7) mortgaged real properties (loan numbers 27,
75.04, 77, 79.03, 159, 215 and 233), representing approximately 1.4% of the initial mortgage pool balance (five (5) mortgage loans in loan group 1, representing approximately 1.4% of the initial loan group 1 balance, and two (2)
mortgage loans in loan group 2, representing approximately 1.8% of the initial loan group 2 balance), a third-party consultant also conducted a Phase II environmental site assessment of each such mortgaged real property.

      The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

      If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan or at a nearby property with potential to affect a mortgaged real property, then one of the following occurred:

      o     an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

      o     an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation; or

      o     those conditions were remediated or abated prior to the closing date; or

      o     a letter was obtained from the applicable regulatory authority stating that no further action was required; or

      o     an environmental insurance policy (which may not be for the primary benefit of a secured lender) was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the
            responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

                                      S-107

      o     in those cases where an offsite property is the location of a leaking underground storage tank or groundwater or soil
            contamination, a responsible party has been identified under applicable law, and generally either--

            1.    that condition is not known to have affected the mortgaged real property; or

            2.    the responsible party has either received a letter from the applicable regulatory agency stating no further action is
                  required, established a remediation fund, engaged in
                  responsive remediation, or provided an indemnity or guaranty to the borrower; or

            3.    an environmental insurance policy was obtained (which may not be for the primary benefit of a secured lender).

      In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

      o     the establishment of an operation and maintenance plan to address the issue, or

      o     in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

      In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

      In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan, because a responsible party with respect to that condition had already been identified.
There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

      In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan required the related borrower generally:

      o     to carry out the specific remedial measures prior to closing;

      o     carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

      o     to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

      Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will be implemented or if implemented, will continue to be complied with.

                                      S-108

      In some cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

      o     the mortgaged real property had not been affected or had been minimally affected,

      o     the potential for the problem to affect the mortgaged real property was limited, or

      o     a person responsible for remediation had been identified.

      The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by--

      o     us,

      o     any of the other parties to the pooling and servicing agreement,

      o     any of the mortgage loan sellers,

      o     any of the underwriters, or

      o     the affiliates of any of these parties.

      There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

      In the case of one mortgage loan (loan number 132), representing approximately 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, the Phase II environmental assessment recommends that a certain tenant's status in a dry cleaning solvent cleanup program sponsored by the Florida Department of Environmental Protection. If higher levels of contamination are discovered when the Florida Department of Environmental
Protection begins to address the contamination associated with the on-site dry cleaner, the site may cease to be eligible for assistance under the program, resulting in an increase in costs associated with remediation of up to $150,000.

      See "Risk Factors--Risks Related to the Mortgage Loans--Lending on
Income-Producing Real Properties Entails Environmental Risks" in this prospectus supplement.

      Engineering Assessments. Except as indicated in the following paragraph, in connection with the origination of the mortgage loans, a licensed engineer inspected the related mortgaged real properties to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting engineering reports were prepared:

      o     in the case of 327 mortgaged real properties, representing security for approximately 98.6% of the initial mortgage pool balance (273 mortgaged real properties securing mortgage loans in loan group 1, and representing approximately 98.3% of the initial loan group 1 balance, and 54 mortgaged real properties securing mortgage loans in loan group 2, and representing approximately 100.0% of the initial loan group 2 balance), during the 12-month period preceding the cut-off date, and

                                      S-109

      o     in the case of 11 mortgaged real properties, representing security for approximately 1.4% of the initial mortgage pool balance and approximately 1.7% of the initial loan group 1 balance, during the
            16-month period preceding the cut-off date.

      The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. Generally, with respect to a majority of the mortgaged real properties, where the engineer's recommended repairs, corrections or replacements were deemed material by the related originator, the related borrowers were required to carry out the necessary repairs, corrections or replacements, and in some instances, to establish reserves, generally in an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

ASSIGNMENT OF THE MORTGAGE LOANS

      We will acquire the mortgage loans directly from the sponsors. As a result, the sponsors are the "mortgage loan sellers" with respect to the series
2006-4 securitization transaction.

      On or before the date of initial issuance of the offered certificates, each mortgage loan seller will transfer its mortgage loans to us, and we will then transfer all the mortgage loans to the issuing entity. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

      In connection with the foregoing transfers, the related mortgage loan seller will be required to deliver the following documents, among others, to the trustee with respect to each of the mortgage loans (other than the Park La Brea
Apartments Trust Mortgage Loan)--

      o     either:

            1.    the original promissory note, endorsed without recourse to the order of the trustee or in blank; or

            2.    if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

      o     the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

      o     the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

      o     either:

            1.    a completed assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for completion of the assignee's name and address if delivered in blank and except for missing recording information; or

            2.    a certified copy of that assignment as sent for recording;

                                      S-110

      o     either:

            1.    a completed assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in
                  recordable form except for completion of the assignee's name and address if delivered in blank and except for missing
                  recording information; or

            2.    a certified copy of that assignment as sent for recording;

      o     an original or copy of the lender's policy or certificate of title insurance or, if a title insurance policy has not yet been issued or located, a commitment for title insurance, which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

      o     in those cases where applicable, the original or a copy of the related ground lease;

      o     originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the related mortgage instrument or promissory note have been consolidated or modified or the subject mortgage loan has been assumed; and

      o     a copy of any related letter of credit (the original of which will be required to be delivered to the applicable master servicer),

provided that mortgage loan seller may deliver certain documents, including those identified in the third, fourth and fifth bullets, within the 30-day period following the date of issuance of the offered certificates.

      In the case of the Park La Brea Apartments Trust Mortgage Loan, the related mortgage loan seller will be required to deliver to the trustee only the related original mortgage note, together with a copy of the Park La Brea
Apartments Intercreditor Agreement and the Series 2006-LDP8 Pooling and
Servicing Agreement.

      The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that those documents have been received. None of the trustee, either master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

      If--

      o     any of the above-described documents required to be delivered by the respective mortgage loan sellers to the trustee is not delivered or is otherwise defective in the manner contemplated by the pooling and servicing agreement; and

      o     that omission or defect materially and adversely affects the value of, or the interests of the certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the certificateholders will have the rights against the applicable mortgage loan seller described below under "--Repurchases and Substitutions."

                                      S-111

      Within a specified period following the later of--

      o     the date on which the offered certificates are initially issued; and

      o     the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or one or more independent third-party contractors retained at the expense of the mortgage loan sellers must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

      Notwithstanding the foregoing, in the case of the mortgage loans as to which IXIS Real Estate Capital Inc. is the mortgage loan seller, the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have generally been recorded in the name of
Mortgage Electronic Registration Systems, Inc., which we refer to below as MERS, or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the trust to be shown as the owner of the related mortgage loan on the records of MERS.

REPRESENTATIONS AND WARRANTIES

      In each mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan (subject to certain exceptions specified in each mortgage loan purchase agreement), as of the date of initial issuance of the offered certificates, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

      (a)   The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement will be true and correct in all material respects as of the cut-off date.

      (b)   Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

      (c)   The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in clause (d)
            below, enforceable first priority lien upon the related mortgaged real property, prior to all other liens and there are no other liens and/or encumbrances that are pari passu with the lien of the mortgage, in any event subject, however, to the Permitted
            Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

      (d)   The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing documents is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy,

                                      S-112

            insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, (2) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (3) public policy considerations regarding provisions purporting to provide indemnification for securities law violations, except that certain provisions in those documents may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1),
            (2) and (3), such limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the lender's realization of the principal benefits and/or security provided thereby.

      (e)   It has not received notice and has no actual knowledge, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

      (f)   There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment binding on the title insurer or escrow instructions binding on the title insurer and irrevocably obligating the title insurer to issue such title insurance policy) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument or, if more than one, mortgage instruments, in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted
            Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

      (g)   The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

      (h)   If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

      (i)   Except as identified in the engineering report prepared by an independent engineering consultant obtained in connection with the origination of the mortgage loan (if such a report was prepared), to its knowledge, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

      In addition to the above-described representations and warranties, each mortgage loan seller will also make other representations and warranties regarding the mortgage loans being sold by it to us, any of which representations and warranties may be made to such mortgage loan seller's knowledge, be made as of a date prior to the date of initial issuance of the offered certificates (such as the date of origination of the subject mortgage loan) and/or be subject to certain exceptions specified in the respective mortgage loan purchase agreement. Those other representations and warranties will cover, among other things, whether:

      o     the related borrower is obligated to be in material compliance with environmental laws and regulations;

      o     the subject mortgage loan is eligible to be included in a REMIC;

                                      S-113

      o     there are any liens for delinquent real property taxes on the related mortgaged real property;

      o     the related borrower is the subject of bankruptcy proceedings;

      o     in the case of a leasehold mortgage loan, the related ground lease contains certain provisions for the benefit of the lender; and

      o     the related borrower is obligated to provide financial information regarding the related mortgaged real property on at least an annual basis.

REPURCHASES AND SUBSTITUTIONS

      In the case of (i) a breach of any of the loan-specific representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders in that mortgage loan or (ii) a material document defect as described above under "--Assignment of the Mortgage Loans" above, the applicable mortgage loan seller, if it does not cure such breach or defect in all material respects within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a qualified substitute mortgage loan (so long as that substitution is effected prior to the second anniversary of the Closing Date) and pay any substitution shortfall amount or to repurchase the affected mortgage loan within such 90-day period at the purchase price described below; provided that, unless the breach or defect would cause the mortgage loan not to be a qualified mortgage within the meaning of section 860G(a)(3) of the Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach or defect if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. The purchase price at which a mortgage loan seller will be required to repurchase a mortgage loan as to which there remains an uncured material breach or material document defect, as described above, will be generally equal to the sum (without duplication) of--

      o     the unpaid principal balance of that mortgage loan at the time of purchase, plus

      o     all unpaid interest due and accrued with respect to that mortgage loan at its mortgage interest rate to, but not including, the due date in the collection period of purchase (exclusive of any portion of that interest that constitutes Default Interest), plus

      o     all unpaid interest accrued on Advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

      o     all unreimbursed servicing advances made under the pooling and servicing agreement (or, in the case of the Park La Brea Apartments
            Trust Mortgage Loan, all unreimbursed servicing advances allocable to the trust pursuant to the Series 2006-LDP8 Pooling and Servicing
            Agreement) with respect to that mortgage loan, plus

      o     any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the applicable master servicer, the special servicer, the trustee or the issuing entity in connection with any such purchase by a mortgage loan seller (to the extent not included in the preceding bullet), plus

      o     other Additional Trust Fund Expenses related to that mortgage loan, including special servicing fees, plus

      o     if the circumstances (which are discussed under "Servicing of the
            Mortgage Loans--Servicing and Other Compensation and Payment of
            Expenses--The Principal Recovery Fee") under which

                                      S-114

            a principal recovery fee would be payable to the special servicer are present, a principal recovery fee.

      If (i) any mortgage loan is required to be repurchased or substituted for in the manner described above, (ii) such mortgage loan is then a Crossed Loan, and (iii) the applicable document defect (including any omission) or breach of a representation and warranty does not constitute a defect or breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable defect or breach, as the case may be, will be deemed to constitute a defect or breach, as the case may be, as to each other
Crossed Loan in the Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group unless (A) the weighted average debt service coverage ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; and
(B) the weighted average loan-to-value ratio of the remaining related Crossed
Loans determined at the time of repurchase or substitution, based upon an appraisal obtained by the special servicer, is not greater than the weighted average loan-to-value ratio for all such Crossed Loans, including the affected
Crossed Loan, at the time of repurchase or substitution. In the event that the remaining related Crossed Loans satisfy the aforementioned criteria, the mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related breach or defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed
Group.

      To the extent that the related mortgage loan seller repurchases or substitutes only for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, the special servicer, on behalf of the issuing entity, and the related mortgage loan seller must forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the
Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified to remove the threat of material impairment as a result of the exercise of remedies.

      Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

      o     the affected mortgaged real property(ies) may be released or substituted pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies)
            are, in fact, released,

      o     the remaining mortgaged real property(ies) satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release or substitution would not cause either of REMIC I or REMIC
            II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of either REMIC I or REMIC II under the Code,
            and

      o     the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release or substitution will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

                                      S-115

      Except with respect to breaches of certain representations regarding the borrower's obligation to pay certain costs (in respect of which the remedy is the payment of costs), the foregoing substitution or repurchase obligation constitutes the sole remedy available to the certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties or material document defects regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time or to fulfill any other obligations on its part that may arise. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold to us by such mortgage loan seller, and neither we nor any of our affiliates will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties or material document defects if such mortgage loan seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

      A current report on Form 8-K, together with the pooling and servicing agreement, will be filed with the Securities and Exchange Commission and be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                            TRANSACTION PARTICIPANTS

THE ISSUING ENTITY

      In connection with the issuance of the certificates, the issuing entity will be ML-CFC Commercial Mortgage Trust 2006-4, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. ML-CFC Commercial Mortgage Trust 2006-4 is sometimes referred to in this prospectus supplement and the accompanying base prospectus as the "issuing entity," the "trust" or the "trust fund." We will transfer the mortgage loans to the trust in exchange for the issuance of the certificates to us or at our direction. The trust assets will initially consist of the mortgage loans, any collections of interest or principal thereon that are allocable to the period after the cut-off date but were received on or prior to the date of initial issuance of the certificates, any related reserve or escrow funds being held pending application as of the date of initial issuance of the certificates.

      The trust's activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement and, except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities.
Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the trust will be created pursuant to the pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the pooling and servicing agreement. See "Description of the

                                      S-116

Governing Documents--Amendment" in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

      The trust will not have any directors, officers or employees. The trustee, the master servicers and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

      Because the trust fund will be a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

THE DEPOSITOR

      We are Merrill Lynch Mortgage Investors, Inc., the depositor for the series 2006-4 securitization transaction. We will acquire the mortgage loans from the sponsors and the other mortgage loan seller and will transfer the mortgage loans to the trust. At this time, we are only engaged in the securitization of mortgage loans of the type described in the accompanying base prospectus. The accompanying base prospectus contains a more detailed description of us under the heading "The Depositor".

THE SPONSORS

      General. Merrill Lynch Mortgage Lending, Inc. ("MLML"), Countrywide
Commercial Real Estate Finance, Inc. ("CRF"), IXIS Real Estate Capital Inc.
("IXIS") and PNC Bank, National Association ("PNC Bank") will act as co sponsors with respect to the series 2006 4 securitization transaction.

      We will acquire the mortgage loans that we intend to include in the trust fund directly from the sponsors. Set forth below is information regarding the total number and cut off date principal balance of the mortgage loans that we will acquire from each sponsor:

                                                                                               % OF       % OF
                                                                                              INITIAL    INITIAL
                                            NUMBER OF    AGGREGATE CUT-OFF    % OF INITIAL     LOAN       LOAN
                                            MORTGAGE      DATE PRINCIPAL        MORTGAGE      GROUP 1    GROUP 2
               SPONSORS                       LOANS           BALANCE         POOL BALANCE    BALANCE    BALANCE
----------------------------------------   -----------  -------------------  --------------  ---------  ---------

1. Merrill Lynch Mortgage Lending, Inc.           104    $   2,393,751,335           52.9%      61.8%      11.1%
2. Countrywide Commercial Real Estate
       Finance, Inc.                              151        1,394,353,351           30.8%      32.3%      23.7%
3. IXIS Real Estate Capital Inc.                    2          512,500,000           11.3%       3.3%      49.1%
4. PNC Bank, National Association                  22          222,104,469            4.9%       2.5%      16.2%
                                           -----------  -------------------  --------------  ---------  ---------
       TOTAL                                      279    $   4,522,709,155          100.0%     100.0%     100.0%
                                           ===========  ===================  ==============  =========  =========

      Except as described below, each mortgage loan that we intend to include in the trust fund was originated by one of the following parties: (a) the sponsor that is selling that mortgage loan to us; (b) an affiliate of that sponsor; or
(c) a correspondent in that sponsor's conduit lending program that originated the subject mortgage loan under the supervision of, and specifically for sale to, that sponsor.

      Merrill Lynch Mortgage Lending, Inc. MLML is our affiliate and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the
underwriters. MLML has been originating and/or acquiring multifamily and commercial mortgage loans for securitization since 1994.

                                      S-117

      The table below indicates the size and growth of MLML's commercial mortgage loan securitization program:

    MERRILL LYNCH MORTGAGE LENDING US LOAN SECURITIZATION/SALE (IN MILLIONS)

                                                    THROUGH
                          2004          2005       11/1/2006        TOTAL
                      ------------  ------------  ------------  -------------
 Fixed Rate Loans      $  1,965.7    $  5,252.1    $  4,131.2    $  11,349.0
Floating Rate Loans    $    532.0    $  1,515.5    $  1,520.9    $   3,568.4
                      ------------  ------------  ------------  -------------
       TOTAL           $  2,497.7    $  6,767.6    $  5,652.1    $  14,917.4
                      ============  ============  ============  =============

      For additional information regarding MLML, see "The Sponsor" in the accompanying base prospectus.

      Countrywide Commercial Real Estate Finance, Inc. CRF is a California
corporation with its principal offices located in Calabasas, California. CRF is a wholly-owned direct subsidiary of Countrywide Capital Markets, Inc., which is a wholly-owned direct subsidiary of Countrywide Financial Corporation.
Countrywide Financial Corporation, through its subsidiaries, provides mortgage banking and diversified financial services in domestic and international markets. Founded in 1969, Countrywide Financial Corporation is headquartered in
Calabasas, California. CRF is an affiliate of Countrywide Securities
Corporation, one of the underwriters and a registered broker-dealer specializing in underwriting, buying, and selling mortgage-backed debt securities. CRF is also an affiliate of Countrywide Home Loans, Inc. ("CHL"), a New York
corporation headquartered in Calabasas, CA. CHL is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. CHL originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated or serviced by CHL are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. CHL and its consolidated subsidiaries, including Countrywide
Servicing, service substantially all of the mortgage loans CHL originates or acquires. In addition, Countrywide Servicing has purchased in bulk the rights to service mortgage loans originated by other lenders.

      CRF was founded in 2004 and originates, and purchases from other lenders, commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization ("CMBS") transactions. CRF also engages in the origination, and/or buying and selling, of mortgages and other interests related to commercial real estate for investment and other purposes.

      Neither CRF, CHL, Countrywide Servicing nor any of their affiliates services the commercial and multifamily loans that CRF originates or acquires for securitization in CMBS transactions.

      The table below indicates the size and growth of CRF's commercial mortgage loan origination program:

        COUNTRYWIDE COMMERCIAL REAL ESTATE LOAN ORIGINATION (IN MILLIONS)

                                                    THROUGH
                          2004          2005        6/7/2006        TOTAL
                      ------------  ------------  ------------  -------------
 Fixed Rate Loans      $    355.3    $  3,552.5    $    752.4    $   4,660.2
Floating Rate Loans    $       --    $    395.2    $    140.2    $     535.4
                      ------------  ------------  ------------  -------------
       TOTAL           $    355.3    $  3,947.7    $    892.6    $   5,195.6

      CRF's Securitization Program. CRF originates multifamily and commercial mortgage loans throughout the United States since 2004 and may potentially originate abroad. CRF originates both fixed and floating rate multifamily and commercial mortgage loans. To date, substantially all of the multifamily and commercial mortgage loans contributed to commercial mortgage securitizations by
CRF have been originated, directly or through correspondents, by CRF.

      In the normal course of its securitization program, CRF, may also acquire multifamily and commercial mortgage loans from various third party originators.
These mortgage loans may have been originated using

                                      S-118

underwriting guidelines not established by CRF. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

      CRF may also originate multifamily and commercial mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents may perform the underwriting based on various criteria established or reviewed by CRF, and CRF would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

      In connection with its commercial mortgage securitization transactions,
CRF generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. The issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

      CRF and its affiliates also work with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction. Neither CRF nor any of its affiliates acts as servicer of any multifamily or commercial mortgage loan in the commercial mortgage securitizations for which it contributes these loans. Instead, CRF and/or the applicable depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund established with respect to a series of offered certificates.

      In connection with CRF contributing mortgage loans to a commercial mortgage securitization transaction, CRF may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

      o     deliver various specified loan documents;

      o     file and/or record or cause a third party to file and/or record on its behalf various specified loan documents and assignments of those documents; and

      o     make various loan-specific representations and warranties.

      If it is later determined that any mortgage asset contributed by CRF fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, then after being notified, CRF will generally have an obligation to cure the subject defect, omission or breach or to repurchase or, under certain circumstances, substitute for the subject mortgage asset.

      The table below indicates the size and growth of CRF's commercial mortgage loan securitization program:

    COUNTRYWIDE COMMERCIAL REAL ESTATE LOAN SECURITIZATION/SALE (IN MILLIONS)

                                                    THROUGH
                          2004          2005        6/7/2006        TOTAL
                      ------------  ------------  ------------  -------------
 Fixed Rate Loans      $     58.0    $  3,088.0    $  1,022.4    $   4,168.4
Floating Rate Loans            --         436.6          82.0          518.6
                      ------------  ------------  ------------  -------------
       TOTAL           $     58.0    $  3,524.7    $  1,104.4    $   4,687.1

      CRF's Underwriting Standards. Set forth below is a discussion of certain general underwriting guidelines of CRF with respect to multifamily and commercial mortgage loans originated by CRF. The underwriting guidelines described below may not apply to multifamily and commercial mortgage loans acquired by CRF from third party originators.

                                      S-119

      Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--CRF's Underwriting
Standards" section.

      1.    LOAN ANALYSIS. CRF performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, a current rent roll, a budget and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, CRF's underwriting staff and/or legal counsel will review leases of significant tenants. CRF may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. CRF generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a CRF staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

      2.    LOAN APPROVAL. Prior to commitment, all multifamily and commercial mortgage loans to be originated by CRF must be approved by the CRF credit committee, which is comprised of representatives of CRF and its affiliates. The requirements of the committee vary by loan size. The committee may approve a mortgage loan as presented, request additional due diligence, modify the loan terms or decline a loan transaction.

      3.    DEBT SERVICE COVERAGE RATIO. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make debt service payments on the loan.
Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, CRF will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      o     the amount of income, net of operating expenses and capital expenditures, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

      o     the sum of the scheduled payments of principal and/or interest during that given period required to be paid (i) on the subject mortgage loan under the related loan documents and (ii) on any other loan that is secured by a lien of senior or equal priority on the related real property collateral.

      However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

                                      S-120

      For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, CRF may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

      o     the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

      o     the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

      o     the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

      o     the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

      o     assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

      o     various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

      There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

      Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by CRF, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CRF may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CRF's judgment of improved property performance in the future and/or other relevant factors. In addition, CRF may originate a multifamily loan on a property in what is considered by CRF to be a strong market at a debt service coverage ratio that is lower than 1.20:1.

      4.    LOAN-TO-VALUE RATIO. CRF also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o     the sum of the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

      o     the estimated as-is or as-stabilized value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

                                      S-121

      Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by CRF, calculated as described above, will be equal to or less than 81% (subject to the discussion under "--Additional Debt" below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CRF may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 81% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CRF or the appraiser's judgment of improved property performance in the future and/or other relevant factors.

      5.    ADDITIONAL DEBT. When underwriting a multifamily or commercial mortgage loan, CRF will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that
CRF or an affiliate will be the lender on that additional debt.

      The debt service coverage ratio described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratio described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 81%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

      6.    ASSESSMENTS OF PROPERTY CONDITION. As part of the underwriting process, CRF will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
CRF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

      (a)   Appraisals. CRF will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, CRF will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal
Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, CRF may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      (b)   Environmental Assessment. CRF may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
CRF may utilize an update of a prior environmental assessment or a desktop review. Alternatively, CRF might forego an environmental assessment in limited circumstances, such as when it requires the borrowers or its principal to obtain an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when CRF or the environmental consultant believes that such an analysis is warranted under the circumstances.

      Depending on the findings of the initial environmental assessment, CRF may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

      (c)   Engineering Assessment. In connection with the origination process,
CRF may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based

                                      S-122

on the resulting report, CRF will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

      (d)   Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
CRF may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is equal to or greater than 20% of the estimated replacement cost for the improvements at the property, CRF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that in assessing probable maximum loss different assumptions may be used with respect to each seismic assessment, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

      7.    ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of a multifamily or commercial mortgage loan, CRF will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

      Where a property as currently operated is a permitted non-conforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, CRF will analyze whether--

      o     any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

      o     casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by
            CRF to be sufficient to pay off the related mortgage loan in full;

      o     the real property collateral, if permitted to be repaired or restored in conformity with current law, would in CRF's judgment constitute adequate security for the related mortgage loan; and/or

      o     to require the related borrower to obtain law and ordinance insurance (which may or may not be adequate to cover any potential related loss).

      8.    ESCROW REQUIREMENTS. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, CRF may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. CRF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by CRF. Furthermore, CRF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In certain situations, CRF may not require any reserves or escrows.

      Notwithstanding the foregoing discussion under this "--CRF's Underwriting
Standards" section, CRF may sell mortgage loans to the depositor for inclusion in the trust fund that vary from, or do not comply with, CRF's underwriting guidelines. In addition, in some cases, CRF's and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

                                      S-123

      IXIS Real Estate Capital Inc.

      IXIS Real Estate Capital Inc. ("IXIS RE"), is a sponsor of this transaction and one of the mortgage loan sellers. IXIS RE is an affiliate of
IXIS Securities North America Inc., one of the underwriters. IXIS RE originated and underwrote all of the mortgage loans it is selling to the depositor, which represent 11.3% of the initial mortgage pool balance.

      IXIS RE, formerly known as CDC Mortgage Capital Inc., is a New York corporation. IXIS RE is a wholly-owned subsidiary of IXIS Capital Markets North
America Inc., which is more than a 95% owned subsidiary of IXIS North America
Inc., a wholly-owned subsidiary of IXIS Corporate & Investment Bank ("IXIS
CIB"), a fully licensed bank under French law. The executive offices of IXIS RE are located at 9 West 57th Street, New York, New York 10019, telephone number
(212) 891-6152.

      IXIS RE primarily engages in originating, purchasing and securitizing commercial and residential mortgage loans. IXIS RE also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. IXIS CIB and its affiliates are engaged in a wide range of banking and investment banking activities in France and internationally.

      IXIS RE's Commercial Real Estate Securitization Program

      IXIS RE's primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for IXIS RE's securitization program. Substantially all mortgage loans originated by IXIS RE are sold to securitizations as to which IXIS RE acts as a mortgage loan seller.
IXIS RE, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in 1998. As of December 31, 2005, the total amount of commercial mortgage loans originated and securitized by IXIS RE and its predecessors is in excess of $7 billion. In its fiscal year ended
December 31, 2005, IXIS RE securitized in excess of $2.8 billion of commercial mortgage loans.

      IXIS RE's annual commercial mortgage loan originations have grown from approximately $870 million in 1999 to approximately $3.4 billion in 2005. The commercial mortgage loans originated by IXIS RE include both fixed- and floating-rate loans and both smaller "conduit" loans and large loans. IXIS RE primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. IXIS RE originates loans in every state.

      IXIS RE originates or acquires mortgage loans and, together with other sponsors or mortgage loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, IXIS
Capital Markets North America Inc., and with other underwriters, IXIS RE works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. IXIS RE currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, mortgage loan sellers and/or depositors. Neither IXIS RE nor any of its affiliates currently act as servicer of the mortgage loans in its securitization.

      IXIS RE's Underwriting Standards

      Loan Analysis and Approval. Conduit mortgage loans originated by IXIS RE will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The underwriting criteria are general, and in many cases

                                      S-124

exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The IXIS RE credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the IXIS RE underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, IXIS RE also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Additional Loan and Property Information--Zoning and Building Code
Compliance" and "Assessments of Property Condition."

      Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from IXIS RE and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. IXIS RE's
underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, IXIS may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, IXIS RE's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by IXIS there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A-1 hereto may differ from the amount calculated at the time of origination. In addition, IXIS RE's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in this prospectus supplement.

      Escrow Requirements. IXIS RE often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. IXIS RE conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by IXIS RE.

                                      S-125

      PNC Bank, National Association.

      PNC Bank, National Association, a national banking association ("PNC
Bank"), is a sponsor and one of the mortgage loan sellers. PNC Bank is an affiliate of Midland Loan Services, Inc., which is one of the master servicers, and of PNC Capital Markets LLC, one of the underwriters.

      PNC Bank is a wholly owned indirect subsidiary of The PNC Financial
Services Group, Inc., a Pennsylvania corporation ("PNC Financial") and is PNC
Financial's principal bank subsidiary. As of December 31, 2005, PNC Bank,
National Association had total consolidated assets representing 89.9% of PNC
Financial's consolidated assets. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC
Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. The principal office of PNC Bank is located in Pittsburgh, Pennsylvania.

      PNC Bank originates and purchases commercial and multifamily mortgage loans for securitization or resale. PNC Bank originated all of the mortgage loans it is selling to the Depositor.

      PNC Bank's Commercial Real Estate Securitization Program.

      PNC Bank and a predecessor entity have been active as participants in the securitization of commercial mortgage loans since 1996. In April 1998, PNC Bank formed Midland Loan Services, Inc., which acquired the businesses and operations of Midland Loan Services, L.P. ("Midland LP"). The acquisition of Midland LP led to the combination of the separate origination and securitization operations of
PNC Bank and Midland LP. The predecessor Midland LP operation began originating mortgage loans for securitization in 1994 and participated in its first securitization in 1995, while the predecessor PNC Bank operation began originating mortgage loans for securitization in 1996 and participated in its first securitization in 1996.

      PNC Bank originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, PNC Capital
Markets LLC, and with other underwriters, PNC Bank works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. In a typical securitization that includes PNC Bank loans, its affiliate Midland Loan Services, Inc. generally is the primary servicer of the
PNC Bank loans and in addition, Midland Loan Services, Inc. is often appointed master servicer and/or the special servicer of a portion or all of the pooled loans. PNC Bank currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Prior to April 2001, PNC Bank was a mortgage loan seller in multiple-seller transactions in which entities affiliated with PNC Bank acted as the depositors.

      As of September 30, 2006, the total amount of commercial and multifamily mortgage loans originated by PNC Bank for securitization since the acquisition of the Midland LP securitization program in April 1998 was approximately $11.8 billion (all amounts set forth in this paragraph are aggregate original principal balances), of which PNC Bank included approximately $11.6 billion in approximately 40 securitizations as to which PNC Bank acted as sponsor or loan seller, and approximately $1.4 billion of such loans were included in securitizations in which Merrill Lynch Mortgage Investors, Inc. acted as the depositor. In its fiscal year ended December 31, 2005, PNC Bank originated over
$3.1 billion in commercial and multifamily mortgage loans for securitization, of which approximately $3.0 billion was included in securitizations in which unaffiliated entities acted as depositors. By comparison, in fiscal year 1999, the year after the acquisition of Midland LP, PNC Bank originated approximately
$743 million in such loans for securitization.

      The commercial mortgage loans originated for securitization by PNC Bank have, to date, consisted entirely of fixed-rate loans secured primarily by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. PNC Bank does not have distinct small- or large-loan programs, but rather originates

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and securitizes under a single program (which is the program under which PNC
Bank originated the mortgage loans that will be deposited into the transaction described in this prospectus supplement).

      Servicing. Since the acquisition of Midland LP in 1998, PNC Bank has contracted with its wholly-owned subsidiary Midland Loan Services, Inc. for servicing the mortgage loans it originates prior to their securitization.
Midland Loan Services, Inc. will act as a master servicer in this transaction.
See "Transaction Participants--The Master Servicers" in this prospectus supplement for more information.

      PNC Bank's Underwriting Standards

      General. Conduit mortgage loans originated for securitization by PNC Bank will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      Loan Analysis. The PNC Bank credit underwriting team for each mortgage loan is comprised of real estate professionals of PNC Bank. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which includes a review of supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the PNC Bank underwriting team (or someone on its behalf) visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PNC Bank also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property
Condition", "--Appraisals", "--Environmental Assessments", and "--Engineering
Assessments".

      Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PNC Bank.
The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. PNC Bank's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PNC Bank may originate a mortgage loan with a lower debt service coverage ratio or higher LTV
Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PNC Bank's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PNC Bank there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt were taken into account.

                                      S-127

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A-1 hereto may differ from the amount calculated at the time of origination. In addition, PNC Bank's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. PNC Bank often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio or LTV Ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PNC Bank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PNC Bank.

      Notwithstanding the foregoing discussion under this "--PNC Bank's
Underwriting Standards" section, PNC Bank may sell mortgage loans to the depositor for inclusion in the trust fund that vary from, or do not comply with,
PNC Bank's underwriting guidelines.

THE MASTER SERVICERS

      MIDLAND LOAN SERVICES, INC. Midland Loan Services, Inc ("Midland") will act as master servicer with respect to those mortgage loans acquired by us from
PNC Bank, National Association and IXIS Real Estate Capital Inc. and transferred by us to the trust. Certain servicing and administrative functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable mortgage loan seller. Midland is also the master servicer for the Park La Brea Apartment Loan Combination under the Series
2006-LDP8 Pooling and Servicing Agreement, which governs the servicing of the
Park La Brea Apartments Loan Combination.

      Midland is a Delaware corporation and a wholly-owned subsidiary of PNC
Bank, National Association ("PNC Bank"), which is one of the mortgage loan sellers. Midland is an affiliate of PNC Capital Markets LLC, one of the underwriters. Midland's principal servicing office is located at 10851 Mastin
Street, Building 82, Suite 700, Overland Park, Kansas 66210.

      Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities ("CMBS") by S&P, Moody's and Fitch.
Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P and
Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

      Midland has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent loans. Midland has made certain changes to its servicing policies, procedures and controls in the past three years, which address, among other things, (i) Midland's conversion to its proprietary Enterprise!(R) Loan Management System as its central servicing and investor reporting system; and (ii) an updated disaster recovery plan.

      Midland will not have primary responsibility for custody services of original documents evidencing the mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for the

                                      S-128

servicing of particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

      No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

      From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement. Additionally,
Midland has no actual knowledge of any proceedings contemplated by governmental authorities that it believes would have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

      Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight(R), that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

      As of September 30, 2006, Midland was servicing approximately 20,688 commercial and multifamily mortgage loans with a principal balance of approximately $180.1 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately
14,188 of such loans, with a total principal balance of approximately $121.1 billion, pertain to commercial and multifamily mortgage backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties.

      Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2003 to 2005.

              PORTFOLIO GROWTH -            CALENDAR YEAR END
              MASTER/PRIMARY        (APPROXIMATE AMOUNTS IN BILLIONS)
              -------------------  -----------------------------------
                                      2003        2004        2005
                                   ----------- ---------- ------------
              CMBS                     $60        $70         $104
              Other                    23         28           32
                                   ----------- ---------- ------------
              TOTAL                    $83        $98         $136

      WELLS FARGO BANK, NATIONAL ASSOCIATION. Wells Fargo Bank, National
Association will act as master servicer with respect to those mortgage loans acquired by us from Merrill Lynch Mortgage Lending, Inc. and Countrywide
Commercial Real Estate Finance, Inc. and transferred by us to the trust. Certain servicing and administration functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable mortgage loan seller.

      Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer,

                                      S-129

primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and as a master servicer and ABOVE AVERAGE as a special servicer. Fitch has assigned to Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and
Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

      As of September 30, 2006, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 10,737 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $90.7 billion, including approximately 9,418 loans securitized in approximately 85 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $86.3 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of June 30, 2006, Wells Fargo Bank was the
fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being master and/or primary serviced in commercial mortgage-backed securitization transactions.

      Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing Transfer Event.

      A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer.

      Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the pooling and servicing agreement. Wells Fargo
Bank monitors and reviews the performance of sub-servicers appointed by it.

      Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and "AA+" by Fitch.

      Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

      There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

THE SPECIAL SERVICERS

      LNR Partners, Inc. LNR Partners, Inc. ("LNR Partners"), a Florida
corporation and a subsidiary of LNR Property Holdings, Ltd. ("LNR"), will initially be appointed as special servicer (except with respect to the Park La
Brea Apartment Loan Combination) under the pooling and servicing agreement. The principal executive offices of LNR Partners are located at 1601 Washington
Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)
695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

                                      S-130

      o     acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

      o     investing in high-yielding real estate loans, and

      o     investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities
            ("CMBS").

      LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over
13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 195 as of June 30, 2006.
More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31,
2001, with a then current face value in excess of $53 billion; (b) 101 domestic
CMBS pools as of December 31, 2002, with a then current face value in excess of
$67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of
December 31, 2004, with a then current face value in excess of $111 billion; (e)
142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion and (f) 153 domestic CMBS pools as of June 30, 2006, with a then current face value in excess of $173 billion. Additionally, LNR
Partners has resolved over $16.8 billion of U.S. commercial and multifamily loans over the past 13 years, including approximately $1.1 billion of U.S.
commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S.
commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S.
commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S.
commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S.
commercial and multifamily mortgage loans during 2005 and $0.3 billion for the six months ended June 30, 2006.

      LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia,
Texas, Massachusetts, North Carolina and California, and in Europe in London,
England, Paris, France and Munich, Germany. As of June 30, 2006, LNR Partners
had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of June 30, 2006, LNR Partners and its affiliates specially service a portfolio, which included approximately 23,000 assets in the 50 states and in Europe with a then current face value in excess of $207 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as those securing the mortgage loans backing the certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR
Partners does not service any assets other than commercial real estate assets.

      LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard.
Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the

                                      S-131

Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

      LNR Partners has the highest ratings afforded to special servicers by
Moody's and Fitch, respectively.

      There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR
Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the certificates. Generally, LNR
Partners' servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the applicable servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in four commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

      LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR
Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

      No securitization transaction involving commercial, multifamily or manufactured housing community mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial, multifamily or manufactured housing community mortgage loans in which LNR Partners was acting as special servicer.

      There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

      There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the certificateholders.

      LNR Partners is not an affiliate of the depositor, the sponsor(s), the issuing entity, the master servicers, the trustee, the certificate administrator or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

                                      S-132

      LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the certificates and will be the initial
Controlling Class Representative. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party - apart from the subject securitization transaction - between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

      J.E. Robert Company, Inc. J.E. Robert Company, Inc. ("JER"), a Virginia
corporation, will initially be appointed as the special servicer of the Park La
Brea Apartments Loan Combination pursuant to the Series 2006-LDP8 Pooling and
Servicing Agreement and as such, will be responsible for servicing the Park La
Brea Apartments Loan Combination.

      JER, through its subsidiaries, affiliates and joint ventures is involved in the real estate investment, finance and management business and engages principally in:

      o     acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

      o     equity and debt investments in, and recapitalizations of, operating companies with significant real estate assets;

      o     investing in high-yielding real estate loans; and

      o     Investing in, and managing as special servicer, unrated,
            non-investment grade and investment grade securities issued pursuant to commercial mortgage loan securitization transactions.

      In the ordinary course of business for JER and its affiliates, the assets of JER and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for, among other things, tenants, purchasers and financing.

      JER has substantial experience in working out mortgage loans and has been engaged in investing and managing commercial real estate assets since 1981 and servicing commercial mortgage loan securitization assets since 1992. JER has a special servicer rating of "CSSI" from Fitch. JER is also on S&P's Select
Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked
"STRONG" by S&P. The ratings of JER as a special servicer are based on an examination of many factors, including its financial condition, management team, organizational structure and operating history.

      The number of commercial mortgage loan securitizations serviced by JER has increased from 10 as of December 31, 2003 to 17 as of December 31, 2005. JER
acted as special servicer with respect to: (a) 10 commercial mortgage loan securitizations containing over 250 mortgage loans as of December 31, 2003, with an aggregate outstanding principal balance in excess of $1.6 billion; (b) 13 commercial mortgage loan securitizations containing over 550 mortgage loans as of December 31, 2004, with an aggregate outstanding principal balance in excess of $5.0 billion; and (c) 17 commercial mortgage loan securitizations containing over 1,800 mortgage loans as of December 31, 2005, with an aggregate outstanding principal balance in excess of $21.7 billion.

      Since its inception in 1981 and through December 31, 2005, JER as special servicer has resolved over 1,780 mortgage loans, with an aggregate principal balance of over $2.0 billion. Over the past three years, from

                                      S-133

2003 through 2005, JER in its capacity as special servicer has resolved over
$475 million of U.S. commercial and multifamily mortgage loans. As of December
31, 2005, JER was administering approximately 15 assets as special servicer with an outstanding principal balance of approximately $125 million. Those commercial real assets include mortgage loans secured by the same type of income producing properties as those securing the Mortgage Loans backing the Certificates.

      All of the specially serviced commercial mortgage loans are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs those assets. JER will service the Park La Brea
Apartments Loan Combination in accordance with the procedures set forth in the
Series 2006-LDP8 Pooling and Servicing Agreement, in accordance with the mortgage loan documents and applicable laws, and in each case, subject to the
Servicing Standard. JER is not aware of any unique factors involved in servicing the Park La Brea Apartments Loan Combination.

      JER has developed policies, procedures and processes regarding its special servicing obligations in respect of commercial mortgage loans and the underlying real properties, including managing delinquent loans and loans subject to the bankruptcy of the borrower. These policies, procedures and processes require that all actions taken by JER as special servicer comply with the requirements of the applicable pooling and servicing agreements. During the past three years, there have been no material changes to JER's special servicing policies, procedures and processes. Included in these policies, procedures and processes is the requirement that the special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the certificateholders (and the holder of any related subordinate companion loan if in connection with a loan combination). The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the pooling and servicing agreement.

      JER occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

      JER does not believe that its financial condition will have any adverse effect on the performance of its duties under the Series 2006-LDP8 Pooling and
Servicing Agreement and, accordingly will not have any material impact on the mortgage pool performance or the performance of the certificates. JER does not have any advancing obligations for principal interest with respect to the commercial mortgage loan securitizations as to which it acts as special servicer. JER is permitted to make servicing advances with respect to the mortgage loans as to which it acts as special servicer, at its option and in accordance with the terms of the applicable pooling and servicing agreements.
JER has made all advances required to be made on commercial mortgage loans serviced by it during the past three years and during the same period has not defaulted in respect of any such advance obligations.

      JER will not have any primary custodial responsibility for original documents evidencing the underlying mortgage loans. Under very limited circumstances set forth in the Series 2006-LDP8 pooling and servicing Agreement,
JER may have physical custody of certain documents such as promissory notes as necessary for enforcement actions or sale transactions involving particular mortgage loans or REO property. To the extent that JER has custody of any such documents, such documents will be maintained in a manner consistent with the servicing Standard and JER's policies, procedures and processes.

      From time-to-time, JER may become a party to lawsuits and other legal proceedings arising in the ordinary course of business. JER does not believe that any such lawsuits or legal proceedings would, individually or in aggregate, have a material adverse effect on its business or its ability to serve as special servicer in this or any other transactions. There are currently no legal proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against JER, or of which any of its property is the subject, that is material to the certificateholders.

                                      S-134

      JER is not an affiliate of the depositor, the sponsor(s), the trust, the master servicers, the trustee, the certificate administrator or any originator of any underlying mortgage loans identified in this prospectus supplement. There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between JER, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that would have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from this transaction, between JER, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years.

      No securitization transaction involving commercial or multifamily mortgage loans in which JER was acting as special servicer has experienced an event of default as a result of any action on inaction performed by JER as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by JER with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which JER was acting as special servicer.

      The information set forth in this prospectus supplement concerning the JER has been provided by it.

THE TRUSTEE

      LaSalle Bank National Association ("LaSalle") will act as trustee under the pooling and servicing agreement, on behalf of the certificateholders. In addition, LaSalle will act as custodian on behalf of the trustee. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois, 60603. Attention: Global Securities and Trust
Services--ML-CFC Commercial Mortgage Trust 2006-4 or at such other address as the trustee may designate from time to time.

      LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.
LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee or paying agent on over 665 commercial mortgage-backed security transactions involving assets similar to the mortgage loans to be included in the trust. As of
September 30, 2006, LaSalle served as trustee or paying agent in over 665 commercial mortgage-backed security transactions. The long-term unsecured debt of LaSalle is rated "A+" by S&P, "Aa3" by Moody's and "AA-" by Fitch.

      In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement.
LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine,
California. LaSalle's two vault locations can maintain a total of approximately
6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

                                      S-135

      Using information set forth in this prospectus supplement, the trustee will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicers, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicers, the trustee will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicers, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicers. LaSalle regularly performs such obligations with respect to commercial mortgage-backed securities transactions for which it acts as trustee.

      There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

      In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

      See also "Description of the Governing Documents--The Trustee", "--Duties
of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying base prospectus.

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We, the depositor, are affiliated with the following parties: (i) Merrill
Lynch Mortgage Lending, Inc, a sponsor and mortgage loan seller, and (ii)
Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters.

      Merrill Lynch Mortgage Lending, Inc., a sponsor and mortgage loan seller, is affiliated with the following parties: (i) Merrill Lynch Mortgage Investors.,
Inc, the depositor, and (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated,
one of the underwriters.

      Countrywide Commercial Real Estate Finance Inc., a sponsor and mortgage loan seller, is affiliated with Countrywide Securities Corporation, one of the underwriters.

      IXIS Real Estate Capital Inc., a sponsor and mortgage loan seller, is affiliated with IXIS Securities North America Inc., one of the underwriters.

      PNC Bank, National Association, a sponsor and mortgage loan seller, is affiliated with the following parties: (i) Midland Loan Services, Inc., one of the initial master servicers, and (ii) PNC Capital Markets LLC, one of the underwriters.

                                      S-136

      Certain mortgage loans originated by Merrill Lynch Mortgage Lending, Inc.
were pre-approved by LNR Property Corporation, an affiliate of the initial special servicer, prior to origination. LNR Property Corporation received a fee for pre-approving these mortgage loans.

      LaSalle Bank National Association and Merrill Lynch Mortgage Lending, Inc.
are parties to a custodial agreement whereby LaSalle Bank National Association, for consideration, provides custodial services to Merrill Lynch Mortgage
Lending, Inc. for certain commercial mortgage loans originated or purchased by
it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by Merrill Lynch
Mortgage Lending, Inc. to the depositor in connection with this securitization.
The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      LaSalle Bank National Association and IXIS Real Estate Capital Inc. are
parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to IXIS Real Estate Capital Inc. for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for one of the mortgage loans to be sold by IXIS Real Estate Capital Inc. to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      The servicing of the mortgage loans in the trust (other than the Park La
Brea Apartments Trust Mortgage Loan) will be governed by the pooling and servicing agreement. This "Servicing of the Mortgage Loans" section (excluding the subsection captioned "--Servicing of the Park La Brea Apartments Loan
Combination") contains summary descriptions of some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans (other than the Park La Brea Apartments Trust Mortgage Loan)
and any real estate owned by the trust (which will not include the Park La Brea
Apartments REO Property). The final subsection of this "Servicing of the
Mortgage Loans" section (captioned "--Servicing of the Park La Brea Apartments
Loan Combination") discusses certain aspects of the servicing of the Park La
Brea Apartments Trust Mortgage Loan under the Series 2006-LDP8 Pooling and
Servicing Agreement. You should also refer to the accompanying base prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

      The servicing of the Park La Brea Apartments Loan Combination will be governed by the Series 2006-LDP8 Pooling and Servicing Agreement and the Park La
Brea Apartments Intercreditor Agreement. All decisions, consents, waivers, approvals and other actions in respect of the Park La Brea Apartments Loan
Combination will be effected in accordance with the Series 2006-LDP8 Pooling and
Servicing Agreement and the Park La Brea Apartments Intercreditor Agreement.
Consequently, the servicing provisions set forth herein will not be applicable to the Park La Brea Apartments Loan Combination, the servicing of which will instead be governed by the Series 2006-LDP8 Pooling and Servicing Agreement. The
servicing standard under the Series 2006-LDP8 Pooling and Servicing Agreement is
substantially similar to the Servicing Standard under the pooling and servicing agreement. See "--Servicing of the Park La Brea Apartments Loan Combination"
below.

      The pooling and servicing agreement provides that each master servicer and the special servicer must service and administer the mortgage loans and any real estate owned by the trust for which it is responsible (which does not include the Park La Brea Apartments Trust Mortgage Loan), directly or through sub-servicers, in accordance with--

      o     any and all applicable laws; and

                                      S-137

      o     the express terms of the pooling and servicing agreement and the respective mortgage loans.

      Furthermore, to the extent consistent with the preceding paragraph, each master servicer and the special servicer must service and administer the mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.

      In general, the master servicers will be responsible for the servicing and administration of--

      o     all mortgage loans (other than the Park La Brea Apartments Trust
            Mortgage Loan) as to which no Servicing Transfer Event has occurred;
            and

      o     all worked out mortgage loans as to which no new Servicing Transfer
            Event has occurred.

      The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan (other than the Park La Brea
Apartments Trust Mortgage Loan) as to which a Servicing Transfer Event has occurred and which has not yet been worked out with respect to that Servicing
Transfer Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

      Despite the foregoing, the pooling and servicing agreement will require each master servicer to continue to receive payments and prepare certain reports to the trustee required to be prepared with respect to any specially serviced mortgage loans that were previously non-specially serviced mortgage loans it was responsible for servicing and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties.
Neither master servicer nor the special servicer will have responsibility for the performance by another servicer of its obligations and duties under the pooling and servicing agreement.

      Each master servicer will transfer servicing of a mortgage loan that it is responsible for servicing to the special servicer upon the occurrence of a
Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of the subject mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist as described in the definition of "Servicing
Transfer Event" in the glossary to this prospectus supplement, in which event that mortgage loan would be considered to be a worked out mortgage loan.

      Each B-Note Non-Trust Loan will be serviced by the applicable master servicer and the special servicer in accordance with the pooling and servicing agreement and the related Loan Combination Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicing Fee. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be its master servicing fee.

      With respect to each master servicer, the master servicing fee:

      o     will be earned with respect to each and every mortgage loan in the trust that it is responsible for servicing as of the date of the initial issuance of the certificates, including--

            1.    each such mortgage loan, if any, that becomes a specially
                  serviced mortgage loan; and

            2.    each such mortgage loan, if any, as to which the corresponding mortgaged real property has become REO Property; and

                                      S-138

      o     in the case of each applicable mortgage loan, will--

            1.    be calculated on the same interest accrual basis as that
                  mortgage loan, which will be either of a 30/360 Basis or an
                  Actual/360 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a
                  360-day year);

            2.    accrue at the related master servicing fee rate;

            3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that
                  mortgage loan; and

            4.    be payable (a) monthly from amounts received with respect to interest on that mortgage loan and/or (b) if the subject
                  mortgage loan and any related REO Property has been
                  liquidated, out of general collections on the mortgage pool.

      Subject to certain conditions, the master servicers are each entitled, under the pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor (other than a Plan), an excess servicing strip, which is a portion of its master servicing fee. If either master servicer resigns or is terminated as a master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip (except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming its duties as a master servicer under the pooling and servicing agreement). We make no representation or warranty regarding whether, following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

      The master servicing fee rate with respect to the mortgage loans varies on a loan-by-loan basis and ranges from 0.0200% per annum to 0.0930% per annum. The weighted average master servicing fee rate for the mortgage pool was 0.0220% per annum as of the cut-off date. For purposes of this prospectus supplement, master servicing fees include primary servicing fees, which are the portion of the master servicing fees paid to the applicable master servicer or a third-party primary servicer for directly servicing mortgage loans.

      Investment Income. Each master servicer will be authorized, but not required, to invest or direct the investment of funds held in its collection account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, only in Permitted Investments. See "--Collection Accounts"
below. Each master servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds.

      The special servicer will be authorized, but not required, to invest or direct the investment of funds held in its REO account in Permitted Investments.
See "--REO Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds without any right to reimbursement.

                                      S-139

      Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred by reason of voluntary principal prepayments being made by borrowers with respect to any mortgage loans (including the Park La Brea Apartments Trust Mortgage Loan)
during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds), each master servicer (with respect to any mortgage loan serviced by it that experienced such a principal prepayment) must make a nonreimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

      o     the total amount of those Prepayment Interest Shortfalls; and

      o     the sum of the following components of that master servicer's total servicing compensation for that same collection period--

            1.    that portion of the master servicing fees that represents an accrual at a rate of 0.01% per annum; and

            2.    the total amount of Prepayment Interest Excesses that were collected during the subject collection period;

provided, however, that if a Prepayment Interest Shortfall occurs as a result of the applicable master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related loan documents, (b)
pursuant to applicable law or a court order, or (c) at the request or with the consent of the special servicer or the controlling class representative), then, for purposes of determining the payment that the applicable master servicer will be required to make to cover that Prepayment Interest Shortfall, the reference to "master servicing fee" in clause 1 of the second bullet of this paragraph will be construed to include the entire master servicing fee payable to that master servicer for that same collection period, inclusive of any portion payable to a third party primary servicer and any portion that constitutes the excess servicing strip, and the amount of any investment income earned by that master servicer on the related principal prepayment while on deposit in its collection account. Without the limiting the generality of the foregoing, in the absence of the consent of the special servicer (which consent will be deemed to have been given if a response is not received within a specified number of days), neither master servicer may allow a borrower to deviate from the terms of the related loan documents regarding voluntary principal prepayments (other than
(a) with respect to principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds or (b) pursuant to applicable law or a court order) if a Prepayment Interest Shortfall in excess of the amount required to be covered by the subject master servicer would occur as a result of the deviation.

      No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls, and the applicable master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any following collection period. In addition, the applicable master servicer will be required to apply any Prepayment Interest Excesses with respect to a particular collection period, that are not otherwise used to cover Prepayment Interest Shortfalls as described above, to cover any shortfalls in interest caused as a result of the prepayment of a mortgage loan by the application of a condemnation award or casualty insurance proceeds, in each case that are actually received, in reduction of the subject mortgage loan's principal balance.

      Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the certificates on that distribution date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the aggregate amount of the payments made by the master servicers with respect to any distribution date to cover Prepayment
Interest Shortfalls is less than the total of all the Prepayment Interest
Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest
Shortfall will be allocated among the respective interest-bearing classes of the certificates (other than the class XC and XP certificates) (but, in the case of each of the A-2FL and AJ-FL classes,

                                      S-140

through the corresponding REMIC II regular interest), in reduction of the interest payable on those certificates, as and to the extent described under
"Description of the Offered Certificates--Payments--Payments of Interest" in
this prospectus supplement.

      Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

      o     the special servicing fee;

      o     the workout fee; and

      o     the principal recovery fee.

      The   Special Servicing Fee. The special servicing fee:

      o     will be earned with respect to--

            1.    each specially serviced mortgage loan, if any; and

            2     each mortgage loan (other than the Park La Brea Apartments
                  Trust Mortgage Loan), if any, as to which the corresponding mortgaged real property has become REO Property; and

      o     with respect to each such mortgage loan, will--

            1.    be calculated on the same interest accrual basis as that
                  mortgage loan, which will be either of a 30/360 Basis or an
                  Actual/360 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a
                  360-day year);

            2.    accrue at a special servicing fee rate of 0.35% per annum (but in any event may not be less than $4,000 in any month with respect to any specially serviced mortgage loan and each
                  mortgage loan as to which the corresponding mortgaged real property has become REO Property);

            3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; and

            4.    will be payable monthly from related liquidation proceeds, insurance proceeds and condemnation proceeds and then from general collections on all the mortgage loans and any REO
                  Properties, that are on deposit in the master servicers'
                  collection accounts from time to time.

      The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan that has been worked out by it. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it remains a worked out mortgage loan. The workout fee with respect to any worked out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the mortgage loan. However, a new workout fee would become payable if the mortgage loan again became a worked out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to those mortgage loans (other than the Park La Brea
Apartments Trust Mortgage Loan) that became worked out mortgage loans during the period that it acted as special servicer and remained (and with respect to those mortgage loans that, subject to the conditions set forth in the pooling and servicing agreement, were about to become) worked out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to provide the

                                      S-141

special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

      The Principal Recovery Fee. Except as described in the following paragraph, the special servicer will be entitled to receive a principal recovery fee with respect to: (a) each specially serviced mortgage loan (or any replacement mortgage loan substituted for it) for which the special servicer obtains a full or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property as to which the special servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds. The principal recovery fee will be payable from any full or discounted payoff, liquidation proceeds, insurance proceeds or condemnation proceeds. As to each specially serviced mortgage loan and REO Property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

      Notwithstanding anything to the contrary described in the prior paragraph, no principal recovery fee will be payable based on, or out of, payments or proceeds received in connection with:

      o     the repurchase or replacement of any mortgage loan by a loan seller for a breach of representation or warranty or for defective or deficient loan documentation, as described under "Description of the
            Mortgage Pool--Repurchases and Substitutions" in this prospectus supplement within the time period (or extension thereof) provided for such repurchase or replacement or, if such repurchase or replacement occurs after such time period, if the mortgage loan seller was acting in good faith to resolve such breach or defect, within such further period that will not end beyond the date that is one hundred twenty (120) days following the end of the initial time period, which is ninety (90) days, provided for such repurchase or replacement;

      o     except as described under "--Realization Upon Defaulted Mortgage
            Loans" below with respect to certain assignees, the purchase of any defaulted mortgage loan or REO Property by the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates, as described under "--Realization Upon
            Defaulted Mortgage Loans" below;

      o     the purchase of an A-Note Trust Mortgage Loan by the holder of the related B-Note Non-Trust Loan, as described under "Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement, unless provided for under the related Loan Combination
            Intercreditor Agreement;

      o     the purchase of any mortgage loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement unless provided for under the related mezzanine intercreditor agreement;

      o     the purchase of all the mortgage loans and REO Properties by a master servicer, the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates in connection with the termination of the trust, as described under
            "Description of the Offered Certificates--Termination" in this prospectus supplement;

      o     the exchange, following the date on which the total principal balances of the offered certificates are reduced to zero, of all the remaining certificates (other than the class R-I and R-II
            certificates) for all the mortgage loans and REO Properties in the trust at the time of exchange, subject to the conditions set forth in the pooling and servicing agreement; and

      o     the payoff or liquidation of the Park La Brea Apartments Trust
            Mortgage Loan.

      Although principal recovery fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any principal recovery fee will reduce amounts payable to the certificateholders.

                                      S-142

      Loan Combinations. Any special servicing fees, workout fees and principal recovery fees with respect to a Loan Combination may be paid out of collections on the entire Loan Combination, except to the extent those fees relate to a
B-Note Non-Trust Loan, in which case the special servicer will be entitled to receive those fees solely from collections in respect of the subject B-Note
Non-Trust Loan.

      If the Park La Brea Apartments Loan Combination becomes a specially serviced mortgage loan under the Series 2006-LDP8 Pooling and Servicing
Agreement, the Series 2006-LDP8 Special Servicer will be entitled to similar compensation pursuant to such Series 2006-LDP8 Pooling and Servicing Agreement.
If funds received in respect of the Park La Brea Apartments Trust Mortgage Loan are insufficient to pay such compensation to the Series 2006-LDP8 Special
Servicer, a pro rata portion of such amounts will be withdrawn from general collections on the mortgage loans in the Series 2006-LDP8 Securitization and from general collections on the mortgage loans in the trust. The special servicer under the pooling and servicing agreement is not entitled to the foregoing fees with respect to the Park La Brea Apartments Trust Mortgage Loan.

      Additional Servicing Compensation. As additional master servicing compensation, each master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the mortgage loans it is responsible for servicing (except to the extent required to offset any Prepayment Interest
Shortfalls and except to the extent they relate to the Park La Brea Apartments
Trust Mortgage Loan).

      In addition, the following items collected on any mortgage loan in the mortgage pool will be allocated between the applicable master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

      o     any late payment charges and Penalty Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Penalty Interest are not otherwise applied--

            1.    to pay the applicable master servicer, the special servicer or the trustee, as applicable, any unpaid interest on Advances made by that party with respect to that mortgage loan or the related mortgaged real property,

            2.    to reimburse the trust fund for any interest on Advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the
                  applicable master servicer, the special servicer or the
                  trustee, as applicable, from a source of funds other than late payment charges and Penalty Interest collected on that
                  mortgage loan,

            3.    to pay, or to reimburse the trust fund for, any expenses
                  incurred by the special servicer in connection with inspecting the related mortgaged real property following a Servicing
                  Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

            4.    to pay, or to reimburse the trust fund for, any other expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Penalty Interest and/or late payment charges
                  collected on that mortgage loan, would result in an Additional
                  Trust Fund Expense; and

      o     any modification fees, assumption fees, assumption application fees, earnout fees, release fees, consent/waiver fees, extension fees, defeasance fees and other comparable transaction fees and charges.

      Payment of Expenses; Servicing Advances. The master servicers and the special servicer will each be required to pay their respective overhead costs and any general and administrative expenses they incur in connection with their servicing activities under the pooling and servicing agreement. Neither master servicer nor

                                      S-143

the special servicer will be entitled to reimbursement for expenses except as expressly provided in the pooling and servicing agreement.

      Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by a master servicer, the trustee or, in some cases, the special servicer, in connection with the servicing of a mortgage loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any REO
Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

      The special servicer will be required to notify the applicable master servicer as to when it must make servicing advances with respect to a specially serviced mortgage loan or REO Property (other than the Park La Brea Apartments
Trust Mortgage Loan or the Park La Brea Apartments REO Property). Generally, the
special servicer must make the request at least five business days (or, in an emergency situation, not less than two business days) prior to the date the
Advance must be made. The applicable master servicer must make the requested servicing advance within a specified number of days following its receipt of the request. As discussed below, the special servicer will have the option, but not the obligation, to make such Advances on an emergency or urgent basis.

      If a master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

      o     if it has actual knowledge of the failure, to give that master servicer notice of its failure; and

      o     if the failure continues for five more business days, to make the servicing advance.

      Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer or the trustee will be obligated to make servicing advances that, it determines in accordance with the Servicing Standard (in the case of a master servicer or special servicer) or its good faith business judgment (in the case of the trustee), would not be ultimately recoverable, together with interest accrued on that advance, from expected collections on the related mortgage loan or REO
Property. The trustee will be entitled to rely on any determination of nonrecoverability made by a master servicer. In addition, the special servicer may also determine that any servicing advance made or proposed to be made by a master servicer or the trustee is not recoverable, together with interest accrued on that servicing advance, from proceeds of the mortgage loan to which that Advance relates, and the applicable master servicer and the trustee will be required to act in accordance with that determination (on which determination they will, as provided in the pooling and servicing agreement, be entitled to conclusively rely).

      If a master servicer, the special servicer or the trustee makes any servicing advance that it (or, in the case of a master servicer or the trustee, the special servicer) subsequently determines, in its judgment, is not recoverable, together with interest accrued on that Advance, from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that Advance, together with interest on that Advance, out of general collections on the mortgage loans it is responsible for servicing and any REO Properties on deposit in its collection account (or, if the funds in its collection account are insufficient, from similar funds in the other master servicer's collection account) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" in this prospectus supplement. Each master servicer, the special servicer or the trustee may also obtain reimbursement for any servicing advance that constitutes a
Workout-Delayed Reimbursement Amount out of general principal collections on the mortgage loans and any REO Properties on deposit in the applicable master servicer's collection account (or, if the funds in its collection account are insufficient, from similar funds in the other master servicer's collection account) from time to time subject to substantially the same limitations and requirements as

                                      S-144

are applicable to P&I advances described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" in this prospectus supplement.

      The master servicers will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the applicable master servicer's collection account (or, if the funds in its collection account are insufficient, from similar funds in the other master servicer's collection account) and at times without regard to the relationship between the expense and the funds from which it is being paid (subject to the limitations for reimbursement of Advances from general collections), which may include servicing expenses relating to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.

      Each master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that Advance is reimbursed--

      o     first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

      o     second, if and to the extent that the Penalty Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account (or, if the funds in its collection account are insufficient, from similar funds in the other master servicer's collection account) subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of
            Advances" in this prospectus supplement.

      The special servicer may, but is not obligated to, make any servicing advance on a specially serviced mortgage loan or REO Property that is required on an emergency or urgent basis) and then request from the applicable master servicer reimbursement of the servicing advance, together with interest thereon as set forth in the pooling and servicing agreement. Upon the applicable master servicer's reimbursing the special servicer for any such servicing advance, that master servicer will be considered to have made that servicing advance as of the date that the special servicer actually made it. The applicable master servicer will have no obligation to reimburse from its own funds any advance made by the special servicer that such master servicer determines to be nonrecoverable, however, any such advance made by the special servicer will be reimbursable to the special servicer from the trust fund as a Nonrecoverable Advance.

      Subject to certain conditions, the applicable master servicer may (and must, if directed by the special servicer in connection with a specially serviced mortgage loan or an REO Property) pay directly out of the collection account any servicing advance that it considers to be nonrecoverable in accordance with the Servicing Standard, provided that the applicable master servicer or the special servicer has determined, in accordance with the
Servicing Standard, that this payment is in the best interests of the certificateholders (or, if a Loan Combination is involved, the certificateholders and holder(s) of the related Non-Trust Loan(s)), as a collective whole.

      The master servicers, the special servicer and the trustee under the pooling and servicing agreement for our series ML-CFC 2006-4 certificates will not have any obligation or authority to supervise the Series 2006-LDP8 Master
Servicer or the Series 2006-LDP8 Trustee or to make servicing advances with respect to the Park La Brea Apartments Loan Combination. Pursuant to the Series
2006-LDP8 Pooling and Servicing Agreement, the Series 2006-LDP8 Master Servicer
and the Series 2006-LDP8 Trustee will be required to make servicing advances with respect to the Park La Brea Apartments Loan Combination, subject, in each case, to its recoverability determination. In the event that the Series
2006-LDP8 Master Servicer or the Series 2006-LDP8 Trustee makes any servicing advance with respect to the Park La Brea Apartments Loan Combination that

                                      S-145

becomes a non-recoverable advance, then the trust will be required to reimburse the Series 2006-LDP8 Master Servicer or the Series 2006-LDP8 Trustee under the
Series 2006-LDP8 Pooling and Servicing Agreement, as applicable, upon demand, for its pro rata share of such servicing advances, together with interest thereon at the reimbursement rate provided in the Series 2006-LDP8 Pooling and
Servicing Agreement.

      For additional information regarding reimbursement of servicing advances, see "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

      Certain Litigation Matters. The management, prosecution, defense and/or settlement of claims and litigation relating to any mortgage loan brought against the trust fund or any party to the pooling and servicing agreement will generally be handled by the applicable master servicer and the special servicer, as more specifically provided for in the pooling and servicing agreement.

TRUSTEE COMPENSATION

      The trustee will be entitled to a monthly fee for its services, which fee will--

      o     accrue at a rate of 0.0004% per annum,

      o     accrue on the Stated Principal Balance of each mortgage loan outstanding from time to time, and

      o     be calculated on the same interest accrual basis as is applicable to the subject mortgage loan.

      The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

      In addition, the trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. See "Description of the Offered
Certificates--Distribution Account" and "--Interest Reserve Account" in this prospectus supplement. It will be--

      o     entitled to retain any interest or other income earned on those funds, and

      o     required to cover any losses of principal of those investments from its own funds.

      The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company
(other than itself or an affiliate) holding the distribution account or the interest reserve account.

SUB-SERVICERS

      Subject to such limitations as may be provided for in the pooling and servicing agreement, each master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party primary servicers. Any delegation of servicing obligations by the special servicer will be subject to the consent of the controlling class representative. Each master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer.

      The pooling and servicing agreement will permit each master servicer and, with the consent of the controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the pooling and servicing agreement, provided that in each case, the sub-servicing agreement:
(a) is consistent with the pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable

                                      S-146

conditions of the pooling and servicing agreement and, with limited exceptions, includes events of default with respect to the sub-servicer substantially similar to the events of default applicable to the applicable master servicer or the special servicer, as the case may be; (b) provides that if the applicable master servicer or the special servicer, as the case may be, for any reason no longer acts in that capacity thereunder, including by reason of an event of default, the trustee or its designee may (i) assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the applicable master servicer or the special servicer, as the case may be, under such agreement or (ii) except with respect only to the sub-servicing agreements in effect as of the date of initial issuance of the certificates, terminate the sub-servicing agreement without cause and without payment of any penalty or termination fee; (c) provides that the trustee, for the benefit of the certificateholders and, in the case of a sub-servicing agreement relating to a Loan Combination, the related B-Note Loan Noteholder(s), will each be a third party beneficiary under such agreement; (d) permits any purchaser of a mortgage loan pursuant to the pooling and servicing agreement to terminate the sub-servicing agreement with respect to the purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to any material modification, extension, waiver or amendment or otherwise take any enforcement action on behalf of the applicable master servicer or the special servicer, without the consent of the applicable master servicer or the special servicer, as the case may be, or conduct any sale of a mortgage loan or REO Property; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the pooling and servicing agreement, each sub-servicing agreement entered into by a master servicer must provide that such agreement will, with respect to any mortgage loan, terminate at the time such mortgage loan becomes a specially serviced mortgage loan or, alternatively, be subject to the special servicer's rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan;
and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such mortgage loan which ceases to be a specially serviced mortgage loan.

      The pooling and servicing agreement will require the master servicers and the special servicer, for the benefit of the trustee, the certificateholders and, in the case of a Loan Combination, the related B-Note Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicers and the special servicer will remain obligated and liable to the trustee, the certificateholders and the B-Note Loan
Noteholder(s) for the performance of their respective obligations and duties under the pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and each master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

THE CONTROLLING CLASS REPRESENTATIVE AND THE LOAN COMBINATION CONTROLLING
PARTIES

      Controlling Class. As of any date of determination, the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class XC and XP, R-I and R-II certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance. However, if no class of certificates, other than the class XC and XP, R-I and R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class XC and XP, R-I and R-II certificates. The class A-1, A-2, A-2FL, A-3, A-SB and A-1A certificates will be treated as a single class for purposes of determining, and exercising the rights of, the controlling class. Appraisal Reduction Amounts will not be considered in determining the principal balance outstanding on the applicable class of certificates for the purpose of determining the controlling class.

      Selection of the Controlling Class Representative. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates will be entitled to--

      o     select a representative having the rights and powers described under
            "--Rights and Powers of The Controlling Class Representative and the
            Loan Combination Controlling Parties" below; or

                                      S-147

      o     replace an existing controlling class representative.

      The trustee will be required to promptly notify all the certificateholders of the controlling class that they may select a controlling class representative upon:

      o     the receipt by the trustee of written requests for the selection of a controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates;

      o     the resignation or removal of the person acting as controlling class representative; or

      o     a determination by the trustee that the controlling class of certificateholders has changed.

      The notice will explain the process for selecting a controlling class representative. The appointment of any person as the controlling class representative will generally not be effective until that person provides the trustee, each master servicer and the special servicer with--

      o     written confirmation of its acceptance of its appointment;

      o     an address and facsimile number for the delivery of notices and other correspondence; and

      o     a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and facsimile numbers.

      We anticipate that an affiliate of the initial special servicer will purchase certain non-offered classes of certificates, including the class S certificates (which will be the initial controlling class of certificates), and will be the initial controlling class representative.

      Resignation and Removal of the Controlling Class Representative. The
controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the controlling class. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates, will be entitled to remove any existing controlling class representative by giving written notice to the trustee and to the existing controlling class representative.

      Rights and Powers of the Controlling Class Representative and the Loan
Combination Controlling Parties. The special servicer will be required to prepare an asset status report for each mortgage loan (other than the Park La
Brea Apartments Trust Mortgage Loan) that becomes a specially serviced mortgage loan, not later than 60 days after the servicing of the mortgage loan is transferred to the special servicer. Each asset status report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. Each asset status report is required to be delivered to the controlling class representative, among others, by the special servicer.

      If, within 10 business days of receiving an asset status report that relates to a mortgage loan (other than the Park La Brea Apartments Trust
Mortgage Loan) and that relates to a recommended action to which the controlling class representative is entitled to object, as described below, the controlling class representative does not disapprove the asset status report in writing, then the special servicer will be required to take the recommended action as outlined in the asset status report; provided, however, that the special servicer may not take any action that is contrary to applicable law, the
Servicing Standard or the terms of the applicable loan documents. If the controlling class representative disapproves an initial asset status report, the special servicer will be required to revise that asset status report and deliver to the controlling class representative, among others, a new asset status report as soon as practicable, but in no event later than 30 days after such disapproval.

                                      S-148

      The special servicer will be required to continue to revise an asset status report (with respect to a mortgage loan other than the Park La Brea
Apartments Trust Mortgage Loan) as described above until the controlling class representative does not disapprove a revised asset status report in writing within 10 business days of receiving the revised asset status report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any asset status report (with respect to a mortgage loan other than the Park La Brea Apartments Trust Mortgage
Loan) it has previously so delivered and implement such modified report;
provided that the modified report shall have been prepared, reviewed and not rejected as described above. Notwithstanding the foregoing, the special servicer may, following the occurrence of an extraordinary event with respect to the related mortgaged real property take any action set forth in an asset status report (that is consistent with the terms of the pooling and servicing agreement) before the expiration of a 10-business day period if the special servicer has reasonably determined that failure to take the action would materially and adversely affect the interests of the certificateholders, and the special servicer has made a reasonable effort to contact the controlling class representative. The foregoing discussion notwithstanding, the special servicer will be required to determine whether any affirmative disapproval is not in the best interest of all the certificateholders pursuant to the Servicing Standard.

      In the event the controlling class representative and the special servicer have been unable to agree upon an asset status report with respect to a specially serviced mortgage loan within 90 days of the controlling class representative's receipt of the initial asset status report, the special servicer must implement the actions directed by the controlling class representative unless doing so would result in any of the consequences contemplated in clauses (a) through (d) in the third following paragraph, in which event the special servicer must implement the actions described in the most recent asset status report submitted to the controlling class representative by the special servicer that is consistent with the Servicing
Standard. Notwithstanding the fact that an asset status report has been prepared and/or approved, the controlling class representative will remain entitled to advise and object regarding the actions described below and any related asset status report will not be a substitute for the exercise of those rights.

      Notwithstanding the foregoing discussion, with respect to each mortgage loan in the trust fund that is part of a Loan Combination, the related Loan
Combination Intercreditor Agreement may contain provisions regarding the review, approval and implementation of asset status reports with respect to the related
Loan Combination that are different from those described above.

      No direction of the controlling class representative in connection with any asset status report may (a) require or cause the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the related Loan Combination Intercreditor Agreement, if applicable, or the pooling and servicing agreement, including the special servicer's obligation to act in the best interests of all the certificateholders (and, in the case of a Loan
Combination, the holders of the related B-Note Non-Trust Loan(s)) in accordance with the Servicing Standard and to maintain the REMIC status of REMIC I and
REMIC II, (b) result in the imposition of any tax on "prohibited transactions"
or contributions after the startup date of either REMIC I or REMIC II under the
Code, (c) expose any party to the pooling and servicing agreement, any mortgage loan seller or the trust fund to any claim, suit or liability or (d) expand the scope of the applicable master servicer's, the trustee's or the special servicer's responsibilities under the pooling and servicing agreement.

      In addition, the controlling class representative will be entitled to advise the special servicer with respect to the following actions (except with respect to the Park La Brea Apartments Trust Mortgage Loan), and the special servicer will not be permitted to take (or consent to the applicable master servicer taking) any of the following actions with respect to the mortgage loans
(except with respect to the Park La Brea Apartments Trust Mortgage Loan) as to
which the controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular proposed action (provided that, with respect to non-specially serviced mortgage loans, this 10-business day notice period may not exceed by more than five (5) business days the 10 business days during which the special servicer can object to the applicable master servicer taking actions described under "--Enforcement of
Due-on-Sale and Due-on-Encumbrance Provisions" and "--Modifications, Waivers,
Amendments and Consents" below):

                                      S-149

      o     any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing a specially serviced mortgage loan as comes into and continues in default;

      o     any modification or consent to a modification of a material term of a mortgage loan, including the timing of payments or an extension of the maturity date of a mortgage loan;

      o     any proposed sale of any defaulted mortgage loan or any REO
            Property, other than in connection with the termination of the trust as described under "Description of the Offered
            Certificates--Termination" in this prospectus supplement or, in the case of a defaulted mortgage loan, other than in connection with the purchase option described under "--Realization Upon Defaulted
            Mortgage Loans--Fair Value Call" in this prospectus supplement, for less than the outstanding principal balance of the related mortgage loan, plus accrued interest (exclusive of Penalty Interest), expenses and fees;

      o     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

      o     any release of material real property collateral for any mortgage loan, other than (a) where the release is not conditioned upon obtaining the consent of the lender or certain specified conditions being fulfilled, (b) upon satisfaction of that mortgage loan, (c) in connection with a pending or threatened condemnation action or (d)
            in connection with a full or partial defeasance of that mortgage loan;

      o     any acceptance of substitute or additional real property collateral for any mortgage loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

      o     any waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan;

      o     any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

      o     any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice will be required to be delivered to the controlling class representative);

      o     any determination that an insurance-related default is an Acceptable
            Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

      o     any waiver of insurance required under the related loan documents
            (except as contemplated in the preceding bullet).

      In the case of the Park La Brea Apartments Loan Combination, the Park La
Brea Apartments Controlling Party will have substantially similar (but not identical) rights and powers with respect to the Park La Brea Apartments Loan
Combination if it becomes a specially serviced mortgage loan pursuant to the
Series 2006-LDP8 Pooling and Servicing Agreement.

                                      S-150

      Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative, as contemplated by any of the preceding paragraphs of this "--Rights and Powers of The Controlling Class
Representative" subsection, may--

      o     require or cause the applicable master servicer or the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement, including the applicable master servicer's or the special servicer's obligation to act in accordance with the Servicing Standard and the loan documents;

      o     cause the issuing entity to fail to qualify as one or more REMICs or result in an adverse tax consequence for the issuing entity, except that the controlling class representative may advise or direct the issuing entity to earn "net income from foreclosure property" that is subject to tax with the consent of the special servicer, if the special servicer determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties;

      o     expose the trust, us, the applicable master servicer, the special servicer, the trustee or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability;

      o     materially expand the scope of the applicable master servicer's or the special servicer's responsibilities under the pooling and servicing agreement; or

      o     cause the applicable master servicer or the special servicer to act, or fail to act, in a manner which violates the Servicing Standard.

      In addition, if the special servicer determines that immediate action is necessary to protect the interests of the certificateholders and any related
Non-Trust Holder, as a collective whole, it may take such action without waiting for a response from the controlling class representative.

      The master servicers and the special servicer are each required to disregard any advice, direction or objection on the part of the controlling class representative that would have any of the effects described in the immediately preceding five bullets.

      Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if (i) the special servicer has notified the controlling class representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan and (ii) for a specified number of days following the first such notice, the controlling class representative has objected to all of the proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

      Notwithstanding the foregoing discussion, with respect to the Park La Brea
Apartments Loan Combination, the controlling class representative for our series
ML-CFC 2006-4 certificates will have no approval rights for actions the Series
2006-LDP8 Master Servicer and Series 2006-LDP8 Special Servicer take with respect to the Park La Brea Apartments Loan Combination. The Park La Brea
Apartments Controlling Party (which is the "directing holder" of the Series
2006-LDP8 Securitization) will act as the controlling class representative with respect to the Park La Brea Apartments Loan Combination. As designee of the holder of the Park La Brea Apartments Trust Mortgage Loan, the controlling class representative for our series ML-CFC 2006-4 certificates will solely have the right, on a non-binding basis, to consult with the Series 2006-LDP8 Master
Servicer and Series 2006-LDP8 Special Servicer regarding such servicing actions as described above under "Description of the Mortgage Pool --The Loan
Combinations--The Park La Brea Apartments Loan Combination".

      WHEN REVIEWING THE REST OF THIS "SERVICING OF THE MORTGAGE LOANS" SECTION,
IT IS IMPORTANT THAT YOU CONSIDER THE EFFECTS THAT THE RIGHTS AND POWERS OF THE
CONTROLLING CLASS REPRESENTATIVE (AND, IN THE CASE OF THE

                                      S-151

MORTGAGE LOANS THAT ARE PART OF LOAN COMBINATIONS, THE RELATED B-NOTE LOAN
NOTEHOLDERS) COULD HAVE ON THE ACTIONS OF THE SPECIAL SERVICER AND, IN SOME
CASES, THE APPLICABLE MASTER SERVICER.

      Certain Liability and Expense Matters. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class in proportion to their respective percentage interests in that class, and not by the trust; and all expenses borne by the related B-Note Loan
Noteholder are to be borne by that holder. However, if a claim is made against the controlling class representative by a borrower under a mortgage loan, the controlling class representative is required to immediately notify the trustee, the applicable master servicer and the special servicer. The special servicer on behalf of the trust will, subject to the discussion under "Description of the
Governing Documents--Matters Regarding the Master Servicer, the Special
Servicer, the Manager and Us" in the accompanying base prospectus, assume the defense of the claim against the controlling class representative), but only if--

      o     the special servicer or the trust are also named parties to the same action; and

      o     in the sole reasonable judgment of the special servicer:

            1.    the controlling class representative acted in good faith,
                  without gross negligence or willful misfeasance, with regard to the particular matter at issue; and

            2.    there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative.

If the conditions specified in the two bullets in the preceding sentence are not satisfied, then the special servicer will not be required to assume the defense of the subject claim.

      The controlling class representative, the Park La Brea Apartments
Controlling Party and the B-Note Loan Noteholders may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties or liabilities to the holders of any class of certificates other than the controlling class, and neither the Park La Brea Apartments
Controlling Party nor the B-Note Loan Noteholders have any duties or liabilities to the holders of any class of certificates. The controlling class representative may act solely in the interests of the certificateholders of the controlling class and, with respect to any Loan Combination, the Park La Brea
Apartments Controlling Party and the related B-Note Loan Noteholder(s), as the case may be, may act solely in their own interests, and none of such parties will have any liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the controlling class. Similarly, no certificateholder may take any action against the Park La Brea Apartments Controlling Party or a
B-Note Loan Noteholder for having acted solely in its own interest.

REPLACEMENT OF THE SPECIAL SERVICER

      Certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may terminate an existing special servicer and appoint a successor thereto. In addition, if the special servicer is terminated in connection with an event of default, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may appoint a successor. See "--Events of Default" and "--Rights
Upon Event of Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

      o     written confirmation from each rating agency rating the certificates that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates; and

      o     the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other

                                      S-152

            things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

      Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

      If the controlling class of certificateholders terminates an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the certificateholders that voted to remove the terminated special servicer. Any terminated special servicer will be entitled to reclaim all amounts accrued or owing to it under the pooling and servicing agreement.

      With respect to the Park La Brea Apartments Loan Combination, the Park La
Brea Apartments Controlling Party will have the right, subject to the conditions and restrictions set forth in the Series 2006-LDP8 Pooling and Servicing
Agreement and the Park La Brea Apartments Intercreditor Agreement, to cause the
Series 2006-LDP8 Special Servicer to be terminated without cause with respect to the Park La Brea Apartments Loan Combination.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

      If the controlling class of certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

      o     to receive all notices described under "--The Controlling Class
            Representative and the Loan Combination Controlling Parties" and
            "--Replacement of the Special Servicer" above; and

      o     to exercise directly all rights described under "--The Controlling
            Class Representative and the Loan Combination Controlling Parties"
            and "--Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the controlling class.

      Beneficial owners of controlling class certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      In general, the master servicer may not waive any due on sale or due on encumbrance clause in any mortgage loan or consent to the assumption of any mortgage loan or, in the case of any transfers, assumptions and/or further encumbrances that, by the terms of the related loan documents, do not require the lender's consent if specified conditions have been satisfied, make any determination with respect to whether any such conditions have been satisfied, except that in the case of a mortgage loan sold to the depositor by PNC Bank
National Association that is not a specially serviced mortgage loan, Midland
Loan Services, Inc. may grant any such waiver or consent or make any such determination with the consent of the special servicer. Subject to the foregoing discussion and the discussions under "--The Controlling Class Representative and the Loan Combination Controlling Parties" above and "--Modifications, Waivers,
Amendments and Consents" below, Midland, with respect to mortgage loans sold to the depositor by PNC Bank that are not specially serviced mortgage loans and the special servicer, with respect to all other mortgage loans (other than with respect to the Park La Brea Apartments Trust Mortgage Loan), will be required to enforce, on behalf of the trust fund, any right the lender under any mortgage loan may have under either a due-on-sale or due-on-encumbrance clause, unless
Midland, with respect to mortgage loans sold to the depositor by PNC Bank that are not specially serviced mortgage loans (with the consent of the special servicer) or the special servicer, as applicable, has determined that waiver of the lender's rights under such clauses would be in accordance with the Servicing
Standard. However, subject to the related loan documents and applicable law, neither Midland, with respect to mortgage loans sold to

                                      S-153

the depositor by PNC Bank that are not specially serviced mortgage loans, nor the special servicer may waive its rights or grant its consent under any related due-on-sale or due-on-encumbrance clause--

      o     in respect of any mortgage loan that--

            1.    has a principal balance of $35,000,000 or more (with respect to S&P in the case of a due-on-sale clause), $20,000,000 or more (with respect to S&P in the case of a due-on-encumbrance clause) or $25,000,000 or more (with respect to Moody's in the case of either a due-on-sale clause or a due-on-encumbrance clause) at the time of determination or has, whether (a)
                  individually, (b) as part of a group of cross-collateralized mortgage loans or (c) as part of a group of mortgage loans made to affiliated borrowers, a principal balance that is
                  equal to or greater than 5% or more (with respect to S&P in the case of a due-on-sale clause and with respect to Moody's in the case of either a due-on-sale clause or a
                  due-on-encumbrance clause) or 2% or more (with respect to S&P in the case of a due-on-encumbrance clause) of the aggregate outstanding principal balance of the mortgage pool at the time of determination; or

            2.    is one of the ten largest mortgage loans (which for this
                  purpose includes groups of cross-collateralized mortgage loans and groups of mortgage loans made to affiliated borrowers) by outstanding principal balance at the time of determination; or

      o     where, in the case of a due-on-encumbrance clause only, the subject mortgage loan, taking into account existing debt on the related mortgaged real property and the proposed additional debt as if such total debt were a single mortgage loan, would have a loan-to-value ratio equal to or greater than 85% or a debt service coverage ratio equal to or less than 1.20:1;

unless, with some exceptions, it receives prior written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the certificates (or placement of the certificates on negative credit watch status in contemplation of such rating action). Also, Midland may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause described in this paragraph until it has received consent of the special servicer. Further, neither Midland nor the special servicer may consent to the transfer of any mortgaged real property that secures a group of cross-collateralized mortgage loans, unless all of the mortgaged real properties securing such group of mortgage loans are transferred at the same time, or the controlling class representative consents to the transfer.

      With respect to the Park La Brea Apartments Loan Combination, the Series
2006-LDP8 Master Servicer and Series 2006-LDP8 Special Servicer will be required to enforce, on behalf of the issuing entity (and the Series 2006-LDP8 certificateholders), any right the lender under the Park La Brea Apartments Loan
Combination may have under either a due-on-sale or a due-on-encumbrance clause set forth in the loan documents for the Park La Brea Apartments Loan Combination in accordance with the Series 2006-LDP8 Pooling and Servicing Agreement.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

      The special servicer, with respect to any specially serviced mortgage loan
(excluding the Park La Brea Apartments Trust Mortgage Loan) may, consistent with the Servicing Standard agree to:

      o     modify, waive or amend any term of the subject mortgage loan;

      o     extend the maturity of the subject mortgage loan;

      o     defer or forgive the payment of interest on and principal of the subject mortgage loan;

      o     defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on the subject mortgage loan;

                                      S-154

      o     permit the release, addition or substitution of collateral securing the subject mortgage loan;

      o     permit the release, addition or substitution of the borrower or any guarantor with respect to the subject mortgage loan; or

      o     provide consents with respect to any leasing activity at the mortgaged real property securing the subject mortgage loan;

provided that the ability of the special servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Controlling Class
Representative and the Loan Combination Controlling Parties" and "--Enforcement
of Due-on-Sale and Due-on-Encumbrance Provisions" above in this prospectus supplement and further, to the limitations, conditions and restrictions discussed below.

      The special servicer may agree to or consent to (or permit the applicable master servicer to agree to or consent to) the modification, waiver or amendment of any term of any mortgage loan that would--

      o     affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable under the mortgage loan (including, subject to the discussion in the third following paragraph, extend the date on which any related balloon payment is due); or

      o     affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments; or

      o     in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan;

provided that a material default on the mortgage loan has occurred or, in the special servicer's judgment, a material default on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis, than would liquidation.

      Neither master servicer nor the special servicer may release any mortgaged real property securing a mortgage loan, except as otherwise allowed by the pooling and servicing agreement.

      Neither master servicer nor the special servicer may extend the maturity date of any mortgage loan to a date beyond the earliest of--

            1.    two years prior to the rated final distribution date; and

            2.    if the mortgage loan is secured by a mortgage on the related borrower's leasehold interest (and not the corresponding fee interest) in the related mortgaged real property, 20 years
                  (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the related ground lease and with the consent of the controlling class representative, 10 years) prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend such term.

      Neither master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would--

      o     cause any of the Park La Brea Apartments individual loan REMIC,
            REMIC I or REMIC II to fail to qualify as a REMIC under the Code;

                                      S-155

      o     result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of the Park La Brea
            Apartments individual loan REMIC, REMIC I or REMIC II under the
            Code; or

      o     adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Code.

      Generally, the master servicers may not agree to modify, waive or amend the term of any mortgage loan without the consent of the special servicer.
Subject to the foregoing discussion, however, either master servicer, without the approval of the special servicer, the controlling class representative or any of the rating agencies, may modify, waive or amend certain terms of non-specially serviced mortgage loans for which it is acting as master servicer as specified in the pooling and servicing agreement, including, without limitation--

      o     approving certain waivers of non-material covenant defaults;

      o     approving certain leasing activity;

      o     waiving certain late payment charges and Penalty Interest subject to the limitations in the pooling and servicing agreement;

      o     approving certain consents with respect to rights-of-way, easements or similar agreements and consents to subordination of the related mortgage loan to such easements, rights-of-way or similar
            agreements, that do not materially affect the use or value of the mortgaged real property or materially interfere with the borrower's ability to make related payments;

      o     approving releases of unimproved parcels of a mortgaged real property;

      o     approving annual budgets to operate mortgaged real properties;

      o     approving certain temporary waivers of requirements in loan documents with respect to insurance deductible amounts or
            claims-paying ability ratings of insurance providers; and

      o     consenting to changing the property manager with respect to a mortgage loan with an unpaid principal balance of less than
            $2,000,000.

      The foregoing limitations, conditions and restrictions will not apply to any of the acts or circumstances referenced in this "--Modifications, Waivers,
Amendments and Consents" section that is provided for under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is solely within the control of the related borrower. Also, neither master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

      Neither master servicer nor the special servicer will have any liability to the trust, the certificateholders or any other person for any determination made by it in connection with a modification, waiver or amendment of a mortgage loan that is made in accordance with the Servicing Standard.

      All modifications, waivers and amendments entered into by a master servicer and/or the special servicer with respect to the mortgage loans are to be in writing. Each master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

      Modifications, waivers, amendments and consents in respect of the Park La
Brea Apartments Loan Combination will be addressed by the Series 2006-LDP8
Master Servicer or Series 2006-LDP8 Special Servicer, as applicable, in accordance with the Series 2006-LDP8 Pooling and Servicing Agreement.

                                      S-156

REQUIRED APPRAISALS

      The special servicer must make commercially reasonable efforts to obtain, within 60 days of the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans (other than the Park La Brea Apartments Trust Mortgage
Loan), and deliver to the trustee, the applicable master servicer and the controlling class representative, a copy of an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer has no actual knowledge of a material adverse change in the condition of the related mortgaged real property in which case such appraisal may be a letter update of the prior appraisal.

      Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of an appraisal.

      As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.
An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in
this prospectus supplement.

      The equivalent reduction amount with respect to the Park La Brea
Apartments Loan Combination will be determined with respect to the loans comprising the Park La Brea Apartments Loan Combination as if it were a single loan, by the Series 2006-LDP8 Master Servicer pursuant to the Series 2006-LDP8
Pooling and Servicing Agreement, and allocated between the Park La Brea
Apartments Trust Mortgage Loan and the Park La Brea Pari Passu Non-Trust Loan on
a pari passu basis.

      If an Appraisal Trigger Event occurs with respect to any mortgage loan
(other than the Park La Brea Apartments Trust Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, once every 12 months after the occurrence of that Appraisal Trigger Event
(or sooner if the special servicer has actual knowledge of a material adverse change in the condition of the related mortgaged real property), an update of the prior required appraisal or other valuation. The special servicer is to deliver to the trustee, the applicable master servicer and the controlling class representative, the new appraisal or valuation within ten business days of obtaining or performing such appraisal or valuation (or update thereof). This ongoing obligation will cease if and when--

      o     if the Appraisal Trigger Event was the failure by the borrower to make any monthly debt service payment for 60 days or more, or involved the special servicer modifying the amount or timing of any monthly debt service payment (other than a balloon payment), the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the mortgage loan (as such terms may have been modified); or

      o     with respect to the other Appraisal Trigger Events (other than the related mortgaged real property becoming REO Property), such circumstances cease to exist in the reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings, no later than the entry of an order or decree dismissing such proceeding, and with respect to the extension of any date on which a balloon payment is due, no later than the date that the special servicer agrees to an extension;

provided that no other Appraisal Trigger Event then exists with respect to the subject mortgage loan.

      The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, if it does not consider it to be nonrecoverable, and will be reimbursable to the applicable master servicer as a servicing advance.

                                      S-157

COLLECTION ACCOUNTS

      General. Each master servicer will be required to establish and maintain one or more segregated accounts or sub-accounts as a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

      The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a master servicer's collection account will be paid to that master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

      Deposits. Under the pooling and servicing agreement, each master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

      o     all payments on account of principal on the mortgage loans, including principal prepayments;

      o     all payments on account of interest on the mortgage loans, including
            Penalty Interest;

      o     all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

      o     all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

      o     all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans"
            below;

      o     any amounts paid by the mortgage loan sellers in connection with the repurchase or replacement of a mortgage loan as described under
            "Description of the Mortgage Pool--Repurchases and Substitutions" in
            this prospectus supplement;

      o     any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted
            Investments of funds held in the collection account;

      o     all payments required to be paid by that master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the
            Mortgage Pool--Additional Loan and Property Information--Hazard,
            Liability and Other Insurance" in this prospectus supplement;

      o     any amounts required to be transferred from the special servicer's
            REO account;

      o     any amounts representing compensating interest payments in respect of prepayment interest shortfalls as described under "--Servicing and Other Compensation and Payment of Expenses--Prepayment Interest
            Shortfalls" above; and

                                      S-158

      o     any amount paid by a borrower to cover items for which a servicing advance has been previously made and for which that master servicer or the trustee, as applicable, has been previously reimbursed out of the collection account.

      Upon receipt of any of the amounts described in the first five bullets and the last bullet of the preceding paragraph with respect to any specially serviced mortgage loan (other than the Park La Brea Apartments Trust Mortgage
Loan), the special servicer is required to promptly remit these amounts to the applicable master servicer for deposit in its collection account.

      Notwithstanding the foregoing, amounts received on any A-Note Trust
Mortgage Loan will be deposited into a separate account or sub-account of the collection account maintained by the applicable master servicer before being transferred to that master servicer's collection account.

      Withdrawals. The master servicers may make withdrawals from their respective collection accounts for any of the following purposes, which are not listed in any order of priority:

      o     to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered
            Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, an aggregate amount of immediately available funds equal to that portion of the
            Available Distribution Amount (calculated without regard to clauses
            (a)(ii), (a)(v), (b)(ii)(B) and (b)(v) of the definition of that term in this prospectus supplement, and exclusive of other amounts received after the end of the related collection period) for the related distribution date then on deposit in the collection account, together with any prepayment premiums and/or yield maintenance charges received on the mortgage loans during the related collection period and, in the case of the final distribution date, any additional amounts which the relevant party is required to pay in connection with the purchase of all the mortgage loans and REO
            Properties, plus any amounts required to be remitted in respect of
            P&I advances;

      o     to reimburse the trustee and itself, in that order, for any unreimbursed P&I advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of late collections of interest (net of related master servicing fees) and principal (net of any related workout fee or principal recovery fee)
            received in respect of the particular mortgage loan or REO Property as to which the Advance was made; provided that, if such P&I advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such P&I advance will be reimbursed out of general collections of principal as described under
            "Description of the Offered Certificates--Advances of Delinquent
            Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement;

      o     to pay itself earned and unpaid master servicing fees with respect to each mortgage loan, which payment is to be made out of
            collections on that mortgage loan that are allocable as interest or, if that mortgage loan and any related REO Property have been previously liquidated, out of general collections on the other mortgage loans and REO Properties;

      o     to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan (other than the
            Park La Brea Apartments Trust Mortgage Loan) that is either--

            1.    a specially serviced mortgage loan; or

            2.    a mortgage loan as to which the related mortgaged real
                  property has become an REO Property;

                                      S-159

      o     to pay the special servicer earned and unpaid workout fees and principal recovery fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other
            Compensation and Payment of Expenses" above;

      o     to reimburse the trustee, itself or the special servicer, in that order, for any unreimbursed servicing advances, first, out of payments made by the borrower that are allocable to such servicing advance, and then, out of liquidation proceeds, insurance proceeds, condemnation proceeds and, if applicable, revenues from REO
            Properties relating to the mortgage loan in respect of which the servicing advance was made, and then out of general collections;
            provided that, if such Advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such
            Advance will be reimbursed out of general collections of principal as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered
            Certificates--Advances of Delinquent Monthly Debt Service Payments
            and Reimbursement of Advances" in this prospectus supplement;

      o     to reimburse the trustee, itself or the special servicer, in that order, first out of REO Property revenues, liquidation proceeds and insurance and condemnation proceeds received in respect of the mortgage loan relating to the Advance, and then out of general collections on the mortgage loans and any REO Properties, for any unreimbursed Advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable, together with interest thereon, subject to the limitations set forth in the pooling and servicing agreement and the limitations described under, as applicable, "--Servicing and Other
            Compensation and Payment of Expenses" above and/or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt
            Service Payments and Reimbursement of Advances" in this prospectus supplement;

      o     to make any payments required to be made by the trust to the Series
            2006-LDP8 Master Servicer, the Series 2006-LDP8 Special Servicer and
            the Series 2006-LDP8 Trustee pursuant to the Park La Brea Apartments
            Intercreditor Agreement and the Series 2006-LDP8 Pooling and
            Servicing Agreement;

      o     to pay the trustee, itself or the special servicer, in that order, unpaid interest on any Advance made by that party under the pooling and servicing agreement, which payment is to be made out of Penalty
            Interest and late payment charges collected on the related mortgage loan during the collection period during which that Advance is reimbursed;

      o     in connection with the reimbursement of Advances as described in the second bullet, the sixth bullet or the seventh bullet under this
            "--Withdrawals" subsection and subject to the limitations described in each of those three bullets, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties, any interest accrued and payable on that Advance and not otherwise payable under the preceding bullet;

      o     to pay for costs and expenses incurred by the trust fund in connection with property inspections;

      o     to pay the special servicer or itself any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
            Expenses--Additional Servicing Compensation" above;

      o     to pay for the cost of an independent appraiser or other expert in real estate matters, to the extent such cost is not required to be advanced under the pooling and servicing agreement;

      o     to pay itself, the special servicer, any of the mortgage loan sellers, any holder (or, if applicable, beneficial owner) of certificates of the controlling class or any other person, as the case may be, with respect to each mortgage loan, if any, previously purchased by such person pursuant to the pooling and servicing agreement, all amounts received in respect of any such purchased mortgage loan subsequent to the date of purchase;

                                      S-160

      o     to pay, out of general collections on the mortgage loans and any REO
            Properties, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan;

      o     to pay itself, the special servicer, us, or any of their or our respective members, managers, shareholders, directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties, any of the
            reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the
            Special Servicer, the Manager and Us" in the accompanying base prospectus;

      o     to pay, out of general collections on the mortgage loans and any REO
            Properties, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the tax administrator in connection with providing advice to the special servicer;

      o     to pay any other items described in this prospectus supplement as being payable from the collection account;

      o     to withdraw amounts deposited in the collection account in error;
            and

      o     to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

      The pooling and servicing agreement will prohibit the application of amounts received on a Non-Trust Loan to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust that are not part of the related Loan Combination.

      In general, if at any time a master servicer is entitled to make a payment, reimbursement or remittance from its collection account,

      o     the payment, reimbursement or remittance is permitted or required to be made from any funds on deposit in that master servicer's collection account,

      o     the amounts on deposit in that master servicer's collection account are insufficient to satisfy the payment, reimbursement or
            remittance, and

      o     the amounts on deposit in the other master servicer's collection account (after taking into account the other master servicer's obligations to make payments, reimbursements or remittances from its own collection account) are sufficient to make such payment, reimbursement or remittance in full or in part,

then the other master servicer will be required to make the payment, reimbursement or remittance from its collection account within a specified number of days following a written request from the requesting master servicer.
The written request will be required to indicate the nature and amount of the payment, reimbursement or remittance and include a certification from the requesting master servicer that there are not sufficient funds in its collection account to make the subject payment, reimbursement or remittance.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      Fair Value Call. The pooling and servicing agreement grants to the special servicer and the holder (or, if applicable, the beneficial owner) of the certificates with the largest percentage of voting rights allocated to the controlling class of certificates (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder) a right to purchase from the trust defaulted mortgage loans (other than the Park La Brea
Apartments Trust Mortgage Loan which is discussed below) under the circumstances described below in this "--Fair Value Call" subsection. The defaulted mortgage loans in respect of which this right may be exercised are mortgage loans that have experienced payment defaults similar to the payment defaults that would constitute a

                                      S-161

Servicing Transfer Event as described in the glossary to this prospectus supplement or mortgage loans as to which the related indebtedness has been accelerated by the applicable master servicer or the special servicer following default.

      At the time a mortgage loan becomes a defaulted mortgage loan (other than the Park La Brea Apartments Trust Mortgage Loan) satisfying the criteria described in the preceding paragraph, each of the special servicer and the plurality controlling class certificateholder will have a purchase option (which option will be assignable when the opportunity to exercise it arises) to purchase the defaulted mortgage loan, from the trust fund at an option price generally equal to (i) if the special servicer has not yet determined the fair value of the defaulted mortgage loan, the sum of the unpaid principal balance of that mortgage loan at the time of purchase, together with unpaid and accrued interest on that mortgage loan at its mortgage interest rate, unpaid interest accrued on related Advances, related unreimbursed servicing advances and other related Additional Trust Fund Expenses, including special servicing fees, or
(ii) the fair value of the defaulted mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination;
provided that if (i) the option is being exercised by an assignee of the special servicer or the plurality controlling class certificateholder that is not affiliated with the special servicer or the plurality controlling class certificateholder, (ii) the assignment of the purchase right or option was made for no material consideration, and (iii) the purchase option is exercised more than 90 days following the making of a fair value determination, the special servicer will be entitled to receive a principal recovery fee. The special servicer will be permitted to change from time to time, its determination of the fair value of a defaulted mortgage loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the special servicer will update its determination of the fair value of a defaulted mortgage loan at least once every 90 days; and, provided, further, that absent the special servicer having actual knowledge of a material change in circumstances affecting the value of the related mortgaged real property, the special servicer will not be obligated to update such determination. The purchase option in respect of a defaulted mortgage loan will first belong to the special servicer. If the purchase option is not exercised by special servicer or any assignee thereof within 60 days of a fair value determination being made, then the purchase option will belong to the plurality controlling class certificateholder for 15 days. If the purchase option is not exercised by the plurality controlling class certificateholder or its assignee within such 15-day period, then the purchase option will revert to the special servicer.

      Notwithstanding the foregoing, the holder of a B-Note Non-Trust Loan will have the right to purchase the related A-Note Trust Mortgage Loan from the trust in certain default situations, as described above under "Description of the
Mortgage Pool--The Loan Combinations" in this prospectus supplement. In addition, notwithstanding the discussion in the preceding paragraph, the holders of a mezzanine loan may have the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur.

      Unless and until the purchase option with respect to a defaulted mortgage loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure consistent with the Servicing Standard, but the special servicer will not be permitted to sell the defaulted mortgage loan other than pursuant to the exercise of the purchase option.

      If not exercised sooner, the purchase option with respect to any defaulted mortgage loan will automatically terminate upon (i) the related borrower's cure of all related defaults on the defaulted mortgage loan, (ii) the acquisition on behalf of the trust fund of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off
(full or discounted) of the defaulted mortgage loan in connection with a workout. In addition, the purchase option with respect to a defaulted mortgage loan held by any person will terminate upon the exercise of the purchase option and consummation of the purchase by any other holder of a purchase option.

      If (a) a purchase option is exercised with respect to a defaulted mortgage loan and the person expected to acquire the defaulted mortgage loan pursuant to such exercise is the plurality controlling class certificateholder, the special servicer, or any affiliate of any of them, which means that the purchase option has not been assigned to another unaffiliated person, and (b) the option price is based on the special servicer's determination of the fair

                                      S-162

value of the defaulted mortgage loan, then the applicable master servicer or, if that master servicer and the special servicer are the same person, the trustee
(or a third-party appraiser designated by the applicable master servicer or the trustee, as applicable, at its option, upon whose determination the applicable master servicer or the trustee, as the case may be, may, absent manifest error, conclusively rely) will be required to confirm that the option price (as determined by the special servicer) represents a fair value for the defaulted mortgage loan. The master servicer or the trustee, as applicable, will be entitled to receive, out of the collection accounts, a fee of $2,500 for the initial confirmation, but not for any subsequent confirmations, of fair value with respect to that mortgage loan. The costs of all appraisals, inspection reports and opinions of value incurred by the applicable master servicer, the special servicer, the trustee or any third-party appraiser in connection with any determination of fair value will be reimbursable to the applicable master servicer, the special servicer or the trustee, as applicable, as servicing advances.

      With respect to the Park La Brea Apartments Loan Combination, upon the
Park La Brea Apartments Trust Mortgage Loan becoming a defaulted mortgage loan, the Series 2006-LDP8 Trustee is required to promptly notify, in writing, the trustee under the pooling and servicing agreement for our series ML-CFC 2006-4 certificates (who will be instructed to promptly notify, in writing, the plurality controlling class certificateholder (such notice must include the option price for the Park La Brea Apartments Trust Mortgage Loan as determined by the Series 2006-LDP8 Special Servicer based on the same methodology for determining the fair value of the Park La Brea Apartments Loan Combination)).
Upon receipt of such notice, the plurality controlling class certificateholder will have the right, at its option, to purchase the Park La Brea Apartments
Trust Mortgage Loan from the trust pursuant to the pooling and servicing agreement for our series ML-CFC 2006-4 certificates at a price determined in accordance with the Series 2006-LDP8 Pooling and Servicing Agreement with respect to the Park La Brea Apartments Loan Combination.

      Foreclosure and Similar Proceedings. Neither master servicer may institute foreclosure proceedings, exercise any power of sale contained in a mortgage or acquire title to a mortgaged real property. If a default on a mortgage loan has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The
Controlling Class Representative and the Loan Combination Controlling Parties"
above, the special servicer may, on behalf of the trust, take any of the following actions:

      o     institute foreclosure proceedings;

      o     exercise any power of sale contained in the related mortgage;

      o     obtain a deed in lieu of foreclosure; or

      o     otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

      The special servicer may not acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders (or, if a Loan
Combination is involved, the certificateholders and the holder(s) of the related
B-Note Non-Trust Loan(s)), to be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of federal environmental laws, unless--

      o     the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

      o     either:

            1.    the report indicates that--

                  o     the particular mortgaged real property is in compliance
                        with applicable environmental laws and regulations; and

                                      S-163

                  o     there are no circumstances or conditions present at the
                        mortgaged real property that have resulted in any
                        contamination for which investigation, testing,
                        monitoring, containment, clean-up or remediation could
                        be required under any applicable environmental laws and
                        regulations; or

            2.    the special servicer (who may rely conclusively on the report)
                  determines that taking the actions necessary to bring the
                  particular mortgaged real property into compliance with
                  applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is reasonably likely to maximize the recovery to
                  certificateholders (or, if a Loan Combination is involved, the certificateholders and the holder(s) of the related B-Note
                  Non-Trust Loan(s)), taking into account the time value of
                  money.

      If the environmental testing contemplated above establishes that any of the conditions described in clauses 1. and 2. have not been satisfied with respect to any mortgaged real property and there is no breach of a representation or warranty requiring repurchase under the applicable mortgage loan purchase agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard (other than proceeding against the related mortgaged real property). At such time as it deems appropriate, the special servicer may, on behalf of the trust, release all or a portion of the subject mortgaged real property from the lien of the related mortgage instrument; provided that, if the related mortgage loan has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related mortgaged real property, (i) the special servicer shall have notified the rating agencies, the trustee, the controlling class representative and the applicable master servicer in writing of its intention to so release all or a portion of such mortgaged real property and the bases for such intention, and (ii) the trustee shall have notified the certificateholders in writing of the special servicer's intention to so release all or a portion of such mortgaged real property.

      If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third calendar year following the calendar year in which that acquisition occurred, subject to limited exceptions as described under
"--REO Properties" below.

      If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the applicable master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the applicable master servicer and/or the trustee will be entitled to payment or reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for--

      o     any and all amounts that represent unpaid servicing fees and additional servicing compensation with respect to the mortgage loan;

      o     unreimbursed (from the related mortgage loan) servicing expenses and
            Advances incurred with respect to the mortgage loan;

      o     any P&I advances made with respect to the mortgage loan that are unreimbursed from that mortgage loan; and

      o     any interest payable (or paid from general collections) to the applicable master servicer and/or special servicer on any expenses and Advances and not reimbursed from that mortgage loan.

                                      S-164

      In the event a default has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments with respect to the Park La Brea Apartments Loan Combination, the Series 2006-LDP8 Special
Servicer will be required to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure or otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise in accordance with the procedures set forth in the Series 2006-LDP8 Pooling and Servicing Agreement.

REO PROPERTIES

      If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

      o     the IRS grants an extension of time to sell the property; or

      o     the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any of the Park La Brea Apartments individual loan REMIC, REMIC I or REMIC II to fail to qualify as a
            REMIC under the Code.

      Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

      The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

      In general, the special servicer, or an independent contractor employed by the special servicer at the expense of the trust, will be obligated to operate and manage any REO Property in a manner that:

      o     maintains its status as foreclosure property under the REMIC provisions of the Code; and

      o     is in accordance with the Servicing Standard.

      The special servicer must review the operation of each REO Property and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

      This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the trust receives from an REO
Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

      The determination as to whether income from an REO Property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO
Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax at the highest marginal corporate tax rate and could also be subject to certain state or local taxes. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available

                                      S-165

for payment to the certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the applicable master servicer's collection account.

      The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO
Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property. The funds held in this REO account may be held as cash or invested in Permitted Investments.
Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

      The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Shortly after the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the applicable master servicer for deposit, into that master servicer's collection account the total of all amounts received with respect to each REO Property during that collection period, net of--

      o     any withdrawals made out of those amounts as described in the preceding sentence; and

      o     any portion of those amounts that may be retained as reserves as described in the next paragraph.

      The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

      The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

      The Series 2006-LDP8 Special Servicer will be required to administer any
REO Property related to the Park La Brea Apartments Loan Combination in a substantially similar manner pursuant to the Series 2006-LDP8 Pooling and
Servicing Agreement.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

      The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any mortgage loan (excluding the Park La Brea
Apartments Trust Mortgage Loan) becomes a specially serviced mortgage loan and annually so long as such mortgage loan is a specially serviced mortgage loan.
Beginning in 2007, the applicable master servicer, for each mortgage loan that it is responsible for servicing that is not a specially serviced mortgage loan and does not relate to an REO Property, will be required, at its own expense, to inspect or cause an inspection of the mortgaged real property at least once every calendar year in the case of a mortgage loan having an unpaid principal balance of $2,000,000 or greater, unless such mortgaged real property has been inspected in such calendar year by the special servicer ; and once every two calendar years in the case of a mortgage loan having an unpaid principal balance of less than $2,000,000. The applicable master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

                                      S-166

      o     any sale, transfer or abandonment of the property of which the subject master servicer or the special servicer, as applicable, is aware; or

      o     any change in the property's condition or value of which the subject master servicer or the special servicer, as applicable, is aware and considers to be material; or

      o     any visible waste committed on the property of which the subject master servicer or special servicer, as applicable, is aware and considers to be material.

      The special servicer, in the case of each specially serviced mortgage loan, and the applicable master servicer, in the case of each other mortgage loan (excluding the Park La Brea Apartments Trust Mortgage Loan), will each be required to use reasonable efforts to collect from the related borrower, the quarterly (if any) and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the applicable master servicer or the special servicer likely to have any practical means of compelling delivery.

      The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO
Property (other than the Park La Brea Apartments REO Property).

      Each master servicer, with respect to each mortgage loan that it is responsible for servicing, will be required to prepare and maintain an operating statement analysis for each mortgaged real property and each REO Property, as applicable, and copies of such operating statement analyses are to be made available by the applicable master servicer to the trustee, the special servicer and/or the controlling class representative upon request or as otherwise provided in the pooling and servicing agreement (but not more frequently than quarterly).

      Inspections of the Park La Brea Apartments Mortgaged Property are to be
performed by the Series 2006-LDP8 Master Servicer and/or the Series 2006-LDP8
Special Servicer.

EVIDENCE AS TO COMPLIANCE

      On or before May 1 of each year, beginning in 2007 (provided that, if any of the following items are required in connection with any filing with the
Securities and Exchange Commission, each master servicer and the special servicer will be required to deliver such items on or before March 15 of each year, beginning in 2007), each master servicer and the special servicer must deliver or cause to be delivered to the trustee and us, among others, the following items:

      o     a report on an assessment of compliance by it with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, which report will contain
            (a) a statement by the subject master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the servicing criteria applicable to it, (b) a statement that the subject master servicer or the special servicer, as the case may be, used the servicing criteria set forth in Item
            1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending
            December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the subject master servicer or the special servicer, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year;

      o     as to each report delivered by the subject master servicer or the special servicer as described in the immediately preceding bullet, a report from a registered public accounting firm (made in

                                      S-167

            accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board) that attests to, and reports on, the assessment made by the asserting party in the report delivered as described in the immediately preceding bullet; and

      o     a statement signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, to the effect that: (a) a review of the activities of the subject master servicer or the special servicer, as the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the offered certificates were outstanding) and of its performance under the pooling and servicing agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the subject master servicer or the special servicer, as the case may be, has fulfilled its material obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the certificates were outstanding or, if there has been a material default, specifying each material default known to such officer and the nature and status of that default.

      The pooling and servicing agreement will require that: (1) the trustee and any party to the pooling and servicing agreement (in addition to the master servicers and the special servicer) that is "participating in the servicing function" (within the meaning of Item 1122 of Regulation AB) with respect to the mortgage pool, must deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; (2)
any party to the pooling and servicing agreement that has retained a sub-servicer, subcontractor or agent that is "participating in the servicing function" (within the meaning of Item 1122 of Regulation AB) with respect to the mortgage pool, must cause (or, in the case of a sub-servicer that has been retained by a servicer on or following the date of initial issuance of the certificates and that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause) that sub-servicer, subcontractor or agent to deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; and (3) (i) the trustee must deliver and (ii) any party to the pooling and servicing agreement that has retained a sub-servicer that meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, must cause (or, in the case of a sub-servicer that has been retained by a servicer on or following the date of initial issuance of the certificates and that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause) that sub-servicer to deliver, a separate servicer compliance statement similar to that described in the third bullet of the prior paragraph.

EVENTS OF DEFAULT

      Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

      o     any failure by either master servicer to deposit into the collection account any amount required to be so deposited by it under the pooling and servicing agreement, which failure continues unremedied for two business days following the date on which the deposit was required to be made; or

      o     any failure by either master servicer to remit to the trustee for deposit into the distribution account any amount required to be so remitted by it under the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., New York City time, on the business day following the date on which the remittance was required to be made; or

      o     any failure by the special servicer to deposit into the REO account or to deposit into, or to remit to the applicable master servicer for deposit into, the collection account, any amount required to be so deposited or remitted under the pooling and servicing agreement, provided, however, that

                                      S-168

            the failure to deposit or remit such amount will not be an event of default if such failure is remedied within one business day and in any event on or prior to the related P&I advance date; or

      o     a master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice has been given to that master servicer by the trustee or any other party to the pooling and servicing agreement; or

      o     a master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to that master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that (A) with respect to any such failure (other than a failure described in clause (B) below) that is not curable within such 30-day period, the subject master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the subject master servicer or the special servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the trustee and any affected B-Note Loan Noteholders with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure, or (B) in the case of the failure to deliver to the trustee the annual statement of compliance, the annual assessment report and/or the annual attestation report with respect to the subject master servicer (or any additional servicer or sub-servicing function participant, as applicable, engaged thereby and that was not servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor) or the special servicer (or any additional servicer or sub-servicing function participant, as applicable, engaged thereby and that was not servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor), as applicable, pursuant to the pooling and servicing agreement, which is required to be part of or incorporated in a report to be filed with the Securities and Exchange Commission, continues unremedied beyond the second business day after the time
            (plus any applicable grace period) specified in the pooling and servicing agreement; or

      o     it is determined that there is a breach by either master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders, and that breach continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the applicable master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such breach which is not curable within such 30-day period, the applicable master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the applicable master servicer or the special servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

      o     a decree or order of a court having jurisdiction in an involuntary case under federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against a master servicer or the special servicer and the decree or order remains in force for a period of 60 days, provided, however, that the subject master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the initial 60-day period; or

                                      S-169

      o     a master servicer or the special servicer consents to the
            appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to it or of or relating to all or substantially all of its property; or

      o     a master servicer or the special servicer admits in writing its inability to pay its debts or takes other actions specified in the pooling and servicing agreement indicating its insolvency or inability to pay its obligations; or

      o     Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of certificates, or (b) placed any class of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with a master servicer or the special servicer as the sole or a material factor in such rating action; or

      o     a master servicer or the special servicer is removed from S&P's
            Select Servicer List as a U.S. Commercial Mortgage Master Servicer
            or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days after its removal therefrom.

      With respect to the Park La Brea Apartments Trust Mortgage Loan, the
events, circumstances and conditions that will be considered events of default under the Series 2006-LDP8 pooling and servicing agreement are generally similar but not identical to those that will be considered events of default under the pooling and servicing agreement as described above.

RIGHTS UPON EVENT OF DEFAULT

      If an event of default described above under "--Events of Default" above occurs with respect to either master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of either the controlling class representative or the certificateholders entitled to not less than 25% of the voting rights for all the classes of certificates, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the pooling and servicing agreement and will continue to be entitled to the benefit of any provisions for reimbursement or indemnity as and to the extent provided in the pooling and servicing agreement. Upon any termination, the trustee must either:

      o     succeed to all of the responsibilities, duties and liabilities of the applicable master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

      o     appoint an established mortgage loan servicing institution to act as a successor master servicer or as the successor special servicer, as the case may be, provided such successor is reasonably acceptable to the controlling class representative.

      Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if a master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last two bullets under "--Events of Default" above, that master servicer will have the right for a period not to exceed 45 days--during which time that master servicer will continue to master service the mortgage loans it is responsible for servicing--to sell its master servicing rights with respect to the mortgage loans it is responsible for servicing to a master servicer whose appointment Moody's and S&P have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the certificates. The terminated master servicer will be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the mortgage loans it is responsible for servicing, to the extent such expenses are not reimbursed by the replacement servicer.

                                      S-170

      Either the controlling class representative or the holders of certificates entitled to a majority of the voting rights for the certificates may require the trustee to appoint an established mortgage loan servicing institution to act as a successor master servicer or as the successor special servicer, as the case may be, rather than have the trustee act as that successor, provided such successor is reasonably acceptable to the controlling class representative. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer"
above.

      In general, the certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, third, tenth or eleventh bullets under "--Events of
Default" above may only be waived by all of the holders of the affected classes of the certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

ADDITIONAL MATTERS RELATING TO THE TRUSTEE

      The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

      o     be authorized under those laws to exercise trust powers;

      o     with limited exception, have a combined capital and surplus of at least $100,000,000; and

      o     be subject to supervision or examination by a federal or state banking authority.

      If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

      We, the master servicers, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

SERVICING OF THE PARK LA BREA APARTMENTS LOAN COMBINATION

      The pooling and servicing relating to the J.P. Morgan Chase Commercial
Mortgage Securities Trust 2006-LDP8 securitization which closed prior to the issuance of the Series 2006-4 Certificates (such securitization, "the Series
2006-LDP8 Securitization" and such pooling and servicing agreement, the "Series
2006-LDP8 Pooling and Servicing Agreement") initially governs the servicing and administration of the Park La Brea Apartments Loan Combination and any related
REO Property. Under the Series 2006-LDP8 Pooling and Servicing Agreement, the
master servicer for the Park La Brea Apartment Loan Combination is Midland Loan
Services, Inc. (together with any successor thereto, the "Series 2006-LDP8
Master Servicer"), the trustee is LaSalle Bank National Association (together with any successor thereto, the "Series 2006-LDP8 Trustee"), the initial special servicer is J.E. Robert Company, Inc. (together with any successor thereto, the
"Series 2006-LDP8 Special Servicer") and the Park La Brea Apartments Controlling
Party (which is comparable to the controlling class representative for our series ML-CFC 2006-4) is an affiliate of that special servicer. The master servicer,

                                      S-171

special servicer and trustee under the pooling and servicing agreement for our series ML-CFC 2006-4 certificates will not have any obligation or authority to supervise the Series 2006-LDP8 Master Servicer, the Series 2006-LDP8 Special
Servicer or the Series 2006-LDP8 Trustee or to make servicing advances with respect to the Park La Brea Apartments Loan Combination. The Series 2006-LDP8
Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to our series ML-CFC 2006-4 securitization and the servicing arrangements under the Series 2006-LDP8 Pooling and Servicing Agreement are generally similar, but not identical, to the servicing arrangements under the pooling and servicing agreement for our series
ML-CFC 2006-4 certificates. In that regard--

      o     one or more parties to the Series 2006-LDP8 Pooling and Servicing
            Agreement will be responsible for making servicing advances with respect to the Park La Brea Apartments Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof first, from the principal collections available on the Park La Brea Apartments Loan
            Combination and if the principal collections in the Park La Brea
            Apartments Loan Combination are not sufficient to make such reimbursement in full, then from the principal collections on the mortgage loans included in the Series 2006-LDP8 Securitization and from the principal collections on the mortgage loans in the trust
            (after giving effect to any reimbursement of nonrecoverable advances and workout delayed reimbursement amounts that are related to such other mortgage loans) in an amount equal to each securitization trust's pro rata share of such servicing advances, and none of the parties to that agreement (in their capacities under such agreement)
            will have any right or duty to make advances of delinquent debt service payments on the Park La Brea Apartments Trust Mortgage Loan;

      o     the mortgage loans that form the Park La Brea Apartments Loan
            Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical)
            to the Servicing Standard under the pooling and servicing agreement for our series ML-CFC 2006-4 certificates and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the Park La Brea Apartments Loan Combination
            Controlling Party or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the Park La Brea Apartments Loan
            Combination);

      o     the mortgage loans that form the Park La Brea Apartments Loan
            Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the Servicing Transfer Events under the pooling and servicing agreement for our series ML-CFC 2006-4 certificates, in which case the Series 2006-LDP8 Special Servicer will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the Park La Brea Apartments
            Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the pooling and servicing agreement for our series
            ML-CFC 2006-4 certificates with respect to other underlying mortgage loans, except that the special servicing fee under the Series
            2006-LDP8 Pooling and Servicing Agreement is calculated at 0.25% per annum;

      o     any modification, extension, waiver or amendment of the payment terms of the Park La Brea Apartments Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the Park La
            Brea Apartments Intercreditor Agreement, such that neither the
            Series 2006-LPD8 securitization trust as holder of the Park La Brea
            Apartments Pari Passu Non-Trust Loan nor the trust as the holder of the Park La Brea Apartments Trust Mortgage Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the Park La Brea Apartments
            Intercreditor Agreement (taking into account that the Park La Brea
            Apartments Trust Mortgage Loan is pari passu to the Park La Brea
            Apartments Pari Passu Non-Trust Loan);

      o     in the case of the Park La Brea Apartments Loan Combination, the
            Series 2006-LDP8 Master Servicer and the Series 2006-LDP8 Special
            Servicer will each have duties to consult with or

                                      S-172

            obtain the approval of or take direction from the Park La Brea
            Apartments Controlling Party under that agreement with respect to certain matters relating to the Park La Brea Apartments Loan
            Combination described in "Description of the Mortgage Pool--The Loan
            Combinations--The Park La Brea Apartments Loan Combination" and the
            Series 2006-LPD8 Master Servicer or the Series 2006-LDP8 Special
            Servicer, as applicable, will be required to consult, on a non-binding basis for a period of at least 10 business days, with the controlling class for our series ML-CFC 2006-4 certificates in respect of the items set forth above, and will be required to provide such parties with an opportunity to review any proposed action to be taken in respect thereof;

      o     in connection with the foregoing bullet, in the case of the Park La
            Brea Apartments Loan Combination, the Series 2006-LDP8 Special
            Servicer will not be obligated to seek approval from the Park La
            Brea Apartments Controlling Party, as contemplated above, for any actions to be taken by the Series 2006-LDP8 Special Servicer with respect to the Park La Brea Loan Apartments Combination or related
            REO Property if (i) the Series 2006-LDP8 Special Servicer has, as
            described above, notified the Park La Brea Apartments Controlling
            Party in writing of various actions that the Series 2006-LDP8
            Special Servicer proposes to take with respect to the workout or liquidation of the Mortgage Loan or related REO Property and (ii)
            for 60 days following the first such notice, the Park La Brea
            Apartments Controlling Party has objected to all of those proposed actions but has failed to suggest any alternative actions that do not violate the applicable servicing standard.

      o     In the case of the Park La Brea Apartments Loan Combination, the
            Park La Brea Apartments Controlling Party will have the right to replace the special servicer with respect to the Park La Brea
            Apartments Loan Combination under the Series 2006-LDP8 Pooling and
            Servicing Agreement on terms and conditions that are similar (but not identical) to those applicable to the replacement of the special servicer under the pooling and servicing agreement for our series
            ML-CFC 2006-4 certificates by the holders of a majority interest in the controlling class for our series ML-CFC 2006-4 certificates, as described under "Servicing of the Mortgage Loans--Replacement of the
            Special Servicer" in this prospectus supplement; provided that the
            Park La Brea Apartments Controlling Party will be required to consult, on a non-binding basis for a period of at least 10 business days, with the controlling class for our series ML-CFC 2006-4 certificates in respect of such removal.

      o     in general, the respective parties to the Series 2006-LDP8 Pooling and Servicing Agreement will have substantially the same limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the pooling and servicing agreement for our series ML-CFC 2006-4 certificates; and

      o     if an event of default has occurred with respect to the Series
            2006-LDP8 Master Servicer under the Series 2006-LDP8 Pooling and
            Servicing Agreement that affects the series 2006-4 certificates, and the Series 2006-LDP8 Master Servicer is not otherwise terminated under the Series 2006-LDP8 Pooling and Servicing Agreement, then the
            Series 2006-LDP8 Trustee, acting at the direction of the series
            2006-4 controlling class representative, will be entitled to direct the Series 2006-LDP8 Trustee to appoint a sub-servicer solely with respect to the Park La Brea Apartments Loan Combination (or if the
            Park La Brea Apartments Loan Combination is currently being sub-serviced, to replace the current sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement). The appointment (or replacement) of a sub-servicer with respect to the Park La Brea Apartments Loan Combination will in any event be subject to confirmation from each rating agency that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of
            outstanding Series 2006-LDP8 certificates and the series 2006-4 certificates. A replacement sub-servicer shall be selected jointly by the Park La Brea Apartments Controlling Party and the controlling class representative; provided that if the Park La Brea Apartments
            Controlling Party and the controlling class representative are not able to agree on a sub-servicer within 45 days after the

                                      S-173

            date on which the Series 2006-LPD8 Trustee was directed to appoint a sub-servicer or replace the current sub-servicer, such sub-servicer will be selected by the Park La Brea Apartments Controlling Party.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The certificates will be issued, on or about December 12, 2006, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

      o     a segregated pool of mortgage loans;

      o     any and all payments under and proceeds of those mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

      o     the loan documents for those mortgage loans;

      o     our rights under the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

      o     any REO Properties acquired by the trust with respect to any of those mortgage loans that come into and continue in default;

      o     those funds or assets as from time to time are deposited in the master servicers' collection accounts, the special servicer's REO account, the trustee's distribution account described under
            "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below; and

      o     the swap agreements relating to the class A-2FL certificates and the class AJ-FL certificates, respectively.

      Whenever we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise.

      The certificates will include the following classes:

      o     the A-1, A-2, A-2FL, A-3, A-SB, A-1A, AM, AJ, AJ-FL, B, C, D and XP
            classes, which are the classes of certificates that are offered by this prospectus supplement; and

      o     the XC, E, F, G, H, J, K, L, M, N, P, Q, S, R-I and R-II classes, which are the classes of certificates that--

            1.    will be retained or privately placed by us; and

            2.    are not offered by this prospectus supplement.

      The class A-2FL certificates will represent undivided interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the class A-2FL REMIC II regular interest, and the rights and obligations under a swap agreement. For so long as it is in effect, that swap agreement will provide, among other things, that amounts payable as interest by the trust with respect to the class A-2FL
REMIC II regular interest will be exchanged for amounts payable as interest by the swap counterparty under that swap agreement, with payments to be made between the trust and the swap counterparty on a net basis.

                                      S-174

The swap agreement will provide for the calculation of interest at a LIBOR-based rate and the accrual of interest on a notional amount equal to the total principal balance of the class A-2FL certificates outstanding from time to time.
The total principal balance of the class A-2FL certificates at any time will equal the total principal balance of the class A-2FL REMIC II regular interest.
See "Description of the Swap Agreements" in this prospectus supplement.

      The class AJ-FL certificates will represent undivided interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the class AJ-FL REMIC II regular interest, and the rights and obligations under a swap agreement. For so long as it is in effect, that swap agreement will provide, among other things, that amounts payable as interest by the trust with respect to the class AJ-FL
REMIC II regular interest will be exchanged for amounts payable as interest by the swap counterparty under that swap agreement, with payments to be made between the trust and the swap counterparty on a net basis. The swap agreement will provide for the calculation of interest at a LIBOR-based rate and the accrual of interest on a notional amount equal to the total principal balance of the class AJ-FL certificates outstanding from time to time. The total principal balance of the class AJ-FL certificates at any time will equal the total principal balance of the class AJ-FL REMIC II regular interest. See "Description of the Swap Agreements" in this prospectus supplement.

      The class A-1, A-2, A-2FL, A-3, A-SB, A-1A, AM, AJ, AJ-FL, B, C, D, E, F,
G, H, J, K, L, M, N, P, Q and S certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each certificate having a principal balance will be permanently reduced by any payments of principal actually made with respect to that certificate on that distribution date. See "--Payments" below.

      On any particular distribution date, the principal balance of each class of principal balance certificates may also be reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust. However, in limited circumstances, the total principal balance of a class of principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable
Advances or interest thereon that were reimbursed and/or paid in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for that distribution date. See "--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

      Notwithstanding the foregoing, in the case of the class A-2FL certificates, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the class A-2FL REMIC II regular interest before actually being distributed to the class A-2FL certificateholders. In addition, any reduction in the total principal balance of the class A-2FL certificates on any given distribution date, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust, will be made in response to a corresponding reduction made in the total principal balance of the class A-2FL REMIC II regular interest in connection with those losses and expenses. However, the total principal balance of the class A-2FL REMIC II regular interest (and, accordingly, the total principal balance of the class A-2FL certificates) that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction allocated to the class A-2FL REMIC II regular interest) on any distribution date as a result of any recoveries of
Nonrecoverable Advances or interest thereon that were reimbursed and/or paid from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution Amount for that distribution date.

      Notwithstanding the foregoing, in the case of the class AJ-FL certificates, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the

                                      S-175

class AJ-FL REMIC II regular interest before actually being distributed to the class AJ-FL certificateholders. In addition, any reduction in the total principal balance of the class AJ-FL certificates on any given distribution date, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust, will be made in response to a corresponding reduction made in the total principal balance of the class AJ-FL REMIC II regular interest in connection with those losses and expenses. However, the total principal balance of the class AJ-FL REMIC II regular interest (and, accordingly, the total principal balance of the class AJ-FL certificates) that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction allocated to the class AJ-FL REMIC II regular interest) on any distribution date as a result of any recoveries of Nonrecoverable Advances or interest thereon that were reimbursed and/or paid from the principal portion of general collections on the mortgage pool, which recoveries are included in the
Principal Distribution Amount for that distribution date.

      The class XC and XP certificates will not have principal balances, and the holders of the class XC and XP certificates will not be entitled to receive payments of principal. However, each class XC and XP certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

      The total notional amount of the class XC certificates will equal the total principal balance of all the class A-1, A-2, A-2FL, A-3, A-SB, A-1A, AM,
AJ, AJ-FL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S certificates outstanding from time to time. The total initial notional amount of the class XC certificates will be approximately $4,522,709,155 although it may be as much as
5% larger or smaller, depending on the actual size of the initial mortgage pool balance.

      The total notional amount of the class XP certificates from time to time will equal the sum of the components thereof set forth on Annex H to this prospectus supplement. Each of those components of the total notional amount of the class XP certificates will relate to a particular class of principal balance certificates and, at any time during any of the periods specified on Annex H to this prospectus supplement, will equal the lesser of (a) the specific amount identified in the table on Annex H to this prospectus supplement with respect to the related class of principal balance certificates for that period and (b) the then total principal balance of the related class of principal balance certificates. Notwithstanding anything to the contrary in this prospectus supplement, the total notional amount of the class XP certificates will be $0 following the distribution date in December 2014.

      In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

      General. The offered certificates will be issued in book-entry form in original denominations of:

      o     in the case of the class XP certificates, $100,000 initial notional amount and in any whole dollar denominations in excess of $100,000;
            and

      o     in the case of the other offered certificates, $25,000 initial principal balance and in any whole dollar denomination in excess of
            $25,000.

      Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an

                                      S-176

offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under
"Description of the Certificates--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

      o     all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations; and

      o     all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those
            certificates, for payment to beneficial owners of offered
            certificates through its participating organizations in accordance with DTC's procedures.

      The trustee will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

      DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or Euroclear Bank
S.A./N.V., as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and
Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.
For a discussion of DTC, Euroclear and Clearstream, see "Description of the
Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the
accompanying base prospectus.

      Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

DISTRIBUTION ACCOUNT

      General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the certificates (exclusive of the class A-2FL and AJ-FL certificates), the class A-2FL REMIC II regular interest and the class AJ -FL REMIC II regular interest and from which it will make those payments. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held as cash or invested in
Permitted Investments. Any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

                                      S-177

      Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

      o     all payments and other collections on the mortgage loans and any REO
            Properties that are then on deposit in the subject master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

            1.    monthly debt service payments due on a due date subsequent to the end of the related collection period;

            2.    payments and other collections received after the end of the related collection period;

            3.    amounts that are payable or reimbursable from the subject
                  master servicer's collection account to any person other than the certificateholders, including--

                  (a)   amounts payable to the subject master servicer or the
                        special servicer as compensation, including master
                        servicing fees, special servicing fees, workout fees,
                        principal recovery fees, assumption fees, modification
                        fees and, to the extent not otherwise applied to cover
                        interest on Advances and/or certain other actual or
                        potential Additional Trust Fund Expenses, Penalty
                        Interest and late payment charges,

                  (b)   amounts payable in reimbursement of outstanding
                        Advances, together with interest on those Advances,

                  (c)   amounts payable with respect to other expenses of the
                        trust, and

                  (d)   amounts payable at the request of the other master
                        servicer as described in the last paragraph under
                        "--Collection Accounts--Withdrawals" above; and

            4.    amounts deposited in the subject master servicer's collection account in error;

      o     any compensating interest payment deposited in the subject master servicer's collection account to cover Prepayment Interest
            Shortfalls incurred with respect to the mortgage loans during the related collection period;

      o     any P&I advances made with respect to that distribution date; and

      o     any amounts paid by the subject master servicer, the special servicer or the plurality controlling class certificateholder to purchase all the mortgage loans and any REO Properties (minus certain required deductions) in connection with the termination of the trust as contemplated under "Description of the Offered
            Certificates--Termination" in this prospectus supplement.

      See "--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" below and "Servicing of the Mortgage
Loans--Collection Accounts" and "--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

      With respect to each distribution date that occurs during March, commencing in March 2007, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account"
below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis.

                                      S-178

      Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

      o     to pay itself a monthly fee which is described under "--The Trustee"
            below and any interest or other income earned on funds in the distribution account;

      o     to indemnify itself and various related persons, as described under
            "Description of the Governing Documents--Matters Regarding the
            Trustee" in the accompanying base prospectus;

      o     to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and certain other opinions of counsel provided for in the pooling and servicing agreement;

      o     to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--Taxation of Owners of REMIC
            Residual Certificates--Prohibited Transactions Tax and Other Taxes"
            in the accompanying base prospectus and "Servicing of the Mortgage
            Loans--REO Properties" in this prospectus supplement;

      o     to pay any separate tax administrator any amounts reimbursable to it;

      o     to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Interest Reserve Account" below;

      o     to pay to either master servicer any amounts deposited by it in the distribution account not required to be deposited therein;

      o     to pay any amounts due and payable under the terms of the Park La
            Brea Intercreditor Agreement, which amounts are specified as being payable by the holder of the Park La Brea Apartments Trust Mortgage
            Loan; and

      o     to clear and terminate the distribution account at the termination of the pooling and servicing agreement.

      On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates (exclusive of the class A-2FL and AJ-FL certificates), the class A-2FL REMIC II regular interest and the class AJ -FL REMIC II regular interest. For any distribution date, those funds will consist of three separate components--

      o     the portion of those funds that represent prepayment consideration collected on the mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of certain classes of certificates and/or the swap counterparty as described under
            "--Payments--Payments of Prepayment Premiums and Yield Maintenance
            Charges" below; and

                                      S-179

      o     the remaining portion of those funds, which--

            1.    we refer to as the Available Distribution Amount; and

            2.    will be paid to the holders of all the certificates, other than the class A-2FL and AJ-FL certificates, and with respect to the class A-2FL REMIC II regular interest and the class AJ
                  -FL REMIC II regular interest, as described under
                  "--Payments--Priority of Payments" below.

FLOATING RATE ACCOUNT

      The trustee, on behalf of the holders of the class A-2FL and AJ-FL certificates, will be required to establish and maintain an account in which it will hold funds pending their distribution on the class A-2FL and/or AJ-FL certificates or to the swap counterparty and from which it will make those distributions. That floating rate account will include separate sub-accounts for the class A-2FL and class AJ-FL certificates. That floating rate account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Any funds held in the trustee's floating rate account may be held in cash or, at the trustee's risk, invested in Permitted Investments.

      Deposits. The trustee will deposit into the applicable sub-account of the floating rate account:

      o     all payments received from the swap counterparty under each swap agreement, as described under "Description of the Swap Agreements"
            in this prospectus supplement; and

      o     all amounts allocable to the class A-2FL REMIC II regular interest and the class AJ -FL REMIC II regular interest, as described under this "Description of the Offered Certificates" section.

      Withdrawals. The trustee may from time to time make withdrawals from the applicable sub-account of the floating rate account for any of the following purposes:

      o     to make payments to the swap counterparty in respect of regularly scheduled payments payable under each of the swap agreements, as described under "Description of the Swap Agreements" in this prospectus supplement;

      o     to make distributions to the class A-2FL and AJ-FL
            certificateholders on each distribution date, as described under
            "--Payments--Payments on the Class A-2FL and AJ-FL Certificates"
            below;

      o     to pay itself interest and other investment income earned on funds held in the floating rate account; and

      o     to pay to the person entitled thereto any amounts deposited in the floating rate account in error.

INTEREST RESERVE ACCOUNT

      The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. The interest reserve account may be a sub-account of the distribution account, but for purposes of the discussion in this prospectus supplement it is presented as if it were a separate account. Funds held in the trustee's interest reserve account may be held as cash or invested in Permitted
Investments. Any interest or other income earned on funds in the trustee's interest reserve account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

                                      S-180

      During January, except in a leap year, and February of each calendar year, beginning in 2007, the trustee will, on or before the distribution date in that month, withdraw from the distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will generally equal one day's interest (exclusive of Penalty Interest and net of any master servicing fees and trustee fees payable therefrom and, in the case of the Park La Brea Apartments
Trust Mortgage Loan, further net of any servicing fee payable therefrom under the Series 2006-LDP8 Pooling and Servicing Agreement) accrued on the Stated
Principal Balance of the subject mortgage loan as of the end of the related collection period.

      During March of each calendar year, beginning in 2007, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

                                      S-181

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

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       TYPE / RECIPIENT                      AMOUNT                GENERAL PURPOSE               SOURCE                  FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------
FEES
------------------------------------------------------------------------------------------------------------------------------------

Master Servicing Fee / Master   The master servicers will earn a    Compensation    First, out of collections of          Monthly
Servicers                       master servicing fee with                           interest with respect to the
                                respect to each and every                           subject mortgage loan and then,
                                mortgage loan in the trust,                         if the subject mortgage loan
                                including each specially                            and any related REO Property
                                serviced mortgage loan, if any,                     has been liquidated, out of
                                and each mortgage loan, if any,                     general collections on deposit
                                as to which the corresponding                       in the collection account.
                                mortgaged real property has
                                become an REO Property.  With
                                respect to each mortgage loan,
                                the master servicing fee will:
                                (1) generally be calculated for
                                the same number of days and on
                                the same principal amount as
                                interest accrues or is deemed to
                                accrue on that mortgage loan;
                                and (2) accrue at an annual rate
                                that ranges, on a loan-by-loan
                                basis, from 0.0200% per annum to
                                0.0930% per annum.  Master
                                servicing fees with respect to
                                any mortgage loan will include
                                the primary servicing fees
                                payable by the applicable master
                                servicer to any sub-servicer
                                with respect to that mortgage
                                loan.
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Additional Master Servicing     o  Prepayment Interest Excesses     Compensation    Interest payments made by the      Time to time
Compensation / Master              collected on mortgage loans                      related borrower intended to
Servicers                          that are the subject of a                        cover interest accrued on the
                                   principal prepayment in full                     subject principal prepayment
                                   or in part after their                           with respect to the subject
                                   respective due dates in any                      mortgage loan during the period
                                   collection period;                               from and after the related due
                                                                                    date.
                                ----------------------------------------------------------------------------------------------------
                                o  All interest and investment      Compensation    Interest and investment income        Monthly
                                   income earned on amounts on                      related to the subject accounts
                                   deposit in accounts maintained                   (net of investment losses).
                                   by the master servicers, to
                                   the extent not otherwise
                                   payable to the borrowers;
                                ----------------------------------------------------------------------------------------------------
                                o  On non-specially serviced        Compensation    Payments of late payment charges   Time to time
                                   mortgage                                         and default
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                                      S-182

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       TYPE / RECIPIENT                      AMOUNT                GENERAL PURPOSE               SOURCE                  FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

                                   loans, late payment charges                      interest made by borrowers with
                                   and default interest actually                    respect to the mortgage loans.
                                   collected with respect to the
                                   subject mortgage loan during
                                   any collection period, but
                                   only to the extent not
                                   otherwise allocable to pay the
                                   following items with respect
                                   to the subject mortgage loan:
                                   (i) interest on advances; or
                                   (ii) Additional Trust Fund
                                   Expenses currently payable or
                                   previously paid with respect
                                   to the subject mortgage loan
                                   or mortgaged real property
                                   from collections on the
                                   mortgage pool and not
                                   previously reimbursed; and
                                ----------------------------------------------------------------------------------------------------
                                o  The percentage, if any,          Compensation    Payments of the applicable         Time to time
                                   specified in the pooling and                     fee(s) made by the borrower
                                   servicing agreement, of each                     under the subject mortgage loan.
                                   assumption application fee,
                                   assumption fee, modification
                                   fee, extension fee other
                                   similar fee or fees paid in
                                   connection with a defeasance
                                   of a mortgage loan that is
                                   actually paid by a borrower in
                                   connection with the related
                                   action.
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Special Servicing Fee /         The special servicer will earn a    Compensation    Out of general collections on         Monthly
Special Servicer                special servicing fee with                          all the mortgage loans and any
                                respect to each mortgage loan                       REO Properties in the trust on
                                that is being specially serviced                    deposit in the master
                                or as to which the corresponding                    servicers' collection accounts.
                                mortgaged real property has
                                become an REO Property.  With
                                respect to each such mortgage
                                loan described in the preceding
                                sentence, the special servicing
                                fee will: (a) accrue for the
                                same number of days and on the
                                same principal amount as
                                interest accrues or is deemed to
                                accrue from time to time on that
                                mortgage loan; (b) accrue at a
                                special servicing fee rate of
                                0.35% per annum  (but in any
                                event may not be less than
                                $4,000 in any month with respect
                                to any specially serviced
                                mortgage loan and any mortgage
                                loan as to which the related
                                mortgaged real
------------------------------------------------------------------------------------------------------------------------------------

                                      S-183

----------------------------------------------------------------------------------------------------------------------- ------------
       TYPE / RECIPIENT                      AMOUNT                GENERAL PURPOSE               SOURCE                  FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

                                property has become REO
                                property); and (c) be payable
                                monthly from general collections
                                on the mortgage pool.
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Workout Fee / Special Servicer  The special servicer will, in       Compensation    Out of each collection of          Time to time
                                general, be entitled to receive                     interest (other than default
                                a workout fee with respect to                       interest) and principal
                                each specially serviced mortgage                    received on the subject
                                loan that it successfully works                     mortgage loan.
                                out.  The workout fee will be
                                payable out of, and will be
                                calculated by application of a
                                workout fee rate of 1.0% to,
                                each collection of interest and
                                principal received on the
                                subject mortgage loan for so
                                long as it is not returned to
                                special servicing by reason of
                                an actual or reasonably
                                foreseeable default.
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Principal Recovery Fee /        Subject to the exceptions           Compensation    Out of the full, partial or        Time to time
Special Servicer                described under "Servicing of                       discounted payoff obtained from
                                the Mortgage Loans--Servicing and                   the related borrower and/or
                                Other Compensation and Payment                      liquidation proceeds (exclusive
                                of Expenses--Principal Special                      of any portion of that payment
                                Servicing Compensation" and                         or proceeds that represents a
                                "--The Principal Recovery Fee" in                   recovery of default interest)
                                this prospectus supplement, the                     in respect of the related
                                special servicer will, in                           specially serviced mortgage
                                general, be entitled to receive                     loan or related REO Property,
                                a principal recovery fee with                       as the case may be.
                                respect to:  (a) each specially
                                serviced mortgage loan--or any
                                replacement mortgage loan
                                substituted for it--as to which
                                the special servicer obtains a
                                full or discounted payoff from
                                the related borrower; and (b)
                                any specially serviced mortgage
                                loan or REO Property as to which
                                the special servicer receives
                                any liquidation proceeds, sale
                                proceeds, insurance proceeds or
                                condemnation proceeds.  As to
                                each such specially serviced
                                mortgage loan or foreclosure
                                property, the principal recovery
                                fee will be payable from, and
                                will be calculated by
                                application of a principal
                                recovery fee rate of 1.0% to,
                                the related payment or proceeds.
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                                      S-184

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       TYPE / RECIPIENT                      AMOUNT                GENERAL PURPOSE               SOURCE                FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

Additional Special Servicing    o  All interest and investment      Compensation    Interest and investment income        Monthly
Compensation / Special             income earned on amounts on                      related to the subject accounts
Servicer                           deposit in accounts maintained                   (net of investment losses).
                                   by the special servicer;
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                                o  On specially serviced mortgage   Compensation    Payments of late payment           Time to time
                                   loans, late payment charges                      charges and default interest
                                   and default interest actually                    made by borrowers in respect of
                                   collected with respect to the                    the mortgage loans.
                                   subject mortgage loan during
                                   any collection period, but
                                   only to the extent not
                                   otherwise allocable to pay the
                                   following items with respect
                                   to the subject mortgage loan:
                                   (i) interest on advances; or
                                   (ii) additional trust fund
                                   expenses currently payable or
                                   previously paid with respect
                                   to the subject mortgage loan
                                   or mortgaged real property
                                   from collections on the
                                   mortgage pool and not
                                   previously reimbursed;
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                                o  With respect to any specially    Compensation    Payments of the applicable         Time to time
                                   serviced mortgage loan, 100%                     fee(s) made by the borrower
                                   of each assumption application                   under the subject mortgage loan.
                                   fee, assumption fee,
                                   modification fee, extension
                                   fee or other similar fee
                                   actually paid by a borrower
                                   with respect to any assumption
                                   or modification; and
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                                o  With respect to any              Compensation    Payments of the applicable         Time to time
                                   non-specially serviced                           fee(s) made by the borrower
                                   mortgage loan, the percentage,                   under the subject mortgage loan.
                                   if any, specified in the
                                   pooling and servicing
                                   agreement, of assumption fees,
                                   assumption application fees,
                                   modification fees and other
                                   fees actually paid by a
                                   borrower with respect to any
                                   assumption, modification or
                                   other agreement entered into
                                   by the applicable master
                                   servicer.
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Trustee Fee / Trustee           The trustee fee, for any            Compensation    General collections on the          Monthly
                                distribution date, will equal                       mortgage loans and any REO
                                one month's interest at 0.0004%                     Properties on deposit in the
                                per annum with respect to each                      master servicers' collection
                                and every                                           accounts and/or the
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                                      S-185

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       TYPE / RECIPIENT                      AMOUNT                GENERAL PURPOSE               SOURCE                FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

                                mortgage loan in the trust,                         trustee's distribution account.
                                including each specially serviced
                                mortgage loan, if any, and each
                                mortgage loan, if any, as to
                                which the corresponding mortgaged
                                real property has become an REO
                                Property.
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Additional Trustee              All interest and investment         Compensation    Interest and investment income        Monthly
Compensation / Trustee          income earned on amounts on                         related to the subject account
                                deposit in accounts maintained                      (net of investment losses).
                                by the trustee.
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EXPENSES
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Servicing Advances / Trustee,   To the extent of funds              Reimbursement   Amounts on deposit in the          Time to time
Master Servicers or Special     available, the amount of any         of expenses    applicable master servicer's
Servicer                        servicing advances.(1)                              collection account that
                                                                                    represent (a) payments made by
                                                                                    the related borrower to cover
                                                                                    the item for which such
                                                                                    servicing advance was made or
                                                                                    (b) liquidation proceeds,
                                                                                    condemnation proceeds,
                                                                                    insurance proceeds and, if
                                                                                    applicable, REO revenues (in
                                                                                    each case, if applicable, net
                                                                                    of any principal recovery fee
                                                                                    or workout fee payable
                                                                                    therefrom) received in respect
                                                                                    of the particular mortgage loan
                                                                                    or related REO Property,
                                                                                    provided that if the applicable
                                                                                    master servicer, special
                                                                                    servicer or trustee determines
                                                                                    that a servicing advance is not
                                                                                    recoverable out of collections
                                                                                    on the related underlying
                                                                                    mortgage loan, then out of
                                                                                    general collections on the
                                                                                    mortgage loans and any REO
                                                                                    Properties in the trust on
                                                                                    deposit in the applicable
                                                                                    master servicer's collection
                                                                                    account or, if funds in that
                                                                                    master servicer's collection
                                                                                    account are insufficient, the
                                                                                    other master servicer's
                                                                                    collection account.
------------------------------------------------------------------------------------------------------------------------------------
Interest on servicing           At a rate per annum equal to a       Payment of     First, out of default interest     Time to time
advances / Master Servicers,    published prime rate, accrued on     interest on    and late payment charges on the
Special Servicer or Trustee     the amount of each outstanding        Servicing     related mortgage loan and then,
                                servicing advance.(2)                 Advances      after or at the same time that
                                                                                    advance is reimbursed, out of
                                                                                    any other amounts then on
                                                                                    deposit in the applicable
                                                                                    master servicer's collection
                                                                                    account or, if funds in that
                                                                                    master servicer's collection
                                                                                    account are insufficient, the
                                                                                    other master servicer's
                                                                                    collection account.
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                                      S-186

------------------------------------------------------------------------------------------------------------------------------------
       TYPE / RECIPIENT                      AMOUNT                GENERAL PURPOSE               SOURCE                FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

P&I Advances / Master           To the extent of funds              Reimbursement   Amounts on deposit in the          Time to time
Servicers and Trustee           available, the amount of any P&I   of P&I Advances  applicable master servicer's
                                advances.(1)                          made with     collection account that
                                                                   respect to the   represent late collections of
                                                                    mortgage pool   interest and principal (net of
                                                                                    related master servicing,
                                                                                    workout and principal recovery
                                                                                    fees) received in respect of
                                                                                    the related mortgage loans or
                                                                                    REO Property as to which such
                                                                                    P&I advance was made, provided
                                                                                    that if the applicable master
                                                                                    servicer or trustee determines
                                                                                    that a P&I advance is not
                                                                                    recoverable out of collections
                                                                                    on the related mortgage loan,
                                                                                    then out of general collections
                                                                                    on the mortgage loans and any
                                                                                    REO Properties in the trust on
                                                                                    deposit in the applicable
                                                                                    master servicer's collection
                                                                                    account or, if funds in that
                                                                                    master servicer's collection
                                                                                    account are insufficient, the
                                                                                    other master servicer's
                                                                                    collection account.
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Interest on P&I Advances /      At a rate per annum equal to a       Payment of     First, out of default interest     Time to time
Master Servicers and Trustee    published prime rate, accrued on    interest on     and late payment charges on the
                                the amount of each outstanding      P&I advances    related mortgage loan and then,
                                P&I advance.(2)                                     after or at the same time that
                                                                                    advance is reimbursed, out of
                                                                                    any other amounts then on
                                                                                    deposit in the applicable
                                                                                    master servicer's collection
                                                                                    account or, if funds in that
                                                                                    master servicer's collection
                                                                                    account are insufficient, the
                                                                                    other master servicer's
                                                                                    collection account.
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Indemnification Expenses/       Amount to which such party is      Indemnification  General collections on the         Time to time
Trustee and any director,       entitled to indemnification                         mortgage loans and any REO
officer, employee or agent of   under the pooling and servicing                     Properties on deposit in the
the Trustee/ Depositor,         agreement.(3)                                       applicable master servicer's
Master Servicers or Special                                                         collection account or, if funds
Servicer and any director,                                                          in that master servicer's
officer, employee or agent of                                                       collection account are
Depositor, either  Master                                                           insufficient, the other master
Servicer or Special Servicer                                                        servicer's collection account
                                                                                    and/or the trustee's
                                                                                    distribution account.
------------------------------------------------------------------------------------------------------------------------------------

                                      S-187

_____________________

(1)   Reimbursable out of collections on the related mortgage loan, except that:
      (a) advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool; and (b) advances that remain outstanding after a specially serviced mortgage loan has been worked out and the servicing of that mortgage loan has been returned to the applicable master servicer may be reimbursable out of general collections of principal on the mortgage pool.

(2)   Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first or solely out of general collections of principal on the mortgage pool.

(3)   Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne thereby pursuant to the terms of the pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement.

CALCULATION OF PASS-THROUGH RATES

      The pass-through rates for the class A-1, A-2, A-3, A-SB, A-1A, AM and AJ certificates will, in the case of each of these classes, be fixed at the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of Prospectus supplement--Overview of the Series 2006-4
Certificates" in this prospectus supplement.

      The pass-through rates for the class B, C, D, E, F, K, L, M, N, P, Q, R and S certificates will, in the case of each of these classes, with respect to any interest accrued period, equal the lesser of: (a) the Weighted Average Net
Mortgage Rate for the related distribution date; and (b) the rate per annum identified as the initial pass through rate for the subject class in the table under "Summary of Prospectus supplement--Overview of the Series 2006-4
Certificates" in this prospectus supplement.

      The pass-through rates for the class G, H and J certificates will, with respect to any interest accrual period, equal the Weighted Average Net Mortgage
Rate for the related distribution date minus a specified margin, which will be as follows:

                                   SPECIFIED MARGIN SUBTRACTED FROM
                                    WEIGHTED AVERAGE NET MORTGAGE
                        CLASS                    RATE
                       ---------------------------------------------
                          G                     0.355%
                          H                     0.276%
                          J                     0.079%

      The pass-through rates applicable to the class A-2FL REMIC II regular interest and the class AJ-FL REMIC II regular interest for each interest accrual period will equal 4.949% and 5.147%, respectively.

      For so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate applicable to the class A-2FL certificates for each interest accrual period will equal LIBOR plus 0.120% per annum. For so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate applicable to the class AJ-FL certificates for each interest accrual period will equal LIBOR plus 0.240% per annum. However, the pass-through rate with respect to the class A-2FL or AJ-FL certificates may be effectively reduced as a result of shortfalls allocated to the corresponding REMIC II regular interest. In addition, if there is a continuing Swap Payment Default under the related swap agreement, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then the pass-through rate with respect to the class
A-2FL certificates or the class AJ-FL certificates, as applicable, will convert to a per annum rate equal to the pass-through rate on the corresponding REMIC II regular interest, and accordingly the interest

                                      S-188

accrual period and interest accrual basis for that class of certificates will convert to those of the corresponding REMIC II regular interest. See "--Payments on the Class A-2FL and AJ-FL Certificates" below and "Description of the Swap
Agreements--The Swap Agreements" in this prospectus supplement.

      The term "LIBOR" means, with respect to the class A-2FL and AJ-FL certificates and each interest accrual period for those certificates, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m.,
London time, on the related LIBOR Determination Date. If that rate does not appear on Dow Jones Market Service Page 3750, LIBOR for that interest accrual period will be determined on the basis of the rates at which deposits in U.S.
Dollars are offered by any five major reference banks in the London interbank market selected by the calculation agent under each swap agreement to provide that bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of the subject interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under each swap agreement will request the principal London office of any five major reference banks in the London interbank market selected by the calculation agent to provide a quotation of those rates, as offered by each such bank. If at least two such quotations are provided, LIBOR for that interest accrual period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for that interest accrual period will be the arithmetic mean of the rates quoted by major banks in New
York City selected by the calculation agent under each swap agreement, at approximately 11:00 a.m., New York City time, on the related LIBOR Determination
Date with respect to the subject interest accrual period for loans in U.S.
Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under each swap agreement will determine LIBOR for each interest accrual period and the determination of
LIBOR by the calculation agent will be binding absent manifest error.

      The "LIBOR Determination Date" for the class A-2FL and AJ-FL certificates is (i) with respect to the initial interest accrual period, the date that is two
LIBOR business days prior to the date of initial issuance of the certificates, and (ii) with respect to each applicable interest accrual period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject interest accrual period. A "LIBOR Business Day" is any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England and/or New York, New York.

      The pass-through rate for the class XP certificates, for each interest accrual period through and including the November 2014 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class XP strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of principal balance certificates. If all or a designated portion of the total principal balance of any class of principal balance certificates is identified under "--General"
above as being part of the total notional amount of the class XP certificates immediately prior to any distribution date, then that total principal balance
(or designated portion thereof) will represent a separate component of the notional amount of the class XP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the
November 2014 interest accrual period, on any particular component of the notional amount of the class XP certificates immediately prior to the related distribution date, the applicable class XP strip rate will equal the excess, if any, of:

      (1)   the lesser of (a) the reference rate specified in Annex G to this prospectus supplement for such interest accrual period and (b) the
            Weighted Average Net Mortgage Rate for the related distribution date, over

                                      S-189

      (2)   the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance, or a designated portion thereof, comprises such component
            (or, in the case of each of the A-2FL and AJ-FL classes, the pass-through rate in effect during such interest accrual period for the corresponding REMIC II regular interest).

      Following the November 2014 interest accrual period, the class XP certificates will cease to accrue interest. In connection therewith, the class
XP certificates will have a 0% pass-through rate for the December 2014 interest accrual period and for each interest accrual period thereafter.

      The pass-through rate for the class XC certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class XC strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class XC certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of the respective classes of the principal balance certificates. In general, the total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class XC certificates;
provided that, if a portion, but not all, of the total principal balance of any particular class of principal balance certificates is identified under
"--General" above as being part of the total notional amount of the class XP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will also represent a separate component of the total notional amount of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the
November 2014 interest accrual period, on any particular component of the total notional amount of the class XC certificates immediately prior to the related distribution date, the applicable class XC strip rate will be calculated as follows:

      (1)   if such particular component consists of the entire total principal balance of any class of principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a)
            the Weighted Average Net Mortgage Rate for the related distribution date, over (b) the greater of (i) the reference rate specified on
            Annex G to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of principal balance certificates (or, in the case of each of the A-2FL and AJ-FL classes, the pass-through rate in effect during such interest accrual period for the corresponding REMIC II regular interest);

      (2)   if such particular component consists of a designated portion (but not all) of the total principal balance of any class of principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage
            Rate for the related distribution date, over (b) the greater of (i)
            the reference rate specified on Annex G to this prospectus supplement for such interest accrual period and (ii) the
            pass-through rate in effect during such interest accrual period for such class of principal balance certificates (or, in the case of each of the A-2FL and AJ-FL classes, the pass-through rate in effect during such interest accrual period for the corresponding REMIC II regular interest);

      (3)   if such particular component consists of the entire total principal balance of any class of principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any,

                                      S-190

            of (a) the Weighted Average Net Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for such class of principal balance certificates (or, in the case of each of the A-2FL and AJ-FL classes, the pass-through rate in effect during such interest accrual period for the corresponding REMIC II regular interest); and

      (4)   if such particular component consists of a designated portion (but not all) of the total principal balance of any class of principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Net
            Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for such class of principal balance certificates (or, in the case of each of the A-2FL and AJ-FL classes, the pass-through rate in effect during such interest accrual period for the corresponding REMIC II regular interest).

      Notwithstanding the foregoing, for purposes of accruing interest on the class XC certificates during each interest accrual period subsequent to the
November 2014 interest accrual period, the total principal balance of each class of principal balance certificates will constitute a single separate component of the total notional amount of the class XC certificates, and the applicable class
XC strip rate with respect to each such component for each such interest period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance makes up such component (or, in the case of each of the
A-2FL and AJ-FL classes, the pass-through rate in effect during such interest accrual period for the corresponding REMIC II regular interest).

      The class R-I and R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

PAYMENTS

      General. On each distribution date, the trustee will, to the extent of available funds, make all payments required to be made on the certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the offices of the certificate registrar or such other location to be specified in a notice of the pendency of that final payment.

      In order for a certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than five business days prior to the last business day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

      Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

      All payments with respect to the class A-2FL REMIC II regular interest and the class AJ -FL REMIC II regular interest will be made to the trustee's floating rate account.

                                      S-191

      Payments of Interest. All of the classes of the certificates (except for the class R-I and R-II certificates), the class A-2FL REMIC II regular interest and the class AJ-FL REMIC II regular interest, will bear interest.

      With respect to each interest-bearing class of the certificates and with respect to each of the class A-2FL REMIC II regular interest and the class AJ
-FL REMIC II regular interest, that interest will accrue during each related interest accrual period based upon--

      o     the pass-through rate with respect to that particular class of certificates, the class A-2FL REMIC II regular interest or the class
            AJ-FL REMIC II regular interest, as the case may be, for that interest accrual period;

      o     the total principal balance or notional amount, as the case may be, of that particular class of certificates, the class A-2FL REMIC II regular interest or the class AJ-FL REMIC II regular interest, as the case may be, outstanding immediately prior to the related distribution date; and

      o     the assumption that each year consists of twelve 30-day months (or, in the case of each of the A-2FL and AJ-FL classes, for so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days).In addition, if there is an interest shortfall with respect to the class A-2FL
            REMIC II regular interest or the class AJ-FL REMIC II regular interest for any interest accrual period, then the amount by which the interest distributable with respect to that REMIC II regular interest is reduced as a result of that shortfall will result in a corresponding reduction to the amount of interest payable by the swap counterparty with respect to the related distribution date and therefore a corresponding reduction to the amount of interest distributable with respect to the class A-2FL certificates or the class AJ-FL certificates, as applicable, on that distribution date.

      On each distribution date, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments" below, the total amount of interest payable to the holders of each interest-bearing class of the certificates (exclusive of the class A-2FL and AJ-FL certificates) and with respect to each of the class A-2FL REMIC II regular interest and the class AJ
-FL REMIC II regular interest will include the total amount of interest accrued during the related interest accrual period with respect to that class of certificates or that REMIC II regular interest, as the case may be, reduced
(except in the case of the class XC and XP certificates) by the portion of any
Net Aggregate Prepayment Interest Shortfall for that distribution date allocable to the subject class of certificates.

      The portion of the Net Aggregate Prepayment Interest Shortfall for any
distribution date that is allocable to any class of principal balance certificates will equal the product of:

      1.    the amount of that Net Aggregate Prepayment Interest Shortfall for that distribution date (less the amount allocated to the applicable class of certificates as specified in the following paragraph)
            multiplied by

      2.    a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject class of principal balance certificates or the subject
            REMIC II regular interest, as the case may be, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest bearing classes of certificates (exclusive of the class A-2FL and AJ-FL certificates), the class A-2FL REMIC II regular interest and the class AJ -FL REMIC II regular interest.

      Although Net Aggregate Prepayment Interest Shortfalls will not be allocated directly to the class A-2FL or AJ-FL certificates, any such shortfalls allocated to the corresponding REMIC II regular interest will result in a dollar-for-dollar reduction in the interest distributable on the class A-2FL or
AJ-FL certificates, as the case may

                                      S-192

be. Any distributions of interest allocated to the class A-2FL REMIC II regular interest and the class AJ -FL REMIC II regular interest, will be deposited in the trustee's floating rate account and will thereafter be distributed to the holders of the class A-2FL or AJ-FL certificates, as applicable, and/or the swap counterparty, as applicable.

      If the holders of any interest-bearing class of the certificates (other than the class A-2FL and AJ-FL certificates) or the applicable grantor trust with respect to the class A-2FL REMIC II regular interest or AJ-FL REMIC II regular interest do not receive all of the interest to which they are entitled on any distribution date, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the available funds for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments" below. However, no interest will accrue on any of that unpaid interest, and a portion of any past due interest payable with respect to each of the class A-2FL REMIC II regular interest and the class AJ -FL REMIC II regular interest may be payable to the swap counterparty.

      Payments of Principal. In general, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the total distributions of principal to be made with respect to the principal balance certificates (other than the class A-2FL and AJ-FL certificates), the class A-2FL REMIC II regular interest and the class AJ -FL REMIC II regular interest, on any given distribution date will equal the Principal Distribution
Amount for that distribution date, and the total distributions of principal to be made with respect to any particular class of principal balance certificates on any given distribution date will equal the portion of the Principal
Distribution Amount for that distribution date that is allocable to that particular class of principal balance certificates. So long as the class A-3 or
A-SB certificates, on the one hand, and A-1A certificates, on the other hand, remain outstanding, however, except as otherwise set forth below, the Principal
Distribution Amount for each distribution date will be calculated on a loan group-by-loan group basis. On each distribution date after the total principal balance of either the A-3 or A-SB on the one hand, or the class A-1A certificates, on the other hand, has been reduced to zero, a single Principal
Distribution Amount will be calculated in the aggregate for both loan groups.

      As indicated in the definition of "Principal Distribution Amount" in the glossary to this prospectus supplement, the Principal Distribution Amount for any distribution date will generally be:

      o     reduced by any Nonrecoverable Advance, with interest thereon, or any
            Workout-Delayed Reimbursement Amount with respect to any mortgage loan (or, in the case of a servicing advance, the related Loan
            Combination) that is reimbursed out of general collections of principal on the mortgage pool received during the related collection period; and

      o     increased by any items recovered during the related collection period that previously constituted a Nonrecoverable Advance or interest thereon or a Workout-Delayed Reimbursement Amount that was reimbursed out of general collections of principal on the mortgage pool during a prior collection period.

      If any Nonrecoverable Advance, with interest thereon, or Workout-Delayed
Reimbursement Amount with respect to a mortgage loan is reimbursed out of general collections of principal on the mortgage pool, then any corresponding reduction in the Principal Distribution Amount for the relevant distribution date, as contemplated by the first bullet of the prior paragraph, will generally result first in a reduction in the portion of such Principal Distribution Amount attributable to the loan group that includes the subject mortgage loan, until such portion is reduced to zero, and then in the portion of such Principal
Distribution Amount that is attributable to the other loan group. Increases in the Principal Distribution Amount for any distribution date, as contemplated by the second bullet of the prior paragraph, will generally be made to offset prior reductions in reverse order to that described in the prior sentence. See
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement and "--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" below.

                                      S-193

      The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

      In general, the portion of the Principal Distribution Amount consisting of the Loan Group 1 Principal Distribution Amount will be allocated to the class
A-1, A-2, A-3, A-SB certificates and the class A-2FL REMIC II regular interest on each distribution date as follows:

      o     first, to the class A-SB certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, and

            2.    the excess, if any, of (a) the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date, over (b) the Class A-SB Planned Principal
                  Balance for that distribution date;

      o     second, to the class A-1 certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB certificates as described in the preceding bullet, and

            2.    the total principal balance of the class A-1 certificates
                  outstanding immediately prior to that distribution date;

      o     third, to the class A-2 certificates and the class A-2FL REMIC II regular interest, on a pro rata basis by principal balance, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB and/or A-1 certificates as
                  described in the preceding two bullets, and

            2.    the total principal balance of the class A-2 certificates and the class A-2FL REMIC II regular interest outstanding
                  immediately prior to that distribution date;

      o     fourth, to the class A-3 certificates up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB, A-1 and/or A-2 certificates
                  and/or the class A-2FL REMIC II regular interest as described in the preceding three bullets, and

            2.    the total principal balance of the class A-3 certificates
                  outstanding immediately prior to that distribution date; and

      o     fifth, to the class A-SB certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB, A-1, A-2 and/or A-3 certificates and/or the class A-2FL REMIC II regular interest as described in the preceding four bullets, and

                                      S-194

            2.    the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date (as reduced by any portion of the Loan Group 1 Principal
                  Distribution Amount for that distribution date allocable to the class A-SB certificates as described in the first bullet of this paragraph).

      In general, the portion of the Principal Distribution Amount consisting of the Loan Group 2 Principal Distribution Amount will be allocated to the class
A-1A certificates on each distribution date up to the lesser of--

      o     the entire Loan Group 2 Principal Distribution Amount for that distribution date; and

      o     the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date.

      If the Loan Group 1 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1, A-2, A-3 and A-SB certificates and the class A-2FL REMIC II regular interest outstanding immediately prior to that distribution date, then (following retirement of the class A-1, A-2, A-3 and A-SB certificates and the class A-2FL REMIC II regular interest) the remaining portion thereof would be allocated to the class A-1A certificates, up to the extent necessary to retire such class of certificates.
Similarly, if the Loan Group 2 Principal Distribution Amount for any
distribution date exceeds the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date, then
(following retirement of the class A-1A certificates) the remaining portion thereof would be allocated (after taking account of the allocations of the Loan
Group 1 Principal Distribution Amount for that distribution date described in the second preceding paragraph): first, to the class A-SB certificates, up to the extent necessary to pay down the then total principal balance thereof to the
Class A-SB Planned Principal Balance for that distribution date; second, to the class A-1, up to the extent necessary to retire that class of certificates;
third, to the class A-2 certificates and the class A-2FL REMIC II regular interest, on a pro rata basis by principal balance, up to the extent necessary to retire that class of certificates and that REMIC II regular interest; fourth, to the class A-3 certificates, up to the extent necessary to retire that class of certificates and that REMIC II regular interest; and fifth, to the class A-SB certificates, up to the extent necessary to retire that class of certificates.

      Notwithstanding the foregoing, if any of two or more of the A-1, A-2,
A-2FL, A-3, A-SB and A-1A classes are outstanding at a time when the total principal balance of the class AM, AJ, AJ-FL, B, C, D, E, F, G, H, J, K, L, M,
N, P, Q and S certificates has been reduced to zero as described under
"--Reductions to Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" below, then the Principal
Distribution Amount for each distribution date thereafter will be allocable among the A-1, A-2, A-3, A-SB and A-1A classes that remain outstanding and, if applicable, the class A-2FL REMIC II regular interest on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

      Following the retirement of the class A-1, A-2, A-3, A-SB, A-1A certificates and the class A-2FL REMIC II regular interest, the Principal
Distribution Amount for each distribution date will be allocated to the respective classes of certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

      o     the portion of that Principal Distribution Amount that remains unallocated; and

      o     the total principal balance of the particular class immediately prior to that distribution date.

                                      S-195

                  ORDER OF ALLOCATION               CLASS
              --------------------------  -------------------------
                          1                          AM
                          2                     AJ and AJ-FL*
                          3                           B
                          4                           C
                          5                           D
                          6                           E
                          7                           F
                          8                           G
                          9                           H
                         10                           J
                         11                           K
                         12                           L
                         13                           M
                         14                           N
                         15                           P
                         16                           Q
                         17                           S

_____________________
*     Pro rata and pari passu based on the respective total principal balances thereof.

      In no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A-3, A-SB, A-1A certificates and the class A-2FL REMIC II regular interest is reduced to zero. Furthermore, in no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of certificates, if any, listed above it in the foregoing table is reduced to zero.

      Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of principal balance certificates (exclusive of the class A-2FL and AJ-FL certificates), of the class
A-2FL REMIC II regular interest and the class AJ -FL REMIC II regular interest may be reduced without a corresponding payment of principal. If that occurs with respect to any such class of principal balance certificates or with respect to the class A-2FL REMIC II regular interest or the class AJ-FL REMIC II regular interest, then, subject to available funds from time to time and the priority of payments described under "--Payments--Priority of Payments" below, there may be distributed with respect to that class of principal balance certificates or that
REMIC II regular interest, as applicable, a reimbursement of the amount of any such reduction, without interest. References to the "loss reimbursement amount"
under "--Payments--Priority of Payments" below mean, in the case of any class of principal balance certificates (exclusive of the class A-2FL and AJ-FL certificates) or in the case of the class A-2FL REMIC II regular interest or the class AJ-FL REMIC II regular interest, for any distribution date, the total amount of all previously unreimbursed reductions, if any, made in the total principal balance of that class of principal balance certificates or the total principal balance of the that REMIC II regular interest, as applicable, on all prior distribution dates as discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below. Any such reimbursements with respect to the class A-2FL REMIC
II regular interest or the class AJ-FL REMIC II regular interest, will be deposited in the trustee's floating rate account and thereafter will be distributed to the holders of the class A-2FL certificates or the class AJ-FL certificates, as applicable.

      In limited circumstances, the total principal balance of a class of principal balance certificates (exclusive of the class A-2FL and AJ-FL certificates) or of the class AJ-FL REMIC II regular interest that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount with respect to the subject class of principal

                                      S-196

balance certificates or the subject REMIC II regular interest, as applicable. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable Advances
(or interest thereon) that was reimbursed in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution Amount for such Distribution Date.
Any such reinstatement of principal balance with respect to the class A-2FL
REMIC II regular interest or of the class AJ-FL REMIC II regular interest will result in a corresponding reinstatement of the principal balance with respect to the class A-2FL certificates and the class AJ-FL certificates, as applicable.

      Priority of Payments. On each distribution date, the trustee will apply the Available Distribution Amount for that date applicable to the related loan group or both loan groups, to make the following payments in the following order of priority, in each case to the extent of the remaining applicable portion of the Available Distribution Amount:

ORDER OF     RECIPIENT CLASS
PAYMENT        OR CLASSES                         TYPE AND AMOUNT OF PAYMENT
--------   -------------------   ------------------------------------------------------------

   1           XC and XP*        From the entire Available Distribution Amount, interest up to the total interest payable on those classes, pro rata,
                                 based on entitlement, without regard to loan groups

           A-1, A-2, A-2FL(1),   From the portion of the Available Distribution Amount
               A-3, A-SB *       attributable to the mortgage loans in loan group 1,
                                 interest up to the total interest payable on those classes and those REMIC II regular interests, pro rata, based on
                                 entitlement

                  A-1A*          From the portion of the Available Distribution Amount
                                 attributable to the mortgage loans in loan group 2,
                                 interest up to the total interest payable on such class

   2       A-1, A-2, A-2FL(1),   Principal up to the Loan Group 1 Principal Distribution
               A-3, A-SB**       Amount (and, if the class A-1A certificates are retired,
                                 any remaining portion of the Loan Group 2 Principal
                                 Distribution Amount), first to the class A-SB
                                 certificates, until the total principal balance thereof is reduced to the applicable Class A-SB Planned Principal
                                 Balance, and then to (a) the class A-1 certificates, (b)
                                 the class A-2 certificates and the class A-2FL REMIC II
                                 regular interest, on a pro rata basis by principal
                                 balance, (c) the class A-3 certificates, and (d) the class
                                 A-SB certificates

                 A-1A**          Principal up to the Loan Group 2 Principal Distribution
                                 Amount (and, if the class A-3 and A-SB certificates are
                                 retired, any remaining portion of the Loan Group 1
                                 Principal Distribution Amount), until the class A-1A
                                 certificates are retired

   3       A-1, A-2, A-2FL(1),   Reimbursement up to the loss reimbursement amounts for
                A-3, A-SB        those classes and those REMIC II regular interests, pro
                and A-1A         rata, based on entitlement, without regard to loan groups
---------------------------------------------------------------------------------------------

                                      S-197

ORDER OF     RECIPIENT CLASS
PAYMENT        OR CLASSES                         TYPE AND AMOUNT OF PAYMENT
--------   -------------------   ------------------------------------------------------------

   4                AM           Interest up to the total interest payable on that class

   5                AM           Principal up to the portion of the Principal Distribution
                                 Amount allocable to that class

   6                AM           Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------

   7         AJ and AJ-FL(2)     Interest up to the total interest payable on that class
                                 and that REMIC II regular interest, pro rata basis, by
                                 balance

   8         AJ and AJ-FL(2)     Principal up to the portion of the Principal Distribution
                                 Amount allocable to that class and that REMIC II regular
                                 interest, on a pro rata basis, by balance

   9         AJ and AJ-FL(2)     Reimbursement up to the loss reimbursement amount for that class and that REMIC II regular interest, pro rata, based
                                 on entitlement
---------------------------------------------------------------------------------------------

   10               B            Interest up to the total interest payable on that class

   11               B            Principal up to the portion of the Principal Distribution
                                 Amount allocable to that class

   12               B            Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------

   13               C            Interest up to the total interest payable on that class

   14               C            Principal up to the portion of the Principal Distribution
                                 Amount allocable to that class

   15               C            Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------

   16               D            Interest up to the total interest payable on that class

   17               D            Principal up to the portion of the Principal Distribution
                                 Amount allocable to that class

   18               D            Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------

   19               E            Interest up to the total interest payable on that class

   20               E            Principal up to the portion of the Principal Distribution
                                 Amount allocable to that class

   21               E            Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------

                                      S-198

ORDER OF     RECIPIENT CLASS
PAYMENT        OR CLASSES                         TYPE AND AMOUNT OF PAYMENT
--------   -------------------   ------------------------------------------------------------

   22               F            Interest up to the total interest payable on that class

   23               F            Principal up to the portion of the Principal Distribution
                                 Amount allocable to that class

   24               F            Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------

   25               G            Interest up to the total interest payable on that class

   26               G            Principal up to the portion of the Principal Distribution
                                 Amount allocable to that class

   27               G            Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------

   28               H            Interest up to the total interest payable on that class

   29               H            Principal up to the portion of the Principal Distribution
                                 Amount allocable to that class

   30               H            Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------

   31               J            Interest up to the total interest payable on that class

   32               J            Principal up to the portion of the Principal Distribution
                                 Amount allocable to that class

   33               J            Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------

   34               K            Interest up to the total interest payable on that class

   35               K            Principal up to the portion of the Principal Distribution
                                 Amount allocable to that class

   36               K            Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------

   37               L            Interest up to the total interest payable on that class

   38               L            Principal up to the portion of the Principal Distribution
                                 Amount allocable to that class

   39               L            Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------

   40               M            Interest up to the total interest payable on that class

   41               M            Principal up to the portion of the Principal Distribution
                                 Amount allocable to that class

   42               M            Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------

                                      S-199

ORDER OF     RECIPIENT CLASS
PAYMENT        OR CLASSES                         TYPE AND AMOUNT OF PAYMENT
--------   -------------------   ------------------------------------------------------------

   43               N            Interest up to the total interest payable on that class

   44               N            Principal up to the portion of the Principal Distribution
                                 Amount allocable to that class

   45               N            Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------

   46               P            Interest up to the total interest payable on that class

   47               P            Principal up to the portion of the Principal Distribution
                                 Amount allocable to that class

   48               P            Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------

   49               Q            Interest up to the total interest payable on that class

   50               Q            Principal up to the portion of the Principal Distribution
                                 Amount allocable to that class

   51               Q            Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------

   52               S            Interest up to the total interest payable on that class

   53               S            Principal up to the portion of the Principal Distribution
                                 Amount allocable to that class

   54               S            Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------

   55          R-I and R-II      Any remaining portion of the Available Distribution Amount

_____________________

*     If the portion of the Available Distribution Amount allocable to pay interest on any one or more of the A-1, A-2, A-3, A-SB, A-1A, XC and XP classes, the class A-2FL REMIC II regular interest and the class AJ -FL
      REMIC II regular interest, XC and XP classes, as set forth in the table above, is insufficient for that purpose, then the Available Distribution
      Amount will be applied to pay interest on all those classes and that REMIC
      II regular interest, pro rata based on entitlement.

**    In general, no payments of principal will be made in respect of the class
      A-1, A-2, A-3 certificates or the class A-2FL REMIC II regular interest on any given distribution date until the total principal balance of the class
      A-SB certificates is paid down to the then applicable Class A-SB Planned
      Principal Balance. In addition, no payments of principal will be made in respect of the class A-2 certificates or the class A-2FL REMIC II regular interest until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class
      A-2 certificates and the class A-2FL REMIC II regular interest is reduced to zero, and no payments of principal will be made in respect of the class
      A-SB certificates (other than as described in the prior sentence) until the total principal balance of the class A-3 certificates is reduced to zero. Furthermore, for purposes of receiving distributions of principal from the Loan Group 1 Principal Distribution Amount, the class A-1, A-2,
      A-3, A-SB certificates and the class A-2FL REMIC II regular interest will evidence a prior right, relative to the class A-1A certificates, to any available funds attributable to loan group 1; and, for purposes of receiving distributions of principal from the Loan Group 2 Principal
      Distribution Amount, the class A-1A certificates will evidence a prior right, relative to the class A-1, A-2, A-3, A-SB certificates and the class A-2FL REMIC II regular interest, to any available funds attributable to loan group 2. However, if any two or more of the A-1, A-2, A-3, A-SB,
      A-1A classes and the class A-2FL REMIC II regular interest are outstanding at a time when the total principal balance of the class AM, AJ, B, C, D,
      E, F, G, H, J, K, L, M, N, P, Q and S certificates and the class AJ-FL
      REMIC II regular interest have been reduced to zero as described under "--

                                      S-200

      Reductions to Certificate Principal Balances in Connection with Realized
      Losses and Additional Trust Fund Expenses" below, payments of principal on the outstanding class A-1, A-2, A-3, A-SB, A-1A certificates and the class
      A-2FL REMIC II regular interest will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, without regard to loan groups.

(1)   Refers to class A-2FL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class A-2FL REMIC II regular interest will be paid to the applicable sub-account of the trustee's floating rate account for distribution to the holders of the class A-2FL certificates and/or the swap counterparty on the subject distribution date.

(2)   Refers to class AJ-FL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class AJ-FL REMIC II regular interest will be paid to the applicable sub-account of the trustee's floating rate account for distribution to the holders of the class AJ-FL certificates and/or the swap counterparty on the subject distribution date.

      Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of the class A-1, A-2, A-3, A-SB, A-1A,
AM, AJ, B, C, D, E, F, G, H and/or J certificates and/or to the trustee's floating rate account with respect to the class A-2FL REMIC II regular interest and/or the class AJ-FL REMIC II regular interest, if any such class or REMIC II regular interest, as the case may be, is then entitled to payments of principal on that distribution date (or, for so long as the class A-3 or A-SB on the one hand, and the class A-1A certificates on the other hand, are outstanding, payments of principal on that distribution date from collections on the loan group that includes the prepaid mortgage loan), up to an amount equal to, in the case of any particular class of those principal balance certificates and/or that
REMIC II regular interest, the product of--

      o     the full amount of that prepayment consideration, net of workout fees and principal recovery fees payable from it, multiplied by

      o     a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for the subject class of certificates or that REMIC II regular interest, as the case may be, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

      o     a fraction, the numerator of which is equal to the amount of principal payable with respect to the subject class of certificates or the REMIC II regular interest, as the case may be, on that distribution date (or, for so long as the class A-3 or A-SB on the one hand, and the class A-1A certificates on the other hand, are outstanding, the amount of principal payable with respect to the subject class of certificates or that REMIC II regular interest, as the case may be, on that distribution date from collections on the loan group that includes the prepaid mortgage loan), and the denominator of which is the Principal Distribution Amount (or, for so long as the class A-3 or A-SB on the one hand, and the class A-1A certificates on the other hand, are outstanding, the Loan Group 1
            Principal Distribution Amount or the Loan Group 2 Principal
            Distribution Amount, as applicable, based on which loan group includes the prepaid mortgage loan) for that distribution date.

                                      S-201

      The discount rate applicable to any class of principal balance certificates, the class A-2FL REMIC II regular interest or the class AJ-FL REMIC
II regular interest, as the case may be, with respect to any prepaid mortgage loan will be equal to the discount rate stated in the relevant loan documents, or if none is stated, will equal the yield, when compounded monthly, on the U.S.
Treasury issue, primary issue, with a maturity date closest to the maturity date for the prepaid mortgage loan. In the event that there are two or more U.S.
Treasury issues--

      o     with the same coupon, the issue with the lowest yield will be selected; or

      o     with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be selected.

      The calculation of the discount rate with respect to certain mortgage loans may vary from the above description.

      Following any payment of prepayment consideration as described above, the trustee will pay any remaining portion of the prepayment consideration, net of workout fees and principal recovery fees payable from it, to the holders of the class XP and/or XC certificates as follows.

on each distribution date up to and including the distribution date in December
2014--

      o     to the holders of the class XP certificates, an amount equal to 30%
            of that remaining portion of the prepayment consideration, and

      o     to the holders of the class XC certificates, an amount equal to 70%
            of that remaining portion of the prepayment consideration; and

on each distribution date that occurs subsequent to December 2014, to the holders of the class XC certificates, an amount equal to 100% of that remaining portion of the prepayment consideration.

      NOTWITHSTANDING THE FOREGOING, ALL PREPAYMENT PREMIUMS AND YIELD
MAINTENANCE CHARGES PAYABLE AS DESCRIBED ABOVE, WILL BE REDUCED, WITH RESPECT TO
SPECIALLY SERVICED MORTGAGE LOANS, BY AN AMOUNT EQUAL TO ADDITIONAL TRUST FUND
EXPENSES AND REALIZED LOSSES PREVIOUSLY ALLOCATED TO ANY CLASS OF CERTIFICATES.

      For so long as the swap agreement relating to the class A-2FL certificates remains in effect and there is no continuing payment default thereunder on the part of the swap counterparty, prepayment consideration allocated to the class
A-2FL REMIC II regular interest will be payable to the swap counterparty.
However, if there is a continuing Swap Payment Default under the related swap agreement, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then all prepayment consideration allocable to the class A-2FL REMIC II regular interest will be payable to the holders of the class A-2FL certificates.

      For so long as the swap agreement relating to the class AJ-FL certificates remains in effect and there is no continuing payment default thereunder on the part of the swap counterparty, prepayment consideration allocated to the class
AJ-FL REMIC II regular interest will be payable to the swap counterparty.
However, if there is a continuing Swap Payment Default under the related swap agreement, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then all prepayment consideration allocable to the class AJ-FL REMIC II regular interest will be payable to the holders of the class AJ-FL certificates.

      Neither we nor the underwriters make any representation as to--

      o     the enforceability of the provision of any promissory note evidencing one of the mortgage loans or any other loan document requiring the payment of a prepayment premium or yield maintenance charge; or

                                      S-202

      o     the collectability of any prepayment premium or yield maintenance charge.

      See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans--Voluntary Prepayment Provisions" and "--Other Prepayment
Provisions" in this prospectus supplement.

      Payments on the Class A-2FL and Class AJ-FL Certificates. On each distribution date, for so long as the total principal balance of the class A-2FL certificates has not been reduced to zero, the trustee is required to apply amounts on deposit in the applicable sub-account of the floating rate account that are allocable to the class A-2FL certificates (exclusive of any portion thereof that constitutes prepayment consideration, amounts deposited in error, amounts payable to the swap counterparty and/or interest and other investment earnings payable to the trustee), in the following order of priority:

      o     first, to make distributions of interest to the holders of the class
            A-2FL certificates, up to an amount equal to the Class A-2FL
            Interest Distribution Amount for the subject distribution date;

      o     second, to make distributions of principal to the holders of the class A-2FL certificates, up to the Class A-2FL Principal
            Distribution Amount for the subject distribution date, until the total principal balance of that class is reduced to zero; and

      o     third, to reimburse the holders of the class A-2FL certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions to Certificate Principal Balances in
            Connection with Realized Losses and Additional Trust Fund Expenses"
            below.

      For so long as the swap agreement with respect to the class A-2FL certificates is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the "Class A-2FL Interest Distribution
Amount" with respect to any distribution date will generally be equal to: (a)
all interest accrued during the related interest accrual period at the applicable pass-through rate for the class A-2FL certificates on the total principal balance of such class, reduced (to not less than zero) by (b) the excess, if any, of (i) 1/12th of the product of (A) 4.949% and (B) the total principal balance of the class A-2FL certificates immediately prior to the subject distribution date, over (ii) the amount of interest distributions with respect to the class A-2FL REMIC II regular interest pursuant to the priority of distributions on that distribution date; and increased by (c) to the extent not otherwise payable to the swap counterparty, the amount, if any, by which (i)
interest distributions with respect to the class A-2FL REMIC II regular interest pursuant to the priority of distributions on that distribution date exceeds (ii)
1/12th of the product of (A) 4.949%, multiplied by (B) the notional amount of the swap agreement for that distribution date. All or a portion of the amount described in clause (c) of the prior sentence with respect to any distribution date may be payable to the swap counterparty if, with respect to any prior distribution date, the amount of the reduction described in clause (b) of the prior sentence exceeded the maximum amount payable by the swap counterparty with respect to that prior distribution date without regard to any such reduction.
Notwithstanding the foregoing, if there is a continuing Swap Payment Default with respect to the class A-2FL certificates, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then the "Class
A-2FL Interest Distribution Amount" with respect to any distribution date will be the amount of interest distributions with respect to the class A-2FL REMIC II regular interest on such distribution date pursuant to the priority of distributions.

      With respect to any distribution date, the "Class A-2FL Principal
Distribution Amount" will be an amount equal to the amount of principal allocated to the class A-2FL REMIC II regular interest pursuant to the priority of distributions on such distribution date.

      For so long as the swap agreement with respect to the class A-2FL certificates is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, all prepayment consideration allocable to the class A-2FL REMIC II regular interest will be payable to the swap counterparty. However, if there is a continuing Swap Payment Default with respect to the class A-2FL certificates, or if the related swap

                                      S-203

agreement is terminated and a replacement swap agreement is not obtained, then all prepayment consideration allocable to the class A-2FL REMIC II regular interest will be payable to the holders of the class A-2FL certificates.

      On each distribution date, for so long as the total principal balance of the class AJ-FL certificates has not been reduced to zero, the trustee is required to apply amounts on deposit in the applicable sub-account of the floating rate account that are allocable to the class AJ-FL certificates
(exclusive of any portion thereof that constitutes prepayment consideration, amounts deposited in error, amounts payable to the swap counterparty and/or interest and other investment earnings payable to the trustee), in the following order of priority:

      o     first, to make distributions of interest to the holders of the class
            AJ-FL certificates, up to an amount equal to the Class AJ-FL
            Interest Distribution Amount for the subject distribution date;

      o     second, to make distributions of principal to the holders of the class AJ-FL certificates, up to the Class AJ-FL Principal
            Distribution Amount for the subject distribution date, until the total principal balance of that class is reduced to zero; and

      o     third, to reimburse the holders of the class AJ-FL certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions to Certificate Principal Balances in
            Connection with Realized Losses and Additional Trust Fund Expenses"
            below.

      For so long as the swap agreement with respect to the class AJ-FL certificates is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the "Class AJ-FL Interest Distribution
Amount" with respect to any distribution date will generally be equal to: (a)
all interest accrued during the related interest accrual period at the applicable pass-through rate for the class AJ-FL certificates on the total principal balance of such class, reduced (to not less than zero) by (b) the excess, if any, of (i) 1/12th of the product of (A) 5.147% and (B) the total principal balance of the class AJ-FL certificates immediately prior to the subject distribution date, over (ii) the amount of interest distributions with respect to the class AJ-FL REMIC II regular interest pursuant to the priority of distributions on that distribution date; and increased by (c) to the extent not otherwise payable to the swap counterparty, the amount, if any, by which (i)
interest distributions with respect to the class AJ-FL REMIC II regular interest pursuant to the priority of distributions on that distribution date exceeds (ii)
1/12th of the product of (A) 5.147%, multiplied by (B) the notional amount of the swap agreement for that distribution date. All or a portion of the amount described in clause (c) of the prior sentence with respect to any distribution date may be payable to the swap counterparty if, with respect to any prior distribution date, the amount of the reduction described in clause (b) of the prior sentence exceeded the maximum amount payable by the swap counterparty with respect to that prior distribution date without regard to any such reduction.
Notwithstanding the foregoing, if there is a continuing Swap Payment Default with respect to the class AJ-FL certificates, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then the "Class
AJ-FL Interest Distribution Amount" with respect to any distribution date will be the amount of interest distributions with respect to the class AJ-FL REMIC II regular interest on such distribution date pursuant to the priority of distributions.

      With respect to any distribution date, the "Class AJ-FL Principal
Distribution Amount" will be an amount equal to the amount of principal allocated to the class AJ-FL REMIC II regular interest pursuant to the priority of distributions on such distribution date.

      For so long as the swap agreement with respect to the class AJ-FL certificates is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, all prepayment consideration allocable to the class AJ-FL REMIC II regular interest will be payable to the swap counterparty. However, if there is a continuing Swap Payment Default with respect to the class AJ-FL certificates, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then all prepayment consideration

                                      S-204

allocable to the class AJ-FL REMIC II regular interest will be payable to the holders of the class AJ-FL certificates.

      See "--Payments--Priority of Payments" and "Description of the Swap
Agreements" in this prospectus supplement.

      Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

      o     payments on the certificates (exclusive of the class A-2FL and AJ-FL certificates), the class A-2FL REMIC II regular interest and/or the class AJ-FL REMIC II regular interest;

      o     allocations of Realized Losses and Additional Trust Fund Expenses to
            the certificates (exclusive of the class A-2FL and AJ-FL
            certificates), the class A-2FL REMIC II regular interest and/or the class AJ-FL REMIC II regular interest; and

      o     the amount of all fees payable to the applicable master servicer, the special servicer and the trustee under the pooling and servicing agreement.

      In connection with the foregoing, that mortgage loan deemed to remain outstanding will be taken into account when determining the Weighted Average Net
Mortgage Rate and the Principal Distribution Amount for each distribution date.

      Operating revenues and other proceeds derived from an REO Property administered under the pooling and servicing agreement will be applied--

      o     first, to pay or reimburse the applicable master servicer, the special servicer and/or the trustee for the payment of some of the costs and expenses incurred in connection with the operation and disposition of the REO Property; and

      o     second, as collections of principal, interest and other amounts due on the related mortgage loan (or, if the REO Property relates thereto, on a Loan Combination).

      Revenues and other proceeds derived with respect to the Park La Brea
Apartments REO Property will be similarly applied.

      To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

      As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may decline below the total principal balance of the principal balance certificates (exclusive of the class A-2FL and AJ-FL certificates), the class A-2FL REMIC II regular interest and the class AJ-FL
REMIC II regular interest.

      On each distribution date, following the payments to be made to the certificateholders (exclusive of the class A-2FL and AJ-FL certificates) and with respect to the class A-2FL REMIC II regular interest and the class AJ -FL

                                      S-205

REMIC II regular interest on that distribution date, the trustee will be required to allocate to the respective classes of the principal balance certificates (exclusive of the class A-2FL and AJ-FL certificates), the class
A-2FL REMIC II regular interest and the class AJ -FL REMIC II regular interest, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class, the aggregate of all
Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the total principal balance of the principal balance certificates following all payments made to certificateholders (exclusive of the class A-2FL and AJ-FL certificates) and with respect to the class A-2FL REMIC II regular interest and the class AJ -FL REMIC II regular interest on that distribution date exceeds the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool that will be outstanding immediately following that distribution date.

                 ORDER OF ALLOCATION                  CLASS
              --------------------------  ------------------------------
                          1                             S
                          2                             Q
                          3                             P
                          4                             N
                          5                             M
                          6                             L
                          7                             K
                          8                             J
                          9                             H
                          10                            G
                          11                            F
                          12                            E
                          13                            D
                          14                            C
                          15                            B
                          16                      AJ and AJ-FL*
                          17                            AM
                          18              A-1, A-2, A-2FL, A-3, A-SB and
                                                      A-1A*

_____________________
*     Pro rata and pari passu based on the respective total principal balances thereof.

      The reference in the foregoing table to "A-2FL" means the class A-2FL
REMIC II regular interest. However, any reduction in the total principal balance of the class A-2FL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-2FL certificates. The reference in the foregoing table to "AJ-FL" means the class
AJ-FL REMIC II regular interest. However, any reduction in the total principal balance of the class AJ-FL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class AJ-FL certificates

      All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a class of principal balance certificates (exclusive of the class A-2FL and
AJ-FL certificates), the class A-2FL REMIC II regular interest and the class AJ
-FL REMIC II regular interest, will be made by reducing the total principal balance of such class by the amount so allocated.

      In no event will the total principal balance of the class A-2FL REMIC II regular interest, the class AJ-FL REMIC II regular interest or any class of principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other classes of principal balance certificates listed above it in the table have been reduced to zero.

                                      S-206

      A Realized Loss can result from the liquidation of a defaulted mortgage loan or any related REO Property for less than the full amount due thereunder.
In addition, if any portion of the debt due under any of the mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Penalty Interest, also will be treated as a Realized Loss. Furthermore, any Nonrecoverable Advance reimbursed from principal collections will constitute a Realized Loss.

      Some examples of Additional Trust Fund Expenses are:

      o     any special servicing fees, workout fees and principal recovery fees paid to the special servicer;

      o     any interest paid to the applicable master servicer, the special servicer and/or the trustee with respect to unreimbursed Advances, which interest payment is not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

      o     any amounts payable to the special servicer in connection with inspections of mortgaged real properties, which amounts are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

      o     the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other trust assets;

      o     any unanticipated, non-mortgage loan specific expenses of the trust, including--

            1.    any reimbursements and indemnifications to the trustee and/or various related persons described under "Description of the
                  Governing Documents--Matters Regarding the Trustee" in the
                  accompanying base prospectus;

            2.    any reimbursements and indemnification to either master
                  servicer, the special servicer, us and/or various related
                  persons described under "Description of the Governing
                  Documents--Matters Regarding the Master Servicer, the Special
                  Servicer, the Manager and Us" in the accompanying base
                  prospectus; and

            3.    any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
                  Income Tax Consequences--Taxation of Owners of REMIC Residual
                  Certificates--Prohibited Transactions Tax and Other Taxes" in
                  the accompanying base prospectus;

      o     any amount (other than normal monthly payments) specifically payable or reimbursable to the holder of a B-Note Non-Trust Loan or the holder of the Park La Brea Apartments Pari Passu Non-Trust Loan by
            the trust, in its capacity as holder of the related mortgage loan in the trust that is part of the related Loan Combination, pursuant to the related Loan Combination Intercreditor Agreement; and

      o     any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the
            Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

      Any expenses under the Series 2006-LDP8 Pooling and Servicing Agreement that are similar to those described in the prior paragraph and that relate to the Park La Brea Apartments Loan Combination will be deducted on a pari passu basis out of collections on the Park La Brea Apartments Trust Mortgage Loan and
the

                                      S-207

Park La Brea Pari Passu Non-Trust Loan, thereby potentially resulting in a loss to the trust. Any such expenses payable out of amounts allocable to the related
Park La Brea Apartments Trust Mortgage Loan would effectively constitute
Additional Trust Fund Expenses. See "Description of the Mortgage Pool--The Loan
Combinations--The Park La Brea Apartments Loan Combination".

      From time to time, the Principal Distribution Amount may include items that represent a recovery of Nonrecoverable Advances (or interest thereon) that were previously reimbursed out of the principal portion of general collections on the mortgage pool. In such circumstances, it is possible that the total
Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may exceed the total principal balance of the principal balance certificates. If and to the extent that any such excess exists as a result of the inclusion of such items in the Principal Distribution Amount
(and, accordingly, the distribution of such items as principal with respect to the principal balance certificates), the total principal balances of one or more classes that had previously been reduced as described above in this
"--Reductions to Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increase would be made among the respective classes of principal balance certificates in reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the principal balance certificates being in excess of the total Stated Principal Balance of, together with any Unliquidated
Advances with respect to, the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS AND REIMBURSEMENT OF
ADVANCES

      Each master servicer will be required to make, for each distribution date, a total amount of P&I advances generally equal to all monthly debt service payments (other than balloon payments), and assumed monthly debt service payments (including with respect to balloon mortgage loans and mortgage loans as to which the related mortgaged real properties have become REO Properties), in each case net of related master servicing fees and, in the case of the Park La
Brea Apartments Trust Mortgage Loan, the Series 2006-LPD8 Master Servicer's
primary servicing fee, that:

      o     were due or deemed due, as the case may be, with respect to the mortgage loans serviced by that master servicer during the related collection period and/or the Park La Brea Apartments Trust Mortgage
            Loan; and

      o     were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the related determination date.

      The master servicers will not make P&I advances prior to the related P&I advance date, which is the business day immediately preceding each distribution date. Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

      o     the amount of the interest portion of the P&I advance for that mortgage loan for the related distribution date without regard to this or the prior sentence; and

      o     a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date.

                                      S-208

      In the case of any A-Note Trust Mortgage Loan, any reduction in the interest portion of P&I advances to be made with respect to that mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any
Appraisal Reduction Amount with respect to the related Loan Combination that is allocable to the subject A-Note Trust Mortgage Loan. In the case of the Park La
Brea Apartments Trust Mortgage Loan, the amount required to be advanced by the applicable master servicer may be reduced based on an appraisal performed by the
Series 2006-LDP8 Master Servicer under, and an Appraisal Reduction Amount calculated in accordance with, the Series 2006-LDP8 Pooling and Servicing
Agreement with respect to the Park La Brea Apartments Loan Combination.

      Each Loan Combination will be treated as single mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount
with respect to an A/B Loan Combination will be allocated first to the related
B-Note Non-Trust Loan, in each case, up to the outstanding principal balance thereof, and then to the applicable A-Note Trust Mortgage Loan. Any appraisal reduction amount with respect to the Park La Brea Apartments Loan Combination determined pursuant to the Series 2006-LDP8 Pooling and Servicing Agreement will be allocated pro rata and pari passu between the Park La Brea Apartments Trust
Mortgage Loan and the Park La Brea Apartments Pari Passu Non-Trust Loan.

      With respect to any distribution date, the applicable master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in its collection account that are not required to be paid on the certificates (exclusive of the class A-2FL and AJ-FL certificates) or with respect to the class A-2FL REMIC II regular interest or the class AJ-FL
REMIC II regular interest on that distribution date (or a combination of both methods).

      The trustee will be required to make any P&I advance that the applicable master servicer fails to make with respect to a mortgage loan (including the
Park La Brea Apartments Trust Mortgage Loan). See "--The Trustee" below.

      Notwithstanding the foregoing, with respect to the Park La Brea Apartments
Loan Combination, if the Series 2006-LDP8 Master Servicer determines that a proposed P&I advance, if made, would be non-recoverable or an outstanding P&I advance is or would be non-recoverable and the applicable master servicer
(Midland Loan Services, Inc.) under the pooling and servicing agreement for our series ML-CFC 2006-4 certificates receives notice of such determination, that master servicer will not be permitted to make any additional P&I advances with respect to the Park La Brea Apartments Trust Mortgage Loan, until that master servicer has consulted with the Series 2006-LDP8 Master Servicer and agreed that circumstances with respect to the Park La Brea Apartments Loan Combination have changed such that it is not expected that a proposed future P&I advance would be a non-recoverable advance. Notwithstanding the foregoing, because Midland Loan
Services, Inc. is currently the master servicer of the Park La Brea Apartments
Trust Mortgage Loan under the Series 2006-LDP8 Pooling and Servicing Agreement and is currently the applicable master servicer with respect to that mortgage loan under the pooling and servicing agreement for our series ML-CFC 2006-4 certificates, Midland will be the sole party making the determinations as to the non-recoverability or otherwise of P&I advances discussed above in this paragraph.

      The master servicers and the trustee will each be entitled to recover any
P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the Advance was made out of late collections, liquidation proceeds or insurance and condemnation proceeds. None of the master servicers or the trustee will be obligated to make any P&I advance that, in its judgment or in the judgment of the special servicer, would not ultimately be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan. In addition, the special servicer may also determine that any P&I advance made or proposed to be made by the applicable master servicer or the trustee is not recoverable, together with interest accrued on that Advance, from proceeds of the related mortgage loan, and the applicable master servicer and the trustee will be required to act in accordance with such determination.
If the applicable master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines, in its judgment, will not be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, it may obtain reimbursement for that Advance together with interest accrued on the Advance as described in the next paragraph,

                                      S-209

out of general collections on the mortgage loans and any REO Properties on deposit in the applicable master servicer's collection account from time to time subject to the limitations and requirements described below. See also
"Description of the Governing Documents--Advances" in the accompanying base prospectus and "Servicing of the Mortgage Loans--Collection Accounts" in this prospectus supplement.

      The master servicers and the trustee will each be entitled to receive interest on P&I advances made thereby out of its own funds; provided, however, that no interest will accrue on any P&I advance made with respect to a mortgage loan if the related monthly debt service payment is received on its due date or prior to the expiration of any applicable grace period. That interest will accrue on the amount of each P&I advance, for so long as that Advance is outstanding, at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that Advance is reimbursed--

      o     first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

      o     second, if and to the extent that the Penalty Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account subject to the limitations for reimbursement of the P&I advances described below.

      A monthly debt service payment will be assumed to be due with respect to:

      o     each balloon mortgage loan that is delinquent in respect of its balloon payment on its stated maturity date, provided that such mortgage loan has not been paid in full and no other liquidation event has occurred in respect thereof before such maturity date; and

      o     each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

      The assumed monthly debt service payment deemed due on any mortgage loan described in the first bullet of the prior paragraph that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second bullet of the prior paragraph as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due on that mortgage loan had it remained outstanding.

      None of the master servicers or the trustee will be required to make any
P&I advance with respect to a Non-Trust Loan.

      Upon a determination that a previously made Advance, whether it be a servicing advance or P&I advance, is not recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, the applicable master servicer, the special servicer or the trustee, as applicable, will have the right to be reimbursed for such Advance and interest accrued on such Advance from amounts on deposit in the applicable master servicer's collection account (or if funds in such account are insufficient, from the other master servicer's collection account) that constitute principal collections received on all of the mortgage loans serviced by it during the related collection period; provided, however, that if amounts of principal on deposit in the collection accounts are not sufficient to fully reimburse such party, the party entitled to the reimbursement may elect at its sole option

                                      S-210

to be reimbursed at that time from general collections in its collection account or to defer the portion of the reimbursement of that Advance equal to the amount in excess of the principal on deposit in the collection account, in which case interest will continue to accrue on the portion of the Advance that remains outstanding for such time as is required to reimburse such excess portion from principal for a period not to exceed twelve (12) months without the consent of the controlling class representative. Further, any party to the pooling and servicing agreement that has deferred the reimbursement of an Advance or a portion of an Advance may elect at any time to reimburse itself for the deferred amounts from general collections (including amounts otherwise distributable as interest to certificateholders) on the mortgage loans together with interest thereon. In either case, the reimbursement will be made first from principal received on the mortgage loans serviced by the applicable master servicer during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period. In that regard, in the case of reimbursements from principal, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any Workout-Delayed Reimbursement Amount (which includes interest on the subject Advance) will be reimbursable (together with advance interest thereon) to the applicable master servicer, the special servicer or the trustee, as applicable, in full, only from amounts on deposit in the applicable master servicer's collection account that constitute principal received on all of the mortgage loans being serviced by it (or in the case of the Park La Brea Apartments Trust Mortgage Loan from amounts in its collection account received from the Series 2006-LDP8 Master Servicer) during the related collection period (net of amounts necessary to reimburse for Nonrecoverable
Advances and pay interest thereon) and, to the extent that the principal collections during that collection period are not sufficient to reimburse such
Workout-Delayed Reimbursement Amount, will be reimbursable (with interest continuing to accrue thereon) from collections of principal on the mortgage loans serviced by the applicable master servicer during subsequent collection periods. In that regard, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any reimbursement for Nonrecoverable Advances and interest on
Nonrecoverable Advances should result in a Realized Loss which will be allocated in accordance with the loss allocation rules described under "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" above. The fact that a decision to recover such
Nonrecoverable Advances over time, or not to do so, benefits some classes of certificateholders to the detriment of other classes will not, with respect to the applicable master servicer or special servicer, constitute a violation of the Servicing Standard or any contractual duty under the pooling and servicing agreement and/or, with respect to the trustee, constitute a violation of any fiduciary duty to certificateholders or contractual duty under the pooling and servicing agreement.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

      Trustee Reports. Based primarily on information provided in monthly reports prepared by the master servicers and the special servicer and delivered to the trustee, the trustee will be required to prepare and make available electronically via its website at www.etrustee.net or, upon written request, provide by first class mail, on each distribution date to each registered holder of a certificate, a trustee report substantially in the form of, and containing the information set forth in, Annex D to this prospectus supplement. The trustee report for each distribution date will detail the distributions on the certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties including the following items of information:

      o     the applicable record date, interest accrual period, determination date and distribution date;

      o     the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reduction of the total principal balance thereof;

      o     the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to interest;

                                      S-211

      o     the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to prepayment premiums and/or yield maintenance charges;

      o     the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reimbursement of previously allocated Realized Losses and Additional
            Trust Fund Expenses;

      o     the Available Distribution Amount for such distribution date, and related information regarding cash flows received for distributions, fees and expenses;

      o     payments made to and by the swap counterparty with respect to the class A-2FL and AJ-FL certificates;

      o     (a) the aggregate amount of P&I advances made with respect to the entire mortgage pool for such distribution date pursuant to the pooling and servicing agreement and the aggregate amount of unreimbursed P&I advances with respect to the entire mortgage pool that had been outstanding at the close of business on the related determination date and the aggregate amount of interest accrued and payable to the master servicers or the trustee in respect of such unreimbursed P&I advances as of the close of business on the related
            Determination Date, (b) the aggregate amount of servicing advances with respect to the entire mortgage pool as of the close of business on the related determination date and (c) the aggregate amount of all advances with respect to the entire mortgage pool as of the close of business on the related determination date that are nonrecoverable on a loan specific basis;

      o     the aggregate unpaid principal balance of the mortgage pool outstanding as of the close of business on the related determination date;

      o     the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after such
            distribution date;

      o     the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage interest rate of the mortgage loans as of the close of business on the related
            determination date;

      o     the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated
            Principal Balance (immediately after such distribution date) of the mortgage loans (a) delinquent 30-59 days, (b) delinquent 60-89 days,
            (c) delinquent more than 89 days, (d) as to which foreclosure proceedings have been commenced, and (e) to the actual knowledge of either master servicer or special servicer, in bankruptcy
            proceedings;

      o     as to each mortgage loan referred to in the preceding bullet above,
            (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such distribution date, and (c) a brief description of any executed loan modification;

      o     with respect to any mortgage loan that was liquidated during the related collection period (other than by reason of a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any Realized Loss in connection with such liquidation;

      o     with respect to any REO Property included in the trust fund that was liquidated during the related collection period, (a) the loan number of the related mortgage loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately

                                      S-212

            identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any Realized Loss in respect of the related mortgage loan in connection with such liquidation;

      o     the amount of interest accrued and the amount of interest payable in respect of each class of interest-bearing certificates for such distribution date;

      o     any unpaid interest in respect of each class of interest-bearing certificates after giving effect to the distributions made on such distribution date;

      o     the pass-through rate for each class of interest-bearing
            certificates for such distribution date;

      o     the Principal Distribution Amount, separately identifying the respective components thereof (and, in the case of any voluntary principal prepayment or other unscheduled collection of principal received during the related collection period, the loan number for the related mortgage loan and the amount of such prepayment or other collection of principal);

      o     the aggregate of all Realized Losses incurred during the related collection period and all Additional Trust Fund Expenses incurred during the related collection period;

      o     the aggregate of all Realized Losses and Additional Trust Fund
            Expenses that were allocated on such distribution date;

      o     the total principal balance or notional amount, as applicable, of each class of interest-bearing certificates outstanding immediately before and immediately after such distribution date, separately identifying any reduction therein due to the allocation of Realized
            Losses and Additional Trust Fund Expenses on such distribution date;

      o     the certificate factor for each class of interest-bearing
            certificates immediately following such distribution date;

      o     the aggregate amount of interest on P&I advances in respect of the mortgage pool paid to the master servicers and the trustee during the related collection period in accordance with the pooling and servicing agreement;

      o     the aggregate amount of interest on servicing advances in respect of the mortgage pool paid to the master servicers, the special servicer and the trustee during the related collection period in accordance with the pooling and servicing agreement;

      o     the aggregate amount of servicing compensation paid to the master servicers and the special servicer during the related collection period;

      o     information regarding any Appraisal Reduction Amount existing with respect to any mortgage loan as of the related determination date;

      o     the original and then current credit support levels for each class of interest-bearing certificates;

      o     the original and then current ratings known to the trustee for each class of interest-bearing certificates;

      o     the aggregate amount of prepayment premiums and yield maintenance charges collected during the related collection period;

                                      S-213

      o     the value of any REO Property included in the trust fund as of the end of the related determination date for such distribution date, based on the most recent appraisal or valuation;

      o     the amounts, if any, actually distributed with respect to the class
            R-I certificates and the class R-II certificates, respectively, on such distribution date; and

      o     any material information known to the trustee regarding any material breaches of representations and warranties of the respective mortgage loan sellers with respect to the mortgage loans and any events of default under the pooling and servicing agreement.

      Recipients will be deemed to have agreed to keep the information contained in any trustee report confidential to the extent such information is not publicly available.

      The special servicer is required to deliver to the master servicers monthly, beginning in January 2007, a CMSA special servicer loan file that contains the information called for in, or that will enable the master servicers to produce, the CMSA reports required to be delivered by the master servicers to the trustee as described below, in each case with respect to all specially serviced mortgage loans and the REO Properties.

      Each master servicer is required to deliver to the trustee monthly, beginning in January 2007, the CMSA loan periodic update file with respect to the subject distribution date.

      Monthly, beginning in March 2007, the master servicer must deliver to the trustee a copy of each of the following reports relating to the mortgage loans and, if applicable, any REO Properties:

      o     a CMSA comparative financial status report;

      o     a CMSA delinquent loan status report;

      o     a CMSA historical loan modification and corrected mortgage loan report;

      o     a CMSA REO status report;

      o     a CMSA loan level reserve/LOC report;

      o     a CMSA advance recovery report;

      o     a CMSA servicer watchlist;

      o     a CMSA property file;

      o     a CMSA loan set-up file; and

      o     a CMSA financial file.

These reports will provide required information as of the related determination date and will be in an electronic format reasonably acceptable to both the trustee and each of the master servicers.

      In addition, each master servicer will be required to deliver to the controlling class representative and upon request, the trustee, the following reports required to be prepared and maintained by it and/or the special servicer:

      o     with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

                                      S-214

      o     with respect to any mortgaged real property or REO Property, a CMSA
            NOI adjustment worksheet.

      Absent manifest error of which it has actual knowledge, neither master servicer nor the special servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or a third party that is included in reports or other information provided by or on behalf of that master servicer or the special servicer, as the case may be. None of the trustee, the master servicers and the special servicer will make any representations or warranties as to the accuracy or completeness of, and the trustee, the master servicers and the special servicer will disclaim responsibility for, any information made available by the trustee, the master servicers or the special servicer, as the case may be, for which it is not the original source.

      The reports identified in the preceding paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package or otherwise approved by the Commercial
Mortgage Securities Association. Current forms of these reports are available at the Commercial Mortgage Securities Association's internet website, located at
www.cmbs.org.

      Information Available From Trustee. The trustee will, and either master servicer may, but is not required to, make available each month via its internet website to any interested party (i) the trustee report, (ii) the pooling and servicing agreement and (iii) this prospectus supplement and the accompanying base prospectus. In addition, the trustee will make available each month, on each distribution date, the Unrestricted Servicer Reports, the CMSA loan periodic update file, the CMSA loan setup file, the CMSA bond level file, and the CMSA collateral summary file to any interested party on its internet website. The trustee will also make available each month, to the extent received, on each distribution date, (i) the Restricted Servicer Reports and
(ii) the CMSA property file, to any holder of a certificate, any certificate owner or any prospective transferee of a certificate or interest therein that provides the trustee with certain required certifications, via the trustee's internet website initially located at www.etrustee.net with the use of a password (or other comparable restricted access mechanism) provided by the trustee. Assistance with the trustee's website can be obtained by calling its
CMBS customer service number: (312) 904-7989.

      The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee for which it is not the original source.

      The trustee and the master servicers may require registration and the acceptance of a disclaimer in connection with providing access to their respective internet websites. The trustee and the master servicers will not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

      Availability of Exchange Act Reports. The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

      Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicer, the trustee and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

                                      S-215

      Other Information. The pooling and servicing agreement will obligate each master servicer (with respect to the items listed in clauses 1, 2, 3, 4, 5, 6,
8, 9 and 11 below, to the extent those items are in its possession but, in the case of the item listed in clause 11, to the extent in the possession of Midland
Loan Services, Inc. or any successor master servicer to Midland), the special servicer (with respect to the items in clauses 4, 5, 6, 7, 8 and 9 below, to the extent those items are in its possession) and the trustee (with respect to the items in clauses 1 through 11 below, to the extent those items are in its possession) to make available at their respective offices, during normal business hours, upon 10 days' advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

            1.    the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

            2.    all trustee reports and monthly reports of the master
                  servicers delivered, or otherwise electronically made
                  available, to certificateholders since the date of initial issuance of the offered certificates;

            3.    all officer's certificates delivered to the trustee by the master servicers and/or the special servicer since the date of initial issuance of the certificates, as described under
                  "Servicing of the Mortgage Loans--Evidence as to Compliance"
                  in this prospectus supplement;

            4.    all accountants' reports delivered to the trustee with respect to the master servicers and/or the special servicer since the date of initial issuance of the offered certificates, as
                  described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

            5.    the most recent inspection report with respect to each
                  mortgaged real property for a mortgage loan (other than the
                  Park La Brea Apartments Trust Mortgage Loan) prepared by or on behalf of the applicable master servicer and delivered to the trustee as described under "Servicing of the Mortgage
                  Loans--Inspections; Collection of Operating Information" in
                  this prospectus supplement and any environmental assessment prepared as described under "Realization Upon Defaulted
                  Mortgage Loans--Foreclosure and Similar Proceedings" in this prospectus supplement;

            6.    the most recent annual operating statement and rent roll for each mortgaged real property for a mortgage loan (other than the Park La Brea Apartments Trust Mortgage Loan) and financial statements of the related borrower collected by or on behalf of the master servicers as described under "Servicing of the
                  Mortgage Loans--Inspections; Collection of Operating
                  Information" in this prospectus supplement;

            7.    all modifications, waivers and amendments of the mortgage
                  loans that are to be added to the mortgage files from time to time and any asset status report prepared by the special
                  servicer;

            8.    the servicing file relating to each mortgage loan;

            9.    any and all officer's certificates and other evidence
                  delivered by the master servicers or the special servicer, as the case may be, to support its determination that any advance was, or if made, would be, a nonrecoverable advance;

            10.   all reports filed with the SEC with respect to the trust
                  pursuant to 13(a), 13(c), 14 or 15(d) of the Securities
                  Exchange Act of 1934, as amended; and

                                      S-216

            11.   the Series 2006-LDP8 Pooling and Servicing Agreement, and any
                  reports, statements, documents and other written information delivered under that agreement to the applicable master
                  servicer for the trust on behalf of the trustee, or to the trustee, as holder of the Park La Brea Apartments Trust
                  Mortgage Loan.

      Copies of the foregoing items will be available from the trustee, the master servicers or the special servicer, as applicable, upon request. However, except in the case of the items described in item 10 above, the trustee, the master servicers and the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

      In connection with providing access to or copies of the items described above, the trustee, the master servicers or the special servicer, as applicable, may require:

      o     in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

      o     in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

      The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach. Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.

VOTING RIGHTS

      At all times during the term of the pooling and servicing agreement, 100%
of the voting rights for the certificates will be allocated among the respective classes of certificates as follows:

      o     2% in the aggregate in the case of the class XC and XP certificates
            (allocated, pro rata, between the XC and XP classes based on their respective total notional amounts), and

      o     in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the then total principal balance of such class of principal balance certificates and the denominator of which is equal to the then total principal balance of all the principal balance certificates.

      The holders of the class R-I or R-II certificates will not be entitled to any voting rights. Voting rights allocated to a class of certificates will be allocated among the related certificateholders in proportion to the percentage interests in such class evidenced by their respective certificates. See
"Description of the Certificates--Voting Rights" in the accompanying base prospectus.

                                      S-217

TERMINATION

      The obligations created by the pooling and servicing agreement will terminate following the earliest of--

      o     the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust; and

      o     the purchase of all of the mortgage loans and REO Properties remaining in the trust by the special servicer, the holder (or, if applicable, the beneficial owner) of certificates with the largest percentage of voting rights allocated to the controlling class (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder) or a master servicer, in that order of preference, after the Stated Principal Balance of the mortgage pool has been reduced to less than 1.0% of the initial mortgage pool balance.

      Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

      Any purchase by either master servicer, the special servicer or the plurality controlling class certificateholder of all the mortgage loans and REO
Properties remaining in the trust is required to be made at a price equal to:

      o     the sum of--

            1.    the then total principal balance of all the mortgage loans then included in the trust (excluding any mortgage loans as to which the related mortgaged real properties have become REO
                  Properties), together with interest thereon plus any accrued and unpaid interest on P&I advances made with respect to such mortgage loans, unreimbursed servicing advances for those
                  mortgage loans plus any accrued and unpaid interest on such servicing advances, any reasonable costs and expenses incurred in connection with any such purchase and any other Additional
                  Trust Fund Expenses (including any Additional Trust Fund
                  Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or from insurance proceeds or condemnation proceeds); and

            2.    the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer and the trustee, minus

      o     solely in the case of a purchase by a master servicer, the total of all amounts payable or reimbursable to such master servicer under the pooling and servicing agreement.

      The purchase will result in early retirement of the outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.

      In addition, if, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificates, including the class XP certificates (but excluding the class R-I and R-II certificates), are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates (other than the class R-I and R-II certificates)
for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

                                      S-218

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

      General. The yield on any offered certificate will depend on:

      o     the price at which the certificate is purchased by an investor; and

      o     the rate, timing and amount of payments on the certificate.

      The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things:

      o     the pass-through rate for the certificate;

      o     the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate;

      o     the rate, timing and severity of Realized Losses and Additional
            Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate; and

      o     the timing and severity of any Net Aggregate Prepayment Interest
            Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

      Pass-Through Rates. The pass-through rates for some classes of the offered certificates will be, in the case of each of these classes, equal to, based on or limited by the Weighted Average Net Mortgage Rate. See "Description of the
Offered Certificates - Calculation of Pass-Through Rates" in this prospectus supplement. As a result, the respective pass-through rates (and, accordingly, the respective yields to maturity) on these classes of offered certificates could be adversely affected if mortgage loans with relatively high Net Mortgage
Rates experienced a faster rate of principal payments than mortgage loans with relatively low Net Mortgage Rates. This means that the respective yields to maturity on these classes of offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default.

      For so long as the swap agreement relating to the class A-2FL certificates is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate on the class A-2FL certificates will be based on LIBOR. For so long as the swap agreement relating to the class
AJ-FL certificates is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate on the class AJ-FL certificates will be based on LIBOR. Therefore, the yield to investors in the class A-2FL and/or AJ-FL certificates will be highly sensitive to changes in the level of LIBOR. If you purchase a class A-2FL or AJ-FL certificate, you should consider the risk that lower than anticipated levels of
LIBOR could result in actual yields that are lower than you anticipate.

      Because interest payments on each of the A-2FL and AJ-FL classes may be reduced or the pass-through rate may convert to a fixed rate, in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-2FL or AJ-FL certificates under those circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such restrictions.

      In addition, through and including the November 2014 interest accrual period, depending on timing and other circumstances, the pass-through rate for the class XP certificates may vary with changes in the relative sizes

                                      S-219

of the total principal balances of the class A-1, A-2, A-2FL, A-3, A-SB, A-1A,
AM, AJ, AJ-FL, B, C, D, E, F, G, H, J, K, L and M certificates.

      See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

      Rate and Timing of Principal Payments. The yield to maturity on the class
XP certificates will be very sensitive to, and any other offered certificates purchased at a discount or a premium will be affected by, the frequency and timing of principal payments made in reduction of the total principal balances or notional amounts of the certificates. In turn, the frequency and timing of principal payments that are paid or otherwise result in reduction of the total principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the frequency and timing of principal payments on or with respect to the mortgage loans (or, in some cases, a particular group of mortgage loans). Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust.

      Prepayments and other early liquidations of the mortgage loans will result in payments on the certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of some or all of the offered certificates. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the certificates, while workouts are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of some or all of the offered certificates. See "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

      The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-2FL, A-3 and A-SB certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are in turn paid or otherwise result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount from their total principal balance, your actual yield could be lower than your anticipated yield if the principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-2FL, A-3 and
A-SB certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are slower than you anticipated. If you purchase any offered certificates at a premium relative to their total principal balance, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-2FL, A-3 and A-SB certificates, the mortgage loans in loan group 1, and with respect to the class
A-1A certificates, the mortgage loans in loan group 2) could result in an actual yield to you that is lower than your anticipated yield.

      Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

      Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the mortgage loans. Prepayment consideration payable on specially serviced mortgage loans will be applied to reimburse Realized Losses and Additional Trust Fund Expenses previously allocated to any class of certificates.

                                      S-220

      The yield on the class A-1, A-2, A-2FL, A -3 and A-SB certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1, and the yield on the class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

      Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-2FL, A-3 and A-SB certificates, on the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) may affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.

      Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

      If--

      o     you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced; and

      o     the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

      Reimbursement of Advances from general collections of principal on the mortgage pool may reduce distributions of the principal in respect of the offered certificates.

      The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

      Even if losses on the mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

      Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

      o     prevailing interest rates;

      o     the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

      o     the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

                                      S-221

      o     the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

      o     the quality of management of the mortgaged real properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

      See "Risk Factors--Risks Related to the Mortgage Loans", "Description of
the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the accompanying base prospectus.

      The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

      A number of the borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

      We make no representation or warranty regarding:

      o     the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans (or any particular group of mortgage loans);

      o     the relative importance of those factors;

      o     the percentage of the total principal balance of the mortgage loans
            (or any particular group of mortgage loans) that will be prepaid or as to which a default will have occurred as of any particular date;
            or

      o     the overall rate of prepayment or default on the mortgage loans (or any particular group of mortgage loans).

      Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to available funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

                                      S-222

      Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

CPR MODEL

      Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the constant prepayment rate, or "CPR", model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

YIELD SENSITIVITY OF THE CLASS XP CERTIFICATES

      The yield to maturity on the class XP certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans
(including by reason of prepayments, defaults, liquidations and repurchases), to the extent applied to reduce the notional amount of such class. Accordingly, investors in the class XP certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the mortgage loans could result in the failure of such investors to fully recoup their initial investments.

      The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the class XP certificates at various prices and constant prepayment rates. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the class XP certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of such class of certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the class XP certificates and consequently do not purport to reflect the return on any investment in such class of certificates when such reinvestment rates are considered.

      The table below has been prepared based on the assumption that distributions are made in accordance with "Description of the Offered
Certificates--Payments" in this prospectus supplement and on the Modeling
Assumptions and with the assumed respective purchase prices (as a percentage of the initial total notional amount of the class XP certificates) of the class XP certificates set forth in the table, plus accrued interest thereon from December
1, 2006 to the Closing Date.

                                      S-223

     SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELDS TO MATURITY OF THE CLASS XP CERTIFICATES

                                                     0% CPR DURING LOCKOUT, DEFEASANCE AND
                                 -----------------------------------------------------------------------------
                                             YIELD MAINTENANCE CHARGES OTHERWISE AT INDICATED CPR
                                 -----------------------------------------------------------------------------
   ASSUMED PURCHASE PRICE           0% CPR          25% CPR         50% CPR         75% CPR         100% CPR
----------------------------     -------------   -------------   -------------   -------------   -------------

          2.64225%                 16.53605%       16.53605%       16.53605%       16.53605%       16.53605%
          2.76725%                 14.73130%       14.73130%       14.73130%       14.73130%       14.73130%
          2.89225%                 13.06172%       13.06172%       13.06172%       13.06172%       13.06172%
          3.01725%                 11.51079%       11.51079%       11.51079%       11.51079%       11.51079%
          3.14225%                 10.06467%       10.06467%       10.06467%       10.06467%       10.06467%
          3.26725%                  8.71168%        8.71168%        8.71168%        8.71168%        8.71168%
          3.39225%                  7.44188%        7.44188%        7.44188%        7.44188%        7.44188%
          3.51725%                  6.24676%        6.24676%        6.24676%        6.24676%        6.24676%
          3.64225%                  5.11898%        5.11898%        5.11898%        5.11898%        5.11898%
          3.76725%                  4.05216%        4.05216%        4.05216%        4.05216%        4.05216%
          3.89225%                  3.04076%        3.04076%        3.04076%        3.04076%        3.04076%
          4.01725%                  2.07991%        2.07991%        2.07991%        2.07991%        2.07991%
          4.14225%                  1.16532%        1.16532%        1.16532%        1.16532%        1.16532%
          4.26725%                  0.29320%        0.29320%        0.29320%        0.29320%        0.29320%
          4.39225%                 -0.53981%       -0.53981%       -0.53981%       -0.53981%       -0.53981%
          4.51725%                 -1.33671%       -1.33671%       -1.33671%       -1.33671%       -1.33671%
          4.64225%                 -2.10019%       -2.10019%       -2.10019%       -2.10019%       -2.10019%

Weighted Average Life (in Years)      6.04            6.04            6.04            6.04            6.04

      There can be no assurance that the mortgage loans will prepay in accordance with the Modeling Assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the class XP certificates will correspond to the cash flows assumed for purposes of the above table or that the aggregate purchase price of the class XP certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the Modeling Assumptions at any of the specified percentages of
CPR until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the class XP certificates.

WEIGHTED AVERAGE LIVES

      The tables set forth below indicate the respective weighted average lives of the respective classes of the offered certificates (other than the class XP certificates) and set forth the percentages of the respective initial total principal balances of those classes that would be outstanding after the distribution dates in each of the calendar months shown, subject, however, to the following discussion and the assumptions specified below.

      For purposes of this prospectus supplement, "weighted average life" of any offered certificate refers to the average amount of time that will elapse from the assumed date of settlement of that certificate, which is December 12, 2006, until each dollar of principal of the certificate will be repaid to the investor, based on the Modeling Assumptions. For purposes of this "Yield and
Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

      o     multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

      o     summing the results; and

                                      S-224

      o     dividing the sum by the total amount of the reductions in the principal balance of the certificate.

      The weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds.
The weighted average life of any offered certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase or other removal of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the holders of the privately offered certificates as if the mortgage loan had prepaid in full, except that no prepayment consideration is collectable with respect thereto.

      The tables set forth below have been prepared on the basis of the Modeling
Assumptions. The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables set forth below.
The tables set forth below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under each assumed prepayment scenario. In particular, the tables were prepared on the basis of the assumption that there are no losses or defaults on the mortgage loans. Any difference between those assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of the respective initial total principal balances of the various classes of subject offered certificates (other than the class XP certificates) outstanding over time and their respective weighted average lives.

            PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES

DISTRIBUTION DATE                         0% CPR      25% CPR       50% CPR      75% CPR      100% CPR
-------------------------------------   ----------   ----------   -----------   ----------   ----------

December 12, 2006....................      100          100           100          100          100
December 12, 2007....................       85           85            85           85           85
December 12, 2008....................       67           67            67           67           67
December 12, 2009....................       45           45            45           45           45
December 12, 2010....................       16           16            16           16           16
December 12, 2011 and thereafter.....        0            0             0            0            0

Weighted Average Life (in Years).....        2.6          2.6           2.6          2.6          2.6

            PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES

DISTRIBUTION DATE                         0% CPR      25% CPR       50% CPR      75% CPR      100% CPR
-------------------------------------   ----------   ----------   -----------   ----------   ----------

December 12, 2006....................      100          100           100          100          100
December 12, 2007....................      100          100           100          100          100
December 12, 2008....................      100          100           100          100          100
December 12, 2009....................      100          100           100          100          100
December 12, 2010....................      100          100           100          100          100
December 12, 2011 and thereafter.....        0            0             0            0            0

Weighted Average Life (in Years).....        4.9          4.8           4.8          4.7          4.5

                                      S-225

           PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-2FL CERTIFICATES

DISTRIBUTION DATE                         0% CPR      25% CPR       50% CPR      75% CPR      100% CPR
-------------------------------------   ----------   ----------   -----------   ----------   ----------

December 12, 2006....................      100          100           100          100          100
December 12, 2007....................      100          100           100          100          100
December 12, 2008....................      100          100           100          100          100
December 12, 2009....................      100          100           100          100          100
December 12, 2010....................      100          100           100          100          100
December 12, 2011 and thereafter.....        0            0             0            0            0

Weighted Average Life (in Years).....        4.9          4.8           4.8          4.7          4.5

            PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-3 CERTIFICATES

DISTRIBUTION DATE                         0% CPR      25% CPR       50% CPR      75% CPR      100% CPR
-------------------------------------   ----------   ----------   -----------   ----------   ----------

December 12, 2006....................      100          100           100          100          100
December 12, 2007....................      100          100           100          100          100
December 12, 2008....................      100          100           100          100          100
December 12, 2009....................      100          100           100          100          100
December 12, 2010....................      100          100           100          100          100
December 12, 2011....................      100          100           100          100          100
December 12, 2012....................      100          100           100          100          100
December 12, 2013....................      100          100           100          100           98
December 12, 2014....................      100          100            99           99           98
December 12, 2015....................       97           96            96           96           95
December 12, 2016 and thereafter.....        0            0             0            0            0

Weighted Average Life (in Years).....        9.8          9.7           9.7          9.6          9.5

            PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-SB CERTIFICATES

DISTRIBUTION DATE                         0% CPR      25% CPR       50% CPR      75% CPR      100% CPR
-------------------------------------   ----------   ----------   -----------   ----------   ----------

December 12, 2006....................      100          100           100          100          100
December 12, 2007....................      100          100           100          100          100
December 12, 2008....................      100          100           100          100          100
December 12, 2009....................      100          100           100          100          100
December 12, 2010....................      100          100           100          100          100
December 12, 2011....................      100          100           100          100          100
December 12, 2012....................       79           79            79           79           79
December 12, 2013....................       55           54            53           53           55
December 12, 2014....................       31           30            30           30           32
December 12, 2015 and thereafter.....        0            0             0            0            0

Weighted Average Life (in Years).....        7.2          7.2           7.2          7.2          7.2

                                      S-226

            PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1A CERTIFICATES

DISTRIBUTION DATE                         0% CPR      25% CPR       50% CPR      75% CPR      100% CPR
-------------------------------------   ----------   ----------   -----------   ----------   ----------

December 12, 2006....................      100          100           100          100          100
December 12, 2007....................      100          100           100          100          100
December 12, 2008....................      100          100           100          100          100
December 12, 2009....................       99           99            99           99           99
December 12, 2010....................       99           99            99           99           99
December 12, 2011....................       95           95            95           95           95
December 12, 2012....................       95           95            95           95           95
December 12, 2013....................       94           94            94           94           94
December 12, 2014....................       94           94            94           94           94
December 12, 2015....................       93           93            93           93           91
December 12, 2016 and thereafter.....        0            0             0            0            0

Weighted Average Life (in Years).....        9.4          9.4           9.4          9.3          9.1

             PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AM CERTIFICATES

DISTRIBUTION DATE                         0% CPR      25% CPR       50% CPR      75% CPR      100% CPR
-------------------------------------   ----------   ----------   -----------   ----------   ----------

December 12, 2006....................      100          100           100          100          100
December 12, 2007....................      100          100           100          100          100
December 12, 2008....................      100          100           100          100          100
December 12, 2009....................      100          100           100          100          100
December 12, 2010....................      100          100           100          100          100
December 12, 2011....................      100          100           100          100          100
December 12, 2012....................      100          100           100          100          100
December 12, 2013....................      100          100           100          100          100
December 12, 2014....................      100          100           100          100          100
December 12, 2015....................      100          100           100          100          100
December 12, 2016 and thereafter.....        0            0             0            0            0

Weighted Average Life (in Years).....        9.9          9.9           9.9          9.9          9.7

             PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AJ CERTIFICATES

DISTRIBUTION DATE                        0% CPR       25% CPR       50% CPR      75% CPR      100% CPR
-------------------------------------   ----------   ----------   -----------   ----------   ----------

December 12, 2006....................      100          100           100          100          100
December 12, 2007....................      100          100           100          100          100
December 12, 2008....................      100          100           100          100          100
December 12, 2009....................      100          100           100          100          100
December 12, 2010....................      100          100           100          100          100
December 12, 2011....................      100          100           100          100          100
December 12, 2012....................      100          100           100          100          100
December 12, 2013....................      100          100           100          100          100
December 12, 2014....................      100          100           100          100          100
December 12, 2015....................      100          100           100          100          100
December 12, 2016 and thereafter.....        0            0             0            0            0

Weighted Average Life (in Years).....        9.9          9.9           9.9          9.9          9.7

                                      S-227

           PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AJ-FL CERTIFICATES

DISTRIBUTION DATE                         0% CPR      25% CPR       50% CPR      75% CPR      100% CPR
-------------------------------------   ----------   ----------   -----------   ----------   ----------

December 12, 2006....................      100          100           100          100          100
December 12, 2007....................      100          100           100          100          100
December 12, 2008....................      100          100           100          100          100
December 12, 2009....................      100          100           100          100          100
December 12, 2010....................      100          100           100          100          100
December 12, 2011....................      100          100           100          100          100
December 12, 2012....................      100          100           100          100          100
December 12, 2013....................      100          100           100          100          100
December 12, 2014....................      100          100           100          100          100
December 12, 2015....................      100          100           100          100          100
December 12, 2016 and thereafter.....        0            0             0            0            0

Weighted Average Life (in Years).....        9.9          9.9           9.9          9.9          9.7

             PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS B CERTIFICATES

DISTRIBUTION DATE                         0% CPR      25% CPR       50% CPR      75% CPR      100% CPR
-------------------------------------   ----------   ----------   -----------   ----------   ----------

December 12, 2006....................      100          100           100          100          100
December 12, 2007....................      100          100           100          100          100
December 12, 2008....................      100          100           100          100          100
December 12, 2009....................      100          100           100          100          100
December 12, 2010....................      100          100           100          100          100
December 12, 2011....................      100          100           100          100          100
December 12, 2012....................      100          100           100          100          100
December 12, 2013....................      100          100           100          100          100
December 12, 2014....................      100          100           100          100          100
December 12, 2015....................      100          100           100          100          100
December 12, 2016 and thereafter.....        0            0             0            0            0

Weighted Average Life (in Years).....        9.9          9.9           9.9          9.9          9.8

             PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS C CERTIFICATES

DISTRIBUTION DATE                         0% CPR      25% CPR       50% CPR      75% CPR      100% CPR
-------------------------------------   ----------   ----------   -----------   ----------   ----------

December 12, 2006....................      100          100           100          100          100
December 12, 2007....................      100          100           100          100          100
December 12, 2008....................      100          100           100          100          100
December 12, 2009....................      100          100           100          100          100
December 12, 2010....................      100          100           100          100          100
December 12, 2011....................      100          100           100          100          100
December 12, 2012....................      100          100           100          100          100
December 12, 2013....................      100          100           100          100          100
December 12, 2014....................      100          100           100          100          100
December 12, 2015....................      100          100           100          100          100
December 12, 2016 and thereafter.....        0            0             0            0            0

Weighted Average Life (in Years).....       10.0         10.0           9.9          9.9          9.8

                                      S-228

           PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS D CERTIFICATES

DISTRIBUTION DATE                         0% CPR      25% CPR       50% CPR      75% CPR      100% CPR
-------------------------------------   ----------   ----------   -----------   ----------   ----------

December 12, 2006....................      100          100           100          100          100
December 12, 2007....................      100          100           100          100          100
December 12, 2008....................      100          100           100          100          100
December 12, 2009....................      100          100           100          100          100
December 12, 2010....................      100          100           100          100          100
December 12, 2011....................      100          100           100          100          100
December 12, 2012....................      100          100           100          100          100
December 12, 2013....................      100          100           100          100          100
December 12, 2014....................      100          100           100          100          100
December 12, 2015....................      100          100           100          100          100
December 12, 2016 and thereafter.....        0            0             0            0            0

Weighted Average Life (in Years).....       10.0         10.0          10.0          9.9          9.8

      The foregoing tables were prepared assuming a 0% CPR during lockout, defeasance and yield maintenance periods and otherwise assuming that prepayments occur at indicated CPR. The indicated CPRs are applied to the mortgage loans in the trust fund and do not take into account the B-Note Non-Trust Loans.

                       DESCRIPTION OF THE SWAP AGREEMENTS

GENERAL

      On the closing date, the trustee, on behalf of the trust, will enter into two (2) interest rate swap agreements with the swap counterparty, one relating to the class A-2FL certificates and the second relating to the class AJ-FL certificates. The initial notional amount of each of those swap agreements will be equal to the total initial principal balance of the related class of floating rate certificates (and, accordingly, the REMIC II regular interest that corresponds to that class of floating rate certificates). The notional amount of each of those swap agreements will decrease to the extent of any decrease in the total principal balance of the related class of floating rate certificates (and, accordingly, the REMIC II regular interest that corresponds to that class of floating rate certificates). The maturity date of each swap agreement will be the earlier of the rated final distribution date for the related class of floating rate certificates and the date on which the notional amount of that swap agreement is zero (including as a result of the termination of the trust fund).

THE SWAP AGREEMENTS

      The swap agreement relating to the class A-2FL certificates will provide that, with respect to each distribution date, commencing in January 2007, (a)
the trust will generally be obligated to pay to the swap counterparty, on that distribution date, (i) any prepayment consideration distributable in respect of the class A-2FL REMIC II regular interest for that distribution date and (ii) an amount equal to 1/12th of the product of (x) the notional amount of the applicable swap agreement for that distribution date and (y) 4.949% per annum, and (b) the swap counterparty will pay to the trust, for the benefit of the class A-2FL certificateholders, on the second business day prior to that distribution date, an amount equal to the product of (i) the notional amount of the applicable swap agreement for that distribution date, (ii) the applicable value of LIBOR plus 0.120% per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related interest accrual period, and the denominator of which is 360. For so long as the applicable swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate for the class A-2FL certificates for any interest accrual period will equal the applicable value of
LIBOR plus 0.120%, except that a reduction in the interest distributions with respect to the class A-2FL REMIC II regular interest, as described in the next paragraph, will result in a lower effective pass-through rate for the class
A-2FL certificates.

                                      S-229

      If there is an interest shortfall with respect to the class A-2FL REMIC II regular interest, then the amount payable by the trust to the swap counterparty with respect to the subject distribution date will be reduced by an amount equal to the excess, if any, of (a) 1/12th of the product of (i) 4.949%, multiplied by (ii) the notional amount of the applicable swap agreement for that distribution date over (b) the amount of interest distributions with respect to the class A-2FL REMIC II regular interest pursuant to the priority of distributions on that distribution date. If the amount described in clause (a)
of the preceding sentence exceeds the amount described in clause (b) of the preceding sentence, then the amount payable by the swap counterparty to the trust will be reduced on a dollar-for-dollar basis (to not less than zero) by the amount of that excess.

      If the reduction in the amount payable by the trust to the swap counterparty with respect to the class A-2FL certificates for any distribution date, which reduction is determined as described in the first sentence of the prior paragraph, exceeds the total amount payable by the swap counterparty to the trust without regard to that reduction, then the swap counterparty will in the future be entitled to be reimbursed by the trust to the extent that such reduction more than offset the payment from the swap counterparty; provided that any such reimbursement payment from the trust will, with respect to any future distribution date, generally be limited to the excess, if any, of (a) the amount of interest distributions with respect to the class A-2FL REMIC II regular interest with respect to that future distribution date over (b) 1/12th of the product of (i) 4.949% per annum and (ii) the notional amount of the applicable swap agreement for that distribution date.

      The swap agreement relating to the class AJ-FL certificates will provide that, with respect to each distribution date, commencing in January 2007, (a)
the trust will generally be obligated to pay to the swap counterparty, on that distribution date, (i) any prepayment consideration distributable in respect of the class AJ-FL REMIC II regular interest for that distribution date and (ii) an amount equal to 1/12th of the product of (x) the notional amount of the applicable swap agreement for that distribution date and (y) 5.147% per annum, and (b) the swap counterparty will pay to the trust, for the benefit of the class AJ-FL certificateholders, on the second business day prior to that distribution date, an amount equal to the product of (i) the notional amount of the applicable swap agreement for that distribution date, (ii) the applicable value of LIBOR plus 0.240% per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related interest accrual period, and the denominator of which is 360. For so long as the applicable swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate for the class AJ-FL certificates for any interest accrual period will equal the applicable value of
LIBOR plus 0.240%, except that a reduction in the interest distributions with respect to the class AJ-FL REMIC II regular interest, as described in the next paragraph, will result in a lower effective pass-through rate for the class
AJ-FL certificates.

      If there is an interest shortfall with respect to the class AJ-FL REMIC II regular interest, then the amount payable by the trust to the swap counterparty with respect to the subject distribution date will be reduced by an amount equal to the excess, if any, of (a) 1/12th of the product of (i) 5.147%, multiplied by
(ii) the notional amount of the applicable swap agreement for that distribution date over (b) the amount of interest distributions with respect to the class
AJ-FL REMIC II regular interest pursuant to the priority of distributions on that distribution date. If the amount described in clause (a) of the preceding sentence exceeds the amount described in clause (b) of the preceding sentence, then the amount payable by the swap counterparty to the trust will be reduced on a dollar-for-dollar basis (to not less than zero) by the amount of that excess.

      If the reduction in the amount payable by the trust to the swap counterparty with respect to the class AJ-FL certificates for any distribution date, which reduction is determined as described in the first sentence of the prior paragraph, exceeds the total amount payable by the swap counterparty to the trust without regard to that reduction, then the swap counterparty will in the future be entitled to be reimbursed by the trust to the extent that such reduction more than offset the payment from the swap counterparty; provided that any such reimbursement payment from the trust will, with respect to any future distribution date, generally be limited to the excess, if any, of (a) the amount of interest distributions with respect to the class AJ-FL REMIC II regular interest with respect to that future distribution date over (b) 1/12th of the product of (i) 5.147% per annum and (ii) the notional amount of the applicable swap agreement for that distribution date.

                                      S-230

      Payments by the trust to the swap counterparty and by the swap counterparty to the trust under each swap agreement will, in general, be made on a net basis with respect to each swap agreement, and any such amounts paid to the trust will be available to make payments of interest to the class A-2FL certificateholders or the class AJ-FL certificateholders, as applicable.

      If at any time the senior unsecured debt rating of the swap counterparty
(or its credit support provider), whichever is higher, assigned by Moody's falls
(x) below "A-2" for its long term rating or "P-1" for its short-term rating or
(y) if no short-term rating by Moody's is available, below "A-1" for its long-term rating (the "Moody's Required Rating") then the swap counterparty will be required to (or cause its credit support provider to), within 30 days of such downgrade, either (i) transfer its rights and obligations under the agreement to an entity having a Moody's Required Rating that is either organized in the U.S.
or agrees that the trust will not receive less or be required to pay more under the swap agreement as a result of any tax, (ii) obtain a guarantor with a
Moody's Required Rating for all of the swap counterparty's obligations under the swap agreement, subject to rating agency confirmation, or (iii) post collateral to the trust in an amount agreed to under the swap agreement; provided, however, that if the swap counterparty's (or its credit support provider's) long-term rating is "Baa1" or below or its short-term rating is "P-3" or below, then the swap counterparty must immediately take the action described in clause (i) or
(ii) above but will be required to post collateral to the trust in an amount agreed to under the swap agreement until such action is taken.

      If at any time the senior unsecured debt rating of the swap counterparty
(or its credit support provider), whichever is higher, assigned by S&P falls (x)
below "A-1" for its short-term rating or (y) if no short-term rating by S&P is available, below "A+" for its long-term rating (the "S&P Required Rating") then the swap counterparty will be required to (or cause its credit support provider
to), within 30 days of such downgrade, either (i) transfer its rights and obligations under the agreement to an entity having an S&P Required Rating that is either organized in the U.S or agrees that the trust will not receive less or be required to pay more under the swap agreement as a result of any tax, (ii)
obtain a guarantor with an S&P Required Rating for all of the swap counterparty's obligations under the swap agreement, subject to rating agency confirmation, (iii) post collateral to the trust in an amount agreed to under the swap agreement or (iv) take such other action for which rating agency confirmation is obtained; provided, however, that if the swap counterparty's long-term rating is below "BBB+" or its short-term rating is below "A-3," then the swap counterparty shall not be entitled to post collateral described in clause (iii) above but must immediately take the action described in clause (i)
above.

      The Moody's Required Rating and the S&P Required Rating set out in the
preceding two paragraphs in respect of Moody's and S&P are collectively referred to herein as the "Minimum Rating Requirements". Any guarantor or replacement swap counterparty will have to satisfy the Minimum Rating Requirements for each of Moody's and S&P.

      If the swap counterparty fails to post acceptable collateral, find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under a swap agreement as required under any of the Minimum Rating
Requirements, fails to make a payment to the trust required under the subject swap agreement (which failure continues unremedied for one business day following notice), or any other event of default or termination event occurs under the subject swap agreement in accordance with its terms (each such event, a "Swap Default"), then the trustee will be required to take such actions
(following the expiration of any applicable grace period), unless otherwise directed in writing by the holders or beneficial owners, as the case may be, of
51% of the total principal balance of the applicable class of floating rate certificates, to enforce the rights of the trust under the subject swap agreement as may be permitted by the terms of that swap agreement, including the termination thereof, and use any termination payments received from the swap counterparty (as described under "--Termination Fees" below) to enter into a replacement interest rate swap agreement on substantially identical terms, subject to receipt of rating agency confirmation that entering into the replacement interest rate swap agreement will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the certificates;.
If the costs attributable to entering into a replacement interest rate swap agreement would exceed the net proceeds of the liquidation of the terminated swap agreement, then a replacement interest rate swap agreement will not be entered into and any such proceeds will instead be distributed to the holders or beneficial owners, as

                                      S-231

the case may be, of the class A-2FL certificates or the holders or beneficial owners, as the case may be, of the class AJ-FL certificates or the holders or beneficial owners, as applicable. Notwithstanding the foregoing, the trustee will not be obligated to take any enforcement action with respect to any swap agreement unless it has received from the holders of the class A-2FL certificates or the holders of the class AJ-FL certificates, as applicable, an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust under that swap agreement. No such costs, expenses and/or liabilities will be payable out of the trust fund.

      Any conversion of the pass-through rate, interest accrual period and interest accrual basis of a class of floating rate certificates to the pass-through rate, interest accrual period and interest accrual basis, respectively, of the corresponding REMIC II regular interest following a payment default under the related swap agreement on the part of the swap counterparty (a
"Swap Payment Default") or other Swap Default will become permanent following the determination by either the trustee or the holders or beneficial owners, as the case may be, of 51% of the total principal balance of that floating rate class of certificates not to enter into a replacement interest rate swap agreement and distribution of any termination fees to the holders of that floating rate class of certificates. Any such Swap Payment Default or other Swap
Default and the consequent conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-2FL or AJ-FL certificates to the pass-through rate, interest accrual period and interest accrual basis, respectively, of the corresponding REMIC II regular interest will not constitute a default under the pooling and servicing agreement. Any such conversion might result in a temporary delay of payment of the distributions to the holders of the affected class of floating rate certificates if notice of the resulting change in payment terms of that class of floating rate certificates is not given to DTC within the time frame in advance of the payment date that DTC requires to modify the payment.

      The trustee will have no obligation on behalf of the trust to pay or cause to be paid to the swap counterparty any portion of the amounts due to the swap counterparty under any swap agreement for any distribution date unless and until the related payment of interest and/or prepayment consideration on the class
A-2FL REMIC II regular interest or the class AJ-FL REMIC II regular interest, as applicable, for such distribution date is actually received by the trustee.

TERMINATION FEES

      In the event of the termination of a swap agreement and the failure of the swap counterparty to replace that swap agreement, the swap counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap agreement with another swap counterparty. If that termination fee is not used to pay for such a replacement swap agreement, then such termination fee will be distributed to the applicable class of floating rate certificateholders. To the extent that a replacement swap agreement is obtained and any upfront payment is received from the replacement swap counterparty, then that upfront payment will be applied to pay any termination fee owing to the terminated swap counterparty, with any balance thereof to be paid to us. No upfront payment from a replacement swap counterparty will be available for payments on the class A-2FL or AJ-FL certificates. Except as otherwise indicated
above in this "--Termination Fees" sub-section, no termination fees will be payable from the trust.

SIGNIFICANCE ESTIMATE

      The "significance estimate" for the swap agreement relating to the class
A-2FL certificates has been determined to represent 8.5% of the initial total principal balance of the Class A-2FL certificates. The "significance estimate"
for the swap agreement relating to the class AJ-FL certificates has been determined to represent 18.0% of the initial total principal balance of the
Class AJ-FL certificates. See Annex I to this prospectus supplement for summary financial information for Merrill Lynch & Co., Inc. These estimates are required to be determined based on a reasonable good faith estimate of maximum probable exposure, made in substantially the same manner as that used in Merrill Lynch
Mortgage Lending, Inc.'s internal risk management process in respect of similar instruments.

                                      S-232

ADDITIONAL TERMINATION EVENT

      It will be an additional termination event under a swap agreement if the swap counterparty fails to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of
1934, as amended (the "Exchange Act") and Item 1115(b)(1) or (b)(2) of the Asset
Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123 ("Regulation
AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which failure continues unremedied for the time period provided in the swap agreement, and the swap counterparty fails to transfer the related swap agreement to a successor swap counterparty.

      Each swap agreement (and any related guaranty) will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the date of initial issuance of the certificates.

THE SWAP COUNTERPARTY

      It is expected that Merrill Lynch Capital Services, Inc. will be the swap counterparty under the swap agreements.

      Merrill Lynch Capital Services, Inc. (MLCS) is a Delaware corporation with its principal place of business located at Four World Financial Center, New
York, New York 10080. It is a wholly owned subsidiary of Merrill Lynch & Co,
Inc. MLCS primarily acts as a counterparty for certain derivative financial products, including interest rate and currency swaps, caps and floors and currency products, including options. MLCS maintains positions in interest-bearing securities, financial futures, and forward contracts primarily to hedge its exposure. In the normal course of its business, MLCS enters into repurchase and resale agreements with certain affiliated companies. The obligations of MLCS under the swap agreements will be unconditionally and irrevocably guaranteed by Merrill Lynch & Co., Inc. MLCS is an indirectly wholly owned subsidiary of Merrill Lynch & Co, Inc.

      Merrill Lynch & Co., Inc., is a Delaware corporation with its principal place of business located at Four World Financial Center, New York, New York
10080. Merrill Lynch & Co., Inc.'s senior unsecured debt obligations currently are rated Aa3 by Moody's and AA- by S&P.

      Except for the foregoing two paragraphs, MLCS has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the accompanying base prospectus.

      The swap counterparty may assign its rights and obligations under the swap agreements provided that, among other conditions, including receipt of rating agency confirmation that the selection of the related swap counterparty will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the certificates, the ratings of the replacement swap counterparty would not result in a collateralization event.

                                 USE OF PROCEEDS

      Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      This is a general summary of the material federal income tax consequences of owning the offered certificates. This summary is directed to initial investors that hold the offered certificates as "capital assets" within the meaning of section 1221 of the Code. It does not discuss all United States federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, including banks and insurance companies. Prospective investors should consult

                                      S-233

their tax advisors regarding the federal, state, local, and, if relevant, foreign tax consequences to them of owning offered certificates.

      Further, this summary and any legal opinions referred to in this summary are based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively.

      Upon the issuance of the offered certificates, Sidley Austin LLP, New
York, New York, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions (including with respect to the Series 2006-LPD8 Pooling and Servicing Agreement) set forth in the opinion, REMIC I and REMIC II, respectively, will each qualify as a REMIC under the Code, the arrangement under which the class A-2FL REMIC II regular interest, the class AJ-FL REMIC II regular interest, the trustee's floating rate account and the swap agreements relating to the class A-2FL and AJ-FL certificates is held will be classified as one or more grantor trusts, as applicable, for U.S. federal income tax purposes.

      The assets of REMIC I will generally include--

      o     the mortgage loans;

      o     any REO Properties acquired on behalf of the certificateholders;

      o     the master servicers' collection accounts;

      o     the special servicer's REO account; and

      o     the trustee's distribution account and interest reserve account.

      However, the Park La Brea Apartments Trust Mortgage Loan constitutes the sole asset of a separate REMIC and the regular interest in that loan REMIC will be an asset of REMIC I instead of that mortgage loan or any related REO
Property.

      For federal income tax purposes,

      o     the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;

      o     the class R-I certificates will evidence the sole class of residual interests in REMIC I and the sole class of residual interests in the
            Park La Brea Apartments individual loan REMIC;

      o     the class A-1, A-2, A-3, A-SB, A-1A, XC, XP, AM, AJ, B, C, D, E, F,
            G, H, J, K, L, M, N, P, Q and S certificates, the class A-2FL REMIC
            II regular interest and the class AJ -FL REMIC II regular interest, will evidence or constitute the regular interests in, and will generally be treated as debt obligations of, REMIC II;

      o     the class R-II certificates will evidence the sole class of residual interests in REMIC II.

      o     the class A-2FL certificates will evidence interests in a grantor trust consisting of the class A-2FL REMIC II regular interest, the related swap agreement and the applicable sub-account of the trustee's floating rate account;

                                      S-234

      o     the class AJ-FL certificates will evidence interests in a grantor trust consisting of the class AJ-FL REMIC II regular interest, the related swap agreement and the applicable sub-account of the trustee's floating rate account.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

      Holders of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

      The class A-1 and XP certificates will be issued with original issue discount. The other classes of offered certificates will not be issued with original issue discount and may be treated as having been issued at a premium.
If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

      If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

      When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

      o     no mortgage loan will otherwise be prepaid prior to maturity; and

      o     there will be no extension of maturity for any mortgage loan.

      However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying base prospectus.

      The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and section
1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

      If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates.

      Whether a holder of any of the offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium"
in the accompanying base prospectus.

      Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount.
For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts.

                                      S-235

The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates.
If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CONSTRUCTIVE SALES OF CLASS XP CERTIFICATES

      The Taxpayer Relief Act of 1997 added a provision to the Code that requires the recognition of gain on the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that:

      o     entitle the holder to a specified principal amount;

      o     pay interest at a fixed or variable rate; and

      o     are not convertible into the stock of the issuer or a related party,

      cannot be the subject of a constructive sale for this purpose.
Accordingly, only class XP certificates, which do not have a principal balance, could be subject to this provision and only if a holder of those certificates engages in a constructive sale transaction.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

      The offered certificates (exclusive of the class A-2FL and AJ-FL certificates) will be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT". Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will not be treated as assets qualifying under that section. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Code. In addition, the offered certificates (exclusive of the class A-2FL and AJ-FL certificates) will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC if transferred to such REMIC on its startup date in exchange for regular or residual interests in such REMIC.

      Finally, interest, including original issue discount, if any, on the offered certificates (exclusive of the class A-2FL and AJ-FL certificates) will be interest described in section 856(c)(3)(B) of the Code if received by a REIT if 95% or more of the assets of REMIC II are treated as "real estate assets"
within the meaning of section 856(c)(5)(B) of the Code. To the extent that less than 95% of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, a REIT holding offered certificates will be treated as receiving directly its proportionate share of the income of the REMIC.

                                      S-236

      To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

      o     a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

      o     a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

      o     the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

      In addition, most of the mortgage loans contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the
Treasury regulations require that--

      1.    the borrower pledges substitute collateral that consist solely of certain government securities,

      2.    the related loan documents allow that substitution,

      3.    the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

      4.    the release is not within two years of the startup day of the REMIC.

      Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(e)(3)(B) of the Code, respectively.

      See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying base prospectus.

      For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying base prospectus.

THE CLASS A-2FL CERTIFICATES

      Each holder of a class A-2FL certificate will be treated for federal income tax purposes as having bought its proportionate share of the class A-2FL
REMIC II regular interest and having entered into its proportionate share of the related swap agreement. Holders of the class A-2FL certificates must allocate the price they pay for their certificates between their interests in the class
A-2FL REMIC II regular interest and the related swap agreement based on their relative market values. Such allocation will be used for, among other things, purposes of computing any original issue discount, market discount or premium on the class A-2FL REMIC II regular interest.

      Treasury regulations have been promulgated under Section 1275 of the
Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the

                                      S-237

components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code, such as REMIC regular interests. Therefore, holders of the class A-2FL certificate will be unable to use the integration method provided for under such regulations with respect to such certificates.

      Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the related swap agreement must be netted against payments made under the related swap agreement and deemed made or received as a result of the Swap Premium over the recipient's taxable year and accounted for as a net payment, rather than accounted for on a gross basis. The resulting net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. Such deduction (including the amortization of the upfront payment) is treated as a miscellaneous itemized deduction, which, for individuals, is subject to limitations on deductibility, including that the deduction may not be used at all if the individual is subject to the alternative minimum tax. Prospective investors who are individuals should consult their tax advisors prior to investing in the class A-2FL certificates, which may not be an appropriate investment for investors who are subject to limitations on the deductibility of miscellaneous itemized deductions.

      Any amount of proceeds from the sale, redemption or retirement of a class
A-2FL certificate that is considered to be allocated to the holder's rights under the related swap agreement or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that class A-2FL certificate under Treasury regulations. A holder of a class A-2FL certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the related swap agreement or (B)(i)
any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the related swap agreement. Gain or loss realized upon the termination of the related swap agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section
582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

      The class A-2FL certificates, representing a beneficial ownership in the class A-2FL REMIC II regular interest and in the related swap agreement, may constitute positions in a straddle, in which case the straddle rules of Section
1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the related swap agreement would be short term. If the holder of a class A-2FL certificate incurred or continued
to incur indebtedness to acquire or hold such class A-2FL certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the related swap agreement.

THE CLASS AJ-FL CERTIFICATES

      Each holder of a class AJ-FL certificate will be treated for federal income tax purposes as having bought its proportionate share of the class AJ-FL
REMIC II regular interest and having entered into its proportionate share of the related swap agreement. Holders of the class AJ-FL certificates must allocate the price they pay for their certificates between their interests in the class
AJ-FL REMIC II regular interest and the related swap agreement based on their relative market values. Such allocation will be used for, among other things, purposes of computing any original issue discount, market discount or premium on the class AJ-FL REMIC II regular interest. Any amount allocated to the related swap agreement will be treated as a swap premium (the "Swap Premium") either paid or received by the holders of the class AJ-FL certificates, as the case may
be. If a Swap Premium is deemed paid by a holder, it will reduce the purchase price allocable to the class AJ-FL REMIC II regular interest. If the Swap
Premium is deemed received by a holder, it will be deemed to have increased the purchase price for the class AJ-FL REMIC II regular interest.

                                      S-238

      Based on the anticipated purchase prices of the class AJ-FL certificates and issue price of the class AJ-FL REMIC II regular interest, it is anticipated that the class AJ-FL REMIC II regular interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the initial holders of the class AJ-FL certificates. The initial holders of a class AJ-FL certificate will be required to amortize the amount of the Swap Premium over the term of the related swap agreement. Such holders may do so under a method based on the Swap
Premium representing the present value of a series of equal payments made over the term of the related swap agreement that would fully amortize a loan with an interest rate equal to the discount rate used to determine the Swap Premium (or at some other reasonable rate). The amount amortized in each period would be the principal amount of the hypothetical level payment in such period. Moreover, while Regulations promulgated by the U.S. Treasury Department ("Treasury") treat a non-periodic payment made under a swap contract as a loan for all federal income tax purposes if the payment is "significant", it is anticipated that the
Swap Premium would not be treated as "significant" under those Treasury regulations. Prospective purchasers of class AJ-FL certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap
Premium.

      Treasury regulations have been promulgated under Section 1275 of the
Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.
However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code, such as REMIC regular interests. Therefore, holders of the class AJ-FL certificate will be unable to use the integration method provided for under such regulations with respect to such certificates. Consequently, the rate at which holders of the class AJ-FL certificates amortize the Swap Premium they are deemed to receive in income each period may differ from the rate at which such holders amortize (and offset against interest income on the class AJ-FL REMIC II regular interest) in each such period the initially corresponding amount of bond premium at which they are deemed to have purchased the class AJ-FL REMIC II regular interest.

      Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the related swap agreement must be netted against payments made under the related swap agreement and deemed made or received as a result of the Swap Premium over the recipient's taxable year and accounted for as a net payment, rather than accounted for on a gross basis. The resulting net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. Such deduction (including the amortization of the upfront payment) is treated as a miscellaneous itemized deduction, which, for individuals, is subject to limitations on deductibility, including that the deduction may not be used at all if the individual is subject to the alternative minimum tax. Prospective investors who are individuals should consult their tax advisors prior to investing in the class AJ-FL certificates, which may not be an appropriate investment for investors who are subject to limitations on the deductibility of miscellaneous itemized deductions.

      Any amount of proceeds from the sale, redemption or retirement of a class
AJ-FL certificate that is considered to be allocated to the holder's rights under the related swap agreement or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that class AJ-FL certificate under Treasury regulations. A holder of a class AJ-FL certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the related swap agreement or (B)(i)
any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the related swap agreement. Gain or loss realized upon the termination of the related swap agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section
582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

      The class AJ-FL certificates, representing a beneficial ownership in the class AJ-FL REMIC II regular interest and in the related swap agreement, may constitute positions in a straddle, in which case the straddle rules of Section
1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular

                                      S-239

interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the related swap agreement would be short term. If the holder of a class AJ-FL certificate incurred or continued to incur indebtedness to acquire or hold such class AJ-FL certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the related swap agreement.

                              ERISA CONSIDERATIONS

      The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan or is investing on behalf of, or with plan assets of a Plan, is advised to consult its own legal advisor with respect to the specific ERISA and
Code consequences of investing in the certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

      ERISA and section 4975 of the Code impose various requirements on--

      o     Plans, and

      o     persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include qualified pension, profit sharing and Code section
401(k) plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other Plans are invested.

      A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted under ERISA or section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and section 4975 of the Code. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor Regulation
Section 2510.3-101, as modified by Section 3(42) of ERISA.

      The U.S. Department of Labor has issued an individual prohibited transaction exemption to each of Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Countrywide Securities Corporation, identified as Prohibited
Transaction Exemptions 90-29 and 2000-55, respectively, as amended by Prohibited
Transaction Exemptions 97-34, 2000-58 and 2002-41(in each case, if issued after the subject exemption was granted), and as subsequently amended from time to time. Subject to the satisfaction of conditions set forth in the Exemption and except as set forth below with respect to the class A-2FL and AJ-FL certificates, the Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of
ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an
Exemption-Favored Party.

      The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the Exemption. The conditions are as follows:

      o     first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                                      S-240

      o     second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Fitch, Moody's or S&P;

      o     third, the trustee cannot be an affiliate of any other member of the
            Restricted Group, other than any of the Exemption Favored Parties;

      o     fourth, the following must be true--

            1.    the sum of all payments made to and retained by
                  Exemption-Favored Parties must represent not more than
                  reasonable compensation for underwriting the relevant class of certificates;

            2.    the sum of all payments made to and retained by us in
                  connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the
                  obligations; and

            3.    the sum of all payments made to and retained by the master servicers, the special servicer and any sub-servicer must
                  represent not more than reasonable compensation for that
                  person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in
                  connection therewith; and

      o     fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

      It is a condition of their issuance that each class of offered certificates receives an investment grade rating from each of Moody's and S&P.
In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of any such offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any such offered certificate.

      The Exemption also requires that the trust meet the following requirements:

      o     the trust assets must consist solely of assets of the type that have been included in other investment pools;

      o     certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

      o     certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

      We believe that these requirements have been satisfied as of the date of this prospectus supplement.

                                      S-241

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b)
of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

      o     the direct or indirect sale, exchange or transfer of an offered certificate to a Plan upon initial issuance from us or an
            Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, a master servicer, the special servicer, any party responsible for servicing the Park La Brea Apartments Loan
            Combination or any sub-servicer, any provider of credit support,
            Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan;

      o     the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan; and

      o     the continued holding of class A-1, A-2, A-3, A-SB, A-1A, AM, AJ, B,
            C or D certificates by a Plan.

      However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

      Moreover, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(E) of the Code in connection with:

      o     the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the mortgage loans;

      o     the direct or indirect acquisition or disposition in the secondary market of such offered certificates by a Plan; and

      o     the continued holding of such offered certificates by a Plan.

      Further, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a)
of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

      Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a)
and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions or taxes are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of--

      o     providing services to the Plan, or

      o     having a specified relationship to this person,

solely as a result of the Plan's ownership of class offered certificates.

                                      S-242

      Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

      In addition to determining the availability of the exemptive relief provided in the Exemption, a fiduciary of a Plan considering an investment in the offered certificates should consider the availability of any other prohibited transaction class exemptions. A fiduciary of a Plan considering an investment in the class A-2FL or class AJ-FL certificates should ensure that it satisfies the additional requirements imposed on an investment in those classes of certificates by a Plan, which are discussed below. See "ERISA Considerations"
in the accompanying base prospectus. There can be no assurance that any exemption described in the accompanying base prospectus will apply with respect to any particular investment by a Plan in the offered certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of such offered certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

      The swap agreements benefiting the class A-2FL and AJ-FL certificates do not meet all of the requirements for an "eligible swap" under the Underwriter
Exemption, and consequently are not eligible for the exemptive relief available under the Underwriter Exemption. For ERISA purposes, the Depositor believes that an interest in each of those classes of floating rate certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the corresponding REMIC II regular interest, without taking into account payments made or received with respect to the related swap agreement, and (ii) the rights and obligations under the related swap agreement. A Plan's purchase and holding of a class A-2FL or AJ-FL certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the swap counterparty unless an exemption is available.

      Accordingly, as long as the related swap agreement is in effect, no Plan or other person using plan assets may acquire or hold any interest in a class
A-2FL or AJ-FL certificate unless both (i) the acquisition or holding satisfies the requirements of the Underwriter Exemption as described above, without regard to requirements relating to "eligible swaps", and (ii) the acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 91-38
(for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in house asset managers") or similar exemption under similar law (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the
Investor-Based Exemptions are met, the scope of relief provided by the
Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions (in particular, fiduciary self-dealing transactions prohibited by ERISA Section 406(b)). Plan fiduciaries should consult their legal counsel concerning this analysis and the applicability of the Investor-Based Exemptions. Each beneficial owner of a class A-2FL or AJ-FL certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or person using plan assets or (ii) both (a) it is an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act of 1933, as amended, and (b) its acquisition and holding of that certificate or interest therein are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

      Certain employee benefit plans, such as governmental plans (as defined in
Section 3(32) of ERISA) and, if no election has been made under section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA or section 4975 of the Code. However, governmental and church plans may be subject to a federal, state or local law which is, to a material extent, similar to the above-mentioned provisions of ERISA and the
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

      Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited

                                      S-243

transaction provisions of ERISA and the Code to the investment. Such fiduciary must also determine on its own whether an offered certificate is an appropriate investment for a Plan under ERISA and the Code with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule.

      The sale of offered certificates to a Plan is in no way a representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

      The offered certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a
result, the appropriate characterization of the offered certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

      Neither we nor the underwriters make any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

      o     are legal investments for them; or

      o     are subject to investment, capital or other restrictions.

      See "Legal Investment" in the accompanying base prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in an underwriting agreement to be entered into between us as seller, and Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Countrywide Securities Corporation, IXIS Securities North
America Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and
Deutsche Bank Securities Inc. as underwriters, we have agreed to sell to the each of the underwriters and each of the underwriters has agreed to purchase from us, severally but not jointly, their respective allocations of the offered certificates, as set forth below subject in each case to a variance of 5%.

                                      S-244

                                                                                          CREDIT         DEUTSCHE
                MERRILL LYNCH,       COUNTRYWIDE        IXIS SECURITIES                   SUISSE         BANK
                PIERCE, FENNER &     SECURITIES         NORTH AMERICA     PNC CAPITAL     SECURITIES     SECURITIES
CLASS           SMITH INCORPORATED   CORPORATION        INC.              MARKETS LLC     (USA) LLC      INC.
--------------------------------------------------------------------------------------------------------------------

Class A-1         $    49,489,718    $    22,058,282           --             --              --             --
Class A-2         $   232,180,015    $   103,485,985           --         $ 1,000,000         --             --
Class A-2FL       $   390,810,235    $   174,189,765           --             --              --             --
Class A-3         $   888,023,226    $   395,804,774           --             --              --             --
Class A-SB        $    82,321,928    $    36,692,072           --             --              --             --
Class A-1A        $   546,331,958    $   243,508,042           --             --              --             --
Class AM          $   312,835,639    $   139,435,361           --             --              --             --
Class AJ          $   137,493,958    $    61,283,042           --             --              --             --
Class AJ-FL       $   124,505,916    $    55,494,084           --             --              --             --
Class B           $     7,820,355    $     3,485,645           --             --              --             --
Class C           $    54,746,635    $    24,401,365           --             --              --             --
Class D           $    23,462,448    $    10,457,552           --             --              --             --
Class XP          $ 3,061,630,210    $ 1,364,612,790           --             --              --             --

      Merrill Lynch, Pierce, Fenner & Smith Incorporated and Countrywide
Securities Corporation are acting as co-lead managers and co-bookrunning managers for this offering. IXIS Securities North America Inc., PNC Capital
Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities
Inc. will act as co-managers for this offering, except that Credit Suisse
Securities (USA) LLC will not be a co-manager with respect to the class AM and class AJ certificates. Merrill Lynch, Pierce, Fenner & Smith Incorporated and
Countrywide Securities Corporation are acting as joint-bookrunning managers in the following manner: Countrywide Securities Corporation is acting as sole bookrunning manager with respect to 8.845% of the class B certificates, and
Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole bookrunning manager with respect to the remainder of the class B certificates and all other classes of offered certificates.

      Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately $4,298,410,918 before adjusting for accrued interest.

      Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the offered certificates may also occur on and after the date of initial issuance of the offered certificates, as agreed upon in negotiated transactions with various purchasers. The underwriters may effect such transactions by selling the offered certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts.

      Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and resales by them of offered certificates. Any profit on the resale of the offered certificates purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.
Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      We also have been advised by the underwriters that one or more of them, through one or more of their respective affiliates, currently intends to make a market in the offered certificates; however, none of the underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the offered certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--The
Offered Certificates Will Have Limited Liquidity and May Experience Fluctuations
in Market Value Unrelated to the Performance of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Lack of Liquidity Will Impair Your
Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the
Market Value of Your Offered Certificates" in the accompanying base prospectus.

                                      S-245

      We have agreed to indemnify the underwriters and each person, if any, who controls any underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against, or to make contributions to the underwriters and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated is our affiliate and an affiliate of Merrill Lynch Mortgage Lending, Inc., a sponsor and mortgage loan seller. Countrywide Securities Corporation is an affiliate of Countrywide
Commercial Real Estate Finance, Inc., a sponsor and mortgage loan seller. PNC
Capital Markets LLC is an affiliate of PNC Bank, National Association, a sponsor and mortgage loan seller, and Midland Loan Services, Inc. one of the master servicers. IXIS Securities North America, Inc. is an affiliate of IXIS Real
Estate Capital Inc., a sponsor and mortgage loan seller.

      Each underwriter has represented to and agreed with us that:

      o     it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any offered
            certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

      o     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United
            Kingdom.

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the certificates to the public in that Relevant Member
State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of the certificates to the public in that Relevant Member State at any time:

      (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c)   in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus
            Directive.

      For the purposes of the foregoing, the expression an "offer of the certificates to the public" in relation to any of the certificates in any
Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression
"Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                  LEGAL MATTERS

      Particular legal matters relating to the certificates will be passed upon for us by Sidley Austin LLP, New York, New York and for the underwriters by
Cadwalader, Wickersham & Taft LLP, New York, New York.

                                      S-246

                                     RATINGS

      It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                   CLASS                  MOODY'S            S&P
             ------------------        ------------       ---------
                 Class A-1                  Aaa              AAA
                 Class A-2                  Aaa              AAA
                Class A-2FL                 Aaa              AAA
                 Class A-3                  Aaa              AAA
                 Class A-SB                 Aaa              AAA
                 Class A-1A                 Aaa              AAA
                  Class AM                  Aaa              AAA
                  Class AJ                  Aaa              AAA
                Class AJ-FL                 Aaa              AAA
                  Class B                   Aa1              AA+
                  Class C                   Aa2               AA
                  Class D                   Aa3              AA-
                  Class XP                  Aaa              AAA

      The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled (subject to the below discussion of the ratings on the class A-2FL and
AJ-FL certificates) on each distribution date and the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

      The ratings on the respective classes of offered certificates do not represent any assessment of--

      o     the tax attributes of the offered certificates or of the trust;

      o     whether or to what extent prepayments of principal may be received on the mortgage loans;

      o     the likelihood or frequency of prepayments of principal on the mortgage loans;

      o     the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated;

      o     whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
            Prepayment Interest Shortfalls; and

      o     whether and to what extent prepayment premiums, yield maintenance charges or Penalty Interest will be received.

      Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

      Further, in the case of the class XP certificates, a security rating does not represent any assessment of the possibility that the holders of those certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the mortgage loans.

                                      S-247

      In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class XP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class XP certificates receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class XP certificates. The ratings of the class XP certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time. The ratings of the class A-2FL and class AJ-FL certificates do not represent any assessment of whether the floating interest rate on those classes of certificates will convert, or the timing of any such conversion, to the fixed pass-through rate on the related REMIC II regular interest, and the failure of a conversion to occur simultaneously with a Swap Default or termination of the related swap agreement may cause the ratings of the class A-2FL or class AJ-FL certificates, as the case may be, to be qualified, downgraded or withdrawn. The ratings assigned to the class A-2FL and AJ-FL certificates are in each case partially dependent upon the rating of the swap counterparty (or any guarantor of its obligations under the swap agreement). Pursuant to each swap agreement, the related swap counterparty (or any guarantor of its obligations under the swap agreement) must maintain a specified rating from each rating agency. If the rating of a swap counterparty (or any guarantor of its obligations under the swap agreement) falls below the ratings threshold specified in the related swap agreement or is withdrawn, the swap counterparty will be required to find a replacement swap counterparty or guarantor of its obligations under the swap agreement that meets the rating requirements set forth in the related swap agreement or to post collateral in the amount set forth in the related swap agreement or take other steps acceptable to the rating agencies. However, if the rating of the swap counterparty (or any guarantor of its obligations under the swap agreement) is qualified, downgraded or withdrawn before the replacement of the swap counterparty (or any guarantor of its obligations under the swap agreement) or the posting of collateral as referred to above, then the ratings of the class A-2FL or class AJ-FL certificates, as the case may be, may be qualified, downgraded or withdrawn. In addition, the ratings on the class A-2FL and AJ-FL certificates do not address (i) the likelihood of receipt by the holders of those classes of certificates of the timely distribution of interest in connection with the change of the payment terms to a fixed rate following a
Swap Default, or the change of the payment terms to a floating rate, if DTC is not given sufficient advance notice of a change in the payment terms, (ii) in the event that the swap counterparty defaults on its obligations under a swap agreement, the likelihood that the holders of the class A-2FL or class AJ-FL certificates, as the case may be, will experience shortfalls resulting from expenses incurred in enforcing the swap counterparty's obligations under the swap agreement that were not recovered from the swap counterparty or (iii) any interest rate reductions or increases contemplated in this prospectus supplement, including the likelihood or the amount of any shortfalls to the class A-2FL or AJ-FL certificates, as the case may be, as a result of any dollar-for-dollar reductions contemplated in this prospectus supplement

      There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's or S&P.

      The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying base prospectus.

                                      S-248

                                    GLOSSARY

      Terms Used in this Prospectus Supplement

      The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

      "30/360 BASIS" means the accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

      "A/B INTERCREDITOR AGREEMENT" means, with respect to an A/B Loan
Combination, the related intercreditor agreement among noteholders, as it may be amended from time to time, by and between the holder of the related A-Note Trust
Mortgage Loan and the holder of the related B-Note Non-Trust Loan. Following the inclusion of an A-Note Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be holder of that A-Note Trust Mortgage Loan and a party to the related A/B Intercreditor Agreement.

      "A/B LOAN COMBINATION" means an A-Note Trust Mortgage Loan and the corresponding B-Note Non-Trust Loan.

      "A/B MATERIAL DEFAULT" means, with respect to an A/B Loan Combination, one of the following events: (a) either of the related A-Note Trust Mortgage Loan or
B-Note Non-Trust Loan has been accelerated; (b) a continuing monetary default;
or (c) a bankruptcy action has been filed by or against the related borrower.

      "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any default under the related loan documents resulting from (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related mortgaged real property and (ii) the related borrower's failure to obtain insurance that specifically covers acts of terrorism, but only if the special servicer has determined, in its reasonable judgment, exercised in accordance with the Servicing Standard, that (a) such insurance is not available at commercially reasonable rates and the relevant hazards are not commonly insured against by prudent owners of similar real properties in similar locales
(but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. In making such determination, the special servicer will be entitled to rely on the opinion of an insurance consultant at the expense of the trust.

      "ACTUAL/360 BASIS" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

      "ADDITIONAL TRUST FUND EXPENSE" means any of certain specified expenses of the trust that, in each case, generally:

      o     arises out of a default on a mortgage loan or in respect of a mortgage loan as to which a default is imminent or arises out of an otherwise unanticipated event; and

      o     is not covered by a servicing advance or a corresponding collection from the related borrower.

Examples of some Additional Trust Fund Expenses are set forth under "Description of the Offered Certificates--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

      "ADVANCE" means a P&I advance or a servicing advance made, or that may be made, under the pooling and servicing agreement.

      "A-NOTE TRUST MORTGAGE LOAN" means any of:

                                      S-249

      o     the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Konover Hotel
            Portfolio, which A-Note Trust Mortgage Loan has a cut-off date principal balance of $67,000,000 and a corresponding B-Note
            Non-Trust Loan that has an unpaid principal balance as of the cut-off date of $4,000,000; and

      o     the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 92-30 Roosevelt
            Avenue,, which A-Note Trust Mortgage Loan has a cut-off date principal balance of $11,134,678 and a corresponding B-Note
            Non-Trust Loan that has an unpaid principal balance as of the cut-off date of $718,750;

      "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan (other than the
Park La Brea Apartments Trust Mortgage Loan) as to which an Appraisal Trigger
Event has occurred, an amount that will equal the excess, if any, of "x" over
"y" where--

      1.    "x" is an amount, as calculated by the special servicer, in consultation with the controlling class representative, as of the determination date immediately succeeding the date on which the special servicer obtains knowledge of the occurrence of the relevant
            Appraisal Trigger Event, if no new appraisal (or letter update or internal valuation) is required, or otherwise the date on which the appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such determination date thereafter so long as appraisals are required to be obtained in connection with the subject mortgage loan, equal to the sum (without duplication)
            of:

            (a)   the Stated Principal Balance of the subject mortgage loan;

            (b)   to the extent not previously advanced by or on behalf of the applicable master servicer, the special servicer or the
                  trustee, all unpaid interest accrued on the subject mortgage loan through the most recent due date prior to the date of determination at the related Net Mortgage Rate;

            (c)   all accrued but unpaid (from related collections) master
                  servicing fees and special servicing fees with respect to the subject mortgage loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections)
                  Additional Trust Fund Expenses with respect to the subject mortgage loan;

            (d)   all related unreimbursed Advances made by or on behalf of the applicable master servicer, the special servicer or the
                  trustee with respect to the subject mortgage loan, together with (i) interest on those Advances and (ii) any related
                  Unliquidated Advances; and

            (e)   all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related
                  mortgaged real property; and

      2.    "y" is equal to the sum of (x) 90% of an amount equal to (i) the resulting appraised or estimated value of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without implying any duty to do so), reduced, to not less than zero, by (ii) the amount of any
            obligations secured by liens on the property that are prior to the lien of the subject mortgage loan and estimated liquidation expenses, and (y) all escrows, reserves and letters of credit held as additional collateral with respect to the subject mortgage loan.

      If, however, any required appraisal, letter update or internal valuation is not obtained or performed within 60 days of the relevant Appraisal Trigger
Event, then until the required appraisal or other valuation is obtained or

                                      S-250

performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan.

      The foregoing notwithstanding, in the case of any Loan Combination, any
Appraisal Reduction Amount will be calculated as if it were a single loan, and then will be allocated first to the related B-Note Non-Trust Loan, in each case up to the outstanding principal balance thereof, and then to the applicable
A-Note Trust Mortgage Loan.

      In the case of the Park La Brea Apartments Trust Mortgage Loan, any
Appraisal Reduction Amount will be calculated with respect to the Park La Brea
Apartments Loan Combination under the Series 2006-LDP8 Pooling and Servicing
Agreement in a manner similar but not identical to that described above as if it were a single loan, and then will be allocated between the Park La Brea
Apartments Trust Mortgage Loan and the Park La Brea Apartments Pari Passu
Non-Trust Loan on a pari passu basis.

      "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust (other than the Park La Brea Apartments Trust Mortgage Loan), any of the
following events:

      o     the mortgage loan has been modified by the special servicer in a manner that affects the amount or timing of any monthly debt service payment due on it, other than a balloon payment (except, or in addition to, bringing monthly debt service payments current and extending the maturity date for less than six months);

      o     the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days;

      o     60 days following the receipt by the special servicer of notice that a receiver has been appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

      o     60 days following the receipt by the special servicer of notice that the related borrower has become the subject of a bankruptcy proceeding;

      o     the mortgaged real property securing the mortgage loan becomes an
            REO Property; or

      o     any balloon payment on such mortgage loan has not been paid by the day following its scheduled maturity date, unless the applicable master servicer has, on or prior to the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the mortgage loan, then for such longer period after the due date of such balloon payment ending on the earlier of (i) 60 days after the related scheduled maturity date and (ii) the expiration of the refinancing commitment.

      For purposes of the foregoing, each Loan Combination will be treated as a single mortgage loan.

      The equivalents of Appraisal Trigger Events with respect to the Park La
Brea Apartments Trust Mortgage Loan are set forth in the Series 2006-LDP8
Pooling and Servicing Agreement and include events that are generally similar but not identical to those specified above as well as events that differ from those specified above.

                                      S-251

      "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any distribution date:

      (a) an amount equal to the sum, without duplication, of the following amounts:

            (i)   the aggregate of all amounts on deposit in the master
                  servicers' collection accounts and the trustee's distribution account as of the close of business on the related
                  determination date and the amounts collected by or on behalf of the master servicers as of the close of business on such determination date and required to be deposited in the
                  collection account (including the amounts remitted by the
                  Series 2006-LDP8 Master Servicer with respect to the Park La
                  Brea Apartments Trust Mortgage Loan);

            (ii)  the aggregate amount of all P&I advances made by either master servicer or the trustee for distribution on the certificates on that distribution date;

            (iii) the aggregate amount transferred from the special servicer's
                  REO account and/or any separate custodial account maintained with respect to a Loan Combination to the applicable master servicer's collection account during the month of that
                  distribution date, on or prior to the date on which P&I
                  advances are required to be made in that month;

            (iv)  the aggregate amount deposited by the master servicers in their collection accounts for that distribution date in
                  connection with Prepayment Interest Shortfalls and any
                  shortfalls in interest caused by the application of a
                  condemnation award or casualty insurance proceeds to prepay a mortgage loan; and

            (v)   for each distribution date occurring in March, the aggregate of all interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis deposited in the trustee's distribution account;

      exclusive of

      (b) any portion of the amounts described in clause (a) above that represents one or more of the following:

            (i)   any monthly debt service payments collected but due on a due date after the end of the related collection period;

            (ii)  all amounts in the master servicers' collection accounts or the trustee's distribution account that are payable or
                  reimbursable to any person other than the certificateholders from:

                  (A)   the master servicers' collection accounts, including,
                        but not limited to, servicing compensation, as described
                        under "Servicing of the Mortgage Loans--Collection
                        Accounts--Withdrawals" in this prospectus supplement;
                        and

                  (B)   the trustee's distribution account, including, but not
                        limited to, trustee fees, as described under
                        "Description of the Offered Certificates--Distribution
                        Account--Withdrawals" in this prospectus supplement;

            (iii) any prepayment premiums and yield maintenance charges;

            (v)   if such distribution date occurs during February of any year or during January of any year that is not a leap year, the interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis to be deposited in the trustee's interest reserve account and held for future
                  distribution; and

                                      S-252

            (vi)  any amounts deposited in the master servicers' collection accounts or the trustee's distribution account in error.

      In no event will the Available Distribution Amount include amounts payable to the holders of the B-Note Non-Trust Loans.

      "B-NOTE LOAN NOTEHOLDER" means the holder of a B-Note Non-Trust Loan.

      "B-NOTE NON-TRUST LOAN" means, with respect to any A Note Trust Mortgage
Loan, the other mortgage loan that--

      o     is not included in the trust fund,

      o     is subordinate in right of payment to that A Note Trust Mortgage
            Loan to the extent set forth in the related intercreditor agreement,
            and

      o     is secured by the same mortgage or deed of trust on the same mortgaged real property as that A Note Trust Mortgage Loan.

      "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any distribution date, the principal balance specified for that distribution date on Annex E to this prospectus supplement. The principal balances set forth on Annex E to this prospectus supplement were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the
Modeling Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any distribution date will be equal to (and, furthermore, following retirement of the class A-1, A-2, A-2FL and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for that distribution date on Annex E to this prospectus supplement.

      "CLEARSTREAM" means Clearstream Banking Luxembourg.

      "CLOSING DATE" means the date of the initial issuance of the offered certificates, which will be on or about December 12, 2006.

      "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

      "CROSSED LOAN" means a mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund.

      "CROSSED GROUP" means a group of related Crossed Loans.

      "DTC" means The Depository Trust Company.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

                                      S-253

      "EXEMPTION" means, collectively, Prohibited Transaction Exemptions 90-29 and 2000-55, each as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41 (in each case, if issued after the subject Exemption was granted), and as may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

      "EXEMPTION-FAVORED PARTY" means any of--

      o     Merrill Lynch, Pierce, Fenner & Smith Incorporated;

      o     Countrywide Securities Corporation;

      o     any person directly or indirectly, through one or more
            intermediaries, controlling, controlled by or under common control with any entity referred to in the prior two bullets; and

      o     any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to those mortgage pass-through certificates.

      "FITCH" means Fitch, Inc.

      "IRS" means the Internal Revenue Service.

      "LIBOR" has the meaning given to that term under "Description of the
Offered Certificates-- Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

      "LIBOR BUSINESS DAY" has the meaning given to that term under "Description of the Offered Certificates-- Distributions--Calculation of Pass-Through Rates"
in this prospectus supplement.

      "LIBOR DETERMINATION DATe" has the meaning given to that term under
"Description of the Offered Certificates-- Distributions--Calculation of
Pass-Through Rates" in this prospectus supplement.

      "LOAN COMBINATION" means any of the Park La Brea Apartments Loan
Combination or an A/B Loan Combination.

      "LOAN COMBINATION INTERCREDITOR AGREEMENT" means any of the Park La Brea
Apartments Intercreditor Agreement or an A/B Loan Combination Intercreditor
Agreement.

      "LOAN GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 1.

      "LOAN GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 2.

      "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the certificates and the mortgage loans in, or to be included in, the trust fund:

      o     the mortgage loans have the characteristics set forth on Annex A-1, and the initial mortgage pool balance is approximately
            $4,522,709,155; and the mortgage loans are allocated to loan group 1 and loan group 2 as described in this prospectus supplement;

      o     the initial total principal balance or notional amount, as the case may be, of each class of certificates is as described in this prospectus supplement;

      o     the pass-through rate for each class of certificates is as described in this prospectus supplement;

                                      S-254

      o     there are no delinquencies or losses with respect to the mortgage loans;

      o     there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

      o     there are no Appraisal Reduction Amounts with respect to the mortgage loans;

      o     there are no casualties or condemnations affecting the corresponding mortgaged real properties;

      o     each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, and accrues interest on the basis described in this prospectus supplement, which is any of an
            Actual/360 Basis or a 30/360 Basis;

      o     all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

      o     there are no breaches of our representations and warranties regarding the mortgage loans;

      o     no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or defeasance period, in each case if any;

      o     except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

      o     no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under
            "Description of the Offered Certificates--Termination";

      o     no mortgage loan is required to be repurchased by any mortgage loan seller;

      o     the mortgage loans that permit either voluntary prepayment with prepayment consideration (i.e. a prepayment premium or yield maintenance) or defeasance have been assumed to be mortgage loans providing for voluntary prepayment with prepayment consideration in the form of yield maintenance or a prepayment premium, as
            applicable;

      o     payments on the offered certificates are made on the 12th day of each month, commencing in January 2007; and

      o     the offered certificates are settled on December 12, 2006.

      "MOODY'S" means Moody's Investors Service, Inc.

      "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

      o     the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

      o     the total payments made by the master servicers to cover those
            Prepayment Interest Shortfalls.

      "NET MORTGAGE RATE" means with respect to any mortgage loan, in general, a per annum rate equal to the related mortgage interest rate in effect from time to time, minus the sum of (a) the applicable master servicing fee rate under the pooling and servicing agreement (which includes the rate at which any primary servicing fees

                                      S-255

accrue), and (b) and the per annum rate at which the monthly trustee fee is calculated and, in the case of the Park La Brea Apartments Trust Mortgage Loan, the per annum rate at which the related servicing fee under the Series 2006-LDP8
Pooling and Servicing Agreement is calculated; provided, however, that, for purposes of calculating the Weighted Average Net Mortgage Rate and the respective pass-through rates for the class A-2FL REMIC II regular interest, the class AJ-FL REMIC II regular interest, and the various classes of the non-fixed rate interest-bearing certificates, from time to time--

      o     the Net Mortgage Rate for the subject mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan, or any other change in the related mortgage interest rate, subsequent to the date of issuance of the certificates, and

      o     if any mortgage loan does not accrue interest on the basis of a
            360-day year consisting of twelve 30-day months, then the Net
            Mortgage Rate of such mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce, in general, the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage interest rate (net of the aggregate per annum rate at which the related master servicing fee and the trustee fee are calculated under the pooling and servicing agreement and, in the case of the Park La Brea Apartments Trust Mortgage Loan, the per
            annum rate at which the related servicing fee under the Series
            2006-LDP8 Pooling and Servicing Agreement is calculated), except that, with respect to any such mortgage loan, the Net Mortgage Rate for the one-month period (a) prior to the respective due dates in
            January and February in any year which is not a leap year or in
            February in any year which is a leap year will be determined so as to produce an aggregate amount of interest that excludes any related interest reserve amount transferred to the trustee's interest reserve account in respect of that one-month period and (b) prior to the due date in March will be determined so as to produce an aggregate amount of interest that includes the related interest reserve amount(s) retained in the trustee's interest reserve account for the respective one-month periods prior to the due dates in
            January and February in any year which is not a leap year or the one-month period prior to the due date in February in any year which is a leap year.

      As of the cut-off date (without regard to the adjustment described in the proviso to the prior sentence), the Net Mortgage Rates for the mortgage loans ranged from 4.6296% per annum to 6.8396%, with a weighted average of those Net
Mortgage Rates of 5.8567% per annum. See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

      "NONRECOVERABLE ADVANCE" means any Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, with respect to any mortgage loan or REO Property that is determined, in accordance with the pooling and servicing agreement, not to be ultimately recoverable, together with interest accrued on that Advance, from payments or other collections on or with respect to that mortgage loan or REO Property and, in the case of an A-Note Trust Mortgage Loan with respect to a servicing advance, on or with respect to the related Loan Combination.

      "NON-TRUST LOAN NOTEHOLDER" means the holder of a Non-Trust Loan.

      "NON-TRUST LOAN" means any of the Park La Brea Apartments Pari Passu
Non-Trust Loan or a B-Note Non-Trust Loan.

      "P&I" means principal and/or interest payments, excluding balloon payments, required to be paid in respect of a mortgage loan in accordance with the schedule for repayment provided for by that mortgage loan.

      "PARK LA BREA APARTMENTS CONTROLLING PARTY" means, the "directing holder"
of the Series 2006-LDP8 Securitization as such term is defined in the Series
2006-LDP8 Pooling and Servicing Agreement.

                                      S-256

      "PARK LA BREA APARTMENTS INTERCREDITOR AGREEMENT" means the intercreditor agreement by and between the initial holders of the Park La Brea Apartments
Trust Mortgage Loan and the Park La Brea Apartments Pari Passu Non-Trust Loan.
Following the inclusion of the Park La Brea Apartments Trust Mortgage Loan in
the trust fund, the trust, acting through the trustee, will be the holder of the
Park La Brea Apartments Trust Mortgage Loan and a party to the Park La Brea
Apartments Intercreditor Agreement.

      "PARK LA BREA APARTMENTS LOAN COMBINATION" means, collectively, the Park
La Brea Apartments Trust Mortgage Loan and the Park La Brea Apartments Pari
Passu Non-Trust Loan.

      "PARK LA BREA APARTMENTS MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Park La Brea
Apartments.

      "PARK LA BREA APARTMENTS PARI PASSU NON-TRUST LOAN" means that loan that--

      o     is not part of the trust fund,

      o     has been designated under the Park La Brea Apartments Intercreditor
            Agreement as "Note A-1", and

      o     is secured by the same mortgage encumbering the Park La Brea
            Apartments Mortgaged Property as is the Park La Brea Apartments
            Trust Mortgage Loan.

      "PARK LA BREA APARTMENTS REO PROPERTY" means the Park La Brea Apartments
Mortgaged Property if it has been acquired by the Series 2006-LDP8 trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the
Park La Brea Apartments Loan Combination.

      "PARK LA BREA APARTMENTS TRUST MORTGAGE LOAN" means that mortgage loan that--

      o     is part of the trust fund,

      o     has been designated under the Park La Brea Apartments Intercreditor
            Agreement as "Note A-2," with an unpaid principal balance of
            $387,500,000 as of the cut-off date, and

      o     is secured by the same mortgage encumbering the Park La Brea
            Apartments Mortgaged Property as is the Park La Brea Apartments Pari
            Passu Non-Trust Loan.

      "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of section 4975(e)(2) of the Code.

      "PENALTY INTEREST" means any interest, other than late payment charges, prepayment premiums or yield maintenance charges, that--

      o     accrues on a defaulted mortgage loan solely by reason of the subject default; and

      o     is in excess of all interest at the related mortgage interest rate.

      "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan, any and all of the following in, or to be included in, the trust fund:

      o     the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

                                      S-257

      o     covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment binding upon the title insurer;

      o     exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment binding upon the title insurer;

      o     other matters to which like properties are commonly subject;

      o     the rights of tenants, as tenants only, under leases and subleases, pertaining to the related mortgaged real property;

      o     if the related mortgage loan is cross-collateralized with any other mortgage loan within the mortgage pool, the lien of the mortgage for the other mortgage loan(s) contained in the same group of
            cross-collateralized loans; and

      o     if the related mortgaged real property consists of one or more units in a condominium, the related condominium declaration,

none of which, as represented by the related mortgage loan seller in the related mortgage loan purchase agreement (subject to any exceptions set forth in that agreement), materially interferes with the security intended to be provided by the related mortgage, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan.

      "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations, including:

      o     direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

      o     repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

      o     federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

      o     commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

      o     money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

                                      S-258

      o     any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

      "PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA or section 4975 of the Code.

      "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Penalty Interest and/or Additional Interest included in that interest collection.

      "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan voluntarily made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest, without regard to any prepayment premium or yield maintenance charge actually collected, that would have accrued on that prepayment to, but not including, that due date at a rate per annum equal to the sum of the related Net Mortgage Rate for such mortgage loan and the trustee fee rate (net of any Penalty Interest, if applicable).

      "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of that Crossed Loan with other related Crossed Loans.

      "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to each distribution date, the aggregate of the following (without duplication):

      (a)   the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due on or in respect of the mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties)
            for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced (including with respect to the Park La Brea
            Apartments Trust Mortgage Loan) by either master servicer or the trustee, as applicable, for such distribution date;

      (b)   the aggregate of all principal prepayments received on the mortgage loans during the related collection period;

      (c)   with respect to any mortgage loan as to which the related stated
            maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment)
            made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause
            (a) above;

                                      S-259

      (d)   the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on or in respect of the mortgage loans and REO Properties during the related collection period and that were identified and applied by the applicable master servicer and/or the special servicer as recoveries of principal of the mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the
            Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause (a) above; and

      (e)   if such distribution date is subsequent to the initial distribution date, the excess, if any, of the Principal Distribution Amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance
            certificates on such immediately preceding distribution date;

provided that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Workout-Delayed
Reimbursement Amounts in respect of any particular mortgage loan that are reimbursed from principal collections on the mortgage pool during the related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs);
and

provided, further, that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Nonrecoverable
Advances in respect of any particular mortgage loan (and advance interest thereon) that are reimbursed from principal collections on the mortgage pool during related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected
(notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

      If the reimbursement of any Workout-Delayed Reimbursement Amount or
Nonrecoverable Advance (and accompanying interest) results in a reduction in the
Principal Distribution Amount for any distribution date, as contemplated by the provisos to the prior sentence, then that reduction shall, to the fullest extent permitted, be applied to the portion of the Principal Distribution Amount attributable to the loan group that includes the related mortgage loan before affecting the portion of the Principal Distribution Amount attributable to the other loan group. Any additions to the Principal Distribution Amount for any distribution date, as contemplated by the provisos to the first sentence of this definition, will be allocated between the respective portions of the Principal
Distribution Amount allocable to the two loan groups to offset the earlier corresponding reductions, generally in the reverse order in which the reductions were made.

      The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

      The Principal Distribution Amount will not include any payments or other collections of principal on the Non-Trust Loans.

      "REALIZED LOSSES" mean losses arising from the inability to collect all amounts due and owing under any defaulted mortgage loan, including by reason of the fraud or bankruptcy of the borrower, modifications, bankruptcy or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated mortgage loan (or related REO Property) is an amount generally equal to the excess, if any, of (a)
the outstanding principal balance of such mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the due date in the

                                      S-260

collection period in which the liquidation occurred (exclusive of any Penalty
Interest, prepayment premiums or yield maintenance charges in respect of such mortgage loan) and (ii) related servicing expenses and servicing advances
(together with interest accrued thereon), and related Unliquidated Advances in respect of servicing advances, in any event not reimbursed from collections on the subject mortgage loan (or related REO Property), and any related due and unpaid servicing compensation (including principal recovery fees) and any other related unpaid Additional Trust Fund Expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of an A-Note Trust Mortgage Loan, net of any portion of such liquidation proceeds payable to the holder of the related B-Note Non-Trust Loan. If any portion of the debt due under a mortgage loan (other than Penalty Interest) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. Any reimbursement of Advances determined to be nonrecoverable from collections on the related mortgage loan (and interest on such Advances) that are made from collections of principal that would otherwise be included in the Principal Distribution Amount, will be Realized Losses.

      "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Code.

      "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

      "RESTRICTED GROUP" means, collectively--

      1.    the trustee;

      2.    the Exemption-Favored Parties;

      3.    us;

      4.    the master servicers;

      5.    the special servicer;

      6.    any party responsible for servicing the Park La Brea Apartments Loan
            Combination;

      7.    any sub-servicers;

      8.    the mortgage loan sellers;

      9.    the swap counterparty;

      10.   each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates; and

      11.   any and all affiliates of any of the aforementioned persons.

      "RESTRICTED SERVICER REPORTS" means collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA servicer watchlist, the
CMSA operating statement analysis report, the CMSA NOI adjustment worksheet, the
CMSA financial file, the CMSA comparative financial status report, the CMSA loan level reserve/LOC report and the CMSA reconciliation of funds report.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

                                      S-261

      "SERIES 2006-LDP8 MASTER SERVICER" means Midland Loan Services, Inc., as master servicer of the Series 2006-LDP8 Securitization for the Park La Brea
Apartments Loan Combination, who is responsible for the servicing and administration of the Park La Brea Apartments Loan Combination under the Series
2006-LDP8 Pooling and Servicing Agreement, or any successor master servicer thereto.

      "SERIES 2006-LDP8 POOLING AND SERVICING AGREEMENT" means that certain pooling and servicing agreement, dated as of September 1, 2006, among Wells
Fargo Bank, N.A., as master servicer no, the Series 2006-LDP8 Master Servicer, the Series 2006-LDP8 Special Servicer and the Series 2006-LDP8 Trustee, relating to the Series 2006-LDP8 Securitization.

      "SERIES 2006-LDP8 SECURITIZATION" means the J.P. Morgan Chase Commercial
Mortgage Securities Trust Series 2006-LDP8 securitization, which holds the Park
La Brea Apartments Pari Passu Non-Trust Loan.

      "SERIES 2006-LDP8 SPECIAL SERVICER" means J.E. Robert Company, Inc., as special servicer of the Series 2006-LDP8 Securitization, who is responsible for the servicing and administration of the Park La Brea Apartments Loan Combination
to the extent it becomes a specially serviced mortgage loan under the Series
2006-LDP8 Pooling and Servicing Agreement, or any successor special servicer thereto.

      "SERIES 2006-LDP8 TRUSTEE" means LaSalle Bank National Association, as trustee of the Series 2006-LDP8 Securitization or any successor trustee thereto.

      "SERVICING STANDARD" means, with respect to each master servicer or the special servicer, the obligation to service and administer the mortgage loans for which that party is responsible under the pooling and servicing agreement:

      o     in the same manner in which, and with the same care, skill, prudence and diligence with which, each master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans that either are part of other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties, or are held as part of its own portfolio, whichever standard is higher;

      o     with a view to (i) the timely recovery of all scheduled payments of principal and interest under the mortgage loans, (ii) in the case of the special servicer, if a mortgage loan comes into and continues in default, the maximization of the recovery on that mortgage loan to the certificateholders and, in the case of a Loan Combination, the holder of the related B-Note Non-Trust Loan, all taken as a collective whole, on a net present value basis (the relevant discounting of the anticipated collections to be performed at the related mortgage interest rate) and (iii) the best interests (as determined by the applicable master servicer or the special servicer, as the case may be, in its reasonable judgment) of the holders of the certificates and the trust fund and, in the case of an A/B Loan Combination, the holder of the related B-Note Non-Trust
            Loan, taking into account, to the extent consistent with the related
            Loan Combination Intercreditor Agreement, the subordinate nature of the related B-Note Non-Trust Loan; and

      o     without regard to--

            1.    any relationship that each master servicer or the special
                  servicer, as the case may be, or any of its affiliates may have with any of the borrowers (or any affiliate thereof), us, any mortgage loan seller or any other party to the
                  transaction;

            2.    the ownership of any certificate or interest in any mezzanine loan or Non-Trust Loan by each master servicer or the special servicer, as the case may be, or by any of its affiliates;

                                      S-262

            3.    the obligation of each master servicer or the special
                  servicer, as the case may be, to make Advances;

            4.    the right of each master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the pooling and servicing
                  agreement;

            5.    the ownership, servicing or management by each master servicer or the special servicer, as the case may be, or any of its affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool;

            6.    any obligation of each master servicer or any of its
                  affiliates to repurchase or substitute a mortgage loan as a mortgage loan seller;

            7.    any obligation of each master servicer or any of its
                  affiliates to cure a breach of representation and warranty with respect to any mortgage loan; and

            8.    any debt each master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any of the borrowers or any affiliate thereof.

      The servicing standard under the Series 2006-LDP8 Pooling and Servicing
Agreement, the agreement under which the Park La Brea Apartments Trust Mortgage
Loan is being serviced, is generally similar but not identical to the foregoing.

      "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any of the following events:

      1.    the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and the failure continues unremedied for 60 days;

      2.    the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing
            Standard) that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and is likely to remain unremedied for at least 60 days;

      3.    the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing
            Standard) that a non-payment default (other than an Acceptable
            Insurance Default) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied beyond the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any cure period shall be deemed to have a cure period equal to zero;

      4.    various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

      5.    the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the
            corresponding mortgaged real property.

                                      S-263

      A Servicing Transfer Event will cease to exist, if and when:

      o     with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

      o     with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the reasonable judgment of the special servicer (exercised in accordance with the Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

      o     with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

      o     with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated;

so long as at that time no other circumstance identified in clauses 1. through
5. of this definition continues to exist.

      "STATED PRINCIPAL BALANCE" means, for each mortgage loan, an amount that:

      o     will initially equal its cut-off date principal balance (or, in the case of a replacement mortgage loan, its principal balance as of the date of substitution); and

      o     will be permanently reduced on each distribution date, to not less than zero, by--

            1.    all payments and other collections of principal, if any, with respect to that mortgage loan that are included as part of the
                  Principal Distribution Amount for such distribution date
                  pursuant to clause (a), clause (b), clause (c) and/or clause
                  (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary;

            2.    any amount of reduction in the outstanding principal balance of any mortgage loan resulting from a deficient valuation that occurred during the related collection period; and

            3.    any other related Realized Losses incurred during the related collection period that represents a loss of principal with respect to that mortgage loan.

      With respect to each mortgage loan relating to, and deemed to remain outstanding with respect to, an REO Property, the "Stated Principal Balance"
will be an amount equal to the Stated Principal Balance of that mortgage loan as of the date of the acquisition of the related REO Property, permanently reduced on each subsequent distribution date, to not less than zero, by:

      o     all amounts, if any, collected with respect to the related REO
            Property that are allocable as principal of the subject mortgage loan and that are included as part of the Principal Distribution
            Amount for such distribution date pursuant to clause (a), clause
            (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary; and

                                      S-264

      any related Realized Loss incurred during the related collection period that represents a loss of principal with respect to the subject mortgage loan.

      "SWAP DEFAULT" has the meaning given to that term under "Description of the Swap Agreements--The Swap Agreements" in this prospectus supplement.

      "SWAP PAYMENT DEFAULT" has the meaning given to that term under
"Description of the Swap Agreements--The Swap Agreements" in this prospectus supplement.

      "SWAP PREMIUM" has the meaning given to that term under "U.S. Federal
Income Tax Consequences--The Class A-2FL Certificates" and "--The Class AJ-FL
Certificates" in this prospectus supplement.

      "UNLIQUIDATED ADVANCE" means, with respect to any mortgage loan, any
Advance made by a party to the pooling and servicing agreement that:

      o     is not a Nonrecoverable Advance;

      o     has been reimbursed to the party that made the Advance as a
            Workout-Delayed Reimbursement Amount out of principal collections on other mortgage loans; and

      o     was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the subject mortgage loan or any related REO Property.

      "UNRESTRICTED SERVICER REPORTS" means collectively, the CMSA delinquent loan status report, CMSA historical loan modification and corrected mortgage loan report, CMSA REO status report, CMSA advance recovery report and, if and to the extent filed with the Securities and Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

      "WEIGHTED AVERAGE NET MORTGAGE RATE" means, for any distribution date, the weighted average of the applicable Net Mortgage Rates for all the mortgage loans, weighted on the basis of their respective Stated Principal Balances immediately following the preceding distribution date.

      "WORKOUT-DELAYED REIMBURSEMENT AMOUNT" means, with respect to any mortgage loan that had been subject to special servicing and has subsequently been returned to performing status (including as a result of a modification of its terms), any Advance made with respect to that mortgage loan as of a date coinciding with or, depending on the circumstances, shortly before the date on which that mortgage loan stopped being specially serviced, together with interest on that Advance, to the extent that (a) such Advance is not reimbursed to the party that made it as of the date that the subject mortgage loan stopped being specially serviced and (b) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents.

      Terms Used in Annexes A-1 and A-2

      The following defined terms and descriptions of underwriting standards are used in Annexes A-1 and A-2:

            (i)     References to "UW DSCR (x)" and "DSCR" are references to
      debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments.
      However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The UW DSCR (x) for any mortgage loan is the ratio of "UW Net Cash Flow" produced by the related

                                      S-265

      mortgaged real property to the annualized amount of debt service that will be payable under that mortgage loan commencing after the origination date;
      provided, however, for purposes of calculating the UW DSCR (x) provided in this prospectus supplement with respect to 117 mortgage loans, representing approximately 32.9% of the initial mortgage pool balance, where periodic payments are interest-only for a certain amount of time after origination, after which period each mortgage loan amortizes principal for its remaining term, the debt service used is the annualized amount of debt service that will be payable under the mortgage loan commencing after the amortization period begins; and provided, further, that for purposes of calculating the UW DSCR(x) provided in this prospectus supplement with respect to 51 mortgage loans, representing approximately 46.7% of the initial mortgage pool balance, where periodic payments are interest-only up to the related maturity date, the debt service used is the product of (a) the principal balance of the subject mortgage loan as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method. In the case of Park La Brea
      Apartments Trust Mortgage Loan, the "UW DSCR" was determined taking into consideration the aggregate annualized amount of debt service that will be payable under the Park La Brea Apartments Trust Mortgage Loan and the Park
      La Brea Apartments Pari Passu Non-Trust Loan.

            As indicated in the footnotes to the table in the section captioned
      "Summary of Prospectus supplement--The Mortgage Loans and the Mortgaged
      Real Properties--Additional Statistical Information", the debt service coverage ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a
      "stabilized" basis. See Annex A-1 to this prospectus supplement for more information regarding the debt service coverage ratios on the mortgage loans referred to in the foregoing sentence.

            (ii)    The "UW Net Cash Flow" or "UW NCF ($)" for a mortgaged real property is the "net cash flow" of such mortgaged real property as set forth in, or determined by the applicable mortgage loan seller on the basis of, mortgaged real property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, manufactured housing community, industrial, self storage and office properties (each, a "Rental Property"). In general, the mortgage loan sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining UW Net Cash Flow for the mortgaged real properties.

            In general, "net cash flow" is the revenue derived from the use and operation of a mortgaged real property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

            In determining the "revenue" component of UW Net Cash Flow for each
      Rental Property, the applicable mortgage loan seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective mortgage loan seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable mortgage loan seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related mortgaged real property, (b) historical vacancy at comparable properties in the same market as the related mortgaged real property, and
      (c) 5.0%. In determining rental revenue for multifamily, self storage and manufactured housing community properties, the mortgage loan sellers

                                      S-266

      generally either reviewed rental revenue shown on the certified rolling
      12-month operating statements, the rolling three-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental
      Properties, the mortgage loan sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms
      (including expiration dates) of the leases shown thereon.

            In determining the "expense" component of UW Net Cash Flow for each mortgaged real property, the mortgage loan sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used,
      (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to single tenant properties, where fees as low as 2.0% of effective gross receipts were assumed), (c)
      assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, the mortgage loan sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the mortgage loan sellers determined appropriate.

            The borrowers' financial information used to determine UW Net Cash
      Flow was in most cases borrower certified, but unaudited, and neither we nor the mortgage loan sellers verified their accuracy.

            (iii)   References to "Cut-off Date LTV %" or "LTV Ratio" are
      references to the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers. In the case of the Park La
      Brea Apartments Trust Mortgage Loan, the Cut off Date LTV % is equal to the ratio, expressed as a percentage, of the cut off date principal balance of the Park La Brea Apartments Trust Mortgage Loan and the Park La
      Brea Apartments Pari Passu Non-Trust Loan to the appraised value of the related mortgaged real property.

            As indicated in the footnotes to the table in the section captioned
      "Summary of Prospectus supplement--The Mortgage Loans and the Mortgaged
      Real Properties--Additional Statistical Information", the loan-to-value ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized"
      basis. See Annex A-1 to this prospectus supplement for more information regarding the loan to value ratios of the mortgage loans referred to in the preceding sentence.

            (iv)    References to "Maturity LTV %" or "Maturity Date LTV Ratio"
      are references to the ratio, expressed as a percentage, of the expected balance of a balloon loan on its scheduled maturity date to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers prior to the cut-off date. In the case of the Park La Brea Apartments Trust
      Mortgage Loan, the Maturity LTV % is equal to the ratio, expressed as a percentage, of the expected balance of the Park La Brea Apartments Trust
      Mortgage Loan and the Park La Brea Apartments Pari Passu Non-Trust Loan to
      the appraised value of the related mortgaged real property.

            (v)     References to "Original Balance per Unit ($)" and "Cut-off
      Date Balance per Unit ($)" are, for each mortgage loan secured by a lien on a multifamily property (including a manufactured housing community) or hospitality property, are references to the original principal balance and the cut-off date principal balance of such mortgage loan, respectively, divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related mortgaged real property comprises, and, for each mortgage loan secured by a lien on a retail, industrial/warehouse, self storage or office property,

                                      S-267

      references to the cut-off date principal balance of such mortgage loan, respectively, divided by the net rentable square foot area of the related mortgaged real property. In the case of the Park La Brea Apartments Trust
      Mortgage Loan, the "Original Balance per Unit ($)" and "Cut-off Date
      Balance per Unit ($)" are references to the original principal balance and the cut off date balance of the Park La Brea Apartments Trust Mortgage
      Loan and the Park La Brea Apartments Pari Passu Non-Trust Loan, divided by the net rentable square footage of the related mortgaged real property.

            (vi)    References to "Year Built" are references to the year that a mortgaged real property was originally constructed or substantially renovated. With respect to any mortgaged real property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

            (vii)   References to "Admin. Fee %" for each mortgage loan
      represent the sum of (a) the master servicing fee rate (excluding the primary servicing fee rate) for such mortgage loan and (b) a specified percentage that may vary on a loan-by-loan basis, which percentage represents the trustee fee rate, the primary servicer fee rate and, in some cases, a correspondent fee rate. The administrative fee rate for each mortgage loan is set forth on Annex A-1 to this prospectus supplement.

            (viii)  References to "Rem. Term" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the cut-off date to the stated maturity date of such mortgage loan.

            (ix)    References to "Rem. Amort." represent, with respect to each mortgage loan, the number of months and/or payments remaining from the later of the cut-off date and the end of any interest-only period, if any, to the month in which such mortgage loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any balloon payment, if any, due on such mortgage loan.

            (x)     References to "LO ()" represent, with respect to each
      mortgage loan, the period during which prepayments of principal are prohibited and no substitution of defeasance collateral is permitted. The number indicated in the parentheses indicates the number of monthly payment periods within such period (calculated for each mortgage loan from the date of its origination). References to "O ()" represent the period for which (a) no prepayment premium or yield maintenance charge is assessed and (b) defeasance is no longer required. References to "YM ()"
      represent the period for which a yield maintenance charge is assessed. The periods, if any, between consecutive due dates occurring prior to the maturity date of a mortgage loan during which the related borrower will have the right to prepay such mortgage loan without being required to pay a prepayment premium or a yield maintenance charge (each such period, an
      "Open Period") with respect to all of the mortgage loans have been calculated as those Open Periods occurring immediately prior to the maturity date of such mortgage loan as set forth in the related loan documents.

            (xi)    References to "Def ()" represent, with respect to each
      mortgage loan, the period during which the related holder of the mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder defeasance collateral.

            (xii)   References to "Occupancy %" are, with respect to any
      mortgaged real property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and manufactured housing communities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

            (xiii)  References to "Upfront Capex Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues other than those outlined in the engineering reports. In

                                      S-268

      certain cases, the funded reserves may also include reserves for ongoing repairs, replacements and corrections.

            (xiv)   References to "Upfront Engineering Reserve ($)" are
      references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

            (xv)    References to "Monthly Capex Reserve ($)"are references to funded reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

            (xvi)   References to "Upfront TI/LC Reserve ($)"are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

            (xvii)  References to "Monthly TI/LC Reserve ($)"are references to funded reserves, in addition to any escrows funded at loan closing for potential TI/LCs, that require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

                                      S-269

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                  LOAN
                  GROUP
 LOAN #           1 OR 2    ORIGINATOR(1)  PROPERTY NAME
----------------------------------------------------------------------------------------------

    1              2        IXIS           Park La Brea Apartments
    2              1        MLML           Beacon Office Portfolio
  2.01             1        MLML           120 South Riverside
  2.02             1        MLML           10 South Riverside
                            CRF            YPI Transwestern Portfolio
    3              1        CRF            200 North LaSalle
    4              1        CRF            Energy Square I & II
  4.01             1        CRF            Energy Square II
  4.02             1        CRF            Energy Square I
    5              1        CRF            Bannockburn Corporate Center
    6              1        CRF            6688 North Central
    7              1        CRF            1600 Corporate Center
    8              1        CRF            Kensington Corporate Center
    9              1        MLML           First Colony Mall
   10              1        MLML           Pinnacle Hills Promenade
   11              1        IXIS           Central Park Shopping Center
   12              1        MLML           Georgetown Renaissance Portfolio
  12.01            1        MLML           3345 M Street, NW
  12.02            1        MLML           Development Area 1
  12.03            1        MLML           3307 M Street, NW
  12.04            1        MLML           3077 M Street, NW
  12.05            1        MLML           Development Area 2
  12.06            1        MLML           3330 M Street
  12.07            1        MLML           1237 Wisconsin Ave, NW
  12.08            1        MLML           3265-3269 M Street, NW
  12.09            1        MLML           Development Area 3
  12.10            1        MLML           Development Area 5
  12.11            1        MLML           3235 M Street, NW
  12.12            1        MLML           3065 M Street, NW
  12.13            1        MLML           3263 M Street, NW
  12.14            1        MLML           Development Area 4
  12.15            1        MLML           3210 M Street, NW
  12.16            1        MLML           326 King Street
  12.17            1        MLML           3067 M Street, NW
  12.18            1        MLML           3033 M Street, NW
   13              1        MLML           Konover Hotel Portfolio
  13.01            1        MLML           Holiday Inn Express Kansas City
  13.02            1        MLML           Holiday Inn Express Portage
  13.03            1        MLML           Hampton Inn Kansas City
  13.04            1        MLML           Holiday Inn Express Fremont
  13.05            1        MLML           Holiday Inn Express Mishawaka
  13.06            1        MLML           Holiday Inn Express & Suites Warsaw
  13.07            1        MLML           Holiday Inn Express Adrian
  13.08            1        MLML           Carlton Lodge Adrian
  13.09            1        MLML           Holiday Inn Express La Porte
  13.10            1        MLML           Holiday Inn Express Chelsea
  13.11            1        MLML           Hampton Inn Marshall
  13.12            1        MLML           Holiday Inn Express Howe
  13.13            1        MLML           Country Inn & Suites Mishawaka
  13.14            1        MLML           Holiday Inn Express Marshall
  13.15            1        MLML           Super 8
   14              1        MLML           Anaheim Plaza
   15              1        MLML           Sahara Pavilion North
   16              1        MLML           The Parkdales
   17              1        MLML           White Oaks Mall
   18              1        MLML           Northgate Mall
   19              1        CRF            Long Beach Marketplace
   20              1        MLML           Pavillions Place
   21              1        MLML           Olympia Place
   22              1        CRF            Greeley Mall
   23              1        MLML           Atrium - Marriott University Park
   24              2        CRF            Mansions at Technology Park
   25              1        MLML           Federal Way Crossings
   26              1        MLML           University Square
   27              1        MLML           Masi Plaza
   28              1        MLML           Campus Lodge of Tampa
   29              1        MLML           Larwin Square
   30              1        CRF            Elm Ridge Center
   31              1        PNC            Las Colinas Highlands
   32              1        MLML           Pine Creek Shopping Center
   33              1        MLML           Frontier Village
   34              1        MLML           Country Fair Shopping Center
   35              1        CRF            Warwick Hotel Seattle
   36              2        MLML           Club at Desert Pines
   37              1        MLML           Rheem Valley Shopping Center
   38              1        MLML           Doubletree Guest Suites Washington DC
   39              1        MLML           Brookhurst Center
   40              1        MLML           Castleton Commons
   41              1        MLML           Residence Inn Tysons Corner Mall
   42              1        MLML           Homewood Suites San Antonio Riverwalk
   43              1        CRF            Colonial Office Park
   44              1        MLML           Lakewood Village
   45              1        PNC            Mammoth Airport Business Park
   46              1        MLML           San Dimas Marketplace
   47              2        PNC            The Manor Homes of Arbor Walk
   48              2        PNC            Colonial Village at Haverhill Apt Homes
   49              1        MLML           Marina Village
   50              1        CRF            Courtyard by Marriott Tacoma
   51              1        MLML           Carmax - Duarte
   52              1        MLML           Plaza 580 Shopping Center
   53              1        CRF            Tarzana Office Properties
  53.01            1        CRF            Moss V-18425 Burbank Blvd
  53.02            1        CRF            Moss I-18455 Burbank Blvd
  53.03            1        CRF            Moss II-18401 Burbank Blvd
   54              1        MLML           Carmax - Florida
  54.01            1        MLML           2550 Roosevelt Boulevard
  54.02            1        MLML           901 Towne Center Boulevard
   55              1        CRF            City Heights Retail Plaza
   56              1        CRF            Sutton Station
   57              1        MLML           Carmax - Dulles
   58              1        MLML           Highpoint Oaks II Portfolio
  58.01            1        MLML           Metroplex II
  58.02            1        MLML           Highpoint II
   59              2        CRF            Sonoma Ridge Apartments
   60              1        CRF            3201 Pennsy Drive
   61              1        MLML           Brookvale Center
   62              1        CRF            Hampton Inn South Street Seaport
   63              1        MLML           Washington Plaza
   64              1        CRF            1229 Maple
   65              1        MLML           Square One Shopping Center
   66              1        MLML           Gateway Shopping Center
   67              1        MLML           Pentagon Park
   68              1        MLML           La Verne Town Center
   69              1        MLML           Perris Town Center
   70              1        CRF            Poughkeepsie Center
   71              1        MLML           Fashion Faire Place
   72              1        MLML           Caughlin Ranch Shopping Center
   73              2        PNC            Merrywood Apartment Homes
   74              1        MLML           Cable Park Center
   75              1        CRF            Campus Realty Student Housing Portfolio
  75.01            1        CRF            1316 Geddes Avenue
  75.02            1        CRF            1305-1309 S. University Avenue
  75.03            1        CRF            1113 Willard Street
  75.04            1        CRF            1335 S. University Avenue
  75.05            1        CRF            614 Monroe Street
  75.06            1        CRF            1336 Geddes Avenue
  75.07            1        CRF            1610-18 Washtenaw Avenue
  75.08            1        CRF            1327 Geddes Avenue
   76              1        MLML           Carmax - White Marsh, MD
                            CRF            Choice - Northtowne MHP and Choice - Marysville MHP
   77              2        CRF            Choice - Northtowne MHP
   78              2        CRF            Choice - Marysville MHP
   79              1        CRF            Palmer Portfolio
 Loan Component    1        CRF            Palmer Portfolio - East Avenue Commons
 Loan Component    1        CRF            Palmer Portfolio - The Alexandrian
 Loan Component    1        CRF            Palmer Portfolio - Goodman Street
   80              1        CRF            Barrett Woods Corporate Center
   81              1        MLML           Charleston Festival
   82              1        MLML           Greentree Plaza Shopping Center
   83              1        CRF            McGregor Shopping Center
   84              1        CRF            Brighton Valley
  84.01            1        CRF            Brighton Valley Independence Village
  84.02            1        CRF            Brighton Day Care-Children's World
   85              1        CRF            Campbell Industrial Park Warehouse
   86              1        MLML           Riverhead Shopping Center
   87              1        CRF            Martin's Plaza - Dunkirk
   88              2        PNC            Wynhaven - Hollister Apartments
   89              1        MLML           Sonic Automotive II
  89.01            1        MLML           Momentum BMW
  89.02            1        MLML           Clear Lake Nissan
   90              1        CRF            McKibbon-Residence Inn Charlotte
   91              2        PNC            Franciscan at Bear Creek Apartments
   92              1        MLML           Signature Plaza
   93              1        CRF            Courtyard by Marriott - Danbury
   94              1        CRF            Flextronics
   95              1        MLML           Bryant Ranch
   96              2        MLML           Regents Walk
   97              1        MLML           Olympia West Center
   98              1        MLML           San Gabriel Parkway Business Center
   99              2        CRF            Victorian Quarters at Team Ranch
   100             1        CRF            Residence Inn - DIA
   101             1        MLML           Lakewood Shopping Center
   102             2        MLML           Presidio Square
   103             1        CRF            Prospect Square
   104             1        CRF            Kintetsu Mall
   105             1        CRF            Goffstown Plaza
   106             2        CRF            Lythgoe MFH Portfolio
 106.01            2        CRF            80th Avenue
 106.02            2        CRF            Strawberry
 106.03            2        CRF            Woburn
 106.04            2        CRF            64th Avenue
 106.05            2        CRF            Lunar
 106.06            2        CRF            Bearfoot
   107             1        CRF            Courtyard by Marriott - Lincoln
   108             1        CRF            Main Street Plaza
   109             1        CRF            McKibbon-Homewood Suites Knoxville
   110             1        CRF            Westlake Village Inn
   111             1        CRF            Gottschalks Capitola
                            MLML           Cardenas Markets
   112             1        MLML           Cardenas Markets - Indio
   113             1        MLML           Cardenas Markets - Perris
   114             1        MLML           Sycamore Plaza
   115             1        MLML           Dell Range King Soopers
   116             1        MLML           93-20 Roosevelt Avenue
   117             1        MLML           125 Uptown
   118             1        MLML           Sheraton Hotel - Ontario Airport
   119             1        CRF            Walk at John's Creek
   120             1        CRF            Paradise Valley Medical Plaza
   121             1        MLML           Carmax - Laurel, MD
   122             1        MLML           High Plains Surgery
   123             1        CRF            Carlsbad Village Self Storage
   124             1        CRF            Hampton Inn - Ellenton, FL
   125             1        CRF            Martin's Plaza  Derby
   126             1        MLML           Victorville Shopping Center
   127             1        PNC            Quakerbridge Self Storage
   128             2        CRF            Victoria Park Apartments
   129             1        CRF            Bloomington Center
   130             1        CRF            The Meadows MHP
   131             2        MLML           The Pointe at St. Joseph's
   132             1        CRF            Rivergate Plaza & Oak Ridge Plaza
 132.01            1        CRF            Oak Ridge Plaza
 132.02            1        CRF            Rivergate Plaza
   133             1        MLML           Riverside Commerce Center
   134             1        CRF            Hampton Inn - Windsor
   135             1        MLML           701 East Lake Street
   136             1        MLML           Northridge Plaza
   137             2        MLML           LaSalle Apartments
   138             1        CRF            Flagship Office Building
   139             1        PNC            Met Center Business Park
   140             1        CRF            Plaza El Toro
   141             1        CRF            Springhill Suites by Marriott
   142             2        MLML           3515 Arlene Drive
   143             1        MLML           Holiday Inn - Santa Anna
   144             2        PNC            Heritage Park Apartments - Azusa
   145             1        CRF            Wright Line HQ
   146             2        PNC            Georgetown Apartments & The Willows Apartments
 146.01            2        PNC            The Willows Apartments
 146.02            2        PNC            Georgetown Apartments
   147             1        CRF            318-332 Santa Monica Boulevard
   148             1        MLML           Reef Building
   149             1        CRF            Anchor Square Shopping Center
   150             1        CRF            Kabuki Theatre
   151             1        CRF            AA U-Stor-M
   152             2        PNC            Twin Creek Village Apartments
   153             1        MLML           Superior Super Warehouse - Chino
   154             1        MLML           College Park Plaza
   155             1        CRF            Moorpark Plaza
   156             2        CRF            Foothill Courtyard Apartments
   157             1        MLML           Glenwood Village Square
   158             1        MLML           Regency Point Shopping Center
   159             1        CRF            Westgate Plaza - Riverside, CA
   160             1        CRF            Medplex I and II
 160.01            1        CRF            Medplex I
 160.02            1        CRF            Medplex II
   161             1        CRF            Garden Ridge Kennesaw
   162             1        CRF            Garden Ridge Norcross
   163             1        CRF            Washington Shoe Mfg Co. Building
   164             1        MLML           East Burnside Plaza
   165             1        CRF            22741 Pacific Coast Highway
   166             1        CRF            761 Corporate Center Drive
   167             1        PNC            New York Graphic Society Building
   168             2        CRF            Willow Ridge Apartments
   169             2        PNC            Creekwood Apartments - Houston
   170             2        CRF            Canyon Walk Apartments
   171             1        CRF            WWG - Glendale
   172             1        CRF            Gold Coast Real Estate
   173             1        CRF            Fitzgerald Parking Lots
   174             1        MLML           Corley Portfolio
 174.01            1        MLML           Retail Center
 174.02            1        MLML           Office Park
   175             1        CRF            Whisper Lakes
   176             1        CRF            433 Lincoln Road
   177             2        PNC            River Oaks Apartments - Arlington
   178             1        MLML           Fort Apache
   179             1        CRF            Paseo Plaza
   180             1        CRF            Carmel Office Court
   181             1        CRF            Rock Oak Estates MHC
   182             1        CRF            Hillcrest Garden Center
   183             2        CRF            Town Square
   184             1        CRF            Medical Arts Building
   185             2        MLML           Doux Chene
   186             1        CRF            The Hotel
   187             2        CRF            Warehouse Apartments
   188             1        MLML           1253-1257 Los Angeles Street
   189             2        CRF            Courtyard at Exchange Alley
   190             1        MLML           Hampton Inn - Pell City
   191             1        MLML           Etowah Crossing Shopping Center
   192             1        MLML           Flamingo Plaza
   193             1        CRF            Old Barn Self Storage
   194             1        MLML           Pioneers Medical Arts Buildings
   195             1        CRF            Midland Clarion
   196             1        CRF            Miyako Mall
   197             1        CRF            WWG - Los Angeles
   198             1        MLML           Burgard Industrial Park
   199             1        MLML           Chapel Ridge - Retail
   200             1        MLML           Milford Center
   201             2        CRF            Ticon-Taylor's Pond Apartments
   202             1        CRF            Westsound Plaza
   203             2        CRF            Wood Ridge Apartments
   204             1        MLML           Huntington Square
   205             1        MLML           Highland Village Plaza - Phase II
   206             1        MLML           Superior Super Warehouse - Corona
   207             1        MLML           Linkside Center
   208             1        CRF            Torrington Self Storage
   209             1        CRF            Laguna Village Plaza
   210             1        CRF            Comfort Inn - Tempe, AZ
   211             1        MLML           Village at Valleydale
   212             1        CRF            Civic Center Plaza Norwalk
   213             2        CRF            Casa Claire
   214             1        CRF            312 E 1st Street
   215             1        CRF            Santa Monica Place
   216             2        CRF            Wynwood Apartments
   217             1        CRF            Storage Master
   218             1        MLML           Yuba City Self Storage
   219             1        PNC            New Market Square
   220             1        PNC            Skycam Building
   221             1        MLML           Executive Business Center at the District
   222             1        CRF            Teems Retail Portfolio
 222.01            1        CRF            Jenkinsburg Junction
 222.02            1        CRF            Spivey Crossing Center
 222.03            1        CRF            Chambers Plaza
 222.04            1        CRF            Jackson Square
 222.05            1        CRF            Flippen Junction
   223             2        CRF            Pebble Creek Apts
   224             1        CRF            Vegas Mountain Shopping Center
   225             1        CRF            AA Climate Control II
                            CRF            Rib Mountain Shopping Center & Post Whiting Center
   226             1        CRF            Rib Mountain Shopping Center
   227             1        CRF            Post Whiting Center
   228             1        PNC            Commonwealth Commons
   229             1        MLML           Wells Fargo - Houston
   230             1        CRF            Horizon Center
   231             1        CRF            Oak Plaza
   232             1        CRF            Pines Road Marketplace
   233             2        CRF            Timbers Apartments
   234             1        MLML           Walmart Shops at Panola
   235             1        CRF            Big Spring Marketplace
   236             1        CRF            Storage One at Regena
   237             1        CRF            Woodbury Courts
   238             1        MLML           Advanced Stor Edge
   239             2        CRF            The Village Apartments
   240             2        CRF            Arrowhead MHP
   241             2        CRF            Laurel Canyon Apartments
   242             1        CRF            Green Turtle Plaza
   243             1        CRF            Boulevard Plaza
   244             2        MLML           Beech Kearny Apartments
   245             1        CRF            StorageHouse Self Storage
   246             1        PNC            College Hill Square
   247             1        CRF            Wavell Showcase & Furniture
   248             1        CRF            Hobart Plaza
   249             1        CRF            Spectrum Health Grand Rapids
   250             2        CRF            Holiday Acres
   251             1        MLML           AGA Medical
   252             1        CRF            Mays Crossing
   253             1        CRF            Available Self Storage
   254             1        CRF            222 Camp Wisdom Village
   255             2        CRF            Longfellow Apartments
   256             2        CRF            Vineyards on Garland Apartments
   257             1        CRF            Centerpointe Plaza
   258             1        CRF            Golden West Plaza
   259             2        PNC            Stone Ridge Apartments
   260             1        CRF            Shops at Waterloo
   261             2        CRF            Jefferson Manor Townhomes
   262             1        CRF            Oakbrooke Centre
   263             1        CRF            Memorial Drive Retail Center
   264             1        PNC            Sabino Plaza
   265             1        CRF            3826 South New Hope Road
   266             1        PNC            Meridian Meadows Center
   267             1        CRF            Iron Mountain
   268             1        CRF            Cypress Center
   269             1        CRF            Louetta Shopping Center
   270             1        CRF            Callaghan Corners
   271             1        CRF            Shops of South Cobb
   272             1        CRF            Taylor Plaza-Montgomery
   273             2        CRF            Collindale Apartments
   274             1        CRF            Fed-Ex Kinkos
   275             1        CRF            Southwest Mini Storage
   276             2        CRF            Fairways Apartments
   277             1        CRF            Lewis Lockup

 LOAN #                           STREET ADDRESS                                             CITY
--------------------------------------------------------------------------------------------------------

    1             6200 West Third Street                                                Los Angeles
    2             Various                                                               Chicago
  2.01            120 South Riverside Plaza                                             Chicago
  2.02            10 South Riverside Plaza                                              Chicago
                  Various                                                               Various
    3             200 North LaSalle Street                                              Chicago
    4             Various                                                               Dallas
  4.01            4849 Greenville Avenue                                                Dallas
  4.02            4925 Greenville Avenue                                                Dallas
    5             3000 Lakeside Drive                                                   Bannockburn
    6             6688 North Central Expressway                                         Dallas
    7             1600 West Golf Road                                                   Rolling Meadows
    8             1660 Feehanville Road                                                 Mount Prospect
    9             16535 Southwest Freeway                                               Sugar Land
   10             2203 Promenade Boulevard                                              Rogers
   11             1201 Central Park Boulevard                                           Fredericksburg
   12             Various                                                               Various
  12.01           3345 M Street, NW                                                     Washington
  12.02           3314-3316, 3320, 3324-3326, 3328 M Street; 3315 & 3323 Cady's Alley   Washington
  12.03           3307 M Street                                                         Washington
  12.04           3077 M Street                                                         Washington
  12.05           3300, 3304 & 3306 M Street; 3301 & 3303 Cady's Alley                  Washington
  12.06           3330 M Street                                                         Washington
  12.07           1237 Wisconsin Avenue, NW                                             Washington
  12.08           3265-3269 M Street                                                    Washington
  12.09           3336-3340 M Street                                                    Washington
  12.10           3312, 3316 & 3320 Cady's Alley                                        Washington
  12.11           3235 & 3233 M Street                                                  Washington
  12.12           3065 M Street                                                         Washington
  12.13           3263 M Street                                                         Washington
  12.14           3334, 3336 & 3340 Cady's Alley                                        Washington
  12.15           3210 M Street                                                         Washington
  12.16           326 King Street; 100 South Royal Street                               Alexandria
  12.17           3067 M Street                                                         Washington
  12.18           3033-3035 M Street                                                    Washington
   13             Various                                                               Various
  13.01           1931 Prairie Crossing                                                 Kansas City
  13.02           2323 Willowcreek Road                                                 Portage
  13.03           1400 Village West Parkway                                             Kansas City
  13.04           6245 North Old 27                                                     Fremont
  13.05           420 West University Drive                                             Mishawaka
  13.06           3825 Lake City Highway                                                Warsaw
  13.07           1077 West US 223                                                      Adrian
  13.08           1629 West Maumee Street                                               Adrian
  13.09           100 East Shore Court                                                  La Porte
  13.10           1540 Commerce Park Drive                                              Chelsea
  13.11           17256 Sam Hill Drive                                                  Marshall
  13.12           45 West 750 North                                                     Howe
  13.13           120 West University Drive                                             Mishawaka
  13.14           17252 Sam Hill Drive                                                  Marshall
  13.15           1091 U.S Highway 223                                                  Adrian
   14             406-680 North Euclid Street                                           Anaheim
   15             Decatur Boulevard & Sahara Avenue                                     Las Vegas
   16             1600 & 1660 South Highway 100; 5354 &                                 St. Louis Park
                  5402 Parkdale Drive; 5100, 5353 & 5401 Gamble Drive
   17             2501 West Wabash Avenue                                               Springfield
   18             5000 Hixson Pike                                                      Chattanooga
   19             6401-6605 East Pacific Coast Highway                                  Long Beach
   20             16300 Beach Boulevard                                                 Huntington Beach
   21             1601-1697 Mount Diablo Boulevard                                      Walnut Creek
   22             2050 Greeley Mall Street                                              Greeley
   23             880 East 2nd Street                                                   Tucson
   24             2 River Chase                                                         North Greenbush
   25             SWC of SR 161 and South 348th Street                                  Federal Way
   26             5801-5985 University Avenue                                           San Diego
   27             11787 - 11899 Foothill Boulevard                                      Rancho Cucamonga
   28             15115 Livingston Avenue                                               Lutz
   29             520 E. 1st Street                                                     Tustin
   30             3530-3820 West Ridge Road                                             Greece
   31             6191 N. State Highway 161                                             Irving
   32             672-776 Freeman Lane                                                  Grass Valley
   33             621 NE Highway 9                                                      Lake Stevens
   34             12013 Central Avenue                                                  Chino
   35             401 Lenora Street                                                     Seattle
   36             3700 East Bonanza Road                                                Las Vegas
   37             345-375 Rheem Boulevard                                               Moraga
   38             801 New Hampshire Avenue, NW                                          Washington
   39             915 South Brookhurst Street                                           Anaheim
   40             8310-8450 Castleton Corner Drive                                      Indianapolis
   41             8400 Old Courthouse Road                                              Vienna
   42             432 West Market Street                                                San Antonio
   43             100-800 & 2000 Interstate Park Center                                 Montgomery
   44             8900-9098 Brooks Road South                                           Windsor
   45             6325-6375 South Pecos Road                                            Las Vegas
   46             210 Frwy at Cienga Avenue                                             San Dimas
   47             1318 SW Manor Lake Drive                                              Lee's Summit
   48             12222 Vance Jackson Road                                              San Antonio
   49             5812 Edinger Avenue                                                   Huntington Beach
   50             1515 Commerce Street                                                  Tacoma
   51             1131 Central Avenue                                                   Duarte
   52             4500 Las Positas Boulevard                                            Livermore
   53             Various                                                               Tarzana
  53.01           18425 Burbank Boulevard                                               Tarzana
  53.02           18455 Burbank Boulevard                                               Tarzana
  53.03           18401 Burbank Boulevard                                               Tarzana
   54             Various                                                               Various
  54.01           2550 Roosevelt Boulevard                                              Clearwater
  54.02           901 Towne Center Boulevard                                            Sanford
   55             4365, 4371, 4403, 4415, 4435 University Avenue, 3807, 3879, 3895      San Diego
                  Fairmount Avenue, 4440 Wightman Street
   56             5717-5850 Fayetteville Road                                           Durham
   57             45210 Towlern Place                                                   Sterling
   58             Various                                                               Various
  58.01           2304 Tarpley Road                                                     Carrollton
  58.02           2701 Highpoint Oaks Boulevard                                         Lewisville
   59             2900 Saint Paul Drive                                                 Santa Rosa
   60             3201 Pennsy Drive                                                     Landover
   61             35550 Fremont Boulevard                                               Fremont
   62             320 Pearl Street                                                      New York
   63             408-530 East Washington Boulevard                                     Los Angeles
   64             1229-1299 Maple Avenue                                                Los Angeles
   65             3555 NW Federal Highway                                               Jensen Beach
   66             13314 Bothell Everett Highway                                         Mill Creek
   67             4510, 4815, 4901 & 4940 West 77th Street;4900-4960 West Viking &      Edina
                  7701 Normandale Road; 7600 Parklawn Avenue
   68             2462 Foothill Boulevard                                               La Verne
   69             15-138 West Nuevo Road                                                Perris
   70             2016-2024 South Road                                                  Poughkeepsie
   71             15100 Hesperian Boulevard                                             San Leandro
   72             4788 Caughlin Parkway                                                 Reno
   73             22400 Westheimer Parkway                                              Katy
   74             8801-8899 Greenback Lane                                              Orangevale
   75             Various                                                               Ann Arbor
  75.01           1316 Geddes Avenue                                                    Ann Arbor
  75.02           1305-1309 South University Avenue                                     Ann Arbor
  75.03           1113 Willard Street                                                   Ann Arbor
  75.04           1335 South University Avenue                                          Ann Arbor
  75.05           614 Monroe Street                                                     Ann Arbor
  75.06           1336 Geddes Avenue                                                    Ann Arbor
  75.07           1610-1612 &1616-1618 Washtenaw Avenue                                 Ann Arbor
  75.08           1327 Geddes Avenue                                                    Ann Arbor
   76             10201 Philadelphia Road                                               White Marsh
                  Various                                                               Various
   77             6255 Telegraph Road                                                   Erie
   78             506 North Main Street                                                 Marysville
   79             Various                                                               Rochester
 Loan Component   101-129 East Avenue                                                   Rochester
 Loan Component   286-300 Alexander Street                                              Rochester
 Loan Component   247 North Goodman Street                                              Rochester
   80             13515-13545 Barrett Parkway Drive                                     Ballwin
   81             6310 West Charleston Boulevard                                        Las Vegas
   82             305-505 Southeast Everett Mall Way                                    Everett
   83             3930-3940 Airport Boulevard                                           Mobile
   84             Various                                                               Brighton
  84.01           7700 &7800 Nemco Way                                                  Brighton
  84.02           7600 Nemco Way                                                        Brighton
   85             91-315 Hanua Street                                                   Kapolei
   86             1087-1103 Old Country Road                                            Riverhead
   87             3955 Vineyard Drive                                                   Dunkirk
   88             7740 West Little York                                                 Houston
   89             Various                                                               Various
  89.01           15865 Katy Freeway                                                    Houston
  89.02           2150 Gulf Freeway                                                     League City
   90             6030 J.A. Jones Drive                                                 Charlotte
   91             1600 Village Drive                                                    Euless
   92             6440-6450 Sepulveda Boulevard                                         Van Nuys
   93             3 Eagle Road                                                          Danbury
   94             2241, 2243, and 2245 Lundy Avenue                                     San Jose
   95             23621 - 23741 La Palma Avenue                                         Yorba Linda
   96             726 Raleigh Court                                                     Homewood
   97             1530 Black Lake Boulevard, SW                                         Olympia
   98             3619-3735 San Gabriel River Parkway                                   Pico Rivera
   99             8889 Cook Ranch Road                                                  Benbrook
   100            16470 East 40th Circle                                                Aurora
   101            8774-8928 Lakewood Drive                                              Windsor
   102            5401 West Presidio Lane                                               Milwaukee
   103            1025 Prospect Street                                                  San Diego
   104            1737 Post Street                                                      San Francisco
   105            553 Mast Road                                                         Goffstown
   106            Various                                                               Anchorage
 106.01           2001-2171 West 80th Avenue                                            Anchorage
 106.02           2100-2110 Strawberry Road                                             Anchorage
 106.03           7321-7327 Woburn Circle                                               Anchorage
 106.04           2625-2651 East 64th Avenue                                            Anchorage
 106.05           3855 Lunar Drive                                                      Anchorage
 106.06           7100 Bearfoot Drive                                                   Anchorage
   107            636 George Washington Highway                                         Lincoln
   108            3110 Main Street                                                      Santa Monica
   109            10935 Turkey Drive                                                    Knoxville
   110            31943 Agoura Road                                                     Westlake Village
   111            1825 41st Avenue                                                      Capitola
                  Various                                                               Various
   112            45800 Rubidoux Street                                                 Indio
   113            2560 North Perris Boulevard                                           Perris
   114            1021-1131 North State College Boulevard                               Anaheim
   115            3610, 3702, and 3806 Dell Range Boulevard                             Cheyenne
   116            93-20 Roosevelt Avenue                                                Jackson Heights
   117            222 - 228 W 125th Street                                              New York
   118            429 North Vineyard Avenue                                             Ontario
   119            11030 & 11035 Bell Road                                               Duluth
   120            5410 North Scottsdale Road                                            Paradise Valley
   121            8801 Freestate Drive                                                  Laurel
   122            3611 21st Street                                                      Lubbock
   123            3235 Tyler Street                                                     Carlsbad
   124            5810 20th Court East                                                  Ellenton
   125            6914 North Erie Road                                                  Evans
   126            12400 Amargosa Road                                                   Victorville
   127            3540 Mercerville Quakerbridge Road                                    Hamilton
   128            8600 South Course                                                     Houston
   129            7940 Penn Avenue South                                                Bloomington
   130            3541 Calle Principal                                                  Chico
   131            307 East LaSalle Avenue                                               South Bend
   132            Various                                                               Various
 132.01           2380 West Oak Ridge Road                                              Orlando
 132.02           160 South Nova Road                                                   Daytona Beach
   133            120 Corporate Boulevard                                               Norfolk
   134            2168 Poquonock Avenue                                                 Windsor
   135            701 East Lake Street                                                  Wayzata
   136            4802-4894 San Juan Avenue                                             Fair Oaks
   137            36 South 9th Street                                                   Minneapolis
   138            2 West Baltimore Avenue                                               Media
   139            7901 East Riverside Drive                                             Austin
   140            23330-23384, 23404 El Toro Road and 24842-24882 Muirlands Boulevard   Lake Forest
   141            6325 North Cloverdale Road                                            Boise
   142            3515 Arlene Drive                                                     Branson
   143            2726 South Grand Avenue                                               Santa Ana
   144            850 South Vincent Avenue                                              Azusa
   145            160 Gold Star Boulevard                                               Worcester
   146            7110 Van Dorn Street, 1800 Know Street                                Lincoln
 146.01           1800 Knox Street                                                      Lincoln
 146.02           7110 Van Dorn Street                                                  Lincoln
   147            318-332 Santa Monica Boulevard                                        Santa Monica
   148            9650-9660 Chesapeake Drive                                            San Diego
   149            6500 Eastern Avenue                                                   Baltimore
   150            1881 Post Street                                                      San Francisco
   151            1675 West 11th Street                                                 Upland
   152            1300 Creekside Drive                                                  Norman
   153            12375 Central Avenue                                                  Chino
   154            3131 SW College Road                                                  Ocala
   155            510-540 New Los Angeles Avenue                                        Moorpark
   156            1360 Foothill Drive                                                   Vista
   157            1153 North 5th Street                                                 Perkasie
   158            1025-69 East 9th Street                                               Lockport
   159            3724-3758 La Sierra & 11130-11170 Magnolia Avenues                    Riverside
   160            Various                                                               Hoover
 160.01           4515 Southlake Parkway                                                Hoover
 160.02           4517 Southlake Parkway                                                Hoover
   161            2875 George Busbee Parkway                                            Kennesaw
   162            1887 Willow Trail Parkway                                             Norcross
   163            159 South Jackson Street                                              Seattle
   164            5544 E. Burnside                                                      Portland
   165            22741 Pacific Coast Highway                                           Malibu
   166            761 Corporate Center Drive                                            Pomona
   167            129 Glover Avenue                                                     Norwalk
   168            500 Old Farm Lane                                                     Prattville
   169            11911 Northwest Freeway                                               Houston
   170            1502 West Glendale Avenue                                             Phoenix
   171            6310 West Union Hills Drive                                           Glendale
   172            11250 Northwest 20 Street                                             Miami
   173            3694 Washington Street/15 Morton Street;                              Jamaica Plain; Boston; Medford
                  588 Commercial Street; 97 Revere Beach Parkway
   174            Various                                                               Las Vegas
 174.01           6060 Windmill Lane                                                    Las Vegas
 174.02           3085 & 3075 Russell Road                                              Las Vegas
   175            2100-2180 Whisper Lakes Boulevard                                     Orlando
   176            433-445 Lincoln Road                                                  Miami
   177            711 Brentford Place                                                   Arlington
   178            3375 South Fort Apache Road                                           Las Vegas
   179            1805 East Ruben Torres Boulevard                                      Brownsville
   180            301 East Carmel Court                                                 Carmel
   181            10065 Main Street                                                     Clarence
   182            2800-2824 Camino Dos Rios                                             Newbury Park
   183            930 School Street                                                     Des Moines
   184            277 Alexander Street                                                  Rochester
   185            2101 Harvey Mitchell Parkway South                                    College Station
   186            801 Collins Avenue                                                    Miami Beach
   187            405 Cross Street                                                      College Station
   188            1251 - 1257 South Los Angeles Street                                  Los Angeles
   189            1323 East Main Street                                                 Richmond
   190            220 Vaughan Lane                                                      Pell City
   191            954 Gilbert Ferry Road                                                Attalla
   192            5900, 5920 and 5940 West Flamingo Road                                Las Vegas
   193            175 Springhill Drive                                                  Grass Valley
   194            751 West Legion Road                                                  Brawley
   195            4300 West Wall Street                                                 Midland
   196            22 Peace Plaza                                                        San Francisco
   197            2525, 2529, 2531 Sawtelle Boulevard                                   Los Angeles
   198            12005 North Burgard Way                                               Portland
   199            10280 Maysville Road                                                  Fort Wayne
   200            575-591 North Dual Highway                                            Seaford
   201            401 Archdale Drive                                                    Durham
   202            9960 Silverdale Way                                                   Silverdale
   203            1900 Burton Drive                                                     Austin
   204            1450 East Chicago Avenue                                              Naperville
   205            7195-7199 Boulder Avenue                                              Highland
   206            1130 West 6th Street                                                  Corona
   207            52 West Birdie Lane                                                   Magnolia
   208            260 Technology Park Drive                                             Torrington
   209            9168-9174 Franklin Boulevard                                          Elk Grove
   210            1031 East Apache Boulevard                                            Tempe
   211            5291 Valleydale Road                                                  Birmingham
   212            12231-12375 Imperial Highway                                          Norwalk
   213            1125 Hillcrest Street                                                 Mesquite
   214            312 East 1st Street                                                   Los Angeles
   215            2461 Santa Monica Boulevard                                           Santa Monica
   216            1267 A Nelson Street                                                  Richmond
   217            1435 Sebastopol Road                                                  Santa Rosa
   218            1268 Stewart Road                                                     Yuba City
   219            2413,2357,2347 North Maize Road                                       Wichita
   220            1500 Southwest Expressway Drive                                       Broken Arrow
   221            801 East Fern Avenue                                                  McAllen
   222            Various                                                               Various
 222.01           2093 North Highway 42                                                 Jenkinsburg
 222.02           3530 Walt Stephens Road                                               Stockbridge
 222.03           2260 Jonesboro Road                                                   McDonough
 222.04           200 Mulberry Street                                                   Jackson
 222.05           4462 Walt Stephens Road                                               Stockbridge
   223            1454 Hussman Avenue                                                   Gardnerville
   224            2506 Seventh Street                                                   Las Vegas
   225            6701 Gulfway Drive                                                    Groves
                  Various                                                               Various
   226            4500 Rib Mountain Drive                                               Wasau
   227            2417 Post Road                                                        Stevens Point
   228            2881 East Oakland Park Boulevard                                      Fort Lauderdale
   229            2613 Austin Street                                                    Houston
   230            13497 Research Boulevard                                              Austin
   231            3005 South 83rd Plaza                                                 Omaha
   232            6730 Pines Road                                                       Shreveport
   233            1224 North Albert Pike Avenue                                         Fort Smith
   234            5445 Fairington Road                                                  Lithonia
   235            111 East Marcy Street                                                 Big Spring
   236            6275 North Tenaya Way                                                 Las Vegas
   237            124-128 South River Road                                              Bedford
   238            2271 Woodbridge Avenue                                                Edison
   239            3600 Kinkead Avenue                                                   Fort Smith
   240            4175 West 4th Street                                                  Reno
   241            6901 Laurel Canyon Boulevard                                          North Hollywood
   242            2532-2562-2592 West Indiantown Road                                   Jupiter
   243            696 East Altamonte Boulevard                                          Altamonte Springs
   244            91 Beech Street                                                       Kearny
   245            401 North Scribner Street and 131 East Hudgins Street                 Grapevine
   246            410 N. Hillside                                                       Wichita
   247            10821 & 10831 Bloomfield Street                                       Los Alamitos
   248            5301 Sunset Boulevard                                                 Los Angeles
   249            3350 Broadmoor Avenue Southeast                                       Kentwood
   250            2701 Leary Lane                                                       Victoria
   251            1340 Upper Hembree Road                                               Alpharetta
   252            300 Mays Crossing Drive                                               Round Rock
   253            37200 Post Street                                                     Fremont
   254            222 West Camp Wisdom Road                                             Duncanville
   255            1215 Longfellow                                                       Beaumont
   256            2000 North Garland Avenue                                             Fayetteville
   257            2668 South 31st Street                                                Temple
   258            9704-9744 Lower Azusa Road                                            El Monte
   259            1020 West 37th Street                                                 Chattanooga
   260            6130-6160 Gender Road                                                 Canal Winchester
   261            1-37 Jefferson Court                                                  Fairport
   262            337 Oakbrooke Drive                                                   Mount Washington
   263            4065 Memorial Drive                                                   Decatur
   264            604 North Guadalupe Street                                            Santa Fe
   265            3826 South New Hope Road                                              Gastonia
   266            3001-3030 Meridian Meadows Road                                       Greenwood
   267            1699 Hobbs Road                                                       Auburndale
   268            229 North Del Prado Boulevard                                         Cape Coral
   269            3930 Louetta Road                                                     Spring
   270            8002 Callaghan Road                                                   San Antonio
   271            4585 South Cobb Drive                                                 Smyrna
   272            7711 Averiett Drive                                                   Montgomery
   273            5223 Collindale Road                                                  Richmond
   274            5895 Christie Avenue                                                  Emeryville
   275            5811 49th Street                                                      Lubbock
   276            1237 38th Street South                                                Birmingham
   277            6350 South Lewis Avenue East                                          Tulsa

                                                                      NUMBER OF      PROPERTY             PROPERTY
 LOAN #           STATE       ZIP CODE            COUNTY              PROPERTIES       TYPE                SUBTYPE
------------------------------------------------------------------------------------------------------------------------------------

    1             CA            90036           Los Angeles               1       Multifamily            Garden and High-Rise
    2             IL            60606           Cook                      2       Office                 CBD
  2.01            IL            60606           Cook                      1       Office                 CBD
  2.02            IL            60606           Cook                      1       Office                 CBD
                  Various      Various          Various                   7       Office                 Various
    3             IL            60601           Cook                      1       Office                 CBD
    4             TX            75206           Dallas                    2       Office                 Urban
  4.01            TX            75206           Dallas                    1       Office                 Urban
  4.02            TX            75206           Dallas                    1       Office                 Urban
    5             IL            60015           Lake                      1       Office                 Suburban
    6             TX            75206           Dallas                    1       Office                 Urban
    7             IL            60008           Cook                      1       Office                 Suburban
    8             IL            60056           Cook                      1       Office                 Suburban
    9             TX            77479           Fort Bend                 1       Retail                 Anchored
   10             AR            72758           Benton                    1       Retail                 Anchored
   11             VA            22401           Spotsylvania              1       Retail                 Anchored
   12             Various      Various          Various                   18      Various                Various
  12.01           DC            20007           District of Columbia      1       Mixed Use              Office/Retail
  12.02           DC            20007           District of Columbia      1       Retail                 Unanchored
  12.03           DC            20007           District of Columbia      1       Retail                 Unanchored
  12.04           DC            20007           District of Columbia      1       Retail                 Unanchored
  12.05           DC            20007           District of Columbia      1       Mixed Use              Office/Retail
  12.06           DC            20007           District of Columbia      1       Retail                 Unanchored
  12.07           DC            20007           District of Columbia      1       Retail                 Unanchored
  12.08           DC            20007           District of Columbia      1       Retail                 Unanchored
  12.09           DC            20007           District of Columbia      1       Retail                 Unanchored
  12.10           DC            20007           District of Columbia      1       Retail                 Unanchored
  12.11           DC            20007           District of Columbia      1       Mixed Use              Office/Retail
  12.12           DC            20007           District of Columbia      1       Retail                 Unanchored
  12.13           DC            20007           District of Columbia      1       Retail                 Unanchored
  12.14           DC            20007           District of Columbia      1       Mixed Use              Retail/Multifamily
  12.15           DC            20007           District of Columbia      1       Retail                 Unanchored
  12.16           VA            22314           Alexandria City           1       Retail                 Anchored
  12.17           DC            20007           District of Columbia      1       Retail                 Unanchored
  12.18           DC            20007           District of Columbia      1       Retail                 Unanchored
   13             Various      Various          Various                   15      Hospitality            Limited Service
  13.01           KS            66111           Wyandotte                 1       Hospitality            Limited Service
  13.02           IN            46368           Porter                    1       Hospitality            Limited Service
  13.03           KS            66111           Wyandotte                 1       Hospitality            Limited Service
  13.04           IN            46737           Steuben                   1       Hospitality            Limited Service
  13.05           IN            46545           St Joseph                 1       Hospitality            Limited Service
  13.06           IN            46580           Kosciusko                 1       Hospitality            Limited Service
  13.07           MI            49221           Lenawee                   1       Hospitality            Limited Service
  13.08           MI            49221           Lenawee                   1       Hospitality            Limited Service
  13.09           IN            46350           La Porte                  1       Hospitality            Limited Service
  13.10           MI            48118           Washtenaw                 1       Hospitality            Limited Service
  13.11           MI            49068           Calhoun                   1       Hospitality            Limited Service
  13.12           IN            46746           Lagrange                  1       Hospitality            Limited Service
  13.13           IN            46545           St Joseph                 1       Hospitality            Limited Service
  13.14           MI            49068           Calhoun                   1       Hospitality            Limited Service
  13.15           MI            49221           Lenawee                   1       Hospitality            Limited Service
   14             CA            92801           Orange                    1       Retail                 Anchored
   15             NV            89102           Clark                     1       Retail                 Anchored
   16             MN            55416           Hennepin                  1       Office                 Suburban
   17             IL            62704           Sangamon                  1       Retail                 Anchored
   18             TN            37415           Hamilton                  1       Retail                 Anchored
   19             CA            90803           Los Angeles               1       Retail                 Anchored
   20             CA            92683           Orange                    1       Retail                 Anchored
   21             CA            94596           Contra Costa              1       Retail                 Anchored
   22             CO            80631           Weld                      1       Retail                 Anchored
   23             AZ            85719           Pima                      1       Hospitality            Full Service
   24             NY            12144           Rensselaer                1       Multifamily            Garden
   25             WA            98003           King                      1       Retail                 Anchored
   26             CA            92115           San Diego                 1       Retail                 Anchored
   27             CA            91730           San Bernardino            1       Retail                 Unanchored
   28             FL            33549           Hillsborough              1       Multifamily            Student Housing
   29             CA            92780           Orange                    1       Retail                 Anchored
   30             NY            14626           Monroe                    1       Retail                 Anchored
   31             TX            75038           Dallas                    1       Office                 Suburban
   32             CA            95949           Nevada                    1       Retail                 Anchored
   33             WA            98258           Snohomish                 1       Retail                 Anchored
   34             CA            91710           San Bernardino            1       Retail                 Anchored
   35             WA            98121           King                      1       Hospitality            Full Service
   36             NV            89110           Clark                     1       Multifamily            Garden
   37             CA            94556           Contra Costa              1       Retail                 Anchored
   38             DC            20037           District of Columbia      1       Hospitality            Limited Service
   39             CA            92804           Orange                    1       Retail                 Anchored
   40             IN            46250           Marion                    1       Retail                 Anchored
   41             VA            22182           Fairfax                   1       Hospitality            Limited Service
   42             TX            78205           Bexar                     1       Hospitality            Limited Service
   43             AL            36109           Montgomery                1       Office                 Suburban
   44             CA            95492           Sonoma                    1       Retail                 Anchored
   45             NV            89120           Clark                     1       Office                 Office/Industrial
   46             CA            91773           Los Angeles               1       Retail                 Anchored
   47             MO            64082           Jackson                   1       Multifamily            Garden
   48             TX            78230           Bexar                     1       Multifamily            Garden
   49             CA            92649           Orange                    1       Retail                 Anchored
   50             WA            98402           Pierce                    1       Hospitality            Limited Service
   51             CA            91010           Los Angeles               1       Retail                 Single Tenant
   52             CA            94551           Alameda                   1       Retail                 Anchored
   53             CA            91356           Los Angeles               3       Office                 Urban
  53.01           CA            91356           Los Angeles               1       Office                 Urban
  53.02           CA            91356           Los Angeles               1       Office                 Urban
  53.03           CA            91356           Los Angeles               1       Office                 Urban
   54             FL           Various          Various                   2       Retail                 Single Tenant
  54.01           FL            33760           Pinellas                  1       Retail                 Single Tenant
  54.02           FL            32771           Seminole                  1       Retail                 Single Tenant
   55             CA            92105           San Diego                 1       Retail                 Anchored
   56             NC            27713           Durham                    1       Mixed Use              Office/Retail
   57             VA            20166           Loudoun                   1       Retail                 Single Tenant
   58             TX           Various          Various                   2       Mixed Use              Office/Industrial
  58.01           TX            75006           Dallas                    1       Mixed Use              Office/Industrial
  58.02           TX            75067           Denton                    1       Mixed Use              Office/Industrial
   59             CA            95405           Sonoma                    1       Multifamily            Garden
   60             MD            20785           Prince George's           1       Industrial             Warehouse
   61             CA            94536           Alameda                   1       Retail                 Anchored
   62             NY            10038           New York                  1       Hospitality            Limited Service
   63             CA            90015           Los Angeles               1       Retail                 Unanchored
   64             CA            90015           Los Angeles               1       Retail                 Unanchored
   65             FL            34957           Martin                    1       Retail                 Anchored
   66             WA            98012           Snohomish                 1       Retail                 Anchored
   67             MN            55435           Hennepin                  1       Office                 Suburban
   68             CA            91750           Los Angeles               1       Retail                 Anchored
   69             CA            92571           Riverside                 1       Retail                 Anchored
   70             NY            12601           Dutchess                  1       Retail                 Anchored
   71             CA            94578           Alameda                   1       Retail                 Anchored
   72             NV            89519           Washoe                    1       Retail                 Anchored
   73             TX            77450           Fort Bend                 1       Multifamily            Garden
   74             CA            95662           Sacramento                1       Retail                 Anchored
   75             MI            48104           Washtenaw                 8       Various                Various
  75.01           MI            48104           Washtenaw                 1       Multifamily            Student Housing
  75.02           MI            48104           Washtenaw                 1       Multifamily            Student Housing
  75.03           MI            48104           Washtenaw                 1       Multifamily            Student Housing
  75.04           MI            48104           Washtenaw                 1       Multifamily            Student Housing
  75.05           MI            48104           Washtenaw                 1       Multifamily            Student Housing
  75.06           MI            48104           Washtenaw                 1       Multifamily            Student Housing
  75.07           MI            48104           Washtenaw                 1       Multifamily            Student Housing
  75.08           MI            48104           Washtenaw                 1       Office                 Suburban
   76             MD            21162           Baltimore                 1       Retail                 Single Tenant
                  Various      Various          Various                   2       Manufactured Housing   Mobile Home Park
   77             MI            48133           Monroe                    1       Manufactured Housing   Mobile Home Park
   78             OH            43040           Union                     1       Manufactured Housing   Mobile Home Park
   79             NY           Various          Monroe                    3       Various                Various
 Loan Component   NY            14604           Monroe                    1       Multifamily            Mid Rise
 Loan Component   NY            14607           Monroe                    1       Multifamily            Low Rise
 Loan Component   NY            14607           Monroe                    1       Office                 Urban
   80             MO            63021           Saint Louis               1       Office                 Suburban
   81             NV            89146           Clark                     1       Retail                 Shadow Anchored
   82             WA            98208           Snohomish                 1       Retail                 Anchored
   83             AL            36608           Mobile                    1       Retail                 Anchored
   84             MI            48116           Livingston                2       Various                Various
  84.01           MI            48116           Livingston                1       Multifamily            Senior Housing
  84.02           MI            48116           Livingston                1       Other                  Day Care Facility
   85             HI            96707           Honolulu                  1       Industrial             Warehouse
   86             NY            11901           Suffolk                   1       Retail                 Anchored
   87             NY            14048           Chautauqua                1       Retail                 Anchored
   88             TX            77040           Harris                    1       Multifamily            Garden
   89             TX           Various          Various                   2       Retail                 Single Tenant
  89.01           TX            77094           Harris                    1       Retail                 Single Tenant
  89.02           TX            77573           Galveston                 1       Retail                 Single Tenant
   90             NC            28287           Mecklenburg               1       Hospitality            Limited Service
   91             TX            76039           Tarrant                   1       Multifamily            Garden
   92             CA            91411           Los Angeles               1       Retail                 Anchored
   93             CT            06810           Fairfield                 1       Hospitality            Limited Service
   94             CA            95131           Santa Clara               1       Industrial             Office/Industrial
   95             CA            92887           Orange                    1       Retail                 Anchored
   96             AL            35209           Jefferson                 1       Multifamily            Garden
   97             WA            98502           Thurston                  1       Retail                 Anchored
   98             CA            90660           Los Angeles               1       Industrial             Flex
   99             TX            76126           Tarrant                   1       Multifamily            Garden
   100            CO            80011           Adams                     1       Hospitality            Limited Service
   101            CA            95492           Sonoma                    1       Retail                 Anchored
   102            WI            53223           Milwaukee                 1       Multifamily            Garden
   103            CA            92037           San Diego                 1       Mixed Use              Office/Retail
   104            CA            94115           San Francisco             1       Retail                 Unanchored
   105            NH            03045           Hillsborough              1       Retail                 Anchored
   106            AK           Various          Anchorage                 6       Multifamily            Garden
 106.01           AK            99502           Anchorage                 1       Multifamily            Garden
 106.02           AK            99502           Anchorage                 1       Multifamily            Garden
 106.03           AK            99502           Anchorage                 1       Multifamily            Garden
 106.04           AK            99507           Anchorage                 1       Multifamily            Garden
 106.05           AK            99504           Anchorage                 1       Multifamily            Garden
 106.06           AK            99502           Anchorage                 1       Multifamily            Garden
   107            RI            02865           Providence                1       Hospitality            Limited Service
   108            CA            90405           Los Angeles               1       Mixed Use              Retail/Office
   109            TN            37922           Knox                      1       Hospitality            Limited Service
   110            CA            91361           Los Angeles               1       Hospitality            Full Service
   111            CA            95010           Santa Cruz                1       Retail                 Anchored
                  CA           Various          Riverside                 2       Retail                 Anchored
   112            CA            92201           Riverside                 1       Retail                 Anchored
   113            CA            92571           Riverside                 1       Retail                 Anchored
   114            CA            92806           Orange                    1       Retail                 Anchored
   115            WY            82009           Laramie                   1       Retail                 Anchored
   116            NY            11372           Queens                    1       Mixed Use              Retail/Office
   117            NY            10027           New York                  1       Mixed Use              Retail/Office
   118            CA            91764           San Bernardino            1       Hospitality            Full Service
   119            GA            30097           Fulton                    1       Retail                 Unanchored
   120            AZ            85253           Maricopa                  1       Office                 Medical
   121            MD            20723           Howard                    1       Retail                 Single Tenant
   122            TX            79410           Lubbock                   1       Office                 Suburban
   123            CA            92008           San Diego                 1       Self Storage           Self Storage
   124            FL            34222           Manatee                   1       Hospitality            Limited Service
   125            NY            14047           Erie                      1       Retail                 Anchored
   126            CA            92392           San Bernardino            1       Retail                 Anchored
   127            NJ            08619           Mercer                    1       Self Storage           Self-Storage
   128            TX            77099           Harris                    1       Multifamily            Garden
   129            MN            55431           Hennepin                  1       Retail                 Anchored
   130            CA            95973           Butte                     1       Manufactured Housing   Mobile Home Park
   131            IN            46617           St. Joseph                1       Multifamily            Garden
   132            FL           Various          Various                   2       Retail                 Anchored
 132.01           FL            32819           Orange                    1       Retail                 Anchored
 132.02           FL            32174           Volusia                   1       Retail                 Anchored
   133            VA            23502           Norfolk City              1       Office                 Suburban
   134            CT            06095           Hartford                  1       Hospitality            Limited Service
   135            MN            55391           Hennepin                  1       Mixed Use              Office/Retail
   136            CA            95628           Sacramento                1       Retail                 Anchored
   137            MN            55402           Hennepin                  1       Multifamily            Mid/High Rise
   138            PA            19063           Delaware                  1       Office                 Suburban
   139            TX            78744           Travis                    1       Office                 Suburban
   140            CA            92630           Orange                    1       Retail                 Anchored
   141            ID            83713           Ada                       1       Hospitality            Limited Service
   142            MO            65616           Taney                     1       Multifamily            Garden
   143            CA            92705           Orange                    1       Hospitality            Full Service
   144            CA            91702           Los Angeles               1       Multifamily            Garden
   145            MA            01606           Worcester                 1       Industrial             Warehouse/Distribution
   146            NE           Various          Lancaster                 2       Multifamily            Garden
 146.01           NE            68521           Lancaster                 1       Multifamily            Garden
 146.02           NE            68506           Lancaster                 1       Multifamily            Garden
   147            CA            90401           Los Angeles               1       Retail                 Unanchored
   148            CA            92123           San Diego                 1       Industrial             Flex
   149            MD            21224           Baltimore City            1       Retail                 Anchored
   150            CA            94115           San Francisco             1       Retail                 Anchored
   151            CA            91786           San Bernardino            1       Self Storage           Self Storage
   152            OK            73071           Cleveland                 1       Multifamily            Garden
   153            CA            91710           San Bernardino            1       Retail                 Anchored
   154            FL            34474           Marion                    1       Retail                 Unanchored
   155            CA            93021           Ventura                   1       Mixed Use              Office/Retail
   156            CA            92084           San Diego                 1       Multifamily            Garden
   157            PA            18944           Bucks                     1       Retail                 Anchored
   158            IL            60441           Will                      1       Retail                 Unanchored
   159            CA            92505           Riverside                 1       Retail                 Unanchored
   160            AL            35244           Shelby                    2       Office                 Medical
 160.01           AL            35244           Shelby                    1       Office                 Medical
 160.02           AL            35244           Shelby                    1       Office                 Medical
   161            GA            30144           Cobb                      1       Retail                 Single Tenant
   162            GA            30093           Gwinnett                  1       Retail                 Anchored
   163            WA            98104           King                      1       Office                 Urban
   164            OR            97215           Multnomah                 1       Retail                 Anchored
   165            CA            90265           Los Angeles               1       Office                 Suburban
   166            CA            91768           Los Angeles               1       Office                 Urban
   167            CT            06850           Fairfield                 1       Office                 Office/Industrial
   168            AL            36066           Elmore                    1       Multifamily            Garden
   169            TX            77092           Harris                    1       Multifamily            Garden
   170            AZ            85021           Maricopa                  1       Multifamily            Garden
   171            AZ            85308           Maricopa                  1       Self Storage           Self Storage
   172            FL            33172           Miami-Dade                1       Office                 Suburban
   173            MA     02130; 02109; 02155    Suffolk; Middlesex        1       Other                  Parking Garage
   174            NV           Various          Clark                     2       Various                Various
 174.01           NV            89139           Clark                     1       Retail                 Unanchored
 174.02           NV            89120           Clark                     1       Office                 Suburban
   175            FL            32837           Orange                    1       Retail                 Unanchored
   176            FL            33139           Miami-Dade                1       Retail                 Unanchored
   177            TX            76006           Tarrant                   1       Multifamily            Garden
   178            NV            89117           Clark                     1       Self Storage           Self Storage
   179            TX            78526           Cameron                   1       Retail                 Unanchored
   180            IN            46032           Hamilton                  1       Mixed Use              Office/Retail
   181            NY            14031           Erie                      1       Manufactured Housing   Mobile Home Park
   182            CA            91320           Ventura                   1       Mixed Use              Office/Retail
   183            IA            50309           Polk                      1       Multifamily            Garden
   184            NY            14607           Monroe                    1       Mixed Use              Office/Retail/Multifamily
   185            TX            77840           Brazos                    1       Multifamily            Garden
   186            FL            33139           Miami-Dade                1       Hospitality            Full Service
   187            TX            77840           Brazos                    1       Multifamily            Student Housing
   188            CA            90015           Los Angeles               1       Retail                 Unanchored
   189            VA            23219           Richmond City             1       Multifamily            Garden
   190            AL            35125           St. Clair                 1       Hospitality            Limited Service
   191            AL            35954           Etowah                    1       Retail                 Unanchored
   192            NV            89103           Clark                     1       Retail                 Unanchored
   193            CA            95945           Nevada                    1       Self Storage           Self Storage
   194            CA            92227           Imperial                  1       Office                 Medical
   195            TX            79703           Midland                   1       Hospitality            Full Service
   196            CA            94115           San Francisco             1       Retail                 Unanchored
   197            CA            90064           Los Angeles               1       Self Storage           Self Storage
   198            OR            97203           Multnomah                 1       Industrial             Warehouse
   199            IN            46835           Allen                     1       Retail                 Shadow Anchored
   200            DE            19973           Sussex                    1       Retail                 Anchored
   201            NC            27707           Durham                    1       Multifamily            Garden
   202            WA            98383           Kitsap                    1       Retail                 Unanchored
   203            TX            78741           Travis                    1       Multifamily            Garden
   204            IL            60540           DuPage                    1       Retail                 Unanchored
   205            CA            92346           San Bernardino            1       Retail                 Anchored
   206            CA            92882           Riverside                 1       Retail                 Anchored
   207            DE            19962           Kent                      1       Retail                 Anchored
   208            CT            06790           Litchfield                1       Self Storage           Self Storage
   209            CA            95758           Sacramento                1       Retail                 Anchored
   210            AZ            85281           Maricopa                  1       Hospitality            Limited Service
   211            AL            35242           Shelby                    1       Retail                 Unanchored
   212            CA            90650           Los Angeles               1       Retail                 Unanchored
   213            TX            75149           Dallas                    1       Multifamily            Garden
   214            CA            90012           Los Angeles               1       Office                 CBD
   215            CA            90404           Los Angeles               1       Retail                 Unanchored
   216            VA            23231           Richmond City             1       Multifamily            Garden
   217            CA            95407           Sonoma                    1       Self Storage           Self Storage
   218            CA            95991           Sutter                    1       Self Storage           Self Storage
   219            KS            67205           Sedgwick                  1       Retail                 Shadow Anchored
   220            OK            74012           Tulsa                     1       Office                 Suburban
   221            TX            78501           Hidalgo                   1       Office                 Suburban
   222            GA           Various          Various                   5       Retail                 Unanchored
 222.01           GA            30234           Butts                     1       Retail                 Unanchored
 222.02           GA            30281           Henry                     1       Retail                 Unanchored
 222.03           GA            30253           Henry                     1       Retail                 Unanchored
 222.04           GA            30233           Butts                     1       Retail                 Unanchored
 222.05           GA            30281           Henry                     1       Retail                 Unanchored
   223            NV            89410           Polk                      1       Multifamily            Garden
   224            NM            87701           San Miguel                1       Retail                 Anchored
   225            TX            77619           Jefferson                 1       Self Storage           Self Storage
                  WI           Various          Various                   2       Various                Various
   226            WI            54401           Marathon                  1       Retail                 Unanchored
   227            WI            54481           Portage                   1       Office                 Suburban
   228            FL            33306           Broward                   1       Office                 Single Tenant Office
   229            TX            77004           Harris                    1       Office                 Suburban
   230            TX            78750           Williamson                1       Retail                 Unanchored
   231            NE            68124           Douglas                   1       Retail                 Unanchored
   232            LA            71129           Caddo                     1       Retail                 Anchored
   233            AR            72904           Sebastian                 1       Multifamily            Garden
   234            GA            30038           DeKalb                    1       Retail                 Shadow Anchored
   235            TX            79720           Howard                    1       Retail                 Unanchored
   236            NV            89130           Clark                     1       Self Storage           Self Storage
   237            NH            03110           Hillsborough              1       Retail                 Unanchored
   238            NJ            08817           Middlesex                 1       Self Storage           Self Storage
   239            AR            72903           Sebastian                 1       Multifamily            Garden
   240            NV            89523           Washoe                    1       Manufactured Housing   Mobile Home Park
   241            CA            91605           Los Angeles               1       Multifamily            Garden
   242            FL            33458           Palm Beach                1       Retail                 Unanchored
   243            FL            32701           Seminole                  1       Retail                 Unanchored
   244            NJ            07032           Hudson                    1       Multifamily            Mid Rise
   245            TX            76051           Tarrant                   1       Self Storage           Self Storage
   246            KS            67214           Sedgwick                  1       Retail                 Unanchored
   247            CA            90720           Orange                    1       Industrial             Warehouse
   248            CA            90027           Los Angeles               1       Retail                 Unanchored
   249            MI            49512           Kent                      1       Office                 Medical
   250            TX            77901           Victoria                  1       Manufactured Housing   Mobile Home Park
   251            GA            30318           Fulton                    1       Office                 Suburban
   252            TX            78664           Williamson                1       Retail                 Unanchored
   253            CA            94536           Alameda                   1       Self Storage           Self Storage
   254            TX            75116           Dallas                    1       Retail                 Unanchored
   255            TX            77706           Jefferson                 1       Multifamily            Garden
   256            AR            72701           Washington                1       Multifamily            Garden
   257            TX            76504           Bell                      1       Retail                 Unanchored
   258            CA            91731           Los Angeles               1       Retail                 Shadow Anchored
   259            TN            37410           Hamilton                  1       Multifamily            Section 42
   260            OH            74560           Franklin                  1       Retail                 Shadow Anchored
   261            NY            14450           Monroe                    1       Multifamily            Garden
   262            KY            40047           Bullitt                   1       Retail                 Unanchored
   263            GA            30032           Dekalb                    1       Retail                 Unanchored
   264            NM            87501           Santa Fe                  1       Retail                 Unanchored
   265            NC            28056           Gaston                    1       Retail                 Unanchored
   266            IN            46142           Johnson                   1       Retail                 Unanchored
   267            FL            33823           Polk                      1       Industrial             Warehouse
   268            FL            33909           Lee                       1       Retail                 Unanchored
   269            TX            77388           Harris                    1       Retail                 Unanchored
   270            TX            78230           Bexar                     1       Retail                 Unanchored
   271            GA            30080           Cobb                      1       Retail                 Unanchored
   272            AL            36116           Montgomery                1       Retail                 Unanchored
   273            VA            23234           Chesterfield              1       Multifamily            Garden
   274            CA            94608           Alameda                   1       Retail                 Unanchored
   275            TX            79424           Lubbock                   1       Self Storage           Self Storage
   276            AL            35222           Jefferson                 1       Multifamily            Garden
   277            OK            74136           Tulsa                     1       Self Storage           Self Storage

                3RD MOST RECENT    3RD MOST RECENT    2ND MOST RECENT       2ND MOST RECENT        MOST RECENT
 LOAN #             NOI ($)           NOI DATE            NOI ($)              NOI DATE              NOI ($)
------------------------------------------------------------------------------------------------------------------

    1             50,399,689         12/31/2004         55,981,417            12/31/2005             57,126,855
    2             19,989,383         12/31/2004         16,710,316            12/31/2005             16,192,046
  2.01            11,350,116         12/31/2004          7,246,227            12/31/2005              7,675,845
  2.02             8,639,267         12/31/2004          9,464,089            12/31/2005              8,516,201
                  11,159,252         12/31/2004         14,956,953            12/31/2005             15,405,581
    3              2,600,639         12/31/2004          5,491,707            12/31/2005              6,640,815
    4              2,874,949         12/31/2004          3,737,985            12/31/2005              3,357,290
  4.01             1,204,233         12/31/2004          1,888,873            12/31/2005              1,571,791
  4.02             1,670,716         12/31/2004          1,849,112            12/31/2005              1,785,499
    5              2,218,287         12/31/2004          1,579,246            12/31/2005              1,854,397
    6              2,401,908         12/31/2004          1,385,808            12/31/2005              1,234,040
    7              1,063,469         12/31/2004          1,792,947            12/31/2005              1,413,375
    8                                                      969,260            12/31/2005                905,664
    9             10,789,872         12/31/2004         11,969,819            12/31/2005             11,758,011
   10
   11              8,282,929         12/31/2004          9,044,056            12/31/2005              9,042,404
   12              5,970,060         12/31/2004          5,755,481            12/31/2005              6,386,292
  12.01
  12.02
  12.03
  12.04
  12.05
  12.06
  12.07
  12.08
  12.09
  12.10
  12.11
  12.12
  12.13
  12.14
  12.15
  12.16
  12.17
  12.18
   13              5,991,485         12/31/2004          6,129,919            12/31/2005              7,006,665
  13.01                                                    185,659            12/31/2005                732,808
  13.02              635,405         12/31/2004            661,910            12/31/2005                776,154
  13.03              517,795         12/31/2004            651,242            12/31/2005                787,479
  13.04              495,097         12/31/2004            461,762            12/31/2005                629,150
  13.05              439,609         12/31/2004            492,926            12/31/2005                621,503
  13.06              471,277         12/31/2004            534,091            12/31/2005                571,298
  13.07              488,690         12/31/2004            536,961            12/31/2005                520,441
  13.08              537,413         12/31/2004            486,107            12/31/2005                413,795
  13.09              345,851         12/31/2004            342,490            12/31/2005                327,947
  13.10              326,003         12/31/2004            290,000            12/31/2005                332,480
  13.11              112,043         12/31/2004            300,601            12/31/2005                334,708
  13.12              302,339         12/31/2004            291,240            12/31/2005                307,895
  13.13              601,832         12/31/2004            303,459            12/31/2005                 83,554
  13.14              515,757         12/31/2004            364,443            12/31/2005                323,339
  13.15              202,374         12/31/2004            227,028            12/31/2005                244,114
   14              3,585,233         12/31/2004          4,705,051            12/31/2005              5,136,899
   15              4,301,254         12/31/2004          4,475,564            12/31/2005              4,566,276
   16                                                                                                 3,829,821
   17              8,119,309         12/31/2004          8,766,425            12/31/2005              8,590,759
   18              4,195,833         12/31/2004          4,078,339            12/31/2005              4,404,249
   19              2,764,257         12/31/2004          3,603,853            12/31/2005              3,689,816
   20              3,358,945         12/31/2004          3,817,976            12/31/2005              4,067,692
   21              2,549,280         12/31/2004          2,666,779            12/31/2005              2,929,900
   22              3,964,682         12/31/2004          4,564,581            12/31/2005              4,453,882
   23              3,088,867         12/31/2004          3,814,438            12/31/2005              4,310,243
   24                                                    2,983,690            12/31/2005              3,001,492
   25                                                                                                 2,328,459
   26              2,613,119         12/31/2004          2,341,471            12/31/2005              2,477,201
   27              2,779,297         12/31/2004          2,924,069            12/31/2005              3,507,359
   28              2,682,700         12/31/2004          2,727,465            12/31/2005              3,179,236
   29              2,515,697         12/31/2004          2,575,046            12/31/2005              2,836,139
   30              3,443,213         12/31/2003          3,258,596            12/31/2004              2,869,343
   31               -302,644          6/30/2004            908,066             6/30/2005              1,921,832
   32              2,549,282         12/31/2004          2,589,650            12/31/2005              2,670,142
   33              2,282,610         12/31/2004          2,627,144            12/31/2005              2,666,147
   34              2,411,367         12/31/2004          2,434,210            12/31/2005              2,500,479
   35              2,680,701         12/31/2004          2,989,344            12/31/2005              4,170,908
   36              1,365,911         12/31/2004          1,569,583            12/31/2005              1,704,845
   37              1,670,098         12/31/2004          1,832,229            12/31/2005              2,000,658
   38                                                    2,709,295            12/31/2005              2,871,590
   39              2,129,593         12/31/2004          2,215,836            12/31/2005              2,234,900
   40              2,033,323         12/31/2004          2,009,213            12/31/2005              2,399,191
   41              2,238,174         12/31/2004          2,477,715            12/31/2005              2,908,207
   42              1,234,473         12/31/2004          2,508,936            12/31/2005              2,735,254
   43              2,154,682         12/31/2004          2,394,363            12/31/2005              2,457,316
   44              2,036,380         12/31/2004          2,071,618            12/31/2005              2,095,664
   45                                                    1,640,936            12/31/2005              1,883,861
   46              2,237,987         12/31/2004          2,463,837            12/31/2005              2,479,997
   47                                                                                                   830,666
   48                                                    1,465,191            12/31/2005              1,587,137
   49              1,718,198         12/31/2004          1,887,862            12/31/2005              1,855,044
   50                                                    1,170,552            12/31/2005              1,935,852
   51
   52              1,664,233         12/31/2004          1,935,733            12/31/2005              1,910,639
   53              1,873,008         12/31/2004          2,056,624            12/31/2005              2,140,217
  53.01            1,293,740         12/31/2004          1,305,588            12/31/2005              1,312,972
  53.02              301,481         12/31/2004            376,804            12/31/2005                415,943
  53.03              277,787         12/31/2004            374,232            12/31/2005                411,302
   54
  54.01
  54.02
   55              1,839,611         12/31/2004          1,899,007            12/31/2005              1,905,086
   56              1,180,049         12/31/2004          1,369,410            12/31/2005              1,502,067
   57
   58                                                                                                 2,070,485
  58.01
  58.02
   59                                                                                                 1,183,693
   60              1,421,178         12/31/2004          1,432,076            12/31/2005              1,426,593
   61              1,536,824         12/31/2004          1,593,955            12/31/2005              1,623,820
   62
   63              1,418,954         12/31/2004          1,507,456            12/31/2005              1,706,856
   64
   65              1,408,363         12/31/2004          1,560,348            12/31/2005              1,607,267
   66              1,644,112         12/31/2004          1,644,282            12/31/2005              1,517,009
   67                                                                                                   529,153
   68              1,257,076         12/31/2004          1,509,102            12/31/2005              1,571,339
   69              1,401,750         12/31/2004          1,478,628            12/31/2005              1,526,291
   70
   71              1,220,180         12/31/2004          1,427,906            12/31/2005              1,390,913
   72              1,451,103         12/31/2004          1,476,707            12/31/2005              1,570,761
   73                                                      952,399            12/31/2005              1,207,177
   74              1,324,766         12/31/2004          1,406,154            12/31/2005              1,414,293
   75              1,484,693          8/31/2004          1,625,009             8/31/2005              1,631,153
  75.01              439,068          8/31/2004            407,425             8/31/2005                400,156
  75.02              178,681          8/31/2004            283,023             8/31/2005                290,154
  75.03              308,041          8/31/2004            311,614             8/31/2005                314,639
  75.04              186,898          8/31/2004            183,334             8/31/2005                177,933
  75.05              172,138          8/31/2004            162,511             8/31/2005                168,056
  75.06              107,482          8/31/2004            118,213             8/31/2005                120,830
  75.07               21,412          8/31/2004            100,367             8/31/2005                 91,359
  75.08               70,973          8/31/2004             58,522             8/31/2005                 68,026
   76
                     516,312         12/31/2004          1,185,805            12/31/2005              1,244,800
   77                                                      685,766            12/31/2005                787,524
   78                516,312         12/31/2004            500,039            12/31/2005                457,276
   79                                                    1,555,682            12/31/2005              1,576,575
 Loan Component                                          1,075,775            12/31/2005              1,090,732
 Loan Component                                            282,575            12/31/2005                285,074
 Loan Component      183,777         12/31/2004            197,332            12/31/2005                200,769
   80              1,876,542         12/31/2004          1,750,364            12/31/2005              1,758,337
   81
   82                935,689         12/31/2004          1,293,503            12/31/2005              1,370,858
   83                360,423         12/31/2004            784,043            12/31/2005                880,565
   84                                                    1,133,421            12/31/2005              1,688,271
  84.01                                                    951,194            12/31/2005              1,507,038
  84.02                                                    182,227            12/31/2005                181,233
   85              1,574,804          2/28/2004          1,585,105             2/28/2005              1,609,787
   86                                                      660,183            12/31/2004                747,920
   87
   88                                                                                                 1,282,544
   89
  89.01
  89.02
   90              1,176,321         12/31/2004          1,368,123            12/31/2005              1,583,797
   91                                                    1,050,347            12/31/2005              1,205,384
   92              1,225,716         12/31/2004          1,455,681            12/31/2005              1,482,545
   93              1,477,597         12/31/2004          1,695,919            12/31/2005              1,683,898
   94
   95                                                    1,302,550            12/31/2005              1,275,404
   96                936,896         12/31/2004          1,133,006            12/31/2005              1,237,314
   97              1,370,687         12/31/2004          1,484,382            12/31/2005              1,608,474
   98              1,028,541         12/31/2004          1,094,783            12/31/2005              1,119,395
   99                                                                                                 1,077,342
   100                                                                                                2,085,928
   101             1,126,191         12/31/2004          1,150,705            12/31/2005              1,176,830
   102             1,276,263         12/31/2004          1,229,670            12/31/2005              1,307,341
   103               945,840         12/31/2004          1,078,133            12/31/2005              1,037,319
   104             1,119,194         12/31/2004          1,200,604            12/31/2005              1,255,484
   105             1,056,101         12/31/2004          1,065,945            12/31/2005              1,176,721
   106             1,047,892         12/31/2004          1,035,119            12/31/2005              1,101,764
 106.01              698,199         12/31/2004            739,673            12/31/2005                768,646
 106.02              170,137         12/31/2004            144,490            12/31/2005                163,520
 106.03              121,555         12/31/2004            103,769            12/31/2005                116,472
 106.04
 106.05
 106.06               58,001         12/31/2004             47,187            12/31/2005                 53,126
   107             1,189,773         12/31/2004          1,480,110            12/31/2005              1,555,725
   108               950,924         12/31/2004            996,251            12/31/2005              1,039,399
   109                                                     964,612            12/31/2005              1,605,054
   110             2,895,217         12/31/2004          2,938,738            12/31/2005              3,350,607
   111             1,236,000         12/31/2004          1,236,000            12/31/2005              1,229,820

   112
   113
   114               917,620         12/31/2004            942,486            12/31/2005              1,004,654
   115                                                                                                1,060,419
   116                                                     467,519            12/31/2004                746,500
   117             1,090,432         12/31/2003          1,139,322            12/31/2004              1,156,178
   118                                                   1,452,734            12/31/2005              1,477,622
   119
   120                                                     470,073            12/31/2004                343,541
   121
   122
   123                                                                                                  739,992
   124               799,996         12/31/2004          1,094,255            12/31/2005              1,179,546
   125
   126
   127               920,171         12/31/2004            857,051            12/31/2005                868,010
   128             1,022,750         12/31/2004            805,373            12/31/2005                781,511
   129
   130                                                     718,716            12/31/2005                731,625
   131               518,854         12/31/2004            584,122            12/31/2005                559,988
   132                                                                                                1,212,529
 132.01                                                                                                 595,145
 132.02                                                                                                 617,384
   133               866,897         12/31/2004            781,227            12/31/2005                807,428
   134               922,782         12/31/2004          1,028,108            12/31/2005              1,070,819
   135               152,112         12/31/2004            458,610            12/31/2005                525,701
   136               896,587         12/31/2004            964,102            12/31/2005                992,537
   137                                                                                                  520,129
   138                                                     666,908            12/31/2004                865,782
   139               837,753         12/31/2004            320,855            12/31/2005                 60,785
   140               806,962         12/31/2004            836,778            12/31/2005                857,652
   141                                                                                                  923,120
   142
   143               658,737         12/31/2004            981,782            12/31/2005              1,159,330
   144               708,381         12/31/2004            728,802            12/31/2005                743,707
   145
   146                                                     611,849            12/31/2005                864,885
 146.01                                                    293,775            12/31/2005                544,208
 146.02              328,221         12/31/2004            318,074            12/31/2005                320,677
   147               640,031         12/31/2003            659,419            12/31/2004                775,791
   148               632,092         12/31/2004            436,515            12/31/2005                689,096
   149
   150
   151               520,462         3/31/2005             673,126             3/31/2006                775,291
   152               478,555         12/31/2004            484,809            12/31/2005                654,889
   153
   154               543,495         12/31/2004            572,897            12/31/2005                585,762
   155                                                     743,936            12/31/2004                767,437
   156               448,540         12/31/2004            543,599            12/31/2005                595,571
   157               686,490         12/31/2004            719,272            12/31/2005                729,624
   158               615,553         12/31/2004            697,909            12/31/2005                709,897
   159               832,167         12/31/2004            987,472            12/31/2005                944,671
   160                                                                                                  402,098
 160.01
 160.02
   161                                                   1,184,905            12/31/2004              1,157,721
   162                                                   1,212,859             6/30/2004              1,187,916
   163               232,166         12/31/2004            337,242            12/31/2005                528,977
   164               528,583         12/31/2004            576,901            12/31/2005                563,344
   165
   166               747,844         12/31/2004            759,186            12/31/2005                759,185
   167
   168                                                                                                  409,604
   169                                                     320,013            12/31/2005                671,628
   170               345,843         12/31/2004            380,410            12/31/2005                422,565
   171               452,953         12/31/2004            462,390            12/31/2005                508,790
   172
   173               663,157         12/31/2004            554,809            12/31/2005                509,423
   174
 174.01
 174.02
   175                                                     343,067            12/31/2004                328,729
   176               376,741         12/31/2003            519,299            12/31/2004                440,724
   177               376,484         12/31/2004            425,961            12/31/2005                496,363
   178
   179               506,953         12/31/2004            439,194            12/31/2005                478,215
   180                                                     482,536            12/31/2004                507,470
   181               579,324         12/31/2004            539,375            12/31/2005                583,642
   182               513,550         12/31/2003            528,576            12/31/2004                533,370
   183               512,227         12/31/2004            471,383            12/31/2005                481,815
   184
   185               732,733         12/31/2004            801,865            12/31/2005                853,495
   186               884,184         12/31/2004          1,216,475            12/31/2005              1,247,285
   187                                                     134,874            12/31/2005                358,554
   188               192,100         12/31/2004             11,125            12/31/2005                124,661
   189
   190               836,085         12/31/2004            762,455            12/31/2005                787,933
   191
   192                                                     398,080     12/31/2005 (T-11 Ann.)           433,908
   193                                                      39,145            12/31/2005                259,489
   194                                                                                                  290,682
   195                                                     535,945             7/31/2005                991,899
   196               425,114         12/31/2004            348,520            12/31/2005                350,066
   197               321,477         12/31/2004            349,158            12/31/2005                377,371
   198               430,434         12/31/2004            460,834            12/31/2005                446,520
   199
   200               329,586         12/31/2004            321,133            12/31/2005                353,593
   201                                                                                                  557,221
   202               373,386         12/31/2004            396,755            12/31/2005                422,123
   203                                                     462,246            12/31/2005                467,213
   204               381,059         12/31/2004            425,409            12/31/2005                431,106
   205
   206
   207               243,263         12/31/2004            287,248            12/31/2005                349,482
   208               354,975         12/31/2004            345,028            12/31/2005                342,257
   209                                                                                                  379,832
   210               286,568         12/31/2004            384,031            12/31/2005                477,374
   211
   212               661,112         12/31/2004            621,343            12/31/2005                631,065
   213               389,714         12/31/2004            375,046            12/31/2005                389,801
   214                                                     295,553            12/31/2005                336,984
   215                                                                                                  220,454
   216               388,653         12/31/2004            307,680            12/31/2005                347,725
   217               329,369         12/31/2004            407,347            12/31/2005                430,855
   218                 6,729         12/31/2004            138,217            12/31/2005                326,845
   219                                                     248,686            12/31/2005                231,913
   220                                                                                                  162,071
   221                                                                                                  252,026
   222                                                     298,030            12/31/2005                364,899
 222.01                                                      1,421            12/31/2005                 58,678
 222.02                                                    109,565            12/31/2005                 94,464
 222.03                                                     75,309            12/31/2005                 85,668
 222.04                                                     61,983            12/31/2005                 69,808
 222.05                                                     49,752            12/31/2005                 56,281
   223                                                                                                  301,887
   224
   225                                                     137,050            12/31/2005                501,898
                      71,616         12/31/2004            271,394            12/31/2005                363,414
   226                                                     224,025            12/31/2005                281,958
   227                71,616         12/31/2004             47,369            12/31/2005                 81,456
   228                57,208         12/31/2004            165,575            12/31/2005                352,988
   229
   230               213,682         12/31/2004            253,318            12/31/2005                329,519
   231               471,568         12/31/2004            463,459            12/31/2005                512,735
   232
   233                                                                                                  317,826
   234
   235
   236                                                                                                  353,922
   237               238,375         12/31/2004            244,799            12/31/2005                251,742
   238                                                     171,834            12/31/2005                241,877
   239
   240                                                     215,214            12/31/2004                243,736
   241
   242               394,730         12/31/2003            412,885            12/31/2004                419,654
   243               255,231         12/31/2004            278,378            12/31/2005                249,853
   244               195,701         12/31/2004            218,057            12/31/2005                209,564
   245                                                     236,888            12/31/2005                286,598
   246               169,316         12/31/2004            245,149            12/31/2005                290,066
   247               350,665         12/31/2003            357,244            12/31/2004                361,589
   248                93,152         12/31/2004            202,860            12/31/2005                207,971
   249
   250               135,634         12/31/2004            156,309            12/31/2005                165,788
   251
   252
   253               334,566         12/31/2004            350,693            12/31/2005                411,564
   254               226,594         12/31/2004            245,912            12/31/2005                226,344
   255                                                     441,505            12/31/2004                313,450
   256                                                     214,394            12/31/2005                209,122
   257
   258
   259                                                       7,756            12/31/2005                146,797
   260
   261               208,453         12/31/2004            219,898            12/31/2005                211,971
   262
   263               140,948         12/31/2004            155,995            12/31/2005                151,513
   264
   265               100,877         12/31/2003            146,764            12/31/2004                173,308
   266               172,240         12/31/2004            129,576            12/31/2005                164,685
   267                                                                                                  167,125
   268
   269                                                      70,994            12/31/2005                123,809
   270
   271
   272
   273                                                                                                  105,875
   274                                                     162,244            12/31/2004                148,602
   275                66,411         12/31/2004             69,263            12/31/2005                166,761
   276                                                      47,260            12/31/2005                 82,238
   277                                                      72,046            12/31/2005                 81,370

                           MOST RECENT
   LOAN #                    NOI DATE         UW REVENUES        UW EXPENSES          UW NOI ($)      UW NCF ($)(2)
--------------------------------------------------------------------------------------------------------------------

      1                        6/30/2006        93,933,103        27,761,774          66,171,329         65,323,729
      2                  8/31/2006 (TTM)        35,885,948        17,575,771          18,310,177         16,710,628
    2.01                 8/31/2006 (TTM)        17,674,900         8,678,176           8,996,724          8,266,436
    2.02                 8/31/2006 (TTM)        18,211,048         8,897,595           9,313,453          8,444,191
                         6/30/2006 (TTM)        39,996,535        19,699,263          20,297,272         17,823,249
      3                  6/30/2006 (TTM)        16,034,453         7,252,271           8,782,182          7,963,263
      4                  6/30/2006 (TTM)         8,676,343         4,414,312           4,262,031          3,482,670
    4.01                 6/30/2006 (TTM)         5,179,324         2,534,665           2,644,659          2,232,056
    4.02                 6/30/2006 (TTM)         3,497,019         1,879,647           1,617,372          1,250,614
      5                  6/30/2006 (TTM)         4,099,734         1,486,569           2,613,165          2,389,833
      6                  6/30/2006 (TTM)         4,861,928         2,482,211           2,379,717          1,945,413
      7                  6/30/2006 (TTM)         4,215,915         2,813,092           1,402,823          1,276,032
      8                  6/30/2006 (TTM)         2,108,162         1,250,808             857,354            766,038
      9                  6/30/2006 (TTM)        22,808,433         6,499,438          16,308,995         15,627,655
     10                                         15,795,534         4,266,603          11,528,930         10,916,318
     11                        8/31/2006        12,928,927         2,685,842          10,243,085          9,711,896
     12                  7/31/2006 (TTM)        11,850,230         3,576,077           8,274,153          7,859,216
    12.01                                        1,367,517           412,679             954,837            906,954
    12.02                                        1,244,274           375,488             868,786            825,218
    12.03                                        1,185,023           357,608             827,415            785,922
    12.04                                          997,237           300,939             696,298            661,380
    12.05                                          966,386           291,629             674,757            640,919
    12.06                                          865,067           261,054             604,013            573,723
    12.07                                          663,613           200,260             463,353            440,116
    12.08                                          644,723           194,560             450,163            427,588
    12.09                                          604,362           182,380             421,982            400,820
    12.10                                          592,512           178,804             413,708            392,961
    12.11                                          586,586           177,016             409,571            389,031
    12.12                                          559,923           168,970             390,954            371,348
    12.13                                          484,012           146,062             337,950            321,003
    12.14                                          374,467           113,004             261,463            248,351
    12.15                                          331,806           100,130             231,676            220,058
    12.16                                          176,568            53,284             123,285            117,102
    12.17                                          152,235            45,940             106,295            100,964
    12.18                                           53,919            16,271              37,647             35,759
     13                  7/31/2006 (TTM)        20,948,529        13,071,481           7,877,049          7,039,108
    13.01                7/31/2006 (TTM)         2,272,596         1,336,457             936,139            845,235
    13.02                7/31/2006 (TTM)         1,791,498         1,002,265             789,233            717,573
    13.03                7/31/2006 (TTM)         2,024,938         1,243,426             781,512            700,515
    13.04                7/31/2006 (TTM)         1,744,945           929,159             815,788            745,990
    13.05                7/31/2006 (TTM)         1,600,464           966,793             633,670            569,652
    13.06                7/31/2006 (TTM)         1,494,663           909,169             585,494            525,708
    13.07                7/31/2006 (TTM)         1,222,275           690,630             531,645            482,754
    13.08                7/31/2006 (TTM)         1,150,040           704,281             445,758            399,757
    13.09                7/31/2006 (TTM)         1,233,897           878,747             355,150            305,794
    13.10                7/31/2006 (TTM)         1,180,627           828,006             352,620            305,395
    13.11                7/31/2006 (TTM)         1,245,499           906,724             338,775            288,955
    13.12                7/31/2006 (TTM)         1,002,011           679,686             322,325            282,245
    13.13                7/31/2006 (TTM)         1,152,715           735,940             416,775            370,667
    13.14                7/31/2006 (TTM)         1,187,165           856,876             330,289            282,802
    13.15                7/31/2006 (TTM)           645,197           403,322             241,876            216,068
     14                  9/30/2006 (TTM)         7,546,100         2,493,233           5,052,867          4,863,520
     15                  9/30/2006 (TTM)         6,103,099         1,526,683           4,576,416          4,346,728
     16                  9/30/2006 (TTM)        10,234,555         5,411,037           4,823,519          4,271,149
     17                  6/30/2006 (TTM)        14,246,738         5,341,257           8,905,481          8,458,288
     18                  4/30/2006 (TTM)         7,256,582         2,924,968           4,331,614          4,074,776
     19                  7/31/2006 (TTM)         5,154,259         1,497,879           3,656,380          3,563,448
     20                  9/30/2006 (TTM)         5,207,734         1,280,321           3,927,412          3,701,632
     21                  9/30/2006 (TTM)         4,669,775         1,182,948           3,486,827          3,355,697
     22                  4/30/2006 (TTM)         6,516,169         2,505,061           4,011,108          3,724,554
     23                  8/31/2006 (TTM)        13,337,934         8,920,505           4,417,429          3,883,912
     24                  9/30/2006 (TTM)         5,236,500         2,133,529           3,102,971          3,021,461
     25            11/1/2006 (T-11 Ann.)         4,985,361         1,368,561           3,616,800          3,525,036
     26                  8/31/2006 (TTM)         4,023,265         1,182,791           2,840,474          2,753,828
     27             8/31/2006 (T-8 Ann.)         4,840,525         1,450,060           3,390,465          3,211,998
     28                  6/30/2006 (TTM)         5,875,045         2,865,946           3,009,098          2,915,498
     29                  9/30/2006 (TTM)         3,971,390         1,064,247           2,907,143          2,707,690
     30                       12/31/2005         4,274,376         1,251,534           3,022,842          2,866,629
     31            Annualized 03/31/2006         4,745,430         1,893,384           2,852,046          2,812,159
     32                  9/30/2006 (TTM)         3,584,876           860,813           2,724,064          2,553,205
     33                  9/30/2006 (TTM)         3,268,049           629,229           2,638,819          2,494,749
     34                  9/30/2006 (TTM)         3,175,898           632,002           2,543,896          2,411,146
     35                  9/30/2006 (TTM)        10,633,743         7,124,470           3,509,273          3,083,923
     36                  6/30/2006 (TTM)         3,490,164         1,303,705           2,186,459          2,094,434
     37                  9/30/2006 (TTM)         3,049,455           928,922           2,120,533          1,987,287
     38                  6/30/2006 (TTM)         5,897,540         3,173,582           2,723,958          2,488,056
     39                  9/30/2006 (TTM)         3,173,316           868,246           2,305,071          2,098,998
     40                  8/31/2006 (TTM)         3,230,808           833,046           2,397,762          2,219,972
     41            06 Forecast 6/30/2006         5,363,120         2,690,810           2,672,310          2,457,785
     42                  6/30/2006 (TTM)         6,351,214         3,742,407           2,608,807          2,354,759
     43                  7/31/2006 (TTM)         4,100,205         1,631,148           2,469,057          2,059,240
     44                  9/30/2006 (TTM)         2,656,700           628,044           2,028,656          1,902,100
     45             Annualized 6/30/2006         2,864,606           699,330           2,165,276          1,974,733
     46                  9/30/2006 (TTM)         3,157,989           795,961           2,362,028          2,216,201
     47            Annualized 09/30/2006         2,958,710         1,009,787           1,948,923          1,878,923
     48                  8/31/2006 (TTM)         3,327,106         1,429,707           1,897,399          1,857,149
     49                  9/30/2006 (TTM)         2,775,358           895,795           1,879,563          1,746,111
     50                  9/30/2006 (TTM)         7,226,072         4,360,698           2,865,374          2,606,647
     51                                          2,120,987            63,630           2,057,357          2,015,177
     52                  9/30/2006 (TTM)         2,781,046           892,008           1,889,038          1,785,112
     53                  4/30/2006 (TTM)         3,404,012         1,339,681           2,064,331          1,893,870
    53.01                4/30/2006 (TTM)         2,022,610           782,000           1,240,610          1,151,995
    53.02                5/31/2006 (TTM)           720,926           274,144             446,782            405,908
    53.03                4/30/2006 (TTM)           660,476           283,537             376,939            335,967
     54                                          2,059,427            61,783           1,997,644          1,954,744
    54.01                                        1,290,574            38,717           1,251,857          1,224,973
    54.02                                          768,853            23,066             745,787            729,771
     55                  9/30/2006 (TTM)         2,761,480           796,159           1,965,321          1,900,361
     56                  9/30/2006 (TTM)         2,785,537           782,701           2,002,836          1,866,613
     57                                          1,959,362            58,781           1,900,581          1,857,941
     58                       12/31/2005         2,434,213           656,369           1,777,845          1,771,030
    58.01                                        1,408,317           379,743           1,028,574          1,024,632
    58.02                                        1,025,896           276,626             749,271            746,398
     59                  8/31/2006 (TTM)         2,710,135         1,117,449           1,592,686          1,556,686
     60                  6/30/2006 (TTM)         1,692,185           327,349           1,364,836          1,364,836
     61                  9/30/2006 (TTM)         2,224,827           586,186           1,638,641          1,525,786
     62                                          4,765,580         2,673,784           2,091,796          1,901,173
     63             9/30/2006 (T-9 Ann.)         2,258,794           653,892           1,604,902          1,538,132
     64                                          2,380,569           467,086           1,913,483          1,849,609
     65             6/30/2006 (T-6 Ann.)         2,269,052           591,422           1,677,629          1,597,824
     66                  9/30/2006 (TTM)         2,018,979           370,457           1,648,522          1,548,378
     67                  9/30/2006 (TTM)         4,684,284         2,940,950           1,743,334          1,604,227
     68                  9/30/2006 (TTM)         2,128,200           630,123           1,498,077          1,374,821
     69             6/30/2006 (T-6 Ann.)         2,022,652           588,549           1,434,102          1,383,885
     70                                          2,043,467           534,351           1,509,116          1,468,319
     71                  9/30/2006 (TTM)         2,044,561           582,535           1,462,026          1,360,604
     72                  9/30/2006 (TTM)         2,081,577           529,782           1,551,795          1,425,793
     73                  8/31/2006 (TTM)         2,645,405         1,139,863           1,505,542          1,448,542
     74                  9/30/2006 (TTM)         1,900,708           476,069           1,424,638          1,330,711
     75                  4/30/2006 (TTM)         2,159,093           671,609           1,487,484          1,456,922
    75.01                4/30/2006 (TTM)           515,712           144,277             371,435            364,835
    75.02                4/30/2006 (TTM)           389,323           118,592             270,731            263,580
    75.03                4/30/2006 (TTM)           358,252           117,430             240,822            237,422
    75.04                4/30/2006 (TTM)           260,474            67,354             193,120            189,444
    75.05                4/30/2006 (TTM)           215,346            63,819             151,527            149,527
    75.06                4/30/2006 (TTM)           160,488            53,689             106,799            104,099
    75.07                4/30/2006 (TTM)           186,218            89,296              96,922             95,722
    75.08                4/30/2006 (TTM)            73,280            17,152              56,128             52,293
     76                                          1,633,120            48,994           1,584,127          1,545,702
                         6/30/2006 (TTM)         2,476,302           991,561           1,484,741          1,450,291
     77                  6/30/2006 (TTM)         1,583,873           580,035           1,003,838            984,638
     78                  6/30/2006 (TTM)           892,429           411,526             480,903            465,653
     79                  6/30/2006 (TTM)         2,642,713         1,094,933           1,547,780          1,427,721
 Loan Component          6/30/2006 (TTM)         1,878,075           741,699           1,136,376          1,070,331
 Loan Component          6/30/2006 (TTM)           505,662           252,351             253,311            230,815
 Loan Component          6/30/2006 (TTM)           258,976           100,882             158,094            126,575
     80                  5/31/2006 (TTM)         3,184,179         1,415,146           1,769,033          1,563,896
     81                                          1,919,407           366,776           1,552,631          1,496,553
     82                  7/31/2006 (TTM)         1,737,277           360,733           1,376,543          1,300,921
     83                  8/31/2006 (TTM)         1,818,370           425,108           1,393,262          1,309,491
     84             8/31/2006 (T-6 Ann.)         4,592,084         2,586,985           2,005,099          1,959,449
    84.01           8/31/2006 (T-6 Ann.)         4,428,965         2,586,985           1,841,980          1,803,980
    84.02           8/31/2006 (T-6 Ann.)           163,119                               163,119            155,469
     85                        2/28/2006         1,777,680           321,801           1,455,879          1,371,090
     86                       12/31/2005         1,859,387           516,364           1,343,023          1,314,905
     87                                          1,848,079           426,476           1,421,603          1,381,334
     88                  9/30/2006 (TTM)         2,819,827         1,266,698           1,553,129          1,472,379
     89                                          1,891,664           389,013           1,502,651          1,446,591
    89.01                                        1,258,375           294,512             963,863            921,421
    89.02                                          633,289            94,501             538,788            525,170
     90                  8/31/2006 (TTM)         4,118,473         2,445,493           1,672,980          1,508,241
     91                  7/31/2006 (TTM)         2,714,259         1,394,926           1,319,333          1,253,333
     92                  4/30/2006 (TTM)         1,680,564           325,667           1,354,897          1,312,614
     93                  3/31/2006 (TTM)         4,139,978         2,460,184           1,679,794          1,472,795
     94                                          2,111,838           622,611           1,489,227          1,337,427
     95                  8/31/2006 (TTM)         1,739,168           385,422           1,353,746          1,305,341
     96                  8/31/2006 (TTM)         1,837,751           681,711           1,156,040          1,101,290
     97                  9/30/2006 (TTM)         1,502,077           339,901           1,162,177          1,107,019
     98                  8/31/2006 (TTM)         1,607,731           367,007           1,240,724          1,182,843
     99             8/31/2006 (T-3 Ann.)         2,527,687         1,263,030           1,264,657          1,215,057
     100            9/30/2006 (T-3 Ann.)         4,041,453         2,492,728           1,548,725          1,387,067
     101                 9/30/2006 (TTM)         1,650,554           496,228           1,154,326          1,083,431
     102                 8/31/2006 (TTM)         2,450,903         1,146,036           1,304,867          1,242,867
     103                 9/30/2006 (TTM)         1,903,721           805,290           1,098,431          1,045,194
     104                 3/31/2006 (TTM)         2,221,924           943,013           1,278,911          1,220,665
     105                 5/31/2006 (TTM)         1,667,763           561,642           1,106,121          1,035,417
     106                  7/31/2006(TTM)         1,925,499           686,858           1,238,641          1,178,297
   106.01                 7/31/2006(TTM)         1,148,061           394,439             753,622            714,518
   106.02                 7/31/2006(TTM)           262,078            94,679             167,399            160,583
   106.03                 7/31/2006(TTM)           172,498            59,803             112,695            107,351
   106.04                                          175,458            67,164             108,294            103,654
   106.05                                           81,943            33,336              48,607             46,487
   106.06                 7/31/2006(TTM)            85,461            37,437              48,024             45,704
     107                 3/31/2006 (TTM)         3,972,495         2,456,827           1,515,668          1,317,043
     108                 7/30/2006 (TTM)         1,867,066           703,028           1,164,038          1,085,698
     109                 8/31/2006 (TTM)         3,314,602         1,932,857           1,381,745          1,249,161
     110                 9/30/2006 (TTM)         7,279,935         4,711,702           2,568,233          2,198,315
     111            7/31/2006 (T-7 Ann.)         1,329,301           203,143           1,126,158          1,066,294
                                                 1,186,703            35,601           1,151,102          1,061,202
     112                                           695,265            20,858             674,407            623,292
     113                                           491,438            14,743             476,695            437,910
     114                 9/30/2006 (TTM)         1,478,927           493,029             985,898            887,941
     115                 7/31/2006 (TTM)         1,279,663           255,587           1,024,077            989,405
     116                      12/31/2005         1,402,721           317,539           1,085,182          1,045,440
     117                      12/31/2005         1,559,781           449,709           1,110,072          1,068,870
     118                 5/31/2006 (TTM)         5,426,577         4,087,254           1,339,323          1,122,260
     119                                         1,193,224           211,074             982,150            932,429
     120                      12/31/2005         1,647,561           469,835           1,177,726          1,109,513
     121                                         1,011,943            30,358             981,584            957,331
     122                                         1,272,789           326,440             946,349            919,990
     123                 8/31/2006 (TTM)         1,348,299           512,810             835,489            818,700
     124                 3/31/2006 (TTM)         3,043,638         1,882,169           1,161,469          1,009,287
     125                                         1,236,166           350,621             885,545            866,516
     126                                         1,106,190           265,592             840,598            828,695
     127                 9/30/2006 (TTM)         1,299,733           469,116             830,617            817,035
     128                 7/31/2006 (TTM)         2,040,201         1,182,669             857,532            760,282
     129                                           872,755           126,468             746,287            733,178
     130                 5/31/2006 (TTM)         1,374,378           591,681             782,697            772,097
     131                 7/31/2006 (TTM)         1,638,370           938,558             699,812            649,312
     132                      12/31/2005         1,431,656           447,179             984,477            883,082
   132.01                     12/31/2005           740,975           255,132             485,843            436,119
   132.02                     12/31/2005           690,681           192,047             498,634            446,963
     133                 6/30/2006 (TTM)         1,157,694           331,331             826,363            764,423
     134                 3/31/2006 (TTM)         3,166,220         2,090,876           1,075,344            917,033
     135                 6/30/2006 (TTM)         1,235,982           449,745             786,237            761,760
     136                 9/30/2006 (TTM)         1,267,763           312,069             955,695            870,703
     137           5/31/2006 (T-11 Ann.)         1,322,149           598,464             723,685            699,485
     138                      12/31/2005         1,180,417           386,169             794,248            748,710
     139            Annualized 8/31/2006         1,229,492           411,846             817,646            751,254
     140                 5/31/2006 (TTM)         1,104,184           277,506             826,678            772,332
     141                 9/30/2006 (TTM)         2,870,655         1,897,403             973,252            858,426
     142                                         1,111,693           338,783             772,911            738,661
     143                 5/31/2006 (TTM)         4,892,068         3,845,671           1,046,397            850,714
     144            Annualized 7/31/2006         1,088,298           321,915             766,383            740,207
     145                                         1,620,901           820,057             800,844            712,741
     146           Annualized 09/30/2006         1,514,537           739,343             775,194            709,194
   146.01          Annualized 09/30/2006           810,785           382,911             427,874            390,624
   146.02          Annualized 09/30/2006           703,752           356,432             347,320            318,570
     147                      12/31/2005           881,704           154,556             727,148            700,822
     148                 8/31/2006 (TTM)         1,042,300           219,428             822,872            764,359
     149                                         1,038,993           294,599             744,394            720,232
     150                                         1,094,787           255,224             839,563            762,132
     151            8/31/2006 (T-5 Ann.)         1,082,904           381,207             701,697            685,620
     152            Annualized 8/31/2006         1,205,609           530,409             675,200            629,200
     153                                         1,537,426           444,051           1,093,375          1,039,618
     154                 5/31/2006 (TTM)           921,919           248,834             673,085            623,537
     155                      12/31/2005         1,118,559           359,384             759,175            687,609
     156                 7/30/2006 (TTM)         1,248,963           620,864             628,099            597,859
     157            5/31/2006 (T-5 Ann.)           938,724           267,359             671,365            644,787
     158                 8/31/2006 (TTM)           943,430           271,561             671,868            635,892
     159                 5/31/2006 (TTM)         1,170,692           344,107             826,585            756,272
     160                      12/31/2004           986,144           381,179             604,965            548,864
   160.01
   160.02
     161                      12/31/2005           989,690           236,914             752,776            683,180
     162                       6/30/2005           928,199           176,593             751,606            682,252
     163                 9/30/2006 (TTM)         1,153,776           448,714             705,062            626,180
     164                 9/30/2006 (TTM)           657,199           100,162             557,038            529,702
     165                                           762,156           202,531             559,625            529,530
     166                 5/31/2006 (TTM)         1,304,044           540,748             763,296            681,005
     167                                           660,250             6,603             653,648            621,301
     168            5/31/2006 (T-5 Ann.)           826,158           255,996             570,162            550,962
     169                 8/20/2006 (TTM)         1,647,502         1,034,660             612,842            541,592
     170                 5/31/2006 (TTM)         1,189,456           616,203             573,253            531,753
     171                 5/31/2006 (TTM)           896,968           325,262             571,706            560,078
     172                                           874,046           304,869             569,177            545,971
     173                 6/30/2006 (TTM)           926,720           399,455             527,265            516,917
     174                                           721,337           182,853             538,484            494,628
   174.01
   174.02
     175                      12/31/2005           761,493           225,258             536,235            505,245
     176                      12/31/2005           786,097           231,888             554,209            535,108
     177            Annualized 8/31/2006         1,168,037           627,558             540,479            489,332
     178                                           711,336           273,703             437,633            429,494
     179                 6/30/2006 (TTM)           902,555           346,645             555,910            509,478
     180                      12/31/2005           794,131           242,454             551,677            487,426
     181                 5/31/2006 (TTM)           841,026           306,557             534,469            524,269
     182                      12/31/2005           817,024           261,101             555,923            512,670
     183                 9/30/2006 (TTM)           974,877           463,393             511,484            475,484
     184                                           846,652           257,946             588,706            543,036
     185                 9/30/2006 (TTM)         1,886,314         1,136,204             750,110            609,310
     186                 5/31/2006 (TTM)         6,357,793         5,506,588             851,205            596,893
     187            8/31/2006 (T-8 Ann.)           754,844           305,470             449,374            436,449
     188                 6/30/2006 (TTM)           681,062           157,206             523,856            505,379
     189                                           676,955           217,817             459,138            445,702
     190                 7/31/2006 (TTM)         1,746,304         1,006,504             739,800            669,948
     191                                           578,382           114,771             463,611            427,163
     192                 8/31/2006 (TTM)           510,912            78,160             432,751            414,854
     193            7/31/2006 (T-7 Ann.)           729,248           309,389             419,859            412,467
     194            4/30/2006 (T-3 Ann.)           683,720           191,517             492,203            446,518
     195                 9/30/2006 (TTM)         2,687,111         2,048,356             638,755            504,399
     196                 3/31/2006 (TTM)           881,453           455,323             426,130            399,326
     197                 6/30/2006 (TTM)           628,484           236,493             391,991            389,137
     198                 5/31/2006 (TTM)           602,174           102,087             500,087            477,494
     199                                           638,733           171,162             467,571            435,411
     200            9/30/2006 (T-9 Ann.)           460,959            76,446             384,513            373,126
     201                 9/30/2006 (TTM)           588,031           194,776             393,255            375,255
     202                 7/31/2006 (TTM)           533,827           162,655             371,172            346,879
     203                 8/31/2006 (TTM)           833,204           460,876             372,328            338,828
     204                 7/31/2006 (TTM)           560,413           143,279             417,134            399,878
     205                                           518,412           146,603             371,809            351,526
     206                                           827,257           241,759             585,498            562,296
     207            9/30/2006 (T-9 Ann.)           429,409            86,232             343,176            328,054
     208                 5/31/2006 (TTM)           685,597           310,243             375,354            361,104
     209            7/31/2006 (T-7 Ann.)           486,988           124,291             362,697            341,784
     210                 6/30/2006 (TTM)         1,406,585           939,144             467,441            398,720
     211                                           486,664            89,467             397,197            371,276
     212                 5/31/2006 (TTM)         1,156,486           571,055             585,431            510,854
     213                 5/31/2006 (TTM)         1,005,540           601,364             404,176            348,176
     214            8/31/2006 (T-8 Ann.)           561,151           228,596             332,555            300,054
     215                      12/31/2005           485,801           160,144             325,657            312,772
     216            7/30/2006 (T-7 Ann.)           721,179           389,440             331,739            301,739
     217                 6/30/2006 (TTM)           549,237           219,905             329,332            322,889
     218            7/31/2006 (T-7 Ann.)           555,924           172,846             383,078            373,490
     219            Annualized 6/30/2006           551,475           166,259             385,216            369,598
     220            Annualized 8/31/2006           497,276            84,517             412,759            392,232
     221            8/31/2006 (T-8 Ann.)           559,512           192,000             367,512            347,766
     222            9/30/2006 (T-9 Ann.)           472,618            95,793             376,825            318,802
   222.01           9/30/2006 (T-9 Ann.)           119,880            19,950              99,930             75,158
   222.02           9/30/2006 (T-9 Ann.)           119,365            23,633              95,732             86,711
   222.03           9/30/2006 (T-9 Ann.)           104,234            24,416              79,818             71,011
   222.04           9/30/2006 (T-9 Ann.)            69,120            17,653              51,467             41,122
   222.05           9/30/2006 (T-9 Ann.)            60,019            10,141              49,878             44,800
     223            8/25/2006 (T-8 Ann.)           457,300           131,083             326,217            313,717
     224                                           425,131           107,466             317,665            297,015
     225           12/31/2006 (T-6 Ann.)           616,698           279,259             337,439            327,567
                    4/30/2006 (T-4 Ann.)           409,471            92,591             316,880            289,013
     226            4/30/2006 (T-4 Ann.)           301,890            71,162             230,728            211,712
     227            4/30/2006 (T-4 Ann.)           107,581            21,429              86,152             77,301
     228           Annualized 05/31/2006           537,815           213,831             323,984            305,542
     229                                           288,750             8,663             280,088            280,088
     230            7/31/2006 (T-7 Ann.)           438,252           145,080             293,172            275,327
     231                 8/31/2006 (TTM)           544,943           146,099             398,844            358,914
     232                                           337,411            65,833             271,578            257,843
     233                      12/31/2005           605,564           279,320             326,244            289,244
     234                                           332,081            72,787             259,295            250,323
     235                                           363,319            85,110             278,209            258,225
     236             4/30/2006 (T6-Ann.)           718,196           291,722             426,474            417,274
     237            6/30/2006 (T-6 Ann.)           490,946           216,953             273,993            240,761
     238            8/31/2006 (T-8 Ann.)           498,832           243,241             255,591            248,738
     239                                           541,009           272,047             268,962            232,462
     240                      12/31/2005           356,948           125,786             231,162            228,112
     241                                           357,924           107,778             250,146            245,346
     242                      12/31/2005           577,775           218,923             358,852            339,913
     243           12/31/2006 (T-6 Ann.)           355,302           123,210             232,092            215,199
     244                 7/31/2006 (TTM)           422,876           200,435             222,440            211,940
     245                  8/31/2006(TTM)           462,443           201,744             260,699            249,660
     246            Annualized 7/31/2006           390,712           115,411             275,301            256,677
     247                      12/31/2005           405,465            73,021             332,444            290,315
     248                 9/29/2006 (TTM)           308,707            91,305             217,402            207,146
     249                                           300,033            68,131             231,902            213,367
     250                 3/31/2006 (TTM)           425,272           208,336             216,936            214,361
     251                                           263,425            47,345             216,080            203,458
     252                                           292,077            87,290             204,787            198,836
     253            7/31/2006 (T-7 Ann.)           543,466           143,491             399,975            393,839
     254                 8/31/2006 (TTM)           359,275           147,469             211,806            188,213
     255                      12/31/2005         1,061,904           788,171             273,733            234,746
     256                 7/31/2006 (TTM)           285,683            93,215             192,468            181,140
     257                                           255,570            54,028             201,542            190,198
     258                                           340,862            85,157             255,705            243,639
     259                 6/30/2006 (TTM)           466,192           275,474             190,719            173,219
     260                                           250,933            79,408             171,525            165,841
     261                 6/30/2006 (TTM)           301,245           124,347             176,898            167,598
     262                                           236,330            46,271             190,059            174,056
     263            5/31/2006 (T-5 Ann.)           233,036            64,265             168,771            154,289
     264                                           182,157            22,032             160,125            153,413
     265                      12/31/2005           243,908            61,301             182,607            164,941
     266            Annualized 6/30/2006           220,704            47,419             173,285            153,552
     267            6/30/2006 (T-6 Ann.)           209,075            62,702             146,373            133,822
     268                                           327,621            85,927             241,694            219,832
     269            5/31/2006 (T-5 Ann.)           221,753            74,791             146,962            136,490
     270                                           188,887            48,100             140,787            133,162
     271                                           198,844            64,634             134,210            126,119
     272                                           151,297            33,392             117,905            108,893
     273                 7/31/2006 (TTM)           143,750            44,448              99,302             94,302
     274                      12/31/2005           196,154            40,608             155,546            147,272
     275                 6/31/2006 (TTM)           179,978            92,426              87,552             82,722
     276                 6/30/2006 (TTM)           178,000            83,331              94,669             87,169
     277            6/30/2006 (T-6 Ann.)           154,967            73,997              80,970             77,227

                             UW                       Cut-Off Date             Original         Original Balance     Cut-Off Date
  Loan #       DSCR (x)(2),(3),(4),(5),(6),(7)   LTV (%)(3),(4),(8),(9)   Balance ($)(3),(10)    per Unit ($)(3)     Balance ($)(3)
------------------------------------------------------------------------------------------------------------------------------------

     1                       1.37                          59.6              387,500,000          182,869.28          387,500,000
     2                       1.21                          77.6              225,000,000              164.52          225,000,000
   2.01                                                                      113,275,862                              113,275,862
   2.02                                                                      111,724,138                              111,724,138
                             1.34                          76.6              224,400,000              107.70          224,400,000
     3                       1.34                          76.6               92,000,000              107.70           92,000,000
     4                       1.34                          76.6               47,900,000              107.70           47,900,000
   4.01                                                                       27,947,894                               27,947,894
   4.02                                                                       19,952,106                               19,952,106
     5                       1.34                          76.6               28,800,000              107.70           28,800,000
     6                       1.34                          76.6               28,000,000              107.70           28,000,000
     7                       1.34                          76.6               18,900,000              107.70           18,900,000
     8                       1.34                          76.6                8,800,000              107.70            8,800,000
     9                       1.16                          69.5              195,000,000              468.66          194,612,784
    10                       1.38                          78.9              140,000,000              328.67          140,000,000
    11                       1.32                          78.6              125,000,000              187.83          125,000,000
    12                       1.31                          51.0              100,000,000              329.97          100,000,000
   12.01                                                                      11,540,000                               11,540,000
   12.02                                                                      10,500,000                               10,500,000
   12.03                                                                      10,000,000                               10,000,000
   12.04                                                                       8,415,342                                8,415,342
   12.05                                                                       8,155,000                                8,155,000
   12.06                                                                       7,300,000                                7,300,000
   12.07                                                                       5,600,000                                5,600,000
   12.08                                                                       5,440,591                                5,440,591
   12.09                                                                       5,100,000                                5,100,000
   12.10                                                                       5,000,000                                5,000,000
   12.11                                                                       4,950,000                                4,950,000
   12.12                                                                       4,725,000                                4,725,000
   12.13                                                                       4,084,409                                4,084,409
   12.14                                                                       3,160,000                                3,160,000
   12.15                                                                       2,800,000                                2,800,000
   12.16                                                                       1,490,000                                1,490,000
   12.17                                                                       1,284,658                                1,284,658
   12.18                                                                         455,000                                  455,000
    13                       1.42                          74.4               67,000,000           60,743.43           67,000,000
   13.01                                                                       8,797,500                                8,797,500
   13.02                                                                       6,720,000                                6,720,000
   13.03                                                                       6,480,000                                6,480,000
   13.04                                                                       6,240,000                                6,240,000
   13.05                                                                       5,760,000                                5,760,000
   13.06                                                                       5,360,000                                5,360,000
   13.07                                                                       4,290,000                                4,290,000
   13.08                                                                       3,693,000                                3,693,000
   13.09                                                                       3,172,500                                3,172,500
   13.10                                                                       3,168,000                                3,168,000
   13.11                                                                       3,014,000                                3,014,000
   13.12                                                                       2,945,000                                2,945,000
   13.13                                                                       2,880,000                                2,880,000
   13.14                                                                       2,720,000                                2,720,000
   13.15                                                                       1,760,000                                1,760,000
    14                       1.43                          67.5               61,750,000              178.62           61,750,000
    15                       1.40                          72.1               56,250,000              168.58           56,250,000
    16                       1.27                          78.5               50,250,000               90.39           50,250,000
    17                       3.01                          41.8               50,000,000               59.94           50,000,000
    18                       1.23                          79.3               46,500,000               56.52           46,364,964
    19                       1.35                          78.6               46,000,000              282.20           46,000,000
    20                       1.47                          64.5               45,600,000              218.54           45,600,000
    21                       1.38                          64.1               44,200,000              385.24           44,200,000
    22                       1.22                          76.6               41,400,000               99.13           41,400,000
    23                       1.28                          71.4               41,000,000          164,000.00           41,000,000
    24                       1.27                          79.2               41,000,000          105,128.21           41,000,000
    25                       1.20                          71.9               40,500,000              238.99           40,500,000
    26                       1.20                          78.1               39,050,000              212.00           39,050,000
    27                       1.22                          69.9               37,400,000              217.69           37,400,000
    28                       1.22                          78.8               33,500,000          107,371.79           33,500,000
    29                       1.48                          61.3               33,200,000              169.44           33,200,000
    30                       1.22                          74.3               32,900,000               68.40           32,687,624
    31                       1.20                          74.9               32,000,000              160.45           32,000,000
    32                       1.49                          70.2               31,100,000              142.97           31,100,000
    33                       1.46                          71.9               30,900,000              154.55           30,900,000
    34                       1.53                          76.8               28,550,000              169.67           28,550,000
    35                       1.44                          67.9               28,000,000          121,739.13           27,959,096
    36                       1.15                          76.9               26,000,000           63,569.68           26,000,000
    37                       1.40                          69.1               25,750,000              157.04           25,750,000
    38                       1.35                          68.6               25,600,000          243,809.52           25,600,000
    39                       1.49                          60.6               25,500,000              137.65           25,500,000
    40                       1.20                          77.0               25,400,000               98.77           25,400,000
    41                       1.35                          70.4               25,200,000          208,264.46           25,200,000
    42                       1.35                          65.6               24,200,000          165,753.42           24,200,000
    43                       1.24                          79.9               23,500,000               86.93           23,500,000
    44                       1.48                          61.3               23,290,000              184.69           23,290,000
    45                       1.22                          62.0               22,500,000               82.30           22,500,000
    46                       1.80                          56.3               22,500,000              146.08           22,500,000
    47                       1.15                          75.9               22,390,000           79,964.29           22,390,000
    48                       1.15                          76.6               22,200,000           68,944.10           22,200,000
    49                       1.46                          60.4               21,600,000              144.86           21,600,000
    50                       1.71                          67.4               21,450,000          132,407.41           21,450,000
    51                       1.32                          69.9               21,375,000              288.62           21,375,000
    52                       1.54                          56.0               21,040,000              201.60           21,040,000
    53                       1.25                          68.2               21,000,000              130.97           21,000,000
   53.01                                                                      13,090,000                               13,090,000
   53.02                                                                       4,200,000                                4,200,000
   53.03                                                                       3,710,000                                3,710,000
    54                       1.31                          69.7               20,900,000              326.58           20,900,000
   54.01                                                                      13,097,333                               13,097,333
   54.02                                                                       7,802,667                                7,802,667
    55                       1.72                          64.9               20,000,000              184.30           20,000,000
    56                       1.36                          72.9               19,750,000              100.23           19,750,000
    57                       1.33                          69.6               19,700,000              241.21           19,700,000
    58                       1.24                          73.4               19,500,000              109.66           19,500,000
   58.01                                                                      11,281,750                               11,281,750
   58.02                                                                       8,218,250                                8,218,250
    59                       1.12                          62.3               19,500,000          108,333.33           19,500,000
    60                       1.20                          76.1               19,400,000               73.21           19,400,000
    61                       1.43                          65.9               19,300,000              147.06           19,300,000
    62                       1.32                          74.0               19,250,000          296,153.85           19,250,000
    63                       1.23                          75.1               19,140,000              135.82           19,140,000
    64                       1.35                          56.7               19,000,000              250.83           19,000,000
    65                       1.20                          80.0               18,640,000               94.27           18,640,000
    66                       1.52                          68.5               18,500,000              191.37           18,500,000
    67                       1.22                          74.0               18,500,000               66.19           18,500,000
    68                       1.37                          70.0               18,200,000               78.66           18,200,000
    69                       1.10                          79.7               18,000,000              136.31           18,000,000
    70                       1.26                          80.0               17,600,000              262.89           17,600,000
    71                       1.44                          66.0               17,150,000              180.04           17,150,000
    72                       1.55                          68.6               16,800,000              148.03           16,800,000
    73                       1.17                          80.0               16,800,000           73,684.21           16,800,000
    74                       1.44                          64.2               16,700,000              103.85           16,700,000
    75                       1.26                          78.1               16,500,000        Various                16,500,000
   75.01                                                                       4,115,000                                4,115,000
   75.02                                                                       2,935,000                                2,935,000
   75.03                                                                       2,840,000                                2,840,000
   75.04                                                                       1,920,000                                1,920,000
   75.05                                                                       1,775,000                                1,775,000
   75.06                                                                       1,160,000                                1,160,000
   75.07                                                                       1,135,000                                1,135,000
   75.08                                                                         620,000                                  620,000
    76                       1.33                          69.8               16,325,000              280.15           16,325,000
                             1.23                          65.0               16,320,000           23,652.17           16,310,669
    77                       1.23                          65.0               11,120,000           23,652.17           11,120,000
    78                       1.23                          65.0                5,200,000           23,652.17            5,190,669
    79                       1.25                          79.7               16,250,000        Various                16,248,371
 Loan Component              1.25                          79.7               12,350,000           50,408.16           12,350,000
 Loan Component              1.25                          79.7                2,500,000           32,894.74            2,500,000
 Loan Component              1.25                          79.7                1,400,000               79.55            1,398,371
    80                       1.33                          78.8               16,000,000               73.94           16,000,000
    81                       1.25                          74.4               16,000,000              288.27           16,000,000
    82                       1.16                          66.8               15,700,000              187.71           15,700,000
    83                       1.22                          76.9               15,300,000               94.58           15,300,000
    84                       1.78                          79.3               15,200,000        Various                15,200,000
   84.01                                                                      13,621,294                               13,621,294
   84.02                                                                       1,578,706                                1,578,706
    85                       1.30                          75.4               15,000,000               79.37           15,000,000
    86                       1.27                          73.1               15,000,000              138.99           14,983,888
    87                       1.23                          78.9               15,000,000              149.93           14,981,286
    88                       1.34                          62.6               14,950,000           46,284.83           14,950,000
    89                       1.24                          67.7               14,900,000              140.85           14,831,913
   89.01                                                                       9,661,187                                9,617,039
   89.02                                                                       5,238,813                                5,214,873
    90                       1.37                          67.8               14,800,000           97,368.42           14,774,755
    91                       1.22                          64.4               14,500,000           54,924.24           14,500,000
    92                       1.26                          70.2               14,500,000              226.51           14,468,283
    93                       1.40                          74.3               14,399,000          115,192.00           14,347,478
    94                       1.65                          64.8               14,250,000               80.17           14,250,000
    95                       1.28                          71.5               14,200,000              158.32           14,200,000
    96                       1.28                          80.0               14,200,000           64,840.18           14,200,000
    97                       1.43                          77.8               14,000,000              202.28           14,000,000
    98                       1.35                          71.8               14,000,000               88.32           14,000,000
    99                       1.20                          63.1               14,000,000           56,451.61           14,000,000
    100                      1.41                          68.6               14,000,000          112,903.23           13,985,441
    101                      1.42                          64.2               13,800,000              128.05           13,800,000
    102                      1.24                          72.1               13,700,000           55,241.94           13,700,000
    103                      1.34                          66.2               13,575,000              407.35           13,575,000
    104                      1.23                          78.8               13,400,000              304.33           13,400,000
    105                      1.34                          78.8               13,000,000               76.44           13,000,000
    106                      1.22                          81.9               12,700,000           72,159.09           12,679,522
  106.01                                                                       7,727,017                                7,714,557
  106.02                                                                       1,716,371                                1,713,603
  106.03                                                                       1,155,481                                1,153,618
  106.04                                                                       1,110,357                                1,108,567
  106.05                                                                         498,376                                  497,572
  106.06                                                                         492,398                                  491,604
    107                      1.44                          74.6               12,575,000          103,925.62           12,530,004
    108                      1.23                          59.5               12,500,000              262.25           12,500,000
    109                      1.38                          74.7               12,200,000          118,446.60           12,179,142
    110                      2.65                          35.0               12,000,000           85,106.38           12,000,000
    111                      1.23                          69.5               11,950,000              103.91           11,950,000
                             1.25                          68.9               11,880,000              113.63           11,846,073
    112                      1.25                          68.9                6,960,000              113.63            6,940,124
    113                      1.25                          68.9                4,920,000              113.63            4,905,950
    114                      1.36                          67.6               11,825,000              112.53           11,825,000
    115                      1.26                          75.0               11,325,000              130.35           11,325,000
    116                      1.25                          75.8               11,145,000              314.32           11,134,678
    117                      1.33                          61.1               11,000,000              275.25           11,000,000
    118                      1.39                          70.0               11,000,000           67,073.17           10,989,462
    119                      1.17                          78.5               10,960,000              254.22           10,949,358
    120                      1.47                          53.8               10,750,000              212.05           10,750,000
    121                      1.31                          69.9               10,200,000              243.93           10,200,000
    122                      1.16                          77.5               10,070,000              247.41           10,070,000
    123                      1.21                          77.9                9,900,000               88.45            9,887,782
    124                      1.43                          72.8                9,716,000           83,758.62            9,681,234
    125                      1.22                          79.1                9,500,000              124.59            9,488,148
    126                      1.20                          76.4                9,400,000              112.88            9,400,000
    127                      1.21                          69.9                9,300,000           10,043.20            9,290,917
    128                      1.20                          74.3                9,135,000           23,483.29            9,135,000
    129                      1.17                          79.9                9,100,000              404.19            9,090,225
    130                      1.35                          76.1                9,000,000           42,452.83            9,000,000
    131                      1.31                          67.7                9,000,000           44,554.46            9,000,000
    132                      1.32                          77.0                9,200,000               61.34            8,967,247
  132.01                                                                       4,960,000                                4,834,516
  132.02                                                                       4,240,000                                4,132,731
    133                      1.20                          80.0                8,800,000              124.63            8,800,000
    134                      1.43                          74.3                8,798,000           79,981.82            8,766,519
    135                      1.21                          79.7                8,750,000              351.41            8,750,000
    136                      1.81                          50.0                8,700,000               88.21            8,700,000
    137                      1.18                          74.5                8,663,000           71,595.04            8,646,028
    138                      1.15                          79.6                8,600,000              171.28            8,600,000
    139                      1.43                          71.1                8,600,000               90.69            8,600,000
    140                      1.28                          59.6                8,400,000              157.65            8,400,000
    141                      1.35                          74.3                8,400,000           70,588.24            8,392,347
    142                      1.20                          75.9                8,350,000           59,642.86            8,342,016
    143                      1.40                          68.8                8,200,000           46,590.91            8,192,294
    144                      1.27                          58.7                8,100,000           92,045.45            8,100,000
    145                      1.23                          69.6                8,000,000               32.87            8,000,000
    146                      1.23                          70.1                8,000,000           30,303.03            7,992,005
  146.01                                                                       4,280,702                                4,276,424
  146.02                                                                       3,719,298                                3,715,581
    147                      1.22                          50.8                7,900,000              526.49            7,900,000
    148                      1.24                          66.6                7,800,000              105.82            7,789,141
    149                      1.27                          73.5                7,800,000              115.71            7,786,023
    150                      1.24                          67.2                7,700,000              118.82            7,689,392
    151                      1.27                          65.8                7,500,000               46.76            7,500,000
    152                      1.21                          79.3                7,300,000           39,673.91            7,300,000
    153                      1.36                          45.5                7,300,000               79.34            7,253,356
    154                      1.22                          79.8                7,100,000              104.26            7,100,000
    155                      1.33                          64.0                7,100,000              131.27            7,100,000
    156                      1.26                          49.9                7,100,000           65,740.74            7,090,611
    157                      1.28                          80.2                6,900,000              108.94            6,900,000
    158                      1.26                          78.6                6,800,000              123.99            6,800,000
    159                      1.57                          47.9                6,700,000              101.52            6,700,000
    160                      1.15                          75.9                6,600,000              138.82            6,600,000
  160.01                                                                       3,960,000                                3,960,000
  160.02                                                                       2,640,000                                2,640,000
    161                      1.45                          59.0                6,500,000               45.77            6,493,615
    162                      1.45                          57.5                6,500,000               45.77            6,493,615
    163                      1.35                          45.7                6,500,000               87.61            6,487,981
    164                      1.52                          67.7                6,295,000              164.09            6,295,000
    165                      1.28                          52.6                6,000,000              429.00            6,000,000
    166                      1.93                          47.2                6,000,000               96.72            6,000,000
    167                      1.45                          78.4                6,000,000              139.53            6,000,000
    168                      1.29                          73.2                6,000,000           62,500.00            6,000,000
    169                      1.23                          74.9                6,000,000           21,052.63            5,989,537
    170                      1.21                          69.3                5,925,000           35,692.77            5,925,000
    171                      1.30                          65.6                5,900,000               76.09            5,900,000
    172                      1.25                          78.3                5,850,000              292.50            5,850,000
    173                      1.21                          49.5                5,800,000               36.40            5,794,475
    174                      1.16                          55.5                5,800,000              157.39            5,794,443
  174.01                                                                       3,413,397                                3,410,127
  174.02                                                                       2,386,603                                2,384,316
    175                      1.21                          79.9                5,750,000              161.98            5,750,000
    176                      1.29                          57.6                5,700,000              541.05            5,700,000
    177                      1.20                          75.3                5,650,000           30,053.19            5,650,000
    178                      1.22                          80.0                5,600,000               68.53            5,600,000
    179                      1.22                          80.0                5,600,000               93.29            5,600,000
    180                      1.20                          77.4                5,575,000              104.77            5,575,000
    181                      1.35                          73.3                5,500,000           26,829.27            5,500,000
    182                      1.21                          73.3                5,500,000              119.78            5,495,152
    183                      1.20                          77.4                5,500,000           38,194.44            5,494,514
    184                      1.39                          78.2                5,400,000          135,000.00            5,394,675
    185                      1.43                          58.8                5,300,000           15,056.82            5,292,867
    186                      1.51                          36.7                5,250,000           99,056.60            5,241,234
    187                      1.20                          72.6                5,225,000          111,170.21            5,225,000
    188                      1.37                          72.9                5,100,000              129.52            5,100,000
    189                      1.24                          75.7                5,000,000          100,000.00            4,995,015
    190                      1.37                          68.3                4,800,000           64,000.00            4,783,565
    191                      1.51                          74.4                4,500,000              104.55            4,500,000
    192                      1.29                          70.3                4,500,000              247.39            4,500,000
    193                      1.31                          71.9                4,500,000               62.79            4,500,000
    194                      1.40                          67.2                4,500,000              129.48            4,500,000
    195                      1.41                          74.6                4,481,250           30,484.69            4,475,134
    196                      1.21                          58.6                4,450,000              176.41            4,450,000
    197                      1.21                          79.6                4,400,000              228.23            4,400,000
    198                      1.46                          75.9                4,250,000               52.92            4,250,000
    199                      1.44                          57.0                4,230,000               90.76            4,218,517
    200                      1.25                          79.9                4,215,000              158.76            4,215,000
    201                      1.35                          61.5                4,000,000           55,555.56            4,000,000
    202                      1.20                          67.8                4,000,000              141.57            4,000,000
    203                      1.17                          79.9                4,000,000           29,850.75            3,996,063
    204                      1.37                          71.3                4,000,000              156.92            3,992,848
    205                      1.25                          56.8                4,000,000              192.60            3,992,388
    206                      1.36                          42.7                3,950,000               92.66            3,924,761
    207                      1.22                          64.6                3,810,000              113.80            3,810,000
    208                      1.26                          62.7                3,800,000               40.00            3,800,000
    209                      1.24                          63.3                3,805,000              230.63            3,798,120
    210                      1.37                          69.0                3,800,000           52,777.78            3,793,944
    211                      1.37                          70.1                3,750,000              142.05            3,750,000
    212                      1.75                          45.1                3,750,000               63.40            3,739,867
    213                      1.29                          76.6                3,750,000           23,437.50            3,739,338
    214                      1.15                          59.0                3,600,000              109.07            3,600,000
    215                      1.21                          66.7                3,600,000              479.62            3,600,000
    216                      1.20                          71.3                3,600,000           30,000.00            3,600,000
    217                      1.22                          74.6                3,600,000               56.58            3,593,708
    218                      1.46                          62.5                3,500,000               36.52            3,500,000
    219                      1.34                          60.3                3,500,000              135.60            3,495,103
    220                      1.32                          79.4                3,500,000               83.33            3,492,271
    221                      1.42                          76.7                3,400,000              138.53            3,396,615
    222                      1.20                          70.7                3,375,000               63.38            3,375,000
  222.01                                                                         901,178                                  901,178
  222.02                                                                         865,838                                  865,838
  222.03                                                                         689,136                                  689,136
  222.04                                                                         477,094                                  477,094
  222.05                                                                         441,754                                  441,754
    223                      1.29                          52.9                3,300,000           66,000.00            3,291,076
    224                      1.27                          78.8                3,230,000              101.67            3,230,000
    225                      1.39                          75.9                3,220,000               49.03            3,220,000
                             1.20                          70.6                3,200,000              106.78            3,197,052
    226                      1.20                          70.6                2,350,000              106.78            2,347,817
    227                      1.20                          70.6                  850,000              106.78              849,235
    228                      1.27                          79.2                3,200,000              170.66            3,191,676
    229                      1.20                          76.1                3,140,000              104.67            3,137,050
    230                      1.23                          77.5                3,100,000              165.03            3,100,000
    231                      1.42                          56.6                3,000,000               64.64            3,000,000
    232                      1.18                          77.9                3,000,000              142.86            3,000,000
    233                      1.29                          78.4                2,980,000           20,135.14            2,980,000
    234                      1.20                          75.5                2,875,000              224.61            2,869,825
    235                      1.27                          75.4                2,830,000              104.54            2,827,167
    236                      2.03                          32.2                2,800,000               37.61            2,795,084
    237                      1.21                          63.0                2,650,000               88.20            2,645,545
    238                      1.32                          74.1                2,600,000               57.73            2,600,000
    239                      1.20                          76.9                2,575,200           17,638.36            2,575,200
    240                      1.20                          79.3                2,550,000           41,803.28            2,536,847
    241                      1.35                          57.7                2,500,000          104,166.67            2,497,549
    242                      1.86                          46.2                2,500,000               94.92            2,495,580
    243                      1.22                          69.3                2,500,000              160.01            2,495,221
    244                      1.21                          62.8                2,450,000           58,333.33            2,450,000
    245                      1.42                          62.8                2,450,000               33.29            2,450,000
    246                      1.24                          63.8                2,430,000              114.82            2,424,640
    247                      1.66                          41.3                2,400,000               42.33            2,397,661
    248                      1.20                          69.1                2,400,000              263.45            2,397,624
    249                      1.21                          65.1                2,400,000              156.25            2,395,805
    250                      1.20                          79.7                2,350,000           17,028.99            2,350,000
    251                      1.22                          74.0                2,300,000              322.44            2,293,578
    252                      1.20                          75.8                2,245,000              264.12            2,245,000
    253                      2.48                          43.1                2,200,000               53.78            2,200,000
    254                      1.20                          72.1                2,200,000               63.84            2,197,790
    255                      1.34                          52.4                2,100,000           15,107.91            2,097,324
    256                      1.21                          76.5                2,070,000           43,125.00            2,066,280
    257                      1.30                          76.5                2,050,000              200.65            2,050,000
    258                      1.65                          42.5                2,040,000              273.83            2,038,000
    259                      1.19                          83.0                1,915,000           27,357.14            1,910,126
    260                      1.21                          75.6                1,890,000              253.49            1,890,000
    261                      1.21                          73.9                1,870,000           62,333.33            1,870,000
    262                      1.22                          70.5                1,875,000              133.93            1,867,516
    263                      1.20                          69.9                1,750,000              133.39            1,746,941
    264                      1.27                          75.1                1,730,000              346.00            1,728,194
    265                      1.28                          80.0                1,700,000               60.93            1,700,000
    266                      1.33                          80.0                1,600,000               90.11            1,600,000
    267                      1.20                          68.1                1,500,000               32.08            1,497,455
    268                      1.97                          48.0                1,500,000               94.70            1,497,437
    269                      1.24                          71.9                1,500,000              150.00            1,495,891
    270                      1.24                          76.8                1,460,000              232.15            1,460,000
    271                      1.35                          55.8                1,300,000              161.51            1,297,634
    272                      1.27                          63.9                1,150,000               95.04            1,150,000
    273                      1.20                          79.6                1,060,000           53,000.00            1,059,000
    274                      2.36                          35.7                1,000,000              138.10            1,000,000
    275                      1.20                          79.1                  920,000               15.77              917,586
    276                      1.27                          73.1                  914,000           30,466.67              914,000
    277                      1.29                          74.1                  760,000               26.25              759,360

                       CUT-OFF DATE                                                                      % OF APPLICABLE
                          BALANCE            MATURITY/ARD              MATURITY         % OF INITIAL       LOAN GROUP
  LOAN #              PER UNIT ($)(3)   BALANCE ($)(3),(4),(10)   LTV %(3),(8),(9)     POOL BALANCE(3)     BALANCE(3)
--------------------------------------------------------------------------------------------------------------------------

     1                  182,869.28            387,500,000                59.6                8.6%              49.1%
     2                      164.52            225,000,000                77.6                5.0%               6.0%
   2.01                                       113,275,862                                    2.5%               3.0%
   2.02                                       111,724,138                                    2.5%               3.0%
                            107.70            224,400,000                76.6                5.0%               6.0%
     3                      107.70             92,000,000                76.6                2.0%               2.5%
     4                      107.70             47,900,000                76.6                1.1%               1.3%
   4.01                                        27,947,894                                    0.6%               0.7%
   4.02                                        19,952,106                                    0.4%               0.5%
     5                      107.70             28,800,000                76.6                0.6%               0.8%
     6                      107.70             28,000,000                76.6                0.6%               0.8%
     7                      107.70             18,900,000                76.6                0.4%               0.5%
     8                      107.70              8,800,000                76.6                0.2%               0.2%
     9                      467.73            181,483,388                64.8                4.3%               5.2%
    10                      328.67            140,000,000                78.9                3.1%               3.8%
    11                      187.83            125,000,000                78.6                2.8%               3.3%
    12                      329.97            100,000,000                51.0                2.2%               2.7%
   12.01                                       11,540,000                                    0.3%               0.3%
   12.02                                       10,500,000                                    0.2%               0.3%
   12.03                                       10,000,000                                    0.2%               0.3%
   12.04                                        8,415,342                                    0.2%               0.2%
   12.05                                        8,155,000                                    0.2%               0.2%
   12.06                                        7,300,000                                    0.2%               0.2%
   12.07                                        5,600,000                                    0.1%               0.2%
   12.08                                        5,440,591                                    0.1%               0.1%
   12.09                                        5,100,000                                    0.1%               0.1%
   12.10                                        5,000,000                                    0.1%               0.1%
   12.11                                        4,950,000                                    0.1%               0.1%
   12.12                                        4,725,000                                    0.1%               0.1%
   12.13                                        4,084,409                                    0.1%               0.1%
   12.14                                        3,160,000                                    0.1%               0.1%
   12.15                                        2,800,000                                    0.1%               0.1%
   12.16                                        1,490,000                                    0.0%               0.0%
   12.17                                        1,284,658                                    0.0%               0.0%
   12.18                                          455,000                                    0.0%               0.0%
    13                   60,743.43             58,523,271                65.0                1.5%               1.8%
   13.01                                        7,684,455                                    0.2%               0.2%
   13.02                                        5,869,797                                    0.1%               0.2%
   13.03                                        5,660,161                                    0.1%               0.2%
   13.04                                        5,450,526                                    0.1%               0.2%
   13.05                                        5,031,254                                    0.1%               0.2%
   13.06                                        4,681,862                                    0.1%               0.1%
   13.07                                        3,747,236                                    0.1%               0.1%
   13.08                                        3,225,768                                    0.1%               0.1%
   13.09                                        2,771,121                                    0.1%               0.1%
   13.10                                        2,767,190                                    0.1%               0.1%
   13.11                                        2,632,674                                    0.1%               0.1%
   13.12                                        2,572,403                                    0.1%               0.1%
   13.13                                        2,515,627                                    0.1%               0.1%
   13.14                                        2,375,870                                    0.1%               0.1%
   13.15                                        1,537,328                                    0.0%               0.0%
    14                      178.62             61,750,000                67.5                1.4%               1.7%
    15                      168.58             56,250,000                72.1                1.2%               1.5%
    16                       90.39             47,945,597                74.9                1.1%               1.3%
    17                       59.94             50,000,000                41.8                1.1%               1.3%
    18                       56.35             39,301,910                67.2                1.0%               1.2%
    19                      282.20             46,000,000                78.6                1.0%               1.2%
    20                      218.54             45,600,000                64.5                1.0%               1.2%
    21                      385.24             44,200,000                64.1                1.0%               1.2%
    22                       99.13             38,852,944                71.9                0.9%               1.1%
    23                  164,000.00             38,508,291                67.1                0.9%               1.1%
    24                  105,128.21             41,000,000                79.2                0.9%               5.2%
    25                      238.99             37,932,252                67.4                0.9%               1.1%
    26                      212.00             36,144,022                72.3                0.9%               1.0%
    27                      217.69             34,897,888                65.2                0.8%               1.0%
    28                  107,371.79             31,322,572                73.7                0.7%               0.9%
    29                      169.44             33,200,000                61.3                0.7%               0.9%
    30                       67.96             29,711,545                67.5                0.7%               0.9%
    31                      160.45             31,645,414                74.1                0.7%               0.9%
    32                      142.97             31,100,000                70.2                0.7%               0.8%
    33                      154.55             30,900,000                71.9                0.7%               0.8%
    34                      169.67             28,550,000                76.7                0.6%               0.8%
    35                  121,561.29             21,624,076                52.5                0.6%               0.7%
    36                   63,569.68             23,772,335                70.3                0.6%               3.3%
    37                      157.04             25,750,000                69.1                0.6%               0.7%
    38                  243,809.52             23,147,522                62.1                0.6%               0.7%
    39                      137.65             25,500,000                60.6                0.6%               0.7%
    40                       98.77             23,005,488                69.7                0.6%               0.7%
    41                  208,264.46             22,785,842                63.6                0.6%               0.7%
    42                  165,753.42             21,881,641                59.3                0.5%               0.6%
    43                       86.93             21,930,665                74.6                0.5%               0.6%
    44                      184.69             23,290,000                61.3                0.5%               0.6%
    45                       82.30             21,060,094                58.0                0.5%               0.6%
    46                      146.08             22,500,000                56.3                0.5%               0.6%
    47                   79,964.29             20,275,289                68.7                0.5%               2.8%
    48                   68,944.10             20,290,511                70.0                0.5%               2.8%
    49                      144.86             21,600,000                60.4                0.5%               0.6%
    50                  132,407.41             18,967,834                59.6                0.5%               0.6%
    51                      288.62             19,278,449                63.0                0.5%               0.6%
    52                      201.60             21,040,000                56.0                0.5%               0.6%
    53                      130.97             19,656,088                63.8                0.5%               0.6%
   53.01                                       12,252,295                                    0.3%               0.4%
   53.02                                        3,931,218                                    0.1%               0.1%
   53.03                                        3,472,575                                    0.1%               0.1%
    54                      326.58             18,850,039                62.8                0.5%               0.6%
   54.01                                       11,812,691                                    0.3%               0.4%
   54.02                                        7,037,348                                    0.2%               0.2%
    55                      184.30             20,000,000                64.9                0.4%               0.5%
    56                      100.23             16,581,027                61.2                0.4%               0.5%
    57                      241.21             17,767,740                62.8                0.4%               0.5%
    58                      109.66             18,284,171                68.8                0.4%               0.5%
   58.01                                       10,578,331                                    0.2%               0.3%
   58.02                                        7,705,841                                    0.2%               0.2%
    59                  108,333.33             18,217,771                58.2                0.4%               2.5%
    60                       73.21             19,400,000                76.1                0.4%               0.5%
    61                      147.06             19,300,000                65.9                0.4%               0.5%
    62                  296,153.85             17,197,267                66.1                0.4%               0.5%
    63                      135.82             16,991,512                66.6                0.4%               0.5%
    64                      250.83             16,833,863                50.3                0.4%               0.5%
    65                       94.27             17,417,634                74.8                0.4%               0.5%
    66                      191.37             18,500,000                68.5                0.4%               0.5%
    67                       66.19             17,812,697                71.3                0.4%               0.5%
    68                       78.66             18,200,000                70.0                0.4%               0.5%
    69                      136.31             16,781,787                74.3                0.4%               0.5%
    70                      262.89             15,653,259                71.2                0.4%               0.5%
    71                      180.04             17,150,000                66.0                0.4%               0.5%
    72                      148.03             16,800,000                68.6                0.4%               0.5%
    73                   73,684.21             15,388,074                73.3                0.4%               2.1%
    74                      103.85             16,700,000                64.2                0.4%               0.4%
    75                Various                  14,837,626                70.2                0.4%               0.4%
   75.01                                        3,700,414                                    0.1%               0.1%
   75.02                                        2,639,299                                    0.1%               0.1%
   75.03                                        2,553,870                                    0.1%               0.1%
   75.04                                        1,726,560                                    0.0%               0.1%
   75.05                                        1,596,169                                    0.0%               0.0%
   75.06                                        1,043,130                                    0.0%               0.0%
   75.07                                        1,020,649                                    0.0%               0.0%
   75.08                                          557,535                                    0.0%               0.0%
    76                      280.15             14,732,440                63.0                0.4%               0.4%
                         23,638.65             14,282,705                57.0                0.4%               2.1%
    77                   23,638.65              9,861,327                57.0                0.2%               1.4%
    78                   23,638.65              4,421,378                57.0                0.1%               0.7%
    79                Various                  14,499,643                71.1                0.4%               0.4%
 Loan Component          50,408.16             11,102,850                71.1                0.3%               0.3%
 Loan Component          32,894.74              2,247,540                71.1                0.1%               0.1%
 Loan Component              79.45              1,149,252                71.1                0.0%               0.0%
    80                       73.94             15,013,414                74.0                0.4%               0.4%
    81                      288.27             14,571,311                67.8                0.4%               0.4%
    82                      187.71             14,682,993                62.5                0.3%               0.4%
    83                       94.58             13,757,699                69.1                0.3%               0.4%
    84                Various                  13,215,249                69.0                0.3%               0.4%
   84.01                                       11,842,684                                    0.3%               0.4%
   84.02                                        1,372,565                                    0.0%               0.0%
    85                       79.37             13,231,479                66.5                0.3%               0.4%
    86                      138.84             12,569,118                61.3                0.3%               0.4%
    87                      149.74             12,103,241                63.7                0.3%               0.4%
    88                   46,284.83             14,020,982                58.7                0.3%               1.9%
    89                      140.21             12,494,430                57.1                0.3%               0.4%
   89.01                                        8,101,412                                    0.2%               0.3%
   89.02                                        4,393,019                                    0.1%               0.1%
    90                   97,202.34             12,665,213                58.1                0.3%               0.4%
    91                   54,924.24             13,542,869                60.2                0.3%               1.8%
    92                      226.01             13,146,036                63.8                0.3%               0.4%
    93                  114,779.82             12,256,119                63.5                0.3%               0.4%
    94                       80.17             14,250,000                64.8                0.3%               0.4%
    95                      158.32             12,829,748                64.6                0.3%               0.4%
    96                   64,840.18             14,200,000                80.0                0.3%               1.8%
    97                      202.28             14,000,000                77.8                0.3%               0.4%
    98                       88.32             14,000,000                71.8                0.3%               0.4%
    99                   56,451.61             13,104,792                59.0                0.3%               1.8%
    100                 112,785.82             11,792,375                57.8                0.3%               0.4%
    101                     128.05             13,800,000                64.2                0.3%               0.4%
    102                  55,241.94             12,420,023                65.4                0.3%               1.7%
    103                     407.35             13,575,000                66.2                0.3%               0.4%
    104                     304.33             12,935,818                76.1                0.3%               0.4%
    105                      76.44             13,000,000                78.8                0.3%               0.3%
    106                  72,042.74             10,942,791                70.7                0.3%               1.6%
  106.01                                        6,657,884                                    0.2%               1.0%
  106.02                                        1,478,889                                    0.0%               0.2%
  106.03                                          995,605                                    0.0%               0.1%
  106.04                                          956,725                                    0.0%               0.1%
  106.05                                          429,419                                    0.0%               0.1%
  106.06                                          424,268                                    0.0%               0.1%
    107                 103,553.75             10,703,569                63.7                0.3%               0.3%
    108                     262.25             11,670,118                55.6                0.3%               0.3%
    109                 118,244.10             10,437,263                64.0                0.3%               0.3%
    110                  85,106.38             10,068,392                29.4                0.3%               0.3%
    111                     103.91             10,822,681                62.9                0.3%               0.3%
                            113.31             10,064,727                58.5                0.3%               0.3%
    112                     113.31              5,896,507                58.5                0.2%               0.2%
    113                     113.31              4,168,220                58.5                0.1%               0.1%
    114                     112.53             11,825,000                67.6                0.3%               0.3%
    115                     130.35             10,159,859                67.3                0.3%               0.3%
    116                     314.03              9,554,722                65.0                0.2%               0.3%
    117                     275.25              9,969,349                55.4                0.2%               0.3%
    118                  67,008.91              9,383,391                59.8                0.2%               0.3%
    119                     253.97              9,330,353                66.9                0.2%               0.3%
    120                     212.05             10,029,361                50.2                0.2%               0.3%
    121                     243.93              9,204,954                63.0                0.2%               0.3%
    122                     247.41              7,861,630                60.5                0.2%               0.3%
    123                      88.34              8,879,184                69.9                0.2%               0.3%
    124                  83,458.92              8,270,050                62.2                0.2%               0.3%
    125                     124.43              7,665,386                63.9                0.2%               0.3%
    126                     112.88              8,818,328                71.7                0.2%               0.3%
    127                  10,033.39              7,910,273                59.5                0.2%               0.2%
    128                  23,483.29              8,360,225                68.0                0.2%               1.2%
    129                     403.76              7,625,265                67.0                0.2%               0.2%
    130                  42,452.83              9,000,000                76.1                0.2%               0.2%
    131                  44,554.46              9,000,000                67.7                0.2%               1.1%
    132                      59.79              6,965,422                59.8                0.2%               0.2%
  132.01                                        3,755,271                                    0.1%               0.1%
  132.02                                        3,210,151                                    0.1%               0.1%
    133                     124.63              7,967,243                72.4                0.2%               0.2%
    134                  79,695.63              7,488,668                63.5                0.2%               0.2%
    135                     351.41              8,184,232                74.5                0.2%               0.2%
    136                      88.21              8,700,000                50.0                0.2%               0.2%
    137                  71,454.78              7,761,985                66.9                0.2%               1.1%
    138                     171.28              6,603,835                61.2                0.2%               0.2%
    139                      90.69              8,600,000                71.1                0.2%               0.2%
    140                     157.65              7,444,160                52.8                0.2%               0.2%
    141                  70,523.92              7,904,354                70.0                0.2%               0.2%
    142                  59,585.83              7,124,899                63.2                0.2%               1.1%
    143                  46,547.13              7,014,979                58.9                0.2%               0.2%
    144                  92,045.45              7,578,288                54.9                0.2%               1.0%
    145                      32.87              7,039,738                61.2                0.2%               0.2%
    146                  30,272.75              6,780,640                59.5                0.2%               1.0%
  146.01                                        3,628,237                                    0.1%               0.5%
  146.02                                        3,152,403                                    0.1%               0.5%
    147                     526.49              7,402,021                47.6                0.2%               0.2%
    148                     105.68              6,087,182                52.0                0.2%               0.2%
    149                     115.50              6,633,229                62.6                0.2%               0.2%
    150                     118.65              6,022,650                52.6                0.2%               0.2%
    151                      46.76              6,777,689                59.5                0.2%               0.2%
    152                  39,673.91              6,171,358                67.1                0.2%               0.9%
    153                      78.83                118,935                 0.7                0.2%               0.2%
    154                     104.26              6,641,191                74.6                0.2%               0.2%
    155                     131.27              6,428,610                57.9                0.2%               0.2%
    156                  65,653.80              6,769,182                47.7                0.2%               0.9%
    157                     108.94              6,255,884                72.7                0.2%               0.2%
    158                     123.99              6,387,778                73.8                0.2%               0.2%
    159                     101.52              5,937,604                42.4                0.1%               0.2%
    160                     138.82              6,271,408                72.1                0.1%               0.2%
  160.01                                        3,762,845                                    0.1%               0.1%
  160.02                                        2,508,563                                    0.1%               0.1%
    161                      45.73              5,523,849                50.2                0.1%               0.2%
    162                      45.73              5,523,849                48.9                0.1%               0.2%
    163                      87.45              5,504,976                38.8                0.1%               0.2%
    164                     164.09              6,295,000                67.7                0.1%               0.2%
    165                     429.00              5,027,099                44.1                0.1%               0.2%
    166                      96.72              6,000,000                47.2                0.1%               0.2%
    167                     139.53              4,990,196                65.2                0.1%               0.2%
    168                  62,500.00              5,605,245                68.4                0.1%               0.8%
    169                  21,015.92              5,628,236                70.4                0.1%               0.8%
    170                  35,692.77              5,384,177                63.0                0.1%               0.8%
    171                      76.09              5,440,306                60.5                0.1%               0.2%
    172                     292.50              5,318,152                71.2                0.1%               0.2%
    173                      36.36              4,951,880                42.3                0.1%               0.2%
    174                     157.24              4,947,606                47.3                0.1%               0.2%
  174.01                                        2,911,749                                    0.1%               0.1%
  174.02                                        2,035,857                                    0.1%               0.1%
    175                     161.98              5,201,396                72.2                0.1%               0.2%
    176                     541.05              5,340,699                54.0                0.1%               0.2%
    177                  30,053.19              5,009,346                66.8                0.1%               0.7%
    178                      68.53              4,959,915                70.9                0.1%               0.2%
    179                      93.29              4,995,656                71.4                0.1%               0.2%
    180                     104.77              5,052,306                70.2                0.1%               0.1%
    181                  26,829.27              4,856,384                64.8                0.1%               0.1%
    182                     119.67              4,748,899                63.3                0.1%               0.1%
    183                  38,156.35              4,663,065                65.7                0.1%               0.7%
    184                 134,866.89              4,586,359                66.5                0.1%               0.1%
    185                  15,036.55              4,165,868                46.3                0.1%               0.7%
    186                  98,891.21              4,504,609                31.5                0.1%               0.1%
    187                 111,170.21              4,689,811                65.1                0.1%               0.7%
    188                     129.52              4,776,728                68.2                0.1%               0.1%
    189                  99,900.30              4,239,400                64.2                0.1%               0.6%
    190                  63,780.87              3,673,567                52.5                0.1%               0.1%
    191                     104.55              3,950,748                65.3                0.1%               0.1%
    192                     247.39              4,207,000                65.7                0.1%               0.1%
    193                      62.79              3,965,134                63.3                0.1%               0.1%
    194                     129.48              3,976,533                59.4                0.1%               0.1%
    195                  30,443.09              3,511,981                58.5                0.1%               0.1%
    196                     176.41              4,295,850                56.5                0.1%               0.1%
    197                     228.23              4,057,830                73.4                0.1%               0.1%
    198                      52.92              3,887,981                69.4                0.1%               0.1%
    199                      90.51              3,828,280                51.7                0.1%               0.1%
    200                     158.76              3,935,350                74.6                0.1%               0.1%
    201                  55,555.56              3,362,278                51.7                0.1%               0.5%
    202                     141.57              3,545,360                60.1                0.1%               0.1%
    203                  29,821.37              3,398,298                68.0                0.1%               0.5%
    204                     156.64              3,402,649                60.8                0.1%               0.1%
    205                     192.24              3,374,566                48.0                0.1%               0.1%
    206                      92.07                 64,356                 0.7                0.1%               0.1%
    207                     113.80              3,557,220                60.3                0.1%               0.1%
    208                      40.00              3,399,472                56.1                0.1%               0.1%
    209                     230.22              3,232,040                53.9                0.1%               0.1%
    210                  52,693.67              3,582,191                65.1                0.1%               0.1%
    211                     142.05              3,185,247                59.5                0.1%               0.1%
    212                      63.23              2,909,197                35.1                0.1%               0.1%
    213                  23,370.86              3,178,968                65.1                0.1%               0.5%
    214                     109.07              3,192,479                52.3                0.1%               0.1%
    215                     479.62              3,053,347                56.5                0.1%               0.1%
    216                  30,000.00              3,169,661                62.8                0.1%               0.5%
    217                      56.48              3,071,282                63.7                0.1%               0.1%
    218                      36.52              3,049,416                54.5                0.1%               0.1%
    219                     135.41              2,728,532                47.0                0.1%               0.1%
    220                      83.15              2,279,551                51.8                0.1%               0.1%
    221                     138.39              2,883,471                65.1                0.1%               0.1%
    222                      63.38              2,931,923                61.4                0.1%               0.1%
  222.01                                          782,870                                    0.0%               0.0%
  222.02                                          752,169                                    0.0%               0.0%
  222.03                                          598,665                                    0.0%               0.0%
  222.04                                          414,460                                    0.0%               0.0%
  222.05                                          383,760                                    0.0%               0.0%
    223                  65,821.51              2,816,709                45.3                0.1%               0.4%
    224                     101.67              2,809,634                68.5                0.1%               0.1%
    225                      49.03              2,863,864                67.5                0.1%               0.1%
                            106.68              2,745,510                60.6                0.1%               0.1%
    226                     106.68              2,013,823                60.6                0.1%               0.1%
    227                     106.68                731,687                60.6                0.0%               0.0%
    228                     170.21              2,745,404                68.1                0.1%               0.1%
    229                     104.57              2,686,301                65.1                0.1%               0.1%
    230                     165.03              2,751,365                68.8                0.1%               0.1%
    231                      64.64              1,948,828                36.8                0.1%               0.1%
    232                     142.86              2,715,271                70.5                0.1%               0.1%
    233                  20,135.14              2,916,202                76.7                0.1%               0.4%
    234                     224.21              2,443,511                64.3                0.1%               0.1%
    235                     104.44              2,397,943                64.0                0.1%               0.1%
    236                      37.54              2,387,395                27.5                0.1%               0.1%
    237                      88.05              2,271,825                54.1                0.1%               0.1%
    238                      57.73              2,209,731                63.0                0.1%               0.1%
    239                  17,638.36              2,520,068                75.2                0.1%               0.3%
    240                  41,587.65              2,183,100                68.2                0.1%               0.3%
    241                 104,064.55              2,125,178                49.1                0.1%               0.3%
    242                      94.75              2,129,751                39.4                0.1%               0.1%
    243                     159.70              2,107,836                58.6                0.1%               0.1%
    244                  58,333.33              2,291,648                58.8                0.1%               0.3%
    245                      33.29              2,212,180                56.7                0.1%               0.1%
    246                     114.57              1,583,274                41.7                0.1%               0.1%
    247                      42.29              2,041,956                35.2                0.1%               0.1%
    248                     263.19              2,170,051                62.5                0.1%               0.1%
    249                     155.98              2,047,521                55.6                0.1%               0.1%
    250                  17,028.99              2,106,289                71.4                0.1%               0.3%
    251                     321.54              1,954,640                63.1                0.1%               0.1%
    252                     264.12              2,000,004                67.6                0.0%               0.1%
    253                      53.78              2,059,209                40.4                0.0%               0.1%
    254                      63.78              1,863,134                61.1                0.0%               0.1%
    255                  15,088.67              1,669,276                41.7                0.0%               0.3%
    256                  43,047.50              1,759,688                65.2                0.0%               0.3%
    257                     200.65              1,775,972                66.3                0.0%               0.1%
    258                     273.56              1,734,145                36.1                0.0%               0.1%
    259                  27,287.51              1,263,138                54.9                0.0%               0.2%
    260                     253.49              1,678,946                67.2                0.0%               0.1%
    261                  62,333.33              1,699,190                67.2                0.0%               0.2%
    262                     133.39              1,614,917                60.9                0.0%               0.1%
    263                     133.16              1,492,984                59.7                0.0%               0.0%
    264                     345.64              1,456,277                63.3                0.0%               0.0%
    265                      60.93              1,549,736                72.9                0.0%               0.0%
    266                      90.11              1,419,854                71.0                0.0%               0.0%
    267                      32.03              1,284,478                58.4                0.0%               0.0%
    268                      94.54              1,283,380                41.1                0.0%               0.0%
    269                     149.59              1,278,107                61.5                0.0%               0.0%
    270                     232.15              1,300,239                68.4                0.0%               0.0%
    271                     161.22              1,103,273                47.5                0.0%               0.0%
    272                      95.04              1,026,767                57.0                0.0%               0.0%
    273                  52,950.00                906,297                68.1                0.0%               0.1%
    274                     138.10              1,000,000                35.7                0.0%               0.0%
    275                      15.73                788,411                68.0                0.0%               0.0%
    276                  30,466.67                816,604                65.3                0.0%               0.1%
    277                      26.23                660,332                64.4                0.0%               0.0%

                         INTEREST                 ADMIN.            MORTGAGE                                 MONTHLY P&I DEBT
  LOAN #            RATE %(3),(11),(12)    FEE %(3),(11),(13)    RATE %(3),(11)   ACCRUAL TYPE(3)  SERVICE ($)(3),(5),(14),(15),(16)
------------------------------------------------------------------------------------------------------------------------------------

     1                    6.0700                  0.0204              6.0496        Actual/360                 1,987,327.84
     2                    6.0500                  0.0204              6.0296        Actual/360                 1,150,130.21
   2.01
   2.02
                                                                                    Actual/360                 1,105,351.81
     3                    5.8300                  0.0204              5.8096        Actual/360                   453,174.54
     4                    5.8300                  0.0204              5.8096        Actual/360                   235,946.31
   4.01
   4.02
     5                    5.8300                  0.0204              5.8096        Actual/360                   141,863.33
     6                    5.8300                  0.0204              5.8096        Actual/360                   137,922.69
     7                    5.8300                  0.0204              5.8096        Actual/360                    93,097.81
     8                    5.8300                  0.0204              5.8096        Actual/360                    43,347.13
     9                    5.6260                  0.0204              5.6056        Actual/360                 1,122,653.11
    10                    5.5700                  0.0204              5.5496        Actual/360                   658,858.80
    11                    5.8250                  0.0204              5.8046        Actual/360                   615,198.21
    12                    5.8990                  0.0204              5.8786        Actual/360                   498,410.88
   12.01
   12.02
   12.03
   12.04
   12.05
   12.06
   12.07
   12.08
   12.09
   12.10
   12.11
   12.12
   12.13
   12.14
   12.15
   12.16
   12.17
   12.18
    13                    6.2500                  0.0204              6.2296        Actual/360                   412,530.52
   13.01
   13.02
   13.03
   13.04
   13.05
   13.06
   13.07
   13.08
   13.09
   13.10
   13.11
   13.12
   13.13
   13.14
   13.15
    14                    5.4455                  0.0204              5.4251        Actual/360                   284,108.25
    15                    5.4455                  0.0204              5.4251        Actual/360                   258,803.06
    16                    5.8200                  0.0204              5.7996        Actual/360                   280,472.04
    17                    5.5365                  0.0204              5.5161        Actual/360                   233,891.49
    18                    5.8845                  0.0304              5.8541        Actual/360                   275,347.45
    19                    5.6460                  0.0204              5.6256        Actual/360                   219,435.97
    20                    5.4455                  0.0204              5.4251        Actual/360                   209,803.01
    21                    5.4455                  0.0204              5.4251        Actual/360                   203,361.69
    22                    6.2300                  0.0204              6.2096        Actual/360                   254,368.65
    23                    6.2952                  0.0204              6.2748        Actual/360                   253,650.57
    24                    5.7170                  0.0204              5.6966        Actual/360                   198,043.76
    25                    6.0810                  0.0204              6.0606        Actual/360                   244,931.07
    26                    5.2430                  0.0204              5.2226        Actual/360                   215,466.27
    27                    5.8000                  0.0454              5.7546        Actual/360                   219,445.64
    28                    5.9500                  0.0204              5.9296        Actual/360                   199,773.80
    29                    5.4455                  0.0204              5.4251        Actual/360                   152,751.32
    30                    5.9600                  0.0204              5.9396        Actual/360                   196,406.84
    31                    6.1400                  0.0204              6.1196        Actual/360                   194,745.88
    32                    5.4455                  0.0204              5.4251        Actual/360                   143,089.34
    33                    5.4455                  0.0204              5.4251        Actual/360                   142,169.15
    34                    5.4455                  0.0204              5.4251        Actual/360                   131,356.93
    35                    5.9200                  0.0204              5.8996        Actual/360                   179,037.61
    36                    6.2160                  0.0204              6.1956        Actual/360                   152,039.81
    37                    5.4455                  0.0204              5.4251        Actual/360                   118,474.29
    38                    6.0290                  0.0204              6.0086        Actual/360                   153,962.56
    39                    5.4455                  0.0204              5.4251        Actual/360                   117,324.05
    40                    6.1202                  0.0604              6.0598        Actual/360                   154,254.24
    41                    6.0290                  0.0204              6.0086        Actual/360                   151,556.90
    42                    6.0290                  0.0204              6.0086        Actual/360                   145,542.74
    43                    5.8100                  0.0204              5.7896        Actual/360                   138,036.65
    44                    5.4455                  0.0204              5.4251        Actual/360                   107,155.97
    45                    6.0300                  0.0504              5.9796        Actual/360                   135,333.14
    46                    5.3855                  0.0204              5.3651        Actual/360                   102,380.60
    47                    6.1100                  0.0504              6.0596        Actual/360                   135,826.89
    48                    6.1000                  0.0204              6.0796        Actual/360                   134,530.84
    49                    5.4455                  0.0204              5.4251        Actual/360                    99,380.38
    50                    5.9050                  0.0204              5.8846        Actual/360                   127,296.42
    51                    5.9000                  0.0204              5.8796        Actual/360                   126,782.93
    52                    5.4455                  0.0204              5.4251        Actual/360                    96,803.85
    53                    6.0300                  0.0204              6.0096        Actual/360                   126,310.93
   53.01
   53.02
   53.03
    54                    5.9000                  0.0204              5.8796        Actual/360                   123,965.53
   54.01
   54.02
    55                    5.4400                  0.0204              5.4196        Actual/360                    91,925.93
    56                    5.6600                  0.0204              5.6396        Actual/360                   114,128.95
    57                    5.9000                  0.0204              5.8796        Actual/360                   116,847.89
    58                    6.1630                  0.0204              6.1426        Actual/360                   118,963.66
   58.01
   58.02
    59                    4.6500                  0.0204              4.6296        Actual/360                   115,536.87
    60                    5.7900                  0.0204              5.7696        Actual/360                    94,905.07
    61                    5.4455                  0.0204              5.4251        Actual/360                    88,798.21
    62                    6.3630                  0.0204              6.3426        Actual/360                   119,943.91
    63                    5.6260                  0.0204              5.6056        Actual/360                   104,370.13
    64                    5.9900                  0.0204              5.9696        Actual/360                   113,792.47
    65                    5.9070                  0.0204              5.8866        Actual/360                   110,644.15
    66                    5.4455                  0.0204              5.4251        Actual/360                    85,117.45
    67                    5.9100                  0.0204              5.8896        Actual/360                   109,848.66
    68                    5.4455                  0.0204              5.4251        Actual/360                    83,737.17
    69                    5.7400                  0.0204              5.7196        Actual/360                   104,928.79
    70                    5.6950                  0.0204              5.6746        Actual/360                    96,774.72
    71                    5.4455                  0.0204              5.4251        Actual/360                    78,906.18
    72                    5.3855                  0.0204              5.3651        Actual/360                    76,444.18
    73                    6.2500                  0.0204              6.2296        Actual/360                   103,440.49
    74                    5.4455                  0.0204              5.4251        Actual/360                    76,835.75
    75                    5.7500                  0.0204              5.7296        Actual/360                    96,289.52
   75.01
   75.02
   75.03
   75.04
   75.05
   75.06
   75.07
   75.08
    76                    5.9300                  0.0204              5.9096        Actual/360                    97,143.14
                                                                                    Actual/360                    98,342.66
    77                    6.0300                  0.0204              6.0096        Actual/360                    66,884.65
    78                    6.0840                  0.0204              6.0636        Actual/360                    31,458.01
    79                    5.7572                  0.0204              5.7368        Actual/360                    95,125.09
 Loan Component           5.7400                  0.0204              5.7196        Actual/360                    71,992.81
 Loan Component           5.7400                  0.0204              5.7196        Actual/360                    14,573.44
 Loan Component           5.9400                  0.0204              5.9196        Actual/360                     8,558.84
    80                    6.2220                  0.0204              6.2016        Actual/360                    98,223.57
    81                    6.4080                  0.0204              6.3876        Actual/360                   100,164.77
    82                    5.9700                  0.0204              5.9496        Actual/360                    93,826.83
    83                    5.7500                  0.0204              5.7296        Actual/360                    89,286.65
    84                    6.0700                  0.0204              6.0496        Actual/360                    91,816.87
   84.01
   84.02
    85                    5.8000                  0.0204              5.7796        Actual/360                    88,012.96
    86                    5.6000                  0.0204              5.5796        Actual/360                    86,111.85
    87                    5.9630                  0.0204              5.9426        Actual/360                    93,251.62
    88                    6.1800                  0.0404              6.1396        Actual/360                    91,370.18
    89                    6.8410                  0.0204              6.8206        Actual/360                    97,544.13
   89.01
   89.02
    90                    6.3070                  0.0204              6.2866        Actual/360                    91,675.52
    91                    5.8700                  0.0204              5.8496        Actual/360                    85,726.65
    92                    6.4500                  0.0934              6.3566        Actual/360                    87,104.95
    93                    6.1200                  0.0204              6.0996        Actual/360                    87,443.29
    94                    5.6000                  0.0204              5.5796        Actual/360                    67,423.61
    95                    5.9900                  0.0204              5.9696        Actual/360                    85,044.90
    96                    5.9620                  0.0504              5.9116        Actual/360                    71,530.20
    97                    5.4455                  0.0204              5.4251        Actual/360                    64,413.21
    98                    6.1570                  0.0204              6.1366        Actual/360                    72,829.33
    99                    6.0300                  0.0204              6.0096        Actual/360                    84,207.29
    100                   5.7710                  0.0204              5.7506        Actual/360                    81,887.06
    101                   5.4455                  0.0204              5.4251        Actual/360                    63,493.02
    102                   6.1690                  0.0204              6.1486        Actual/360                    83,632.85
    103                   5.6600                  0.0204              5.6396        Actual/360                    64,918.04
    104                   6.2500                  0.0204              6.2296        Actual/360                    82,506.10
    105                   5.8800                  0.0204              5.8596        Actual/360                    64,584.72
    106                   6.5500                  0.0204              6.5296        Actual/360                    80,690.70
  106.01
  106.02
  106.03
  106.04
  106.05
  106.06
    107                   6.1200                  0.0204              6.0996        Actual/360                    76,366.37
    108                   5.8400                  0.0204              5.8196        Actual/360                    73,662.84
    109                   6.2970                  0.0204              6.2766        Actual/360                    75,490.82
    110                   5.6400                  0.0204              5.6196        Actual/360                    69,192.46
    111                   6.1130                  0.0204              6.0926        Actual/360                    72,516.75
                                                                                    Actual/360                    70,951.87
    112                   5.9640                  0.0604              5.9036        Actual/360                    41,567.76
    113                   5.9640                  0.0604              5.9036        Actual/360                    29,384.11
    114                   5.4455                  0.0204              5.4251        Actual/360                    54,406.15
    115                   5.6350                  0.0204              5.6146        Actual/360                    65,264.61
    116                   6.3750                  0.0204              6.3546        Actual/360                    69,530.30
    117                   6.1500                  0.0204              6.1296        Actual/360                    67,015.10
    118                   6.2000                  0.0204              6.1796        Actual/360                    67,371.59
    119                   6.1300                  0.0204              6.1096        Actual/360                    66,629.56
    120                   5.7900                  0.0204              5.7696        Actual/360                    63,007.51
    121                   5.9300                  0.0204              5.9096        Actual/360                    60,695.87
    122                   6.2400                  0.0204              6.2196        Actual/360                    66,366.47
    123                   6.0160                  0.0204              5.9956        Actual/360                    56,555.20
    124                   6.1200                  0.0204              6.0996        Actual/360                    59,004.03
    125                   5.9630                  0.0204              5.9426        Actual/360                    59,059.36
    126                   6.2020                  0.0204              6.1816        Actual/360                    57,584.28
    127                   6.1000                  0.0204              6.0796        Actual/360                    56,357.52
    128                   5.8700                  0.0204              5.8496        Actual/360                    52,790.63
    129                   5.6000                  0.0204              5.5796        Actual/360                    52,241.19
    130                   6.2500                  0.0204              6.2296        Actual/360                    47,526.04
    131                   6.0200                  0.0504              5.9696        Actual/360                    45,777.08
    132                   5.3500                  0.0204              5.3296        Actual/360                    55,674.92
  132.01
  132.02
    133                   6.0960                  0.0204              6.0756        Actual/360                    53,304.81
    134                   6.1200                  0.0204              6.0996        Actual/360                    53,429.13
    135                   5.9800                  0.0204              5.9596        Actual/360                    52,348.21
    136                   5.4455                  0.0204              5.4251        Actual/360                    40,028.21
    137                   5.9800                  0.0204              5.9596        Actual/360                    49,279.23
    138                   5.7500                  0.0204              5.7296        Actual/360                    54,103.15
    139                   6.0300                  0.0504              5.9796        Actual/360                    43,815.21
    140                   6.0000                  0.0204              5.9796        Actual/360                    50,362.24
    141                   6.4600                  0.0204              6.4396        Actual/360                    52,872.94
    142                   6.2100                  0.0204              6.1896        Actual/360                    51,195.36
    143                   6.3000                  0.0204              6.2796        Actual/360                    50,755.77
    144                   6.0000                  0.0204              5.9796        Actual/360                    48,563.59
    145                   6.0600                  0.0204              6.0396        Actual/360                    48,273.08
    146                   5.9800                  0.0704              5.9096        Actual/360                    47,861.22
  146.01
  146.02
    147                   6.1100                  0.0204              6.0896        Actual/360                    47,924.63
    148                   6.2320                  0.0204              6.2116        Actual/360                    51,367.46
    149                   6.0900                  0.0204              6.0696        Actual/360                    47,217.22
    150                   6.3000                  0.0204              6.2796        Actual/360                    51,032.79
    151                   6.0000                  0.0204              5.9796        Actual/360                    44,966.29
    152                   5.8900                  0.0704              5.8196        Actual/360                    43,252.26
    153                   6.5600                  0.0204              6.5396        Actual/360                    63,831.87
    154                   5.9800                  0.0204              5.9596        Actual/360                    42,476.84
    155                   6.1000                  0.0204              6.0796        Actual/360                    43,025.63
    156                   5.7700                  0.0204              5.7496        Actual/360                    39,392.82
    157                   6.1700                  0.0204              6.1496        Actual/360                    42,126.13
    158                   6.3050                  0.0204              6.2846        Actual/360                    42,112.32
    159                   6.0000                  0.0204              5.9796        Actual/360                    40,169.89
    160                   6.0200                  0.0204              5.9996        Actual/360                    39,655.24
  160.01
  160.02
    161                   6.0700                  0.0204              6.0496        Actual/360                    39,263.79
    162                   6.0700                  0.0204              6.0496        Actual/360                    39,263.79
    163                   5.9500                  0.0204              5.9296        Actual/360                    38,762.08
    164                   5.4455                  0.0204              5.4251        Actual/360                    28,962.94
    165                   5.5940                  0.0204              5.5736        Actual/360                    34,422.04
    166                   5.7890                  0.0204              5.7686        Actual/360                    29,347.01
    167                   5.9000                  0.0804              5.8196        Actual/360                    35,588.19
    168                   5.8900                  0.0204              5.8696        Actual/360                    35,549.81
    169                   6.2100                  0.0204              6.1896        Actual/360                    36,787.08
    170                   6.2900                  0.0204              6.2696        Actual/360                    36,635.52
    171                   6.1300                  0.0204              6.1096        Actual/360                    35,868.10
    172                   6.3160                  0.0204              6.2956        Actual/360                    36,270.94
    173                   6.2300                  0.0204              6.2096        Actual/360                    35,636.19
    174                   6.2000                  0.0204              6.1796        Actual/360                    35,523.20
  174.01
  174.02
    175                   6.0540                  0.0204              6.0336        Actual/360                    34,674.03
    176                   6.1100                  0.0204              6.0896        Actual/360                    34,578.53
    177                   6.0200                  0.0504              5.9696        Actual/360                    33,947.29
    178                   5.9780                  0.0204              5.9576        Actual/360                    33,495.66
    179                   6.3000                  0.0204              6.2796        Actual/360                    34,662.48
    180                   6.1500                  0.0204              6.1296        Actual/360                    33,964.47
    181                   5.8400                  0.0204              5.8196        Actual/360                    32,411.65
    182                   6.6300                  0.0204              6.6096        Actual/360                    35,235.29
    183                   5.9900                  0.0204              5.9696        Actual/360                    32,939.93
    184                   6.0500                  0.0204              6.0296        Actual/360                    32,549.52
    185                   6.4500                  0.0204              6.4296        Actual/360                    35,620.57
    186                   6.4000                  0.0204              6.3796        Actual/360                    32,839.06
    187                   5.6600                  0.0204              5.6396        Actual/360                    30,193.61
    188                   6.0790                  0.0204              6.0586        Actual/360                    30,836.59
    189                   5.9920                  0.0204              5.9716        Actual/360                    29,951.81
    190                   6.0500                  0.0804              5.9696        Actual/360                    40,634.90
    191                   6.4570                  0.0904              6.3666        Actual/360                    28,315.93
    192                   5.9440                  0.0204              5.9236        Actual/360                    26,817.97
    193                   5.7500                  0.0204              5.7296        Actual/360                    26,260.78
    194                   5.8750                  0.0204              5.8546        Actual/360                    26,619.20
    195                   6.3600                  0.0204              6.3396        Actual/360                    29,866.87
    196                   6.2500                  0.0204              6.2296        Actual/360                    27,399.42
    197                   6.1400                  0.0204              6.1196        Actual/360                    26,777.56
    198                   6.6500                  0.0204              6.6296        Actual/360                    27,283.51
    199                   6.3730                  0.0204              6.3526        Actual/360                    25,187.76
    200                   5.8440                  0.0204              5.8236        Actual/360                    24,849.87
    201                   5.7000                  0.0204              5.6796        Actual/360                    23,216.02
    202                   6.0100                  0.0204              5.9896        Actual/360                    24,007.74
    203                   6.0600                  0.0204              6.0396        Actual/360                    24,136.54
    204                   6.1000                  0.0204              6.0796        Actual/360                    24,239.79
    205                   5.8200                  0.0204              5.7996        Actual/360                    23,521.09
    206                   6.5600                  0.0204              6.5396        Actual/360                    34,539.16
    207                   5.8440                  0.0204              5.8236        Actual/360                    22,462.16
    208                   6.4300                  0.0204              6.4096        Actual/360                    23,843.92
    209                   6.0500                  0.0204              6.0296        Actual/360                    22,935.36
    210                   6.6000                  0.0204              6.5796        Actual/360                    24,269.04
    211                   6.0500                  0.0204              6.0296        Actual/360                    22,603.83
    212                   6.0500                  0.0204              6.0296        Actual/360                    24,276.05
    213                   5.9850                  0.0204              5.9646        Actual/360                    22,446.99
    214                   6.0330                  0.0204              6.0126        Actual/360                    21,660.26
    215                   6.0000                  0.0204              5.9796        Actual/360                    21,583.82
    216                   5.7200                  0.0204              5.6996        Actual/360                    20,940.06
    217                   6.2000                  0.0204              6.1796        Actual/360                    22,048.88
    218                   6.1500                  0.0204              6.1296        Actual/360                    21,322.99
    219                   6.2000                  0.0704              6.1296        Actual/360                    22,980.37
    220                   5.8300                  0.0204              5.8096        Actual/360                    24,733.04
    221                   6.0000                  0.0204              5.9796        Actual/360                    20,384.72
    222                   6.8500                  0.0204              6.8296        Actual/360                    22,115.00
  222.01
  222.02
  222.03
  222.04
  222.05
    223                   6.2200                  0.0204              6.1996        Actual/360                    20,254.32
    224                   6.0900                  0.0204              6.0696        Actual/360                    19,552.77
    225                   6.1640                  0.0204              6.1436        Actual/360                    19,646.34
                                                                                    Actual/360                    20,021.66
    226                   6.3600                  0.0204              6.3396        Actual/360                    14,637.90
    227                   6.5200                  0.0204              6.4996        Actual/360                     5,383.76
    228                   6.4000                  0.0704              6.3296        Actual/360                    20,016.19
    229                   6.3010                  0.0204              6.2806        Actual/360                    19,437.79
    230                   6.0700                  0.0204              6.0496        Actual/360                    18,725.81
    231                   5.7600                  0.0204              5.7396        Actual/360                    21,079.64
    232                   6.0800                  0.0204              6.0596        Actual/360                    18,141.11
    233                   6.4500                  0.0204              6.4296        Actual/360                    18,737.74
    234                   6.0700                  0.0204              6.0496        Actual/360                    17,366.68
    235                   5.9700                  0.0204              5.9496        Actual/360                    16,912.73
    236                   6.1800                  0.0204              6.1596        Actual/360                    17,112.81
    237                   6.3700                  0.0204              6.3496        Actual/360                    16,523.89
    238                   6.0700                  0.0204              6.0496        Actual/360                    15,705.52
    239                   6.4500                  0.0204              6.4296        Actual/360                    16,192.43
    240                   6.3200                  0.0204              6.2996        Actual/360                    15,817.07
    241                   6.0800                  0.0204              6.0596        Actual/360                    15,117.59
    242                   6.1500                  0.0204              6.1296        Actual/360                    15,230.70
    243                   5.8000                  0.0204              5.7796        Actual/360                    14,668.83
    244                   5.9790                  0.0204              5.9586        Actual/360                    14,655.93
    245                   5.9600                  0.0504              5.9096        Actual/360                    14,626.04
    246                   5.8400                  0.0704              5.7696        Actual/360                    17,185.72
    247                   6.1100                  0.0204              6.0896        Actual/360                    14,559.38
    248                   6.0300                  0.0204              6.0096        Actual/360                    14,435.54
    249                   6.2000                  0.0204              6.1796        Actual/360                    14,699.26
    250                   6.5100                  0.0204              6.4896        Actual/360                    14,869.06
    251                   6.0700                  0.0204              6.0496        Actual/360                    13,893.34
    252                   6.2380                  0.0204              6.2176        Actual/360                    13,805.33
    253                   6.0300                  0.0204              6.0096        Actual/360                    13,232.57
    254                   5.9520                  0.0704              5.8816        Actual/360                    13,122.30
    255                   6.8000                  0.0204              6.7796        Actual/360                    14,575.51
    256                   6.0770                  0.0204              6.0566        Actual/360                    12,513.36
    257                   5.9300                  0.0204              5.9096        Actual/360                    12,198.68
    258                   6.0800                  0.0204              6.0596        Actual/360                    12,335.95
    259                   6.5000                  0.0204              6.4796        Actual/360                    12,104.10
    260                   6.1100                  0.0204              6.0896        Actual/360                    11,465.51
    261                   6.2900                  0.0204              6.2696        Actual/360                    11,562.60
    262                   6.5300                  0.0204              6.5096        Actual/360                    11,888.29
    263                   6.2000                  0.0204              6.1796        Actual/360                    10,718.21
    264                   5.7500                  0.0504              5.6996        Actual/360                    10,095.81
    265                   6.4600                  0.0204              6.4396        Actual/360                    10,700.48
    266                   6.0600                  0.0504              6.0096        Actual/360                     9,654.62
    267                   6.3300                  0.0204              6.3096        Actual/360                     9,313.94
    268                   6.3000                  0.0204              6.2796        Actual/360                     9,284.59
    269                   6.1600                  0.0204              6.1396        Actual/360                     9,148.14
    270                   6.2200                  0.0204              6.1996        Actual/360                     8,961.00
    271                   6.0200                  0.0204              5.9996        Actual/360                     7,810.88
    272                   6.3400                  0.0204              6.3196        Actual/360                     7,148.20
    273                   6.2800                  0.0204              6.2596        Actual/360                     6,547.30
    274                   6.1500                  0.0204              6.1296        Actual/360                     5,196.18
    275                   6.3600                  0.0204              6.3396        Actual/360                     5,730.58
    276                   6.3700                  0.0204              6.3496        Actual/360                     5,699.18
    277                   6.8600                  0.0204              6.8396        Actual/360                     4,985.04

                       ANNUAL P&I DEBT                               FIRST            PAYMENT          MATURITY/
  LOAN #          SERVICE ($)(3),(5),(6),(12)   NOTE DATE(3)    PAYMENT DATE(3)      DUE DATE(3)      ARD DATE(3)
-------------------------------------------------------------------------------------------------------------------

     1                   23,847,934.02           8/10/2006          9/9/2006              9              8/9/2016
     2                   13,801,562.52           10/3/2006         12/1/2006              1             11/1/2011
   2.01
   2.02
                         13,264,221.72           11/8/2006         11/8/2006              8             10/8/2011
     3                    5,438,094.48           11/8/2006         11/8/2006              8             10/8/2011
     4                    2,831,355.72           11/8/2006         11/8/2006              8             10/8/2011
   4.01
   4.02
     5                    1,702,359.96           11/8/2006         11/8/2006              8             10/8/2011
     6                    1,655,072.28           11/8/2006         11/8/2006              8             10/8/2011
     7                    1,117,173.72           11/8/2006         11/8/2006              8             10/8/2011
     8                      520,165.56           11/8/2006         11/8/2006              8             10/8/2011
     9                   13,471,837.32           9/11/2006         11/1/2006              1             10/1/2011
    10                    7,906,305.60          11/17/2006          1/8/2007              8             12/8/2011
    11                    7,382,378.52           11/1/2006         12/5/2006              5             11/5/2016
    12                    5,980,930.56           8/31/2006         10/1/2006              1              9/1/2016
   12.01
   12.02
   12.03
   12.04
   12.05
   12.06
   12.07
   12.08
   12.09
   12.10
   12.11
   12.12
   12.13
   12.14
   12.15
   12.16
   12.17
   12.18
    13                    4,950,366.24           11/1/2006          1/1/2007              1             12/1/2016
   13.01
   13.02
   13.03
   13.04
   13.05
   13.06
   13.07
   13.08
   13.09
   13.10
   13.11
   13.12
   13.13
   13.14
   13.15
    14                    3,409,299.00           11/1/2006         12/1/2006              1             11/1/2016
    15                    3,105,636.72           11/1/2006         12/1/2006              1             11/1/2016
    16                    3,365,664.48           11/9/2006          1/1/2007              1             12/1/2016
    17                    2,806,697.88           11/1/2006         12/1/2006              1             11/1/2016
    18                    3,304,169.40           8/14/2006         10/1/2006              1              9/1/2016
    19                    2,633,231.64           11/9/2006          1/8/2007              8             12/8/2016
    20                    2,517,636.12           11/1/2006         12/1/2006              1             11/1/2016
    21                    2,440,340.28           11/1/2006         12/1/2006              1             11/1/2016
    22                    3,052,423.80           7/26/2006          9/8/2006              8              8/8/2016
    23                    3,043,806.84           8/25/2006         10/1/2006              1              9/1/2016
    24                    2,376,525.12           11/8/2006         12/8/2006              8             11/8/2016
    25                    2,939,172.84          10/31/2006         12/1/2006              1             11/1/2016
    26                    2,585,595.24          11/22/2005          1/1/2006              1             12/1/2015
    27                    2,633,347.68           9/28/2006         11/1/2006              1             10/1/2016
    28                    2,397,285.60           9/12/2006         11/1/2006              1             10/1/2016
    29                    1,833,015.84           11/1/2006         12/1/2006              1             11/1/2016
    30                    2,356,882.08           5/1/2006           6/8/2006              8              5/8/2016
    31                    2,336,950.56           6/26/2006          8/1/2006              1              7/1/2011
    32                    1,717,072.08           11/1/2006         12/1/2006              1             11/1/2016
    33                    1,706,029.80           11/1/2006         12/1/2006              1             11/1/2016
    34                    1,576,283.16           11/1/2006         12/1/2006              1             11/1/2016
    35                    2,148,451.32           11/8/2006         12/8/2006              8             11/8/2016
    36                    1,824,477.72           8/22/2006         10/1/2006              1              9/1/2016
    37                    1,421,691.48           11/1/2006         12/1/2006              1             11/1/2016
    38                    1,847,550.72           9/21/2006         11/1/2006              1             10/1/2016
    39                    1,407,888.60           11/1/2006         12/1/2006              1             11/1/2016
    40                    1,851,050.88          10/16/2006         12/1/2006              1             11/1/2016
    41                    1,818,682.80           9/19/2006         11/1/2006              1             10/1/2016
    42                    1,746,512.88           9/19/2006         11/1/2006              1             10/1/2016
    43                    1,656,439.80           11/9/2006          1/8/2007              8             12/8/2016
    44                    1,285,871.64           11/1/2006         12/1/2006              1             11/1/2016
    45                    1,623,997.68           9/28/2006         11/1/2006              1             10/1/2016
    46                    1,228,567.20           11/1/2006         12/1/2006              1             11/1/2016
    47                    1,629,922.68          10/17/2006         12/1/2006              1             11/1/2016
    48                    1,614,370.08           10/2/2006         12/1/2006              1             11/1/2016
    49                    1,192,564.56           11/1/2006         12/1/2006              1             11/1/2016
    50                    1,527,557.04          11/15/2006          1/8/2007              8             12/8/2016
    51                    1,521,395.16           11/3/2006          1/1/2007              1             12/1/2016
    52                    1,161,646.20           11/1/2006         12/1/2006              1             11/1/2016
    53                    1,515,731.16           9/20/2006         11/8/2006              8             10/8/2016
   53.01
   53.02
   53.03
    54                    1,487,586.36           11/3/2006          1/1/2007              1             12/1/2016
   54.01
   54.02
    55                    1,103,111.16          11/13/2006          1/8/2007              8             12/8/2016
    56                    1,369,547.40          11/15/2006          1/8/2007              8             12/8/2016
    57                    1,402,174.68           11/3/2006          1/1/2007              1             12/1/2016
    58                    1,427,563.92           9/7/2006          11/1/2006              1             10/1/2016
   58.01
   58.02
    59                    1,386,442.44           10/2/2006         11/8/2006              8             10/8/2016
    60                    1,138,860.84           9/29/2006         11/8/2006              8             10/8/2016
    61                    1,065,578.52           11/1/2006         12/1/2006              1             11/1/2016
    62                    1,439,326.92           10/4/2006         11/8/2006              8             10/8/2016
    63                    1,252,441.56          11/14/2006          1/1/2007              1             12/1/2016
    64                    1,365,509.64          11/15/2006          1/8/2007              8             12/8/2016
    65                    1,327,729.80          10/10/2006         12/1/2006              1             11/1/2016
    66                    1,021,409.40           11/1/2006         12/1/2006              1             11/1/2016
    67                    1,318,183.92           11/9/2006          1/1/2007              1             12/1/2011
    68                    1,004,846.04           11/1/2006         12/1/2006              1             11/1/2016
    69                    1,259,145.48           11/2/2006          1/1/2007              1             12/1/2016
    70                    1,161,296.64          11/16/2006          1/8/2007              8             12/8/2016
    71                      946,874.16           11/1/2006         12/1/2006              1             11/1/2016
    72                      917,330.16           11/1/2006         12/1/2006              1             11/1/2016
    73                    1,241,285.88           5/22/2006          7/1/2006              1              6/1/2016
    74                      922,029.00           11/1/2006         12/1/2006              1             11/1/2016
    75                    1,155,474.24           9/20/2006         11/8/2006              8             10/8/2016
   75.01
   75.02
   75.03
   75.04
   75.05
   75.06
   75.07
   75.08
    76                    1,165,717.68           11/3/2006          1/1/2007              1             12/1/2016
                          1,180,111.92           9/22/2006         11/8/2006              8             10/8/2016
    77                      802,615.80           9/22/2006         11/8/2006              8             10/8/2016
    78                      377,496.12           9/22/2006         11/8/2006              8             10/8/2016
    79                    1,141,501.08          10/27/2006         12/8/2006              8             11/8/2016
 Loan Component             863,913.72          10/27/2006         12/8/2006              8             11/8/2016
 Loan Component             174,881.28          10/27/2006         12/8/2006              8             11/8/2016
 Loan Component             102,706.08          10/27/2006         12/8/2006              8             11/8/2016
    80                    1,178,682.84           8/15/2006         10/8/2006              8              9/8/2016
    81                    1,201,977.24           9/25/2006         11/1/2006              1             10/1/2016
    82                    1,125,921.96           8/31/2006         10/1/2006              1              9/1/2016
    83                    1,071,439.80          10/31/2006         12/8/2006              8             11/8/2016
    84                    1,101,802.44           8/30/2006         10/8/2006              8              9/8/2016
   84.01
   84.02
    85                    1,056,155.52          10/11/2006         12/8/2006              8             11/8/2016
    86                    1,033,342.20          10/20/2006         12/1/2006              1             11/1/2016
    87                    1,119,019.44          10/18/2006         12/8/2006              8             11/8/2016
    88                    1,096,442.16           9/28/2006         11/1/2006              1             10/1/2016
    89                    1,170,529.56            5/4/2006          7/1/2006              1              6/1/2016
   89.01
   89.02
    90                    1,100,106.24           9/26/2006         11/8/2006              8             10/8/2016
    91                    1,028,719.80           9/13/2006         11/1/2006              1             10/1/2016
    92                    1,045,259.40           7/25/2006          9/1/2006              1              8/1/2016
    93                    1,049,319.48           7/14/2006          9/8/2006              8              8/8/2016
    94                      809,083.32          10/10/2006         12/8/2006              8             11/8/2016
    95                    1,020,538.80          11/10/2006          1/1/2007              1             12/1/2016
    96                      858,362.40          10/31/2006         12/1/2006              1             11/1/2016
    97                      772,958.52           11/1/2006         12/1/2006              1             11/1/2016
    98                      873,951.96           10/2/2006         12/1/2006              1             11/1/2011
    99                    1,010,487.48           4/19/2006          6/8/2006              8              5/8/2016
    100                     982,644.72          10/31/2006         12/8/2006              8             11/8/2016
    101                     761,916.24           11/1/2006         12/1/2006              1             11/1/2016
    102                   1,003,594.20          10/31/2006         12/1/2006              1             11/1/2016
    103                     779,016.48          11/14/2006          1/8/2007              8             12/8/2016
    104                     990,073.20           5/16/2006          7/8/2006              8              6/8/2011
    105                     775,016.64           11/8/2006         12/8/2006              8             11/8/2016
    106                     968,288.40           10/2/2006         11/8/2006              8             10/8/2016
  106.01
  106.02
  106.03
  106.04
  106.05
  106.06
    107                     916,396.44           7/18/2006          9/8/2006              8              8/8/2016
    108                     883,954.08           9/21/2006         11/8/2006              8             10/8/2016
    109                     905,889.84           9/26/2006         11/8/2006              8             10/8/2016
    110                     830,309.52          11/16/2006          1/8/2007              8             12/8/2016
    111                     870,201.00           10/6/2006         11/8/2006              8             10/8/2016
                            851,422.44           8/31/2006         10/1/2006              1              9/1/2016
    112                     498,813.12           8/31/2006         10/1/2006              1              9/1/2016
    113                     352,609.32           8/31/2006         10/1/2006              1              9/1/2016
    114                     652,873.80           11/1/2006         12/1/2006              1             11/1/2016
    115                     783,175.32          10/30/2006         12/1/2006              1             11/1/2016
    116                     834,363.60          10/31/2006         12/1/2006              1             11/1/2016
    117                     804,181.20           9/21/2006         11/1/2006              1             10/1/2016
    118                     808,459.08          10/12/2006         12/1/2006              1             11/1/2016
    119                     799,554.72          10/26/2006         12/8/2006              8             11/8/2016
    120                     756,090.12          11/21/2006          1/8/2007              8             12/8/2016
    121                     728,350.44           11/3/2006          1/1/2007              1             12/1/2016
    122                     796,397.64          11/16/2006          1/1/2007              1             12/1/2016
    123                     678,662.40           10/5/2006         11/8/2006              8             10/8/2016
    124                     708,048.36           7/13/2006          9/8/2006              8              8/8/2016
    125                     708,712.32          10/18/2006         12/8/2006              8             11/8/2016
    126                     691,011.36          11/17/2006          1/1/2007              1             12/1/2016
    127                     676,290.24          10/16/2006         12/1/2006              1             11/1/2016
    128                     633,487.56          10/13/2006         12/8/2006              8             11/8/2016
    129                     626,894.28          10/31/2006         12/8/2006              8             11/8/2016
    130                     570,312.48           9/28/2006         11/8/2006              8             10/8/2011
    131                     549,324.96           9/15/2006         11/1/2006              1             10/1/2011
    132                     668,099.04           7/27/2005          9/8/2005              8              8/8/2015
  132.01
  132.02
    133                     639,657.72            9/7/2006         11/1/2006              1             10/1/2016
    134                     641,149.56           7/17/2006          9/8/2006              8              8/8/2016
    135                     628,178.52           10/5/2006         12/1/2006              1             11/1/2016
    136                     480,338.52           11/1/2006         12/1/2006              1             11/1/2016
    137                     591,350.76           8/23/2006         10/1/2006              1              9/1/2016
    138                     649,237.80          11/16/2006          1/8/2007              8             12/8/2016
    139                     525,782.52          10/11/2006         12/1/2006              1             11/1/2011
    140                     604,346.88           9/28/2006         11/8/2006              8             10/8/2016
    141                     634,475.28          10/27/2006         12/8/2006              8             11/8/2011
    142                     614,344.32           10/5/2006         12/1/2006              1             11/1/2016
    143                     609,069.24          10/12/2006         12/1/2006              1             11/1/2016
    144                     582,763.08           10/9/2006         12/1/2006              1             11/1/2016
    145                     579,276.96           9/22/2006         11/8/2006              8              3/8/2016
    146                     574,334.64          10/25/2006         12/1/2006              1             11/1/2016
  146.01
  146.02
    147                     575,095.56           8/25/2006         10/8/2006              8              9/8/2016
    148                     616,409.52          10/10/2006         12/1/2006              1             11/1/2016
    149                     566,606.64           10/3/2006         11/8/2006              8             10/8/2016
    150                     612,393.48          10/19/2006         12/8/2006              8             11/8/2016
    151                     539,595.48           9/27/2006         11/8/2006              8             10/8/2016
    152                     519,027.12           11/9/2006          1/1/2007              1             12/1/2016
    153                     765,982.44           9/27/2006         11/1/2006              1             10/1/2021
    154                     509,722.08           9/27/2006         11/1/2006              1             10/1/2016
    155                     516,307.56           9/13/2006         11/8/2006              8             10/8/2016
    156                     472,713.84           9/11/2006         11/8/2006              8             10/8/2011
    157                     505,513.56           9/13/2006         11/1/2006              1             10/1/2016
    158                     505,347.84           9/12/2006         11/1/2006              1             10/1/2016
    159                     482,038.68           9/22/2006         11/8/2006              8             10/8/2016
    160                     475,862.88          11/14/2006          1/8/2007              8             12/8/2011
  160.01
  160.02
    161                     471,165.48          10/24/2006         12/8/2006              8             11/8/2016
    162                     471,165.48          10/24/2006         12/8/2006              8             11/8/2016
    163                     465,144.96           9/28/2006         11/8/2006              8             10/8/2016
    164                     347,555.28           11/1/2006         12/1/2006              1             11/1/2016
    165                     413,064.48          11/13/2006          1/8/2007              8             12/8/2016
    166                     352,164.12            9/6/2006         10/8/2006              8              9/8/2016
    167                     427,058.28           9/26/2006         11/1/2006              1              6/1/2018
    168                     426,597.72           11/6/2006         12/8/2006              8             11/8/2016
    169                     441,444.96           9/21/2006         11/1/2006              1             10/1/2011
    170                     439,626.24           7/14/2006          9/8/2006              8              8/8/2016
    171                     430,417.20           10/5/2006         11/8/2006              8             10/8/2016
    172                     435,251.28           11/3/2006         12/8/2006              8             11/8/2016
    173                     427,634.28          10/26/2006         12/8/2006              8             11/8/2016
    174                     426,278.40          10/25/2006         12/1/2006              1             11/1/2016
  174.01
  174.02
    175                     416,088.36           8/24/2006         10/8/2006              8              9/8/2016
    176                     414,942.36           8/25/2006         10/8/2006              8              9/8/2016
    177                     407,367.48           9/15/2006         11/1/2006              1             10/1/2016
    178                     401,947.92           10/6/2006         12/1/2006              1             11/1/2016
    179                     415,949.76           8/30/2006         10/8/2006              8              9/8/2016
    180                     407,573.64           11/3/2006         12/8/2006              8             11/8/2016
    181                     388,939.80           9/12/2006         11/8/2006              8             10/8/2016
    182                     422,823.48           11/6/2006         12/8/2006              8             11/8/2016
    183                     395,279.16          10/20/2006         12/8/2006              8             11/8/2016
    184                     390,594.24          10/18/2006         12/8/2006              8             11/8/2016
    185                     427,446.84          10/13/2006         12/1/2006              1             11/1/2016
    186                     394,068.72           9/11/2006         11/8/2006              8             10/8/2016
    187                     362,323.32           11/2/2006         12/8/2006              8             11/8/2016
    188                     370,039.08           9/19/2006         11/1/2006              1             10/1/2016
    189                     359,421.72          10/13/2006         12/8/2006              8             11/8/2016
    190                     487,618.80           10/4/2006         12/1/2006              1             11/1/2011
    191                     339,791.16          10/25/2006         12/1/2006              1             11/1/2016
    192                     321,815.64          10/10/2006         12/1/2006              1             11/1/2016
    193                     315,129.36           9/28/2006         11/8/2006              8             10/8/2016
    194                     319,430.40          11/13/2006          1/1/2007              1             12/1/2016
    195                     358,402.44          10/20/2006         12/8/2006              8             11/8/2016
    196                     328,793.04           5/16/2006          7/8/2006              8              6/8/2011
    197                     321,330.72           9/21/2006         11/8/2006              8             10/8/2016
    198                     327,402.12           6/29/2006          8/1/2006              1              7/1/2016
    199                     302,253.12           6/20/2006          8/1/2006              1              7/1/2016
    200                     298,198.44           11/1/2006          1/1/2007              1             12/1/2016
    201                     278,592.24          11/14/2006          1/8/2007              8             12/8/2016
    202                     288,092.88          10/24/2006         12/8/2006              8             11/8/2016
    203                     289,638.48           11/7/2006         12/8/2006              8             11/8/2016
    204                     290,877.48           9/14/2006         11/1/2006              1             10/1/2016
    205                     282,253.08           9/20/2006         11/1/2006              1             10/1/2016
    206                     414,469.92           9/27/2006         11/1/2006              1             10/1/2021
    207                     269,545.92           11/1/2006          1/1/2007              1             12/1/2016
    208                     286,127.04           8/28/2006         10/8/2006              8              9/8/2016
    209                     275,224.32           10/4/2006         11/8/2006              8             10/8/2016
    210                     291,228.48           9/18/2006         11/8/2006              8             10/8/2011
    211                     271,245.96           11/3/2006          1/1/2007              1             12/1/2016
    212                     291,312.60           9/20/2006         11/8/2006              8             10/8/2016
    213                     269,363.88           8/31/2006         10/8/2006              8              9/8/2016
    214                     259,923.12          10/30/2006         12/8/2006              8             11/8/2016
    215                     259,005.84          11/14/2006          1/8/2007              8             12/8/2016
    216                     251,280.72          10/27/2006         12/8/2006              8             11/8/2016
    217                     264,586.56           10/3/2006         11/8/2006              8             10/8/2016
    218                     255,875.88          11/14/2006          1/1/2007              1             12/1/2016
    219                     275,764.44          10/19/2006         12/1/2006              1             11/1/2016
    220                     296,796.48          10/19/2006         12/1/2006              1             11/1/2016
    221                     244,616.64          10/26/2006         12/1/2006              1             11/1/2016
    222                     265,380.00          11/14/2006          1/8/2007              8             12/8/2016
  222.01
  222.02
  222.03
  222.04
  222.05
    223                     243,051.84            9/1/2006         10/8/2006              8              9/8/2016
    224                     234,633.24          10/23/2006         12/8/2006              8             11/8/2016
    225                     235,756.08          10/16/2006         12/8/2006              8             11/8/2016
                            240,259.92          10/16/2006         12/8/2006              8             11/8/2016
    226                     175,654.80          10/16/2006         12/8/2006              8             11/8/2016
    227                      64,605.12          10/16/2006         12/8/2006              8             11/8/2016
    228                     240,194.28            8/2/2006         10/1/2006              1              9/1/2016
    229                     233,253.48          10/18/2006         12/1/2006              1             11/1/2016
    230                     224,709.72           11/8/2006         12/8/2006              8             11/8/2016
    231                     252,955.68          11/21/2006          1/8/2007              8             12/8/2016
    232                     217,693.32           9/14/2006         11/8/2006              8             10/8/2016
    233                     224,852.88           6/14/2006          8/8/2006              8              7/8/2011
    234                     208,400.16           9/14/2006         11/1/2006              1             10/1/2016
    235                     202,952.76          10/20/2006         12/8/2006              8             11/8/2016
    236                     205,353.72           9/28/2006         11/8/2006              8             10/8/2016
    237                     198,286.68           9/26/2006         11/8/2006              8             10/8/2016
    238                     188,466.24          11/15/2006          1/1/2007              1             12/1/2016
    239                     194,309.16           6/15/2006          8/8/2006              8              7/8/2011
    240                     189,804.84            6/8/2006          7/8/2006              8              6/8/2016
    241                     181,411.08          10/26/2006         12/8/2006              8             11/8/2016
    242                     182,768.40           10/2/2006         11/8/2006              8             10/8/2016
    243                     176,025.96           10/2/2006         11/8/2006              8             10/8/2016
    244                     175,871.16           9/21/2006         11/1/2006              1             10/1/2016
    245                     175,512.48           11/1/2006         12/8/2006              8             11/8/2016
    246                     206,228.64          10/30/2006         12/1/2006              1             11/1/2016
    247                     174,712.56           11/2/2006         12/8/2006              8             11/8/2016
    248                     173,226.48           11/2/2006         12/8/2006              8             11/8/2013
    249                     176,391.12           10/2/2006         11/8/2006              8             10/8/2016
    250                     178,428.72           6/30/2006          8/8/2006              8              7/8/2016
    251                     166,720.08           8/18/2006         10/1/2006              1              9/1/2016
    252                     165,663.96            9/8/2006         10/8/2006              8              9/8/2016
    253                     158,790.84           10/2/2006         11/8/2006              8             10/8/2016
    254                     157,467.60           11/1/2006         12/8/2006              8             11/8/2016
    255                     174,906.12          10/30/2006         12/8/2006              8             11/8/2016
    256                     150,160.32           9/29/2006         11/8/2006              8             10/8/2016
    257                     146,384.16           9/29/2006         11/8/2006              8             10/8/2016
    258                     148,031.40          10/18/2006         12/8/2006              8             11/8/2016
    259                     145,249.20           8/23/2006         10/1/2006              1              9/1/2024
    260                     137,586.12          10/13/2006         12/8/2006              8             11/8/2016
    261                     138,751.20           8/16/2006         10/8/2006              8              9/8/2016
    262                     142,659.48           6/19/2006          8/8/2006              8              7/8/2016
    263                     128,618.52           9/27/2006         11/8/2006              8             10/8/2016
    264                     121,149.72           10/3/2006         12/1/2006              1             11/1/2016
    265                     128,405.76           5/30/2006          7/8/2006              8              6/8/2016
    266                     115,855.44           9/19/2006         11/1/2006              1             10/1/2016
    267                     111,767.28           9/14/2006         11/8/2006              8             10/8/2016
    268                     111,415.08           9/29/2006         11/8/2006              8             10/8/2016
    269                     109,777.68           8/22/2006         10/8/2006              8              9/8/2016
    270                     107,532.00           10/6/2006         11/8/2006              8             10/8/2016
    271                      93,730.56           10/2/2006         11/8/2006              8             10/8/2016
    272                      85,778.40           11/6/2006         12/8/2006              8             11/8/2016
    273                      78,567.60          10/24/2006         12/8/2006              8             11/8/2016
    274                      62,354.16           11/3/2006         12/8/2006              8             11/8/2016
    275                      68,766.96            9/1/2006         10/8/2006              8              9/8/2016
    276                      68,390.16            9/6/2006         10/8/2006              8              9/8/2016
    277                      59,820.48          10/26/2006         12/8/2006              8             11/8/2016

                                      FINAL                    ORIGINAL TERM   REMAINING TERM    ORIGINAL
                                    MATURITY                    TO MATURITY     TO MATURITY    AMORTIZATION
  LOAN #           ARD LOAN(3)       DATE(3)     SEASONING(3)    OR ARD(3)       OR ARD(3)       TERM(3)
-------------------------------------------------------------------------------------------------------------

     1                 No                             4             120             116              0
     2                 No                             1              60              59              0
   2.01
   2.02
                       No                             2              60              58              0
     3                 No                             2              60              58              0
     4                 No                             2              60              58              0
   4.01
   4.02
     5                 No                             2              60              58              0
     6                 No                             2              60              58              0
     7                 No                             2              60              58              0
     8                 No                             2              60              58              0
     9                 No                             2              60              58             360
    10                 No                             0              60              60              0
    11                 No                             1             120             119              0
    12                 No                             3             120             117              0
   12.01
   12.02
   12.03
   12.04
   12.05
   12.06
   12.07
   12.08
   12.09
   12.10
   12.11
   12.12
   12.13
   12.14
   12.15
   12.16
   12.17
   12.18
    13                 No                             0             120             120             360
   13.01
   13.02
   13.03
   13.04
   13.05
   13.06
   13.07
   13.08
   13.09
   13.10
   13.11
   13.12
   13.13
   13.14
   13.15
    14                 No                             1             120             119              0
    15                 No                             1             120             119              0
    16                 No                             0             120             120             420
    17                 No                             1             120             119              0
    18                 No                             3             120             117             360
    19                 No                             0             120             120              0
    20                 No                             1             120             119              0
    21                 No                             1             120             119              0
    22                 No                             4             120             116             360
    23                 No                             3             120             117             360
    24                 No                             1             120             119              0
    25                 No                             1             120             119             360
    26                 No                             12            120             108             360
    27                 No                             2             120             118             360
    28                 No                             2             120             118             360
    29                 No                             1             120             119              0
    30                 No                             7             120             113             360
    31                 No                             5              60              55             360
    32                 No                             1             120             119              0
    33                 No                             1             120             119              0
    34                 No                             1             120             119              0
    35                 No                             1             120             119             300
    36                 No                             3             120             117             420
    37                 No                             1             120             119              0
    38                 No                             2             120             118             360
    39                 No                             1             120             119              0
    40                 No                             1             120             119             360
    41                 No                             2             120             118             360
    42                 No                             2             120             118             360
    43                 No                             0             120             120             360
    44                 No                             1             120             119              0
    45                 No                             2             120             118             360
    46                 No                             1             120             119              0
    47                 No                             1             120             119             360
    48                 No                             1             120             119             360
    49                 No                             1             120             119              0
    50                 No                             0             120             120             360
    51                 No                             0             120             120             360
    52                 No                             1             120             119              0
    53                 No                             2             120             118             360
   53.01
   53.02
   53.03
    54                 No                             0             120             120             360
   54.01
   54.02
    55                 No                             0             120             120              0
    56                 No                             0             120             120             360
    57                 No                             0             120             120             360
    58                 No                             2             120             118             360
   58.01
   58.02
    59                 No                             2             120             118             360
    60                 No                             2             120             118              0
    61                 No                             1             120             119              0
    62                 No                             2             120             118             360
    63                 No                             0             120             120             420
    64                 No                             0             120             120             360
    65                 No                             1             120             119             360
    66                 No                             1             120             119              0
    67                 No                             0              60              60             360
    68                 No                             1             120             119              0
    69                 No                             0             120             120             360
    70                 No                             0             120             120             420
    71                 No                             1             120             119              0
    72                 No                             1             120             119              0
    73                 No                             6             120             114             360
    74                 No                             1             120             119              0
    75                 No                             2             120             118             360
   75.01
   75.02
   75.03
   75.04
   75.05
   75.06
   75.07
   75.08
    76                 No                             0             120             120             360
                       No                             2             120             118             360
    77                 No                             2             120             118             360
    78                 No                             2             120             118             360
    79                 No                             1             120             119           Various
 Loan Component        No                             1             120             119             360
 Loan Component        No                             1             120             119             360
 Loan Component        No                             1             120             119             336
    80                 No                             3             120             117             360
    81                 No                             2             120             118             360
    82                 No                             3             120             117             360
    83                 No                             1             120             119             360
    84                 No                             3             120             117             360
   84.01
   84.02
    85                 No                             1             120             119             360
    86                 No                             1             120             119             360
    87                 No                             1             120             119             324
    88                 No                             2             120             118             360
    89                 No                             6             120             114             360
   89.01
   89.02
    90                 No                             2             120             118             360
    91                 No                             2             120             118             360
    92                 No                             4             120             116             420
    93                 No                             4             120             116             360
    94                 No                             1             120             119              0
    95                 No                             0             120             120             360
    96                 No                             1             120             119              0
    97                 No                             1             120             119              0
    98                 No                             1              60              59              0
    99                 No                             7             120             113             360
    100                No                             1             120             119             360
    101                No                             1             120             119              0
    102                No                             1             120             119             360
    103                No                             0             120             120              0
    104                No                             6              60              54             360
    105                No                             1             120             119              0
    106                No                             2             120             118             360
  106.01
  106.02
  106.03
  106.04
  106.05
  106.06
    107                No                             4             120             116             360
    108                No                             2             120             118             360
    109                No                             2             120             118             360
    110                No                             0             120             120             360
    111                No                             2             120             118             360
                       No                             3             120             117             360
    112                No                             3             120             117             360
    113                No                             3             120             117             360
    114                No                             1             120             119              0
    115                No                             1             120             119             360
    116                No                             1             120             119             360
    117                No                             2             120             118             360
    118                No                             1             120             119             360
    119                No                             1             120             119             360
    120                No                             0             120             120             360
    121                No                             0             120             120             360
    122                No                             0             120             120             300
    123                No                             2             120             118             420
    124                No                             4             120             116             360
    125                No                             1             120             119             324
    126                No                             0             120             120             360
    127                No                             1             120             119             360
    128                No                             1             120             119             384
    129                No                             1             120             119             360
    130                No                             2              60              58              0
    131                No                             2              60              58              0
    132                No                             16            120             104             300
  132.01
  132.02
    133                No                             2             120             118             360
    134                No                             4             120             116             360
    135                No                             1             120             119             360
    136                No                             1             120             119              0
    137                No                             3             120             117             420
    138                No                             0             120             120             300
    139                No                             1              60              59              0
    140                No                             2             120             118             360
    141                No                             1              60              59             360
    142                No                             1             120             119             360
    143                No                             1             120             119             360
    144                No                             1             120             119             360
    145                No                             2             113             111             360
    146                No                             1             120             119             360
  146.01
  146.02
    147                No                             3             120             117             360
    148                No                             1             120             119             300
    149                No                             2             120             118             360
    150                No                             1             120             119             300
    151                No                             2             120             118             360
    152                No                             0             120             120             360
    153                No                             2             180             178             180
    154                No                             2             120             118             360
    155                No                             2             120             118             360
    156                No                             2              60              58             420
    157                No                             2             120             118             360
    158                No                             2             120             118             360
    159                No                             2             120             118             360
    160                No                             0              60              60             360
  160.01
  160.02
    161                No                             1             120             119             360
    162                No                             1             120             119             360
    163                No                             2             120             118             360
    164                No                             1             120             119              0
    165                No                             0             120             120             360
    166                No                             3             120             117              0
    167                No                             2             140             138             360
    168                No                             1             120             119             360
    169                No                             2              60              58             360
    170                No                             4             120             116             360
    171                No                             2             120             118             360
    172                No                             1             120             119             360
    173                No                             1             120             119             360
    174                No                             1             120             119             360
  174.01
  174.02
    175                No                             3             120             117             360
    176                No                             3             120             117             360
    177                No                             2             120             118             360
    178                No                             1             120             119             360
    179                No                             3             120             117             360
    180                No                             1             120             119             360
    181                No                             2             120             118             360
    182                No                             1             120             119             360
    183                No                             1             120             119             360
    184                No                             1             120             119             360
    185                No                             1             120             119             300
    186                No                             2             120             118             360
    187                No                             1             120             119             360
    188                No                             2             120             118             360
    189                No                             1             120             119             360
    190                No                             1              60              59             180
    191                No                             1             120             119             360
    192                No                             1             120             119             360
    193                No                             2             120             118             360
    194                No                             0             120             120             360
    195                No                             1             120             119             300
    196                No                             6              60              54             360
    197                No                             2             120             118             360
    198                No                             5             120             115             360
    199                No                             5             120             115             420
    200                No                             0             120             120             360
    201                No                             0             120             120             360
    202                No                             1             120             119             360
    203                No                             1             120             119             360
    204                No                             2             120             118             360
    205                No                             2             120             118             360
    206                No                             2             180             178             180
    207                No                             0             120             120             360
    208                No                             3             120             117             360
    209                No                             2             120             118             360
    210                No                             2              60              58             360
    211                No                             0             120             120             360
    212                No                             2             120             118             300
    213                No                             3             120             117             360
    214                No                             1             120             119             360
    215                No                             0             120             120             360
    216                No                             1             120             119             360
    217                No                             2             120             118             360
    218                No                             0             120             120             360
    219                No                             1             120             119             300
    220                No                             1             120             119             240
    221                No                             1             120             119             360
    222                No                             0             120             120             360
  222.01
  222.02
  222.03
  222.04
  222.05
    223                No                             3             120             117             360
    224                No                             1             120             119             360
    225                No                             1             120             119             360
                       No                             1             120             119             360
    226                No                             1             120             119             360
    227                No                             1             120             119             360
    228                No                             3             120             117             360
    229                No                             1             120             119             360
    230                No                             1             120             119             360
    231                No                             0             120             120             240
    232                No                             2             120             118             360
    233                No                             5              60              55             360
    234                No                             2             120             118             360
    235                No                             1             120             119             360
    236                No                             2             120             118             360
    237                No                             2             120             118             360
    238                No                             0             120             120             360
    239                No                             5              60              55             360
    240                No                             6             120             114             360
    241                No                             1             120             119             360
    242                No                             2             120             118             360
    243                No                             2             120             118             360
    244                No                             2             120             118             360
    245                No                             1             120             119             360
    246                No                             1             120             119             240
    247                No                             1             120             119             360
    248                No                             1              84              83             360
    249                No                             2             120             118             360
    250                No                             5             120             115             360
    251                No                             3             120             117             360
    252                No                             3             120             117             360
    253                No                             2             120             118             360
    254                No                             1             120             119             360
    255                No                             1             120             119             300
    256                No                             2             120             118             360
    257                No                             2             120             118             360
    258                No                             1             120             119             360
    259                No                             3             216             213             360
    260                No                             1             120             119             360
    261                No                             3             120             117             360
    262                No                             5             120             115             360
    263                No                             2             120             118             360
    264                No                             1             120             119             360
    265                No                             6             120             114             360
    266                No                             2             120             118             360
    267                No                             2             120             118             360
    268                No                             2             120             118             360
    269                No                             3             120             117             360
    270                No                             2             120             118             360
    271                No                             2             120             118             360
    272                No                             1             120             119             360
    273                No                             1             120             119             360
    274                No                             1             120             119              0
    275                No                             3             120             117             360
    276                No                             3             120             117             360
    277                No                             1             120             119             360

                    REMAINING         INITIAL       REMAINING
                   AMORTIZATION    INTEREST ONLY  INTEREST ONLY          GRACE                            GRACE
  LOAN #             TERM(3)         PERIOD(3)      PERIOD(3)           TO LATE                         TO DEFAULT
-----------------------------------------------------------------------------------------------------------------------------

     1                 0               120            116                  0                                 0
     2                 0                60             59                  0                                 0
   2.01
   2.02
                       0                60             58                  0                                 0
     3                 0                60             58                  0                                 0
     4                 0                60             58                  0                                 0
   4.01
   4.02
     5                 0                60             58                  0                                 0
     6                 0                60             58                  0                                 0
     7                 0                60             58                  0                                 0
     8                 0                60             58                  0                                 0
     9                358               0              0                   0                  0 (5 days once every 12 months)
    10                 0                60             60                  0                                 0
    11                 0               120            119                  0                                 0
    12                 0               120            117                  0                                 0
   12.01
   12.02
   12.03
   12.04
   12.05
   12.06
   12.07
   12.08
   12.09
   12.10
   12.11
   12.12
   12.13
   12.14
   12.15
   12.16
   12.17
   12.18
    13                360               12             12                  5                                 5
   13.01
   13.02
   13.03
   13.04
   13.05
   13.06
   13.07
   13.08
   13.09
   13.10
   13.11
   13.12
   13.13
   13.14
   13.15
    14                 0               120            119                  0                                 7
    15                 0               120            119                  0                                 7
    16                420               60             60                  5                                 5
    17                 0               120            119                  5                                 5
    18                357               0              0                   0                                 0
    19                 0               120            120                  0                                 0
    20                 0               120            119                  0                                 7
    21                 0               120            119                  0                                 7
    22                360               60             56      0 (late charge not due on 1st                 0
                                                                late pmt each Calendar year)
    23                360               60             57                  0                                 0
    24                 0               120            119                  0                                 0
    25                360               60             59                  5                                 5
    26                360               60             48                  5                                 5
    27                360               60             58                  5                                 5
    28                360               60             58                  5                                 5
    29                 0               120            119                  0                                 7
    30                360               36             36                  0                                 0
    31                360               48             43                  5                   5 (Days after written notice)
    32                 0               120            119                  0                                 7
    33                 0               120            119                  0                                 7
    34                 0               120            119                  0                                 7
    35                299               0              0                   0                                 0
    36                420               12             9                   5                                10
    37                 0               120            119                  0                                 7
    38                360               36             34                  5                                 5
    39                 0               120            119                  0                                 7
    40                360               36             35                  5                                 5
    41                360               36             34                  5                                 5
    42                360               36             34                  5                                 5
    43                360               60             60                  0                                 0
    44                 0               120            119                  0                                 7
    45                360               60             58                  5                   5 (Days after written notice)
    46                 0               120            119                  0                                 7
    47                360               36             35                  5                   5 (Days after written notice)
    48                360               42             41                  5                   5 (Days after written notice)
    49                 0               120            119                  0                                 7
    50                360               24             24                  0                                 0
    51                360               36             36                  5                                 5
    52                 0               120            119                  0                                 7
    53                360               60             58                  0                                 0
   53.01
   53.02
   53.03
    54                360               36             36                  5                                 5
   54.01
   54.02
    55                 0               120            120                  2                                 0
    56                360               0              0                   0                                 0
    57                360               36             36                  5                                 5
    58                360               60             58                  5                                 5
   58.01
   58.02
    59                360               60             58                  0                                 0
    60                 0               120            118                  0                                 0
    61                 0               120            119                  0                                 7
    62                360               24             22                  0                                 0
    63                420               0              0                   5                                 5
    64                360               24             24                  0                                 0
    65                360               60             59                  5                                 5
    66                 0               120            119                  0                                 7
    67                360               24             24                  5                                 5
    68                 0               120            119                  0                                 7
    69                360               60             60                  5                                 5
    70                420               0              0                   0                                 0
    71                 0               120            119                  0                                 7
    72                 0               120            119                  0                                 7
    73                360               42             36                  5                   5 (Days after written notice)
    74                 0               120            119                  0                                 7
    75                360               36             34                  0                                 0
   75.01
   75.02
   75.03
   75.04
   75.05
   75.06
   75.07
   75.08
    76                360               36             36                  5                                 5
                    Various          Various        Various                0                                 0
    77                360               24             22                  0                                 0
    78                358               0              0                   0                                 0
    79              Various          Various        Various                0                                 0
 Loan Component       360               36             35                  0                                 0
 Loan Component       360               36             35                  0                                 0
 Loan Component       335               0              0                   0                                 0
    80                360               60             57                  0                                 0
    81                360               36             34                  0                                 5
    82                360               60             57                  5                                 5
    83                360               36             35                  0                                 0
    84                360               12             9                   0                                 0
   84.01
   84.02
    85                360               24             23                  0                                 0
    86                359               0              0                   5                                 5
    87                323               0              0                   0                                 0
    88                360               60             58                  5                   5 (Days after written notice)
    89                354               0              0                   5                                 5
   89.01
   89.02
    90                358               0              0                   0                                 0
    91                360               60             58                  5                   5 (Days after written notice)
    92                416               0              0                   5                                 5
    93                356               0              0                   0                                 0
    94                 0               120            119                  0                                 0
    95                360               36             36                  5                                 5
    96                 0               120            119                  5                                 5
    97                 0               120            119                  0                                 7
    98                 0                60             59                  5                                 5
    99                360               60             53                  0                                 0
    100               359               0              0                   0                                 0
    101                0               120            119                  0                                 7
    102               360               36             35                  5                                 5
    103                0               120            120                  5                                 0
    104               360               24             18                  0                                 0
    105                0               120            119                  0                                 0
    106               358               0              0                   0                                 0
  106.01
  106.02
  106.03
  106.04
  106.05
  106.06
    107               356               0              0                   0                                 0
    108               360               60             58                  5                                 0
    109               358               0              0                   0                                 0
    110               360               0              0                   0                                 0
    111               360               36             34                  0                                 0
                      357               0              0                   5                                 5
    112               357               0              0                   5                                 5
    113               357               0              0                   5                                 5
    114                0               120            119                  0                                 7
    115               360               36             35                  5                                 5
    116               359               0              0                   5                                 5
    117               360               36             34                  5                                 7
    118               359               0              0                   5                                 5
    119               359               0              0                   0                                 0
    120               360               60             60                  0                                 0
    121               360               36             36                  5                                 5
    122               300               0              0                   5                                 5
    123               418               0              0                   0                                 0
    124               356               0              0                   0                                 0
    125               323               0              0                   0                                 0
    126               360               60             60                  5                                 5
    127               359               0              0                   5                   5 (Days after written notice)
    128               384               36             35                  10                                0
    129               359               0              0                   0                                 0
    130                0                60             58                  0                                 0
    131                0                60             58                  5                                 5
    132               284               0              0                   0                                 0
  132.01
  132.02
    133               360               36             34                  5                                 5
    134               356               0              0                   0                                 0
    135               360               60             59                  5                                 5
    136                0               120            119                  0                                 7
    137               417               0              0                   5                                 5
    138               300               0              0                   0                                 0
    139                0                60             59                  5                   5 (Days after written notice)
    140               360               24             22                  0                                 0
    141               359               0              0                   0                                 0
    142               359               0              0                   5                                 5
    143               359               0              0                   5                                 5
    144               360               60             59                  5                   5 (Days after written notice)
    145               360               12             10                  0                                 0
    146               359               0              0                   5                   5 (Days after written notice)
  146.01
  146.02
    147               360               60             57                  0                                 0
    148               299               0              0                   5                                 5
    149               358               0              0                   0                                 0
    150               299               0              0                   0                                 0
    151               360               36             34                  0                                 0
    152               360               0              0                   5                   5 (Days after written notice)
    153               178               0              0                   5                                 5
    154               360               60             58                  5                                 5
    155               360               36             34                  0                                 0
    156               418               0              0                   0                                 0
    157               360               36             34                  5                                 5
    158               360               60             58                  5                                 5
    159               360               24             22                  0                                 0
    160               360               12             12                  0                                 0
  160.01
  160.02
    161               359               0              0                   0                                 0
    162               359               0              0                   0                                 0
    163               358               0              0                   0                                 0
    164                0               120            119                  0                                 7
    165               360               0              0                   0                                 0
    166                0               120            117                  0                                 0
    167               360               12             10                  5                   5 (Days after written notice)
    168               360               60             59                  0                                 0
    169               358               0              0                   5                   5 (Days after written notice)
    170               360               36             32                  0                                 0
    171               360               48             46                  0                                 0
    172               360               36             35                  0                                 0
    173               359               0              0                   0                                 0
    174               359               0              0                   5                                 5
  174.01
  174.02
    175               360               36             33                  0                                 0
    176               360               60             57                  0                                 0
    177               360               24             22                  5                   5 (Days after written notice)
    178               360               24             23                  5                                 5
    179               360               24             21                  0                                 0
    180               360               36             35                  0                                 0
    181               360               24             22                  0                                 0
    182               359               0              0                   0                                 0
    183               359               0              0                   0                                 0
    184               359               0              0                   0                                 0
    185               299               0              0                   5                                 5
    186               358               0              0                   0                                 0
    187               360               36             35                  10                                0
    188               360               60             58                  5                                 5
    189               359               0              0                   0                                 0
    190               179               0              0                   5                                 5
    191               360               12             11                  5                                 5
    192               360               60             59                  5                                 5
    193               360               24             22                  0                                 0
    194               360               24             24                  5                                 5
    195               299               0              0                   0                                 0
    196               360               24             18                  0                                 0
    197               360               48             46                  0                                 0
    198               360               36             31                  5                                 5
    199               415               0              0                   5                                 5
    200               360               60             60                  5                                 5
    201               360               0              0                   0                                 0
    202               360               24             23                  0                                 0
    203               359               0              0                   0                                 0
    204               358               0              0                   5                                 5
    205               358               0              0                   5                                 5
    206               178               0              0                   5                                 5
    207               360               60             60                  5                                 5
    208               360               24             21                  0                                 0
    209               358               0              0                   0                                 0
    210               358               0              0                   0                                 0
    211               360               0              0                   5                                 5
    212               298               0              0                   0                                 0
    213               357               0              0                   0                                 0
    214               360               24             23                  0                                 0
    215               360               0              0                   0                                 0
    216               360               24             23                  0                                 0
    217               358               0              0                   0                                 0
    218               360               12             12                  5                                 5
    219               299               0              0                   5                   5 (Days after written notice)
    220               239               0              0                   5                   5 (Days after written notice)
    221               359               0              0                   5                                 5
    222               360               0              0                   0                                 0
  222.01
  222.02
  222.03
  222.04
  222.05
    223               357               0              0                   0                                 0
    224               360               12             11                  0                                 0
    225               360               24             23                  10                                0
                      359               0              0                   0                                 0
    226               359               0              0                   0                                 0
    227               359               0              0                   0                                 0
    228               357               0              0                   5                   5 (Days after written notice)
    229               359               0              0                   5                                 5
    230               360               24             23                  0                                 0
    231               240               0              0                   0                                 0
    232               360               36             34                  0                                 0
    233               360               36             31                  0                                 0
    234               358               0              0                   5                                 5
    235               359               0              0                   5                                 0
    236               358               0              0                   0                                 0
    237               358               0              0                   0                                 0
    238               360               0              0                   5                                 5
    239               360               36             31                  0                                 0
    240               354               0              0                   0                                 0
    241               359               0              0                   0                                 0
    242               358               0              0                   0                                 0
    243               358               0              0                   0                                 0
    244               360               60             58                  5                                 5
    245               360               36             35                  0                                 0
    246               239               0              0                   5                   5 (Days after written notice)
    247               359               0              0                   0                                 0
    248               359               0              0                   0                                 0
    249               358               0              0                   0                                 0
    250               360               24             19                  0                                 0
    251               357               0              0                   5                                 5
    252               360               24             21                  0                                 0
    253               360               60             58                  0                                 0
    254               359               0              0                   0                                 0
    255               299               0              0                   0                                 0
    256               358               0              0                   0                                 0
    257               360               12             10                  0                                 0
    258               359               0              0                   0                                 0
    259               357               0              0                   5                   5 (Days after written notice)
    260               360               24             23                  0                                 0
    261               360               36             33                  0                                 0
    262               355               0              0                   0                                 0
    263               358               0              0                   0                                 0
    264               359               0              0                   5                   5 (Days after written notice)
    265               360               36             30                  0                                 0
    266               360               24             22                  5                   5 (Days after written notice)
    267               358               0              0                   0                                 0
    268               358               0              0                   0                                 0
    269               357               0              0                   10                                0
    270               360               24             22                  0                                 0
    271               358               0              0                   0                                 0
    272               360               24             23                  0                                 0
    273               359               0              0                   0                                 0
    274                0               120            119                  0                                 0
    275               357               0              0                   0                                 0
    276               360               24             21                  0                                 0
    277               359               0              0                   0                                 0

                                                                      ORIGINAL
  LOAN #            PREPAYMENT PROVISION (PAYMENTS)(16),(17),(24),(25),(26),(27),(28),(29),(30),(31),(32),(33),(34),(35),(36)
----------------------------------------------------------------------------------------------------------------------------------

     1              LO(24),YM(1),YMorDef(88),O(7)
     2              GRTR1%orYM(56),O(4)
   2.01
   2.02
                    LO(26),Def(32),O(2)
     3              LO(26),Def(32),O(2)
     4              LO(26),Def(32),O(2)
   4.01
   4.02
     5              LO(26),Def(32),O(2)
     6              LO(26),Def(32),O(2)
     7              LO(26),Def(32),O(2)
     8              LO(26),Def(32),O(2)
     9              LO(26),Def(24),O(10)
    10              LO(24),Def(26),O(10)
    11              LO(25),Def(91),O(4)
    12              LO(27),Def(90),O(3)
   12.01
   12.02
   12.03
   12.04
   12.05
   12.06
   12.07
   12.08
   12.09
   12.10
   12.11
   12.12
   12.13
   12.14
   12.15
   12.16
   12.17
   12.18
    13              LO(24),Def(92),O(4)
   13.01
   13.02
   13.03
   13.04
   13.05
   13.06
   13.07
   13.08
   13.09
   13.10
   13.11
   13.12
   13.13
   13.14
   13.15
    14              LO(25),Def(91),O(4)
    15              LO(25),Def(91),O(4)
    16              LO(24),Def(94),O(2)
    17              LO(25),Def(85),O(10)
    18              LO(27),Def(86),O(7)
    19              LO(24),Def(92),O(4)
    20              LO(25),Def(91),O(4)
    21              LO(25),Def(91),O(4)
    22              LO(28),Def(88),O(4)
    23              LO(27),Def(89),O(4)
    24              LO(25),Def(91),O(4)
    25              LO(25),Def(91),O(4)
    26              LO(36),Def(80),O(4)
    27              LO(26),Def(90),O(4)
    28              LO(26),Def(92),O(2)
    29              LO(25),Def(91),O(4)
    30              LO(31),Def(85),O(4)
    31              LO(36),Def(20),O(4)
    32              LO(25),Def(91),O(4)
    33              LO(25),Def(91),O(4)
    34              LO(25),Def(91),O(4)
    35              LO(25),Def(91),O(4)
    36              LO(27),Def(89),O(4)
    37              LO(25),Def(91),O(4)
    38              LO(26),Def(90),O(4)
    39              LO(25),Def(91),O(4)
    40              LO(25),Def(91),O(4)
    41              LO(26),Def(90),O(4)
    42              LO(26),Def(90),O(4)
    43              LO(24),Def(92),O(4)
    44              LO(25),Def(91),O(4)
    45              LO(36),Def(81),O(3)
    46              LO(25),Def(91),O(4)
    47              LO(36),Def(81),O(3)
    48              LO(35),GRTR1%orYM(81),O(4)
    49              LO(25),Def(91),O(4)
    50              LO(24),Def(92),O(4)
    51              LO(24),Def(92),O(4)
    52              LO(25),Def(91),O(4)
    53              LO(26),Def(90),O(4)
   53.01
   53.02
   53.03
    54              LO(24),Def(92),O(4)
   54.01
   54.02
    55              LO(24),Def(92),O(4)
    56              LO(24),Def(92),O(4)
    57              LO(24),Def(92),O(4)
    58              LO(26),Def(91),O(3)
   58.01
   58.02
    59              LO(26),Def(90),O(4)
    60              LO(26),Def(57),O(37)
    61              LO(25),Def(91),O(4)
    62              LO(26),Def(90),O(4)
    63              LO(24),Def(92),O(4)
    64              LO(24),Def(92),O(4)
    65              LO(25),GRTR1%orYMorDef(91),O(4)
    66              LO(25),Def(91),O(4)
    67              LO(24),Def(34),O(2)
    68              LO(25),Def(91),O(4)
    69              LO(24),Def(91),O(5)
    70              LO(24),Def(92),O(4)
    71              LO(25),Def(91),O(4)
    72              LO(25),Def(91),O(4)
    73              LO(35),GRTR1%orYM(81),O(4)
    74              LO(25),Def(91),O(4)
    75              LO(26),Def(90),O(4)
   75.01
   75.02
   75.03
   75.04
   75.05
   75.06
   75.07
   75.08
    76              LO(24),Def(92),O(4)
                    LO(26),Def(90),O(4)
    77              LO(26),Def(90),O(4)
    78              LO(26),Def(90),O(4)
    79              LO(25),Def(91),O(4)
  Loan Component    LO(25),Def(91),O(4)
  Loan Component    LO(25),Def(91),O(4)
  Loan Component    LO(25),Def(91),O(4)
    80              LO(27),Def(88),O(5)
    81              LO(26),Def(90),O(4)
    82              LO(27),Def(89),O(4)
    83              LO(25),Def(91),O(4)
    84              LO(27),Def(89),O(4)
   84.01
   84.02
    85              LO(25),Def(91),O(4)
    86              LO(25),Def(91),O(4)
    87              LO(25),Def(91),O(4)
    88              LO(36),Def(81),O(3)
    89              LO(30),Def(86),O(4)
   89.01
   89.02
    90              LO(26),Def(90),O(4)
    91              LO(36),Def(81),O(3)
    92              LO(59),GRTR1%orYM(57),O(4)
    93              LO(28),Def(88),O(4)
    94              LO(25),Def(91),O(4)
    95              LO(24),Def(92),O(4)
    96              LO(25),GRTR1%orYM(91),O(4)
    97              LO(25),Def(91),O(4)
    98              LO(13),YM(46),O(1)
    99              LO(47),LESSofDeforGRTRofYMor3%(24),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(30),O(7)
    100             LO(25),Def(91),O(4)
    101             LO(25),Def(91),O(4)
    102             LO(25),Def(91),O(4)
    103             LO(24),Def(92),O(4)
    104             LO(30),Def(28),O(2)
    105             LO(25),Def(91),O(4)
    106             LO(26),Def(90),O(4)
  106.01
  106.02
  106.03
  106.04
  106.05
  106.06
    107             LO(28),Def(88),O(4)
    108             LO(26),Def(87),O(7)
    109             LO(26),Def(90),O(4)
    110             LO(24),Def(92),O(4)
    111             LO(26),Def(90),O(4)

    112             LO(27),Def(89),O(4)
    113             LO(27),Def(89),O(4)
    114             LO(25),Def(91),O(4)
    115             LO(25),Def(91),O(4)
    116             LO(25),Def(91),O(4)
    117             LO(26),Def(90),O(4)
    118             LO(25),Def(91),O(4)
    119             LO(25),Def(91),O(4)
    120             LO(24),Def(92),O(4)
    121             LO(24),Def(92),O(4)
    122             LO(24),Def(89),O(7)
    123             LO(26),Def(90),O(4)
    124             LO(28),Def(88),O(4)
    125             LO(25),Def(91),O(4)
    126             LO(24),Def(92),O(4)
    127             LO(36),Def(81),O(3)
    128             LO(59),LESSofDeforGRTRofYMor3%(12),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(33),O(4)
    129             LO(25),Def(88),O(7)
    130             LO(26),Def(30),O(4)
    131             LO(25),GRTR1%orYM(31),O(4)
    132             LO(40),Def(76),O(4)
  132.01
  132.02
    133             LO(26),Def(90),O(4)
    134             LO(28),Def(88),O(4)
    135             LO(24),GRTR1%orYM(92),O(4)
    136             LO(25),Def(91),O(4)
    137             LO(27),Def(89),O(4)
    138             LO(24),Def(92),O(4)
    139             LO(36),Def(20),O(4)
    140             LO(26),Def(90),O(4)
    141             LO(25),Def(31),O(4)
    142             LO(25),Def(91),O(4)
    143             LO(25),Def(91),O(4)
    144             LO(36),Def(81),O(3)
    145             YM(26),Def(83),O(4)
    146             LO(36),Def(81),O(3)
  146.01
  146.02
    147             LO(27),Def(89),O(4)
    148             LO(25),Def(91),O(4)
    149             LO(26),Def(90),O(4)
    150             LO(25),Def(91),O(4)
    151             LO(26),Def(90),O(4)
    152             LO(59),GRTR1%orYM(58),O(3)
    153             LO(26),Def(150),O(4)
    154             LO(26),Def(90),O(4)
    155             LO(26),Def(90),O(4)
    156             LO(26),Def(27),O(7)
    157             LO(26),Def(91),O(3)
    158             LO(24),GRTR1%orYM(92),O(4)
    159             LO(26),Def(90),O(4)
    160             LO(24),Def(32),O(4)
  160.01
  160.02
    161             LO(25),Def(92),O(3)
    162             LO(25),Def(92),O(3)
    163             LO(26),Def(90),O(4)
    164             LO(25),Def(91),O(4)
    165             LO(24),Def(92),O(4)
    166             LO(27),Def(86),O(7)
    167             LO(36),Def(101),O(3)
    168             LO(25),Def(91),O(4)
    169             LO(35),GRTR1%orYM(22),O(3)
    170             LO(28),Def(88),O(4)
    171             LO(26),Def(90),O(4)
    172             LO(25),Def(91),O(4)
    173             LO(25),Def(91),O(4)
    174             LO(25),Def(93),O(2)
  174.01
  174.02
    175             LO(27),Def(89),O(4)
    176             LO(27),Def(89),O(4)
    177             LO(59),GRTR1%orYM(58),O(3)
    178             LO(25),Def(91),O(4)
    179             LO(27),Def(89),O(4)
    180             LO(25),Def(91),O(4)
    181             LO(26),Def(90),O(4)
    182             LO(25),Def(91),O(4)
    183             LO(25),Def(91),O(4)
    184             LO(25),Def(90),O(5)
    185             LO(25),Def(93),O(2)
    186             LO(26),Def(90),O(4)
    187             LO(25),Def(91),O(4)
    188             LO(26),Def(89),O(5)
    189             LO(25),Def(91),O(4)
    190             LO(25),Def(31),O(4)
    191             LO(25),Def(91),O(4)
    192             LO(25),Def(91),O(4)
    193             LO(26),Def(90),O(4)
    194             LO(24),Def(92),O(4)
    195             LO(25),Def(91),O(4)
    196             LO(30),Def(28),O(2)
    197             LO(26),Def(90),O(4)
    198             LO(29),Def(87),O(4)
    199             LO(29),Def(87),O(4)
    200             LO(24),Def(94),O(2)
    201             LO(24),Def(92),O(4)
    202             LO(25),Def(91),O(4)
    203             LO(25),Def(35),GrtrYMor1%(56),O(4)
    204             LO(26),Def(90),O(4)
    205             LO(26),Def(90),O(4)
    206             LO(26),Def(150),O(4)
    207             LO(24),Def(94),O(2)
    208             LO(27),Def(89),O(4)
    209             LO(26),Def(90),O(4)
    210             LO(26),Def(27),O(7)
    211             LO(24),Def(94),O(2)
    212             LO(26),Def(92),O(2)
    213             LO(27),Def(89),O(4)
    214             LO(25),Def(91),O(4)
    215             LO(24),Def(92),O(4)
    216             LO(25),Def(91),O(4)
    217             LO(26),Def(90),O(4)
    218             LO(24),Def(92),O(4)
    219             LO(59),GRTR1%orYM(58),O(3)
    220             LO(59),GRTR1%orYM(58),O(3)
    221             LO(25),Def(91),O(4)
    222             LO(24),Def(92),O(4)
  222.01
  222.02
  222.03
  222.04
  222.05
    223             LO(27),Def(89),O(4)
    224             LO(25),Def(91),O(4)
    225             LO(25),Def(91),O(4)
                    LO(25),Def(91),O(4)
    226             LO(25),Def(91),O(4)
    227             LO(25),Def(91),O(4)
    228             LO(36),Def(81),O(3)
    229             LO(25),Def(91),O(4)
    230             LO(25),Def(91),O(4)
    231             LO(48),LESSofDeforGRTRofYMor3%(23),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(30),O(7)
    232             LO(26),Def(90),O(4)
    233             LO(29),Def(28),O(3)
    234             LO(26),Def(90),O(4)
    235             LO(25),Def(91),O(4)
    236             LO(26),Def(90),O(4)
    237             LO(26),Def(90),O(4)
    238             LO(24),Def(92),O(4)
    239             LO(29),Def(28),O(3)
    240             LO(30),Def(86),O(4)
    241             LO(25),Def(91),O(4)
    242             LO(26),Def(90),O(4)
    243             LO(26),Def(90),O(4)
    244             LO(26),Def(92),O(2)
    245             LO(25),Def(91),O(4)
    246             LO(59),GRTR1%orYM(58),O(3)
    247             LO(25),Def(91),O(4)
    248             LO(25),Def(52),O(7)
    249             LO(26),Def(90),O(4)
    250             LO(29),Def(87),O(4)
    251             LO(27),Def(89),O(4)
    252             LO(27),Def(89),O(4)
    253             LO(26),Def(90),O(4)
    254             LO(25),Def(91),O(4)
    255             LO(25),Def(91),O(4)
    256             LO(26),Def(90),O(4)
    257             LO(26),Def(90),O(4)
    258             LO(25),Def(91),O(4)
    259             LO(36),Def(176),O(4)
    260             LO(25),Def(91),O(4)
    261             LO(59),LESSofDeforGRTRofYMor1%(57),O(4)
    262             LO(29),Def(87),O(4)
    263             LO(26),Def(90),O(4)
    264             LO(59),GRTR1%orYM(58),O(3)
    265             LO(30),Def(86),O(4)
    266             LO(36),Def(81),O(3)
    267             LO(26),Def(90),O(4)
    268             LO(26),Def(90),O(4)
    269             LO(27),Def(89),O(4)
    270             LO(26),Def(90),O(4)
    271             LO(26),Def(90),O(4)
    272             LO(25),Def(91),O(4)
    273             LO(25),Def(91),O(4)
    274             LO(25),Def(91),O(4)
    275             LO(27),Def(89),O(4)
    276             LO(27),Def(89),O(4)
    277             LO(25),Def(91),O(4)

                     UPFRONT          UPFRONT         UPFRONT          UPFRONT        UPFRONT           UPFRONT
                   ENGINEERING         CAPEX           TI/LC           RE TAX          INS.              OTHER
  LOAN #           RESERVE ($)      RESERVE ($)     RESERVE ($)      RESERVE ($)    RESERVE ($)       RESERVE ($)
-------------------------------------------------------------------------------------------------------------------

     1                                                                1,582,063       247,213
     2                                               4,000,000                                         16,690,498
   2.01
   2.02
                                                       727,023        2,276,324       168,322          10,184,600
     3                                                 298,066          933,252        69,009           4,175,504
     4                                                 155,189          485,900        35,930           2,173,985
   4.01
   4.02
     5                                                  93,308          292,148        21,603           1,307,114
     6                                                  90,716          284,033        21,003           1,270,806
     7                                                  61,233          191,722        14,177             857,794
     8                                                  28,511           89,268         6,601             399,396
     9
    10
    11                 34,375                        2,202,334          204,716       156,163           2,080,328
    12                               3,000,000       4,236,901          534,301       379,167           3,000,000
   12.01
   12.02
   12.03
   12.04
   12.05
   12.06
   12.07
   12.08
   12.09
   12.10
   12.11
   12.12
   12.13
   12.14
   12.15
   12.16
   12.17
   12.18
    13                141,125        4,325,000                          279,659        83,359             500,000
   13.01
   13.02
   13.03
   13.04
   13.05
   13.06
   13.07
   13.08
   13.09
   13.10
   13.11
   13.12
   13.13
   13.14
   13.15
    14
    15
    16
    17
    18
    19                  8,313                                           211,930        21,791
    20
    21
    22                310,500                          400,000          230,000        43,000
    23              1,438,800           43,098                          194,998        33,113
    24                 72,800                                           411,267
    25                                                                  133,175        59,835           3,097,459
    26                                                                   25,766         7,044           5,568,000
    27                                                                  315,290
    28                                                                  430,593       206,219
    29
    30                                 250,000                          262,692         3,711
    31                 16,250                          932,121          355,775        26,174           1,169,497
    32
    33
    34
    35                 12,500                                            24,232
    36                128,500          175,000                           56,430        57,684
    37
    38                                  19,263                          171,264        28,787
    39
    40                                 119,419         336,000           19,004        86,774             911,178
    41                                  16,803                          189,167        27,470
    42                                  20,454                          177,248        37,927
    43                 87,250                                            49,156        12,486
    44
    45                                 446,000         314,000           45,842         9,734
    46
    47                                                                  224,850        19,196
    48                500,000                                           594,413        20,832             450,000
    49
    50                                                                   37,069        20,691           1,000,000
    51
    52
    53                                                                  157,706
   53.01
   53.02
   53.03
    54                                                                                                     91,438
   54.01
   54.02
    55                                                                   39,528
    56                                                                   20,451         1,613
    57
    58                 13,625                        1,330,000          315,000        24,043
   58.01
   58.02
    59                                 150,000                           28,295         4,029
    60                                                                   30,352         5,615
    61
    62                                                                  150,000         8,333
    63                                  24,000                           26,688        44,454
    64                                                                   20,803         5,430
    65                               1,203,750                          240,060
    66
    67                                  48,562         400,000                                            260,000
    68
    69                 49,244           74,941                           17,774
    70                                                                                                  2,200,000
    71
    72
    73                400,000                                           251,659        39,422             500,000
    74
    75                 17,500                                            87,892        20,960
   75.01
   75.02
   75.03
   75.04
   75.05
   75.06
   75.07
   75.08
    76
                      167,691                                            37,456         9,176             620,000
    77                107,654                                            15,009         4,303             620,000
    78                 60,038                                            22,447         4,873
    79                 33,875                                           204,777        11,419           1,000,000
 Loan Component        25,748                                           155,646         8,679             760,076
 Loan Component         5,212                                            31,507         1,757             153,862
 Loan Component         2,915                                            17,624           983              86,062
    80                                 415,000       2,434,000          371,223         3,238
    81                                                                                 21,249           1,033,006
    82                                  46,402                           53,906        17,809
    83                                                                   25,360        66,450           1,100,000
    84                                                                   20,003        69,982
   84.01
   84.02
    85                  5,000          213,200       1,200,000           42,764                         1,600,000
    86                 18,750                                                           4,771
    87                                                                   29,180
    88                                 200,000                          302,417        84,788
    89                                                                                                    623,866
   89.01
   89.02
    90                                                                  107,268        12,295
    91                                 200,000                          477,667        46,270
    92                                                                   44,074         3,341
    93                                                                   26,977
    94
    95                 26,695                          250,000           73,859         3,029               3,750
    96                                                                   14,903        12,524
    97
    98                                                                   90,931        14,868
    99                                                                  186,164        18,241
    100
    101
    102                36,988                                           261,838        14,543           1,650,000
    103                                                                  28,395         5,168
    104                                103,434                           42,791         2,270
    105                27,250                                           129,840                           400,000
    106                                 10,825                           52,391        86,091
  106.01
  106.02
  106.03
  106.04
  106.05
  106.06
    107                                                                  16,858
    108                                                                 141,253         1,964             100,000
    109                                                                 143,954         7,105
    110                13,875                                            52,702       158,289
    111                 6,250            1,917

    112
    113
    114
    115                                                                   4,898         6,424
    116                17,656                                            40,702         2,969             580,430
    117                                                                 138,720         3,262
    118               500,000                                            46,500        50,478              65,000
    119                                                352,813           19,420         2,538             144,537
    120
    121
    122                                                                  33,072         5,723             416,000
    123                                                                   7,199        15,768             600,000
    124                                                                  80,755
    125                                                                  72,121
    126                                                335,000           22,154                           523,392
    127                                                                  27,272
    128                 4,688                                           215,000        69,590
    129
    130                                                                  32,388         3,165
    131                23,750          876,250                                         40,102
    132               567,765                                            52,028        30,104             500,000
  132.01
  132.02
    133                                                                  18,644         7,760             248,355
    134                                                                  23,343
    135                                                                                                    54,365
    136
    137               250,000                                            53,607
    138                                                                  34,539         6,399
    139                                 37,932         200,000           13,279           863             265,804
    140                                                                   6,419        13,173
    141                                                                  24,742        24,936
    142                                                                  65,083         4,719           1,060,250
    143                34,375                                            51,282        24,570              45,000
    144                78,750                                            19,279        11,147
    145
    146                                                                 105,514        10,509
  146.01
  146.02
    147                                                                  36,035         6,533             650,000
    148
    149                                                                   7,214                            40,000
    150                                                                  20,819         4,818           2,250,000
    151                20,000                                            25,831        19,557
    152                                                                  47,835        14,671             300,000
    153                                                                  68,374
    154                                                                  86,612
    155                                                100,000           32,138
    156                53,151                                            59,711
    157                70,625                                            19,943         2,355             600,000
    158                21,250                                             2,332           936              10,000
    159                                                                   7,062        16,092             298,840
    160                                                 95,086            7,583           612             150,000
  160.01
  160.02
    161
    162
    163                                                368,595              919
    164
    165                                                 84,972           13,893         1,810             103,108
    166                                                                                                   702,448
    167                                                                                                   173,750
    168                                                                  19,443        22,511
    169                58,279                                            79,083        38,092
    170                                                                  24,900         4,750
    171                                                                  15,056
    172                                                                  34,782         2,478
    173                41,344            4,050                           10,549         3,527
    174                                                 44,716            8,492         1,037             300,000
  174.01
  174.02
    175               201,875                                            44,604         4,538
    176                                                                  82,796        29,600             200,000
    177               152,813                                           125,917         9,706
    178                                                                   9,193         2,447             700,000
    179                                                100,000          115,541
    180                27,500            1,957          65,000           12,040         1,654
    181                                                                  13,046         3,888
    182                                                                  13,268        18,690
    183                                                                  31,691         4,151
    184                21,875           23,000          34,300           27,115        16,888
    185                44,375          242,110                           76,981        15,556              92,000
    186                                                                 129,826        77,701
    187                   625            2,154                           16,554         5,907
    188                                                200,000           10,422
    189                                                                   7,844        13,477
    190                                                                                 9,798
    191                                                                  29,912         1,545             770,000
    192                                                                   4,195         6,825
    193                                                                  32,331         2,100             400,000
    194                                                100,000           13,650           587             124,929
    195                21,875           19,021                           10,210        10,893             190,000
    196                                107,877                           13,443         1,440
    197                21,250                                            23,350
    198                56,500           56,315                           36,669         1,962
    199                                                 85,000           23,563         2,019              36,000
    200                                                                   4,194         1,047
    201                                                                   4,746           536
    202                 1,875                                             8,364        10,655
    203               215,625                                             7,936        21,775
    204                10,000                          100,000           10,213         9,000              10,000
    205                                                                  37,800         4,487               2,019
    206                                                                  38,346
    207                                                                   3,722         4,051
    208                                  2,375                           22,405        11,401
    209
    210                                  8,970                            5,114         3,000
    211                                                                   6,499         9,668             177,657
    212                                                                  38,832         8,628
    213                 1,500            9,333                           78,306         6,429
    214                                                100,000           18,219         1,043
    215                49,969              204           1,492           25,976         2,793              23,872
    216                   900          126,720                           29,025         1,995
    217                                    468                           29,564         6,554
    218                                                                  13,887         5,813             175,000
    219                                                                  59,133
    220                                                                   8,000         1,402
    221                                  7,500          12,000                          7,000             100,000
    222                                                                   7,495         1,628
  222.01
  222.02
  222.03
  222.04
  222.05
    223                                                                   3,302         8,347
    224                                                                   8,724         2,877             405,000
    225                                  1,645                            7,238        23,750
                        7,610                                            17,828           990
    226                 7,610                                            13,433           827
    227                                                                   4,395           163
    228                                 12,870
    229
    230                                                                  10,337           698
    231                11,673
    232                                                                  26,809         1,647
    233                                                                  21,591        10,095
    234                                                                                   513
    235                                    676           2,703            5,059         5,063              44,000
    236                                 18,400                            6,891
    237                                  1,364         200,000            8,819         4,804
    238                                                                  20,538         6,325
    239                                                                  21,591        10,399
    240                 4,375                                             2,736           857
    241                                    800                            6,625         3,456
    242
    243                 7,500                           50,000           50,559         1,543
    244                                                                                13,588              64,000
    245                                                                   8,924         5,012
    246                                                                   5,329         1,504
    247                                                                   4,954         1,525
    248                                                                   6,000         3,147
    249
    250                23,400                                             5,294         8,723             150,000
    251                                                                  21,115                            14,945
    252                                                                  37,874           543
    253                                                                  19,302
    254                                    861          25,000           12,442         6,074
    255                                 38,987                           11,241        17,053
    256                20,875            1,888                            1,803         2,191
    257                                                                  24,516           661              12,600
    258                                                                   7,403           885
    259
    260                                    124             746            5,786         3,208              15,052
    261                                                                  38,787         1,150
    262                                                                  18,169           673              50,000
    263                                    722           1,692            3,143           714
    264                                                                   2,171         1,128
    265                                  2,000           2,000            7,589           923
    266                                                                     861         1,519               1,250
    267                                    779
    268                                    396                           10,150         1,000              36,000
    269                                                                  50,611           551
    270                                                                   4,611           326              57,356
    271                                    201             500            4,215           803
    272                                                                   8,598         1,897
    273                                 33,120                            1,111         2,038
    274
    275                 3,000              486                           10,524         1,260
    276                 5,000            1,250                           10,403           963               5,290
    277                 8,094                                             9,632           997

                                                                        UPFRONT
                                                                         OTHER
  LOAN #                                                          RESERVE DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------

     1
     2              Unfunded Tenant Allowance Reserve
   2.01
   2.02
                    Additional Rollover Reserve (2,000,000.00); Dionex Free Rent Reserve (645,000.00); AMA Reserve (470,000.00);
                    Free Rent Reserve (1,658,208.45); Outstanding Landlord TI & Capital Obligations (5,411,391.24)
     3              Additional Rollover Reserve (2,000,000.00); Dionex Free Rent Reserve (645,000.00); AMA Reserve (470,000.00);
                    Free Rent Reserve (1,658,208.45); Outstanding Landlord TI & Capital Obligations (5,411,391.24)
     4              Additional Rollover Reserve (2,000,000.00); Dionex Free Rent Reserve (645,000.00); AMA Reserve (470,000.00);
                    Free Rent Reserve (1,658,208.45); Outstanding Landlord TI & Capital Obligations (5,411,391.24)
   4.01
   4.02
     5              Additional Rollover Reserve (2,000,000.00); Dionex Free Rent Reserve (645,000.00); AMA Reserve (470,000.00);
                    Free Rent Reserve (1,658,208.45); Outstanding Landlord TI & Capital Obligations (5,411,391.24)
     6              Additional Rollover Reserve (2,000,000.00); Dionex Free Rent Reserve (645,000.00); AMA Reserve (470,000.00);
                    Free Rent Reserve (1,658,208.45); Outstanding Landlord TI & Capital Obligations (5,411,391.24)
     7              Additional Rollover Reserve (2,000,000.00); Dionex Free Rent Reserve (645,000.00); AMA Reserve (470,000.00);
                    Free Rent Reserve (1,658,208.45); Outstanding Landlord TI & Capital Obligations (5,411,391.24)
     8              Additional Rollover Reserve (2,000,000.00); Dionex Free Rent Reserve (645,000.00); AMA Reserve (470,000.00);
                    Free Rent Reserve (1,658,208.45); Outstanding Landlord TI & Capital Obligations (5,411,391.24)
     9
    10
    11              Supplemental Capital Reserve Deposit ($2,000,000) and Rent Loss Deposit ($80,328)
    12              Interest Reserve
   12.01
   12.02
   12.03
   12.04
   12.05
   12.06
   12.07
   12.08
   12.09
   12.10
   12.11
   12.12
   12.13
   12.14
   12.15
   12.16
   12.17
   12.18
    13              Seasonality Reserve
   13.01
   13.02
   13.03
   13.04
   13.05
   13.06
   13.07
   13.08
   13.09
   13.10
   13.11
   13.12
   13.13
   13.14
   13.15
    14
    15
    16
    17
    18
    19
    20
    21
    22
    23
    24
    25              Occupancy Reserves (2,242,430); Environmental Reserves (68,750); Construction Reserves (86,279);
                    Capitalized Reserves (700,000)
    26              Church's Chicken Reserve (218,000); Pharmacy Occupancy Reserve (850,000); Occupancy LOC (4,500,000)
    27
    28
    29
    30
    31              Rent Credit Reserve
    32
    33
    34
    35
    36
    37
    38
    39
    40              Letter of Credit Transfer Reserve (150); Golfsmith LOC (911,028)
    41
    42
    43
    44
    45
    46
    47
    48              Operating Deficit Reserve
    49
    50              Holdback
    51
    52
    53
   53.01
   53.02
   53.03
    54              Documentary Stamp Tax Reserve
   54.01
   54.02
    55
    56
    57
    58
   58.01
   58.02
    59
    60
    61
    62
    63
    64
    65
    66
    67              New Tenant Reserve
    68
    69
    70              GSA Holdback (1,700,000.00); Collateral Holdback (500,000.00)
    71
    72
    73              Operating Deficit Escrow
    74
    75
   75.01
   75.02
   75.03
   75.04
   75.05
   75.06
   75.07
   75.08
    76
                    Holdback Reserve
    77              Holdback Reserve
    78
    79              Simon Benjamin Little Holdback
 Loan Component     Simon Benjamin Little Holdback
 Loan Component     Simon Benjamin Little Holdback
 Loan Component     Simon Benjamin Little Holdback
    80
    81              New Tenant Reserve (774,008.58); Debt Service Reserve (258,997.00)
    82
    83              Earnout Reserve
    84
   84.01
   84.02
    85              Termination Payment Reserve
    86
    87
    88
    89              Liquidity Reserve (250,000); Debt Service Reserve (98,866.13); Parking Reserve (50,000); Insurance LOC (225,000)
   89.01
   89.02
    90
    91
    92
    93
    94
    95              Environmental Reserve
    96
    97
    98
    99
    100
    101
    102             Environmental Remediation Reserve
    103
    104
    105             Roofing Matters-LOC
    106
  106.01
  106.02
  106.03
  106.04
  106.05
  106.06
    107
    108             Holdback
    109
    110
    111

    112
    113
    114
    115
    116             Staples Reserve (51,000.00); Occupancy Reserves (300,000.00); CO Reserves (131,250.00);
                    Debt Service Reserve (98,180.03)
    117
    118             Seasonality Reserve
    119             Rent Reserve
    120
    121
    122             Parking Reserve (216,000); Existing Lease Reserve (200,000)
    123             Holdback
    124
    125
    126              Tenant Occupancy Reserve ($522,554.50); LOC Transfer Reserve ($837.50)
    127
    128
    129
    130
    131
    132             State of Florida Lease Reserve
  132.01
  132.02
    133             Portfolio Reserve (198,355.00); Post Closing Undertaking Reserve (50,000)
    134
    135             Wayzata Tenant Reserve
    136
    137
    138
    139             PPD Escrow Deposit
    140
    141
    142             LOC Transfer Reserve (250); DSCR LOC (1,060,000)
    143             Seasonality Reserve
    144
    145
    146
  146.01
  146.02
    147             Capex & Rollover Reserves LOC (250,000);Tower Records LOC (200,000); Tower Records Holdback (200,000)
    148
    149             Additional Insurance Reserve
    150             Holdback Reserve Account
    151
    152             Earnout until base rental collections for three consecutive months are $93,200.
    153
    154
    155
    156
    157             Occupancy Reserve
    158             Environmental Reserve
    159             Rooms 2 Furnish Reserve ($213,840); Arrowhead Improvement Allowance ($85,000)
    160             DSCR LOC
  160.01
  160.02
    161
    162
    163
    164
    165             Debt Service Reserve
    166             Collections Holdback
    167             Security Deposit
    168
    169
    170
    171
    172
    173
    174             Tenant Occupancy Reserve
  174.01
  174.02
    175
    176             TILC/ Cap Ex LOC
    177
    178             Occupancy Reserve
    179
    180
    181
    182
    183
    184
    185             Roof Repair Reserve (72,000); Indemnity Holdback (20,000)
    186
    187
    188
    189
    190
    191             Los Arcos Reserve (20,000); DSCR LOC (750,000)
    192
    193             Holdback
    194             Hahm Reserve (85,000.00); Ground Lease Reserve (3,764.00); Debt Service Reserve (36,165.35)
    195             Holdback
    196
    197
    198
    199             Shoe Show
    200
    201
    202
    203
    204             Environmental Remediation Reserve
    205             Dress Shop Occupancy Reserve
    206
    207
    208
    209
    210
    211             Occupancy Reserve
    212
    213
    214
    215             Japanese Grill Rent Holdback
    216
    217
    218             Debt Service Reserve
    219
    220
    221             Debt Service Reserve
    222
  222.01
  222.02
  222.03
  222.04
  222.05
    223
    224             Holdback
    225

    226
    227
    228
    229
    230
    231
    232
    233
    234
    235             Maurice's Holdback Reserve
    236
    237
    238
    239
    240
    241
    242
    243
    244             Environmental Reserve
    245
    246
    247
    248
    249
    250             Holdback
    251             Debt Service
    252
    253
    254
    255
    256
    257             Occupancy Holdback
    258
    259
    260             Rent Holdback
    261
    262             Occupancy Reserve
    263
    264
    265
    266             Environmental Remediation Reserve
    267
    268             Rent Holdback
    269
    270             $25,032.00 (Got Hair Holdback Funds); $11,072.00 (Wireless Toyz Holdback Funds);
                    $21,252.00 (Artistic Blooms Holdback Funds)
    271
    272
    273
    274
    275
    276             Holdback Funds
    277

                        MONTHLY                      MONTHLY                 MONTHLY           MONTHLY
                         CAPEX                        CAPEX                   TI/LC             TI/LC
  LOAN #              RESERVE ($)                RESERVE CAP ($)            RESERVE ($)    RESERVE CAP ($)
-----------------------------------------------------------------------------------------------------------

     1
     2
   2.01
   2.02
                          34,716                     625,000                 138,864          2,250,000
     3                    14,233                     256,239                  56,932            922,460
     4                     7,410                     133,411                  29,642            480,281
   4.01
   4.02
     5                     4,456                      80,214                  17,822            288,770
     6                     4,332                      77,986                  17,327            280,749
     7                     2,924                      52,640                  11,696            189,505
     8                     1,361                      24,510                   5,446             88,235
     9
    10
    11                    11,646             $400,000 after the reserve       30,000            500,000
                                                reaches $500,000
    12                                             1,000,000                  25,255          4,606,118
   12.01
   12.02
   12.03
   12.04
   12.05
   12.06
   12.07
   12.08
   12.09
   12.10
   12.11
   12.12
   12.13
   12.14
   12.15
   12.16
   12.17
   12.18
    13              4% of Gross Revenues
   13.01
   13.02
   13.03
   13.04
   13.05
   13.06
   13.07
   13.08
   13.09
   13.10
   13.11
   13.12
   13.13
   13.14
   13.15
    14
    15
    16                    11,505                                              20,833            500,000
    17
    18
    19                     1,787                      64,338                   5,957            214,460
    20
    21
    22                     2,436                                               8,701            400,000
    23              4% of Operating Revenues
    24                     6,793
    25                     2,118                      76,255                   5,500            330,000
    26                     2,541                      81,312                   5,250            252,000
    27                     2,148                      77,311
    28                     6,500
    29
    30
    31                     3,324                      79,774
    32
    33
    34
    35                    35,444
    36                     7,021
    37
    38              4% of Gross Revenues
    39
    40                     4,606                     285,240                  11,018
    41              4% of Gross Revenues
    42              4% of Gross Revenues
    43                     3,379
    44
    45                     4,217                     151,800                   4,167            250,000
    46
    47                     5,833                     140,000
    48                     6,708
    49
    50                    21,560                     250,000                   1,000
    51
    52
    53
   53.01
   53.02
   53.03
    54
   54.01
   54.02
    55
    56
    57
    58                     2,223                                              12,500          1,580,000
   58.01
   58.02
    59                                                36,000
    60
    61
    62                     7,798
    63                     2,584                                               7,000            252,000
    64
    65                     2,472
    66
    67                     5,823                                                                400,000
    68
    69                     1,828                     109,691
    70
    71
    72
    73                     4,750
    74
    75                     1,725
   75.01
   75.02
   75.03
   75.04
   75.05
   75.06
   75.07
   75.08
    76
                           2,871
    77                     1,600
    78                     1,271
    79                     7,834                                                 602
  Loan Component           5,954                                                 458
  Loan Component           1,205                                                  93
  Loan Component             674                                                  52
    80                     3,607
    81
    82                  1,045.00
    83                     1,348                                               3,910
    84                     3,166                     157,320                     638
   84.01
   84.02
    85
    86                     1,349                                               2,161
    87                     1,251
    88                     6,729
    89                     1,322                      79,340
   89.01
   89.02
    90                    13,732
    91                     5,500
    92                     1,915                                               4,167            150,000
    93                    13,800
    94
    95                     1,121                                               4,167
    96                     4,563
    97
    98                     1,311                                               1,500             36,000
    99                     2,997
    100                    6,735
    101
    102                    5,167
    103                      278                                               3,666             90,000
    104                    3,666                     131,976                   1,833             65,988
    105                    2,126                      75,000
    106                    5,413
  106.01
  106.02
  106.03
  106.04
  106.05
  106.06
    107                   10,254
    108
    109                   11,009
    110                   24,015
    111                      958                      57,500

    112                    8,836                      8,836
    113                    6,846                      6,846
    114
    115                    1,086                      39,037
    116                      443                                               2,833            102,000
    117                      290                                               2,767             60,000
    118                   18,089
    119                      539                                               3,054             73,290
    120
    121
    122                      509
    123                    1,399
    124                   10,145
    125
    126                    1,041                      37,473
    127                    1,132                      27,164
    128                    4,992
    129
    130
    131                    4,208
    132                    1,878                      67,608                   7,340            264,240
  132.01
  132.02
    133                                                                        1,948            150,000
    134                   10,554
    135                      380                                               1,250            105,000
    136
    137                    2,017
    138                      837                      30,132
    139                    1,581                      37,932
    140                      755                      18,117                   2,220             53,284
    141                    4,468
    142                    2,917                     105,000
    143                   16,307
    144                    2,181
    145
    146                    5,500
  146.01
  146.02
    147
    148
    149
    150                    1,788                                               5,834
    151
    152                    3,833
    153
    154                      851                                               4,167            100,000
    155                      744                      25,000                                    100,000
    156                    2,520
    157                      792                                               1,375
    158                    2,005                      75,000                   2,362             85,035
    159                    1,102                      26,453                   2,756             66,133
    160                      753                                               3,879
  160.01
  160.02
    161
    162
    163                    1,237                      44,516
    164
    165                      175                                               1,935
    166
    167                      538                      19,350                   5,417            165,000
    168                    1,600                      38,400
    169                    5,938
    170                    3,458
    171                      970                      34,893
    172                      251
    173                    2,025
    174                      456                                               3,726             89,432
  174.01
  174.02
    175                      444                                               1,479
    176
    177                    4,262
    178                      678
    179                      750                                               3,119            175,000
    180                      979                                               4,167            125,000
    181                      850
    182                      574                                               1,914
    183                    3,000                     108,000
    184
    185                   11,733
    186                   15,063
    187                    1,077
    188                      919                                                                200,000
    189                      850
    190             4% of Gross Revenues
    191                      359                                               2,690
    192                   227.00                       2,724
    193                      924
    194                      724                      50,000                   1,500            200,000
    195                    9,510
    196                      327                      11,722                   1,088             39,168
    197                      241                       8,676
    198                    1,004                     120,000                   3,000            108,000
    199                      583                      21,064                   1,600             85,000
    200                      332
    201
    202
    203                    2,792
    204                      531                                               1,740
    205
    206
    207                      419
    208                    1,188                      28,500
    209
    210                                                4,485
    211                      330                                               1,500
    212
    213                    4,667
    214                      236                                               2,000            100,000
    215                      102                                                 746             34,500
    216                    2,500
    217                      234
    218                    1,198                      43,128
    219                      246                                                 833             20,000
    220                      700                                               2,083
    221                                                7,500                                     12,000
    222
  222.01
  222.02
  222.03
  222.04
  222.05
    223                    1,042
    224                      397                                               1,456             80,000
    225                      823
                             375                                               1,947
    226                      274                                               1,311
    227                      101                                                 636
    228                      358                      12,870
    229
    230                      235                                               1,174
    231
    232                      263                                                 875             31,500
    233                    3,104                      74,500
    234                      107                                                 641
    235                      338                                               1,351             80,000
    236
    237                      682
    238                      571
    239                    3,226                      77,424
    240
    241                      400
    242
    243                      195
    244                      875
    245                      920                      22,078
    246                      265                      15,870                   1,250             45,000
    247
    248
    249
    250
    251                       59                       3,567                     992             59,540
    252                       72                       2,574                     496
    253                      511                      24,544
    254                      431                                               1,436             90,000
    255                    3,249
    256                      944
    257                      128                                                 818             38,000
    258
    259                    1,458
    260                       62                                                 373             25,000
    261                      625
    262
    263                      361                                                 846
    264                       63                       1,500                     625             20,000
    265                    1,000                      36,000                   1,000             36,000
    266                      640                                                 833             30,000
    267                      390
    268                      198                       7,128
    269                      125                                                 667             32,000
    270                       79                                                 524
    271                      101                                                 250
    272                      151                                                 600
    273                      417
    274
    275                      243
    276                      625
    277                      330

                    MONTHLY       MONTHLY       MONTHLY          MONTHLY
                     RE TAX        INS.          OTHER            OTHER                LOAN
  LOAN #          RESERVE ($)   RESERVE ($)   RESERVE ($)  RESERVE DESCRIPTION        PURPOSE
-------------------------------------------------------------------------------------------------

     1              316,413       123,607                                            Refinance
     2                                                                              Acquisition
   2.01
   2.02
                    679,555        15,114        63,000        AMA Reserve          Acquisition
     3              278,606         6,197        25,829        AMA Reserve          Acquisition
     4              145,057         3,226        13,448        AMA Reserve          Acquisition
   4.01
   4.02
     5               87,216         1,940         8,086        AMA Reserve          Acquisition
     6               84,793         1,886         7,861        AMA Reserve          Acquisition
     7               57,235         1,273         5,306        AMA Reserve          Acquisition
     8               26,649           593         2,471        AMA Reserve          Acquisition
     9                                                                               Refinance
    10                                                                               Refinance
    11               91,180        14,197                                            Refinance
    12               97,922        29,167                                            Refinance
   12.01
   12.02
   12.03
   12.04
   12.05
   12.06
   12.07
   12.08
   12.09
   12.10
   12.11
   12.12
   12.13
   12.14
   12.15
   12.16
   12.17
   12.18
    13               80,258        13,893                                            Refinance
   13.01
   13.02
   13.03
   13.04
   13.05
   13.06
   13.07
   13.08
   13.09
   13.10
   13.11
   13.12
   13.13
   13.14
   13.15
    14                                                                              Acquisition
    15                                                                              Acquisition
    16              125,978                                                          Refinance
    17                                                                               Refinance
    18                                                                               Refinance
    19               42,386         3,632                                            Refinance
    20                                                                              Acquisition
    21                                                                              Acquisition
    22               57,064         7,066                                           Acquisition
    23               64,999         3,010         8,417        Ground Rent           Refinance
    24               81,313         8,006                                            Refinance
    25               66,588         7,238                                            Refinance
    26               25,766         3,522                                           Acquisition
    27               63,058                                                         Acquisition
    28               43,059        34,370                                            Refinance
    29                                                                              Acquisition
    30               32,837         3,711                                            Refinance
    31               50,825         2,908                                           Acquisition
    32                                                                              Acquisition
    33                                                                              Acquisition
    34                                                                              Acquisition
    35               12,116                                                          Refinance
    36               19,750         6,409                                           Acquisition
    37                                                                              Acquisition
    38               24,466         4,774                                            Refinance
    39                                                                              Acquisition
    40               19,004        10,847                                            Refinance
    41               18,917         4,151                                            Refinance
    42               22,156         6,127                                            Refinance
    43               16,385         6,243                                           Acquisition
    44                                                                              Acquisition
    45               16,554         3,245                                           Acquisition
    46                                                                              Acquisition
    47               18,738         4,799                                      Construction Take-Out
    48               54,038         6,944                                           Acquisition
    49                                                                              Acquisition
    50               18,534        20,691                                            Refinance
    51                                                                              Acquisition
    52                                                                              Acquisition
    53               17,523                                                          Refinance
   53.01
   53.02
   53.03
    54                                                                              Acquisition
   54.01
   54.02
    55               10,333                                                          Refinance
    56               20,451         1,613                                            Refinance
    57                                                                              Acquisition
    58               35,000         3,005                                           Acquisition
   58.01
   58.02
    59               28,295         4,029                                           Acquisition
    60               10,117         1,379                                            Refinance
    61                                                                              Acquisition
    62               25,000         4,167                                            Refinance
    63               13,344         4,939                                            Refinance
    64                6,935         1,810                                            Refinance
    65               21,824                                                         Acquisition
    66                                                                              Acquisition
    67               71,761                                                          Refinance
    68                                                                              Acquisition
    69                8,887                                                         Acquisition
    70                                                                               Refinance
    71                                                                              Acquisition
    72                                                                              Acquisition
    73               41,943         4,993                                           Acquisition
    74                                                                              Acquisition
    75               20,282         5,240                                            Refinance
   75.01
   75.02
   75.03
   75.04
   75.05
   75.06
   75.07
   75.08
    76                                                                              Acquisition
                     14,987         2,294                                            Refinance
    77                7,505         1,076                                            Refinance
    78                7,482         1,218                                            Refinance
    79               23,777         5,710                                            Refinance
 Loan Component      18,072         4,340                                            Refinance
 Loan Component       3,658           879                                            Refinance
 Loan Component       2,046           491                                            Refinance
    80               41,247         3,238                                           Acquisition
    81                              3,036                                            Refinance
    82                8,984         1,979                                           Acquisition
    83               12,680         5,538                                            Refinance
    84               20,003         6,268                                            Refinance
   84.01
   84.02
    85               14,255         2,557                                           Acquisition
    86               24,442         4,771                                           Acquisition
    87               14,590                                                          Refinance
    88               30,242         9,421                                           Acquisition
    89                                                                              Acquisition
   89.01
   89.02
    90                9,750         6,148                                            Refinance
    91               47,767         3,856                                           Acquisition
    92               12,158         1,344                                            Refinance
    93               13,488                                                          Refinance
    94                                                                               Refinance
    95               14,772         3,029                                            Refinance
    96                7,452         3,131                                            Refinance
    97                                                                              Acquisition
    98               10,103         2,124                                            Refinance
    99               37,500         6,656                                           Acquisition
    100              12,300                                                          Refinance
    101                                                                             Acquisition
    102              26,184         7,272                                            Refinance
    103              14,197           431                                            Refinance
    104              14,264         1,135                                           Acquisition
    105              20,415                                                          Refinance
    106              18,053         6,836                                            Refinance
  106.01
  106.02
  106.03
  106.04
  106.05
  106.06
    107              16,858                                                          Refinance
    108              15,695           982                                           Acquisition
    109              12,356         3,552                                            Refinance
    110              10,540        22,516                                            Refinance
    111                                                                              Refinance
                                                                                     Refinance
    112                                                                              Refinance
    113                                                                              Refinance
    114                                                                             Acquisition
    115               4,898         1,071                                           Acquisition
    116               6,784         2,969                                           Acquisition
    117              15,413           652                                            Refinance
    118              11,625         4,206                                            Refinance
    119               6,473           846                                           Acquisition
    120                                                                             Acquisition
    121                                                                             Acquisition
    122              11,024         2,862                                            Refinance
    123               7,199         1,577                                            Refinance
    124               8,973                                                          Refinance
    125              14,424                                                          Refinance
    126               4,431                                                          Refinance
    127              13,636                                                          Refinance
    128              21,179         8,699                                            Refinance
    129                                                                              Refinance
    130              10,166           791                                           Acquisition
    131              25,531         3,509                                           Acquisition
    132              10,406         5,017                                            Refinance
  132.01
  132.02
    133               9,322           776                                            Refinance
    134              11,671                                                          Refinance
    135              16,781                                                          Refinance
    136                                                                             Acquisition
    137              10,416                                                         Acquisition
    138              11,166           914                                            Refinance
    139              13,279           863                                           Acquisition
    140               6,419         3,293                                            Refinance
    141               8,247         3,562                                            Refinance
    142               5,917         2,360                                            Refinance
    143              12,820         4,914                                            Refinance
    144               6,556         1,239                                            Refinance
    145                                                                              Refinance
    146              14,397         3,503                                             Various
  146.01
  146.02
    147               6,006           653                                            Refinance
    148                                                                             Acquisition
    149               3,607                                                          Refinance
    150              10,410           482                                           Acquisition
    151               8,610         2,445                                            Refinance
    152               3,680         2,934                                            Refinance
    153               8,547                                                          Refinance
    154               7,874         2,851                                           Acquisition
    155               6,428                                                          Refinance
    156               6,635         3,167                                            Refinance
    157               9,972         2,355                                           Acquisition
    158               2,332           936                                           Acquisition
    159               7,062         4,023                                            Refinance
    160               7,583           612                                            Refinance
  160.01
  160.02
    161                                                                              Refinance
    162                                                                              Refinance
    163                 460         5,265                                            Refinance
    164                                                                             Acquisition
    165               4,631           905                                            Refinance
    166                                                                             Acquisition
    167                                                                             Acquisition
    168               2,583         2,046                                            Refinance
    169               7,908         9,967                                            Refinance
    170               4,150         2,375                                           Acquisition
    171               7,528                                                          Refinance
    172              14,226         1,239                                            Refinance
    173               3,516           882                                            Refinance
    174               2,831         1,037                                           Acquisition
  174.01
  174.02
    175               7,434         2,269                                           Acquisition
    176               8,280         3,131                                            Refinance
    177              12,592         3,235                                            Refinance
    178               4,597           680                                            Refinance
    179              10,110         2,100                                           Acquisition
    180               6,020           827                                           Acquisition
    181               5,287           777                                            Refinance
    182               6,635         1,558                                            Refinance
    183              15,846         2,075                                            Refinance
    184               5,423         1,407                                            Refinance
    185              12,830        15,556                                            Refinance
    186              11,802         7,064                                            Refinance
    187               8,277         2,953                                            Refinance
    188               5,211                                                          Refinance
    189                 981         1,925                                            Refinance
    190               2,127         1,960                                            Refinance
    191               2,719         1,545                                            Refinance
    192               2,098           683                                            Refinance
    193               3,592         1,050                                            Refinance
    194               6,825           587                                            Refinance
    195               5,105         8,379                                           Acquisition
    196               4,482           720                                           Acquisition
    197               3,336                                                          Refinance
    198               4,584         1,962                                           Acquisition
    199               7,854         1,009                                           Acquisition
    200               1,383           262                                           Acquisition
    201               4,746           536                                            Refinance
    202               4,182         1,332                                            Refinance
    203               7,936         1,980                                           Acquisition
    204               5,107           788                                            Refinance
    205               7,560           374                                            Refinance
    206               4,793                                                          Refinance
    207               1,241         1,013                                            Refinance
    208               5,601           814                                            Refinance
    209                                                                              Refinance
    210               5,114         1,500                                            Refinance
    211               3,249         1,074                                            Refinance
    212               5,547         1,079                                            Refinance
    213               7,831         3,215                                            Refinance
    214               4,555           522                                           Acquisition
    215               6,494           465                                            Refinance
    216               4,838           997                                           Acquisition
    217               4,223           819                                            Refinance
    218               2,777           830                                            Refinance
    219               7,392                                                          Refinance
    220                 667           467                                      Construction Take-Out
    221               2,697           875                                            Refinance
    222               3,748           814                                            Refinance
  222.01
  222.02
  222.03
  222.04
  222.05
    223               3,302         1,262                                            Refinance
    224               4,362         1,438                                            Refinance
    225               3,619         2,639                                           Acquisition
                      3,566           495                                            Refinance
    226               2,687           413                                            Refinance
    227                 879            82                                            Refinance
    228                                                                              Refinance
    229                                                                              Refinance
    230               5,169           349                                           Acquisition
    231                                                                              Refinance
    232               2,234           823                                           Acquisition
    233               2,399         2,019                                           Acquisition
    234               2,275           513                                           Acquisition
    235               2,529           844                                            Refinance
    236               3,446                                                          Refinance
    237               4,460           801                                            Refinance
    238              10,269           904                                            Refinance
    239               2,399         2,080                                           Acquisition
    240                 912           428                                           Acquisition
    241               3,313           576                                            Refinance
    242                                                                              Refinance
    243               3,889           772                                           Acquisition
    244               5,062         1,941                                            Refinance
    245               4,462           835                                            Refinance
    246               5,329           752                                            Refinance
    247                 826           763                                            Refinance
    248               3,000           286                                            Refinance
    249                                                                             Acquisition
    250                 756         1,246                                            Refinance
    251                                                                             Acquisition
    252               3,787           272                                           Acquisition
    253               2,076                                                          Refinance
    254               6,221           506                                            Refinance
    255               5,621         8,526                                            Refinance
    256                 901         1,096                                            Refinance
    257               2,043           330                                            Refinance
    258               3,701           442                                           Acquisition
    259               4,858         1,167                                      Construction Take-Out
    260               1,157           458                                            Refinance
    261               5,541           575                                           Acquisition
    262               2,271           224                                           Acquisition
    263               1,571           357                                            Refinance
    264                 359           226                                      Construction Take-Out
    265               1,265           185                                            Refinance
    266                 861           506                                           Acquisition
    267                                                                             Acquisition
    268               3,000           500                                            Refinance
    269               3,615           275                                           Acquisition
    270               2,306           163                                           Acquisition
    271               2,107           401                                           Acquisition
    272                 782           474                                            Refinance
    273                 556           204                                            Refinance
    274                                                                              Refinance
    275               1,316           630                                           Acquisition
    276               1,156           482                                           Acquisition
    277               1,204           498                                           Acquisition

                     CROSSED        RELATED                                              YEAR       TOTAL SF/UNITS/
  LOAN #              LOAN          BORROWER       TITLE TYPE          YEAR BUILT      RENOVATED    ROOMS/PADS(18)
----------------------------------------------------------------------------------------------------------------------

     1                                             Fee                   1943            1996             4,238
     2                                             Fee/Leasehold         1965             Various     1,367,594
   2.01                                            Fee                   1965            1984           683,151
   2.02                                            Leasehold             1965            1999           684,443
                                                   Fee                 Various            Various     2,083,585
     3               Yes              Yes (3)      Fee                   1984                           629,040
     4               Yes              Yes (3)      Fee                 Various            Various       611,964
   4.01                                            Fee                   1980            1981           357,626
   4.02                                            Fee                   1974                           254,338
     5               Yes              Yes (3)      Fee                   2000                           205,402
     6               Yes              Yes (3)      Fee                   1985                           296,624
     7               Yes              Yes (3)      Fee                   1986                           254,448
     8               Yes              Yes (3)      Fee                   1986                            86,107
     9                                Yes (2)      Fee                   1996            2006           416,081
    10                                Yes (2)      Fee                   2006                           425,965
    11                                             Fee                   1993            2004           665,487
    12                                             Fee                 Various            Various       303,059
   12.01                                           Fee                   2005                            28,851
   12.02                                           Fee                   2001                            33,634
   12.03                                           Fee                   1990                            58,544
   12.04                                           Fee                   1800            1999            21,731
   12.05                                           Fee                   2001                            25,485
   12.06                                           Fee                   1930            1999            22,702
   12.07                                           Fee                   1888            2004            11,032
   12.08                                           Fee                   1850            2000            12,095
   12.09                                           Fee                   2001                            15,668
   12.10                                           Fee                   2001                            13,371
   12.11                                           Fee                   1850            1998             9,757
   12.12                                           Fee                   1887            1999            11,787
   12.13                                           Fee                   1850            2005             6,500
   12.14                                           Fee                   2001                             9,730
   12.15                                           Fee                   1796            1997             6,600
   12.16                                           Fee                   1962                             9,165
   12.17                                           Fee                   1800            1996             1,250
   12.18                                           Fee                   1850            2006             5,157
    13                                             Fee                 Various            Various         1,103
   13.01                                           Fee                   2005                                96
   13.02                                           Fee                   1999                                76
   13.03                                           Fee                   2003                                76
   13.04                                           Fee                   1994            2005                93
   13.05                                           Fee                   1998            2005                80
   13.06                                           Fee                   1998                                76
   13.07                                           Fee                   1999                                60
   13.08                                           Fee                   1987            1999                98
   13.09                                           Fee                   1997                                65
   13.10                                           Fee                   1999                                65
   13.11                                           Fee                   2004                                73
   13.12                                           Fee                   1998                                66
   13.13                                           Fee                   1995                                62
   13.14                                           Fee                   2000                                66
   13.15                                           Fee                   1994                                51
    14                                Yes (1)      Fee                   1995                           345,708
    15                                Yes (1)      Fee                   1989                           333,679
    16                                Yes (7)      Fee                   1968            1980           555,945
    17                                             Fee                   1977            1993           834,165
    18                                Yes (2)      Fee                   1972            2005           822,776
    19                                             Fee                   1977            2001           163,005
    20                                Yes (1)      Fee                   1985                           208,660
    21                                Yes (1)      Fee                   2003                           114,733
    22                                             Fee                   1973            2004           417,631
    23                                             Leasehold             1996                               250
    24                                             Fee                   2000            2002               390
    25                                             Fee                   2006                           169,460
    26                                             Fee                   1990                           184,196
    27                                             Fee                   1997            2001           171,802
    28                                             Fee                   2001                               312
    29                                Yes (1)      Fee                   1961            1978           195,936
    30                                             Fee                   1990                           481,010
    31                                Yes (9)      Fee                   2001                           199,435
    32                                Yes (1)      Fee                   1988            2005           217,535
    33                                Yes (1)      Fee                   1960            2004           199,937
    34                                Yes (1)      Fee                   1992            1999           168,264
    35                                             Fee                   1980            2005               230
    36                                             Fee                   1990            2006               409
    37                                Yes (1)      Fee                   1957            1980           163,975
    38                                Yes (5)      Fee/Leasehold         1970            2005               105
    39                                Yes (1)      Fee                   1982                           185,247
    40                                             Fee                   1980            2005           257,168
    41                                Yes (5)      Fee                   2001            2006               121
    42                                Yes (5)      Fee                   1927            2006               146
    43                                             Fee                   1982            2005           270,332
    44                                Yes (1)      Fee                   1992                           126,103
    45                                             Fee                   1999-2002                      273,394
    46                                Yes (1)      Fee                   1997                           154,020
    47                                             Fee                   2006                               280
    48                               Yes (10)      Fee                   1996                               322
    49                                Yes (1)      Fee                   1964            1996           149,107
    50                                             Fee                   2005                               162
    51                                Yes (4)      Fee                   1999                            74,060
    52                                Yes (1)      Fee                   1993                           104,363
    53                                             Fee                 Various                          160,345
   53.01                                           Fee                   1982                            94,571
   53.02                                           Fee                   1963                            33,137
   53.03                                           Fee                   1977                            32,637
    54                                Yes (4)      Fee                 Various                           63,996
   54.01                                           Fee                   1999                            43,901
   54.02                                           Fee                   2003                            20,095
    55                                             Fee                   2001                           108,517
    56                               Yes (13)      Fee                   2001            2006           197,054
    57                                Yes (4)      Fee                   1998            2005            81,673
    58                                             Fee                 Various                          177,818
   58.01                                           Fee                   2000                           105,198
   58.02                                           Fee                   2001                            72,620
    59                                             Fee                   1974            2005               180
    60                                             Fee                   1972            2002           265,000
    61                                Yes (1)      Fee                   1968            1989           131,242
    62                                             Fee                   2002                                65
    63                                             Fee                   1926            1994           140,923
    64                                             Fee                   2005                            75,748
    65                                Yes (1)      Fee                   1989                           197,731
    66                                Yes (1)      Fee                   1995            1998            96,671
    67                                Yes (7)      Fee                   1963            1970           279,487
    68                                Yes (1)      Fee/Leasehold         1986                           231,376
    69                               Yes (14)      Fee                   1988                           132,048
    70                                             Fee                   2005                            66,947
    71                                Yes (1)      Fee                   1987                            95,255
    72                                Yes (1)      Fee                   1991            2002           113,488
    73                               Yes (10)      Fee                   2000                               228
    74                                Yes (1)      Fee                   1987            1993           160,811
    75                                             Fee                 Various            Various    63 / 4,074
   75.01                                           Fee                   1965            2003                22
   75.02                                           Fee                   1950            1998                 9
   75.03                                           Fee                   1999                                 8
   75.04                                           Fee                   1962                                 7
   75.05                                           Fee                   1998                                 4
   75.06                                           Fee                   1957            2003                 9
   75.07                                           Fee                   2004                                 4
   75.08                                           Fee                   1994            2003             4,074
    76                                Yes (4)      Fee                   1998                            58,273
                                                   Fee                 Various            Various           690
    77               Yes             Yes (16)      Fee                   1988            2000               384
    78               Yes             Yes (16)      Fee                   1962                               306
    79                                             Fee                 Various                       321 / 17,600
 Loan Component                                    Fee                   1929                               245
 Loan Component                                    Fee                   1910                                76
 Loan Component                                    Fee                   1900                            17,600
    80                                             Fee                   1982                           216,403
    81                                             Fee                   2006                            55,503
    82                                             Fee                   1987            2004            83,638
    83                                             Fee                   1991            2004           161,775
    84                                             Fee                   2000             Various    152 / 8,850
   84.01                                           Fee                   2000            2005               152
   84.02                                           Fee                   2000                             8,850
    85                                Yes (8)      Fee                   1979            1989           189,000
    86                                             Fee                   1986                           107,920
    87                                Yes (6)      Fee                   2005                           100,046
    88                               Yes (11)      Fee                   2005                               323
    89                                             Fee                 Various            Various       105,786
   89.01                                           Fee                   2000            2003            80,088
   89.02                                           Fee                   2004                            25,698
    90                               Yes (12)      Fee                   2001                               152
    91                               Yes (11)      Fee                   2001                               264
    92                                             Fee                   1988                            64,016
    93                                Yes (6)      Fee                   2003                               125
    94                                             Fee                   1980            1999           177,749
    95                                             Fee                   1993                            89,692
    96                                             Fee                   1970            2002               219
    97                                Yes (1)      Fee                   1995                            69,212
    98                                             Fee                   1974                           158,523
    99                                             Fee                   2004                               248
    100                                            Fee                   2006                               124
    101                               Yes (1)      Fee                   1988                           107,769
    102                                            Fee                   1990                               248
    103                                            Leasehold             1984                            33,325
    104                               Yes (8)      Fee                   1968                            44,031
    105                                            Fee                   1973            2002           170,061
    106                                            Fee                 Various                              176
  106.01                                           Fee                   2002                               104
  106.02                                           Fee                   2000                                24
  106.03                                           Fee                   1998                                16
  106.04                                           Fee                   2005                                16
  106.05                                           Fee                   2005                                 8
  106.06                                           Fee                   1998                                 8
    107                               Yes (6)      Fee                   2003                               121
    108                                            Fee                   1986            1993            47,665
    109                              Yes (12)      Fee                   2005                               103
    110                                            Fee                   1966            2006               141
    111                                            Fee                   1989                           115,000
                                                   Fee                 Various           2006           104,546
    112              Yes             Yes (20)      Fee                   1979            2006            58,904
    113              Yes             Yes (20)      Fee                   1992            2006            45,642
    114                               Yes (1)      Fee                   1976                           105,085
    115                                            Fee                   2000                            86,883
    116                                            Fee                   2002                            35,457
    117                                            Fee                   1920            2005            39,963
    118                              Yes (15)      Fee                   1986            2006               164
    119                                            Fee                   2006                            43,112
    120                                            Fee                   1982            2006            50,695
    121                               Yes (4)      Fee                   1999                            41,816
    122                                            Fee/Leasehold         2006                            40,702
    123                                            Fee                   2004                           111,928
    124                               Yes (6)      Fee                   2000                               116
    125                               Yes (6)      Fee                   2005                            76,253
    126                                            Fee                   1990                            83,273
    127                                            Fee                   1978                               926
    128                                            Fee                   1983            2002               389
    129                                            Fee                   2006                            22,514
    130                              Yes (21)      Fee                   1979                               212
    131                                            Fee                   1989                               202
    132                                            Fee                 Various                          149,989
  132.01                                           Fee                   1985                            73,619
  132.02                                           Fee                   1979                            76,370
    133                                            Fee                   1999                            70,609
    134                               Yes (6)      Fee                   2002                               110
    135                                            Fee                   2003                            24,900
    136                               Yes (1)      Fee                   1990                            98,625
    137                                            Fee                   1917            1994               121
    138                                            Fee                   2001                            50,210
    139                               Yes (9)      Fee                   1997                            94,831
    140                              Yes (17)      Fee                   1972            2002            53,284
    141                                            Fee                   2005                               119
    142                                            Fee                 2005-2006                            140
    143                              Yes (15)      Fee                   1984            2004               176
    144                                            Fee                   1989                                88
    145                                            Fee                   1954            1970           243,388
    146                                            Fee                 Various          Various             264
  146.01                                           Fee                 1979-1984                            149
  146.02                                           Fee                   1971            1982               115
    147                              Yes (18)      Fee                 1913/1930         2000            15,005
    148                                            Fee                   1979                            73,708
    149                                            Fee                   2006                            67,412
    150                               Yes (8)      Fee                   1964                            64,805
    151                                            Fee                   1974            1986           160,391
    152                                            Fee                   1985                               184
    153                              Yes (22)      Fee                   1982            2006            92,008
    154                                            Fee                   1985                            68,102
    155                                            Fee                   1987            1992            54,086
    156                                            Fee                   1973                               108
    157                                            Fee                   1971                            63,335
    158                                            Fee                   1992                            54,841
    159                              Yes (17)      Fee/Leasehold         1984                            65,994
    160                                            Fee                 Various                           47,543
  160.01                                           Fee                   1991                            28,446
  160.02                                           Fee                   1992                            19,097
    161                              Yes (19)      Fee                   1997                           142,000
    162                              Yes (19)      Fee                   1997                           142,000
    163                                            Fee                   1900            2001            74,189
    164                               Yes (1)      Fee                   1999                            38,363
    165                                            Fee                   2006                            13,986
    166                                            Fee                   1985                            62,036
    167                                            Fee                   1965            2001            43,000
    168                              Yes (26)      Fee                   2006                                96
    169                                            Fee                   1973            2004               285
    170                                            Fee                   1974                               166
    171                              Yes (23)      Fee                   1998                            77,540
    172                                            Fee                   2006                            20,000
    173                                            Fee              1931; 1994; 1995                    159,347
    174                                            Fee                 Various                           36,852
  174.01                                           Fee                   2006                            16,852
  174.02                                           Fee                   2002                            20,000
    175                                            Fee                   1986                            35,498
    176                              Yes (18)      Fee                   1940            2002            10,535
    177                              Yes (24)      Fee                   1983                               188
    178                                            Fee                   2005                            81,721
    179                                            Fee                   1999            2001            60,026
    180                                            Fee                   1990                            53,213
    181                                            Fee                 1960-1970         1997               205
    182                                            Fee                   1981                            45,918
    183                                            Fee                   1977            2001               144
    184                                            Fee                   1929            2003                40
    185                                            Fee                   1973                               352
    186                                            Fee                   1939            1999                53
    187                                            Fee                   2004                                47
    188                              Yes (14)      Fee                   1916            2005            39,375
    189                                            Fee                   1866            2005                50
    190                                            Fee                   2001                                75
    191                                            Fee                   2005                            43,040
    192                                            Fee                   1988            2005            18,190
    193                                            Fee                   2004                            71,663
    194                                            Leasehold             2005                            34,754
    195                                            Fee                   1979            2006               147
    196                               Yes (8)      Fee                   1968                            25,226
    197                              Yes (23)      Leasehold             1976                            19,279
    198                                            Fee                   1950            1986            80,309
    199                                            Fee                   2004                            46,609
    200                              Yes (25)      Fee                   2000                            26,550
    201                              Yes (13)      Fee                   2005                                72
    202                                            Fee                   1985                            28,254
    203                                            Fee                   1972            2002               134
    204                                            Fee                   1975                            25,490
    205                                            Fee                   2006                            20,768
    206                              Yes (22)      Fee                   1991            2006            42,630
    207                              Yes (25)      Fee                   1999                            33,480
    208                                            Fee                   2000            2005            95,000
    209                                            Fee                   2004                            16,498
    210                                            Fee                   1999            2004                72
    211                                            Fee                   2006                            26,400
    212                               Yes (8)      Leasehold             1986                            59,150
    213                                            Fee                   1970            1991               160
    214                                            Fee                   1991                            33,006
    215                                            Fee                   1976                             7,506
    216                              Yes (30)      Fee                   1975                               120
    217                                            Fee                   1984            2003            63,632
    218                                            Fee                   2004                            95,825
    219                              Yes (24)      Fee                 2002-2005                         25,812
    220                                            Fee                   2006                            42,000
    221                                            Fee                   2005                            24,543
    222                                            Fee                 Various            Various        53,250
  222.01                                           Fee                   2006                            18,150
  222.02                                           Fee                   1999                             8,000
  222.03                                           Fee                   2003                             7,000
  222.04                                           Fee                   1960            1994            16,000
  222.05                                           Fee                   1998                             4,100
    223                                            Fee                   2006                                50
    224                                            Fee                   2006                            31,769
    225                                            Fee                   1983            2003            65,675
                                                   Fee                 Various                           29,968
    226              Yes             Yes (31)      Fee                   1995                            21,930
    227              Yes             Yes (31)      Fee                   2000                             8,038
    228                                            Fee                   1969            2003            18,751
    229                                            Fee                   1968            2006            30,000
    230                              Yes (27)      Fee                   1979                            18,784
    231                                            Fee                   1975            1987            46,414
    232                                            Fee                   2006                            21,000
    233                              Yes (28)      Fee                   1981                               148
    234                              Yes (29)      Fee                   2006                            12,800
    235                                            Fee                   1985            2006            27,071
    236                                            Fee                   2005                            74,450
    237                                            Fee                   1981            1989            30,046
    238                                            Fee                   2004                            45,035
    239                              Yes (28)      Fee                   1970                               146
    240                              Yes (21)      Fee                   1963                                61
    241                                            Fee                   2006                                24
    242                                            Fee                   1989                            26,338
    243                                            Fee                   1981                            15,624
    244                                            Fee                   1928                                42
    245                                            Fee                1982 / 1983                        73,595
    246                                            Fee                   2002                            21,163
    247                                            Fee                   1968                            56,700
    248                                            Fee                   1987                             9,110
    249                                            Fee                   1999                            15,360
    250                                            Fee                   1972                               138
    251                              Yes (29)      Fee                   2006                             7,133
    252                              Yes (27)      Fee                   2005                             8,500
    253                                            Fee                   1985                            40,905
    254                                            Fee                   1984                            34,459
    255                                            Fee                   1961            2005               139
    256                                            Fee                   1973            2002                48
    257                                            Fee                   2006                            10,217
    258                                            Fee                   2006                             7,450
    259                                            Fee                   2004                                70
    260                                            Fee                   2006                             7,456
    261                                            Fee                   1972            2005                30
    262                                            Fee                   2006                            14,000
    263                                            Fee                   1988            2002            13,119
    264                                            Fee                   2006                             5,000
    265                                            Fee                2001 / 2004                        27,900
    266                                            Fee                   1978            2006            17,757
    267                                            Fee                   1984            1993            46,757
    268                                            Fee                   2006                            15,840
    269                                            Fee                   2004                            10,000
    270                              Yes (27)      Fee                   2005                             6,289
    271                                            Fee                   2005                             8,049
    272                              Yes (26)      Fee                   2005                            12,100
    273                              Yes (30)      Fee                   1964                                20
    274                                            Fee                   1966            1999             7,241
    275                                            Fee                   1978            1983            58,340
    276                                            Fee                   1965            2004                30
    277                                            Fee                   1977                            28,950

                        UNIT OF                          OCCUPANCY            APPRAISED         APPRAISAL                SINGLE
  LOAN #              MEASURE(19)     OCCUPANCY %(20)      DATE         VALUE ($)(9),(10),(21)    DATE(21)       PML %   TENANT
---------------------------------------------------------------------------------------------------------------------------------

     1                   Units            96.58          6/28/2006          1,300,000,000        7/11/2006        15
     2                     SF             87.57          9/1/2006             290,000,000        9/5/2006
   2.01                    SF             94.51          9/1/2006             146,000,000        9/5/2006
   2.02                    SF             80.64          9/1/2006             144,000,000        9/5/2006
                           SF             83.65          Various              292,900,000        Various
     3                     SF             90.99          7/11/2006            116,000,000        8/20/2006
     4                     SF             78.25          8/8/2006              64,100,000        8/7/2006
   4.01                    SF             79.43          8/8/2006              37,400,000        8/7/2006
   4.02                    SF             76.59          8/8/2006              26,700,000        8/7/2006
     5                     SF             87.54          7/25/2006             36,000,000        8/15/2006
     6                     SF             82.26          8/8/2006              35,400,000        8/7/2006
     7                     SF             71.45          7/25/2006             29,300,000        8/1/2008
     8                     SF            100.00          7/25/2006             12,100,000        8/15/2009
     9                     SF             79.50          10/3/2006            280,000,000        8/28/2006
    10                     SF             79.22          10/25/2006           177,500,000        12/1/2006
    11                     SF             89.13          10/3/2006            159,000,000        10/1/2006
    12                     SF             74.50          10/1/2006            196,266,000        8/30/2006
   12.01                   SF             98.06          10/1/2006             18,734,000        8/30/2006
   12.02                   SF             64.05          10/1/2006             24,755,000        8/30/2006
   12.03                   SF             27.43          10/1/2006             24,263,000        8/30/2006
   12.04                   SF            100.00          10/1/2006             15,132,000        8/30/2006
   12.05                   SF             74.13          10/1/2006             15,697,000        8/30/2006
   12.06                   SF            100.00          10/1/2006             12,842,000        8/30/2006                  Yes
   12.07                   SF            100.00          10/1/2006              9,065,000        8/30/2006
   12.08                   SF            100.00          10/1/2006             10,976,000        8/30/2006                  Yes
   12.09                   SF             72.15          10/1/2006             11,000,000        8/30/2006                  Yes
   12.10                   SF            100.00          10/1/2006              8,076,000        8/30/2006
   12.11                   SF            100.00          10/1/2006             10,535,000        8/30/2006
   12.12                   SF             93.68          10/1/2006              8,250,000        8/30/2006
   12.13                   SF            100.00          10/1/2006              8,240,000        8/30/2006                  Yes
   12.14                   SF             78.45          10/1/2006              5,063,000        8/30/2006
   12.15                   SF            100.00          10/1/2006              5,285,000        8/30/2006
   12.16                   SF             65.14          10/1/2006              3,723,000        8/30/2006                  Yes
   12.17                   SF            100.00          10/1/2006              2,310,000        8/30/2006                  Yes
   12.18                   SF              0.00          10/1/2006              2,320,000        8/30/2006
    13                   Rooms            52.74          7/31/2006             90,000,000        Various
   13.01                 Rooms            50.10          7/31/2006             11,500,000        8/24/2006
   13.02                 Rooms            73.90          7/31/2006              8,400,000        8/24/2006
   13.03                 Rooms            70.10          7/31/2006              8,100,000        8/23/2006
   13.04                 Rooms            48.00          7/31/2006              7,800,000        8/24/2006
   13.05                 Rooms            58.10          7/31/2006              8,000,000        8/24/2006
   13.06                 Rooms            59.50          7/31/2006              6,700,000        8/24/2006
   13.07                 Rooms            58.30          7/31/2006              6,600,000        8/24/2006
   13.08                 Rooms            33.80          7/31/2006              6,600,000        8/24/2006
   13.09                 Rooms            57.80          7/31/2006              4,500,000        8/24/2006
   13.10                 Rooms            52.10          7/31/2006              4,400,000        8/23/2006
   13.11                 Rooms            50.40          7/31/2006              4,400,000        8/23/2006
   13.12                 Rooms            45.20          7/31/2006              3,800,000        8/24/2006
   13.13                 Rooms            32.10          7/31/2006              3,600,000        8/24/2006
   13.14                 Rooms            53.80          7/31/2006              3,400,000        8/23/2006
   13.15                 Rooms            51.50          7/31/2006              2,200,000        8/24/2006
    14                     SF             98.55          10/3/2006             91,500,000        10/1/2006        11
    15                     SF             91.57          10/3/2006             78,000,000        10/1/2006
    16                     SF             91.20          10/1/2006             64,000,000        9/1/2006
    17                     SF             91.01          8/10/2006            119,500,000        9/27/2006
    18                     SF             89.23          8/10/2006             58,500,000        7/21/2006
    19                     SF             94.88          10/1/2006             58,500,000        9/19/2006        18
    20                     SF             99.42          10/3/2006             70,750,000        10/1/2006        15
    21                     SF            100.00          10/3/2006             69,000,000        10/1/2006        14
    22                     SF             94.52          9/30/2006             54,050,000        6/21/2006
    23                   Rooms            74.30          8/31/2006             57,400,000        7/6/2006
    24                   Units            92.82          10/3/2006             51,800,000        10/31/2006
    25                     SF             97.05          10/20/2006            56,300,000        10/1/2006
    26                     SF             98.81          11/15/2005            50,000,000        8/12/2005        16
    27                     SF             99.58          8/1/2006              53,500,000        8/10/2006        15
    28                   Units            98.40          8/30/2006             42,500,000        8/2/2006
    29                     SF             99.97          10/3/2006             54,200,000        10/1/2006        17
    30                     SF             96.30          7/31/2006             44,000,000        3/19/2006
    31                     SF             98.45          7/1/2006              42,700,000        5/15/2006
    32                     SF             94.78          10/3/2006             44,300,000        10/1/2006        7
    33                     SF             98.00          10/3/2006             43,000,000        10/1/2006        10
    34                     SF             98.58          10/3/2006             37,200,000        10/1/2006        12
    35                   Rooms            70.84          9/30/2006             41,200,000        10/3/2006        18
    36                   Units            97.31          7/24/2006             33,800,000        6/21/2006
    37                     SF             98.51          10/3/2006             37,250,000        10/1/2006        19
    38                   Rooms            77.60          6/30/2006             37,300,000        8/9/2006
    39                     SF             97.23          10/3/2006             42,100,000        10/1/2006        12
    40                     SF             90.11          10/16/2006            33,000,000        8/1/2006
    41                   Rooms            77.70          6/30/2006             35,800,000        8/8/2006
    42                   Rooms            84.80          6/30/2006             36,900,000        8/11/2006
    43                     SF             93.64          11/15/2006            29,400,000        9/20/2006
    44                     SF             99.28          10/3/2006             38,000,000        10/1/2006        16
    45                     SF             88.30          9/5/2006              36,290,000        7/20/2006
    46                     SF            100.00          10/3/2006             40,000,000        10/1/2006        15
    47                   Units            86.80          7/12/2006             29,500,000        7/1/2007
    48                   Units            95.00          7/26/2006             29,000,000        9/19/2006
    49                     SF             96.98          10/3/2006             35,750,000        10/1/2006        18
    50                   Rooms            72.46          9/30/2006             31,850,000        10/15/2006       13
    51                     SF            100.00          8/10/2006             30,600,000        9/1/2006         14        Yes
    52                     SF            100.00          10/3/2006             37,600,000        10/1/2006        14
    53                     SF             90.52          9/11/2006             30,800,000        5/26/2006      Various
   53.01                   SF             85.75          9/11/2006             19,200,000        5/26/2006        17
   53.02                   SF             98.55          9/11/2006              5,700,000        5/26/2006        18
   53.03                   SF             96.17          9/11/2006              5,900,000        5/26/2006        16
    54                     SF            100.00          8/10/2006             30,000,000        9/1/2006                   Yes
   54.01                   SF            100.00          8/10/2006             18,800,000        9/1/2006                   Yes
   54.02                   SF            100.00          8/10/2006             11,200,000        9/1/2006                   Yes
    55                     SF             97.80          10/19/2006            30,800,000        10/24/2006       16
    56                     SF             85.16          11/3/2006             27,100,000        10/4/2006
    57                     SF            100.00          8/10/2006             28,300,000        9/1/2006                   Yes
    58                     SF             96.52          1/31/2006             26,575,000        2/27/2006                  Various
   58.01                   SF             94.12          1/31/2006             15,375,000        2/27/2006
   58.02                   SF            100.00          1/31/2006             11,200,000        2/27/2006                  Yes
    59                   Units            99.44          8/6/2006              31,300,000        5/10/2006        17
    60                     SF            100.00          8/17/2006             25,500,000        8/17/2006                  Yes
    61                     SF            100.00          10/3/2006             29,300,000        10/1/2006        29
    62                   Rooms            86.40          9/30/2006             26,000,000        9/1/2006
    63                     SF             99.28          11/12/2006            25,500,000        9/22/2006        13
    64                     SF             90.57          3/31/2006             33,500,000        5/4/2006         15
    65                     SF             93.48          10/6/2006             23,300,000        9/3/2006
    66                     SF             94.26          10/3/2006             27,000,000        10/1/2006        8
    67                     SF             77.74          11/1/2006             25,000,000        9/1/2006
    68                     SF            100.00          10/3/2006             26,000,000        10/1/2006        16
    69                     SF            100.00          10/12/2006            22,600,000        9/13/2006        16
    70                     SF             83.81          11/13/2006            22,000,000        8/1/2006
    71                     SF             97.16          10/3/2006             26,000,000        10/1/2006        18
    72                     SF            100.00          10/3/2006             24,500,000        10/1/2006        12
    73                   Units            94.30          10/13/2006            21,000,000        5/5/2006
    74                     SF             97.20          10/3/2006             26,000,000        10/1/2006        8
    75                    Units / SF     100.00          8/8/2006              21,135,000        5/24/2006
   75.01                 Units           100.00          8/8/2006               4,870,000        5/24/2006
   75.02                 Units           100.00          8/8/2006               3,530,000        5/24/2006
   75.03                 Units           100.00          8/8/2006               3,750,000        5/24/2006
   75.04                 Units           100.00          8/8/2006               2,370,000        5/24/2006
   75.05                 Units           100.00          8/8/2006               2,560,000        5/24/2006
   75.06                 Units           100.00          8/8/2006               1,440,000        5/24/2006
   75.07                 Units           100.00          8/8/2006               1,810,000        5/24/2006
   75.08                   SF            100.00          8/8/2006                 805,000        5/24/2006                  Yes
    76                     SF            100.00          8/10/2006             23,400,000        9/1/2006                   Yes
                          Pads            80.00          Various               25,080,000        Various
    77                    Pads            87.50          6/30/2006             16,150,000        5/11/2006
    78                    Pads            70.59          7/31/2006              8,930,000        5/12/2006
    79                    Units / SF    Various          Various               20,390,000        7/11/2006
  Loan Component         Units            93.88          10/17/2006            15,440,000        7/11/2006
  Loan Component         Units            96.05          8/30/2006              3,150,000        7/11/2006
  Loan Component           SF            100.00          8/29/2006              1,800,000        7/11/2006
    80                     SF             80.12          9/1/2006              20,300,000        6/28/2006
    81                     SF             83.03          8/3/2006              21,500,000        11/1/2006
    82                     SF             96.41          8/23/2006             23,500,000        8/15/2006        13
    83                     SF             86.57          9/12/2006             19,900,000        9/18/2006
    84                    Units / SF    Various          Various               19,160,000        5/19/2006
   84.01                 Units            83.55          8/15/2006             17,170,000        5/19/2006
   84.02                   SF            100.00          7/10/2006              1,990,000        5/19/2006                  Yes
    85                     SF            100.00          9/25/2006             19,900,000        8/29/2006                  Yes
    86                     SF            100.00          9/15/2006             20,500,000        9/5/2006
    87                     SF             94.60          10/5/2006             19,000,000        8/28/2006
    88                   Units            92.90          9/27/2006             23,900,000        5/9/2006
    89                     SF            100.00          5/1/2006              21,900,000        1/12/2006                  Yes
   89.01                   SF            100.00          5/1/2006              14,200,000        1/12/2006                  Yes
   89.02                   SF            100.00          5/1/2006               7,700,000        1/12/2006                  Yes
    90                   Rooms            78.66          8/31/2006             21,800,000        8/14/2006
    91                   Units            96.20          8/7/2006              22,500,000        7/11/2006
    92                     SF            100.00          6/1/2006              20,600,000        6/15/2006        16
    93                   Rooms            77.51          3/31/2006             19,300,000        5/18/2006
    94                     SF            100.00          9/26/2006             22,000,000        9/11/2006      12, 19      Yes
    95                     SF             96.66          8/31/2006             19,860,000        9/1/2006         8
    96                   Units            96.80          9/18/2006             17,750,000        9/5/2006
    97                     SF             73.37          10/3/2006             18,000,000        10/1/2006        12
    98                     SF             95.69          9/1/2006              19,500,000        6/5/2006         19
    99                   Units            89.92          10/11/2006            22,200,000        3/10/2006
    100                  Rooms            68.98          9/29/2006             20,400,000        9/29/2006
    101                    SF            100.00          10/3/2006             21,500,000        10/1/2006        16
    102                  Units            90.32          10/2/2006             19,000,000        9/17/2006
    103                    SF             89.09          11/1/2006             20,500,000        10/19/2006       17
    104                    SF             93.03          8/2/2006              17,000,000        4/21/2006        18
    105                    SF            100.00          8/29/2006             16,500,000        9/8/2006
    106                  Units            95.45          8/8/2006              15,480,000        5/10/2006        11
  106.01                 Units            96.15          8/8/2006               9,120,000        5/10/2006        11
  106.02                 Units            95.83          8/8/2006               2,100,000        5/10/2006        11
  106.03                 Units           100.00          8/8/2006               1,380,000        5/10/2006        11
  106.04                 Units            93.75          8/8/2006               1,440,000        5/10/2006        11
  106.05                 Units            87.50          8/8/2006                 730,000        5/10/2006        11
  106.06                 Units            87.50          8/8/2006                 710,000        5/10/2006        11
    107                  Rooms            76.68          3/31/2006             16,800,000        5/17/2006
    108                    SF            100.00          8/4/2006              21,000,000        8/8/2006         16
    109                  Rooms            81.25          8/31/2006             16,300,000        8/11/2006
    110                  Rooms            78.72          9/30/2006             34,300,000        10/2/2006        14
    111                    SF            100.00          7/31/2006             17,200,000        8/30/2006        18        Yes
                           SF            100.00          6/2/2006              17,200,000        6/17/2006      Various
    112                    SF            100.00          6/2/2006              10,000,000        6/17/2006        18        Yes
    113                    SF            100.00          6/2/2006               7,200,000        6/17/2006        15        Yes
    114                    SF             96.19          10/3/2006             17,500,000        10/1/2006        12
    115                    SF            100.00          9/25/2006             15,100,000        9/20/2006
    116                    SF            100.00          8/11/2006             14,700,000        6/13/2006
    117                    SF            100.00          8/1/2006              18,000,000        8/15/2006
    118                  Rooms            78.68          5/31/2006             15,700,000        7/1/2006         17
    119                    SF             92.68          10/24/2006            13,950,000        12/1/2006
    120                    SF             90.91          8/11/2006             20,000,000        8/3/2006
    121                    SF            100.00          8/10/2006             14,600,000        9/1/2006                   Yes
    122                    SF            100.00          6/13/2006             13,000,000        5/29/2006
    123                    SF             96.07          8/10/2006             12,700,000        8/31/2006        14
    124                  Rooms            76.87          3/31/2006             13,300,000        5/18/2006
    125                    SF             96.07          8/24/2006             12,000,000        8/28/2006
    126                    SF            100.00          10/10/2006            12,300,000        7/6/2006         16
    127                  Units            76.50          9/12/2006             13,300,000        8/23/2006
    128                  Units            90.23          7/1/2006              12,300,000        8/8/2006
    129                    SF            100.00          10/24/2006            11,375,000        9/26/2006
    130                   Pads            99.06          9/9/2006              11,820,000        7/10/2006        10
    131                  Units            94.55          7/19/2006             12,000,000        8/1/2007
    132                    SF             86.73          9/1/2006              11,650,000        6/2/2005
  132.01                   SF             78.13          9/1/2006               6,350,000        6/2/2005
  132.02                   SF             95.02          9/1/2006               5,300,000        6/2/2005
    133                    SF            100.00          7/20/2006             11,000,000        7/18/2006
    134                  Rooms            73.01          3/31/2006             11,800,000        5/16/2006
    135                    SF             94.03          8/28/2006             10,980,000        7/27/2006
    136                    SF             92.29          10/3/2006             17,400,000        10/1/2006        8
    137                  Units            98.35          7/20/2006             11,600,000        7/24/2006
    138                    SF             90.95          11/13/2006            10,800,000        10/4/2006
    139                    SF            100.00          9/1/2006              12,100,000        3/31/2007
    140                    SF            100.00          9/6/2006              14,100,000        7/13/2006        15
    141                  Rooms            67.86          9/30/2006             11,300,000        9/11/2006
    142                  Units            66.43          7/12/2006              9,600,000        5/22/2006
    143                  Rooms            78.70          5/31/2006             11,900,000        7/1/2006         18
    144                  Units            97.73          9/5/2006              13,800,000        8/22/2006        12
    145                    SF            100.00          2/24/1998             11,500,000        8/8/2006                   Yes
    146                  Units            93.60          Various               11,400,000        9/11/2006
  146.01                 Units            96.60          9/30/2006              6,100,000        9/11/2006
  146.02                 Units            89.60          9/20/2006              5,300,000        9/11/2006
    147                    SF            100.00          7/18/2006             15,550,000        7/20/2006        15
    148                    SF            100.00          9/27/2006             11,700,000        3/28/2006        18
    149                    SF             87.38          8/23/2006             10,600,000        8/27/2006
    150                    SF            100.00          10/17/2006            11,450,000        8/7/2006         18
    151                    SF             77.07          9/12/2006             11,400,000        8/24/2006      17; 19
    152                  Units            91.85          8/31/2006              9,200,000        9/20/2006
    153                    SF            100.00          8/3/2006              15,950,000        8/1/2006         15
    154                    SF            100.00          7/20/2006              8,900,000        8/4/2006
    155                    SF            100.00          6/1/2006              11,100,000        3/20/2006        17
    156                  Units            90.74          8/23/2006             14,200,000        8/30/2006        15
    157                    SF             81.83          8/8/2006               8,600,000        7/18/2006
    158                    SF            100.00          7/31/2006              8,650,000        8/2/2006
    159                    SF             98.77          9/6/2006              14,000,000        7/13/2006        15
    160                    SF             91.95          9/1/2006               8,700,000        9/21/2006
  160.01                   SF             86.54          9/1/2006               5,200,000        9/21/2006
  160.02                   SF            100.00          9/1/2006               3,500,000        9/21/2006
    161                    SF            100.00          9/7/2006              11,000,000        7/28/2006                  Yes
    162                    SF            100.00          9/7/2006              11,300,000        7/28/2006                  Yes
    163                    SF             70.21          7/1/2006              14,200,000        8/7/2006         18
    164                    SF             98.33          10/3/2006              9,300,000        10/1/2006        8
    165                    SF             84.99          11/8/2006             11,400,000        9/1/2006         12
    166                    SF            100.00          6/30/2006             12,700,000        7/14/2006        18
    167                    SF            100.00          9/11/2006              7,650,000        7/13/2006                  Yes
    168                  Units           100.00          10/5/2006              8,200,000        9/21/2006
    169                  Units            89.80          8/23/2006              8,000,000        8/18/2006
    170                  Units            95.78          6/28/2006              8,545,000        3/23/2006
    171                    SF             97.16          6/30/2006              9,000,000        5/23/2006
    172                    SF            100.00          10/27/2006             7,475,000        9/1/2006                   Yes
    173                    SF               NAP              NAP               11,700,000        8/23/2006
    174                    SF             78.57          9/1/2006              10,450,000        9/8/2006
  174.01                   SF             53.15          9/1/2006               6,150,000        9/8/2006
  174.02                   SF            100.00          9/1/2006               4,300,000        9/8/2006
    175                    SF            100.00          8/11/2006              7,200,000        7/26/2006
    176                    SF            100.00          7/18/2006              9,900,000        7/25/2006
    177                  Units            94.10          8/16/2006              7,500,000        4/26/2006
    178                    SF             75.64          8/28/2006              7,000,000        8/28/2006
    179                    SF             89.36          7/25/2006              7,000,000        7/21/2006
    180                    SF             98.11          7/31/2006              7,200,000        8/24/2006
    181                   Pads            94.12          5/31/2006              7,500,000        7/10/2006
    182                    SF            100.00          4/26/2006              7,500,000        4/21/2006        15
    183                  Units            95.80          8/24/2006              7,100,000        8/24/2006
    184                  Units           100.00          10/1/2006              6,900,000        8/23/2006
    185                  Units            92.33          7/14/2006              9,000,000        7/19/2006
    186                  Rooms            76.12          5/31/2006             14,300,000        7/28/2006
    187                  Units           100.00          10/2/2006              7,200,000        10/13/2006
    188                    SF             70.43          8/16/2006              7,000,000        8/1/2006         17
    189                  Units            96.00          10/12/2006             6,600,000        9/1/2006
    190                  Rooms            74.89          7/31/2006              7,000,000        8/1/2006
    191                    SF             75.37          6/30/2006              6,050,000        7/19/2006
    192                    SF            100.00          7/31/2006              6,400,000        8/23/2006
    193                    SF             71.40          6/26/2006              6,260,000        9/20/2006        11
    194                    SF            100.00          7/19/2006              6,700,000        5/8/2006         14
    195                  Rooms            61.80          9/30/2006              6,000,000        9/20/2006
    196                    SF             92.39          8/2/2006               7,600,000        4/21/2006        19
    197                    SF             96.08          7/5/2006               5,530,000        5/17/2006        15
    198                    SF            100.00          6/15/2006              5,600,000        4/24/2006        11
    199                    SF             76.29          6/12/2006              7,400,000        5/15/2006
    200                    SF            100.00          9/30/2006              5,275,000        9/12/2006
    201                  Units            81.94          10/5/2006              6,500,000        9/19/2006
    202                    SF            100.00          7/26/2006              5,900,000        9/13/2006        15
    203                  Units            97.01          9/21/2006              5,000,000        9/26/2006
    204                    SF            100.00          8/2/2006               5,600,000        7/21/2006
    205                    SF             82.13          5/31/2006              7,030,000        7/7/2006         15
    206                    SF            100.00          8/15/2006              9,200,000        8/1/2006         16        Yes
    207                    SF            100.00          10/4/2006              5,900,000        9/12/2006
    208                    SF             67.47          4/30/2006              6,060,000        2/22/2006
    209                    SF            100.00          7/21/2006              6,000,000        9/1/2006         10
    210                  Rooms            63.72          6/30/2006              5,500,000        7/27/2006
    211                    SF             89.77          10/10/2006             5,350,000        9/9/2006
    212                    SF            100.00          6/13/2006              8,300,000        6/28/2006        14
    213                  Units            96.25          6/30/2006              4,880,000        7/6/2006
    214                    SF             79.74          8/16/2006              6,100,000        8/8/2006         15
    215                    SF            100.00          5/31/2006              5,400,000        7/12/2006        14
    216                  Units            96.67          9/19/2006              5,050,000        9/8/2006
    217                    SF             86.83          7/31/2006              4,820,000        8/17/2006        16
    218                    SF             77.85          8/23/2006              5,600,000        8/18/2006        10
    219                    SF             88.00          10/5/2006              5,800,000        8/24/2006
    220                    SF            100.00          9/29/2006              4,400,000        10/22/2006
    221                    SF             93.59          9/11/2006              4,430,000        8/29/2006
    222                    SF            100.00          9/29/2006              4,775,000        8/25/2006
  222.01                   SF            100.00          9/29/2006              1,275,000        8/25/2006
  222.02                   SF            100.00          9/29/2006              1,225,000        8/25/2006
  222.03                   SF            100.00          9/29/2006                975,000        8/25/2006
  222.04                   SF            100.00          9/29/2006                675,000        8/25/2006
  222.05                   SF            100.00          9/29/2006                625,000        8/25/2006
    223                  Units            93.66          10/5/2006              6,220,000        5/17/2006        10
    224                    SF             82.28          11/12/2006             4,100,000        8/24/2006
    225                    SF             90.11          5/31/2006              4,240,000        8/9/2006
                           SF            100.00           Various               4,530,000        6/26/2006
    226                    SF            100.00          8/24/2006              3,400,000        6/26/2006
    227                    SF            100.00          7/1/2006               1,130,000        6/26/2006
    228                    SF            100.00          7/1/2006               4,030,000        6/1/2006                   Yes
    229                    SF            100.00          9/15/2006              4,125,000        9/15/2006                  Yes
    230                    SF            100.00          8/3/2006               4,000,000        8/21/2006
    231                    SF             84.06          11/1/2006              5,300,000        9/20/2006
    232                    SF            100.00          7/31/2006              3,850,000        8/13/2006
    233                  Units            99.32          5/22/2006              3,800,000        4/17/2006
    234                    SF            100.00          8/23/2006              3,800,000        6/22/2006
    235                    SF             92.98          9/13/2006              3,750,000        8/22/2006
    236                    SF             85.96          7/19/2006              8,680,000        6/23/2006        10
    237                    SF             86.47          8/24/2006              4,200,000        7/28/2006
    238                    SF             79.35          10/4/2006              3,510,000        9/21/2006
    239                  Units            98.63          5/22/2006              3,350,000        4/17/2006
    240                   Pads            98.36          5/12/2006              3,200,000        4/18/2006        12
    241                  Units            66.67          8/15/2006              4,330,000        8/30/2006        16
    242                    SF            100.00          8/18/2006              5,400,000        7/21/2006
    243                    SF            100.00          9/6/2006               3,600,000        9/6/2006
    244                  Units            95.24          8/10/2006              3,900,000        8/17/2006
    245                    SF             89.48          8/31/2006              3,900,000        9/19/2006
    246                    SF            100.00          9/5/2006               3,800,000        10/12/2006
    247                    SF            100.00          1/1/2006               5,800,000        6/15/2006        18
    248                    SF             90.94          10/3/2006              3,470,000        9/22/2006        19
    249                    SF            100.00          8/21/2006              3,680,000        8/22/2006                  Yes
    250                   Pads            91.30          6/30/2006              2,950,000        5/4/2006
    251                    SF            100.00          8/14/2006              3,100,000        6/23/2006                  Yes
    252                    SF            100.00          7/19/2006              2,960,000        7/25/2006
    253                    SF             93.40          8/29/2006              5,100,000        8/25/2006        18
    254                    SF            100.00          8/22/2006              3,050,000        9/6/2006
    255                  Units            84.89          8/31/2006              4,000,000        9/11/2006
    256                  Units           100.00          8/29/2006              2,700,000        9/5/2006
    257                    SF            100.00          8/24/2006              2,680,000        8/15/2006
    258                    SF            100.00          9/20/2006              4,800,000        9/8/2006         14
    259                  Units            95.70          6/6/2006               2,300,000        6/9/2006
    260                    SF             44.94          8/9/2006               2,500,000        8/13/2006
    261                  Units            93.33          6/30/2006              2,530,000        7/27/2006
    262                    SF            100.00          6/1/2006               2,650,000        5/7/2006
    263                    SF            100.00          8/14/2006              2,500,000        8/9/2006
    264                    SF            100.00          8/21/2006              2,300,000        9/15/2006
    265                    SF            100.00          5/15/2006              2,125,000        4/6/2006
    266                    SF             95.00          9/6/2006               2,000,000        8/31/2006
    267                    SF            100.00          9/5/2006               2,200,000        8/24/2006                  Yes
    268                    SF            100.00          9/21/2006              3,120,000        7/5/2006
    269                    SF            100.00          5/31/2006              2,080,000        7/24/2006
    270                    SF            100.00          8/11/2006              1,900,000        8/21/2006
    271                    SF             84.28          9/21/2006              2,325,000        9/1/2006
    272                    SF             78.55          10/31/2006             1,800,000        9/21/2006
    273                  Units           100.00          9/18/2006              1,330,000        9/8/2006
    274                    SF            100.00          10/13/2006             2,800,000        9/11/2006        19        Yes
    275                    SF             87.74          7/1/2006               1,160,000        7/26/2006
    276                  Units           100.00          6/22/2006              1,250,000        8/30/2006
    277                    SF             81.00          8/29/2006              1,025,000        9/11/2006

                                       LARGEST TENANT
                                                                                                 LEASE
  LOAN #                            TENANT NAME                          UNIT SIZE(22)       EXPIRATION(23)
------------------------------------------------------------------------------------------------------------

     1
     2
   2.01             CDW                                                           179,960      5/31/2021
   2.02             Zurich American                                               112,174      4/30/2017

     3              Travelers Indemnity Company                                    97,116      4/30/2011
     4
   4.01             Sears, Roebuck and Co.                                         84,598      11/30/2011
   4.02             National Energy Group                                          25,948      12/31/2007
     5              GE Capital                                                     41,123      11/16/2010
     6              DAVACO                                                         38,714      12/30/2011
     7              Countrywide Financial Corporation                             106,527      7/14/2013
     8              MetLife Insurance Company                                      85,487      7/31/2008
     9              AMC Theatres                                    89,290 (Ground Lease)      12/31/2017
    10              JC Penney                                       98,000 (Ground Lease)      9/30/2026
    11              Linen's N Things                                               35,656      1/31/2015
    12
   12.01            Artifacto (Georgetown Design)                                  16,517      1/31/2016
   12.02            Waterworks Collections                                          7,600      8/31/2016
   12.03            East Banc 300                                                   4,099      9/30/2008
   12.04            Pottery Barn                                                   13,960      1/31/2011
   12.05            Linge Roset                                                     5,091      1/31/2011
   12.06            Baker Furniture                                                22,702      3/31/2009
   12.07            Puma                                                            9,572      5/31/2015
   12.08            Ann Taylor Loft                                                12,095      1/31/2012
   12.09            Gore Dean Antiquest & Collection                               11,304      4/30/2010
   12.10            Relish-Elo, LLC                                                 6,500      6/30/2009
   12.11            Club Monaco                                                     8,000      10/31/2009
   12.12            Sephora                                                         7,209      1/31/2010
   12.13            Levis Store, LLC                                                6,500      1/31/2016
   12.14            M2L                                                             3,413      4/30/2016
   12.15            B.C.B.G.                                                        5,300      12/31/2007
   12.16            CVS Pharmacy                                                    5,970      1/31/2012
   12.17            MAC Cosmetics                                                   1,250      1/31/2011
   12.18
    13
   13.01
   13.02
   13.03
   13.04
   13.05
   13.06
   13.07
   13.08
   13.09
   13.10
   13.11
   13.12
   13.13
   13.14
   13.15
    14              Wal Mart                                       146,000 (Ground Lease)      6/6/2093
    15              Vons                                                           50,661      9/10/2011
    16              Group Health Plan, Inc.                                        50,283      1/31/2008
    17              Sears                                          168,679 (Ground Lease)      6/1/2077
    18              Sears                                          179,000 (Ground Lease)      2/28/2070
    19              Claim Jumper                                                   11,630      4/30/2015
    20              Target                                         100,750 (Ground Lease)      12/1/2055
    21              Century Theatres                                               57,017      7/31/2023
    22              Dillard's                                                      93,270      6/30/2008
    23
    24
    25              Sportsman's Warehouse                                          49,009      6/30/2021
    26              Food 4 Less                                                    53,000      1/5/2015
    27              24 Hour Fitness Center                                         41,175      1/31/2021
    28
    29              Vons                                                           41,430      1/31/2021
    30              Sams Wholesale Club                                           131,408      6/30/2011
    31              LSG Lufthansa                                                 108,306      4/30/2014
    32              Raleys Store                                                   60,114      4/30/2018
    33              Safeway                                                        61,000      9/30/2032
    34              Albertsons                                                     43,440      1/1/2055
    35
    36
    37              T.J. Maxx                                                      31,133      8/31/2011
    38
    39              Ralph's                                                        45,000      7/31/2016
    40              Haverty's Furniture                                            46,746      10/31/2020
    41
    42
    43              The Colonial Company                                           22,199      5/31/2009
    44              Safeway Inc.                                                   52,610      5/31/2014
    45              Five Star Partnership                                           8,041           MTM
    46              Target                                         117,000 (Ground Lease)      12/31/2055
    47
    48
    49              Vons                                                           40,800      11/30/2016
    50
    51              Carmax Auto Superstores, Inc.                                  74,060      8/9/2016
    52              Target                                         112,739 (Ground Lease)      12/31/2050
    53
   53.01            Markus Shepherd                                                14,964      7/31/2010
   53.02            Irwin Mainster                                                  3,789      6/30/2010
   53.03            Bonnie Beegun, & Karen Malkoff-Hatton                           2,407      12/31/2011
    54
   54.01            Carmax Auto Superstores, Inc.                                  43,901      8/9/2016
   54.02            Carmax Auto Superstores, Inc.                                  20,095      8/9/2016
    55              Albertson's                                                    66,167      9/30/2026
    56              Suntrust Bank                                                  10,040      10/30/2022
    57              Carmax Auto Superstores, Inc.                                  81,673      8/9/2016
    58
   58.01            Nationwide Recovery Systems                                    28,380      1/31/2008
   58.02            Household Automotive Finance Corporation                       72,620      7/31/2011
    59
    60              General Services Administration                               265,000      3/17/2012
    61              Albertson's                                                    48,000      12/31/2013
    62
    63              Rite Aid                                                       20,212      5/31/2015
    64              Valet Parking Service                                          37,461      9/30/2010
    65              Home Depot                                                    101,915      1/31/2025
    66              Safeway                                                        55,275      11/14/2015
    67              Benchmark Computer Learning                                    31,541      4/30/2012
    68              Target                                                        114,732      9/30/2009
    69              Starter Bros.                                                  35,232      11/30/2013
    70              Bed, Bath & Beyond                                             25,174      11/30/2020
    71              Ross Dress For Less                                            26,706      1/31/2008
    72              Scolari's Warehouse Markets                                    50,451      6/30/2021
    73
    74              Albertson's                                                    62,000      12/31/2024
    75
   75.01
   75.02
   75.03
   75.04
   75.05
   75.06
   75.07
   75.08            University of Michigan                                          4,074      8/31/2008
    76              Carmax Auto Superstores, Inc.                                  58,273      8/9/2016

    77
    78
    79
  Loan Component
  Loan Component
  Loan Component    Needful Things                                                  7,200      10/31/2011
    80              Heideman & Associates                                          18,298      7/31/2009
    81              Susie's Deals                                                   6,095      1/8/2014
    82              Sports Authority                                               38,930      1/31/2014
    83              Pro Fit                                                        50,000      4/30/2016
    84
   84.01
   84.02            KinderCare Learning Center, Inc.                                8,850      12/7/2015
    85              C&S Logistics of Hawaii LLC                                   189,000      4/30/2009
    86              Harrows                                                        25,293      9/30/2015
    87              Martin's                                                       65,238      8/31/2025
    88
    89
   89.01            Sonic Momentum B, L.P. dba Mometum BMW                         80,088      6/30/2019
   89.02            Sonic Clear Lake N, L.P. dba Clear Lake Nissan                 25,698      11/30/2019
    90
    91
    92              Tawa Supermarkets, Inc                                         32,380      1/31/2010
    93
    94              Flextronics International USA, Inc.                           177,749      9/28/2013
    95              Ralph's Store (Ice Palace)                                     45,000      11/30/2013
    96
    97              Barnes and Noble                                               20,779      4/30/2010
    98              Bishop Electronics                                             12,100      4/30/2009
    99
    100
    101             Raley's                                                        56,477      6/30/2012
    102
    103             Wyland Galleries                                                4,425      11/10/2010
    104             Maruwa Supermarket                                              8,698      10/31/2008
    105             Shaw's Supermarkets                                            54,610      6/30/2013
    106
  106.01
  106.02
  106.03
  106.04
  106.05
  106.06
    107
    108             Oak Productions                                                 9,563      10/31/2009
    109
    110
    111             Gottschalks                                                   115,000      5/31/2015

    112             Cardenas Markets                                               58,904      2/28/2026
    113             Cardenas Markets                                               45,642      1/31/2026
    114             Stater Brothers                                                37,440      11/30/2006
    115             Dillon Companies, Inc. d/b/a King Soopers                      60,168      12/5/2020
    116             Staples                                                        12,000      3/21/2016
    117             Kingstraw, Inc.                                                28,200      7/31/2017
    118
    119             Village Market                                                  5,500      10/31/2016
    120             Paradise Valley Cosmetic Surgery Center, LLC                    8,034      7/1/2016
    121             Carmax Auto Superstores, Inc.                                  41,816      8/9/2016
    122             High Plains Surgery Center, LP                                 23,059      11/30/2021
    123
    124
    125             Martin's                                                       65,222      10/31/2025
    126             Bed, Bath & Beyond                                             32,500      1/31/2021
    127
    128
    129             Walgreen Co.                                                   14,280      10/31/2031
    130
    131
    132
  132.01            Dollar General                                                 10,317      9/30/2011
  132.02            Big Lots                                                       25,600      1/31/2010
    133             Portfolio Recovery Associates                                  39,682      12/31/2013
    134
    135             Wayzata Investment Partners, LLC                               10,372      10/31/2014
    136             Raley's                                                        59,231      3/31/2011
    137
    138             Elko Advisory                                                  12,983      4/30/2012
    139             PPD Devlopment, LP                                             56,875      2/28/2017
    140             Long's Drugs                                                   23,800      12/31/2021
    141
    142
    143
    144
    145             Wright Line                                                   243,388      2/29/2016
    146
  146.01
  146.02
    147             Design Within Reach                                             6,005      6/30/2009
    148             Vanity Fair, Corp. (REEF)                                      37,583      11/30/2008
    149             Supervalu, Inc                                                 57,292      3/30/2026
    150             Sundance Theater, LLC                                          54,805      5/31/2031
    151
    152
    153             Superior Super Warehouse                                       71,819      8/30/2026
    154             Aaron's Rents                                                   8,232      3/31/2011
    155             Woodranch                                                       4,500      4/30/2012
    156
    157             Clemens Markets                                                41,136      1/31/2019
    158             Ace Hardware                                                   15,505      10/31/2008
    159             Furniture 2 Go                                                 16,196      2/28/2011
    160
  160.01            Alabama ENT Associates, PC                                      6,029      2/28/2011
  160.02            Southlake Orthopaedics Sport                                    8,186      3/19/2009
    161             Garden Ridge, LP                                              142,000      7/31/2024
    162             Garden Ridge, LP                                              142,000      7/31/2024
    163             Olson,Sundberg Kundig All                                      20,333      8/31/2013
    164             Quality Food Centers, Inc.                                     30,110      12/4/2019
    165             Blue Onyx Design & Engineering                                  3,329      10/31/2016
    166             Pomona Valley Regional Center                                  45,000      2/28/2014
    167             New York Graphic Society, Ltd.                                 43,000      6/30/2018
    168
    169
    170
    171
    172             Gold Coast Professional Schools, Inc.                          20,000      9/30/2026
    173
    174
  174.01            Quarter Bar & Grill                                             5,224      9/1/2016
  174.02            Platinum Capital Group                                          4,900      7/31/2008
    175             Pueblo Viejo Billiards                                          4,735      11/31/2010
    176             International Electric Center                                   2,135      5/31/2010
    177
    178
    179             Linbarger, Goggan, Blair                                        5,247      5/15/2011
    180             James A. Baker                                                  5,158      10/31/2008
    181
    182             Alpert's Bedroom City                                          20,000      5/14/2009
    183
    184             Old Toad Pub                                                    3,154      3/31/2010
    185
    186
    187
    188             Tabi, Inc                                                       8,290           MTM
    189
    190
    191             Dollar Tree                                                     9,600      1/31/2011
    192             Ferraro's Restaurant                                            4,717      2/28/2020
    193
    194             Pioneer Memorial Health Care District                           9,263      2/28/2026
    195
    196             Genju Antiques                                                  6,448      2/15/2009
    197
    198             Western Machine Works, Inc.                                    35,951      10/31/2007
    199             Petland                                                         6,000      5/1/2015
    200             Happy Harry's                                                  12,000      7/31/2021
    201
    202             Westsound Bank                                                  6,031      10/1/2011
    203
    204             Angeli's, Inc.                                                  4,260      1/31/2007
    205             Washington Mutual                                               5,000      7/15/2011
    206             Superior Super Warehouse                                       42,630      5/30/2026
    207             Happy Harry's                                                  12,000      3/31/2023
    208
    209             Sylvan Learning Center                                          3,481      7/17/2009
    210
    211             Recreation Station                                              8,400      9/14/2011
    212             China Super Buffet                                              9,416      4/30/2007
    213
    214             General Services Administration                                 7,565      5/13/2008
    215             Starbucks                                                       1,671      9/1/2016
    216
    217
    218
    219             On the Border                                                   6,153      6/30/2014
    220             Skycam, LLC                                                    33,000      5/31/2016
    221             Cox Smith Matthews Incorporated                                 2,397           MTM
    222
  222.01            Heritage Heating                                                7,800      10/31/2008
  222.02            Cotton Pickin Chicken                                           1,000      2/28/2010
  222.03            Cotton Pickin Chicken                                           2,000      1/31/2009
  222.04            Jimmy's Steak & Seafood                                         7,000      10/31/2009
  222.05            Larry Stoner (CPA)                                              1,200      4/30/2009
    223
    224             Dollar Tree Store                                               8,000      5/31/2011
    225

    226             Hong Kong Buffet                                                4,370      9/1/2009
    227             Torborgs Design Studio                                          2,400      12/1/2008
    228             The Crexent, LLC + Master Lease                                18,751      6/30/2021
    229             Wells Fargo                                                    30,000      9/30/2021
    230             Reuben's Liquor                                                 4,000      5/31/2008
    231             Goodwill                                                       10,423      2/28/2010
    232             Dollar Tree                                                    12,000      5/31/2016
    233
    234             Dots                                                            4,000      8/31/2011
    235             Dollar Tree                                                    10,432      9/30/2011
    236
    237             Rare Essentials                                                 4,897      8/14/2007
    238
    239
    240
    241
    242             Maurice Eurocenter                                              4,200      5/31/2008
    243             Panera Bread                                                   10,220      2/28/2011
    244
    245
    246             Hanger Prothetics                                               6,175      3/31/2008
    247             Mr. C's Towing                                                 25,900      1/31/2010
    248             Marina Akopian Medical Supplies                                 1,815      10/31/2008
    249             Spectrum                                                       15,360      9/24/2019
    250
    251             AGA Medical                                                     7,133      5/31/2021
    252             Pluckers Wing Factory                                           4,420      5/11/2013
    253
    254             Family Dollar Store                                             9,366      12/31/2007
    255
    256
    257             Schlotsky's                                                     4,117      12/31/2020
    258             Optical Shop                                                    1,350      2/13/2011
    259
    260             Starbucks                                                       1,700      8/1/2016
    261
    262             Blockbuster                                                     4,500      8/31/2012
    263             This Is It BBQ (A)                                              4,685      11/1/2021
    264             Unity Fashion                                                   1,250      8/31/2012
    265             Chyrch Enterprises, LLC                                         4,500      8/30/2008
    266             Stage One Dance                                                 5,788      1/31/2008
    267             Iron Mountain                                                  46,757      12/31/2015
    268             Allegiance Title                                                2,000      8/1/2009
    269             La Tejanita                                                     3,600      8/31/2009
    270             Wireless Toyz                                                   1,510      12/20/2011
    271             Wells Fargo                                                     1,750      9/1/2010
    272             Blue Moon Cafe                                                  4,056      11/30/2018
    273
    274             Fed-Ex Kinko's                                                  7,241      6/30/2009
    275
    276
    277

                                                2ND LARGEST TENANT
                                                                                                 LEASE
  LOAN #                          TENANT NAME                            UNIT SIZE             EXPIRATION
-------------------------------------------------------------------------------------------------------------

     1
     2
   2.01             Arnstein & Lehr                                              94,170      3/31/2018
   2.02             Trizec Properties, Inc.                                      67,054      12/31/2014

     3              Focal Communications Group                                   95,103      6/30/2008
     4
   4.01             New York Life                                                57,532      9/30/2010
   4.02             Meridian Business Center                                     21,969      12/31/2007
     5              GCG Financial, Inc.                                          35,312      1/31/2015
     6              Hartline Dacus Dreyer                                        38,509      5/31/2008
     7              HQ Global Workplaces                                         21,416      9/30/2010
     8              Brandino Corporation                                            620      8/14/2007
     9              Barnes & Noble                                               29,996      11/1/2027
    10              Malco Theatre                                 42,860 (Ground Lease)      1/31/2022
    11              Office Depot                                                 30,000      12/31/2017
    12
   12.01            Lehman-Smith & McLeish, PPLC                                 11,774      11/30/2014
   12.02            Ann Sacks                                                     5,074      7/31/2011
   12.03            East Banc 200                                                 3,842      9/30/2008
   12.04            Smith & Hawken                                                5,471      1/31/2010
   12.05            Random Harvest Studio LLC                                     5,000      3/31/2012
   12.06
   12.07            Martin Klinge 1                                               1,460      5/31/2007
   12.08
   12.09
   12.10            Sq 71 LLC                                                     2,410      1/31/2008
   12.11            Proactive Sports Management                                   1,757      4/15/2007
   12.12            Paula Brenner                                                 1,273      12/31/2006
   12.13
   12.14            Claire Liuksila                                               2,472      8/31/2007
   12.15            Frank Schlesinger                                             1,300      MTM
   12.16
   12.17
   12.18
    13
   13.01
   13.02
   13.03
   13.04
   13.05
   13.06
   13.07
   13.08
   13.09
   13.10
   13.11
   13.12
   13.13
   13.14
   13.15
    14              Mervyn's                                                     80,000      7/12/2012
    15              Carpets-N-More                                               27,683      6/30/2015
    16              High-Tech Institute, Inc.                                    42,889      8/31/2010
    17              Famous-Barr                                  159,227 (Ground Lease)      12/18/2074
    18              J.C. Penney                                  173,124 (Ground Lease)      2/28/2070
    19              Trader Joe's                                                 11,411      1/31/2013
    20              Vons                                                         69,445      1/31/2017
    21              Nearon Enterprises                            28,326 (Ground Lease)      12/31/2050
    22              J.C. Penney                                                  49,672      10/31/2017
    23
    24
    25              LA Fitness                                                   45,250      7/31/2021
    26              Pacific Theatres                                             25,600      9/30/2009
    27              Omaha Jack's Steakhouse & Brewery                             8,794      4/30/2019
    28
    29              Rite Aid                                                     19,072      5/31/2009
    30              Wal-Mart Stores, Inc.                                       129,148      6/28/2011
    31              Conexis Benefits Admin                                       88,035      10/31/2015
    32              J.C. Penney Co.                                              37,842      11/30/2008
    33              G.I. Joes                                                    45,364      9/30/2018
    34              Dollar Tree                                                  25,060      7/31/2008
    35
    36
    37              Longs Drug Store                                             25,844      2/28/2010
    38
    39              Rite Aid                                                     18,235      5/31/2016
    40              Linens 'N Things                                             39,837      1/31/2011
    41
    42
    43              Alabama Housing Finance                                      16,616      1/31/2010
    44              Longs Drug Store                                             19,950      2/28/2018
    45              Keystone                                                      7,480      MTM
    46              Office Max                                                   30,000      12/31/2011
    47
    48
    49              Sav-On Drugs                                                 20,120      12/31/2015
    50
    51
    52              Mervyn's                                      80,000 (Ground Lease)      12/31/2050
    53
   53.01            Krikor B. Tatoyan, M.D.                                       6,967      6/30/2010
   53.02            Imagistics International                                      3,462      4/14/2010
   53.03            Friedel B. Cunningham, AUD & Associates                       2,394      3/31/2009
    54
   54.01
   54.02
    55              CSK Auto Inc.                                                 6,000      8/31/2016
    56              Duke University Health System                                 7,407      10/31/2015
    57
    58
   58.01            The Combined Group                                           22,780      10/31/2009
   58.02
    59
    60
    61              Longs Drug Store                                             24,437      2/28/2011
    62
    63              99 Cents Only Store                                          19,782      1/31/2007
    64              Wai Lan Tam                                                   2,265      8/31/2008
    65              E & B Marine                                                  9,578      12/31/2009
    66              McMenamin's                                                   3,602      7/31/2015
    67              Fidelity Bank                                                18,357      7/31/2009
    68              Vons                                                         44,128      12/31/2010
    69              Rite Aid                                                     33,006      1/31/2014
    70              Walgreens                                                    14,560      12/31/2030
    71              Michaels Stores                                              19,020      1/31/2008
    72              Pitt's Orthodontics                                           4,800      7/31/2011
    73
    74              Longs Drug Store                                             31,180      7/30/2022
    75
   75.01
   75.02
   75.03
   75.04
   75.05
   75.06
   75.07
   75.08
    76

    77
    78
    79
 Loan Component
 Loan Component
 Loan Component     Bon Wright Group                                              4,200      6/30/2008
    80              Moloney Securities                                           15,279      4/30/2011
    81              Denny's Restaurant                                            5,520      8/31/2026
    82              Rent A Center                                                 4,478      11/30/2009
    83              T.J. Maxx                                                    31,628      9/30/2013
    84
   84.01
   84.02
    85
    86              B&B Furniture & Bedding                                      24,912      5/13/2014
    87              Fashion Bug                                                   6,600      10/31/2010
    88
    89
   89.01
   89.02
    90
    91
    92              Office Depot, Inc                                            23,376      6/30/2008
    93
    94
    95              Mulberry Childcare Centers                                    7,400      8/31/2008
    96
    97              Petco Animal Supplies                                        16,459      9/30/2013
    98              Mothers Cake & Cookie Company                                11,400      10/31/2008
    99
    100
    101             24-Hour Health Club                                          11,468      9/30/2007
    102
    103             Sowers Baccala Insurance                                      3,210      7/31/2009
    104             Benihana of Tokyo Restaurant                                  7,894      12/31/2010
    105             Big Lots                                                     26,200      1/31/2011
    106
  106.01
  106.02
  106.03
  106.04
  106.05
  106.06
    107
    108             Casey Sayre & William, Inc.                                   5,652      9/30/2008
    109
    110
    111

    112
    113
    114             CVS                                                          28,000      1/31/2007
    115             Ann's Hallmark                                                4,246      5/31/2007
    116             Intl Pediatrics Plus                                          5,970      5/31/2018
    117             Lane Bryant, Inc.                                            11,763      1/31/2012
    118
    119             Prudential Realty                                             5,000      2/29/2012
    120             Robert Cohen, MD                                              5,051      9/1/2016
    121
    122             Covenant Health System                                       15,923      11/30/2021
    123
    124
    125             Radio Shack                                                   2,031      10/31/2009
    126             Warehouse Furniture                                          20,212      9/30/2016
    127
    128
    129             T-Mobile                                                      4,099      9/30/2013
    130
    131
    132
  132.01            Primo Properties, Inc.                                        7,880      11/30/2009
  132.02            Tuesday Morning, Inc.                                        12,000      7/15/2008
    133             Sentara Healthcare                                           30,927      7/22/2015
    134
    135             Stifel, Nicolaus & Co.                                        4,702      1/31/2011
    136             Tutor Time                                                    7,500      4/30/2010
    137
    138             Trinity Communication                                         6,004      6/30/2008
    139             CMN, Inc.                                                    19,508      10/31/2012
    140             Two Wheel                                                     4,320      12/31/2008
    141
    142
    143
    144
    145
    146
  146.01
  146.02
    147             Tower Records                                                 5,000      3/31/2009
    148             Ideal Industries, Inc.                                       36,125      7/31/2014
    149             Son Minh Nguyen t/a Sonny Nails                               1,615      12/31/2015
    150             Spa Base                                                     10,000      12/31/2013
    151
    152
    153             Safeway Inc.                                                 10,741      8/31/2008
    154             Coral Casual                                                  6,800      7/31/2009
    155             House of Fitness                                              3,225      3/1/2008
    156
    157             Perkasie Cleaners                                             3,054      6/30/2009
    158             9th Street Fitness                                           13,000      12/31/2013
    159             Golden Harvest MK                                            13,500      12/31/2010
    160
  160.01            Southlake Pediatrics Inc.                                     4,417      1/31/2009
  160.02            Medplex Brookwood                                             4,036      8/31/2008
    161
    162
    163             Virage Logic                                                 12,272      8/31/2010
    164             Blockbuster Video                                             3,320      9/30/2007
    165             R. Fred McHadded                                              2,541      10/31/2011
    166             Casablanca                                                   17,036      12/31/2008
    167
    168
    169
    170
    171
    172             (sublease) Coldwell Banker                                   10,000      8/31/2011
    173
    174
  174.01            Automotive Center                                             3,732      9/1/2016
  174.02            Eugene Burger Mgt. Corp of Nev.                               2,645      1/31/2009
    175             JR Pharmacy                                                   3,720      5/31/2011
    176             Vendome                                                       2,100      9/30/2008
    177
    178
    179             Blockbuster                                                   5,140      2/20/2008
    180             JS Marten Jewelers                                            3,500      10/31/2007
    181
    182             Newbury Pk Physical Therapy                                   3,117      5/31/2011
    183
    184             Emerg Partners                                                3,066      12/30/2010
    185
    186
    187
    188             Julio Pacheco                                                 3,800      3/31/2008
    189
    190
    191             Hibbett's                                                     5,200      9/30/2015
    192             US Bank                                                       4,145      2/28/2013
    193
    194             Fresenius Medical Care of Brawley                             9,003      12/31/2015
    195
    196             Lianzhong/Rare & Exotic Stones                                3,116      MTM
    197
    198             IRC Aluminum & Stainless, Inc.                               23,640      10/31/2015
    199             Dollar Haven                                                  6,000      8/1/2015
    200             East Coast Fitness                                            6,820      9/3/2008
    201
    202             Kings Wok                                                     5,973      1/1/2009
    203
    204             Solo Liquors                                                  2,660      4/30/2008
    205             Among Friends                                                 2,152      3/31/2008
    206
    207             Dollar General                                                7,440      5/31/2011
    208
    209             Kovar Karate Center                                           2,800      7/17/2009
    210
    211             Ginza Restaurant                                              4,200      1/31/2011
    212             LA Financial Credit Union                                     7,000      3/31/2008
    213
    214             Motorola                                                      3,476      MTM
    215             San Sai Japanese Grill                                        1,492      7/31/2016
    216
    217
    218
    219             Buffalo Wild Wings                                            5,246      6/30/2012
    220             Case & Associates                                             9,000      5/31/2018
    221             JP Morgan Chase                                               1,988      3/31/2007
    222
  222.01            Burnett's Karate                                              2,700      6/30/2008
  222.02            Spivey Cleaners                                               1,000      9/30/2010
  222.03            Hair Waves                                                    2,000      4/30/2010
  222.04            Babcock Furniture                                             7,000      3/31/2007
  222.05            Ace Cleaners                                                  1,000      12/31/2007
    223
    224             CSK Auto                                                      7,000      8/31/2021
    225

    226             El Tapito                                                     4,300      11/1/2011
    227             Wisconsin Business Development Finance Expansion              1,305      9/1/2013
    228
    229
    230             Compass Bank                                                  3,556      4/30/2010
    231             Douglas County                                                5,400      4/30/2010
    232             Perfect Pizza (Ci-Ci's)                                       4,200      8/31/2016
    233
    234             Payless ShoeSource, Inc.                                      3,200      7/31/2011
    235             The Shoe Department                                           4,914      4/30/2011
    236
    237             Chen Yang Li                                                  4,026      5/31/2012
    238
    239
    240
    241
    242             Mattress Giant Corporation                                    3,405      9/30/2011
    243             KFB Designs                                                   2,781      12/31/2008
    244
    245
    246             Tan Man                                                       3,000      1/19/2008
    247             Trend Offset Printing                                        14,800      7/31/2009
    248             Dr. Robert Sayan                                                825      4/30/2008
    249
    250
    251
    252             Cricket Cell                                                  2,610      6/24/2011
    253
    254             Blockbusters                                                  5,980      12/31/2006
    255
    256
    257             Papa Murphy's                                                 1,550      6/30/2012
    258             Subway Real Estate Corp.                                      1,050      4/12/2011
    259
    260             Buckeye Cash                                                  1,651      8/2/2011
    261
    262             James Jewel Box                                               1,800      4/30/2011
    263             Master Cleaners                                               2,285      1/1/2008
    264             Wireless Express                                              1,250      8/31/2011
    265             Top One Asian Restaurant, Inc.                                3,000      4/30/2015
    266             Red Oak Real Estate                                           2,200      5/31/2008
    267
    268             Rei's Bakery                                                  1,500      4/1/2011
    269             Design Thyme Florist                                          1,500      6/30/2011
    270             Philly Connection                                             1,509      8/31/2011
    271             DGIA (INS)                                                    1,405      6/1/2009
    272             Campbell Services of Alabama                                  2,507      9/30/2008
    273
    274
    275
    276
    277

                                             3RD LARGEST TENANT
                                                                                                 LEASE
  LOAN #                          TENANT NAME                            UNIT SIZE             EXPIRATION
-------------------------------------------------------------------------------------------------------------

     1
     2
   2.01             Hewitt Associates LLC                                        73,301            4/30/2010
   2.02             Blackman, Kallick, Bartelstein                               56,983            1/31/2016

     3              AMA Services                                                 51,030           10/31/2007
     4
   4.01             EMBC                                                         33,003           11/30/2010
   4.02             Five State Energy                                            15,377            4/30/2012
     5              IPC, Inc.                                                    19,859            8/31/2015
     6              Jacobs Engineering                                           29,106            7/31/2013
     7              General Services Admin.                                      14,885           12/31/2015
     8
     9              Pottery Barn                                                 15,177            1/31/2018
    10              Best Buy                                                     30,399            1/31/2017
    11              Fitness Equation                                             29,000           12/31/2010
    12
   12.01
   12.02            Cady's Alley Restaurant                                       3,855            6/30/2014
   12.03            AT&T Wireless/Cingular                                        1,418            6/30/2010
   12.04            Thomas Metford                                                2,300                  MTM
   12.05            Cotemporia Georgetown, LLC                                    2,700            7/31/2009
   12.06
   12.07
   12.08
   12.09
   12.10            Patrick Jefferies                                             1,841                  MTM
   12.11
   12.12            Elizabeth Quinn                                               1,273                  MTM
   12.13
   12.14            Bensal Sanje                                                  1,748            6/30/2007
   12.15
   12.16
   12.17
   12.18
    13
   13.01
   13.02
   13.03
   13.04
   13.05
   13.06
   13.07
   13.08
   13.09
   13.10
   13.11
   13.12
   13.13
   13.14
   13.15
    14              Gigante                                                      54,087            5/31/2023
    15              T.J. Maxx                                                    25,200            1/31/2010
    16              CPP North America                                            29,223            9/30/2009
    17              Bergner's                                    125,225 (Ground Lease)             6/1/2077
    18              Belk                                          90,496 (Ground Lease)            2/28/2070
    19              El Torito Restaurant                                         10,113           12/31/2013
    20              Easy Life Furniture, Inc.                                    17,962            8/31/2007
    21              Cost Plus                                                    19,044            1/31/2014
    22              Cinemark Theatres                                            45,000            4/30/2024
    23
    24
    25              Office Depot                                                 18,191            6/30/2016
    26              99o Only Stores                                              18,000            1/31/2012
    27              Roger Dunn Golf                                               6,200            9/30/2008
    28
    29              Kragen Auto Parts                                            16,520            2/28/2011
    30              Tops Market, LLC                                             84,000           11/30/2012
    31
    32              Courthouse Athletic Club                                     12,567            7/31/2009
    33              Bartell Drugs                                                17,622           12/31/2013
    34              Petsmart                                                     24,225            4/30/2007
    35
    36
    37              United States Postal Service                                 14,380            4/30/2011
    38
    39              Dollar Store                                                 12,200            3/31/2009
    40              CompUSA                                                      35,000            1/31/2012
    41
    42
    43              Ball, Ball, Mathews & Novak                                  13,914            2/28/2008
    44              Blockbuster Video                                             4,925            8/31/2008
    45              Global Payment Solution                                       6,774            8/31/2007
    46              Ross Stores, Inc.                                            27,200            1/31/2008
    47
    48
    49              24 Hour Fitness USA                                           9,109            3/31/2012
    50
    51
    52              Ross                                                         24,000            1/31/2009
    53
   53.01            Getzug, Klasky & Amerian, MD                                  4,995            5/31/2008
   53.02            Robert J. Shorr, M.D., A Medical Corp.                        2,452           10/31/2008
   53.03            Thomas Castabile & Jason Osvog                                2,042            2/28/2010
    54
   54.01
   54.02
    55              Blockbuster, Inc.                                             5,000           11/30/2011
    56              Caring Family Network                                         7,081            4/30/2008
    57
    58
   58.01            Inter-Tel Technologies, Inc.                                 18,500            6/30/2007
   58.02
    59
    60
    61              Bally Total Fitness                                          24,145            1/31/2009
    62
    63              Ku Bin Park                                                  10,100            7/31/2012
    64              Cheng, Sun C                                                  2,265            8/31/2008
    65              Rent-A-Center                                                 6,611           10/31/2009
    66              Pennzoil Ten Minute Oil Change                                2,633           12/31/2018
    67              All Cities Mortgage and Financial Inc.                        8,882            4/30/2012
    68              Lane Bryant                                                   9,356            1/31/2010
    69              Big Lots                                                     15,000            1/31/2008
    70              Men's Wearhouse                                               6,000            2/28/2016
    71              Pier 1 Imports                                                8,749           12/31/2008
    72              Blockbuster Video                                             4,200            4/30/2012
    73
    74              US Post Office                                               15,771            8/31/2007
    75
   75.01
   75.02
   75.03
   75.04
   75.05
   75.06
   75.07
   75.08
    76

    77
    78
    79
  Loan Component
  Loan Component
  Loan Component    Bronson Tele-Marketing                                        2,900            8/31/2011
    80              Marston & Marston                                            14,115            5/31/2013
    81              Rainbow Apparel                                               4,720            1/31/2010
    82              Countrywide Home Loans                                        3,600            9/30/2007
    83              Fresh Market                                                 22,134            6/30/2013
    84
   84.01
   84.02
    85
    86              Staples                                                      20,000           12/31/2015
    87              Benderson 85-1 Trust                                          5,400            9/30/2018
    88
    89
   89.01
   89.02
    90
    91
    92              20/20 Video Inc.                                              5,760            1/31/2009
    93
    94
    95              LA Boxing                                                     4,617            1/31/2011
    96
    97              Boater's World Discount Marine                                7,679            6/30/2007
    98              Lombard Enterprises                                          10,240           10/31/2011
    99
    100
    101             U.S. Postal Service                                           8,483            2/29/2008
    102
    103             Brasserie Excelsior                                           3,050            9/30/2012
    104             Miseki Jewelry                                                2,212                  MTM
    105             Manchester Wholesale                                          9,964            1/31/2010
    106
  106.01
  106.02
  106.03
  106.04
  106.05
  106.06
    107
    108             Schatzi on Main                                               3,845            6/30/2018
    109
    110
    111

    112
    113
    114             TNT Furniture                                                 2,975           12/29/2010
    115             Progressive Insurance                                         4,245           10/31/2008
    116             Ceragem                                                       3,000           11/30/2008
    117
    118
    119             Kaysons                                                       3,575            1/31/2017
    120             Daniel Shapiro, MD, PC                                        4,853            9/15/2016
    121
    122             Covenant Health System - Gamma Building                       1,720           11/30/2016
    123
    124
    125             Key Bank                                                      2,000           12/31/2010
    126             Cost Plus                                                    18,311            9/30/2016
    127
    128
    129             Caribou Coffee                                                2,515            9/30/2016
    130
    131
    132
  132.01            Miguel Pichardo                                               7,200            3/31/2015
  132.02            Beall's Outlet                                                9,520            4/30/2010
    133
    134
    135             Christopher & Banks, Inc.                                     3,586            3/31/2014
    136             Hollywood Video                                               4,994           10/31/2008
    137
    138             Core Trace                                                    3,591            5/31/2009
    139             RSI, Inc.                                                    18,448           11/30/2007
    140             B.G Emilio Pizza                                              2,800            6/30/2009
    141
    142
    143
    144
    145
    146
  146.01
  146.02
    147             Brittania Pub                                                 2,000           11/30/2011
    148
    149             Subway Real Estate Corp                                       1,615            8/31/2016
    150
    151
    152
    153             Allen Tire Co                                                 5,500            5/21/2010
    154             Tailor Bilt Golf Shop                                         5,100           12/31/2009
    155             Lampost Pizza                                                 3,222                  MTM
    156
    157             Wachovia Bank                                                 3,000            2/28/2011
    158             JC Flicks                                                     5,265           11/30/2008
    159             Arrowhead Central Credit Union                                7,267            7/19/2011
    160
  160.01            Drs. Deep & Daughtry, P.C.                                    3,554            2/28/2011
  160.02            HealthSouth - PT                                              3,747            3/31/2009
    161
    162
    163             Mark Anthony Brands, Inc.                                     5,119            7/31/2010
    164             Edward D. Jones                                               1,113            3/31/2007
    165             Pac-Fish, Inc.                                                2,261           10/31/2011
    166
    167
    168
    169
    170
    171
    172
    173
    174
  174.01
  174.02            Structure Studios                                             2,458            5/31/2007
    175             La Potrance                                                   3,177            1/31/2016
    176             Chocolate Beach, Inc                                          2,100            6/30/2016
    177
    178
    179             Uchi Japanese Restaurant                                      3,859           12/31/2010
    180             McNamara Florist                                              3,000           10/31/2007
    181
    182             ReMax Gold Coast                                              2,998            3/31/2009
    183
    184             Judy Brust - Gallery Blue                                     3,000             7/1/2007
    185
    186
    187
    188             Jung H. Park                                                  3,500                  MTM
    189
    190
    191             Rent-A-Center                                                 4,800            7/30/2010
    192             Cafe Derby                                                    2,120             7/1/2010
    193
    194             MDPHD, Inc.                                                   4,691            7/31/2016
    195
    196             Takara Restaurant                                             2,468            1/31/2011
    197
    198             Boydstun Metal Works, Inc.                                   20,718            3/31/2010
    199             Buffalo Wild Wings                                            5,751             6/1/2019
    200             Rentway, Inc.                                                 5,430            7/31/2010
    201
    202             Heads Up Brewing                                              3,000            7/31/2008
    203
    204             Dale / Kay Smith Beauty Salon                                 2,610            3/31/2011
    205             SD Orthodontics                                               1,800            3/31/2015
    206
    207             Coliseum Pizza, Inc.                                          3,240           10/31/2018
    208
    209             Super Supper                                                  2,020            9/30/2009
    210
    211             Realty Resources                                              2,400           11/14/2009
    212             DA VITA Inc.                                                  5,292            6/30/2011
    213
    214             Comitsys, Inc.                                                1,655            5/31/2010
    215             Ayassian Bros Dry Cleaners                                    1,303           12/31/2008
    216
    217
    218
    219             At the Beach                                                  3,006            9/30/2013
    220
    221             T.A. & A.D., LP                                               1,756            3/31/2007
    222
  222.01            Chuck Teems Office                                            1,950            6/30/2011
  222.02            Shay's Hair Salon                                             1,000            4/30/2010
  222.03            US Nails                                                      1,000            4/30/2009
  222.04            Bill's Smokin Que                                             2,000            4/30/2010
  222.05            Dardiers Rodgers (Allstate Insurance)                         1,000            4/30/2008
    223
    224             The Shoe Show                                                 4,651            6/30/2011
    225

    226             Sylvan Learning Center                                        2,700            9/14/2009
    227             Realty USA                                                    1,200             9/1/2013
    228
    229
    230             Horizon Pets                                                  2,350            2/28/2009
    231             Rush Street                                                   3,620           10/31/2007
    232             Starbucks                                                     1,800            8/31/2016
    233
    234             RadioShack Corp.                                              2,400            5/31/2011
    235             Maurice's Fashion Store                                       4,400            5/31/2011
    236
    237             The Framers Market of 124 S. River Road                       2,172            7/31/2007
    238
    239
    240
    241
    242             Children's Therapies                                          2,410            4/30/2007
    243             Martinizing Dry Cleaning                                      1,483            1/31/2014
    244
    245
    246             Pizza Hut                                                     1,688            8/31/2010
    247             Wavell Showcase & Fixture, Inc.                               8,000            6/30/2016
    248             De Qiang Chen Chinese Fast Food                                 825            4/30/2008
    249
    250
    251
    252             First Cash Limited                                            1,470             6/1/2011
    253
    254             Rent-Way                                                      3,497           10/31/2007
    255
    256
    257             L.A. Nails                                                    1,200            3/31/2010
    258             Service Annex LLC                                             1,050            2/28/2011
    259
    260
    261
    262             Quiznos                                                       1,600             3/3/2010
    263             Hair Salon                                                    2,008           12/31/2006
    264             Express Locations                                             1,250            8/31/2011
    265             Crystal Carolina Sports                                       3,000            4/30/2009
    266             Driving Academy                                               2,000           10/31/2010
    267
    268             Dick's Philly Cheese Steaks                                   1,500             3/1/2009
    269             Hunam Garden                                                  1,260            6/30/2010
    270             Got Hair                                                      1,285            8/31/2011
    271             Quizno's                                                      1,387            12/1/2012
    272             World of Tobacco & Beverage                                   1,690            7/19/2008
    273
    274
    275
    276
    277
Footnotes to Annex A-1

1	MLML − Merrill Lynch Mortgage Lending, Inc., CRF − Countrywide Commercial Real Estate Finance, Inc., PNC − PNC Bank, National Association, IXIS − IXIS Real Estate Capital Inc.

2	With respect to mortgage loan numbers 9, 10, 25, 50, 70, 77, 79, 83, 87, 123, 130, 132, 137, 149, 157, 189, 193, 223, 224 and 250 the UW NCF ($) and UW DSCR (x) for the mortgage loans were calculated using ‘‘as stabilized’’ Cash Flows. ‘‘In Place’’ NCF is $14,975,793, $8,629,541, $2,236,694, $2,382,099, $1,216,597, $966,363, $1,172,717, $1,306,088, $956,345, $774,808, $718,705, $792,808, $632,622, $617,744, $529,770, $445,702, $343,750, $289,387, $250,058 and $201,123, respectively, resulting in an UW DSCR (x) of 1.11x, 1.09x, 0.76x, 1.56x, 1.05x, 1.16x, 1.09x, 1.17x, 1.19x, 1.14x, 1.26x, 1.19x, 1.07x, 1.09x, 1.05x, 1.24x, 1.09x, 1.19x, 1.07x and 1.13x respectively.

3	With respect to mortgage loan number 79, the loan is evidenced by one mortgage and one note; however, the loan provides for different payment terms related to each of the three mortgaged properties as presented in the annex.

4	With respect to mortgage loans that are presented as cross-collateralized and cross-defaulted, Cut-Off Date LTV (%), Maturity LTV (%), UW DSCR (x) were calculated in the aggregate.

5	With respect to mortgage loans with partial interest only periods, Annual P&I Debt Service ($), Monthly P&I Debt Service ($) and UW DSCR (x) are shown after the expiration of the Initial Interest Only Period.

6	With respect to mortgage loan numbers 1, 2, 3, 4, 5, 6, 7, 8, 10, 11, 12, 14, 15, 17, 19, 20, 21, 24, 29, 32, 33, 34, 37, 39, 44, 46, 49, 52, 55, 60, 61, 66, 68, 71, 72, 74, 94, 96, 97, 98, 101, 103, 105, 114, 130, 131, 136, 139, 164, 166 and 274 the UW DSCR (x) is calculated using the interest-only annual payment.

7	With respect to mortgage loan numbers 26, 131, 178 and 191 the UW DSCR (x) is calculated after taking into account certain holdback amounts, letters of credit or reserve amounts. The ‘‘as-is’’ UW DSCR (x) for each of the mortgage loans is 1.07x, 1.18x 1.07x and 1.26x, respectively.

8	With respect to mortgage loan numbers 131 and 142 the Cut-off Date LTV (%) and Maturity LTV (%) for the mortgage loans are calculated after taking into account certain holdback amounts, letters of credit or reserve amounts. The ‘‘as-is’’ Cut-Off Date LTV (%) for the mortgage loans are 75.0% and 86.9% respectively. The ‘‘as-is’’ Maturity LTV (%) is 75.0% and 74.2% respectively.

9	With respect to mortgage loan numbers 70 and 189 the Cut-Off Date LTV (%) was calculated using the full loan amount and the ‘‘as stabilized’’ Appraised Value ($). Using the full loan amount and the ‘‘as is’’ value, the Cut-Off Date LTV (%) is 91.12% and 87.63%, respectively, and the BLTV (%) is 81.10% and 74.38% respectively. With respect to mortgage loan numbers 3, 4, 5, 6, 7 and 8, on an aggregate basis the Cut-Off Date LTV (%) is 78.43%, and the BLTV (%) is 78.43%.

10	With respect to mortgage loans secured by multiple properties each mortgage loan's Original Balance ($), Cut-Off Date Balance ($) and Maturity/ARD Balance ($) are allocated to the respective properties based on an allocation determined by Appraised Value ($), or based on allocations in the related loan documents.

11	The Net Mortgage Rate (%) equates to the related Interest Rate (%) less the related Admin. Fee (%).

12	With respect to mortgage loan number 59, the loan has an ascending Interest Rate schedule with Interest Rates of 4.65%, 4.80% and 5.29% for the first three loan years, respectively, and a fixed interest rate for the last seven loan years of 5.89%. The annual payment represents a payment of the 5.89% rate and a 360 month amortization. For purposes of aggregating interest rates in the tables throughout, the 4.65% interest rate was used

13	The Admin. Fee (%) includes the primary servicing fee, master servicing fee, sub-servicing fee and trustee fees applicable to each mortgage loan.

14	With respect to mortgage loan number 30, commencing June 2009 and ending May 2012 the loan payments will be interest only with the difference between the amortizing payment and the interest only payment swept into a rollover reserve.

15	With respect to mortgage loan number 89, the monthly payment of principal and interest through the June 2011 payment date is $97,544.13. Beginning with the July 2011 payment date, the monthly payment of principal and interest is $103,803.63. See Annex A-3 for the amortization schedule.

16	With respect to mortgage loan number 75, the loan provides for defeasance; however, in connection with the partial release of properties 75.01 and/or 75.06, the borrower may obtain a release of such properties prior to the defeasance lockout date by prepaying a portion of the loan ($4,115,000 with respect to the release of property 75.01, and $1,160,000 with respect to property 75.06) on or prior to the October 2009 payment date, in each case with a prepayment penalty consisting of the greater of Yield Maintenance or 1%.

17	With respect to mortgage loan number 145, the loan is locked out from prepayment for two years from the securitization start up date unless the Wright Line tenant exercises its right to purchase the property in accordance with their lease. If the purchase option is exercised, the loan may be prepaid with a prepayment penalty only consisting of Yield Maintenance. Two years from the securitization start up date the loan may only be defeased.

18	With respect to mortgage loan number 184, the property contains 26,866 square feet of Office/Retail space.

19	With respect to those mortgaged properties indicating an Appraisal Date beyond the Cut-Off Date, the Appraised Value ($) and the corresponding Appraisal Date are based on stabilization

20	With respect to mortgage loan number 56, occupancy was calculated using a weighted average of the percentage occupancies for the retail, office and multifamily components.

21	With respect to mortgage loan number 195, the property contains a total of 250 rooms, however, only 147 rooms were considered in the cash flow analysis.

22	With respect to mortgage loan number 172, 10,000 square feet of the property is subleased to Coldwell Banker.

23	With respect to mortgage loan number 145, Wright Line has an option to terminate its lease beginning February, 2009.

24	Mortgage loan number 1 provides for a yield maintenance premium which is a prepayment fee equal to the product obtained by multiplying: (A) the amount of Principal being prepaid, by (B) the excess (if any) of the Monthly Note Rate over the Assumed Reinvestment Rate (ARR) by (C) 1−(1/1+ARR)n/ARR. Where n = number of months remaining between the date of prepayment and the Open Prepayment. ‘‘ARR’’ = Assumed Reinvestment Rate, which is equal to one-twelfth (1/12) of the yield rate equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Stated Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the Debt, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

25	Mortgage loan number 2 provides for a prepayment premium that is equal to the greater of (a) one percent (1%) of the outstanding principal balance of the loan to be prepaid and (b) the present value as of the prepayment date of the Calculated Payments from the prepayment date through August 1, 2011 determined by discounting such payments at the Discount Rate. As used in this definition, the term ‘‘Calculated Payments’’ shall mean the monthly payments of interest only which would be due based on the principal amount of the loan being prepaid on the prepayment date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the interest rate and (z) the Yield Maintenance Treasury Rate. The term ‘‘Discount Rate’’ shall mean the rate equal to the sum of (i) the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually and (ii) 0.25%. As used in this definition, the term 'Yield Maintenance Treasury Rate’’ shall mean the yield calculated by lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15- Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating August 1, 2011.

26	Mortgage loans number 48, 73, 152, 169, 177, 219, 220, 246 and 264 provide for a prepayment premium that is equal to the greater of (A) 1% of the outstanding principal amount of the loan and (B) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term ‘‘Discount Rate’’ shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The term ‘‘Treasury Rate’’ shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date.

27	Mortgage loans number 65, 96, 131, 135 and 158 provide for a prepayment premium that is equal to the greater of (A) 1% of the outstanding principal amount of the loan and (B) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which borrower would otherwise be required to pay under the note and the agreement during the original term hereof absent such prepayment, including the outstartding principal amount which would otherwise be due upon the scheduled maturity date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a mortgage equivalent basis pursuant to the standards and practices of the Securities Industry Association), on the date of such prepayment, of the United States Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such prepayment and (y) the outstanding principal amount on the date of such prepayment.

28	Mortgage loan number 92 provides for a prepayment premium that is equal to the greater of (A) one percent (1%) of the outstanding principal balance of the Note or (B) the excess, if any, of (1) the present value (‘‘PV’’) of all scheduled interest and principal payments due on each scheduled payment date in respect of the loan for the period from the date of such accepted prepayment to the maturity date, including the principal amount of the loan scheduled to be due on the maturity date, discounted at an interest rate per annum equal to the Index (defined below), based on a 360-day year of twelve 30-day months, over (2) the principal amount of the loan outstanding immediately before such accepted prepayment [i.e., (PV of all future payments) − (principal balance at time of acceleration)]. The foregoing amount shall be calculated by lender and shall be conclusive and binding on borrower. For purposes hereof, ‘‘Index’’ means the average yield for ‘‘treasury constant maturities’’ published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (‘‘FRB Release’’), for the second full week preceding the date of acceleration of the maturity date for instruments having a maturity coterminous with the remaining term of the loan.

29	Mortgage loan number 98 provides for a prepayment premium that is equal to to the the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which borrower would otherwise be required to pay under the note and the agreement during the original term hereof absent such prepayment, including the outstanding principal amount which would otherwise be due upon the scheduled maturity date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a mortgage equivalent basis pursuant to the standards and practices of the Securities Industry Association), on the date of such prepayment, of the United States Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such prepayment, and (y) the outstanding principal amount on the date of such prepayment

30	Mortgage loan number 99 provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness (‘‘PI’’) being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate (‘‘AYR’’) from Adjusted Interest Rate (‘‘AIR’’), by (C) present value factor calculated using formula: (1 − (1 + r/12)†−n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

‘‘AIR’’ means Interest Rate multiplied by 365.25/360. ‘‘AYR’’ means product of formula: (((1+Reference Treasury Yield/2)†(1/6)) − 1) multiplied by 12. ‘‘Minimum Fee’’ means: (a) 3.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 48th Payment Date but prior to the 72nd Payment Date, (b) 2.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 72nd Payment Date but prior to the 84th Payment Date, or (c) 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 84th Payment Date but prior to the Open Date. ‘‘Reference Treasury Yield’’ means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

31	Mortgage loan number 128 provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness (‘‘PI’’) being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate (‘‘AYR’’) from Adjusted Interest Rate (‘‘AIR’’), by (C) present value factor calculated using formula: (1 − (1 + r/12)†-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

‘‘AIR’’ means Interest Rate multiplied by 365.25/360. ‘‘AYR’’ means product of formula: (((1+Reference Treasury Yield/2)†(1/6)) − 1) multiplied by 12. ‘‘Minimum Fee’’ means: (a) 3.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th Payment Date but prior to the 72nd Payment Date, (b) 2.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 72nd Payment Date but prior to the 84th Payment Date, or (c) 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 84th Payment Date but prior to the Open Date. ‘‘Reference Treasury Yield’’ means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

32	The ‘‘Franchise Agreement Termination Payment Amount’’ of the Mortgage Loan 143 provides for a prepayment premium that is equal to the greater of (A) 1% of the outstanding principal amount of the loan and (B) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which borrower would otherwise be required to pay under the note and the agreement during the original term hereof absent such prepayment, including the outstanding principal amount which would otherwise be due upon the scheduled maturity date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a mortgage equivalent basis pursuant to the standards and practices of the Securities Industry Association), on the date of such prepayment, of the United States Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such prepayment and (y) the outstanding principal amount on the date of such prepayment.

33	Mortgage loan number 145 provides for a prepayment premium that is equal to the amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness (‘‘PI’’) being repaid,

by (B) difference obtained by subtracting Adjusted Yield Rate (‘‘AYR’’) from Adjusted Interest Rate (‘‘AIR’’), by (C) present value factor calculated using formula: (1 − (1 + r/12)†−n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

‘‘AIR’’ means Interest Rate multiplied by 365.25/360. ‘‘AYR’’ means product of formula: (((1+Reference Treasury Yield/2)†(1/6)) − 1) multiplied by 12. ‘‘Reference Treasury Yield’’ means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

Additionally, the loan is locked out from prepayment for two years from the securitization start up date unless the Wright Line tenant exercises its right to purchase the property in accordance with their lease. If the purchase option is exercised, the loan may be prepaid with a prepayment penalty only consisting of Yield Maintenance. Two years from the securitization start up date the loan may only be defeased.

34	Mortgage loan number 203 provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness (‘‘PI’’) being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate (‘‘AYR’’) from Adjusted Interest Rate (‘‘AIR’’), by (C) present value factor calculated using formula: (1 − (1 + r/12)†−n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

‘‘AIR’’ means Interest Rate multiplied by 365.25/360. ‘‘AYR’’ means product of formula: (((1+Reference Treasury Yield/2)†(1/6)) − 1) multiplied by 12. ‘‘Minimum Fee’’ means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 61st Payment Date but prior to the Open Date. ‘‘Reference Treasury Yield’’ means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

35	Mortgage loan number 231 provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness (‘‘PI’’) being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate (‘‘AYR’’) from Adjusted Interest Rate (‘‘AIR’’), by (C) present value factor calculated using formula: (1 − (1 + r/12)†−n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

‘‘AIR’’ means Interest Rate multiplied by 365.25/360. ‘‘AYR’’ means product of formula: (((1+Reference Treasury Yield/2)†(1/6)) − 1) multiplied by 12. ‘‘Minimum Fee’’ means: (a) 3.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 49th Payment Date but prior to the 72nd Payment Date, (b) 2.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 72nd Payment Date but prior to the 84th Payment Date, or (c) 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 84th Payment Date but prior to the Open Date. ‘‘Reference Treasury Yield’’ means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

36	Mortgage loan number 261 provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness (‘‘PI’’) being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate (‘‘AYR’’) from Adjusted Interest Rate (‘‘AIR’’), by (C) present value factor calculated using formula: (1 − (1 + r/12)†−n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

‘‘AIR’’ means Interest Rate multiplied by 365.25/360. ‘‘AYR’’ means product of formula: (((1+Reference Treasury Yield/2)†(1/6)) − 1) multiplied by 12. ‘‘Minimum Fee’’ means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th Payment Date but prior to the Open Date. ‘‘Reference Treasury Yield’’ means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

                              Annex A-2 (All Loans)

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                            % OF                  WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF        MORTGAGE   WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
                             MORTGAGE   DATE PRINCIPAL      POOL     MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
MORTGAGE LOAN SELLER           LOANS     BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

MLML                             104     2,393,751,335       52.9%     5.7989        104          1.35         70.1          66.9
CRF                              151     1,394,353,351       30.8%     5.9369        106          1.34         71.5          65.7
IXIS                               2       512,500,000       11.3%     6.0102        117          1.36         64.2          64.2
PNC                               22       222,104,469        4.9%     6.0786        106          1.23         71.8          65.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          279    $4,522,709,155      100.0%     5.8791        106          1.34X        70.0          66.1
====================================================================================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF       MORTGAGE    WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
                             MORTGAGED  DATE PRINCIPAL     POOL      MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
PROPERTY TYPE               PROPERTIES    BALANCE ($)     BALANCE     RATE (%)      (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                           148     2,182,107,348       48.2%     5.7325        109          1.37         69.6          66.2
   Anchored                       70     1,734,438,177       38.3%     5.6550        107          1.39         70.6          67.9
   Unanchored                     63       307,332,197        6.8%     6.0011        114          1.29         64.5          59.0
   Shadow Anchored                 6        30,511,445        0.7%     6.3072        118          1.31         68.4          60.7
   Single Tenant                   9       109,825,528        2.4%     6.0444        119          1.32         68.9          61.4
Hospitality                       37       395,791,650        8.8%     6.1378        116          1.44         69.5          60.8
Multifamily                       67       882,191,881       19.5%     6.0176        115          1.30         67.3          63.8
   Multifamily                    61       846,494,365       18.7%     6.0134        115          1.30         67.1          63.8
   Manufactured Housing            6        35,697,516        0.8%     6.1163        102          1.27         71.1          64.7
Office                            42       748,166,898       16.5%     5.9549         77          1.27         75.2          72.9
Mixed Use                         16       147,579,505        3.3%     5.9862        119          1.29         66.8          61.4
Industrial                         9        86,584,256        1.9%     5.9449        108          1.35         70.9          66.6
Self Storage                      17        72,914,436        1.6%     6.0859        118          1.33         69.3          61.5
Other                              2         7,373,181        0.2%     6.1957        119          1.33         55.9          48.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          338    $4,522,709,155      100.0%     5.8791        106          1.34X        70.0          66.1
====================================================================================================================================

                              Annex A-2 (All Loans)

PROPERTY STATE/LOCATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF       MORTGAGE    WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
                             MORTGAGED  DATE PRINCIPAL     POOL      MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
PROPERTY STATE/LOCATION     PROPERTIES    BALANCE ($)     BALANCE     RATE (%)      (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

California                        80     1,475,626,223       32.6%     5.7746        116          1.39         64.4          62.5
   Southern                       57     1,155,765,003       25.6%     5.8366        117          1.38         64.2          62.2
   Northern                       23       319,861,220        7.1%     5.5508        114          1.42         65.2          63.8
Texas                             40       544,212,058       12.0%     5.9178         83          1.23         71.7          66.7
Illinois                           9       434,292,848        9.6%     5.9201         67          1.46         73.1          72.9
New York                          15       201,138,669        4.4%     5.9186        118          1.27         76.1          68.5
Virginia                           8       189,844,015        4.2%     5.8779        119          1.31         76.2          73.7
Washington                         9       179,497,077        4.0%     5.7944        119          1.40         69.4          64.2
Nevada                            12       162,067,450        3.6%     5.8404        118          1.32         70.0          66.6
Florida                           17       132,507,086        2.9%     5.9749        117          1.29         73.2          66.1
Arkansas                           4       147,621,480        3.3%     5.6102         61          1.37         78.8          78.6
District of Columbia              18       124,110,000        2.7%     5.9258        117          1.32         54.6          53.3
Minnesota                          5        95,236,253        2.1%     5.8457        108          1.24         77.5          72.7
Alabama                           11        80,697,565        1.8%     5.9238        111          1.27         76.8          71.0
Indiana                           12        78,871,017        1.7%     6.1776        112          1.32         73.9          66.6
Arizona                            5        67,368,944        1.5%     6.2168        114          1.31         67.8          63.3
Michigan                          18        63,860,805        1.4%     6.0378        118          1.42         74.5          65.5
Tennessee                          3        60,454,232        1.3%     5.9870        120          1.26         78.5          66.2
Colorado                           2        55,385,441        1.2%     6.1141        117          1.27         74.6          68.3
Maryland                           4        53,711,023        1.2%     5.9026        119          1.27         72.6          67.7
Missouri                           3        46,732,016        1.0%     6.1662        118          1.22         76.9          69.5
North Carolina                     4        40,224,755        0.9%     5.9354        119          1.36         70.2          59.6
Georgia                           12        35,519,566        0.8%     6.1672        119          1.29         68.6          58.5
Connecticut                        4        32,913,997        0.7%     6.1157        120          1.40         73.7          63.0
Kansas                             4        21,197,243        0.5%     6.1949        120          1.39         70.9          59.4
Wisconsin                          3        16,897,052        0.4%     6.2132        119          1.23         71.8          64.5
New Hampshire                      2        15,645,545        0.3%     5.9629        119          1.32         76.1          74.6
Pennsylvania                       2        15,500,000        0.3%     5.9370        119          1.21         79.9          66.3
Hawaii                             1        15,000,000        0.3%     5.8000        119          1.30         75.4          66.5
New Jersey                         3        14,340,917        0.3%     6.0739        119          1.23         69.4          60.0
Massachusetts                      2        13,794,475        0.3%     6.1314        114          1.22         61.2          53.3
Alaska                             6        12,679,522        0.3%     6.5500        118          1.22         81.9          70.7
Rhode Island                       1        12,530,004        0.3%     6.1200        116          1.44         74.6          63.7
Oklahoma                           3        11,551,631        0.3%     5.9356        120          1.25         79.0          62.3
Wyoming                            1        11,325,000        0.3%     5.6350        119          1.26         75.0          67.3
Nebraska                           3        10,992,005        0.2%     5.9200        119          1.28         66.4          53.3
Oregon                             2        10,545,000        0.2%     5.9310        117          1.50         71.0          68.4
Idaho                              1         8,392,347        0.2%     6.4600         59          1.35         74.3          70.0
Delaware                           2         8,025,000        0.2%     5.8440        120          1.24         72.6          67.8
Ohio                               2         7,080,669        0.2%     6.0909        118          1.22         67.8          59.6
Iowa                               1         5,494,514        0.1%     5.9900        119          1.20         77.4          65.7
New Mexico                         2         4,958,194        0.1%     5.9715        119          1.27         77.5          66.7
Louisiana                          1         3,000,000        0.1%     6.0800        118          1.18         77.9          70.5
Kentucky                           1         1,867,516        0.0%     6.5300        115          1.22         70.5          60.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          338    $4,522,709,155      100.0%     5.8791        106          1.34X        70.0          66.1
====================================================================================================================================

                              Annex A-2 (All Loans)

CUT-OFF DATE PRINCIPAL BALANCES ($)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE      INITIAL                  REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF       MORTGAGE    WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
RANGE OF CUT-OFF DATE        MORTGAGE   DATE PRINCIPAL     POOL      MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
PRINCIPAL BALANCES ($)         LOANS     BALANCE ($)     BALANCE     RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

    759,360 - 1,999,999           21        29,608,745        0.7%     6.2546        124          1.32         71.4          61.5
  2,000,000 - 3,999,999           56       167,379,364        3.7%     6.1322        116          1.33         66.8          57.9
  4,000,000 - 4,999,999           15        66,693,180        1.5%     6.0899        110          1.33         70.2          61.6
  5,000,000 - 5,999,999           21       117,062,568        2.6%     6.1526        115          1.26         69.2          61.4
  6,000,000 - 6,999,999           13        83,710,336        1.9%     5.9434        115          1.40         64.2          57.8
  7,000,000 - 7,999,999           11        82,500,528        1.8%     6.0936        118          1.26         64.8          58.0
  8,000,000 - 9,999,999           24       212,029,758        4.7%     5.9880        105          1.30         72.8          65.2
 10,000,000 - 12,999,999          17       195,552,165        4.3%     6.0125        119          1.38         68.8          60.6
 13,000,000 - 19,999,999          48       780,303,043       17.3%     5.8543        113          1.32         71.9          66.9
 20,000,000 - 49,999,999          41     1,238,506,683       27.4%     5.7850        111          1.34         71.4          67.9
 50,000,000 - 99,999,999           6       377,250,000        8.3%     5.7441        104          1.59         69.7          67.5
100,000,000 - 387,500,000          6     1,172,112,784       25.9%     5.8920         89          1.30         68.3          67.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          279    $4,522,709,155      100.0%     5.8791        106          1.34X        70.0          66.1
====================================================================================================================================

Minimum:                 $759,360
Maximum:                 $387,500,000
Average:                 $16,210,427

MORTGAGE RATES (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE      INITIAL                  REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF       MORTGAGE    WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
RANGE OF                     MORTGAGE   DATE PRINCIPAL     POOL      MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
MORTGAGE RATES (%)             LOANS     BALANCE ($)     BALANCE     RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

   4.6500 - 4.9999                 1        19,500,000        0.4%     4.6500        118          1.12         62.3          58.2
   5.0000 - 5.2499                 1        39,050,000        0.9%     5.2430        108          1.20         78.1          72.3
   5.2500 - 5.4999                27       661,467,247       14.6%     5.4405        119          1.47         66.4          66.2
   5.5000 - 5.7499                21       655,001,897       14.5%     5.6234         89          1.43         71.0          67.5
   5.7500 - 5.9999                74     1,244,964,165       27.5%     5.8704        106          1.30         72.1          67.5
   6.0000 - 6.0999                51     1,007,121,100       22.3%     6.0550        102          1.31         67.1          64.5
   6.1000 - 6.1999                32       318,917,575        7.1%     6.1323        109          1.28         71.3          64.9
   6.2000 - 6.2999                28       338,479,848        7.5%     6.2431        112          1.28         73.6          66.4
   6.3000 - 6.4999                30       172,770,113        3.8%     6.3731        113          1.31         70.9          62.6
   6.5000 - 6.8600                14        65,437,208        1.4%     6.6570        126          1.27         68.3          62.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          279    $4,522,709,155      100.0%     5.8791        106          1.34X        70.0          66.1
====================================================================================================================================

Minimum:                 4.6500
Maximum:                 6.8600
Weighted Average:        5.8791

                              Annex A-2 (All Loans)

DEBT SERVICE COVERAGE RATIOS (X)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE      INITIAL                  REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF       MORTGAGE    WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
RANGE OF DEBT SERVICE        MORTGAGE   DATE PRINCIPAL     POOL      MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
COVERAGE RATIOS (X)            LOANS     BALANCE ($)     BALANCE     RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

  1.10 - 1.19                     19       407,459,027        9.0%     5.7815         89          1.15         72.2          65.8
  1.20 - 1.24                     92     1,134,402,744       25.1%     6.0195        102          1.22         74.4          68.9
  1.25 - 1.29                     44       429,901,123        9.5%     5.9803        117          1.27         73.3          67.6
  1.30 - 1.34                     31       691,476,946       15.3%     5.8903         98          1.33         71.1          68.8
  1.35 - 1.39                     31       891,807,021       19.7%     5.9235        106          1.37         66.3          64.6
  1.40 - 1.44                     24       423,095,200        9.4%     5.7614        118          1.42         70.0          65.0
  1.45 - 1.49                     13       248,677,231        5.5%     5.5345        119          1.47         64.4          63.2
  1.50 - 1.74                     13       167,761,895        3.7%     5.6070        119          1.59         65.0          63.3
  1.75 - 1.99                      7        60,132,884        1.3%     5.7033        118          1.81         59.0          55.3
  2.00 - 3.01                      5        67,995,084        1.5%     5.6062        119          2.88         40.2          38.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          279    $4,522,709,155      100.0%     5.8791        106          1.34X        70.0          66.1
====================================================================================================================================

Minimum:                 1.10x
Maximum:                 3.01x
Weighted Average:        1.34x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE      INITIAL                  REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF       MORTGAGE    WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
RANGE OF CUT-OFF DATE        MORTGAGE   DATE PRINCIPAL     POOL      MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
LOAN-TO-VALUE RATIOS (%)       LOANS     BALANCE ($)     BALANCE     RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

  32.20 - 50.00                   19       137,356,049        3.0%     5.8275        120          2.21         43.2          40.4
  50.01 - 60.00                   25       661,909,028       14.6%     5.9918        116          1.37         57.5          56.2
  60.01 - 65.00                   30       411,524,078        9.1%     5.6106        119          1.40         63.0          60.8
  65.01 - 70.00                   49       844,441,824       18.7%     5.7932        103          1.31         68.5          63.3
  70.01 - 75.00                   56       727,162,140       16.1%     6.0047        111          1.32         72.9          67.0
  75.01 - 77.50                   42       584,963,138       12.9%     5.9398         93          1.28         76.5          72.2
  77.51 - 80.00                   55     1,133,863,252       25.1%     5.8589         98          1.27         78.7          75.1
  80.01 - 83.00                    3        21,489,647        0.5%     6.4235        126          1.24         81.5          69.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          279    $4,522,709,155      100.0%     5.8791        106          1.34X        70.0          66.1
====================================================================================================================================

Minimum:                 32.2
Maximum:                 83.0
Weighted Average:        70.0

                              Annex A-2 (All Loans)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE      INITIAL                  REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF       MORTGAGE    WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
RANGE OF MATURITY DATE       MORTGAGE   DATE PRINCIPAL     POOL      MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
OR ARD LTV RATIOS (%)          LOANS     BALANCE ($)     BALANCE     RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

     Fully Amortizing              2        11,178,118        0.2%     6.5600        178          1.36         44.5           0.0
        27.50 - 40.00             10        41,195,407        0.9%     5.9605        119          1.92         40.6          33.5
        40.01 - 49.99             19       129,859,163        2.9%     5.8493        115          2.02         48.6          44.2
        50.00 - 60.00             58       984,210,722       21.8%     5.9850        117          1.36         60.9          57.1
        60.01 - 62.50             24       262,708,844        5.8%     5.7568        118          1.35         66.7          61.2
        62.51 - 65.00             40       737,723,357       16.3%     5.8353        103          1.31         70.0          64.2
        65.01 - 67.50             35       486,969,615       10.8%     5.8738        118          1.29         72.7          66.7
        67.51 - 70.00             29       306,861,301        6.8%     5.9007        115          1.32         73.6          68.9
        70.01 - 80.00             62     1,562,002,629       34.5%     5.8466         91          1.29         77.4          75.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          279    $4,522,709,155      100.0%     5.8791        106          1.34X        70.0          66.1
====================================================================================================================================

Minimum:                 27.5
Maximum:                 80.0
Weighted Average:        66.1

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE      INITIAL                  REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF       MORTGAGE    WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
RANGE OF REMAINING           MORTGAGE   DATE PRINCIPAL     POOL      MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
TERMS TO MATURITY (MOS.)       LOANS     BALANCE ($)     BALANCE     RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

    54 - 60                       25       935,167,987       20.7%     5.8513         58          1.27         75.0          73.7
    61 - 84                        1         2,397,624        0.1%     6.0300         83          1.20         69.1          62.5
    85 - 121                     249     3,566,055,300       78.8%     5.8838        118          1.36         68.7          64.2
   122 - 213                       4        19,088,243        0.4%     6.3465        169          1.37         59.0          62.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          279    $4,522,709,155      100.0%     5.8791        106          1.34X        70.0          66.1
====================================================================================================================================

Minimum:                  54 mos.
Maximum:                  213 mos.
Weighted Average:         106 mos.

REMAINING STATED AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE      INITIAL                  REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF       MORTGAGE    WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
RANGE OF REMAINING STATED    MORTGAGE   DATE PRINCIPAL     POOL      MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
AMORTIZATION TERMS (MOS.)      LOANS     BALANCE ($)     BALANCE     RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

      Interest Only               51     2,113,425,000       46.7%     5.7539        100          1.42         68.4          68.4
          178 - 240                6        24,878,594        0.6%     6.1928        134          1.35         57.3          47.0
          241 - 300               11        90,175,171        2.0%     6.0318        118          1.34         69.0          53.7
          301 - 360              201     2,127,794,171       47.0%     5.9889        110          1.28         71.3          64.3
          361 - 420               10       166,436,220        3.7%     5.9357        116          1.24         75.1          69.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          279    $4,522,709,155      100.0%     5.8791        106          1.34X        70.0          66.1
====================================================================================================================================

Minimum:                  178 mos.
Maximum:                  420 mos.
Weighted Average:         359 mos.

                              Annex A-2 (All Loans)

AMORTIZATION TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE      INITIAL                  REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF       MORTGAGE    WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
                             MORTGAGE   DATE PRINCIPAL     POOL      MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
AMORTIZATION TYPES             LOANS     BALANCE ($)     BALANCE     RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

Interest Only                     51     2,113,425,000       46.7%     5.7539        100          1.42         68.4          68.4
IO-Balloon                       117     1,486,481,824       32.9%     6.0002        115          1.27         72.3          66.3
Balloon                          109       911,624,214       20.2%     5.9637        103          1.29         70.1          60.5
Fully Amortizing                  2         11,178,118        0.2%     6.5600        178          1.36         44.5            0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          279    $4,522,709,155      100.0%     5.8791        106          1.34X        70.0          66.1
====================================================================================================================================

ESCROW TYPES

-------------------------------------------------------------------

                                                            % OF
                                          AGGREGATE       INITIAL
                             NUMBER OF     CUT-OFF        MORTGAGE
                             MORTGAGE   DATE PRINCIPAL      POOL
ESCROW TYPES                   LOANS     BALANCE ($)      BALANCE
-------------------------------------------------------------------
Real Estate Tax                  221     2,978,121,139       65.8%
Insurance                        191     2,597,257,083       57.4%
Replacement Reserves             201     2,428,241,065       53.7%
TI/LC Reserves                    92     1,464,143,300       45.8%

LOCKBOX TYPES

-------------------------------------------------------------------

                                                            % OF
                                          AGGREGATE       INITIAL
                             NUMBER OF     CUT-OFF        MORTGAGE
                             MORTGAGE   DATE PRINCIPAL      POOL
LOCKBOX TYPES                  LOANS     BALANCE ($)      BALANCE
-------------------------------------------------------------------
Hard                              57     1,734,305,605       38.3%
None at Closing,
  Springing Hard                  31     1,077,068,283       23.8%
Soft at Closing,
  Springing Hard                   6       210,750,000        4.7%
Soft                               3        58,679,522        1.3%
-------------------------------------------------------------------

                             Annex A-2(Loan Group 1)

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF         LOAN      WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
                             MORTGAGE   DATE PRINCIPAL    GROUP 1    MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
MORTGAGE LOAN SELLER           LOANS     BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

MLML                              96     2,306,120,425       61.8%     5.7863        103          1.36         70.0          66.8
CRF                              123     1,207,425,342       32.3%     5.9495        105          1.35         71.6          65.7
PNC                               11        94,322,801        2.5%     6.0679         93          1.26         70.8          64.9
IXIS                               1       125,000,000        3.3%     5.8250        119          1.32         78.6          78.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          231    $3,732,868,568      100.0%     5.8475        104          1.35X        70.8          66.8
====================================================================================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF         LOAN      WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
                             MORTGAGED  DATE PRINCIPAL    GROUP 1    MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
PROPERTY TYPE               PROPERTIES   BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                           148     2,182,107,348       58.5%     5.7325        109          1.37         69.6          66.2
   Anchored                       70     1,734,438,177       46.5%     5.6550        107          1.39         70.6          67.9
   Unanchored                     63       307,332,197        8.2%     6.0011        114          1.29         64.5          59.0
   Shadow Anchored                 6        30,511,445        0.8%     6.3072        118          1.31         68.4          60.7
   Single Tenant                   9       109,825,528        2.9%     6.0444        119          1.32         68.9          61.4
Office                            42       748,166,898       20.0%     5.9549         77          1.27         75.2          72.9
Hospitality                       37       395,791,650       10.6%     6.1378        116          1.44         69.5          60.8
Mixed Use                         16       147,579,505        4.0%     5.9862        119          1.29         66.8          61.4
Industrial                         9        86,584,256        2.3%     5.9449        108          1.35         70.9          66.6
Multifamily                       11        77,851,294        2.1%     5.8901        118          1.33         78.9          71.7
Self Storage                      17        72,914,436        2.0%     6.0859        118          1.33         69.3          61.5
Manufactured Housing               2        14,500,000        0.4%     6.0945         81          1.35         75.0          71.8
Other                              2         7,373,181        0.2%     6.1957        119          1.33         55.9          48.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          284    $3,732,868,568      100.0%     5.8475        104          1.35X        70.8          66.8
====================================================================================================================================

                             Annex A-2 (Loan Group 1)

PROPERTY STATE/LOCATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF         LOAN      WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
                             MORTGAGED  DATE PRINCIPAL    GROUP 1    MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
PROPERTY STATE/LOCATION     PROPERTIES   BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

California                        75     1,050,938,063       28.2%     5.6842        117          1.41         66.4          63.9
   Southern                       53       750,576,843       20.1%     5.7141        118          1.39         66.8          63.8
   Northern                       22       300,361,220        8.0%     5.6092        113          1.44         65.4          64.1
Texas                             26       418,286,928       11.2%     5.8656         73          1.23         71.9          67.3
Illinois                           9       434,292,848       11.6%     5.9201         67          1.46         73.1          72.9
New York                          13       158,268,669        4.2%     5.9664        118          1.27         75.3          65.8
Virginia                           5       180,190,000        4.8%     5.8756        119          1.32         76.3          74.2
Washington                         9       179,497,077        4.8%     5.7944        119          1.40         69.4          64.2
Florida                           17       132,507,086        3.5%     5.9749        117          1.29         73.2          66.1
Arkansas                           1       140,000,000        3.8%     5.5700         60          1.38         78.9          78.9
Nevada                             9       130,239,527        3.5%     5.7464        119          1.36         68.9          66.4
District of Columbia              18       124,110,000        3.3%     5.9258        117          1.32         54.6          53.3
Minnesota                          4        86,590,225        2.3%     5.8323        107          1.24         77.8          73.3
Indiana                           11        69,871,017        1.9%     6.1979        119          1.32         74.7          66.5
Arizona                            4        61,443,944        1.6%     6.2098        114          1.32         67.6          63.4
Alabama                            8        59,583,565        1.6%     5.9113        108          1.26         76.4          69.1
Tennessee                          2        58,544,106        1.6%     5.9703        117          1.26         78.3          66.5
Colorado                           2        55,385,441        1.5%     6.1141        117          1.27         74.6          68.3
Maryland                           4        53,711,023        1.4%     5.9026        119          1.27         72.6          67.7
Michigan                          17        52,740,805        1.4%     6.0394        118          1.46         76.5          67.4
North Carolina                     3        36,224,755        1.0%     5.9614        119          1.36         71.2          60.5
Georgia                           12        35,519,566        1.0%     6.1672        119          1.29         68.6          58.5
Connecticut                        4        32,913,997        0.9%     6.1157        120          1.40         73.7          63.0
Kansas                             4        21,197,243        0.6%     6.1949        120          1.39         70.9          59.4
Missouri                           1        16,000,000        0.4%     6.2220        117          1.33         78.8          74.0
New Hampshire                      2        15,645,545        0.4%     5.9629        119          1.32         76.1          74.6
Pennsylvania                       2        15,500,000        0.4%     5.9370        119          1.21         79.9          66.3
Hawaii                             1        15,000,000        0.4%     5.8000        119          1.30         75.4          66.5
Massachusetts                      2        13,794,475        0.4%     6.1314        114          1.22         61.2          53.3
Rhode Island                       1        12,530,004        0.3%     6.1200        116          1.44         74.6          63.7
New Jersey                         2        11,890,917        0.3%     6.0934        119          1.23         70.8          60.3
Wyoming                            1        11,325,000        0.3%     5.6350        119          1.26         75.0          67.3
Oregon                             2        10,545,000        0.3%     5.9310        117          1.50         71.0          68.4
Idaho                              1         8,392,347        0.2%     6.4600         59          1.35         74.3          70.0
Delaware                           2         8,025,000        0.2%     5.8440        120          1.24         72.6          67.8
New Mexico                         2         4,958,194        0.1%     5.9715        119          1.27         77.5          66.7
Oklahoma                           2         4,251,631        0.1%     6.0140        119          1.31         78.5          54.1
Wisconsin                          2         3,197,052        0.1%     6.4025        119          1.20         70.6          60.6
Louisiana                          1         3,000,000        0.1%     6.0800        118          1.18         77.9          70.5
Nebraska                           1         3,000,000        0.1%     5.7600        120          1.42         56.6          36.8
Ohio                               1         1,890,000        0.1%     6.1100        119          1.21         75.6          67.2
Kentucky                           1         1,867,516        0.1%     6.5300        115          1.22         70.5          60.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          284    $3,732,868,568      100.0%     5.8475        104          1.35X        70.8          66.8
====================================================================================================================================

                             Annex A-2 (Loan Group 1)

CUT-OFF DATE PRINCIPAL BALANCES ($)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF         LOAN      WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
RANGE OF CUT-OFF DATE        MORTGAGE   DATE PRINCIPAL    GROUP 1    MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
PRINCIPAL BALANCES ($)         LOANS     BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

    759,360 - 2,999,999           37        72,521,956        1.9%     6.1139        117          1.39         65.7          56.6
  3,000,000 - 3,999,999           24        84,533,350        2.3%     6.1523        119          1.31         66.9          57.9
  4,000,000 - 4,999,999           13        57,698,165        1.5%     6.1254        108          1.33         70.3          62.1
  5,000,000 - 5,999,999           14        78,294,981        2.1%     6.1761        118          1.28         68.5          61.0
  6,000,000 - 6,999,999           12        77,710,336        2.1%     5.9475        115          1.41         63.5          57.0
  7,000,000 - 7,999,999            8        60,117,912        1.6%     6.1716        125          1.27         64.1          57.9
  8,000,000 - 9,999,999           19       168,806,714        4.5%     5.9816        105          1.31         73.4          65.5
 10,000,000 - 14,999,999          30       384,350,687       10.3%     5.9707        114          1.37         70.0          63.3
 15,000,000 - 19,999,999          26       460,055,000       12.3%     5.8084        114          1.33         72.6          67.9
 20,000,000 - 49,999,999          37     1,126,916,683       30.2%     5.7649        111          1.36         70.7          67.4
 50,000,000 - 99,999,999           6       377,250,000       10.1%     5.7441        104          1.59         69.7          67.5
100,000,000 - 225,000,000          5       784,612,784       21.0%     5.8041         76          1.26         72.6          71.4
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          231    $3,732,868,568      100.0%     5.8475        104          1.35X        70.8          66.8
====================================================================================================================================

Minimum:            $759,360
Maximum:            $225,000,000
Average:            $16,159,604

MORTGAGE RATES (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF         LOAN      WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
RANGE OF                     MORTGAGE   DATE PRINCIPAL    GROUP 1    MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
MORTGAGE RATES (%)             LOANS     BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

  5.2430 - 5.4999                 28       700,517,247       18.8%     5.4295        118          1.46         67.1          66.5
  5.5000 - 5.7499                 17       601,176,897       16.1%     5.6157         86          1.44         70.5          66.9
  5.7500 - 5.9999                 62     1,153,421,654       30.9%     5.8664        106          1.31         72.2          67.7
  6.0000 - 6.0999                 41       558,000,539       14.9%     6.0470         92          1.28         72.4          68.3
  6.1000 - 6.1999                 28       245,677,575        6.6%     6.1322        106          1.31         70.8          64.5
  6.2000 - 6.2999                 20       269,203,220        7.2%     6.2458        112          1.30         73.1          65.9
  6.3000 - 6.3999                 17       101,177,659        2.7%     6.3329        118          1.31         71.7          62.3
  6.4000 - 6.4999                  8        57,293,540        1.5%     6.4319        109          1.31         69.5          63.0
  6.5000 - 6.5999                  4        13,894,868        0.4%     6.5535        166          1.33         49.6          60.8
  6.6000 - 6.8600                  6        32,505,368        0.9%     6.7536        109          1.28         70.3          61.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          231    $3,732,868,568      100.0%     5.8475        104          1.35X        70.8          66.8
====================================================================================================================================

Minimum:               5.2430
Maximum:               6.8600
Weighted Average:      5.8475

                             Annex A-2 (Loan Group 1)

DEBT SERVICE COVERAGE RATIOS (X)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF         LOAN      WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
RANGE OF DEBT SERVICE        MORTGAGE   DATE PRINCIPAL    GROUP 1    MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
COVERAGE RATIOS (X)            LOANS     BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

     1.10 - 1.19                  11       286,016,810        7.7%     5.7265         76          1.16         71.1          64.9
     1.20 - 1.24                  68       978,657,139       26.2%     6.0099        100          1.22         74.8          69.7
     1.25 - 1.29                  35       342,586,099        9.2%     6.0106        118          1.27         73.3          66.5
     1.30 - 1.34                  28       665,429,621       17.8%     5.8792         98          1.33         71.4          69.2
     1.35 - 1.44                  51       915,611,805       24.5%     5.7841        107          1.39         70.9          67.2
     1.45 - 1.49                  13       248,677,231        6.7%     5.5345        119          1.47         64.4          63.2
     1.50 - 1.59                   8       107,626,234        2.9%     5.5594        119          1.53         65.6          64.6
     1.60 - 1.79                   7        79,075,527        2.1%     5.7817        119          1.71         66.1          61.2
     1.80 - 3.01                  10       109,188,101        2.9%     5.5799        119          2.48         44.9          43.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          231    $3,732,868,568      100.0%     5.8475        104          1.35X        70.8          66.8
====================================================================================================================================

Minimum:                 1.10x
Maximum:                 3.01x
Weighted Average:        1.35x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF         LOAN      WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
RANGE OF CUT-OFF DATE        MORTGAGE   DATE PRINCIPAL    GROUP 1    MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
LOAN-TO-VALUE RATIOS (%)       LOANS     BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

   32.20 - 50.00                  18       130,265,438        3.5%     5.8306        124          2.26         42.9          40.0
   50.01 - 60.00                  19       253,130,212        6.8%     5.8518        117          1.38         54.3          51.6
   60.01 - 65.00                  22       325,813,408        8.7%     5.5867        119          1.44         62.9          61.5
   65.01 - 70.00                  47       829,516,824       22.2%     5.7872        104          1.31         68.5          63.2
   70.01 - 75.00                  46       664,090,570       17.8%     6.0060        111          1.33         72.8          67.1
   75.01 - 77.50                  32       481,510,775       12.9%     5.8992         88          1.30         76.5          73.0
   77.51 - 80.00                  46     1,041,641,341       27.9%     5.8510         97          1.27         78.6          75.0
   80.01 - 80.20                   1         6,900,000        0.2%     6.1700        118          1.28         80.2          72.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          231    $3,732,868,568      100.0%     5.8475        104          1.35X        70.8          66.8
====================================================================================================================================

Minimum:                32.2
Maximum:                80.2
Weighted Average:       70.8

                             Annex A-2 (Loan Group 1)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF         LOAN      WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
RANGE OF MATURITY DATE       MORTGAGE   DATE PRINCIPAL    GROUP 1    MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
OR ARD LTV RATIOS (%)          LOANS     BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

Fully Amortizing                   2        11,178,118        0.3%     6.5600        178          1.36         44.5           0.0
           27.50 - 50.00          25       159,485,143        4.3%     5.8158        119          2.08         46.0          41.5
           50.01 - 55.00          16       219,819,262        5.9%     5.9702        117          1.34         57.2          51.5
           55.01 - 60.00          30       278,978,659        7.5%     5.9729        117          1.39         64.9          57.9
           60.01 - 62.50          23       248,208,844        6.6%     5.7502        118          1.36         66.9          61.2
           62.51 - 65.00          36       714,861,326       19.2%     5.8267        102          1.32         69.9          64.2
           65.01 - 67.50          25       432,364,455       11.6%     5.8565        118          1.30         72.4          66.7
           67.51 - 70.00          21       230,544,390        6.2%     5.8488        116          1.37         73.1          68.9
           70.01 - 78.90          53     1,437,428,371       38.5%     5.8266         90          1.30         77.3          75.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          231    $3,732,868,568      100.0%     5.8475        104          1.35X        70.8          66.8
====================================================================================================================================

Minimum:                 27.5
Maximum:                 78.9
Weighted Average:        66.8

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF         LOAN      WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
RANGE OF REMAINING           MORTGAGE   DATE PRINCIPAL    GROUP 1    MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
TERMS TO MATURITY (MOS.)       LOANS     BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

    54 - 84                       21       909,930,264       24.4%     5.8447         59          1.27         75.3          73.9
    85 - 114                       6       105,236,784        2.8%     5.7818        110          1.23         74.7          66.8
   115 - 121                     201     2,700,523,403       72.3%     5.8479        119          1.39         69.2          64.4
   122 - 178                       3        17,178,118        0.5%     6.3295        164          1.39         56.4          65.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          231    $3,732,868,568      100.0%     5.8475        104          1.35X        70.8          66.8
====================================================================================================================================

Minimum:                  54 mos.
Maximum:                  178 mos.
Weighted Average:         104 mos.

REMAINING STATED AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF         LOAN      WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
RANGE OF REMAINING STATED    MORTGAGE   DATE PRINCIPAL    GROUP 1    MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
AMORTIZATION TERMS (MOS.)      LOANS     BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

   Interest Only                  47     1,661,725,000       44.5%     5.6779         96          1.43         70.1          70.1
             178 - 240             6        24,878,594        0.7%     6.1928        134          1.35         57.3          47.0
             241 - 300             9        82,784,979        2.2%     5.9857        118          1.33         70.1          54.4
             301 - 360           163     1,847,915,414       49.5%     5.9868        109          1.29         71.3          64.3
             361 - 420             6       115,564,581        3.1%     5.8847        119          1.26         76.3          70.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          231    $3,732,868,568      100.0%     5.8475        104          1.35X        70.8          66.8
====================================================================================================================================

Minimum:                  178 mos.
Maximum:                  420 mos.
Weighted Average:         358 mos.

                             Annex A-2 (Loan Group 1)

AMORTIZATION TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF         LOAN      WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
                             MORTGAGE   DATE PRINCIPAL    GROUP 1    MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
AMORTIZATION TYPES             LOANS     BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

IO-Balloon                        94     1,254,547,624       33.6%     6.0051        114          1.29         72.5          66.6
Balloon                           88       805,417,827       21.6%     5.9418        102          1.29         69.9          60.4
Interest Only                     47     1,661,725,000       44.5%     5.6779         96          1.43         70.1          70.1
Fully Amortizing                   2        11,178,118        0.3%     6.5600        178          1.36         44.5           0.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          231    $3,732,868,568      100.0%     5.8475        104          1.35X        70.8          66.8
====================================================================================================================================

ESCROW TYPES

-------------------------------------------------------------------

                                                           % OF
                                          AGGREGATE       INITIAL
                             NUMBER OF     CUT-OFF         LOAN
                             MORTGAGE   DATE PRINCIPAL    GROUP 1
ESCROW TYPES                   LOANS     BALANCE ($)      BALANCE
-------------------------------------------------------------------
Real Estate Tax                  173     2,188,280,552      58.6%
Replacement Reserves             157     2,034,787,325      54.5%
Insurance                        144     1,816,062,524      48.7%
TI/LC Reserves                    92     1,464,143,300      45.8%

LOCKBOX TYPES

-------------------------------------------------------------------

                                                           % OF
                                          AGGREGATE       INITIAL
                             NUMBER OF     CUT-OFF         LOAN
                             MORTGAGE   DATE PRINCIPAL    GROUP 1
LOCKBOX TYPES                  LOANS     BALANCE ($)      BALANCE
-------------------------------------------------------------------
Hard                              57     1,734,305,605      46.5%
None at Closing,
  Springing Hard                  30       689,568,283      18.5%
Soft at Closing,
  Springing Hard                   6       210,750,000       5.6%
Soft                               1        32,000,000       0.9%
-------------------------------------------------------------------

                            Annex A-2 (Loan Group 2)

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF         LOAN      WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
                             MORTGAGE   DATE PRINCIPAL    GROUP 2    MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
MORTGAGE LOAN SELLER           LOANS     BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

IXIS                               1       387,500,000       49.1%     6.0700        116          1.37         59.6          59.6
CRF                               28       186,928,008       23.7%     5.8557        114          1.23         71.2          65.6
PNC                               11       127,781,668       16.2%     6.0865        117          1.21         72.5          65.6
MLML                               8        87,630,911       11.1%     6.1310        112          1.23         73.9          68.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           48    $  789,840,587      100.0%     6.0287        115          1.29X        66.0          62.9
====================================================================================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF         LOAN      WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
                             MORTGAGED  DATE PRINCIPAL    GROUP 2    MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
PROPERTY TYPE               PROPERTIES   BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

Multifamily                       50       768,643,070       97.3%     6.0259        115          1.30         66.0          63.0
Manufactured Housing               4        21,197,516        2.7%     6.1311        117          1.22         68.3          59.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           54    $  789,840,587      100.0%     6.0287        115          1.29X        66.0          62.9
====================================================================================================================================

PROPERTY STATE/LOCATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF         LOAN      WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
                             MORTGAGED  DATE PRINCIPAL    GROUP 2    MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
PROPERTY STATE/LOCATION     PROPERTIES   BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

California                         5       424,688,160       53.8%     5.9985        115          1.35         59.5          59.2
Texas                             14       125,925,130       15.9%     6.0913        114          1.22         71.0          64.6
New York                           2        42,870,000        5.4%     5.7420        119          1.27         79.0          78.7
Nevada                             3        31,827,922        4.0%     6.2247        117          1.17         74.6          67.5
Missouri                           2        30,732,016        3.9%     6.1371        119          1.16         75.9          67.2
Alabama                            3        21,114,000        2.7%     5.9592        119          1.28         77.8          76.1
Wisconsin                          1        13,700,000        1.7%     6.1690        119          1.24         72.1          65.4
Alaska                             6        12,679,522        1.6%     6.5500        118          1.22         81.9          70.7
Michigan                           1        11,120,000        1.4%     6.0300        118          1.23         65.0          56.9
Virginia                           3         9,654,015        1.2%     5.9222        119          1.22         74.5          64.1
Indiana                            1         9,000,000        1.1%     6.0200         58          1.31         67.7          67.7
Minnesota                          1         8,646,028        1.1%     5.9800        117          1.18         74.5          66.9
Nebraska                           2         7,992,005        1.0%     5.9800        119          1.23         70.1          59.5
Arkansas                           3         7,621,480        1.0%     6.3489         72          1.24         77.4          73.1
Oklahoma                           1         7,300,000        0.9%     5.8900        120          1.21         79.3          67.1
Arizona                            1         5,925,000        0.8%     6.2900        116          1.21         69.3          63.0
Iowa                               1         5,494,514        0.7%     5.9900        119          1.20         77.4          65.7
Ohio                               1         5,190,669        0.7%     6.0840        118          1.23         65.0          56.9
North Carolina                     1         4,000,000        0.5%     5.7000        120          1.35         61.5          51.7
New Jersey                         1         2,450,000        0.3%     5.9790        118          1.21         62.8          58.8
Tennessee                          1         1,910,126        0.2%     6.5000        213          1.19         83.0          54.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           54    $  789,840,587      100.0%     6.0287        115          1.29X        66.0          62.9
====================================================================================================================================

                            Annex A-2 (Loan Group 2)

CUT-OFF DATE PRINCIPAL BALANCES ($)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF         LOAN      WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
RANGE OF CUT-OFF DATE        MORTGAGE   DATE PRINCIPAL    GROUP 2    MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
PRINCIPAL BALANCES ($)         LOANS     BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

    914,000 - 3,499,999           13        28,597,402        3.6%     6.3270        111          1.25         70.2          61.7
  3,500,000 - 4,499,999            4        15,335,402        1.9%     5.8680        119          1.25         72.3          61.8
  4,500,000 - 5,499,999            5        26,198,065        3.3%     6.0361        119          1.26         69.9          59.6
  5,500,000 - 6,999,999            4        23,564,537        3.0%     6.1031        103          1.23         73.2          67.2
  7,000,000 - 9,999,999            8        65,605,660        8.3%     5.9692        104          1.23         69.1          62.3
 10,000,000 - 12,999,999           2        23,799,522        3.0%     6.3070        118          1.22         74.0          64.3
 13,000,000 - 19,999,999           7       107,650,000       13.6%     5.8224        117          1.22         69.1          64.8
 20,000,000 - 387,500,000          5       499,090,000       63.2%     6.0517        117          1.33         63.6          62.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           48    $  789,840,587      100.0%     6.0287        115          1.29X        66.0          62.9
====================================================================================================================================

Minimum:              $914,000
Maximum:              $387,500,000
Average:              $16,455,012

MORTGAGE RATES (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF         LOAN      WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
RANGE OF                     MORTGAGE   DATE PRINCIPAL    GROUP 2    MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
MORTGAGE RATES (%)             LOANS     BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

    4.6500 - 5.7999                6        80,415,611       10.2%     5.4585        113          1.23         70.9          68.3
    5.8000 - 5.8999                4        36,935,000        4.7%     5.8772        119          1.22         71.2          64.8
    5.9000 - 6.0999               17       496,637,462       62.9%     6.0566        115          1.34         61.9          60.5
    6.1000 - 6.1999                4        73,240,000        9.3%     6.1323        119          1.21         72.7          66.4
    6.2000 - 6.8000               17       102,612,513       13.0%     6.3210        112          1.21         75.4          67.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           48    $  789,840,587      100.0%     6.0287        115          1.29X        66.0          62.9
====================================================================================================================================

Minimum:               4.6500
Maximum:               6.8000
Weighted Average:      6.0287

                            Annex A-2 (Loan Group 2)

DEBT SERVICE COVERAGE RATIOS (X)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF         LOAN      WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
RANGE OF DEBT SERVICE        MORTGAGE   DATE PRINCIPAL    GROUP 2    MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
COVERAGE RATIOS (X)            LOANS     BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

  1.12 - 1.19                      8       121,442,217       15.4%     5.9110        119          1.15         74.8          67.9
  1.20 - 1.24                     24       155,745,605       19.7%     6.0804        114          1.22         71.9          64.0
  1.25 - 1.29                      9        87,315,025       11.1%     5.8616        112          1.27         73.4          71.7
  1.30 - 1.39                      6       420,044,874       53.2%     6.0730        115          1.37         59.9          59.5
  1.40 - 1.43                      1         5,292,867        0.7%     6.4500        119          1.43         58.8          46.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           48    $  789,840,587      100.0%     6.0287        115          1.29X        66.0          62.9
====================================================================================================================================

Minimum:                 1.12x
Maximum:                 1.43x
Weighted Average:        1.29x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF         LOAN      WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
RANGE OF CUT-OFF DATE        MORTGAGE   DATE PRINCIPAL    GROUP 2    MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
LOAN-TO-VALUE RATIOS (%)       LOANS     BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

    49.90 - 70.00                 17       516,505,096       65.4%     6.0132        115          1.34         60.2          59.0
    70.01 - 72.50                  3        25,292,005        3.2%     6.0454        119          1.23         71.4          63.2
    72.51 - 75.00                  7        37,779,564        4.8%     5.9561        109          1.22         74.0          67.7
    75.01 - 77.50                 10       103,452,363       13.1%     6.1289        117          1.17         76.4          68.4
    77.51 - 83.00                 11       106,811,558       13.5%     6.0287        118          1.24         79.8          75.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           48    $  789,840,587      100.0%     6.0287        115          1.29X        66.0          62.9
====================================================================================================================================

Minimum:                    49.9
Maximum:                    83.0
Weighted Average:           66.0

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF         LOAN      WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
RANGE OF MATURITY DATE       MORTGAGE   DATE PRINCIPAL    GROUP 2    MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
OR ARD LTV RATIOS (%)          LOANS     BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

    41.70 - 60.00                 16       496,982,227       62.9%     6.0152        116          1.34         60.1          58.7
    60.01 - 65.00                  5        37,362,031        4.7%     6.0144        118          1.21         69.9          62.1
    65.01 - 67.50                 10        54,605,160        6.9%     6.0111        118          1.22         74.9          66.0
    67.51 - 70.00                  8        76,316,910        9.7%     6.0572        112          1.19         75.1          68.8
    70.01 - 80.00                  9       124,574,258       15.8%     6.0771        112          1.22         78.9          75.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           48    $  789,840,587      100.0%     6.0287        115          1.29X        66.0          62.9
====================================================================================================================================

Minimum:                 41.7
Maximum:                 80.0
Weighted Average:        62.9

                            Annex A-2 (Loan Group 2)

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF         LOAN      WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
RANGE OF REMAINING           MORTGAGE   DATE PRINCIPAL    GROUP 2    MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
TERMS TO MATURITY (MOS.)       LOANS     BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

     55 - 109                      5        27,635,347        3.5%     6.0835         57          1.27         66.7          64.8
    110 - 213                     43       762,205,239       96.5%     6.0267        117          1.30         66.0          62.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           48    $  789,840,587      100.0%     6.0287        115          1.29X        66.0          62.9
====================================================================================================================================

Minimum:                  55 mos.
Maximum:                  213 mos.
Weighted Average:         115 mos.

REMAINING STATED AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF         LOAN      WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
RANGE OF REMAINING STATED    MORTGAGE   DATE PRINCIPAL    GROUP 2    MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
AMORTIZATION TERMS (MOS.)      LOANS     BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

Interest Only                      4       451,700,000       57.2%     6.0336        115          1.36         62.2          62.2
          299 - 360               40       287,268,948       36.4%     6.0171        116          1.22         70.9          63.5
          361 - 420                4        50,871,639        6.4%     6.0516        109          1.18         72.3          66.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           48    $  789,840,587      100.0%     6.0287        115          1.29X        66.0          62.9
====================================================================================================================================

Minimum:                  299 mos.
Maximum:                  420 mos.
Weighted Average:         366 mos.

AMORTIZATION TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          WTD. AVG.
                                                           % OF                   WTD. AVG.                               MATURITY
                                          AGGREGATE       INITIAL                 REMAINING                 WTD. AVG.       DATE
                             NUMBER OF     CUT-OFF         LOAN      WTD. AVG.     TERM TO        WTD.     CUT-OFF DATE    OR ARD
                             MORTGAGE   DATE PRINCIPAL    GROUP 2    MORTGAGE    MATURITY/ARD     AVG.      LTV RATIO     LTV RATIO
AMORTIZATION TYPES             LOANS     BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)       (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

Interest Only                      4       451,700,000       57.2%     6.0336        115          1.36         62.2          62.2
IO-Balloon                        23       231,934,200       29.4%     5.9732        116          1.20         71.0          65.1
Balloon                           21       106,206,387       13.4%     6.1294        113          1.24         71.5          61.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           48    $  789,840,587      100.0%     6.0287        115          1.29X        66.0          62.9
====================================================================================================================================

ESCROW TYPES

-------------------------------------------------------------------

                                                           % OF
                                          AGGREGATE       INITIAL
                             NUMBER OF     CUT-OFF         LOAN
                             MORTGAGE   DATE PRINCIPAL    GROUP 2
ESCROW TYPES                   LOANS     BALANCE ($)      BALANCE
-------------------------------------------------------------------
Real Estate Tax                   48       789,840,587      100.0%
Insurance                         47       781,194,559       98.9%
Replacement Reserves              44       393,453,740       49.8%

LOCKBOX TYPES

-------------------------------------------------------------------

                                                           % OF
                                          AGGREGATE       INITIAL
                             NUMBER OF     CUT-OFF         LOAN
                             MORTGAGE   DATE PRINCIPAL    GROUP 2
LOCKBOX TYPES                  LOANS     BALANCE ($)      BALANCE
-------------------------------------------------------------------
None at Closing,
  Springing Hard                   1       387,500,000      49.1%
Soft                               2        26,679,522       3.4%
Annex A-3
Sonic Automotive II Amortization Schedule

Period	Date	Balance	Principal
0	6/1/2006	$14,900,000.00	$0.00
1	7/1/2006	$14,887,398.29	$12,601.71
2	8/1/2006	$14,877,553.75	$9,844.53
3	9/1/2006	$14,867,651.23	$9,902.53
4	10/1/2006	$14,854,865.10	$12,786.13
5	11/1/2006	$14,844,828.91	$10,036.18
6	12/1/2006	$14,831,912.68	$12,916.23
7	1/1/2007	$14,821,741.29	$10,171.39
8	2/1/2007	$14,811,509.98	$10,231.31
9	3/1/2007	$14,792,774.60	$18,735.38
10	4/1/2007	$14,782,372.65	$10,401.95
11	5/1/2007	$14,769,100.36	$13,272.29
12	6/1/2007	$14,758,558.95	$10,541.41
13	7/1/2007	$14,745,150.91	$13,408.05
14	8/1/2007	$14,734,468.41	$10,682.49
15	9/1/2007	$14,723,722.99	$10,745.42
16	10/1/2007	$14,710,116.35	$13,606.64
17	11/1/2007	$14,699,227.47	$10,888.88
18	12/1/2007	$14,685,481.19	$13,746.28
19	1/1/2008	$14,674,447.19	$11,034.00
20	2/1/2008	$14,663,348.19	$11,099.00
21	3/1/2008	$14,646,610.92	$16,737.27
22	4/1/2008	$14,635,347.94	$11,262.98
23	5/1/2008	$14,621,237.49	$14,110.45
24	6/1/2008	$14,609,825.04	$11,412.45
25	7/1/2008	$14,595,569.09	$14,255.95
26	8/1/2008	$14,584,005.43	$11,563.66
27	9/1/2008	$14,572,373.65	$11,631.78
28	10/1/2008	$14,557,904.19	$14,469.46
29	11/1/2008	$14,546,118.65	$11,785.54
30	12/1/2008	$14,531,499.52	$14,619.13
31	1/1/2009	$14,519,558.44	$11,941.08
32	2/1/2009	$14,507,547.01	$12,011.43
33	3/1/2009	$14,487,194.31	$20,352.70
34	4/1/2009	$14,474,992.23	$12,202.08
35	5/1/2009	$14,459,967.62	$15,024.61
36	6/1/2009	$14,447,605.15	$12,362.47
37	7/1/2009	$14,432,424.41	$15,180.74
38	8/1/2009	$14,419,899.69	$12,524.72
39	9/1/2009	$14,407,301.18	$12,598.50
40	10/1/2009	$14,391,890.68	$15,410.51
41	11/1/2009	$14,379,127.18	$12,763.50
42	12/1/2009	$14,363,556.05	$15,571.12
43	1/1/2010	$14,350,625.64	$12,930.42
44	2/1/2010	$14,337,619.05	$13,006.59
45	3/1/2010	$14,316,362.20	$21,256.85
46	4/1/2010	$14,303,153.78	$13,208.43

Period	Date	Balance	Principal
47	5/1/2010	$14,287,149.54	$16,004.23
48	6/1/2010	$14,273,769.02	$13,380.52
49	7/1/2010	$14,257,597.27	$16,171.75
50	8/1/2010	$14,244,042.67	$13,554.60
51	9/1/2010	$14,230,408.22	$13,634.45
52	10/1/2010	$14,213,989.27	$16,418.94
53	11/1/2010	$14,200,177.78	$13,811.49
54	12/1/2010	$14,183,586.49	$16,591.28
55	1/1/2011	$14,169,595.90	$13,990.59
56	2/1/2011	$14,155,522.89	$14,073.01
57	3/1/2011	$14,133,297.16	$22,225.74
58	4/1/2011	$14,119,010.32	$14,286.84
59	5/1/2011	$14,101,956.31	$17,054.01
60	6/1/2011	$14,087,485.85	$14,471.46
61	7/1/2011	$14,063,991.62	$23,493.23
62	8/1/2011	$14,043,037.01	$20,954.61
63	9/1/2011	$14,021,958.96	$21,078.05
64	10/1/2011	$13,998,092.18	$23,866.78
65	11/1/2011	$13,976,749.37	$21,342.81
66	12/1/2011	$13,952,624.86	$24,124.51
67	1/1/2012	$13,931,014.20	$21,610.65
68	2/1/2012	$13,909,276.24	$21,737.96
69	3/1/2012	$13,882,123.93	$27,152.31
70	4/1/2012	$13,860,097.96	$22,025.97
71	5/1/2012	$13,835,308.44	$24,789.52
72	6/1/2012	$13,813,006.69	$22,301.75
73	7/1/2012	$13,787,948.71	$25,057.98
74	8/1/2012	$13,765,367.97	$22,580.74
75	9/1/2012	$13,742,654.21	$22,713.76
76	10/1/2012	$13,717,195.17	$25,459.05
77	11/1/2012	$13,694,197.63	$22,997.54
78	12/1/2012	$13,668,462.34	$25,735.29
79	1/1/2013	$13,645,177.72	$23,284.62
80	2/1/2013	$13,621,755.94	$23,421.78
81	3/1/2013	$13,590,430.64	$31,325.29
82	4/1/2013	$13,566,686.35	$23,744.29
83	5/1/2013	$13,540,224.14	$26,462.21
84	6/1/2013	$13,516,184.09	$24,040.05
85	7/1/2013	$13,489,433.97	$26,750.12
86	8/1/2013	$13,465,094.72	$24,339.25
87	9/1/2013	$13,440,612.10	$24,482.63
88	10/1/2013	$13,413,431.16	$27,180.94
89	11/1/2013	$13,388,644.19	$24,786.97
90	12/1/2013	$13,361,166.98	$27,477.20
91	1/1/2014	$13,336,072.13	$25,094.85
92	2/1/2014	$13,310,829.45	$25,242.68
93	3/1/2014	$13,277,849.79	$32,979.66
94	4/1/2014	$13,252,264.13	$25,585.66
95	5/1/2014	$13,224,009.45	$28,254.68

Period	Date	Balance	Principal
96	6/1/2014	$13,198,106.62	$25,902.83
97	7/1/2014	$13,169,543.20	$28,563.42
98	8/1/2014	$13,143,319.51	$26,223.68
99	9/1/2014	$13,116,941.35	$26,378.16
100	10/1/2014	$13,087,915.22	$29,026.13
101	11/1/2014	$13,061,210.68	$26,704.54
102	12/1/2014	$13,031,866.84	$29,343.84
103	1/1/2015	$13,004,832.12	$27,034.71
104	2/1/2015	$12,977,638.15	$27,193.97
105	3/1/2015	$12,942,885.65	$34,752.50
106	4/1/2015	$12,915,326.77	$27,558.89
107	5/1/2015	$12,885,151.26	$30,175.50
108	6/1/2015	$12,857,252.27	$27,898.99
109	7/1/2015	$12,826,745.69	$30,506.58
110	8/1/2015	$12,798,502.64	$28,243.05
111	9/1/2015	$12,770,093.21	$28,409.43
112	10/1/2015	$12,739,089.75	$31,003.46
113	11/1/2015	$12,710,330.33	$28,759.42
114	12/1/2015	$12,678,986.17	$31,344.16
115	1/1/2016	$12,649,872.69	$29,113.48
116	2/1/2016	$12,620,587.70	$29,284.99
117	3/1/2016	$12,586,333.68	$34,254.03
118	4/1/2016	$12,556,674.39	$29,659.29
119	5/1/2016	$12,524,454.27	$32,220.12
120	6/1/2016	$0.00	$12,524,454.27

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Annex A-4
Sonoma Ridge Apartments Amortization Schedule

Period	Date	Ending Balance	Principal	Interest
0	10/8/2006	$19,500,000.00	$0.00	$0.00
1	11/8/2006	$19,500,000.00	$0.00	$78,081.25
2	12/8/2006	$19,500,000.00	$0.00	$75,562.50
3	1/8/2007	$19,500,000.00	$0.00	$78,081.25
4	2/8/2007	$19,500,000.00	$0.00	$78,081.25
5	3/8/2007	$19,500,000.00	$0.00	$75,525.00
6	4/8/2007	$19,500,000.00	$0.00	$78,081.25
7	5/8/2007	$19,500,000.00	$0.00	$75,562.50
8	6/8/2007	$19,500,000.00	$0.00	$78,081.25
9	7/8/2007	$19,500,000.00	$0.00	$75,562.50
10	8/8/2007	$19,500,000.00	$0.00	$78,081.25
11	9/8/2007	$19,500,000.00	$0.00	$78,081.25
12	10/8/2007	$19,500,000.00	$0.00	$75,562.50
13	11/8/2007	$19,500,000.00	$0.00	$80,600.00
14	12/8/2007	$19,500,000.00	$0.00	$78,000.00
15	1/8/2008	$19,500,000.00	$0.00	$80,600.00
16	2/8/2008	$19,500,000.00	$0.00	$80,600.00
17	3/8/2008	$19,500,000.00	$0.00	$75,400.00
18	4/8/2008	$19,500,000.00	$0.00	$80,600.00
19	5/8/2008	$19,500,000.00	$0.00	$78,000.00
20	6/8/2008	$19,500,000.00	$0.00	$80,600.00
21	7/8/2008	$19,500,000.00	$0.00	$78,000.00
22	8/8/2008	$19,500,000.00	$0.00	$80,600.00
23	9/8/2008	$19,500,000.00	$0.00	$80,600.00
24	10/8/2008	$19,500,000.00	$0.00	$78,000.00
25	11/8/2008	$19,500,000.00	$0.00	$88,827.92
26	12/8/2008	$19,500,000.00	$0.00	$85,962.50
27	1/8/2009	$19,500,000.00	$0.00	$88,827.92
28	2/8/2009	$19,500,000.00	$0.00	$88,827.92
29	3/8/2009	$19,500,000.00	$0.00	$80,231.67
30	4/8/2009	$19,500,000.00	$0.00	$88,827.92
31	5/8/2009	$19,500,000.00	$0.00	$85,962.50
32	6/8/2009	$19,500,000.00	$0.00	$88,827.92
33	7/8/2009	$19,500,000.00	$0.00	$85,962.50
34	8/8/2009	$19,500,000.00	$0.00	$88,827.92
35	9/8/2009	$19,500,000.00	$0.00	$88,827.92
36	10/8/2009	$19,500,000.00	$0.00	$85,962.50
37	11/8/2009	$19,500,000.00	$0.00	$98,902.92
38	12/8/2009	$19,500,000.00	$0.00	$95,712.50
39	1/8/2010	$19,500,000.00	$0.00	$98,902.92
40	2/8/2010	$19,500,000.00	$0.00	$98,902.92
41	3/8/2010	$19,500,000.00	$0.00	89,331.67
42	4/8/2010	$19,500,000.00	$0.00	$98,902.92
43	5/8/2010	$19,500,000.00	$0.00	$95,712.50
44	6/8/2010	$19,500,000.00	$0.00	$98,902.92
45	7/8/2010	$19,500,000.00	$0.00	$95,712.50
46	8/8/2010	$19,500,000.00	$0.00	$98,902.92

Period	Date	Ending Balance	Principal	Interest
47	9/8/2010	$19,500,000.00	$0.00	$98,902.92
48	10/8/2010	$19,500,000.00	$0.00	$95,712.50
49	11/8/2010	$19,500,000.00	$0.00	$98,902.92
50	12/8/2010	$19,500,000.00	$0.00	$95,712.50
51	1/8/2011	$19,500,000.00	$0.00	$98,902.92
52	2/8/2011	$19,500,000.00	$0.00	$98,902.92
53	3/8/2011	$19,500,000.00	$0.00	$89,331.67
54	4/8/2011	$19,500,000.00	$0.00	$98,902.92
55	5/8/2011	$19,500,000.00	$0.00	$95,712.50
56	6/8/2011	$19,500,000.00	$0.00	$98,902.92
57	7/8/2011	$19,500,000.00	$0.00	$95,712.50
58	8/8/2011	$19,500,000.00	$0.00	$98,902.92
59	9/8/2011	$19,500,000.00	$0.00	$98,902.92
60	10/8/2011	$19,500,000.00	$0.00	$95,712.50
61	11/8/2011	$19,483,366.05	$16,633.95	$98,902.92
62	12/8/2011	$19,463,460.03	$19,906.01	$95,630.86
63	1/8/2012	$19,446,640.75	$16,819.28	$98,717.59
64	2/8/2012	$19,429,736.16	$16,904.59	$98,632.28
65	3/8/2012	$19,406,387.99	$23,348.17	$92,188.70
66	4/8/2012	$19,389,279.24	$17,108.75	$98,428.12
67	5/8/2012	$19,368,911.42	$20,367.82	$95,169.05
68	6/8/2012	$19,351,612.59	$17,298.83	$98,238.04
69	7/8/2012	$19,331,059.89	$20,552.70	$94,984.17
70	8/8/2012	$19,313,569.08	$17,490.81	$98,046.06
71	9/8/2012	$19,295,989.56	$17,579.52	$97,957.35
72	10/8/2012	$19,275,163.84	$20,825.72	$94,711.15
73	11/8/2012	$19,257,389.53	$17,774.31	$97,762.56
74	12/8/2012	$19,236,374.34	$21,015.18	$94,521.69
75	1/8/2013	$19,218,403.30	$17,971.05	$97,565.82
76	2/8/2013	$19,200,341.10	$18,062.20	$97,474.67
77	3/8/2013	$19,172,763.13	$27,577.97	$87,958.90
78	4/8/2013	$19,154,469.45	$18,293.68	$97,243.19
79	5/8/2013	$19,132,949.10	$21,520.35	$94,016.52
80	6/8/2013	$19,114,453.48	$18,495.62	$97,041.25
81	7/8/2013	$19,092,736.72	$21,716.76	$93,820.11
82	8/8/2013	$19,074,037.15	$18,699.57	$96,837.30
83	9/8/2013	$19,055,242.74	$18,794.41	$96,742.46
84	10/8/2013	$19,033,235.35	$22,007.39	$93,529.48
85	11/8/2013	$19,014,233.99	$19,001.36	$96,535.51
86	12/8/2013	$18,992,025.32	$22,208.67	$93,328.20
87	1/8/2014	$18,972,814.95	$19,210.37	$96,326.50
88	2/8/2014	$18,953,507.14	$19,307.81	$96,229.06
89	3/8/2014	$18,924,798.39	$28,708.75	$86,828.12
90	4/8/2014	$18,905,247.05	$19,551.34	$95,985.53
91	5/8/2014	$18,882,503.43	$22,743.62	$92,793.25
92	6/8/2014	$18,862,737.57	$19,765.86	$95,771.01
93	7/8/2014	$18,839,785.31	$22,952.27	$92,584.60
94	8/8/2014	$18,819,802.78	$19,982.53	$95,554.34
95	9/8/2014	$18,799,718.90	$20,083.88	$95,452.99

Period	Date	Ending Balance	Principal	Interest
96	10/8/2014	$18,776,457.32	$23,261.58	$92,275.29
97	11/8/2014	$18,756,153.60	$20,303.72	$95,233.15
98	12/8/2014	$18,732,678.18	$23,475.42	$92,061.45
99	1/8/2015	$18,712,152.42	$20,525.77	$95,011.10
100	2/8/2015	$18,691,522.54	$20,629.87	$94,907.00
101	3/8/2015	$18,661,613.62	$29,908.93	$85,627.94
102	4/8/2015	$18,640,727.41	$20,886.20	$94,650.67
103	5/8/2015	$18,616,685.45	$24,041.97	$91,494.90
104	6/8/2015	$18,595,571.37	$21,114.08	$94,422.79
105	7/8/2015	$18,571,307.76	$24,263.61	$91,273.26
106	8/8/2015	$18,549,963.54	$21,344.23	$94,192.64
107	9/8/2015	$18,528,511.05	$21,452.49	$94,084.38
108	10/8/2015	$18,503,918.29	$24,592.76	$90,944.11
109	11/8/2015	$18,482,232.26	$21,686.02	$93,850.85
110	12/8/2015	$18,457,412.35	$24,819.91	$90,716.96
111	1/8/2016	$18,435,490.45	$21,921.90	$93,614.97
112	2/8/2016	$18,413,457.36	$22,033.09	$93,503.78
113	3/8/2016	$18,385,287.23	$28,170.13	$87,366.74
114	4/8/2016	$18,362,999.52	$22,287.71	$93,249.16
115	5/8/2016	$18,337,594.37	$25,405.15	$90,131.72
116	6/8/2016	$18,315,064.76	$22,529.61	$93,007.26
117	7/8/2016	$18,289,424.34	$25,640.43	$89,896.44
118	8/8/2016	$18,266,650.41	$22,773.93	$92,762.94
119	9/8/2016	$18,243,760.98	$22,889.43	$92,647.44
120	10/8/2016	$0.00	$18,243,760.98	$89,546.46

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Annex A-5
Elm Ridge Center Amortization Schedule

Period	Date	Ending Balance	Principal	Interest
0	5/1/2006	$32,900,000.00	$0.00	$38,127.44
1	6/8/2006	$32,872,443.27	$27,556.73	$168,850.11
2	7/8/2006	$32,839,302.90	$33,140.37	$163,266.47
3	8/8/2006	$32,811,434.66	$27,868.24	$168,538.60
4	9/8/2006	$32,783,423.39	$28,011.27	$168,395.57
5	10/8/2006	$32,749,840.89	$33,582.50	$162,824.34
6	11/8/2006	$32,721,513.51	$28,327.38	$168,079.46
7	12/8/2006	$32,687,623.52	$33,889.99	$162,516.85
8	1/8/2007	$32,658,976.83	$28,646.69	$167,760.15
9	2/8/2007	$32,630,183.12	$28,793.71	$167,613.13
10	3/8/2007	$32,585,035.31	$45,147.81	$151,259.03
11	4/8/2007	$32,555,862.11	$29,173.20	$167,233.64
12	5/8/2007	$32,521,149.39	$34,712.72	$161,694.12
13	6/8/2007	$32,491,648.32	$29,501.07	$166,905.77
14	7/8/2007	$32,456,616.67	$35,031.65	$161,375.19
15	8/8/2007	$32,426,784.40	$29,832.27	$166,574.57
16	9/8/2007	$32,396,799.02	$29,985.38	$166,421.46
17	10/8/2007	$32,361,296.28	$35,502.74	$160,904.10
18	11/8/2007	$32,330,974.80	$30,321.48	$166,085.36
19	12/8/2007	$32,295,145.13	$35,829.67	$160,577.17
20	1/8/2008	$32,264,484.15	$30,660.98	$165,745.86
21	2/8/2008	$32,233,665.81	$30,818.34	$165,588.50
22	3/8/2008	$32,192,016.38	$41,649.43	$154,757.41
23	4/8/2008	$32,160,826.12	$31,190.26	$165,216.58
24	5/8/2008	$32,124,151.38	$36,674.74	$159,732.10
25	6/8/2008	$32,092,612.82	$31,538.56	$164,868.28
26	7/8/2008	$32,055,599.29	$37,013.53	$159,393.31
27	8/8/2008	$32,023,708.91	$31,890.38	$164,516.46
28	9/8/2008	$31,991,654.86	$32,054.05	$164,352.79
29	10/8/2008	$31,954,139.91	$37,514.95	$158,891.89
30	11/8/2008	$31,921,728.82	$32,411.09	$163,995.75
31	12/8/2008	$31,883,866.57	$37,862.25	$158,544.59
32	1/8/2009	$31,851,094.82	$32,771.75	$163,635.09
33	2/8/2009	$31,818,154.88	$32,939.94	$163,466.90
34	3/8/2009	$31,769,242.86	$48,912.02	$147,494.82
35	4/8/2009	$31,735,882.83	$33,360.03	$163,046.81
36	5/8/2009	$31,697,097.54	$38,785.29	$157,621.55
37	6/8/2009	$31,697,097.54	$0.00	$162,676.55
38	7/8/2009	$31,697,097.54	$0.00	$157,428.92
39	8/8/2009	$31,697,097.54	$0.00	$162,676.55
40	9/8/2009	$31,697,097.54	$0.00	$162,676.55
41	10/8/2009	$31,697,097.54	$0.00	$157,428.92
42	11/8/2009	$31,697,097.54	$0.00	$162,676.55
43	12/8/2009	$31,697,097.54	$0.00	$157,428.92
44	1/8/2010	$31,697,097.54	$0.00	$162,676.55
45	2/8/2010	$31,697,097.54	$0.00	$162,676.55
46	3/8/2010	$31,697,097.54	$0.00	$146,933.66

Period	Date	Ending Balance	Principal	Interest
47	4/8/2010	$31,697,097.54	$0.00	$162,676.55
48	5/8/2010	$31,697,097.54	$0.00	$157,428.92
49	6/8/2010	$31,697,097.54	$0.00	$162,676.55
50	7/8/2010	$31,697,097.54	$0.00	$157,428.92
51	8/8/2010	$31,697,097.54	$0.00	$162,676.55
52	9/8/2010	$31,697,097.54	$0.00	$162,676.55
53	10/8/2010	$31,697,097.54	$0.00	$157,428.92
54	11/8/2010	$31,697,097.54	$0.00	$162,676.55
55	12/8/2010	$31,697,097.54	$0.00	$157,428.92
56	1/8/2011	$31,697,097.54	$0.00	$162,676.55
57	2/8/2011	$31,697,097.54	$0.00	$162,676.55
58	3/8/2011	$31,697,097.54	$0.00	$146,933.66
59	4/8/2011	$31,697,097.54	$0.00	$162,676.55
60	5/8/2011	$31,697,097.54	$0.00	$157,428.92
61	6/8/2011	$31,697,097.54	$0.00	$162,676.55
62	7/8/2011	$31,697,097.54	$0.00	$157,428.92
63	8/8/2011	$31,697,097.54	$0.00	$162,676.55
64	9/8/2011	$31,697,097.54	$0.00	$162,676.55
65	10/8/2011	$31,697,097.54	$0.00	$157,428.92
66	11/8/2011	$31,697,097.54	$0.00	$162,676.55
67	12/8/2011	$31,697,097.54	$0.00	$157,428.92
68	1/8/2012	$31,697,097.54	$0.00	$162,676.55
69	2/8/2012	$31,697,097.54	$0.00	$162,676.55
70	3/8/2012	$31,697,097.54	$0.00	$152,181.29
71	4/8/2012	$31,697,097.54	$0.00	$162,676.55
72	5/8/2012	$31,697,097.54	$0.00	$157,428.92
73	6/8/2012	$31,663,367.25	$33,730.29	$162,676.55
74	7/8/2012	$31,624,221.80	$39,145.45	$157,261.39
75	8/8/2012	$31,590,117.49	$34,104.31	$162,302.53
76	9/8/2012	$31,555,838.15	$34,279.34	$162,127.50
77	10/8/2012	$31,516,158.64	$39,679.51	$156,727.33
78	11/8/2012	$31,481,499.73	$34,658.91	$161,747.93
79	12/8/2012	$31,441,451.01	$40,048.72	$156,358.12
80	1/8/2013	$31,406,408.68	$35,042.33	$161,364.51
81	2/8/2013	$31,371,186.51	$35,222.17	$161,184.67
82	3/8/2013	$31,320,202.55	$50,983.96	$145,422.88
83	4/8/2013	$31,284,537.95	$35,664.60	$160,742.24
84	5/8/2013	$31,243,510.98	$41,026.97	$155,379.87
85	6/8/2013	$31,207,452.78	$36,058.20	$160,348.64
86	7/8/2013	$31,166,042.96	$41,409.82	$154,997.02
87	8/8/2013	$31,129,587.18	$36,455.78	$159,951.06
88	9/8/2013	$31,092,944.30	$36,642.88	$159,763.96
89	10/8/2013	$31,050,965.75	$41,978.55	$154,428.29
90	11/8/2013	$31,013,919.37	$37,046.38	$159,360.46
91	12/8/2013	$30,971,548.33	$42,371.04	$154,035.80
92	1/8/2014	$30,934,094.36	$37,453.97	$158,952.87
93	2/8/2014	$30,896,448.17	$37,646.19	$158,760.65
94	3/8/2014	$30,843,263.53	$53,184.64	$143,222.20
95	4/8/2014	$30,805,151.17	$38,112.36	$158,294.48

Period	Date	Ending Balance	Principal	Interest
96	5/8/2014	$30,761,743.25	$43,407.92	$152,998.92
97	6/8/2014	$30,723,212.51	$38,530.74	$157,876.10
98	7/8/2014	$30,679,397.63	$43,814.88	$152,591.96
99	8/8/2014	$30,640,444.28	$38,953.35	$157,453.49
100	9/8/2014	$30,601,291.01	$39,153.27	$157,253.57
101	10/8/2014	$30,556,870.58	$44,420.43	$151,986.41
102	11/8/2014	$30,517,288.39	$39,582.19	$156,824.65
103	12/8/2014	$30,472,450.75	$44,837.64	$151,569.20
104	1/8/2015	$30,432,435.30	$40,015.45	$156,391.39
105	2/8/2015	$30,392,214.48	$40,220.82	$156,186.02
106	3/8/2015	$30,336,692.44	$55,522.04	$140,884.80
107	4/8/2015	$30,295,980.25	$40,712.19	$155,694.65
108	5/8/2015	$30,250,043.45	$45,936.80	$150,470.04
109	6/8/2015	$30,208,886.56	$41,156.89	$155,249.95
110	7/8/2015	$30,162,517.19	$46,369.37	$150,037.47
111	8/8/2015	$30,120,911.09	$41,606.10	$154,800.74
112	9/8/2015	$30,079,091.46	$41,819.63	$154,587.21
113	10/8/2015	$30,032,077.44	$47,014.02	$149,392.82
114	11/8/2015	$29,989,801.90	$42,275.54	$154,131.30
115	12/8/2015	$29,942,344.41	$47,457.49	$148,949.35
116	1/8/2016	$29,899,608.34	$42,736.07	$153,670.77
117	2/8/2016	$29,856,652.93	$42,955.41	$153,451.43
118	3/8/2016	$29,803,591.20	$53,061.73	$143,345.11
119	4/8/2016	$29,760,143.01	$43,448.19	$152,958.65
120	5/8/2016	$0.00	$29,760,143.01	$147,808.71

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Mortgage Pool Prepayment Profile

Percent of Remaining Balance Analysis1

Period	Months Since Cut-Off Date	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Rem Mortgage Pool Balance Lock Out/ Defeasance[2]	% of Rem Mortgage Pool Balance Yield Maintenance[3]	% of Rem Mortgage Pool Balance 6% Penalty	% of Rem Mortgage Pool Balance 5% Penalty	% of Rem Mortgage Pool Balance 4% Penalty	% of Rem Mortgage Pool Balance 3% Penalty	% of Rem Mortgage Pool Balance 2% Penalty	% of Rem Mortgage Pool Balance 1% Penalty	% of Rem Mortgage Pool Balance Lock Open	Total
6/1/2007	6	280	$4,516,701,466.85	94.84%	5.16%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	100%
6/1/2008	18	280	$4,503,611,115.55	94.52%	5.48%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	100%
6/1/2009	30	280	$4,487,509,179.90	84.39%	15.61%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	100%
6/1/2010	42	280	$4,466,940,634.40	83.38%	16.62%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	100%
6/1/2011	54	280	$4,424,991,530.18	74.81%	16.83%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	8.36%	100%
6/1/2012	66	255	$3,497,614,504.24	84.51%	15.49%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	100%
6/1/2013	78	255	$3,467,342,811.42	84.37%	15.57%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.06%	100%
6/1/2014	90	254	$3,433,021,504.95	83.78%	15.66%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.57%	100%
6/1/2015	102	254	$3,398,865,209.44	83.48%	15.75%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.78%	100%
6/1/2016	114	249	$3,238,976,029.81	71.94%	3.08%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	24.98%	100%
6/1/2017	126	4	$11,304,393.72	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	100%
6/1/2018	138	4	$5,246,407.77	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	100%
6/1/2019	150	3	$4,238,411.14	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	100%
6/1/2020	162	3	$3,161,968.50	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	100%
6/1/2021	174	3	$2,011,084.97	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	100%
6/1/2022	186	1	$1,392,098.52	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	100%
6/1/2023	198	1	$1,336,954.06	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	100%
6/1/2024	210	1	$1,278,302.00	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	100%

Annex A-6

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ANNEX B

CERTAIN CHARACTERISTICS REGARDING MULTIFAMILY PROPERTIES

 LOAN #       ORIGINATOR(1)                       PROPERTY NAME                                        STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

    1         IXIS             Park La Brea Apartments                                   6200 West Third Street
   24         CRF              Mansions at Technology Park                               2 River Chase
   36         MLML             Club at Desert Pines                                      3700 East Bonanza Road
   47         PNC              The Manor Homes of Arbor Walk                             1318 SW Manor Lake Drive
   48         PNC              Colonial Village at Haverhill Apt Homes                   12222 Vance Jackson Road
   59         CRF              Sonoma Ridge Apartments                                   2900 Saint Paul Drive
   73         PNC              Merrywood Apartment Homes                                 22400 Westheimer Parkway
              CRF              Choice - Northtowne MHP and Choice - Marysville MHP       Various
   77         CRF              Choice - Northtowne MHP                                   6255 Telegraph Road
   78         CRF              Choice - Marysville MHP                                   506 North Main Street
   88         PNC              Wynhaven - Hollister Apartments                           7740 West Little York
   91         PNC              Franciscan at Bear Creek Apartments                       1600 Village Drive
   96         MLML             Regents Walk                                              726 Raleigh Court
   99         CRF              Victorian Quarters at Team Ranch                          8889 Cook Ranch Road
   102        MLML             Presidio Square                                           5401 West Presidio Lane
   106        CRF              Lythgoe MFH Portfolio                                     Various
 106.01       CRF              80th Avenue                                               2001-2171 West 80th Avenue
 106.02       CRF              Strawberry                                                2100-2110 Strawberry Road
 106.03       CRF              Woburn                                                    7321-7327 Woburn Circle
 106.04       CRF              64th Avenue                                               2625-2651 East 64th Avenue
 106.05       CRF              Lunar                                                     3855 Lunar Drive
 106.06       CRF              Bearfoot                                                  7100 Bearfoot Drive
   128        CRF              Victoria Park Apartments                                  8600 South Course
   131        MLML             The Pointe at St. Joseph's                                307 East LaSalle Avenue
   137        MLML             LaSalle Apartments                                        36 South 9th Street
   142        MLML             3515 Arlene Drive                                         3515 Arlene Drive
   144        PNC              Heritage Park Apartments - Azusa                          850 South Vincent Avenue
   146        PNC              Georgetown Apartments & The Willows Apartments            7110 Van Dorn Street, 1800 Know Street
 146.01       PNC              The Willows Apartments                                    1800 Knox Street
 146.02       PNC              Georgetown Apartments                                     7110 Van Dorn Street
   152        PNC              Twin Creek Village Apartments                             1300 Creekside Drive
   156        CRF              Foothill Courtyard Apartments                             1360 Foothill Drive
   168        CRF              Willow Ridge Apartments                                   500 Old Farm Lane
   169        PNC              Creekwood Apartments - Houston                            11911 Northwest Freeway
   170        CRF              Canyon Walk Apartments                                    1502 West Glendale Avenue
   177        PNC              River Oaks Apartments - Arlington                         711 Brentford Place
   183        CRF              Town Square                                               930 School Street
   185        MLML             Doux Chene                                                2101 Harvey Mitchell Parkway South
   187        CRF              Warehouse Apartments                                      405 Cross Street
   189        CRF              Courtyard at Exchange Alley                               1323 East Main Street
   201        CRF              Ticon-Taylor's Pond Apartments                            401 Archdale Drive
   203        CRF              Wood Ridge Apartments                                     1900 Burton Drive
   213        CRF              Casa Claire                                               1125 Hillcrest Street
   216        CRF              Wynwood Apartments                                        1267 A Nelson Street
   223        CRF              Pebble Creek Apts                                         1454 Hussman Avenue
   233        CRF              Timbers Apartments                                        1224 North Albert Pike Avenue
   239        CRF              The Village Apartments                                    3600 Kinkead Avenue
   240        CRF              Arrowhead MHP                                             4175 West 4th Street
   241        CRF              Laurel Canyon Apartments                                  6901 Laurel Canyon Boulevard
   244        MLML             Beech Kearny Apartments                                   91 Beech Street
   250        CRF              Holiday Acres                                             2701 Leary Lane
   255        CRF              Longfellow Apartments                                     1215 Longfellow
   256        CRF              Vineyards on Garland Apartments                           2000 North Garland Avenue
   259        PNC              Stone Ridge Apartments                                    1020 West 37th Street
   261        CRF              Jefferson Manor Townhomes                                 1-37 Jefferson Court
   273        CRF              Collindale Apartments                                     5223 Collindale Road
   276        CRF              Fairways Apartments                                       1237 38th Street South

                                                                                           NUMBER OF               PROPERTY
 LOAN #                  CITY             STATE        ZIP CODE           COUNTY          PROPERTIES                 TYPE
------------------------------------------------------------------------------------------------------------------------------------

    1              Los Angeles             CA            90036        Los Angeles              1           Multifamily
   24              North Greenbush         NY            12144        Rensselaer               1           Multifamily
   36              Las Vegas               NV            89110        Clark                    1           Multifamily
   47              Lee's Summit            MO            64082        Jackson                  1           Multifamily
   48              San Antonio             TX            78230        Bexar                    1           Multifamily
   59              Santa Rosa              CA            95405        Sonoma                   1           Multifamily
   73              Katy                    TX            77450        Fort Bend                1           Multifamily
                   Various               Various        Various       Various                  2           Manufactured Housing
   77              Erie                    MI            48133        Monroe                   1           Manufactured Housing
   78              Marysville              OH            43040        Union                    1           Manufactured Housing
   88              Houston                 TX            77040        Harris                   1           Multifamily
   91              Euless                  TX            76039        Tarrant                  1           Multifamily
   96              Homewood                AL            35209        Jefferson                1           Multifamily
   99              Benbrook                TX            76126        Tarrant                  1           Multifamily
   102             Milwaukee               WI            53223        Milwaukee                1           Multifamily
   106             Anchorage               AK           Various       Anchorage                6           Multifamily
 106.01            Anchorage               AK            99502        Anchorage                1           Multifamily
 106.02            Anchorage               AK            99502        Anchorage                1           Multifamily
 106.03            Anchorage               AK            99502        Anchorage                1           Multifamily
 106.04            Anchorage               AK            99507        Anchorage                1           Multifamily
 106.05            Anchorage               AK            99504        Anchorage                1           Multifamily
 106.06            Anchorage               AK            99502        Anchorage                1           Multifamily
   128             Houston                 TX            77099        Harris                   1           Multifamily
   131             South Bend              IN            46617        St. Joseph               1           Multifamily
   137             Minneapolis             MN            55402        Hennepin                 1           Multifamily
   142             Branson                 MO            65616        Taney                    1           Multifamily
   144             Azusa                   CA            91702        Los Angeles              1           Multifamily
   146             Lincoln                 NE           Various       Lancaster                2           Multifamily
 146.01            Lincoln                 NE            68521        Lancaster                1           Multifamily
 146.02            Lincoln                 NE            68506        Lancaster                1           Multifamily
   152             Norman                  OK            73071        Cleveland                1           Multifamily
   156             Vista                   CA            92084        San Diego                1           Multifamily
   168             Prattville              AL            36066        Elmore                   1           Multifamily
   169             Houston                 TX            77092        Harris                   1           Multifamily
   170             Phoenix                 AZ            85021        Maricopa                 1           Multifamily
   177             Arlington               TX            76006        Tarrant                  1           Multifamily
   183             Des Moines              IA            50309        Polk                     1           Multifamily
   185             College Station         TX            77840        Brazos                   1           Multifamily
   187             College Station         TX            77840        Brazos                   1           Multifamily
   189             Richmond                VA            23219        Richmond City            1           Multifamily
   201             Durham                  NC            27707        Durham                   1           Multifamily
   203             Austin                  TX            78741        Travis                   1           Multifamily
   213             Mesquite                TX            75149        Dallas                   1           Multifamily
   216             Richmond                VA            23231        Richmond City            1           Multifamily
   223             Gardnerville            NV            89410        Polk                     1           Multifamily
   233             Fort Smith              AR            72904        Sebastian                1           Multifamily
   239             Fort Smith              AR            72903        Sebastian                1           Multifamily
   240             Reno                    NV            89523        Washoe                   1           Manufactured Housing
   241             North Hollywood         CA            91605        Los Angeles              1           Multifamily
   244             Kearny                  NJ            07032        Hudson                   1           Multifamily
   250             Victoria                TX            77901        Victoria                 1           Manufactured Housing
   255             Beaumont                TX            77706        Jefferson                1           Multifamily
   256             Fayetteville            AR            72701        Washington               1           Multifamily
   259             Chattanooga             TN            37410        Hamilton                 1           Multifamily
   261             Fairport                NY            14450        Monroe                   1           Multifamily
   273             Richmond                VA            23234        Chesterfield             1           Multifamily
   276             Birmingham              AL            35222        Jefferson                1           Multifamily

                                                                 CUT-OFF DATE      LOAN
                           PROPERTY           CUT-OFF DATE          BALANCE        GROUP                              OCCUPANCY
 LOAN #                     SUBTYPE           BALANCE ($)        PER UNIT ($)      1 OR 2       OCCUPANCY %             DATE
-----------------------------------------------------------------------------------------------------------------------------------

    1              Garden and High-Rise        387,500,000         182,869.28        2             96.58               6/28/2006
   24              Garden                       41,000,000         105,128.21        2             92.82               10/3/2006
   36              Garden                       26,000,000          63,569.68        2             97.31               7/24/2006
   47              Garden                       22,390,000          79,964.29        2             86.80               7/12/2006
   48              Garden                       22,200,000          68,944.10        2             95.00               7/26/2006
   59              Garden                       19,500,000         108,333.33        2             99.44                8/6/2006
   73              Garden                       16,800,000          73,684.21        2             94.30              10/13/2006
                   Mobile Home Park             16,310,669          23,638.65        2             80.00                 Various
   77              Mobile Home Park             11,120,000          23,638.65        2             87.50               6/30/2006
   78              Mobile Home Park              5,190,669          23,638.65        2             70.59               7/31/2006
   88              Garden                       14,950,000          46,284.83        2             92.90               9/27/2006
   91              Garden                       14,500,000          54,924.24        2             96.20                8/7/2006
   96              Garden                       14,200,000          64,840.18        2             96.80               9/18/2006
   99              Garden                       14,000,000          56,451.61        2             89.92              10/11/2006
   102             Garden                       13,700,000          55,241.94        2             90.32               10/2/2006
   106             Garden                       12,679,522          72,042.74        2             95.45                8/8/2006
 106.01            Garden                        7,714,557                           2             96.15                8/8/2006
 106.02            Garden                        1,713,603                           2             95.83                8/8/2006
 106.03            Garden                        1,153,618                           2             100.00               8/8/2006
 106.04            Garden                        1,108,567                           2             93.75                8/8/2006
 106.05            Garden                          497,572                           2             87.50                8/8/2006
 106.06            Garden                          491,604                           2             87.50                8/8/2006
   128             Garden                        9,135,000          23,483.29        2             90.23                7/1/2006
   131             Garden                        9,000,000          44,554.46        2             94.55               7/19/2006
   137             Mid/High Rise                 8,646,028          71,454.78        2             98.35               7/20/2006
   142             Garden                        8,342,016          59,585.83        2             66.43               7/12/2006
   144             Garden                        8,100,000          92,045.45        2             97.73                9/5/2006
   146             Garden                        7,992,005          30,272.75        2             93.60                 Various
 146.01            Garden                        4,276,424                           2             96.60               9/30/2006
 146.02            Garden                        3,715,581                           2             89.60               9/20/2006
   152             Garden                        7,300,000          39,673.91        2             91.85               8/31/2006
   156             Garden                        7,090,611          65,653.80        2             90.74               8/23/2006
   168             Garden                        6,000,000          62,500.00        2             100.00              10/5/2006
   169             Garden                        5,989,537          21,015.92        2             89.80               8/23/2006
   170             Garden                        5,925,000          35,692.77        2             95.78               6/28/2006
   177             Garden                        5,650,000          30,053.19        2             94.10               8/16/2006
   183             Garden                        5,494,514          38,156.35        2             95.80               8/24/2006
   185             Garden                        5,292,867          15,036.55        2             92.33               7/14/2006
   187             Student Housing               5,225,000         111,170.21        2             100.00              10/2/2006
   189             Garden                        4,995,015          99,900.30        2             96.00              10/12/2006
   201             Garden                        4,000,000          55,555.56        2             81.94               10/5/2006
   203             Garden                        3,996,063          29,821.37        2             97.01               9/21/2006
   213             Garden                        3,739,338          23,370.86        2             96.25               6/30/2006
   216             Garden                        3,600,000          30,000.00        2             96.67               9/19/2006
   223             Garden                        3,291,076          65,821.51        2             93.66               10/5/2006
   233             Garden                        2,980,000          20,135.14        2             99.32               5/22/2006
   239             Garden                        2,575,200          17,638.36        2             98.63               5/22/2006
   240             Mobile Home Park              2,536,847          41,587.65        2             98.36               5/12/2006
   241             Garden                        2,497,549         104,064.55        2             66.67               8/15/2006
   244             Mid Rise                      2,450,000          58,333.33        2             95.24               8/10/2006
   250             Mobile Home Park              2,350,000          17,028.99        2             91.30               6/30/2006
   255             Garden                        2,097,324          15,088.67        2             84.89               8/31/2006
   256             Garden                        2,066,280          43,047.50        2             100.00              8/29/2006
   259             Section 42                    1,910,126          27,287.51        2             95.70                6/6/2006
   261             Garden                        1,870,000          62,333.33        2             93.33               6/30/2006
   273             Garden                        1,059,000          52,950.00        2             100.00              9/18/2006
   276             Garden                          914,000          30,466.67        2             100.00              6/22/2006

                                          PADS               STUDIOS                  1 BEDROOM                 2 BEDROOM
                                     ---------------   ---------------------    -----------------------    ---------------------
                                      AVG RENT PER       #    AVG RENT PER        #     AVG RENT PER         #    AVG RENT PER
 LOAN #       TOTAL UNITS/PADS          MO. ($)        UNITS     MO. ($)        UNITS      MO. ($)         UNITS    MO. ($)
--------------------------------------------------------------------------------------------------------------------------------

    1               4,238                                18       1,187         1,517       1,399          2,416     1,727
   24                390                                                          81         891            207      1,147
   36                409                                                          96         641            313       730
   47                280                                                         112         769            112       996
   48                322                                                         136         807            154      1,000
   59                180                                                          24         985            132      1,229
   73                228                                                         138         874            71       1,266
                     690                  352
   77                384                  383
   78                306                  314
   88                323                                                         114         676            161       833
   91                264                                                         116         717            118       888
   96                219                                                          90         630            109       764
   99                248                                                         145         791            84       1,074
   102               248                                                          42         849            124       883
   106               176                                                                                    176       918
 106.01              104                                                                                    104       909
 106.02              24                                                                                     24        957
 106.03              16                                                                                     16        905
 106.04              16                                                                                     16        925
 106.05               8                                                                                      8        925
 106.06               8                                                                                      8        925
   128               389                                                         327         454            62        620
   131               202                                                          80         663            122       784
   137               121                                103        818            18        1,203
   142               140                                                          12                        116       661
   144               88                                                                                     88       1,105
   146               264                                                          99         464            165       513
 146.01              149                                                          44         435            105       472
 146.02              115                                                          55         488            60        583
   152               184                                                                                    184       554
   156               108                                                          76         860            16       1,105
   168               96                                                           24         684            64        763
   169               285                                                         130         450            126       576
   170               166                                 54        519            68         598            44        764
   177               188                                 20        404           132         492            36        677
   183               144                                                          86         542            58        612
   185               352                                 80        383           152         431            112       519
   187               47                                  5         707                                      24       1,234
   189               50                                                           50        1,019
   201               72                                                           4          678            68        825
   203               134                                 22        461            88         517            24        637
   213               160                                                          32         460            96        570
   216               120                                                                                    120       536
   223               50                                                           10         696            40        789
   233               148                                                         100         321            48        419
   239               146                                                          84         318            49        388
   240               61                   415
   241               24                                                           7         1,179           17       1,445
   244               42                                  7         805            31         854             4        964
   250               138                  215
   255               139                                                          39         595            85        672
   256               48                                                           24         456            24        527
   259               70                                                           10         433            36        538
   261               30                                                                                     22        825
   273               20                                                                                     20        626
   276               30                                                           30         499

                      3 BEDROOM                 4 BEDROOM
                 ---------------------    ----------------------
                   #    AVG RENT PER        #     AVG RENT PER      UTILITIES          ELEVATOR
 LOAN #          UNITS     MO. ($)        UNITS     MO. ($)         TENANT PAYS        PRESENT
------------------------------------------------------------------------------------------------------

    1             271       2,354           16       2,881          E,S,W              Yes
   24             102       1,263                                   E, G               No
   36                                                               E, G               No
   47              56       1,248                                                      No
   48              32       1,440                                                      No
   59              24       1,490                                   E, G, S, W         No
   73              19       1,940                                   E, W, S            No

   77
   78
   88              48       1,032                                   E, H               No
   91              30       1,130                                   E                  No
   96              19        957                                    E, S, W            No
   99              19       1,425                                   E, G               No
   102             82        924                                    E, G               No
   106                                                                                 No
 106.01                                                                                No
 106.02                                                                                No
 106.03                                                                                No
 106.04                                                                                No
 106.05                                                                                No
 106.06                                                                                No
   128                                                                                 No
   131                                                              E, G               No
   137                                                              E, S, W            Yes
   142             12                                               E                  No
   144                                                              W, S               No
   146                                                              E                  No
 146.01                                                             E                  No
 146.02                                                             E                  No
   152                                                                                 No
   156             16       1,486                                   E, G, S, W         No
   168             8         839                                    E                  No
   169             29        663                                    E, H               No
   170                                                                                 No
   177                                                                                 No
   183                                                              E, G               Yes
   185             8         751                                    E, G               No
   187             5        1,453           13       1,920                             Yes
   189                                                              G, S, W            Yes
   201                                                              E, S, W            No
   203                                                              E                  No
   213             32        690                                    E                  No
   216                                                              E, G               No
   223                                                              E, G               No
   233                                                                                 No
   239             13        345                                                       No
   240                                                              E, G               No
   241                                                                                 No
   244                                                              E, G               Yes
   250                                                              E, G, S, W
   255             15        807                                                       No
   256                                                                                 No
   259             24        680                                    E, H               No
   261             8         851                                    E                  No
   273                                                              E, G               No
   276                                                              E                  No
Footnotes to Annex B

1	MLML − Merrill Lynch Mortgage Lending, Inc., CRF − Countrywide Commercial Real Estate Finance, Inc., PNC − PNC Bank, National Association, IXIS − IXIS Real Estate Capital Inc.

1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX C

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

PARK LA BREA APARTMENTS

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                           Los Angeles, CA
Property Type                                                       Multifamily
Size (Units)                                                              4,238
Percentage Physical Occupancy as of June 28, 2006                         96.6%
Year Built                                                                 1943
Year Renovated                                                             1996
Appraisal Value                                                  $1,300,000,000
# of Tenant Leases                                                        4,093
Average Monthly Rent Per Unit                                            $1,652
Underwritten Economic Occupancy                                           96.1%
Underwritten Revenues                                               $93,933,103
Underwritten Total Expenses                                         $27,761,774
Underwritten Net Operating Income (NOI)                             $66,171,329
Underwritten Net Cash Flow (NCF)                                    $65,323,729
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
 -------------------------------------------------------------------------------
Mortgage Loan Seller                              IXIS Real Estate Capital Inc.
Loan Group                                                                    2
Origination Date                                                August 10, 2006
Cut-off Date Principal Balance                                  $387,500,000(1)
Cut-off Date Loan Balance Per Unit                                  $182,869(1)
Percentage of Initial Mortgage Pool Balance                                8.6%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           6.0700%
Amortization Type                                                 Interest Only
IO Period (Months)                                                          120
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         NAP
                                                          LO(24)(2),YM(1),YM or
Original call protection                                           DEF(88),O(7)
Lockbox                                                        None at Closing,
                                                                 Springing Hard
Cut-off Date LTV Ratio(1)                                                 59.6%
LTV Ratio at Maturity or ARD(1)                                           59.6%
Underwritten DSCR on NOI(1)                                               1.39x
Underwritten DSCR on NCF(1)                                               1.37x
--------------------------------------------------------------------------------

(1)   The Park La Brea Apartments loan was originated in the amount of
      $775,000,000, of which $387,500,000 is included in the trust. A Pari-Passu fixed rate note in the amount of $387,500,000 was included in the J.P.
      Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8
      securitization. Calculations of LTV, DSCR and Cut-off Date Loan Amount per
      Unit are based on the whole loan amount.

(2)   Defeasance lock-out period expires 24 months following the closing of the
      J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8
      securitization (which occurred on September 28, 2006).

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        1

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        2

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Park La Brea Apartments Loan") is evidenced by a single promissory note and secured by a first mortgage encumbering in a 4,238 unit apartment complex (the "Park La Brea Apartments Property"), located in Los
Angeles, California.

The total financing amount of $775,000,000 is bifurcated into two pari-passu notes (collectively, the "Park La Brea Apartments Whole Loan"): $387,500,000 A-2
note included in the trust and a $387,500,000 A-1 note that was included in the
J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8 securitization.

The principal balance of the Park La Brea Apartments Loan included in the trust represents approximately 8.6% of the initial mortgage pool balance and approximately 49.1% of the initial loan group 2 balance.

The Park La Brea Apartments Loan was originated on August 10, 2006 by IXIS Real
Estate Capital Inc. and has a remaining term of 116 months to its maturity date on August 9, 2016. The Park La Brea Apartments Loan may be voluntarily prepaid without payment of a prepayment premium on or after February 9, 2016 and permits defeasance with United States government obligations beginning 2 years after the closing of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8
securitization (which occurred on September 28, 2006).

THE PROPERTY. The Park La Brea Apartments Property is a 4,238-unit apartment complex consisting of both garden style and high-rise buildings. In total, there are 68 garden apartment buildings (26 clusters), 18 high-rise (tower) apartment buildings, seven parking garages, one leasing office and two recreation buildings. The garden apartment buildings were constructed between 1943 and
1951, while the tower buildings were constructed between 1950 and 1951. The net rentable area is 4,112,655 square feet indicating an overall average unit size of 970 square feet. The overall unit mix consists of 18 studio units; 1,517 one-bedroom units; 2,416 two-bedroom units; 271 three-bedroom units; and 16 four bedroom units. The Park La Brea Apartments Property also provides an 8,200 square foot activities center that includes: an 84-seat theatre/multimedia room;
executive conference room; business center with online computer terminals, fax, copier and printing services; flexible and fully-equipped meeting/event space;
fitness center; and the Curson Cafe, featuring coffee, baked goods and sandwiches, and wi-fi connectivity. Additional amenities provided include: 6.8 miles of quiet private roads; 5 acres of parks, green belts and grassy fields; 5 miles of fitness trails; Jr. Olympic sized pool and spa; private bike path;
courtyards in garden blocks; resident community garden; putting green; outdoor amphitheatre; beauty salon; dry cleaners; video store; two playgrounds; sand volleyball court; 1,123 rental storage spaces; 24-hour patrol; 24-hour resident service; and 24-hour manned gates.

The property also includes parking for 6,766 cars both outdoors and in seven garages. 4,298 of these spaces are assigned to residents. Park La Brea
Apartments Property also offers 1,123 rental storage spaces.

The Park La Brea Apartments Property is regulated under the Los Angeles Rent
Stabilization Ordinance which is administered by the Los Angeles Housing
Department. Under the ordinance, a tenant's rent may only be increased once per year by an amount between 3% and 8% based on the consumer price index. Since
July of 1993, the allowable increase has been 3%. The Park La Brea Apartments
Property is entitled to raise rents an additional 1% annually because gas is provided centrally to residents. When a tenant moves out or is evicted, Park La
Brea Apartments Property may rent the vacated unit at market rates.

THE MARKET(1). The Park La Brea Apartments Property is located in the western portion of Los Angeles, five miles west of the central business district and 10 miles east of the Pacific Ocean. Additionally, the Park La Brea Apartments
Property is immediately adjacent to the Grove Shopping Center, Farmers Market and the Los Angeles County Museum of Art. Park La Brea Apartments is within a short driving distance to most of the major employment and entertainment centers of Los Angeles, including Downtown LA, Beverly Hills, Hollywood and Century
City.

The Los Angeles County apartment market has remained strong with vacancy rates remaining below the 5% mark since the mid-1990s. As of the first quarter of
2006, the aggregate vacancy level for multi-family properties within Los Angeles
County was reported at 3.3% with an average rental rate of $1,275. Additionally, the property's Marina Beverly Hills/West Hollywood/Park La Brea submarket reported a vacancy rate of 6.1% with an average asking rent of $1,731. As of
June 28, 2006, the property reported a vacancy rate of 3.4% with a weighted average rental rate of $1,652.

In Los Angeles County, from 2002 to 2004, completions of new apartment units averaged between 750 to 1,200 units per quarter, which is below the number needed to satisfy the Los Angeles region's needs. Developers added a decade high of 4,839 units to the Los Angeles area in 2004, which consisted mainly of luxury apartment complexes. This compares to the average annual pace of 2,620 units delivered to the market from 1995 to 2005. As of year-end 2005, Los Angeles
County averaged approximately 391 units per quarter for a total of 1,563 units added to the Los Angeles market for the year. This year-end 2005 number of completions is the lowest the county has experienced in ten years. High land prices, a lack of land for apartment construction, community resistance to new construction, and a shortage of subsidies for new affordable rental housing have limited the supply of new units coming on to the market in the Los Angeles region.

THE BORROWER. The borrower is Prime/Park LaBrea Titleholder, LLC, a Delaware limited liability company, a special purpose entity owned by Prime/Park LaBrea
Holdings, L.P., a California limited partnership. The borrower is a special purpose entity organized solely for the purpose of engaging in the business of owning the Park La Brea Apartments Property and entering into related financing transactions.

__________________________
(1)   Certain information was obtained from the appraisal of the Park La Brea
      Apartments Property dated July 11, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying appraisals.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        3

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The Park La Brea Apartments Property is managed by PLB
Management, LLC., an affiliate of the borrower.

LOCKBOX. The Park La Brea Apartments Loan requires a springing lockbox and springing cash management. During a cash management period, the loan documents require the borrower to direct tenants to pay their rents directly to a lockbox account, and all funds on deposit in such lockbox account will be transferred to a lender controlled account and will be applied in accordance with the loan documents. A cash management period will commence upon the occurrence of an event of default specified in the related mortgage loan documents and end 30 days after the date on which such event of default has been cured.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Park La Brea Apartments Loan:

      -----------------------------------------------------
                        ESCROWS/RESERVES

       TYPE:                       INITIAL        MONTHLY
      -----------------------------------------------------
       Taxes                      $1,582,063      $316,413
       Insurance                    $247,213      $123,607
       Immediate Repairs                  $0            $0
       Capital Expenditures               $0            $0
       Rollover Reserve                   $0            $0
      -----------------------------------------------------

ADDITIONAL DEBT. Any holder of any direct or indirect interests in the borrower may obtain mezzanine financing (or preferred equity financing), provided (i) the mezzanine loan is originated by a lender meeting certain criteria specified in the Park La Brea Apartments loan documents, (ii) loan to value ratio after taking into account to the mezzanine loan is less than 80% and (iii) the debt service coverage ratio including the debt service on the mezzanine loan is equal or greater than 1.10x. The lender of any permitted mezzanine financing must enter into an intercreditor agreement in form substantially similar to the form attached to the Park La Brea Apartments loan agreement or similar form reasonably acceptable to the lender and the rating agencies. In addition, under certain other circumstances, the direct and indirect equity holders of the borrower and certain affiliates of the borrower are permitted to pledge their respective equity interest in the borrower or certain affiliates of the borrower, as applicable, to a lender meeting certain criteria specified in the
Park La Brea Apartments loan documents, subject to the satisfaction of certain conditions set forth therein, including (i) such pledge not resulting in a change in the manager of the property (unless a replacement manager meets certain eligible criteria) and (ii) delivery of subordination agreements required by the lender.

SEVERANCE\RELEASE. The borrower is allowed to obtain a release of the portion of the property known as "East of Hauser" (the "East Hauser Property") securing the
Park La Brea Apartments Whole Loan without effecting a partial defeasance of the
Park La Brea Apartments Whole Loan or making a prepayment of principal provided that, among other things, after giving effect to such release, (i) the underwritten debt service coverage ratio shall not be less than 1.85x and (ii)
the loan to value ratio shall not be more than fifty percent (50%); provided, however, if either of the foregoing financial conditions is not satisfied, the borrower may effect a partial defeasance of the Park La Brea Apartments loan or make a prepayment of principal in order to satisfy such financial conditions.

In addition, the borrower is allowed to obtain a release of the East Hauser
Property or a release of the portion of the property known as "West of Hauser"
in connection with (i) a sale of either property to a special purpose entity meeting certain criteria set forth in the Park La Brea Apartments loan documents or a conveyance of either property to an affiliate of the borrower (in either case, the "Park La Brea Severed Property Borrower") and (ii) the assumption by the Park La Brea Severed Property Borrower of a portion of the loan allocated to such released property pursuant to the terms of the Park La Brea Apartments loan documents and such loan documents as shall be required to reflect the terms of the severed loan; provided that, among other things, (A) after giving effect to the severance of the Park La Brea Apartments Whole Loan, (a) the underwritten debt service coverage ratio of each loan shall not be less than 1.85x and (b)
the loan to value ratio of each loan shall not be more than 50%; provided, however, that if either of the foregoing financial conditions is not satisfied, the borrower may effect a partial defeasance of the Park La Brea Apartments
Whole Loan or make a prepayment of principal in order to satisfy such financial conditions and (B) after giving effect to the severance of the Park La Brea
Apartments Whole Loan, the aggregate outstanding principal balance of the loans is not less than 17% of the outstanding principal balance of the Park La Brea
Apartments Whole Loan immediately prior to the severance of the Park La Brea
Apartments Whole Loan.

The borrower is also allowed to obtain a release of the East Hauser Property by
(i) partially defeasing the Park La Brea Apartments Whole Loan in an amount equal to $162,000,000 or (ii) making a partial prepayment of the Park La Brea
Apartments Whole Loan in an amount equal to $162,000,000; provided that, among other things, after giving effect to such release, the underwritten debt service coverage ratio being not less than the greater of (a) the underwritten debt service coverage ratio on the closing date of the Park La Brea Apartments Whole
Loan and (b) the underwritten debt service coverage ratio immediately preceding such release.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        4

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

BEACON OFFICE PORTFOLIO

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           2
Location (City/State)                                               Chicago, IL
Property Type                                                            Office
Size (Square Feet)                                                    1,367,594
Percentage Physical Occupancy as of September 1, 2006                     87.6%
Year Built                                                                 1965
Year Renovated                                                      1984 & 1999
Appraisal Value                                                    $290,000,000
# of Tenant Leases                                                          127
Average Rent Per Square Foot                                             $15.52
Underwritten Economic Occupancy                                           92.5%
Underwritten Revenues                                               $35,885,948
Underwritten Total Expenses                                         $17,575,771
Underwritten Net Operating Income (NOI)                             $18,310,177
Underwritten Net Cash Flow (NCF)                                    $16,710,628
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                                October 3, 2006
Cut-off Date Principal Balance                                     $225,000,000
Cut-off Date Loan Balance Per SF                                           $165
Percentage of Initial Mortgage Pool Balance                                5.0%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                  Fee/Leasehold
Mortgage Rate                                                           6.0500%
Amortization Type                                                 Interest Only
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                       60
Original Amortization Term (Months)                                         NAP
Original Call Protection                                  GRTR1% or YM(56),0(4)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    77.6%
LTV Ratio at Maturity or ARD                                              77.6%
Underwritten DSCR on NOI                                                  1.33x
Underwritten DSCR on NCF                                                  1.21x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        5

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        6

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Beacon Office Portfolio Loan") is evidenced by two promissory notes secured by two cross-collateralized and cross-defaulted first priority mortgage liens encumbering two Class B office buildings
(collectively, the "Beacon Office Portfolio Properties") located in Chicago,
Illinois. One of the promissory notes evidencing the Beacon Office Portfolio
Loan (the "Beacon Office Portfolio A-Note") has an initial balance of
$200,000,000 and the other promissory note evidencing the Beacon Office
Portfolio Loan (the "Beacon Office Portfolio B-Note") has an initial principal balance of $25,000,000. The Beacon Office Portfolio Loan represents approximately 5.0% of the initial mortgage pool balance and approximately 6.0%
of the initial loan group 1 balance.

The Beacon Office Portfolio Loan was originated on October 3, 2006, and has a principal balance as of the cut-off date of $225,000,000. The Beacon Office
Portfolio Loan has a remaining term of 59 months and a scheduled maturity date of November 1, 2011. The Beacon Office Portfolio Loan is prepayable subject to a prepayment penalty (except in the case of casualty or condemnation) equal to the greater of 1% of the then outstanding principal balance of the Beacon Office
Portfolio Loan and yield maintenance (calculated using a discount rate equal to the applicable U.S. Treasury Rate plus 25 basis points). Voluntary prepayment of the Beacon Office Portfolio Loan is permitted on or after August 1, 2011 without penalty.

THE PROPERTIES. The Beacon Office Portfolio Loan is secured by the fee and leasehold interests in two 21-story urban office buildings totaling approximately 1,367,594 net rentable square feet. The buildings are located on full block parcels providing superior light and views and feature a landscaped plaza and riverfront promenade. The floorplates feature column-free spans allowing flexible space planning. The Beacon Office Portfolio Properties are located directly between Union Station and the Ogilvie Transportation
Center/Northwestern Station and a short distance from the Chicago Transit
Authority elevated trains, offering commuter access within approximately two blocks. The Beacon Office Portfolio Properties also offer interstate access via
Madison and Monroe streets. The Beacon Office Portfolio Properties are described more thoroughly as follows:

10 South Riverside -- Developed in 1965 and renovated in 1999, 10 South
Riverside contains approximately 684,443 square feet of net rentable area currently 80.6% leased and occupied. Zurich American signed leases totaling
112,174 square feet scheduled to commence May 1, 2007. Trizec Properties Inc.
("Trizec"), the former owner of the property, currently leases approximately 10%
of the space with a 30-day cancellation clause. The Beacon Office Portfolio Loan features a $4 million ($59 psf of Trizec space) cash reserve to address any future leasing expenses at the 10 South Riverside property.

The following table presents certain information relating to the major tenants at the 10 South Riverside property:

------------------------------------------------------------------------------------------------------------------------------------
                                                  MAJOR TENANT INFORMATION

                                                             CREDIT RATINGS        SQUARE         %           BASE         LEASE
TENANT NAME                          PARENT COMPANY         (MOODY'S/S&P)(1)        FEET        OF GLA      RENT PSF     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Zurich American(2)              Zurich Financial Services        NR/A+            112,174(2)    16.4%        $16.89(2)   4/30/2017
Trizec Properties Inc.                                             NR              67,054        9.8%        $13.46      12/31/2014
Blackman Kallick Bartelstein                                       NR              56,983        8.3%        $16.27      1/31/2016
------------------------------------------------------------------------------------------------------------------------------------

__________________________
(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(2)   Signed leases scheduled to commence May 1, 2007.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        7

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

120 South Riverside -- Developed in 1965 in conjunction with the construction of
10 South Riverside, 120 South Riverside consists of 683,151 square feet of net rentable area currently 94.5% leased and occupied. CDW Corporation ("CDW") is the property's largest tenant leasing 26% of the space. Given CDW's significant presence, the building is also known as the CDW Plaza. CDW signed leases totaling 35,992 sf of expansion space scheduled to commence January 1, 2007. CDW has an option to lease an additional floor (approximately 5% of the building's net rentable area) that is currently being occupied by State of Illinois and
World Ability Federation.

The following table presents certain information relating to the major tenants at the 120 South Riverside property:

-----------------------------------------------------------------------------------------------------
                                      MAJOR TENANT INFORMATION

                         PARENT    CREDIT RATINGS                             BASE RENT     LEASE
TENANT NAME             COMPANY   (MOODY'S/S&P)(1)   SQUARE FEET   % OF GLA      PSF      EXPIRATION
-----------------------------------------------------------------------------------------------------

CDW(2)                                   NR           179,960(2)    26.3%      $13.25     5/31/2021
Arnstein & Lehr                          NR            94,170       13.8%      $10.00     3/31/2018
Hewitt Associates LLC                    NR            73,301       10.7%      $19.10     4/30/2010
-----------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule for the Beacon Properties.

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE(3)

                                                                                                                         CUMULATIVE
               NUMBER OF      SQUARE                                % OF                     CUMULATIVE    CUMULATIVE       % OF
                LEASES         FEET       % OF GLA    BASE RENT   BASE RENT   CUMULATIVE        % OF        BASE RENT    BASE RENT
YEAR           EXPIRING      EXPIRING     EXPIRING   EXPIRING(5)   EXPIRING    SF EXPIRING   GLA EXPIRING    EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

Vacant(4)                      170,034      12.4%             --     0.0%       170,034        12.4%               --        0.0%
MTM                5             2,009       0.1          72,919     0.4        172,043        12.6%           72,919        0.4%
2007              19            50,511       3.7         872,588     4.7        222,557        16.3%          945,507        5.1%
2008               8            12,588       0.9         206,693     1.1        235,145        17.2%        1,152,200        6.2%
2009               7            14,313       1.0         178,584     1.0        249,458        18.2%        1,330,784        7.2%
2010              11           104,493       7.6       1,940,409    10.4        353,951        25.9%        3,271,192       17.6%
2011              13           112,765       8.2       2,102,230    11.3        466,716        34.1%        5,373,422       28.9%
2012               8            65,537       4.8       1,235,655     6.6        532,253        38.9%        6,609,077       35.6%
2013               7            58,886       4.3       1,190,159     6.4        591,139        43.2%        7,799,236       42.0%
2014              15           166,531      12.2       2,789,829    15.0        757,670        55.4%       10,589,065       57.0%
Thereafter        34           609,927      44.6       8,001,531    43.0      1,367,597       100.0%       18,590,596      100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL             127        1,367,594     100.0%    $18,590,596   100.0%
------------------------------------------------------------------------------------------------------------------------------------

__________________________
(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(2)   Includes two signed leases totaling 41,432 sf of expansion space scheduled to commence January 1, 2007.

(3)   Information obtained from Beacon Office Portfolio Borrower's rent roll dated September 1, 2006.

(4)   Includes executed leases totaling 112,174 sf to Zurich American scheduled to commence May 1, 2007. Also includes executed leases totaling 35,992 sf to CDW scheduled to commence January 1, 2007.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        8

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE MARKET.(1) The Beacon Office Portfolio Properties are located in the West
Loop submarket of the Chicago Central Business District ("CBD"). The Chicago CBD
features 191.9 million square feet of office with Class A and Class B compositions totaling 44.7% and 37.9%, respectively. Per CoStar, the Class B market has experienced six consecutive quarters of positive net absorption totaling 4.4 million sf and ended the third quarter 2006 with a vacancy 15.0%
and average rent of $20.30 psf. The city's five primary submarkets are the
Central Loop, East Loop, North Michigan Avenue, River North and West Loop.

The West Loop is bounded by Franklin Street to the east, Halsted Street to the west, the Chicago River to the north and Roosevelt Road to the south. The submarket benefits from access to commuter trains, expressway arteries and the
Chicago "L" rail system. The 40.5 million square foot inventory comprises 33.8%
of the CBD's entire inventory. The West Loop, the most recently developed of downtown's five submarkets, ended the second quarter 2006 with an overall vacancy rate of 18.3% and direct vacancy of 15.1%. Class B direct vacancy in the
West Loop is 14.3% with rent comparables ranging from $9-$23 psf. The appraiser concluded an average market rent of $17 psf. The West Loop continues to garner a greater share of the CBD leasing activity (nearly 57% of year-to-date net absorption).

THE BORROWER. The Borrowers are 10/120 South Riverside Fee LLC (the "Fee
Borrower") and 10/120 South Riverside Property LLC (the "Leasehold Borrower"),
each a single purpose bankruptcy-remote entity controlled directly or indirectly by Beacon Capital Strategic Partners IV L.P. ("Beacon Fund IV"). Beacon Fund IV
is one of five funds sponsored by Beacon Capital Partners, LLC ("Beacon") a privately-held real estate investment firm headquartered in Boston with offices in Los Angeles, New York City, Paris and London. Formed in January 1998, Beacon
and its predecessor companies have been actively involved in the real estate business for 60 years, with an established reputation as a high-quality property owner, operator and developer of urban office and mixed-use projects across the
U.S. Under the leadership of CEO Alan Leventhal, a team of over thirty professionals implements the firm's investment strategy and manages its assets.

Since its establishment, Beacon has sponsored five investment vehicles representing over $4.5 billion of aggregate equity capital from various endowments, foundations and pension funds. The company's most recent fund,
Beacon Fund IV, is the largest office-focused private equity fund in the U.S.
with $2.0 billion of committed equity capital. The fund's investment strategy focuses on office properties located in a select number of primarily urban, knowledge-based target markets including Boston, Washington, D.C., New York, Los
Angeles, San Francisco, Denver, Seattle, Chicago, London and Paris. As of June
30, 2006, the Beacon Fund IV consisted of 11 investments and 6 pending investments, representing 12.6 million square feet with a projected total cost of $6.1 billion, of which the fund's share was $4.7 billion. As of June 30,
2006, equity allocated to the Beacon Office Portfolio Properties represented 77%
of the total equity in the Beacon Fund IV.

PROPERTY MANAGEMENT. The Beacon Office Portfolio Properties will be managed by
10/120 South Riverside Illinois Property Manager LLC, which is an affiliate of the Borrower and controlled by Beacon.

LOCKBOX. Hard lockbox, with springing cash management triggered upon an event of default under the loan documents ("Trigger Event") and ending if and when such event of default is cured at which time any applicable reserves will be returned to Borrower.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Beacon Office Portfolio Loan:

     ---------------------------------------------------------------------------
                                  ESCROWS/RESERVES

     TYPE:                                    INITIAL          MONTHLY(2)
     ---------------------------------------------------------------------------
     Taxes                                           $0     1/12 of annual taxes
     Insurance                                       $0  1/12 of annual premiums
     Immediate Repairs                               $0                       $0
     Capital Expenditures                            $0                  $29,167
     Unfunded Tenant Allowance (see below)  $16,690,498                       $0
     Rollover Reserve (see below)            $4,000,000                       $0
     ---------------------------------------------------------------------------

__________________________
(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2)   Monthly reserves shall be collected only upon the occurance and during the continuation of a Trigger Event.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        9

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

UNFUNDED TENANT ALLOWANCE. The Beacon Office Portfolio Borrower has deposited
$16.7 million into a reserve account (the "Unfunded Tenant Allowance Account"), which may be used to cover the cost of tenant improvements related to certain leases including Zurich American ($7.7 million) and CDW ($4.7 million). At such time as the Beacon Office Portfolio Borrower satisfies conditions set forth in the loan documents including (i) no event of default exists, and (ii) the satisfaction of corresponding tenant lease conditions, all amounts in the
Unfunded Tenant Allowance Account shall be returned to borrower.

ROLLOVER RESERVE. The Beacon Office Portfolio Borrower has deposited $4.4 million into a reserve account (the "Rollover Account"), which may be used to cover the cost of tenant improvements, leasing commissions and other leasing costs (including any free rent) incurred in connection with new leases or lease renewals. At such time as the Beacon Office Portfolio Borrower satisfies conditions set forth in the loan documents including (i) no event of default exists, and (ii) the achievement of a 1.30x DSCR for two consecutive calendar quarters, excluding revenue attributable to any lease which may be terminated without cause by tenant upon less than six months notice (including, without limitation, the Trizec lease).

ADDITIONAL DEBT. None.

PERMITTED MEZZANINE DEBT. On or after January 1, 2007 provided no Trigger Event has occurred and is then continuing, the Beacon Office Portfolio Borrower may incur mezzanine debt not to exceed $10 million secured by pledges of equity interests in the Beacon Office Portfolio Borrower (the "Permitted Mezzanine
Debt") subject to satisfaction of certain conditions, which include (i) a minimum combined underwritten debt service coverage ratio of the Beacon Office
Portfolio Loan and the Permitted Mezzanine Debt of at least 1.25x; (ii) the combined loan-to-value ratio with respect to the Beacon Office Portfolio Loan and any Permitted Mezzanine Debt is no greater than 80%; (iii) the lender under the Permitted Mezzanine Loan (the "Permitted Mezzanine Lender") is reasonably acceptable to lender and to the rating agencies; (iv) lender and the Permitted
Mezzanine Lender enter into an intercreditor agreement in form and substance reasonably acceptable to lender and to the rating agencies, and the mezzanine loan documents are in form and substance reasonably acceptable to lender and to the rating agencies; and (v) lender has received confirmation from each of the applicable rating agencies that the Permitted Mezzanine Debt will not, by itself, result in a downgrade, withdrawal or qualification of the then current ratings assigned to any certificates.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

AIR RIGHTS LEASE. The Beacon Office Portfolio Properties are subject to two air rights leases, however, no lease payments are required for the term of the leases. Under the air rights leases, Fee Borrower is the lessor and Leasehold
Borrower is the lessee. The leases have a term which extends not less than twenty (20) years beyond the maturity date of the Beacon Office Portfolio Loan.
The two leases are referred to as air rights leases since ownership of the underground portion of the properties was retained by a railroad company in order to build, maintain and operate railroad tracks. That underground portion is owned by Chicago Union Station Co., a wholly owned subsidiary of Amtrak
("CUSCO"). The previous owner of the two properties, Trizec Hahn Corporation,
(i) acquired via one subsidiary the lessee interest in the air rights leases, and (ii) acquired via a separate subsidiary the lessor interest in the air rights leases and the fee owner interest in the buildings and related underground columns and support structures. Fee ownership of the underground railroad tracks and related structures remains with CUSCO. Mutual easement rights and maintenance obligations are ensured by a Reciprocal Easement and
Operating Agreement ("REOA") for each of the two properties. Beacon acquired the
Trizec lessee interests in the air rights leases, the Trizec lessor/fee owner interests, and the related rights under the REOA's. Beacon pledged both interests in the two properties, and the rights under the REOA's, as security for the Beacon Office Portfolio Loan.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       10

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

YPI TRANSWESTERN PORTFOLIO LOAN

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           7
Location (City/State)                                                       (1)
Property Type                                                            Office
Size (Square Feet)                                                    2,083,585
Percentage Physical Occupancy as of
     July-August 2006(2)                                                  83.7%
Year Built                                                                  (1)
Year Renovated                                                              (1)
Appraisal Value(3)                                                 $292,900,000
# of Tenants                                                                203
Average Rent Per Square Foot                                             $16.55
Underwritten Economic Occupancy                                          86.90%
Underwritten Revenues                                               $39,996,535
Underwritten Total Expenses                                         $19,699,263
Underwritten Net Operating Income (NOI)                             $20,297,272
Underwritten Net Cash Flow (NCF)                                    $17,823,249
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        CRF
Loan Group                                                                    1
Origination Date                                               November 8, 2006
Cut-off Date Principal Balance                                     $224,400,000
Cut-off Date Loan Balance Per Square Foot                                  $108
Percentage of Initial Mortgage Pool Balance                                5.0%
Number of Mortgage Loans                                                      6
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.8300%
Amortization Type                                                 Interest Only
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                       60
Original Amortization Term (Months)                                         NAP
Original Call Protection                                    LO(26),DEF(32),O(2)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    76.6%
LTV Ratio at Maturity or ARD                                              76.6%
Underwritten DSCR on NOI                                                   1.53
Underwritten DSCR on NCF                                                   1.34
--------------------------------------------------------------------------------

(1)   See "YPI Transwestern Portfolio Properties" table on page 30.

(2)   Occupancy date range based on applicable rent roll per property.

(3)   Based on the stabilized appraised values for the 1600 Corporate Center property and the Kensington Corporate Center property. The Cut-off Date
      LTV Ratio and LTV Ratio at Maturity are both 78.43% based on an "as is"
      appraised value of $286,100,000 for the whole portfolio.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       11

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       12

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "YPI Transwestern Portfolio Loan") is a cross-collateralized and cross-defaulted loan evidenced by six promissory notes secured by first mortgages and deeds of trust encumbering four Class A office buildings and three Class B+ office buildings (collectively, the "YPI
Transwestern Portfolio Properties") located in Chicago, Illinois (4 properties)
and Dallas, Texas (3 properties). The YPI Transwestern Portfolio Loan represents approximately 5.0% of the initial mortgage pool balance and approximately 6.0%
of the initial loan group 1 balance.

The YPI Transwestern Portfolio Loan was originated on November 8, 2006, and has a principal balance as of the cut-off date of $224,400,000. The YPI Transwestern
Portfolio Loan has a remaining term of 58 months and a scheduled maturity date of October 8, 2011. The YPI Transwestern Portfolio Loan permits defeasance of the entire loan or partial defeasance (on a property-by-property basis) with
United States Treasury obligations or other non-callable government securities
(and in the case of a partial defeasance, in the amount set forth under "Release
Provisions" below) beginning two years after the creation of the securitization trust. Voluntary prepayment of the YPI Transwestern Portfolio Loan is permitted on or after September 8, 2011, without penalty.

THE PROPERTIES. The YPI Transwestern Portfolio Properties consist of seven office buildings, four located in Chicago, Illinois and three located in Dallas,
Texas, covering four different submarkets. The YPI Transwestern Portfolio
Properties consist, in the aggregate, of approximately 2,083,585 square feet of which 83.7% is leased to 203 tenants. Across the Portfolio, only one tenant,
Countrywide Financial Corporation, represents 5% or greater of the total occupied square footage.

The four Chicago properties are comprised of the following:

200 North LaSalle. The property is a 629,040 square foot, thirty-story, Class A office building built in 1984 and situated on a 0.747-acre site in the Central
Loop of the Chicago central business district ("CBD"). The newly remodeled building has a technical infrastructure served by three electrical substations and includes state-of-the art telecommunication capabilities, upgraded electrical service, abundant riser space and a sophisticated HVAC system with 26 zones per floor. The recent renovation included a redesigned front entrance, main lobby, tenant corridors and signage, and the building is unique in that rather than having a traditional four corner configuration, one side of the building has a saw-tooth floor plate design which provides multiple corner offices for each floor. The property has average floor plates of 22,800 square feet, and tenant space ranges from 36 square feet (storage space) to 97,116 square feet. The property does not have on-site parking, but there are several parking garages within close proximity to the property. Currently, the building is 91.0% occupied by 47 tenants, the largest of which is Travelers Indemnity
Company, representing 15.4% of the building. The Travelers Indemnity Company's lease expires in April 2011.

1600 Corporate Center. The property is a 254,448 square foot, twelve-story,
Class A- office building built in 1986 and situated on a 6.0-acre site in
Rolling Meadows, within Chicago's Northwest Suburban Office submarket. Surface parking provides 760 spaces (2.99 per 1,000 square feet). The property has average floor plates of 20,900 square feet, and tenant space ranges from 1,052 square feet to 106,527 square feet. The building is 71.5% occupied by 15 tenants, the largest of which is Countrywide Financial Corporation, representing
41.8% of the building. A majority of the space leased by Countrywide Financial
Corporation expires in July 2013 (however, 13,556 square feet expires in
November and December 2008). The building enjoys excellent local access provided by five major interchanges and Pace bus routes and is located only 15 minutes from O'Hare International Airport and 30 minutes from Chicago's downtown CBD.

Bannockburn Corporate Center. The property is a 205,402 square foot, three-story, Class A office building built in 2000 and situated on a 15.517-acre site in Bannockburn, within Chicago's Northwest Suburban Office submarket. The building features an interior lobby consisting of a three-story, open-air atrium with a full glass curtain wall, skylight, decorative wood paneling, and granite and terrazzo flooring. Additional amenities include a pool, exercise room, tennis courts, playground, controlled access gates and paved surface and below grade parking offering 786 spaces (3.83 per 1,000 square feet). The property has average floor plates of 70,000 square feet, and tenant space ranges from 500 square feet to 41,123 square feet. The building is 87.5% occupied by 12 tenants, the largest of which is GE Capital, representing 20% of the building. The GE
Capital lease expires in November 2010. Located immediately east of Interstate
294 and immediately north of Illinois Route 22, the property is in close proximity to the affluent North Shore suburbs of Chicago.

Kensington Corporate Center. The property is an 86,107 square foot, four-story,
Class B+ office building built in 1986 and situated on a 8.870-acre site in
Mount Prospect, within Chicago's Northwest Suburban Office submarket. The building features a two-story atrium lobby and has a parking ratio of 5.27 spaces per 1,000 square feet with 454 surface and covered spaces. The property has average floor plates of 23,000 square feet. The building is 100% occupied by
Metropolitan Life Insurance Company ("MetLife") and is located in the Kensington
Center Business Park. The property has good access to I-294 and is served by
Pace bus routes and a nearby Metro Station. MetLife has been a tenant of
Kensington Corporate Center since its completion, under an initial lease for
71,000 square feet. In 1997, the tenant expanded into the entire building. The tenant is fully utilizing the property. The MetLife lease expires in July 2008.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       13

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

The Dallas Properties are located adjacent to one another in the Energy Square development in the North Central Expressway submarket of Dallas. The three
Dallas properties are comprised of the following:

6688 North Central Expressway. The property (the "Central Property") is a
296,624 square foot, sixteen-story Class A office building built in 1985 and situated on a 2.5-acre site approximately 5 miles north of the Dallas CBD.
Additional improvements include a 6-level sub-grade parking garage with 982 spaces (3.31 per 1,000 square feet). Since 2003 the property has undergone approximately $1,462,296 in capital improvements, covering $488,000 in exterior renovations, $391,542 in interior remodeling and $582,754 in systems upgrades.
The property has average floor plates of 18,200 square feet, and tenant space ranges from 1,606 square feet to 38,714 square feet. Currently, the building is
82.3% occupied by 21 tenants, the largest of which is DAVACO, Inc. ("DAVACO"), representing 13.1% of the building. The DAVACO lease expires in December 2011.

Energy Square I. The property is a 254,338 square foot, fourteen-story Class B+
office building built in 1974 and situated on a 6.4-acre site approximately 5 miles north of the Dallas CBD. Additional improvements include a 2-level parking structure which provides 468 parking spaces and a grade-level parking lot with
372 parking spaces, totaling 840 parking spaces (3.3 per 1,000 square feet). In addition, since 2003, the property has undergone $935,191 in capital improvements and in 2004, all corridors and common area floors were upgraded with new carpet, wall covering and elevator lobby lights. The property has average floor plates of 22,400 square feet, and tenant space ranges from 226 square feet to 25,948 square feet. Currently, the building is 76.6% occupied by
74 tenants, the largest of which is National Energy Group, representing 10.2% of the building. The National Energy Group's lease expires in December 2007.

Energy Square II. The property is a 357,626 square foot, sixteen-story Class B+
office building built in 1980 and situated on a 3.25-acre site approximately 5 miles north of the Dallas CBD. Additional improvements include 306 surface parking spaces (shared with the Energy Square I building) and 1,211 garage parking spaces. Since 2004, the property has undergone $1,430,269 in capital improvements. The property has average floor plates of 18,540 square feet, and tenant space ranges from 367 square feet to 84,598 square feet. Currently, the building is 79.4% occupied by 32 tenants, the largest of which is Sears, Roebuck and Co., representing 23.7% of the building. The Sears' lease expires in
November 2011.

The following tables present certain information regarding the YPI Transwestern
Portfolio Loan Properties.

------------------------------------------------------------------------------------------------------------------------------------
                                               YPI TRANSWESTERN PORTFOLIO PROPERTIES

                                                                             % OF
                                                      YEAR                   TOTAL
                                     ALLOCATED       BUILT/                 SQUARE                                    APPRAISED
     PROPERTY         LOCATION      LOAN AMOUNT    RENOVATED   SQUARE FEET   FEET   OCCUPANCY     LARGEST TENANT        VALUE
------------------------------------------------------------------------------------------------------------------------------------

200 North LaSalle     Chicago,      $ 92,000,000      1984        629,040    30.2%     91.0%    Travelers Indemnity
                      Illinois                                                                        Company        $116,000,000

Energy Square II    Dallas, Texas  $27,947,894(1)  1980/1981      357,626    17.2      79.4     Sears, Roebuck and
                                                                                                        Co.            37,400,000

Bannockburn         Bannockburn,    $ 28,800,000      2000        205,402     9.9      87.5         GE Capital         36,000,000
   Corporate          Illinois
   Center

6688 North Central  Dallas, Texas   $ 28,000,000      1985        296,624    14.2      82.3           DAVACO           35,400,000

Energy Square I     Dallas, Texas  $19,952,106(1)     1974        254,338    12.2      76.6       National Energy
                                                                                                       Group           26,700,000

1600 Corporate         Rolling      $ 18,900,000      1986        254,448    12.2      71.5         Countrywide
   Center             Meadows,                                                                       Financial
                      Illinois                                                                      Coporation       $ 29,300,000(2)

Kensington              Mount       $  8,800,000      1986         86,107     4.1     100.0      MetLife Insurance
   Corporate          Prospect,                                                                       Company        $ 12,100,000(3)
   Center             Illinois
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED
   AVERAGE                          $224,400,000                2,083,585   100.0%     83.7%                         $292,900,000
------------------------------------------------------------------------------------------------------------------------------------

(1)   Energy Square I and II secure one note totaling $47,900,000. The amounts shown here were determined using the appraised values of both properties.

(2)   1600 Corporate Center has an "as is" appraised value of $23,500,000.

(3)   Kensington Corporate Center has an "as is" appraised value of $11,100,000.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       14

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                MAJOR TENANT INFORMATION(1)

                                                          CREDIT RATING
                                                           (MOODY'S /    SQUARE     % OF     BASE RENT    % OF TOTAL      LEASE
TENANT NAME                        PARENT COMPANY            S&P)(2)      FEET       GLA        PSF       BASE RENT     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Countrywide Financial                                        A3 / A      106,527     5.1%     $ 9.53         3.52%      7/14/2013(3)
  Coporation

Travelers Indemnity Company      St. Paul Travelers         Aa3 / AA-     97,116     4.7       15.70         5.29       4/30/2011
                               Insurance Company Ltd.

Focal Communications            Broadwing Corporation          NR         95,103     4.6       17.25         5.69       6/30/2008
  Corporation(4)

MetLife Insurance Company           MetLife Inc.             A2 / A       85,487     4.1       11.26         3.34       7/31/2008
Sears, Roebuck and Co.          Sears Holdings Corp.        Ba1 / BB+     84,598     4.1       19.54         5.73      11/30/2011
New York Life                New York Life Insurance Co.    Aa2 / AA+     57,532     2.8       16.46         3.28       9/30/2010
AMA Services                                                   NR         51,030     2.4       15.16         2.68      10/31/2007
GE Capital                      General Electric Co.        Aaa / AAA     41,123     2.0       15.59         2.22      11/16/2010
DAVACO                                                         NR         38,714     1.9       17.50         2.35      12/30/2011
Hartline Dacus Dreyer                                          NR         38,509     1.8       19.97         2.67       5/31/2008
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                   695,739    33.4%                   36.77%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Based on information obtained from the YPI Transwestern Portfolio
      Borrowers' rent rolls dated from July 11, 2006 to August 8, 2006.

(2)   Credit Ratings are of the parent company whether or not the parent guarantees the lease.

(3)   Countrywide Financial Corporation leases 92,971 square feet that expire in
      July 2013 and 13,556 square feet that expire in November and December
      2008.

(4)   Careerbuilder subleases 48,668 square feet from Focal Communications
      Corporation.

-----------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE(1),(2)

                                                                                                                         CUMULATIVE
             NUMBER OF                                             % OF      CUMULATIVE                      CUMULATIVE     % OF
              TENANTS     SQUARE FEET   % OF GLA    BASE RENT    BASE RENT   SQUARE FEET   CUMULATIVE % OF   BASE RENT   BASE RENT
 YEAR        EXPIRING      EXPIRING     EXPIRING    EXPIRING     EXPIRING     EXPIRING      GLA EXPIRING      EXPIRING    EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

 Vacant                      340,666      16.3%             --      0.0%        340,666          16.3%               --       0.0%
 MTM            14            12,556      0.60        $257,476      0.9         353,222         16.95          $257,476       0.9
 2006            3             4,010      0.19          78,106     0.27         357,232         17.15           335,582      1.16
 2007           48           194,393      9.33       3,310,196    11.48         551,625         26.47         3,645,778     12.64
 2008           41           357,347     17.15       5,686,317    19.72         908,972         43.63         9,332,095     32.36
 2009           23           119,995      5.76       2,085,741     7.23       1,028,967         49.38        11,417,836     39.59
 2010           19           218,387     10.48       3,745,768    12.99       1,247,354         59.87        15,163,604     52.58
 2011           21           333,475     16.00       5,797,863    20.10       1,580,829         75.87        20,961,467     72.68
 2012           12           114,316      5.49       2,071,342     7.18       1,695,145         81.36        23,032,809     79.86
 2013            6           159,554      7.66       2,045,131     7.09       1,854,699         89.01        25,077,940     86.95
 2014            6            94,823      4.55       1,570,134     5.44       1,949,522         93.57        26,648,074     92.39
 2015            7            97,340      4.67       1,500,040     5.20       2,046,862         98.24        28,148,114     97.60
 Thereafter      3            36,723      1.76         693,474     2.40       2,083,585        100.00        28,841,588    100.00
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL          203        2,083,585     100.0%    $28,841,588    100.0%
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Based on information obtained from the YPI Transwestern Portfolio
      Borrowers' rent rolls dated from July 11, 2006 to August 8, 2006.

(2)   The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       15

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE MARKET.(1) The YPI Transwestern Portfolio Properties consists of office buildings are located in Chicago, Illinois and in Dallas, Texas, covering four different submarkets.

The Chicago Market. The Chicago properties in the YPI Transwestern Portfolio are located in Chicago, Illinois and its surrounding submarkets. With a population of 8,585,217 the Chicago-Naperville-Joliet, IL-IN-WI Metropolitan Statistical
Area ("Chicago MSA") is the 3rd largest in the United States. According to CB
Richard Ellis, the Chicago MSA office market consists of myriad downtown and suburban submarkets that total 218.8 million square feet of net rentable area.
The Chicago CBD accounts for 119.97 million square feet (or 54.8% of the total inventory) while the suburban office markets combine to account for 98.8 million sf (or 45.2% of the total inventory). The overall vacancy in the Chicago MSA as of the second quarter 2006 was 18.1%. The YPI-Transwestern Portfolio properties are located within three of the Chicago MSA submarkets as follows: 200 North
LaSalle, Chicago Downtown CBD; 1600 Corporate Center and Kensington Corporate
Center, Northwest Suburban submarket; and Bannockburn Corporate Center, North
Suburban submarket.

The Chicago CBD office market comprises five submarkets, and 200 North LaSalle is located in the Central Loop submarket, the second largest, representing
41,805,134 square feet, or 34.84% of the total CBD inventory. As of the second quarter of 2006, while the Chicago CBD reported an overall vacancy of 16.8%, the
Central Loop had a vacancy of 15%, a decrease of 0.7% during this quarter. The
Central Loop submarket has generally outperformed the overall market. There are four major Class A office buildings recently completed in the Chicago CBD; all are over 75% pre-leased. Located within the heart of the CBD in one of the most prestigious and tightest CBD sectors, LaSalle Street is in close proximity to
Chicago's major government buildings and largest commuter railroad stations.
According to CoStar's Mid-Year Report, the LaSalle Street CBD submarket has a total office inventory of approximately 8.3 million rentable square feet, a vacancy of 12.2% and an average quoted rate of $26.77 per square foot.

The Northwest Suburban submarket provides great access and is situated at the crossroads of the Illinois highway system and the western edge of the O'Hare
International Airport submarket. The Northwest suburban office market consists of 25,285,916 square feet (11.6% of the total Chicago MSA and 25.6% of the total suburban inventory) and is currently 21.1% vacant. However, second quarter 2006 net absorption was 160,286 square feet, and there does not appear to be any new supply that is currently coming on-line. Kensington Corporate Center and 1600
Corporate Center are Class A properties within the submarket located in the cities of Mount Prospect and Rolling Meadows, respectively. Class A properties in the Northwest Suburbs total 12.1 million square feet (or 48% of total submarket inventory) and have a direct vacancy of 17.7% with asking rental rates ranging between $12.00 to $16.50 per square foot.

The North Suburban Office Market includes 5,651,782 square feet (2.6% of the total Chicago MSA and 5.7% of the total suburban inventory), and as of the second quarter 2006, overall vacancy was 17.0% (the second tightest suburban submarket) with net absorption of 32,038 square feet and average rental rates ranging between $7.00 to $18.50 per square foot. Average occupancy in the North
Suburbs submarket is 2.5% higher than that of the overall Suburban submarket and
1.0% higher than that of the overall Chicago MSA. Bannockburn Corporate Center is a Class A office building located in this submarket, and according to the second quarter 2006 CBRE survey, the submarket is comprised of six Class A properties (18.5% of the submarket's building inventory), exhibiting the lowest vacancy rate with 2.3%.

The Dallas Market. The Dallas/Fort Worth office market consists of 17 submarkets that total 276 million square feet of office space in 5,316 buildings. The total vacant square footage consists of 48.5 million square feet or 17.6%, the lowest overall vacancy rate since the second quarter of 1999. Experiencing positive net absorption consistently since 2004, the market had net absorption of 1,571,666 square feet during the most recent second quarter of 2006 and reported an average asking lease rate of $18.46 per square foot.

The Dallas properties are located in the Central Expressway submarket, which is located along U.S. 75 and is accessible to every major market in Dallas.
Demographically, the three-mile area surrounding the properties is one of the most densely populated and affluent areas in the State of Texas. The Central
Expressway corridor is considered to be the geographical spine of the Dallas area and benefits from its proximity to the downtown area, the primary employment center in North Texas with more than 134,000 workers and 2,500 businesses, including three Fortune 500 companies, accounting firms, and financial institutions. The buildings benefit from being three of only a handful of suburban office properties located directly on a DART light rail stop.

According to the Appraiser, the Dallas buildings compete directly with eight
Class A and B office buildings that were built between 1966 and 1988, contain an aggregate of 3,745,222 square feet, and range from 9 to 42 stories in height.
The comparable properties have an average vacancy of 15.66% (ranging from 6.25%
to 29.97%); however, excluding the two outliers, six of the properties have an average vacancy of 11.2%. Quoted rental rates range from $14.50 per square foot to $24.00 per square foot, with most of the properties quoting rents in the range of $16.50 per square foot to $23.00 per square foot.

THE BORROWERS. There are six individual borrowers (collectively, the "YPI
Transwestern Portfolio Borrowers"), each of which is a single purpose entity that is a Delaware limited liability company. The sole member of each borrower is YPI CD Mezz Borrower, LLC. The ultimate indirect controlling parent of the
YPI Transwestern Portfolio Borrowers is Younan Properties, Inc. ("YPI").

(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       16

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

YPI specializes in acquiring and turning around non-stabilized office properties throughout the U.S. YPI was founded 5 years ago by Zaya Younan, the current CEO of YPI. Mr. Younan, the non-recourse carve out guarantor of the YPI Transwestern
Portfolio Loan, has over 10 years of experience in commercial real estate and building operation management. He has assembled a senior management team that possesses a vast amount of experience across many areas within commercial real estate including acquisition and dispositions, building operation, finance, leasing, asset management, and development. The 9 person management team specializes in office, retail, multi-family, and hotel properties. In less than
3 years after YPI's inception, the company purchased over 30 office buildings totaling 5 million square feet and 2 full-service hotels with 780 rooms. In the past 2 years YPI has also sold 10 office buildings totaling 1 million square feet. YPI currently owns 5 office buildings totaling just over 800,000 square feet in the Dallas market.

PROPERTY MANAGEMENT. The property manager for the YPI Transwestern Portfolio
Properties is Younan Investment Properties, L.P., an affiliate of YPI.

LOCKBOX. The YPI Transwestern Portfolio Loan requires a hard lockbox and springing cash management. The loan documents require the YPI Transwestern
Portfolio Borrowers to direct tenants to pay their rent directly to a lockbox account. Prior to a Cash Sweep Event, all rents are swept from the lockbox account to an account designated by the YPI Transaction Portfolio Borrowers.
Following the occurrence of a Cash Sweep Event and until the occurrence of a
Cash Sweep Termination Event, all rents are swept from the lockbox account to an account controlled by the lender.

A "Cash Sweep Event" means (a) the occurrence of an event of default under the loan documents or (b) the aggregate debt service coverage ratio (including the mezzanine loan described below) as of the last day of any calendar quarter is less than 1.00x.

A "Cash Sweep Termination Event" means when an event of default no longer exists or with respect to the matter described in clause (b) above, the aggregate debt service coverage ratio has been at least 1.05x for three consecutive calendar months.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the YPI Transwestern Portfolio Loan.

      -----------------------------------------------------------------------
                                  ESCROWS/RESERVES

       TYPE:                                        INITIAL        MONTHLY
      -----------------------------------------------------------------------
       Taxes ................................      $2,276,324     $679,555
       Insurance ............................       $168,322       $15,114
       TI/LC Reserve(1) .....................       $727,023      $138,864
       Additional Rollover Reserve ..........      $2,000,000        $0
       Capital Expenditure Reserve(2) .......          $0          $34,716
       Dionex Free Rent Reserve(3) ..........       $645,000         $0
       AMA Reserve(4) .......................       $470,000       $63,000
       Free Rent Reserve(5) .................      $1,658,208        $0
       Landlord TI/LC Reserve(6) ............      $5,411,391        $0
      -----------------------------------------------------------------------

(1)   Capped at $2,250,000. Additionally beginning August 2007 and continuing until July 2008, the YPI Transwestern Portfolio Borrowers are also required to deposit $83,333 monthly, until the reserve contains
      $1,000,000; if MetLife gives notice of its intention to vacate the premises, amounts in the reserve may be used to fund tenant improvement and leasing commission costs related to retenanting the building.

(2)   Reserve capped at $625,000.

(3)   Structured to cover rent under the lease. This reserve may be released to the YPI Transwestern Portfolio Borrowers upon the receipt of an executed estoppel demonstrating that DIONEX is currently occupying its space, open for business and paying full rent under the lease.

(4)   To be used for tenant improvement and leasing commissions related to the renewal of the AMA lease. Additionally, the YPI Transwestern Portfolio
      Borrowers are also required to fund an additional $63,000 per month for the first 10 months of the term of the YPI Transwestern Portfolio Loan.

(5)   Funded at closing for rent abatements provided to certain tenants. This reserve may be released to the YPI Transwestern Portfolio Borrowers according to a schedule set forth in the YPI Transwestern Portfolio Loan documents.

(6)   Structured to cover outstanding obligations pursuant to several leases.
      This reserve may be released to the YPI Transwestern Portfolio Borrowers upon the satisfaction of the obligations under the YPI Transwestern
      Portfolio Loan documents and delivery of executed estoppels.

CASHFLOW SWEEP. Commencing on the occurrence of a Cash Sweep Event (as defined above) and until the occurrence of a Cash Sweep Termination Event, any funds remaining in the cash collateral account after the funding of debt service, reserves, operating expenses, extra-ordinary expenses and, provided no event of default exists, after payment of scheduled monthly principal and interest then due and payable under the mezzanine loan (excluding any principal payable in the event the mezzanine loan has matured or been accelerated) will be swept into the
Cash Sweep Reserve Account and held as additional collateral.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       17

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

MEZZANINE DEBT. YPI CD Mezz Borrower, LLC (the "Mezzanine Borrower"), the sole member of each of the YPI Transwestern Portfolio Borrowers, has incurred mezzanine debt in the aggregate amount of $36,500,000 secured by its equity interests in the YPI Transwestern Portfolio Borrowers. The mezzanine debt is scheduled to mature on October 8, 2011. The mezzanine debt is currently held by
Countrywide Commercial Real Estate Finance, Inc. Until the date on which the mezzanine loan is defeased or repaid in full, the Mezzanine Borrower will be required to pay to the mezzanine lender a certain participation interest, as described in the mezzanine loan documents.

OPTION TO CONVERT MEZZANINE LOAN TO PREFERRED EQUITY. At mezzanine lender's discretion, the mezzanine loan or any portion thereof may be converted to a preferred equity interest in the Mezzanine Borrower; any portion of the mezzanine loan converted to preferred equity will be required to have substantially the same terms as the mezzanine loan.

PARTIAL ASSUMPTION AND RELEASE FROM CROSS COLLATERALIZATION. The loan documents permit the assumption of portions of the YPI-Transwestern Portfolio Loan and the release of the related individual property from the cross collateralization, subject to a variety of conditions including maximum leverage requirements, underwriting tests, tenant-specific extension requirements and payment of a transfer fee. In addition, additional TI/LC reserves may be required to the extent that there are rollover concentrations.

RELEASE PROVISIONS. Individual YPI Transwestern Portfolio Properties may be
released from the lien of the related mortgage upon defeasance by the YPI
Transwestern Portfolio Borrowers of a principal amount equal to the highest of the following amounts (i) (x) 100% of the allocated loan amount for the applicable release property (other than the Central Property) and (y) 105% of the allocated loan amount for the central Property; provided, however, if the
Central Property is the last remaining individual property then subject to the lien of the loan documents, then 100% of the allocated loan amount for the
Central Property; or (ii) the amount that, after giving effect to the partial release, would result in a minimum aggregate debt service coverage ratio
(including the mezzanine loan) for a going forward twelve month period of 1.07x.
In connection with any release as provided above, the Mezzanine Borrower will be required to simultaneously partially defease the mezzanine loan pro rata in accordance with the terms of the mezzanine loan documents.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       18

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

FIRST COLONY MALL

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                            Sugar Land, TX
Property Type                                                            Retail
Size (Square Feet)                                                      416,081
Percentage Physical Occupancy as of October 3, 2006                       79.5%
Year Built                                                                 1996
Year Renovated                                                             2006
Appraisal Value                                                    $280,000,000
# of Tenant Leases                                                           98
Average Rent Per Square Foot                                             $25.96
Underwritten Economic Occupancy                                           92.2%
Underwritten Revenues                                               $22,808,433
Underwritten Total Expenses                                          $6,499,438
Underwritten Net Operating Income (NOI)                             $16,308,995
Underwritten Net Cash Flow (NCF)                                    $15,627,655
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                             September 11, 2006
Cut-off Date Principal Balance                                     $194,612,784
Cut-off Date Loan Balance Per SF                                           $468
Percentage of Initial Mortgage Pool Balance                                4.3%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.6260%
Amortization Type                                                       Balloon
IO Period (Months)                                                            0
Original Term to Maturity/ARD (Months)                                       60
Original Amortization Term (Months)                                         360
Original Call Protection                                   LO(26),DEF(24),O(10)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    69.5%
LTV Ratio at Maturity or ARD                                              64.8%
Underwritten DSCR on NOI                                                  1.21x
Underwritten DSCR on NCF                                                  1.16x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       19

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       20

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "First Colony Mall Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a 416,081 square foot portion of a single-story, Class-A, enclosed regional mall (the "First
Colony Mall Property") located in Sugar Land, Texas. The First Colony Mall Loan represents approximately 4.3% of the initial mortgage pool balance and approximately 5.2% of the initial loan group 1 balance.

The First Colony Mall Loan was originated on September 11, 2006, and has a principal balance as of the cut-off date of $194,612,784. The First Colony Mall
Loan has a remaining term of 58 months and a scheduled maturity date of October
1, 2011. The First Colony Mall Loan permits defeasance of the entire loan with
United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the First Colony Mall Loan is permitted on or after January 1,
2011 without penalty.

THE PROPERTY. The First Colony Mall Property is a single-story 1.1 million sf,
Class-A, enclosed regional mall and recently constructed expansion. The First
Colony Mall Property is anchored by Dillard's (210,000 sf), Foley's (200,000
sf), JC Penney (125,000 sf), Dillard's Men/Home (84,048 sf), and a 24 screen
AMC Theatres (89,290 sf). The collateral for the First Colony Mall Loan includes the AMC Theatres (Pad), in-line shops, and Phases I and II of the lifestyle expansion. None of the anchor stores are part of the collateral securing the First Colony Mall Loan. Major tenants include Forever 21, The
Cheesecake Factory, Anthropologie, Pottery Barn and Barnes & Nobles.

The property is located at 16535 Southwest Freeway in the heart of the master planned community known as First Colony located in Sugar Land, Texas, a southwestern suburb of Houston, Texas.

Situated on 62.6 acres, the First Colony Mall Property was constructed in 1996.
The property is currently undergoing a two phase 122,279 square foot expansion.
Phase I, featuring The Cheesecake Factory and Kona Grill, opened in March and
August 2005. Phase II consists of an 80,000 square foot lifestyle addition that was completed in October 2006.

The following table presents certain information relating to the major tenants at the First Colony Mall Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                    MAJOR TENANT INFORMATION

                                                              CREDIT RATINGS       SQUARE       % OF       BASE RENT        LEASE
TENANT NAME                        PARENT COMPANY             (MOODY'S/S&P)(1)      FEET         GLA          PSF3       EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

AMC Theatres (Ground lease)        AMC Entertainment, Inc.         NR/B            89,290       17.7%         $5.62      12/31/2017
Barnes & Noble                                                      NR             29,996        5.9%        $18.34       11/1/2027
Pottery Barn                                                        NR             15,177        3.0%        $31.00       1/31/2018
The Cheesecake Factory                                              NR             10,597        2.1%        $30.00       1/31/2026
Forever 21                                                          NR             10,022        2.0%        $17.00       1/31/2017
------------------------------------------------------------------------------------------------------------------------------------
TOTAL WEIGHTED AVERAGE                                                            155,082       30.7%        $12.97
------------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the First Colony Mall Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE(2),(3)

                                                                                                                         CUMULATIVE
                 NUMBER      SQUARE                                  % OF                    CUMULATIVE     CUMULATIVE      % OF
               OF LEASES      FEET      % OF GLA    BASE RENT     BASE RENT    CUMULATIVE     % OF GLA      BASE RENT     BASE RENT
YEAR            EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING    SF EXPIRING    EXPIRING       EXPIRING     EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

Vacant                      103,753       20.5%              --       0.0%       103,753         20.5%              --        0.0%
MTM                 6        15,257        3.0          363,492       3.5        119,010         23.5          363,492        3.5
2007                8        15,905        3.1          390,012       3.7        134,915         26.7          753,504        7.2
2008               10        41,604        8.2        1,140,780      10.9        176,519         34.9        1,894,284       18.2
2009                7        15,070        3.0          478,500       4.6        191,589         37.9        2,372,784       22.8
2010                3        10,502        2.1          234,156       2.2        202,091         40.0        2,606,940       25.0
2011                3         5,421        1.1          238,280       2.3        207,512         41.1        2,845,220       27.3
2012                7        13,927        2.8          553,056       5.3        221,439         43.8        3,398,276       32.6
2013                6         8,657        1.7          549,384       5.3        230,096         45.5        3,947,660       37.9
2014                5        15,209        3.0          346,488       3.3        245,305         48.5        4,294,148       41.2
Thereafter         43       260,066       51.5        6,131,090      58.8        505,371        100.0       10,425,239      100.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL              98       505,371      100.0%     $10,425,239
------------------------------------------------------------------------------------------------------------------------------------

_________________________
(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(2)   Information obtained from the First Colony Mall Borrower's rent roll dated
      October 3, 2006.

(3)   Includes ground lease tenants if any.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       21

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE MARKET(1). The First Colony Mall Property is a dominant retail draw within a primary trade area of 10 miles and benefits from superior accessibility via the regional Interstate network and local arterials that provide linkages throughout the Houston MSA. Population within the primary trade area exceeded 748,000 people consisting of approximately 249,000 households in 2005, an approximately
2.7% compound annual growth rate since 2000, above the state average of approximately 1.7%. Average 2005 annual household income for the primary trade area was $69,041 with 20% earning $100,000 or more. Financial demographics within a 5-mile radius are stronger with an average 2005 household income of
$103,231 with 39% earning $100,000 or more.

The Houston metro area is a comparatively young market with median age of 32.8 years, younger than that of both the Top 100 major markets and the U.S.
overall, at 35.9 and 36.2 years, respectively. Approximately 20.1% of Houston households have annual incomes of $100,000 or greater.

THE BORROWER. GGP-Sugar Land Mall, L.P., a Delaware limited partnership and special purpose entity (the "First Colony Mall Borrower"), holds the fee interest in the First Colony Mall Property. The First Colony Mall Borrower is
controlled by GGP/Homart II LLC (the "First Colony Indemnitor"), which is a
50/50 joint venture between General Growth Properties, Inc. ("GGP") and the New
York State Common Retirement Fund ("NYSCRF").

GGP (NYSE:GGP) is the second largest U.S.-based publicly traded real estate investment trust based upon market capitalization. As of March 30, 2006, GGP had an ownership interest in or management responsibility for a portfolio of 200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings; and had a portfolio which totaled approximately 200 million square feet of retail space and includes over 24,000 retail stores nationwide.

NYSCRF is a pension and retirement fund. As of March 31, 2005, the fund reported assets of $128 billion, of which 3.7% was invested in real estate.

PROPERTY MANAGEMENT. The property is managed by General Growth Management, Inc., an affiliate of GGP and the First Colony Mall Borrower.

LOCKBOX. The First Colony Mall Loan documents are structured with a hard lockbox
(in place at closing) and springing cash management. The loan documents require the First Colony Mall Borrower to direct the tenants to pay rent directly to the lockbox account. Prior to either (i) debt service coverage ratio falling below
1.10x or (ii) the occurrence of an event of default under the loan documents,
(either condition a "Trigger Event") all funds on deposit in the lockbox account are required to be swept to an account controlled by the First Colony Mall
Borrower. Following the occurrence and continuance of a Trigger Event, all funds on deposit in the lockbox account are required to be swept into an account controlled by the lender.

ESCROWS. The following escrow/reserve accounts have been established with respect to First Colony Mall Loan:

      -----------------------------------------------------------------
                                ESCROWS / RESERVES

       TYPE:                     INITIAL             MONTHLY(2)
      -----------------------------------------------------------------
       Taxes                       $0          1/12 of annual taxes
       Insurance                   $0        1/12 of annual premiums
       Rollover Reserve            $0      $32,298 (capped at $387,571)
       Capital Expenditures        $0       $8,074 (capped at $96,893)
      -----------------------------------------------------------------

ADDITIONAL DEBT. None.

PERMITTED MEZZANINE DEBT. If no Trigger Event is then continuing under the First
Colony Mall Loan, mezzanine debt is permitted provided that certain conditions contained in the loan documents are satisfied. Such conditions include, but are not limited to: (i) lender's receipt of a rating agency confirmation letter;
(ii) the new mezzanine lender enters into an intercreditor agreement with lender that is acceptable to the rating agencies and reasonably acceptable to lender;
(iii) the aggregate debt service coverage ratio based upon the aggregate principal balance of the First Colony Mall Loan and the new mezzanine loan shall be no less than 1.15x; and (iv) the combined loan-to-value ratio based upon the aggregate principal balance of the First Colony Mall Loan and the new mezzanine loan is not greater than 70%.

______________________
(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2)   Monthly reserves shall be collected only upon the occurrence or during the continuation of a Trigger Event as described above.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       22

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

PERMITTED ANCHOR PARCELS. The First Colony Mall Borrower is entitled from time to time to acquire one or more additional parcels of real property (each, an
"Acquired Anchor Parcel"), which Acquired Anchor Parcels may be improved and income-producing, provided that certain conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing under the
First Colony Mall Loan on the acquisition date; (ii) the loan documents are amended to spread the lien of lender's mortgage to the Acquired Anchor Parcels;
and (iii) payment of lender's reasonable out-of-pocket expenses incurred with respect to any such acquisitions. Furthermore, the First Colony Mall Borrower has the right to obtain a release of such Acquired Anchor Parcels from the lien of the mortgage subject to the satisfaction of certain conditions, which include: (i) no event of default and has occurred and is continuing, (ii) the
Acquired Anchor Parcel is a separate tax lot, and (iii) the First Colony Mall
Borrower delivers to lender any other information that would be required by a prudent lender acting reasonably relating to the release.

INDEMNITIES. The First Colony Mall Indemnitor entered into an indemnity agreement whereby the First Colony Mall Indemnitor agreed to indemnify the lender against the failure by the First Colony Mall Borrower to pay for unfunded tenant allowances, which equal $7,494,932 as of the loan origination. The First
Colony Mall Indemnitor's obligations under this indemnity will terminate upon the earlier of (i) payment in full of the First Colony Mall Loan, (ii)
defeasance of the First Colony Mall Loan or (iii) the date that the First Colony
Mall Indemnitor's obligations under this indemnity are, in the aggregate, equal to or less than $1 million. The First Colony Mall Indemnitor also entered into another indemnity whereby the First Colony Mall Indemnitor agreed to indemnify the lender against the failure by the First Colony Borrower to pay the amounts it is required to pay under certain provisions of that certain lease agreement dated February 10, 2006 between Barnes & Noble Booksellers (Texas), L.P., as tenant, and the First Colony Mall Borrower, as landlord.

RELEASE PROVISIONS. The First Colony Mall Borrower has the right to release one or more unimproved, non-income producing parcels of the First Colony Mall
Property from the lien of the mortgage without prepayment or defeasance of the
First Colony Mall Loan subject to the satisfaction of certain conditions in the loan documents, which include, but are not limited to (i) lender's receipt of rating agency confirmation; (ii) opinion of counsel stating that the release would not adversely impact the REMIC status of the securitization trust and
(iii) no event of default is then continuing.

SUBSTITUTION PROVISIONS. The First Colony Mall Borrower, at its option and at its sole cost and expense, may obtain a release of one or more portions of the
First Colony Mall Property (each such portion, an "Exchange Parcel") provided certain conditions are satisfied, which include but are not limited to: (i) no event of default is then continuing; (ii) the Exchange Parcel shall either be vacant, non-income producing, unimproved land or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas; (iii)
the First Colony Mall Borrower shall substitute the Exchange Parcel with a parcel reasonably equivalent in use, value and condition to the Exchange Parcel
("Acquired Parcel"); (iv) the First Colony Mall Borrower will provide lender with an environmental report and engineering report (if applicable) with respect to the Acquired Parcel, which reports satisfy certain conditions contained in the loan documents; and (v) the First Colony Mall Borrower shall obtain title insurance or a title endorsement for the Acquired Parcel.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       23

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       24

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

PINNACLE HILLS PROMENADE

                                [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                                Rogers, AR
Property Type                                                            Retail
Size (Square Feet)                                                      425,965
Percentage Physical Occupancy as of October 25, 2006                      79.2%
Year Built                                                                 2006
Year Renovated                                                              NAP
Appraisal Value                                                    $177,500,000
# of Tenant Leases                                                           83
Average Rent Per Square Foot                                             $13.28
Underwritten Economic Occupancy                                           93.0%
Underwritten Revenues                                               $15,795,534
Underwritten Total Expenses                                          $4,266,603
Underwritten Net Operating Income (NOI)                             $11,528,930
Underwritten Net Cash Flow (NCF)                                    $10,916,318
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                              November 17, 2006
Cut-off Date Principal Balance                                     $140,000,000
Cut-off Date Loan Balance Per SF                                           $329
Percentage of Initial Mortgage Pool Balance                                3.1%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.5700%
Amortization Type                                                 Interest Only
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                       60
Original Amortization Term (Months)                                         NAP
Original Call Protection                                   LO(24),DEF(26),O(10)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    78.9%
LTV Ratio at Maturity or ARD                                              78.9%
Underwritten DSCR on NOI                                                  1.46x
Underwritten DSCR on NCF                                                  1.38x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       25

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       26

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Pinnacle Hills Promenade Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a 425,965 square foot portion of an open air lifestyle center (the "Pinnacle Hills
Promenade Property") located in Rogers, Arkansas. The Pinnacle Hills Promenade
Loan represents approximately 3.1% of the initial mortgage pool balance and approximately 3.8% of the initial loan group 1 balance.

The Pinnacle Hills Promenade Loan was originated on November 17, 2006, and has a principal balance as of the cut-off date of $140,000,000. The Pinnacle Hills
Promenade Loan has a remaining term of 60 months and a scheduled maturity date of December 8, 2011. The Pinnacle Hills Promenade Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Pinnacle Hills Promenade Loan is permitted on or after March 8, 2011 without penalty.

THE PROPERTY. The Pinnacle Hills Promenade Property is a 738,525 square foot open-air lifestyle center that was recently constructed and opened in October
2006. The Pinnacle Hills Promenade Property is anchored by Dillard's (155,000
sf) and JCPenney (98,000 sf). The Dillard's store is not part of the collateral securing the Pinnacle Hills Promenade Loan. The collateral for the Pinnacle
Hills Promenade Loan consists of a 260,535 square foot lifestyle center, the theatre and JCPenney pads, 79,000 square feet of second level office space, and three freestanding outparcels. Major tenants include Best Buy, Borders Books &
Music, Hollister &Co., Lane Bryant and Forever 21. According to the appraiser, the recently completed property serves as the retail/commercial anchor of the
Rogers, AR market.

The property is located at 2203 Promenade Boulevard in the heart of the master planned community known as Pinnacle Hills located in Rogers, Arkansas, which is in the northwest corner of the State of Arkansas.

The following table presents certain information relating to the major tenants at the Pinnacle Hills Promenade Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                   MAJOR TENANT INFORMATION

                                                               CREDIT RATINGS      SQUARE       %           BASE            LEASE
TENANT NAME                                 PARENT COMPANY    (MOODY'S/S&P)(1)      FEET      OF GLA     RENT PSF(3)     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

J C Penney (Ground Lease)                                        Baa3/BBB--        98,000     13.3%            NAP        9/30/2026
Malco Theatre (Ground Lease)                                         NR            42,860      5.8%        $  4.67        1/31/2022
Best Buy                                                           NR/BBB          30,399      4.1%        $ 16.50        1/31/2017
Border's Books & Music                                               NR            22,000      3.0%        $ 12.27        1/31/2017
Sullivan's Steakhouse (Ground Lease)                                 NR            10,000      1.4%        $ 10.00       12/31/2016
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVG.                                                               203,259     27.5%        $ 10.18
------------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Pinnacle Hills Promenade Property:(3)

------------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE(2),(3)

               NUMBER                                             % OF BASE                 CUMULATIVE   CUMULATIVE     CUMULATIVE
              OF LEASES   SQUARE FEET    % OF GLA    BASE RENT      RENT      CUMULATIVE    % OF GLA     BASE RENT    % OF BASE RENT
YEAR          EXPIRING     EXPIRING      EXPIRING    EXPIRING     EXPIRING    SF EXPIRING    EXPIRING     EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

Vacant                      153,467        20.8%            --       0.0%        153,467       20.8%            --          0.0%
MTM               0              --         0.0             --       0.0         153,467       20.8             --          0.0
2006              0              --         0.0             --       0.0         153,467       20.8             --          0.0
2007              1           3,031         0.4         78,804       1.0         156,498       21.2         78,804          1.0
2008              0              --         0.0             --       0.0         156,498       21.2         78,804          1.0
2009              4             240         0.0         71,016       0.9         156,738       21.2        149,820          1.9
2010              0              --         0.0             --       0.0         156,738       21.2        149,820          1.9
2011              3          12,441         1.7        379,676       4.9         169,179       22.9        529,496          6.8
2012              1           6,490         0.9        214,176       2.8         175,669       23.8        743,672          9.6
2013              2           2,869         0.4        168,108       2.2         178,538       24.2        911,780         11.7
2014              2           5,054         0.7        123,080       1.6         183,592       24.9      1,034,860         13.3
Thereafter       70         554,933        75.1      6,733,505      86.7         738,525      100.0      7,636,364        100.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL            83         738,525       100.0%     7,768,364
------------------------------------------------------------------------------------------------------------------------------------

__________________________
(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(2)   Information obtained from borrower's rent roll dated October 25, 2006.

(3)   Includes ground lease tenants if any.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       27

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE MARKET(1). The Pinnacle Hills Promenade Property is located in Rogers,
Arkansas which is in the northwest corner of the State of Arkansas. The estimated 2005 population within the Pinnacle Hills Promenade Property's
10-mile primary trade area was 156,361. The property's extended trade area extends to the greater Ft. Smith-Fayetteville area and beyond featuring approximately 711,000 people. The average household income within the Pinnacle
Hills Promenade Property's 10-mile trade area was approximately $59,574 as of
2005 and approximately $62,874 within seven miles of the Pinnacle Hills
Promenade Property, higher than the metro and state averages. Additionally, approximately 25% of the population within the seven-mile ring earns $75,000 or more.

Five Fortune 500 companies are headquartered in Arkansas: Wal-Mart, Alltel,
Dillard's, Murphy Oil, and Tyson Foods. The Milken Institute ranks the
Fayetteville/Springdale/Rogers MSA among the nation's top performers for job growth. Key business sectors represented in the market area are Retail
(Wal-Mart, headquartered approximately five miles north in Bentonville),
Logistics (J.B. Hunt, PAM Transportation, Cannon Express), Food and Kindred
Product (Tyson Foods, Peterson Farms, Simmons Foods, McKee Foods, George's
Processing, Cargill, Pinnacle Foods), Medical Services (St. Mary's Hospital,
Quality Health Care, Washington Regional Medical Center, Northwest Health
Systems, Veteran's Administration Hospital), Education (University of Arkansas,
Northwest Arkansas Community College, Northwest Technical Institute) and
Miscellaneous Manufacturing (Superior Industries, Kawneer Company, Easco Hand
Tools).

According to the appraiser, a total of 2.3 million square feet of primary competitive retail is situated within 15 miles of the property. Two of the three properties report in-line vacancy of approximately 2.2%. Secondary competition consists of six centers totaling 1.8 million square feet located within 16 miles. Four of the six centers report in-line vacancy of between 0.0%
and 14.7% averaging 4.3%, with one (Frisco Station Mall) at approximately 30%
vacant.

THE BORROWER. Pinnacle Hills, LLC a Delaware limited liability company and special purpose entity (the "Pinnacle Hills Promenade Borrower"), holds the fee interest in the Pinnacle Hills Promenade Property. The Pinnacle Hills Promenade
Borrower is a 50/50 joint venture between GGP-Rogers Retail, LLC, an entity wholly owned by General Growth Properties ("GGP") and Hunt Graham VI, LLC, an
entity affiliated with The Pinnacle Group.

GGP (NYSE:GGP) is the second largest U.S.-based publicly traded real estate investment trust based upon market capitalization. As of March 30, 2006, GGP had an ownership interest in or management responsibility for a portfolio of
200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings; and had a portfolio which totaled approximately 200 million square feet of retail space and includes over 24,000 retail stores nationwide.

PROPERTY MANAGEMENT. The property is managed by General Growth Management,
Inc., an affiliate of GGP and the Pinnacle Hills Promenade Borrower.

LOCKBOX. The Pinnacle Hills Promenade loan documents are structured with a hard lockbox (in place at closing) and springing cash management. The loan documents require the Pinnacle Hills Promenade Borrower to direct the tenants to pay rent directly to the lockbox account. Prior to either (i) debt service coverage ratio falling below 1.10x or (ii) the occurrence of an event of default under the loan documents, (either condition defined as a "Trigger Event") all funds on deposit in the lockbox account are required to be swept to an account controlled by the Pinnacle Hills Promenade Borrower. Following the occurrence and continuance of a Trigger Event, all funds on deposit in the lockbox account are required to be swept into an account controlled by the lender.

ESCROWS. The following escrow/reserve accounts have been established with respect to Pinnacle Hills Promenade Loan:

      -------------------------------------------------------------------
                               ESCROWS/RESERVES

       TYPE:                  INITIAL                  MONTHLY(2)
      -------------------------------------------------------------------
       Taxes                       $0               1/12 of annual taxes
       Insurance                   $0            1/12 of annual premiums
       Rollover Reserve            $0       $22,378 (Capped at $268,535)
       Capital Expenditures        $0         $5,594 (Capped at $67,134)
      -------------------------------------------------------------------

ADDITIONAL DEBT. None.

__________________________
(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2)   Monthly reserves shall be collected only upon the occurrence or during the continuation of a Trigger Event as described above.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       28

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

PERMITTED MEZZANINE DEBT. If no Trigger Event is then continuing under the
Pinnacle Hills Promenade Loan, mezzanine debt is permitted provided that certain conditions contained in the loan documents are satisfied. Such conditions include, but are not limited to: (i) lender's receipt of a rating agency confirmation letter; (ii) the new mezzanine lender enters into an intercreditor agreement with lender that is acceptable to the rating agencies and reasonably acceptable to lender; (iii) the aggregate debt service coverage ratio based upon the aggregate principal balance of the Pinnacle Hills
Promenade Loan and the new mezzanine loan shall be no less than 1.15x; and (iv)
the combined loan-to-value ratio based upon the aggregate principal balance of
The Pinnacle Hills Promenade Loan and the new mezzanine loan is not greater than 70%.

PERMITTED ANCHOR PARCELS. The Pinnacle Hills Promenade Borrower is entitled from time to time to acquire one or more additional parcels of real property
(each, an "Acquired Anchor Parcel"), which Acquired Anchor Parcels may be improved and income-producing, provided that certain conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing under the Pinnacle Hills Promenade Loan on the acquisition date;
(ii) the loan documents are amended to spread the lien of lender's mortgage to the Acquired Anchor Parcels; and (iii) payment of lender's reasonable out-of-pocket expenses incurred with respect to any such acquisitions or
Acquired Anchor Parcels.

RELEASE PROVISIONS. The Pinnacle Hills Promenade Borrower has the right to release one or more unimproved, non-income producing parcels of the Pinnacle
Hills Promenade Property from the lien of the mortgage without prepayment or defeasance of the Pinnacle Hills Promenade Loan subject to the satisfaction of certain conditions in the loan documents, which include, but are not limited to
(i) lender's receipt of rating agency confirmation; (ii) opinion of counsel stating that the release would not adversely impact the REMIC status of the securitization trust and (iii) no event of default is then continuing.

SUBSTITUTION PROVISIONS. The Pinnacle Hills Promenade Borrower, at its option and at its sole cost and expense, may obtain a release of one or more portions of the Pinnacle Hills Promenade Property (each such portion, an "Exchange
Parcel") provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default is then continuing; (ii) the Exchange
Parcel shall either be vacant, non-income producing, unimproved land or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas; (iii) the Pinnacle Hills Promenade Borrower shall substitute the Exchange Parcel with a parcel reasonably equivalent in use, value and condition to the Exchange Parcel ("Acquired Parcel"); (iv) the
Pinnacle Hills Promenade Borrower will provide lender with an environmental report and engineering report (if applicable) with respect to the Acquired
Parcel, which reports satisfy certain conditions contained in the loan documents; and (v) the Pinnacle Hills Promenade Borrower shall obtain title insurance or a title endorsement for the Acquired Parcel.

ETHAN ALLEN PARCEL RELEASE. The Pinnacle Hills Promenade Borrower may obtain a release of a portion of the Pinnacle Hills Property from the lien of the mortgage without the obligation to defease a portion of the loan or make a partial prepayment, conditions which include: (i) no event of default has occurred and is continuing and (ii) the Pinnacle Hills Promenade Borrower delivers to lender any other information, approvals and documents that would be required by a prudent lender acting reasonably related to the release.

MASTER LEASE. The Pinnacle Hills Promenade Borrower and GGP Limited Partnership
("GGPLP") entered into a Master Lease of all the vacant office space located on the second floor of the Pinnacle Hills Promenade Property until the earliest of
(i) the date the Pinnacle Hills Promenade Loan has been paid in full, (ii)
December 8, 2011, (iii) the date the Pinnacle Hills Promenade Loan is defeased or (iv) the date the net operating income for the Pinnacle Hills Promenade
Property equals or exceeds $11,156,194. The rent payable under the Master lease is $2,000,000 per year; provided, however, the rent will be reduced by the amount the net operating income for the Pinnacle Hills Promenade Property exceeds $9,156,194 (which amount excludes rent under the Master Lease). Once the rent is reduced, it will not be increased even if there is a subsequent decrease in the net operating income. Rent does not become due or payable until a Trigger Event occurs.

INDEMNITIES. GGPLP agreed to indemnify the lender against the failure of the
Pinnacle Hills Promenade Borrower to pay for unfunded tenant allowances which amount equaled $10,359,974 as of the loan origination ("TA Guaranteed
Obligations"); provided, however, such amount included tenant allowances for three prospective leases that were anticipated to be executed. In the event such leases were not executed, the TA Guaranteed Obligations will be reduced by as much as $1,575,400. GGPLP's TA Guaranteed Obligations will terminate upon the earliest of the (i) the payment in full of the Pinnacle Hills Promenade
Loan, (ii) the date the Pinnacle Hills Promenade Loan is defeased, or (iii) the date that the unfunded tenant allowances equal or are less than $2,000,000.

GGPLP also agreed to indemnify the lender against the failure by the Pinnacle
Hills Promenade Borrower to timely and fully pay those costs and expenses incurred by the Pinnacle Hills Promenade Borrower in connection with any and all work necessary to achieve the final completion of the new shopping center at the Pinnacle Hills Promenade Property (as determined by the project architect) in excess of $14,000,000 (the "Alteration Threshold Amount"), including, without limitation, the completion of the "punch list" items, the total cost of which Pinnacle Hills Promenade Borrower estimated to be
$34,125,606 ($20,125,606 of which is in excess of the Alteration Threshold
Amount).

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       29

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       30

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

CENTRAL PARK SHOPPING CENTER

                                 [PHOTO OMITTED]

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                        Fredericksburg, VA
Property Type                                                            Retail
Size (Square Feet)                                                      665,487
Percentage Physical Occupancy as of October 3, 2006                       89.1%
Year Built                                                                 1993
Year Renovated                                                             2004
Appraisal Value                                                    $159,000,000
# of Tenant Leases                                                          119
Average Rent Per Square Foot                                             $17.78
Underwritten Economic Occupancy                                           90.9%
Underwritten Revenues                                               $12,928,927
Underwritten Total Expenses                                         $ 2,685,842
Underwritten Net Operating Income (NOI)                             $10,243,085
Underwritten Net Cash Flow (NCF)                                    $ 9,711,896

-------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
Mortgage Loan Seller                              IXIS Real Estate Capital Inc.
Loan Group                                                                    1
Origination Date                                               November 1, 2006
Cut-off Date Principal Balance                                     $125,000,000
Cut-off Date Loan Balance Per SF                                           $188
Percentage of Initial Mortgage Pool Balance                                2.8%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.8250%
Amortization Type                                                 Interest Only
IO Period (Months)                                                          120
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         NAP
Call Protection                                             LO(25),DEF(91),O(4)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    78.6%
LTV Ratio at Maturity or ARD                                              78.6%
Underwritten DSCR on NOI                                                  1.39x
Underwritten DSCR on NCF                                                  1.32x
-------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       31

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       32

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Central Park Shopping Center Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering the 665,487 square foot anchored retail power centers (the "Central
Park Shopping Center Property") located in Fredericksburg, Virginia.

The Central Park Shopping Center Loan has a principal balance of $125,000,000 as of the cut-off date and represents approximately 2.8% of the initial mortgage pool balance and approximately 3.3% of the initial loan group 1 balance.

The Central Park Shopping Center Loan was originated on November 1, 2006 by
IXIS Real Estate Capital Inc. and has a remaining term of 119 months to its maturity date on November 5, 2016. The Central Park Shopping Center Loan may be
voluntarily prepaid without payment of a prepayment premium on or after August
5, 2016 and permits defeasance with United States government obligations beginning 2 years after securitization.

THE PROPERTIES. The Central Park Shopping Center Property is comprised of 36 retail and office buildings at the Central Park center and the Waverly Village center with a total gross rentable area of 665,487 square feet. The Central
Park center has a total rentable area of 620,187 square feet and the Waverly
Village center has a total rentable area of 45,300 square feet. The Central
Park Shopping Center Property was built in 1993 and renovated in 2004. The
Central Park center is one of the largest super-regional power centers on the
East Coast. The Central Park center includes over 1 million square feet of anchor tenancy and over 1.4 million square feet of in line and pad space, a portion of which comprises the collateral for the Central Park Shopping Center
Loan. Shadow anchors that are not part of the collateral for the Central Park
Shopping Center Loan include Super Wal-Mart (230,000 square feet); Lowe's
(185,000 square feet); Target (117,000 square feet); Kohl's (86,000 square feet); Shopper's Food Club (77,000 square feet); Regal Cinemas (51,000 square feet); Best Buy (46,000 square feet); Sports Authority (43,000 square feet);
Circuit City (33,179 square feet); Bassett Furniture (32,000 square feet); Toys
'R' Us (30,000 square feet); PetsMart (26,000 square feet); and Border's
(25,000 square feet). The Central Park center also includes an outdoor amusement park and a Holiday Inn hotel, neither of which is part of the collateral for the Central Park Shopping Center Loan. The collateral for the
Central Park Shopping Center Loan includes 136 tenant spaces in 29 buildings at the Central Park center on 67 acres of land. There are currently 119 tenants in occupancy at the Central Park center, including Linens `N Things (35,656 square feet), Office Depot (30,000 square feet) and Old Navy (15,002 square feet). A five-building, 192,830 square foot portion of the Central Park center comprises the multi-story Town Center office and retail complex. The Town Center complex houses 40 in line retail and office tenants and recently underwent a $3,500,000 interior renovation. The Town Center complex includes 109,923 square feet of office space (17% of portfolio rentable area), which are part of the collateral for the Central Park Shopping Center Loan. The Waverly Village center is a
45,300 square feet convenience center located one half mile south of the
Central Park center on Route 3 in Fredericksburg. The Waverly Village center has eight tenant spaces in 7 buildings, which are part of the collateral for the Central Park Shopping Center Loan. The tenant spaces at the Waverly Village center are anchored by an 18,700 square feet La-Z-Boy and are 95% leased.

The following table presents certain information relating to the major tenants at the Central Park Shopping Center Property:

------------------------------------------------------------------------------------------------------------
                                         TENANT INFORMATION

                              PARENT      CREDIT RATINGS      SQUARE      % OF     BASE RENT       LEASE
TENANT NAME                   COMPANY    (MOODY'S/S&P)(1)      FEET       GLA         PSF        EXPIRATION
------------------------------------------------------------------------------------------------------------

Linen's N' Things                              B3/B           35,656      5.4%     $  12.91       1/31/2015
Office Depot                                    NR            30,000      4.5%        12.36      12/31/2017
Fitness Equation                                NR            29,000      4.4%        12.66      12/31/2010
Paragon Gymnastics                              NR            20,930      3.1%         7.60       1/31/2025
Uncle Sam's                                     NR            20,585      3.1%        13.99      12/31/2027
La-Z-Boy                                        NR            18,700      2.8%        15.36       2/28/2015
Executive Suites of CP                          NR            16,000      2.4%         5.00      10/31/2011
The GAP Inc.                                Baa3/BBB-         15,002      2.3%        14.00       1/31/2009
Amscan Inc.                                    B2/B           12,000      1.8%        17.92       7/31/2009
Mattress Discounters 1                          NR            11,700      1.8%        17.60       1/31/2013
New England Audio Co. Inc.                      NR            11,000      1.7%        18.64       1/31/2023
------------------------------------------------------------------------------------------------------------

__________________________
(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       33

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Central Park Shopping Center Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE(1)

                                                                                                                          CUMULATIVE
                 NUMBER                                            % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE       % OF
               OF LEASES    SQUARE FEET    % OF GLA    BASE RENT     RENT      SQUARE FEET     % OF GLA     BASE RENT     BASE RENT
 YEAR           EXPIRING     EXPIRING      EXPIRING    EXPIRING    EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

 Vacant                        54,148         8.1%            --       0.0%       54,148          8.1%              --        0.0%
 2007               8          22,121         3.3        430,608       4.0        76,269         11.6          430,608        4.0
 2008              10          39,460         5.9        695,564       6.4       115,729         17.4        1,126,172       10.4
 2009              25          94,860        14.3      1,835,094      16.9       210,589         31.6        2,961,266       27.2
 2010              10          70,616        10.6      1,146,975      10.5       281,205         42.3        4,108,241       37.8
 2011               6          32,681         4.9        418,612       3.9       313,886         47.2        4,526,853       41.6
 2012              14          52,577         7.9      1,145,172      10.5       366,463         55.1        5,672,025       52.1
 2013               8          38,494         5.8        806,300       7.4       404,957         60.9        6,478,325       59.6
 2014              11          40,885         6.1        879,745       8.1       445,842         67.0        7,358,070       67.6
 2015               7          77,564        11.7      1,288,200      11.8       523,406         78.7        8,646,270       79.5
 2016               7          36,377         5.5        656,179       6.0       559,783         84.1        9,302,449       85.5
 Thereafter        14         105,704        15.9      1,575,057      14.5       665,487        100.0       10,877,506      100.0
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL            140         665,487       100.0%    10,877,506     100.0%
------------------------------------------------------------------------------------------------------------------------------------

__________________________
(1)   Information obtained from the borrower's rent roll as of October 3, 2006 and involves 5 tenants with signed LOI's for a total of 12,013 square feet.

THE MARKET(3). The Central Park Shopping Center Property is located within the
Fredericksburg submarket, part of the Northern Virginia Market, which includes
Arlington/Alexandria, Suburban Fairfax County, Prince William County, Loudoun
County and Southeast Fairfax County. The employment character of the submarket indicates a predominantly middle- to upper-income employment profile, with an average household income within a five-mile radius of the Central Park Shopping
Center Property of $74,879 and the majority of the population holding government, business services and retail related jobs. Approximately 660,000 people live within a 30-mile radius of the Central Park Shopping Center
Property. As of the end of the second quarter 2006, the total market inventory consisted of 37.2 million SF of retail space.

The Northern Virginia retail market has experienced positive net absorption in each of the last nine years, as the total net absorption of 5.8 million SF has outpaced new construction of 4.62 million SF during the period. Accordingly, vacancy has declined significantly from a high of 5.6% at year-end 1998 to a current rate of 2.9%, as of second quarter 2006. In addition, the average effective rental rate increased by about 41% during the same time period, with rates increasing from $17.57 to $24.71 per square foot.

Carl Silver Parkway, which winds its way through the Central Park center, has been extended to provide access to a new planned development dubbed "Celebrate
Virginia.". "Celebrate Virginia" will encompass 2,400 acres adjacent to the
Central Park center and will feature the following: The United States National
Slavery Museum scheduled to open in 2007; the 105,000 square feet
Fredericksburg Expo & Conference Center, a multi purpose facility capable of hosting trade shows, consumer shows, exhibits, receptions, banquets, wedding, meetings and full conventions; an "Eco-Adventure Resort", offering small conference-hosting capabilities, canoeing, kayaking, rafting, rock climbing, scuba, tubing, mountain biking, nature education courses, safety course, nature exploration trails and a fly fishing school along the Rappahannock River; four hotels (Hyatt Place; Hilton Garden Inn; Homewood Suites; and Hampton Inn) and
1,500 residences; the Cannon Ridge Golf Resort (which will be one of the largest contiguous golf complexes on the East Coast north of Pinehurst, North
Carolina); the "Celebrate Virginia" corporate campus, offering 3,000,000 square feet of world-class office space. The conference center and three of four hotels have been completed. Roadway and infrastructure expansions and improvements in the vicinity of the Central Park center are currently underway.
The primary access highway to the "Celebrate Virginia" developments, Carl
Silver Parkway, passes through the heart of the Central Park center. Traffic count estimates suggest volumes in excess of 100,000 cars per day at major intersections providing access to the Central Park center. These counts are expected to increase when the "Celebrate Virginia" development is completed.

THE BORROWER. The borrower is Fredericksburg 35, LLC, a Delaware limited liability company and a special purpose entity. The borrower is 100% owned by the The Rappaport Companies. The Rappaport Companies was founded in 1984 and has 62 full-time employees. The Rappaport Companies currently provides brokerage, management and development services for more than 8.5 million square feet of commercial real estate, and plans 2 million square feet of development within the next two years. The portfolio owned by The Rappaport Companies includes 44 shopping centers and ground-floor retail locations in 55 mixed-use residential and office properties, located primarily throughout the mid-Atlantic region. Since 1985, affiliated companies of The Rappaport
Companies have successfully developed and renovated more than a dozen shopping centers.

Gary D. Rappaport is the founder, President, Chief Executive Officer and sole owner of The Rappaport Companies. Mr. Rappaport has over 30 years experience in ownership, operation, leasing and management of commercial real estate.

PROPERTY MANAGEMENT. Rappaport Management Company, an affiliate of the borrower.

LOCKBOX. The Central Park Shopping Center Loan requires a hard lockbox and springing cash management. At origination, the borrower was required to establish a lockbox account. The loan documents require the borrower to direct tenants to pay their rents directly to the lockbox account. Other than

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       34

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

during a cash management period, all funds in the lockbox account are transferred to an account designated by the borrower. During a cash management period, all amounts are transferred to a lender controlled account and will be applied in accordance with the loan documents. A cash management period will commence upon the occurrence of (i) a default or an event of default specified in the related mortgage loan documents, (ii) the failure of the related borrower to deposit at least 95% of the rents into the lockbox account for any calendar month or (iii) the failure of the related borrower after the end of a calendar quarter to maintain a DSCR of at least 1.05x; and will end if (1) the
Central Park Shopping Center Loan, and all other obligations under the related mortgage loan documents have been repaid in full or there has been a full defeasance of the Central Park Shopping Center Loan or (2) for twelve (12)
consecutive months since the commencement of the existing cash management period, (A) no default or event of default under the related mortgage loan documents has occurred, (B) no event that would trigger another cash management period has occurred and (C) the debt service coverage ratio is at least equal to 1:10x.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Central Park Shopping Center Loan:

      ----------------------------------------------------------
                           ESCROWS/RESERVES

       TYPE:                            INITIAL        MONTHLY
      ----------------------------------------------------------
       Taxes                            $204,716       $87,653
       Insurance                        $156,163       $14,197
       Immediate Repairs                $34,375          $0
       Capital Expenditures            $2,000,000      $11,646
       Rollover Reserve                $2,202,334      $30,000
       Free Rent Reserve                $80,328          $0
      ----------------------------------------------------------

ADDITIONAL DEBT. None

RELEASE PROVISIONS. The Paragon Gymnastics parcel can be released provided that, among other things, the remaining collateral has a minimum DSCR of 1.28x and an LTV of no more than 80%.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       35

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       36

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

GEORGETOWN RENAISSANCE PORTFOLIO

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          18
Location (City/State)                                                       (1)
Property Type                                                               (1)
Size (Square Feet)                                                      303,059
Percentage Physical Occupancy as of October                       1, 2006 74.5%
Year Built                                                                  (1)
Year Renovated                                                              (1)
Appraisal Value                                                    $196,266,000
# of Tenant Leases                                                           57
Average Rent Per Square Foot                                             $39.42
Underwritten Economic Occupancy                                           85.6%
Underwritten Revenues                                               $11,850,230
Underwritten Total Expenses                                          $3,576,077
Underwritten Net Operating Income (NOI)                              $8,274,153
Underwritten Net Cash Flow (NCF)                                     $7,859,216

--------------------------------------------------------------------------------

(1)   See "Georgetown Renaissance Portfolio Properties" table on page 56.

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                                August 31, 2006
Cut-off Date Principal Balance                                     $100,000,000
Cut-off Date Loan Balance Per SF                                           $330
Percentage of Initial Mortgage Pool Balance                                2.2%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.8990%
Amortization Type                                                 Interest Only
IO Period (Months)                                                          120
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         NAP
Original Call Protection                                    LO(27),DEF(90),O(3)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    51.0%
LTV Ratio at Maturity or ARD                                              51.0%
Underwritten DSCR on NOI                                                  1.38x
Underwritten DSCR on NCF                                                  1.31x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       37

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       38

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Georgetown Renaissance Portfolio Loan") is evidenced by a single promissory note secured by 16 first mortgages encumbering
18 mixed-use properties (the "Georgetown Renaissance Portfolio Properties")
located in Washington D.C. and Alexandria, Virginia. The Georgetown Renaissance
Portfolio Loan represents approximately 2.2% of the initial pool balance and
2.7% of the initial loan group 1 balance.

The Georgetown Renaissance Portfolio Loan was originated on August 31, 2006 and has a principal balance as of the cut-off date of $100,000,000. The Georgetown
Renaissance Portfolio Loan has a remaining term of 117 months and a scheduled maturity date of September 1, 2016. The Georgetown Renaissance Portfolio Loan
permits partial defeasance of the loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Georgetown
Renaissance Portfolio Loan is permitted on or after July 1, 2016 without penalty.

THE PROPERTIES. The Georgetown Renaissance Portfolio Properties consist of 18 mixed-use buildings containing a mix of retail, office, residential and storage space totaling 303,059 square feet. Most of the properties were originally built in the 1800s and have been fully renovated in the past decade. The extensive renovations include full exterior restorations, upgrades and replacements of all electrical, plumbing, mechanical, and life safety systems.
The Georgetown Renaissance Portfolio has an in-place occupancy of 74.5% with fifteen of the properties occupied by an upscale retail tenant. Several buildings in the portfolio together comprise Cady's Alley, a development that received the AIA Institute Honor Award for Regional and Urban Design in 2005.
Cady's Alley is a 120,000 square foot historic redevelopment, blending turn-of-the century townhouses and warehouses with modern interiors.

The following table presents certain information relating to the space composition of the Georgetown Renaissance Portfolio Properties:

---------------------------------------------------------------------------------------------------------
                                         PORTFOLIO COMPOSITION

                                                                                                  BASE
SPACE TYPE            SQUARE FEET       % OF GLA      % OF TOTAL RENT       OCCUPANCY %         RENT PSF
---------------------------------------------------------------------------------------------------------

Retail                  197,257           65.1%            74.0%              82.1%(1)          $ 40.67
Office                   60,918           20.1              9.0               37.5(2)            34.94
Residential              42,352           14.0             11.1               92.8               25.24
Storage                   2,532            0.8              0.4               70.6               24.09
Parking                       0            0.0              5.5                 NA                 NA
---------------------------------------------------------------------------------------------------------
TOTAL                   303,059          100.0%           100.0%              74.5%             $ 39.42
---------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the Georgetown Renaissance Portfolio Properties:

---------------------------------------------------------------------------------------------------------
                                         MAJOR TENANT INFORMATION

                                 PARENT     CREDIT RATINGS     SQUARE    % OF     BASE RENT      LEASE
TENANT NAME                      COMPANY   (MOODY'S/S&P)(3)     FEET      GLA        PSF       EXPIRATION
---------------------------------------------------------------------------------------------------------

Baker Furniture                                   NR           22,702    7.5%      $21.85      3/31/2009
Artifacto (Georgetown Design)                     NR           17,634     5.8       22.71      1/31/2016
Pottery Barn                                      NR           13,960     4.6       35.38      1/31/2011
Ann Taylor Loft                                 Ba1/NR         12,095     4.0       44.79      1/31/2012
Lehman-Smith & McLeish, PPLC                      NR           11,774     3.9       41.64      11/30/2014
---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVG.                                            78,165    25.8%     $30.99
---------------------------------------------------------------------------------------------------------

(1)   Does not include the following executed retail lease: Rafik Hair Salon
      (1,300 sf at $50.00 psf, February 2007)

(2)   Does not include the following executed office leases: Georgetown
      University (13,715 sf at $32.50 psf, February 2007), Byer, Blinder, Belle
      Architect (9,610 sf at $36.00 psf, January 2007), Eastbanc (8,825 sf at
      $35.00 psf, January 2007)

(3)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       39

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Georgetown Renaissance Portfolio Properties:

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE(1)

                 NUMBER                                           % OF BASE                 CUMULATIVE    CUMULATIVE   CUMULATIVE %
               OF LEASES    SQUARE FEET   % OF GLA    BASE RENT     RENT       CUMULATIVE    % OF GLA     BASE RENT       OF BASE
YEAR            EXPIRING     EXPIRING     EXPIRING    EXPIRING    EXPIRING    SF EXPIRING    EXPIRING      EXPIRING    RENT EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

Vacant(5)                      77,284       25.5%            --       0.0%       77,284        25.5%             --          0.0%
MTM               10           13,037        4.3        320,676       3.6        90,321        29.8         320,676          3.6
2007               7           13,854        4.6        537,956       6.0       104,175        34.4         858,632          9.6
2008               5           12,818        4.2        349,827       3.9       116,993        38.6       1,208,459         13.6
2009               4           39,902       13.2      1,263,604      14.2       156,895        51.8       2,472,063         27.8
2010               7           26,402        8.7      1,643,422      18.5       183,297        60.5       4,115,485         46.2
2011               5           26,080        8.6        986,977      11.1       209,377        69.1       5,102,462         57.3
2012               6           27,690        9.1      1,186,981      13.3       237,067        78.2       6,289,443         70.7
2013               2            4,689        1.5        240,023       2.7       241,756        79.8       6,529,466         73.4
2014               3           15,629        5.2        592,526       6.7       257,385        84.9       7,121,992         80.0
Thereafter         8           45,674       15.1      1,777,983      20.0       303,059       100.0       8,899,975        100.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL             57          303,059      100.0%     8,899,975     100.0%
------------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the Georgetown
Renaissance Portfolio Properties:

----------------------------------------------------------------------------------------------
                         GEORGETOWN RENAISSANCE PORTFOLIO PROPERTIES

                                                  YEAR
                                                 BUILT/       SQUARE       % OF      PROPERTY
     PROPERTY ADDRESS           LOCATION        RENOVATED      FEET       TOTAL        TYPE
----------------------------------------------------------------------------------------------

See footnote (3) below        Washington DC        2001        33,634      11.1        Retail
3307 M Street                 Washington DC        1990        58,544      19.3        Retail
3345 M Street, NW             Washington DC        2005        28,851       9.5      Mixed Use
See footnote (4) below        Washington DC        2001        25,485       8.4      Mixed Use
3077 M Street                 Washington DC     1800/1999      21,731       7.2        Retail
3330 M Street                 Washington DC     1930/1999      22,702       7.5        Retail
3336-3340 M Street            Washington DC        2001        15,668       5.2        Retail
3265-3269 M Street            Washington DC     1850/2000      12,095       4.0        Retail
3235 & 3233 M Street          Washington DC     1850/1998      9,757        3.2      Mixed Use
1237 Wisconsin Ave, NW        Washington DC     1888/2004      11,032       3.6%       Retail
3065 M Street                 Washington DC     1887/1999      11,787       3.9        Retail
3263 M Street                 Washington DC     1850/2005      6,500        2.1        Retail
3312, 3316 & 3320 Cady's
  Alley                       Washington DC        2001        13,371       4.4        Retail
3210 M Street                 Washington DC     1796/1997      6,600        2.2        Retail
3334, 3336 & 3340 Cady's
  Alley                       Washington DC        2001        9,730        3.2      Mixed Use
326 King Street; 100 South
  Royal St.                   Alexandria VA        1962        9,165        3.0        Retail
3033-3035 M Street(2)         Washington DC     1850/2006      5,157        1.7        Retail
3067 M Street                 Washington DC     1800/1996      1,250        0.4        Retail
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                        303,059     100.0%
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

                                                                                     AS-IS
                                                                                   APPRAISED
     PROPERTY ADDRESS         OCCUPANCY %              PRIMARY TENANT                VALUE
----------------------------------------------------------------------------------------------

See footnote (3) below            64.1        Waterworks Collections              $ 24,755,000
3307 M Street                     27.4        East Banc 300                         24,263,000
3345 M Street, NW                 98.1        Artifacto (Georgetown Design)         18,734,000
See footnote (4) below            74.1        Linge Roset                           15,697,000
3077 M Street                    100.0        Pottery Barn                          15,132,000
3330 M Street                    100.0        Baker Furniture                       12,842,000
3336-3340 M Street                72.2        Gore Dean Antiquest & Collection      11,000,000
3265-3269 M Street               100.0        Ann Taylor Loft                       10,976,000
3235 & 3233 M Street             100.0        Club Monaco                           10,535,000
1237 Wisconsin Ave, NW           100.0        Puma                                   9,065,000
3065 M Street                     93.7        Sephora                                8,250,000
3263 M Street                    100.0        Levis Store, LLC                       8,240,000
3312, 3316 & 3320 Cady's
  Alley                          100.0        Relish-Elo, LLC                        8,076,000
3210 M Street                    100.0        B.C.B.G.                               5,285,000
3334, 3336 & 3340 Cady's
  Alley                           78.5        M2L                                    5,063,000
326 King Street; 100 South
  Royal St.                       65.1        CVS Pharmacy                           3,723,000
3033-3035 M Street(2)               --        NAP                                    2,320,000
3067 M Street                    100.0        MAC Cosmetics                          2,310,000
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE            74.5                                            $196,266,000
----------------------------------------------------------------------------------------------

(1)   Information obtained from Georgetown Renaissance Portfolio Borrower's rent roll dated October 1, 2006.

(2)   Property currently vacant while undergoing expansion to 9,664 square feet.

(3)   3314-3316, 3320, 3324-3326, 3328 M Street; 3315 & 3323 Cady's Alley

(4)   3300, 3304 & 3306 M Street; 3301 & 3303 Cady's Alley

(5)   Includes executed leases totaling 33,450 sf scheduled to commence in
      January and February 2007.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       40

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE MARKET(1). Georgetown is an affluent neighborhood located in northwest
Washington, DC. The area is serviced by Reagan National Airport, an extensive
Metro system and is home to several universities, including Georgetown and
George Washington Universities with a combined student population of approximately 17,000. The subject properties are located along a retail corridor occupied by luxury-oriented retail stores.

According to Claritas, average household income within a one mile radius of the subject, is $104,528 compared with the Washington DC Metropolitan Statistical
Area (MSA) at $89,026 and the national average of $63,207. Local figures may be stronger, as they include the large number of students from Georgetown
University who live in the area. Employment rates in the Washington, DC MSA have historically been more stable than other comparable US cities with the number of jobs in the Washington, DC MSA growing by 2.8%, higher than the national average of 1.6%.

According to CoStar as of August 2006, the Georgetown retail submarket had a vacancy rate of 4.9% with average rents of $64.89 psf, versus the Washington
D.C. retail market at 9.1% vacant with average rents of $37.31 psf.

THE BORROWER. The borrowers are 16 single purpose entities that are Delaware limited partnerships (collectively the "Georgetown Renaissance Portfolio
Borrower"). The Georgetown Renaissance Portfolio Borrower is controlled by
Anthony M. Lanier and related family entities. Mr. Lanier is the head of
EastBanc, Inc. ("EastBanc").

EastBanc specializes in the acquisition, redevelopment and management of commercial real estate assets currently concentrated within the West End and
Georgetown neighborhoods of Washington D.C. EastBanc's expertise in luxury mixed-use development is evident in both its large and small projects ranging from the 1.2 million square foot Ritz-Carlton Hotel and Residences co-development in the West End of Washington, DC, to individual retail storefront properties in the heart of Georgetown. Their investment strategy emphasizes long-term value creation and sensible urban design. Since 1987,
EastBanc and its partners have acquired nearly three million square feet of office, retail and residential properties. In addition to investment for its own account, EastBanc serves as an advisor and management agent for institutional and high-net worth individuals. EastBanc maintains strategic alliances with TMW
Real Estate Group/TMW Immobilien AG (now Prudential Real Estate Investors),
Millennium Partners, The Mark Winkler Company, ING Real Estate, Jonathan Rose
Companies LLC, and Moll KG.

PROPERTY MANAGEMENT. The Georgetown Renaissance Portfolio Properties are
self-managed by EastBanc.

LOCKBOX. The Georgetown Renaissance Portfolio Borrower is required to instruct all non-residential tenants to make their monthly rental payments directly into a bank account acceptable to lender (the "Cash Management Account"). Residential tenants shall make monthly rental payments to a property manager affiliated with the Georgetown Renaissance Portfolio Borrower, which property manager shall deposit such payments into the Cash Management Account within one business day of receipt. Lender will control the Cash Management Account and monies in the account shall be applied by lender with the following priority: (i) monthly interest payment and any required reserve account deposits due to lender pursuant to the loan documents, (ii) other amounts, if any, due Lender under the loan documents, and (iii) at any time other than during the continuance of a loan default, the balance to be paid to the Georgetown Renaissance Portfolio
Borrower. Lender will receive a first priority pledge of the Cash Management
Account as additional security for the Georgetown Renaissance Portfolio Loan.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Georgetown Renaissance Portfolio Loan:

      -------------------------------------------------------------------
                               ESCROWS/RESERVES

       TYPE:                                          INITIAL    MONTHLY
      -------------------------------------------------------------------
       Taxes                                         $534,301    $97,922
       Insurance                                     $379,167    $29,167
       Interest Reserve (see below)                $3,000,000         $0
       Capital Expenditures Reserve (see below)    $3,000,000         $0
       Rollover Reserve (see below)                $4,236,901    $25,255
      -------------------------------------------------------------------

INTEREST RESERVE. Borrower has deposited $3 million into an interest reserve account, of which up to $2 million shall be available to cover interest shortfalls. At such time as a debt service coverage ratio ("DSCR") of 1.15x assuming a 30-year amortization schedule is exceeded and no event of default exists, all amounts in the Interest Reserve shall be returned to the Georgetown
Renaissance Portfolio Borrower.

__________________________
(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       41

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

CAPITAL EXPENDITURES RESERVE. The Georgetown Renaissance Portfolio Borrower has
deposited $3 million into a reserve account (the "Capex Reserve Account"), which may be drawn upon by the Georgetown Renaissance Portfolio Borrower to cover the cost of certain capital improvements. At such time as DSCR exceeds 1.30x and no event of default exists, all amounts in the Capex Reserve Account shall be returned to the Georgetown Renaissance Portfolio Borrower.

ROLLOVER RESERVE. The Georgetown Renaissance Portfolio Borrower deposited
$4,236,901 into a reserve account (the "Rollover Reserve Account") for costs and expenses actually incurred in connection with replacing tenants, including, without limitation, costs for tenant improvements and/or leasing commissions. In addition, the Georgetown Renaissance Portfolio Borrower is required to make monthly deposits totaling $1 per square foot per annum, provided that in no event shall the amount in such reserve be required to exceed a cap equal to (i)
the sum of (a) $4 million and (b) $2 per square foot (ii) less the lesser of (x)
amounts previously distributed to the Georgetown Renaissance Portfolio Borrower from the Rollover Reserve Account and (y) $4 million. At such time as a DSCR exceeds 1.30x and no event of default exists, an amount equal to $4 million less all amounts previously disbursed to the Georgetown Renaissance Portfolio
Borrower from the Rollover Reserve Account shall be returned to the Georgetown
Renaissance Portfolio Borrower.

ADDITIONAL DEBT:  None.

PERMITTED MEZZANINE DEBT. Provided that the DSCR on the Georgetown Renaissance
Portfolio Loan is greater than 1.20x and the loan-to-value ratio ("LTV") on the
Georgetown Renaissance Portfolio Loan based on new appraisals is not more than
55%, then the owner of the Georgetown Renaissance Portfolio Borrower may incur mezzanine indebtedness such that the LTV of total indebtedness (i.e., Georgetown
Renaissance Portfolio Loan plus mezzanine loan) does not exceed 85% and a minimum aggregate DSCR of 1.05x, subject to receipt of rating agency confirmation.

RELEASE PROVISIONS. Permitted after the second anniversary of the securitization, one or more of the Georgetown Renaissance Portfolio Properties may be released from the lien of the mortgage via partial defeasance subject to certain conditions including a payment of an amount equal to the greater of: (i)
125% of the allocated loan amount, or (ii) an amount which results in a DSCR equal to or greater than the DSCR on the closing date or immediately prior to the release.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       42

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

KONOVER HOTEL PORTFOLIO

                                [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Properties                                               15
Location (City/State)                                                       (1)
Property Type                                                       Hospitality
Size (Rooms)                                                              1,103
Percentage Physical Occupancy as of July 31, 2006                         52.7%
Year Built                                                                  (1)
Year Renovated                                                              (1)
Appraisal Value                                                     $90,000,000
Underwritten Economic Occupancy                                           55.1%
Underwritten Revenues                                               $20,948,529
Underwritten Total Expenses                                         $13,071,481
Underwritten Net Operating Income (NOI)                             $ 7,877,049
Underwritten Net Cash Flow (NCF)                                    $ 7,039,108

--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                               November 1, 2006
Cut-off Date Principal Balance                                      $67,000,000
Cut-off Date Loan Balance Per Room                                      $60,743
Percentage of Initial Mortgage Pool Balance                                1.5%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           6.2500%
Amortization Type                                                    IO-Balloon
IO Period (Months)                                                           12
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         360
Original Call Protection                                    LO(24),DEF(92),O(4)
Lockbox                                                        Soft at Closing,
                                                                 Springing Hard
Cut-off Date LTV Ratio(2)                                                 74.4%
LTV Ratio at Maturity or ARD                                              65.0%
Underwritten DSCR on NOI                                                  1.59x
Underwritten DSCR on NCF(3)                                               1.42x
--------------------------------------------------------------------------------

(1)   See "Konover Hotel Portfolio Properties" table on page 61.

(2)   78.9% and 81.1% when calculated including the Konover Hotel Portfolio B
      Note and Konover Hotel Portfolio Mezzanine Note, respectively.

(3)   1.30x and 1.25x when calculated including the Konover Hotel Portfolio B
      Note and Konover Hotel Portfolio Mezzanine Note, respectively.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       43

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       44

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Konover Hotel Portfolio Loan") is evidenced by a promissory note secured by a first mortgage encumbering 15 limited-service hotel properties totaling 1,103 rooms located in three states (each, a
"Property" and collectively the "Konover Hotel Portfolio Properties"). The
Konover Hotel Portfolio Loan represents approximately 1.5 % of the initial mortgage pool balance and approximately 1.8% of the initial loan group 1 balance.

The Konover Hotel Portfolio Loan was originated on November 1, 2006 and has a principal balance as of the cut-off date of $67,000,000. The Konover Hotel
Portfolio Loan has a remaining term of 120 months and a scheduled maturity date of December 1, 2016. The Konover Hotel Portfolio Loan permits defeasance with
United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Konover Hotel Portfolio Loan is permitted on or after
September 1, 2016 without penalty.

A second promissory note, with a principal balance of $4,000,000 (the "Konover
Hotel Portfolio B Note"), is also secured by the first mortgage encumbering the
Konover Hotel Portfolio Properties. It is subordinate in right of payment and certain other respects to the Konover Hotel Portfolio Loan and will be held outside the Series 2006-4 trust.

A third promissory note, with a principal balance of $2,000,000 (the "Konover
Hotel Portfolio Mezzanine Note"), is secured by 100% of the partnership interests in the Konover Hotel Portfolio Borrowers (defined below). It is subordinate in right of payment and certain other respects to the Konover Hotel
Portfolio Loan and will be held outside the Series 2006-4 trust.

THE PROPERTIES. All of the Konover Hotel Portfolio Properties are limited service hotels located along major interstates/thoroughfares with generally good visibility. The majority of the assets are affiliated with market-leading brands and feature a competitive physical product. All of the properties are interior corridor and all but two have indoor swimming pools.

The following tables present certain information relating to the Konover Hotel
Portfolio Properties:

------------------------------------------------------------------------------------------------------------------------------------
                                                 KONOVER HOTEL PORTFOLIO PROPERTIES

                                                                         CUT-OFF DATE
                                                                          ALLOCATED      YEAR BUILT/     APPRAISAL
PROPERTY NAME                             PROPERTY LOCATION    ROOMS       BALANCE        RENOVATED        VALUE          U/W NCF
------------------------------------------------------------------------------------------------------------------------------------

Holiday Inn Express Kansas City .......   Kansas City, KS        96      $  8,797,500        2005       $ 11,500,000    $   845,235
Holiday Inn Express Portage ...........   Portage, IN            76         6,720,000        1999          8,400,000        717,573
Hampton Inn Kansas City ...............   Kansas City, KS        76         6,480,000        2003          8,100,000        700,515
Holiday Inn Express Fremont ...........   Fremont, IN            93         6,240,000     1994/2005        7,800,000        745,990
Holiday Inn Express Mishawaka .........   Mishawaka, IN          80         5,760,000     1998/2005        8,000,000        569,652
Holiday Inn Express & Suites Warsaw ...   Warsaw, IN             76         5,360,000        1998          6,700,000        525,708
Holiday Inn Express Adrian ............   Adrian, MI             60         4,290,000        1999          6,600,000        482,754
Carlton Lodge Adrian ..................   Adrian, MI             98         3,693,000     1987/1999        6,600,000        399,757
Holiday Inn Express La Porte ..........   La Porte, IN           65         3,172,500        1997          4,500,000        305,794
Holiday Inn Express Chelsea ...........   Chelsea, MI            65         3,168,000        1999          4,400,000        305,395
Hampton Inn Marshall ..................   Marshall, MI           73         3,014,000        2004          4,400,000        288,955
Holiday Inn Express Howe ..............   Howe, IN               66         2,945,000        1998          3,800,000        282,245
Country Inn & Suites Mishawaka ........   Mishawaka, IN          62         2,880,000        1995          3,600,000        370,667
Holiday Inn Express Marshall ..........   Marshall, MI           66         2,720,000        2000          3,400,000        282,802
Super 8 ...............................   Adrian, MI             51         1,760,000        1994          2,200,000        216,068
------------------------------------------------------------------------------------------------------------------------------------
TOTAL .................................                       1,103      $ 67,000,000                   $ 90,000,000    $ 7,039,108
------------------------------------------------------------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       45

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                  OPERATIONAL STATISTICS(1)

                                             2004                            2005
                               --------------------------------  -----------------------------
PROPERTY NAME                    ADR      OCCUPANCY    REVPAR      ADR     OCCUPANCY   REVPAR
----------------------------------------------------------------------------------------------

Holiday Inn Express
  Kansas City ..............                                     $  96.38    39.3%    $  37.90
Holiday Inn Express
  Portage ..................   $  83.78     66.3%     $  55.57   $  85.02    69.0%    $  58.70
Hampton Inn Kansas City.....   $  88.46     62.9%     $  55.64   $  99.92    67.1%    $  67.05
Holiday Inn Express
  Fremont ..................   $  87.10     60.0%     $  52.23   $  90.09    49.5%    $  44.62
Holiday Inn Express
  Mishawaka ................   $  80.09     46.6%     $  37.36   $  88.45    50.7%    $  44.86
Holiday Inn Express &
  Suites Warsaw ............   $  79.63     57.3%     $  45.59   $  86.33    59.4%    $  51.26
Holiday Inn Express
  Adrian ...................   $  87.26     58.9%     $  51.37   $  90.04    61.9%    $  55.75
Carlton Lodge Adrian .......   $  88.83     40.0%     $  35.54   $  92.73    36.2%    $  33.61
Holiday Inn Express La
  Porte ....................   $  82.89     59.9%     $  49.69   $  87.62    58.5%    $  51.29
Holiday Inn Express
  Chelsea ..................   $  83.44     55.7%     $  46.51   $  89.24    51.2%    $  45.70
Hampton Inn Marshall .......   $  85.82     66.5%     $  57.06   $  89.03    55.1%    $  49.08
Holiday Inn Express
  Howe .....................   $  81.90     46.4%     $  38.00   $  87.08    45.4%    $  39.50
Country Inn & Suites
  Mishawaka ................   $  88.87     69.7%     $  61.91   $  93.94    46.4%    $  43.63
Holiday Inn Express
  Marshall .................   $  85.82     66.5%     $  57.06   $  89.03    55.1%    $  49.08
Super 8 ....................   $  63.05     49.8%     $  31.41   $  66.18    49.7%    $  32.89
----------------------------------------------------------------------------------------------
WEIGHTED AVERAGE ...........   $  84.07     55.4%     $  46.59   $  88.99    52.5%    $  46.75
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                  OPERATIONAL STATISTICS(1)

                                      TRAILING 12-MONTH
                                          JULY 2006                    MLML UNDERWRITING
                               --------------------------------  -----------------------------
PROPERTY NAME                     ADR     OCCUPANCY    REVPAR      ADR     OCCUPANCY   REVPAR
----------------------------------------------------------------------------------------------

Holiday Inn Express
  Kansas City ..............   $  97.04     50.1%     $   48.61  $ 104.00    61.0%    $  63.44
Holiday Inn Express
  Portage ..................   $  86.25     73.9%     $   63.75  $  86.25    73.9%    $  63.75
Hampton Inn Kansas City.....   $ 103.58     70.1%     $   72.63  $ 103.58    70.1%    $  72.63
Holiday Inn Express
  Fremont ..................   $  90.36     48.0%     $   43.38  $  95.00    53.0%    $  50.35
Holiday Inn Express
  Mishawaka ................   $  92.98     58.1%     $   54.04  $  92.98    58.1%    $  54.04
Holiday Inn Express &
  Suites Warsaw ............   $  88.38     59.5%     $   52.54  $  88.38    59.5%    $  52.54
Holiday Inn Express
  Adrian ...................   $  95.09     58.3%     $   55.47  $  95.09    58.3%    $  55.47
Carlton Lodge Adrian .......   $  92.89     33.8%     $   31.36  $  92.89    33.8%    $  31.36
Holiday Inn Express La
  Porte ....................   $  88.90     57.8%     $   51.35  $  88.90    57.8%    $  51.35
Holiday Inn Express
  Chelsea ..................   $  94.63     52.1%     $   49.30  $  94.63    52.1%    $  49.30
Hampton Inn Marshall .......   $  91.13     53.8%     $   49.06  $  91.13    53.8%    $  49.06
Holiday Inn Express
  Howe .....................   $  90.78     45.2%     $   41.07  $  90.78    45.2%    $  41.07
Country Inn & Suites
  Mishawaka ................   $  99.09     32.1%     $   31.77  $ 101.00    50.0%    $  50.50
Holiday Inn Express
  Marshall .................   $  91.13     53.8%     $   49.06  $  91.13    53.8%    $  49.06
Super 8 ....................   $  66.92     51.5%     $   34.49  $  66.92    51.5%    $  34.49
----------------------------------------------------------------------------------------------
WEIGHTED AVERAGE ...........   $  91.63     52.7%     $   48.33  $  92.99    55.1%    $  51.26
----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                                      HISTORICAL PERFORMANCE(2)

                                                    2003                       2004
                                           ------------------------    -----------------------
                                                         AVAILABLE                   AVAILABLE
                                           HISTORICAL      ROOM        HISTORICAL       ROOM
PROPERTY NAME                               OCCUPANCY     NIGHTS        OCCUPANCY      NIGHTS
----------------------------------------------------------------------------------------------

Holiday Inn Express Kansas City .........          --          --              --           --
Holiday Inn Express Portage .............       62.0%       27,740          66.3%       27,816
Hampton Inn Kansas City .................       42.5%        7,372          62.9%       27,816
Holiday Inn Express Fremont .............       60.4%       22,265          60.0%       22,326
Holiday Inn Express Mishawaka ...........       46.8%       29,200          46.6%       29,280
Holiday Inn Express & Suites Warsaw .....       50.5%       27,740          57.3%       27,816
Holiday Inn Express Adrian ..............       62.1%       21,900          58.9%       21,960
Carlton Lodge Adrian ....................       38.4%       35,770          40.0%       35,868
Holiday Inn Express La Porte ............       54.9%       23,725          59.9%       23,790
Holiday Inn Express Chelsea .............       55.9%       23,725          55.7%       23,790
Hampton Inn Marshall ....................       69.0%       24,090          66.5%       24,156
Holiday Inn Express Howe ................       54.6%       24,090          46.4%       24,156
Country Inn & Suites Mishawaka ..........       62.3%       22,630          69.7%       22,692
Holiday Inn Express Marshall ............       69.0%       24,090          66.5%       24,156
Super 8 .................................       58.6%       18,615          49.8%       18,666
                                                        ----------                   ---------
TOTAL                                                      332,952                     354,288
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                      HISTORICAL PERFORMANCE(2)

                                                                         TRAILING 12-MONTHS
                                                    2005                      JULY 2006
                                           -----------------------    ------------------------
                                                         AVAILABLE                   AVAILABLE
                                           HISTORICAL      ROOM        HISTORICAL      ROOM
PROPERTY NAME                               OCCUPANCY     NIGHTS        OCCUPANCY     NIGHTS
----------------------------------------------------------------------------------------------

Holiday Inn Express Kansas City .........       39.3%       16,320          50.1%       35,040
Holiday Inn Express Portage .............       69.0%       27,740          73.9%       27,740
Hampton Inn Kansas City .................       67.1%       27,740          70.1%       27,740
Holiday Inn Express Fremont .............       49.5%       27,033          48.0%       33,945
Holiday Inn Express Mishawaka ...........       50.7%       29,200          58.1%       29,200
Holiday Inn Express & Suites Warsaw .....       59.4%       27,740          59.5%       27,740
Holiday Inn Express Adrian ..............       61.9%       21,900          58.3%       21,900
Carlton Lodge Adrian ....................       36.2%       35,770          33.8%       35,770
Holiday Inn Express La Porte ............       58.5%       23,725          57.8%       23,725
Holiday Inn Express Chelsea .............       51.2%       23,725          52.1%       23,725
Hampton Inn Marshall ....................       55.1%       24,090          53.8%       24,090
Holiday Inn Express Howe ................       45.4%       24,090          45.2%       24,090
Country Inn & Suites Mishawaka ..........       46.4%       22,630          32.1%       22,630
Holiday Inn Express Marshall ............       55.1%       24,090          53.8%       24,090
Super 8 .................................       49.7%       18,615          51.5%       18,615
                                                        ----------                   ---------
TOTAL                                                      374,408                     400,040
----------------------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       46

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

(1)   Per information obtained from Smith Travel Research ("STR") as of July
      2006.

(2)   Information provided by the Konover Hotel Portfolio Borrower.

--------------------------------------------------------------------------------
                             PENETRATION INDICES(1)

PROPERTY NAME                           REVPAR INDEX  ADR INDEX  OCCUPANCY INDEX
--------------------------------------------------------------------------------
Holiday Inn Express Kansas City(2) ...        117.5%     117.8%            99.7%
Holiday Inn Express Portage ..........        105.0%      98.2%           107.0%
Hampton Inn Kansas City ..............        158.6%     139.5%           113.7%
Holiday Inn Express Fremont(3) .......        125.8%     117.1%           107.5%
Holiday Inn Express Mishawaka ........         94.7%     100.1%            94.7%
Holiday Inn Express & Suites Warsaw ..        103.0%     108.8%            94.7%
Holiday Inn Express Adrian ...........         98.9%     110.7%            89.3%
Holiday Inn Express La Porte .........        111.9%     104.2%           107.4%
Carlton Lodge Adrian .................         59.9%     124.9%            48.0%
Holiday Inn Express Chelsea ..........         87.8%     109.5%            80.1%
Hampton Inn Marshall .................        100.6%     114.3%            88.0%
Holiday Inn Express Howe .............         96.7%     102.6%            94.3%
Country Inn & Suites Mishawaka(4) ....         80.3%     103.4%            77.6%
Holiday Inn Express Marshall .........        124.6%     127.3%            97.9%
Super 8 ..............................         95.7%      98.3%            97.4%
--------------------------------------------------------------------------------
WEIGHTED AVERAGE .....................        102.4%     112.2%            91.3%
--------------------------------------------------------------------------------

__________________________
(1)   Data as per Appraisal from HVS through TTM July 2006 unless noted below.
      Competitive set data includes the subject property.

(2)   Holiday Inn Express Kansas City opened in July 2005 and is ramping up therefore the subject occupancy and ADR are based upon 2006/07 projections provided by HVS.

(3)   Holiday Inn Express Fremont expanded by 31 rooms in August 2005 and is still ramping up therefore the subject occupancy and ADR are based upon
      2006/07 projections provided by HVS.

(4)   Country Inn & Suites Mishawaka converted from a Holiday Inn Express in
      October 2005 and experienced considerable business interruption. It is still ramping up therefore the subject occupancy and ADR are based upon
      2006/07 projections provided by HVS.

THE BORROWER. The borrowers on the Loan are three newly formed, Delaware special-purpose, bankruptcy-remote limited liability companies - Tri-State
Kansas Associates, LLC, Tri-State Indiana Associates, LLC and Tri-State Michigan
Associates, LLC (the "the Konover Hotel Portfolio Borrowers"). Each of the
Borrowers is owned by Tri-State Hotel Holdings, LLC, which is also a newly formed Delaware special-purpose, bankruptcy-remote limited liability company.
The manager of the Borrowers and of Tri-State Hotel Holdings, LLC is Tri-State
Hotel Associates, LLC. Tri-State Hotel Associates, LLC is owned 50% by JCSK
Tri-State Holdings, LLC (which is owned, ultimately, by Steven Konover and Jane
Coppa) and 50% by Focus Ventures Partners II, LLC (which is owned by Jerald J.
Good, individually, and Focus Enterprises, Inc., which is wholly owned by Jerald
J. Good). Konover Properties Corporation, JCSK Tri-State Holdings, LLC, Focus
Ventures Partners II, LLC and Focus Ventures Partners LLP are all guarantors for the Loan.

Konover Properties, founded by Simon Konover 45 years ago, is involved in the development, acquisition, construction, management and ownership of approximately 200 properties in 17 states across market segments throughout the
East Coast, including residential, office, hotel, retail, and mixed use/specialty. The company currently manages 1.2 million square feet of office space, 4,200 apartment units, five hotels, and an exposition center. In addition, it is currently developing condominiums, mixed-use projects and a retail center.

Focus Hospitality Services ("Focus") is a real estate development, construction and management company specializing in the development of limited and full service hotels. Since 1986, Focus has developed over $100 million in commercial and residential ventures and currently manages a portfolio of 20 hotels, office space and raw land. Focus' portfolio consists of $200 million of committed projects to be developed over the next five years including focused service hotels, full service hotels, convention centers, museums and indoor/outdoor water parks. In 2004, Focus was named Developer of the Year by InterContinental
Hotels Group. Jerald J. Good, Focus' President and CEO, has been actively involved in real estate development since 1964, including involvement in general real estate brokerage, commercial and residential construction, land development and property management. He is currently a member and serves on the Board of
Directors as well as the Express Committee and the Development Task Force
Committee of the International Association of Holiday Inns (IAHI), an
organization comprised of the franchise owners of InterContinental Hotels Group hotel properties.

PROPERTY MANAGEMENT. The Properties will be managed by Konover Hotel
Corporation, which has been active in the hospitality industry for over 40 years. Since inception, the company has constructed, owned, and managed approximately 25 properties with Hilton, Sheraton, Holiday Inn, Ramada, Quality
Inn, and Days Inn affiliations.

LOCKBOX. Lockbox held at lender selected bank. Cash sweep shall occur upon an event of default or the date on which the debt service coverage ratio ("DSCR")
for the Konover Hotel Portfolio Loan is less than 1.15x or the DSCR of the total indebtedness (combined Konover Hotel Portfolio Loan, Konover Hotel Portfolio B
Note, and Konover Hotel Portfolio Mezzanine Note) is less than 1.05x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       47

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

ESCROWS. The following escrows/reserves have been established with respect to the Konover Hotel Portfolio Loan:

      ---------------------------------------------------------------
                             ESCROWS/RESERVES

       TYPE:                        INITIAL                  MONTHLY
      ---------------------------------------------------------------
       Taxes                         $279,659                $80,258
       Insurance                     $ 83,359                $13,893
       PIP Reserve (see below)     $4,325,000    4% of gross revenue
       Immediate Repairs             $141,125                     $0
       Seasonality Reserve           $500,000                     $0
      ---------------------------------------------------------------

PIP RESERVE. Amounts on deposit in this reserve evidence franchisors' estimates of the costs that will be incurred to complete the work described in property improvement plans ("PIPs") annexed to each of the franchise agreements. The
Konover Hotel Portfolio Borrower covenanted to franchisors to complete the work detailed in the PIPs and likewise covenanted to complete same to lender. As PIP work is completed, The Konover Hotel Portfolio Borrower may apply for releases of monies from the PIP escrow. Lender shall grant or deny such requests for releases in accordance with the parameters set forth in the loan agreement, it being understood that, at all times, at least 20% of the PIP monies on deposit for a given property shall remain on deposit with lender until such time that
The Konover Hotel Portfolio Borrower presents a letter evidencing completion of all PIP work from the franchisor.

ADDITIONAL DEBT. See "The Loan" description above.

RELEASE PROVISIONS. Up to five properties may be released from the mortgage lien over the life of the loan subject to release prices of 110% of the allocated loan amounts and the satisfaction of partial defeasance requirements and other release conditions in the loan documents including (i) the combined DSCR of all debt (the Konover Hotel Portfolio Loan, the Konover Hotel Portfolio B Note and
the Konover Hotel Portfolio Mezzanine Note) the for the remaining properties shall be at least equal to the greater of (x) 1.10x and (y) the DSCR for all of the properties (including the property to be released) immediately prior to the release and (ii) the Konover Hotel Portfolio Loan DSCR for the remaining properties shall be at least equal to the greater of (x) 1.15x and (y) the DSCR for all of the properties (including the property to be released) immediately prior to the release. Additionally, the Adrian, MI assets cannot be released individually.

SUBSTITUTION PROVISIONS. Two years after the creation of the securitization trust, the Konover Hotel Portfolio Borrower shall be permitted to substitute up to five of the properties with other hotel properties of like kind and quality provided that (i) no event of default under the loan documents exists at the time of such substitution, (ii) the appraised value and net operating income of the substitute property are greater than the appraised value and net operating income of the replaced property, (iii) after the substitution, the Loan-to-Value ratio and DSCR for the Konover Hotel Portfolio Loan are equal to or greater than such ratios at the time of closing and immediately prior to such substitution,
(iv) the Konover Hotel Portfolio Borrower obtains a rating agency confirmation with respect to the substitution, and (v) the Konover Hotel Portfolio Borrower provides legal opinions acceptable to lender, including a REMIC opinion.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       48

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

ANAHEIM PLAZA

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                               Anaheim, CA
Property Type                                                            Retail
Size (Square Feet)                                                      345,708
Percentage Physical Occupancy as of October 3, 2006                       98.6%
Year Built                                                                 1995
Year Renovated                                                              NAP
Appraisal Value                                                     $91,500,000
# of Tenant Leases                                                           31
Average Rent Per Square Foot                                             $13.19
Underwritten Economic Occupancy                                           95.0%
Underwritten Revenues                                                $7,546,100
Underwritten Total Expenses                                          $2,493,233
Underwritten Net Operating Income (NOI)                              $5,052,867
Underwritten Net Cash Flow (NCF)                                     $4,863,520

--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                               November 1, 2006
Cut-off Date Principal Balance                                      $61,750,000
Cut-off Date Loan Balance Per SF                                           $179
Percentage of Initial Mortgage Pool Balance                                1.4%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.4455%
Amortization Type                                                 Interest Only
IO Period (Months)                                                          120
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         NAP
Original Call Protection                                    LO(25),DEF(91),O(4)
Lockbox                                                        None at Closing,
                                                                 Springing Hard
Cut-off Date LTV Ratio                                                    67.5%
LTV Ratio at Maturity or ARD                                              67.5%
Underwritten DSCR on NOI                                                  1.48x
Underwritten DSCR on NCF                                                  1.43x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       49

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       50

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Anaheim Plaza Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a 345,708 square foot retail center (the "Anaheim Plaza Property") located in Anaheim, California. The
Anaheim Plaza Loan represents approximately 1.4% of the initial mortgage pool balance and approximately 1.7% of the initial loan group 1 balance.

The Anaheim Plaza Loan was originated on November 1, 2006, and has a principal balance as of the cut-off date of $61,750,000. The Anaheim Plaza Loan has a remaining term of 119 months and a scheduled maturity date of November 1, 2016.
The Anaheim Plaza Loan permits defeasance of the entire loan with United States
Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Anaheim Plaza Loan is permitted on or after August 1, 2016 without penalty.

THE PROPERTY. The Anaheim Plaza Property is a 345,708 square foot anchored retail center built in 1995. The Anaheim Plaza Property is anchored by Mervyn's
(80,000 sf), Gigante (54,087 sf), and Office Max (30,000 sf). The property is currently 98.6% occupied by 31 tenants, with the anchors as well as several of the in-line tenants being national retailers, including Baskin Robbins,
Citibank, CompUSA, GNC, Party City, Payless Shoesource, Petco, Radio Shack, Ross
Dress For Less, Subway, Supercuts, and Wendy's. In addition, the Anaheim Plaza
Property is shadow-anchored by Wal-Mart. The property is located in an established infill location with a dense population of approximately 656,454 persons within a five-mile radius. The improvements are located at the northeast corner of Interstate-5 and Euclid Street approximately 23 miles southeast of the
Los Angeles CBD. Interstate-5 is the westernmost interstate highway in the
United States and links the majority of the metropolitan areas in California
(San Diego, Los Angeles, and Sacramento); Oregon (Eugene, Salem, and Portland);
and Washington (Tacoma, Seattle and Everett). The property's location is convenient to downtown Los Angeles, its suburbs, and all local and major arteries. Additionally, the Los Angeles International Airport is located 26 miles northwest of the subject.

The Anaheim Plaza Property is bisected by West Crescent Avenue. Of the property's 10 buildings, three are located on the north side of West Crescent
Avenue, while the remaining seven are situated on the south side. The northern site consists of one primary and two outparcel structures, while the southern site consists of three primary and four outparcel structures. Tenants occupying outparcel spaces include CitiFinancial, Wendy's, Marie Calendar's, Party City,
AAA and Petco.

The following table presents certain information relating to the major tenants at the Anaheim Plaza Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                      MAJOR TENANT INFORMATION

                                                       CREDIT RATINGS         SQUARE          % OF         BASE RENT       LEASE
TENANT NAME                      PARENT COMPANY       (MOODY'S/S&P)(1)          FEET          GLA             PSF        EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Mervyn's                                                     NR               80,000         23.1%         $  2.74       7/31/2012
Gigante                                                     NR/BB             54,087         15.6             8.85       5/31/2023
Office Max                                                 Ba3/B+             30,000          8.7            15.50       11/30/2011
Ross Dress for Less                                        NR/BBB             27,314          7.9            11.95       1/31/2010
CompUSA                                                      NR               26,000          7.5            12.00       11/30/2007
------------------------------------------------------------------------------------------------------------------------------------
TOTAL WEIGHTED AVG.                                                          217,401         62.9%         $  8.29
------------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       51

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Anaheim Plaza Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                           LEASE ROLLOVER SCHEDULE(1),(2)

                                                                                                                          CUMULATIV
                                                                     % OF BASE                 CUMULATIVE    CUMULATIVE      % OF
              NUMBER OF LEASES  SQUARE FEET    % OF GLA   BASE RENT    RENT      CUMULATIVE       % OF       BASE RENT    BASE RENT
YEAR              EXPIRING       EXPIRING      EXPIRING   EXPIRING   EXPIRING   SF EXPIRING   GLA EXPIRING    EXPIRING     EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

Vacant                              5,000         1.4%       --         0.0%        5,000           1.4%            --         0.0%
2007                 2             27,260         7.9      352,370      7.8%       32,260           9.3%       352,370         7.8%
2008                 3             11,251         3.3      242,828      5.4%       43,511          12.6%       595,199        13.2%
2009                 4             20,524         5.9      335,381      7.5%       64,035          18.5%       930,580        20.7%
2010                 7             40,321        11.7      730,657     16.3%      104,356          30.2%     1,661,237        37.0%
2011                 6             68,179        19.7    1,428,130     31.8%      172,535          49.9%     3,089,367        68.7%
2012                 2             85,800        24.8      317,104      7.1%      258,335          74.7%     3,406,471        75.8%
2014                 2             14,786         4.3      322,091      7.2%      273,121          79.0%     3,728,562        83.0%
Thereafter           5             72,587        21.0      765,150     17.0%      345,708         100.0%     4,493,712       100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                31           345,708       100.0%   4,493,712
------------------------------------------------------------------------------------------------------------------------------------

THE MARKET.(3) The Anaheim Plaza Property is located in central submarket of
Anaheim, Orange County, California. The submarket contains approximately 8.4 million square feet with an average rent of $25.66 psf and vacancy of 3.1%.
Vacancy rates have held steady over the last several years with annual average rent increases of 3.7% from 2001 to 2005. According to REIS, there is little new construction in the central submarket.

Orange County has a population of 2,988,000 residents, representing 22.9% of the
Los Angeles-Long Beach Santa Ana MSA. According to Claritas, the estimated 2005 population in the one-, three-, and five-mile radius of the property is 35,591,
287,064, and 656,454 residents, respectively, and has experienced steady growth from 2000 to 2005. The estimated 2005 average household income is $54,873,
$57,479, and $62,327 for the same radii, respectively. According to the US
Bureau of Labor Statistics, Orange County had an average unemployment rate of
3.4% in 2005, significantly lower than California's rate of 5.4% and national average of 4.6%. Supporting the economy are the manufacturing, travel, tourism, and aerospace industries.

THE BORROWER. PK II Anaheim Plaza LP (the "Anaheim Plaza Borrower") is a joint venture special purpose entity controlled by Prudential Real Estate Investors
("PREI") (85%) and Kimco (15%).

Kimco and PREI are sponsors of twenty-five (25) joint venture borrowers (the
"Kimco Portfolio Borrowers"). Each of the Kimco Portfolio Borrowers has incurred a mortgage loan that will be included in the trust. All equity interests in the
Kimco Portfolio Borrowers, including the Anaheim Plaza Borrower, have been pledged by Kimco and PREI to secure a mezzanine loan in the approximate amount of $1,200,000,000 (the "Kimco Portfolio Mezzanine Loan") to an affiliate of the
Kimco Portfolio Borrowers on October 31, 2006 in connection with the acquisition of Pan Pacific Retail Properties, Inc. Any foreclosure of the Kimco Portfolio
Mezzanine Loan that would result in either Kimco or PREI failing to control the
Kimco Portfolio Borrowers and owning at least 10% direct or indirect interest in the Kimco Portfolio Borrowers is not permitted without lender's consent.

Kimco is a leading retail REIT specializing in the acquisitions, development, and management of neighborhood and community shopping centers. Formed in 1960,
Kimco is currently the nation's largest publicly traded owner and operator of neighborhood and community shopping centers, with more than 1,118 properties totaling 143.6 million square feet of leaseable space in 45 states, Canada,
Mexico and Puerto Rico.

PREI has over $18.8 billion in real estate assets under management. PREI has been managing real estate for U.S. institutional clients since 1970 and has a domestic staff of 280 individuals. This property will be funded through
Prudential's PRISA II fund, which had net assets of approximately $4.2 billion as of June 2006 with 77 clients and 89 investments.

PROPERTY MANAGEMENT. The property is managed by KRC Property Management I, Inc., an affiliate of Kimco.

LOCKBOX. Upon the occurrence and continuation of an Event of Default (as defined in the loan documents), all rents will be deposited into a cash management account controlled by lender.

__________________________
(1)   Information obtained from Anaheim Plaza Borrower's rent roll dated
      October 3, 2006.

(2)   Includes ground lease tenants if any.

(3)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       52

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to Anaheim Plaza Loan:

      -------------------------------------------------------
                         ESCROWS/RESERVES

       TYPE:                         INITIAL         MONTHLY
      -------------------------------------------------------
       Taxes                              $0              $0
       Insurance                          $0              $0
       Immediate Repairs                  $0              $0
       Capital Expenditures               $0              $0
       Rollover Reserve                   $0              $0
      -------------------------------------------------------

ADDITIONAL DEBT. None.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

ENVIRONMENTAL INSURANCE. Historical uses at certain properties include gas stations and dry cleaners. Kimco and PREI have obtained an environmental insurance policy from the Chubb Group of Insurance Companies with a coverage amount of $50,000,000.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       53

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       54

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

SAHARA PAVILION NORTH

                                [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                             Las Vegas, NV
Property Type                                                            Retail
Size (Square Feet)                                                      333,679
Percentage Physical Occupancy as of October 3, 2006                       91.6%
Year Built                                                                 1989
Year Renovated                                                              NAP
Appraisal Value                                                     $78,000,000
# of Tenant Leases                                                           60
Average Rent Per Square Foot                                             $15.53
Underwritten Economic Occupancy                                           88.5%
Underwritten Revenues                                                $6,103,099
Underwritten Total Expenses                                          $1,526,683
Underwritten Net Operating Income (NOI)                              $4,576,416
Underwritten Net Cash Flow (NCF)                                     $4,346,728

--------------------------------------------------------------------------------

                                [PHOTO OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                               November 1, 2006
Cut-off Date Principal Balance                                      $56,250,000
Cut-off Date Loan Balance Per SF                                           $169
Percentage of Initial Mortgage Pool Balance                                1.2%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.4455%
Amortization Type                                                 Interest Only
IO Period (Months)                                                          120
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         NAP
Original Call Protection                                    LO(25),DEF(91),O(4)
Lockbox                                                        None at Closing,
                                                                 Springing Hard
Cut-off Date LTV Ratio                                                    72.1%
LTV Ratio at Maturity or ARD                                              72.1%
Underwritten DSCR on NOI                                                  1.47x
Underwritten DSCR on NCF                                                  1.40x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       55

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       56

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Sahara Pavilion North Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a 333,679 square foot retail center (the "Sahara Pavilion North Property") located in Las Vegas,
Nevada. The Sahara Pavilion North Loan represents approximately 1.2% of the initial mortgage pool balance and approximately 1.5% of the initial loan group 1 balance.

The Sahara Pavilion North Loan was originated on November 1, 2006, and has a principal balance as of the cut-off date of $56,250,000. The Sahara Pavilion
North Loan has a remaining term of 119 months and a scheduled maturity date of
November 1, 2016. The Sahara Pavilion North Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Sahara Pavilion North Loan is permitted on or after August 1, 2016 without penalty.

THE PROPERTY. The Sahara Pavilion North Property is a 333,679 square foot anchored retail center built in 1989 and anchored by Von's Supermarket, Carpets
N More and TJ Maxx. The property is currently 91.6% occupied by 60 tenants, with the anchors as well as several of the in-line tenants being national retailers, including Border's Books, FedEx Kinko's, Gold's Gym, and Jo-Ann Fabrics. The
Property occupies an established in-fill location within a stable market and is the only power center within a three mile radius. The Sahara Pavilion North
Property consists of five single-story structures with three stand alone buildings on the southwest corner of the site.

The Sahara Pavilion North Property is located on the northeast corner of West
Sahara Avenue and Decatur Boulevard convenient to downtown Las Vegas, its suburbs and all local and major arteries. The site has multiple access points, consisting of three curb cuts from West Sahara Avenue and four curb cuts from
Decatur Boulevard. West Sahara Avenue connects with Interstate 15, a major commercial roadway for the area. The McCarran International Airport and the Las
Vegas CBD are located approximately four miles southeast and southwest of the property, respectively. Additionally, the Las Vegas strip is approximately two miles from the subject.

The following table presents certain information relating to the major tenants at the Sahara Pavilion North Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                      MAJOR TENANT INFORMATION

                                         PARENT         CREDIT RATINGS         SQUARE        % OF        BASE RENT         LEASE
TENANT NAME                             COMPANY        (MOODY'S/S&P)(1)         FEET          GLA           PSF          EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Vons                                  Safeway, Inc         Baa2/BBB-           50,661        15.2%         $7.00          9/10/2011
Carpets-N-More                                                NR               27,683         8.3%         $9.60          6/30/2015
T.J. Maxx                                                    A3/A              25,200         7.6%         $6.98          1/31/2010
------------------------------------------------------------------------------------------------------------------------------------
TOTAL WEIGHTED AVG. ..............                                            103,544        31.0%         $7.69
------------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Sahara Pavilion North Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE(2),(3)

                 NUMBER       SQUARE                                % OF                   CUMULATIVE   CUMULATIVE      CUMULATIVE
                OF LEASES      FEET      % OF GLA    BASE RENT    BASE RENT   CUMULATIVE    % OF GLA     BASE RENT    % OF BASE RENT
YEAR            EXPIRING     EXPIRING    EXPIRING     EXPIRING    EXPIRING   SF EXPIRING    EXPIRING     EXPIRING        EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

Vacant                        28,130        8.4%            --        0.0%      28,130        8.4%             --           0.0%
MTM                 3          9,170        2.7%       322,633        6.8%      37,300       11.2%        322,633           6.8%
2007               13         37,597       11.3%       688,884       14.5%      74,897       22.4%      1,011,517          21.3%
2008               11         26,709        8.0%       546,030       11.5%     101,606       30.5%      1,557,546          32.8%
2009                6         18,973        5.7%       357,662        7.5%     120,579       36.1%      1,915,208          40.4%
2010               15         75,665       22.7%     1,264,943       26.7%     196,244       58.8%      3,180,151          67.0%
2011                6         64,460       19.3%       658,177       13.9%     260,704       78.1%      3,838,328          80.9%
2012                4         44,092       13.2%       611,102       12.9%     304,796       91.3%      4,449,430          93.7%
2013                1          1,200        0.4%        30,960        0.7%     305,996       91.7%      4,480,390          94.4%
Thereafter          1         27,683        8.3%       265,757        5.6%     333,679      100.0%      4,746,147         100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL .......      60        333,679      100.0%     4,746,147      100.0%
------------------------------------------------------------------------------------------------------------------------------------

__________________________
(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(2)   Information obtained from Sahara Pavilion North Borrower's rent roll dated
      October 3, 2006.

(3)   Includes ground lease tenants if any.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       57

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE MARKET.(1) The Sahara Pavilion North Property is located in west central submarket of Las Vegas, Clark County, Nevada. As of the 2nd quarter 2006, the submarket contains approximately 4.3 million square feet with an average rent of
$16.68 psf with a vacancy rate of 3.5%. Within the property's primary, five-property competitive set, occupancies ranged from 94% to 100%, averaging
97%.

In 2005, the Las Vegas MSA had a population of 1,720,000 residents, an increase of 5.2% annually since 1995. This MSA represents 70.9% of the state's population of over 2.3 million residents. According to the Las Vegas Chamber of Commerce, approximately 5,000 people move to the Las Vegas Valley each month. According to
Claritas, the estimated 2005 population in the one-, three-, and five-mile radius of the property was 23,718, 151,587, and 462,344 residents, respectively.
The estimated 2005 average household income was $69,251, $93,449, and $95,360 for the same radii, respectively. As of 2005, the unemployment rate for the Las
Vegas MSA was 4.0%, lower than both the state and national levels of 4.2% and
4.9%, respectively.

According to the US Bureau of Labor Statistics, Las Vegas' highest employed sectors in August 2006 were leisure and hospitality (29.8% of total employment), trade, transportation & utilities (17.0%), professional and business services
(12.5%), and construction (12.4%). In January 2006, visitors of Las Vegas totaled nearly 3.2 million people, an increase of 4.2% over January 2005.
Year-end 2005 numbers indicate that visitors to the area totaled 38.6 million people while convention attendees totaled 6.2 million people, up 3.2% and 7.5%
over 2004, respectively.

THE BORROWER. PK II Sahara Pavilion North LLC (the "Sahara Pavilion North
Borrower") is a joint venture special purpose entity controlled by Prudential
Real Estate Investors ("PREI")(85%) and Kimco (15%).

Kimco and PREI are sponsors of twenty-five (25) joint venture borrowers (the
"Kimco Portfolio Borrowers"). Each of the Kimco Portfolio Borrowers has incurred a mortgage loan that will be included in the trust. All equity interests in the
Kimco Portfolio Borrowers, including the Sahara Pavilion North Borrower, have been pledged by Kimco and PREI to secure a mezzanine loan in the approximate amount of $1,200,000,000 (the "Kimco Portfolio Mezzanine Loan") to an affiliate of the Kimco Portfolio Borrowers on October 31, 2006 in connection with the acquisition of Pan Pacific Retail Properties, Inc. Any foreclosure of the Kimco
Portfolio Mezzanine Loan that would result in either Kimco or PREI failing to control the Kimco Portfolio Borrowers and owning at least 10% direct or indirect interest in the Kimco Portfolio Borrowers is not permitted without lender's consent.

Kimco is a leading retail REIT specializing in the acquisitions, development, and management of neighborhood and community shopping centers. Formed in 1960,
Kimco is currently the nation's largest publicly traded owner and operator of neighborhood and community shopping centers, with more than 1,118 properties totaling 143.6 million square feet of leaseable space in 45 states, Canada,
Mexico and Puerto Rico.

PREI has over $18.8 billion in real estate assets under management. PREI has been managing real estate for U.S. institutional clients since 1970 and has a domestic staff of 280 individuals. This property will be funded through
Prudential's PRISA II fund, which had net assets of approximately $4.2 billion as of June 2006 with 77 clients and 89 investments.

PROPERTY MANAGEMENT. The property is self-managed by KRC Property Management I,
Inc., an affiliate of Kimco.

LOCKBOX. Upon the occurrence and continuation of an Event of Default (as defined in the loan documents), all rents will be deposited into a cash management account controlled by lender.

ESCROWS. The following escrow/reserve accounts have been established with respect to Sahara Pavilion North Loan:

      ------------------------------------------------------
                        ESCROWS/RESERVES

       TYPE:                         INITIAL        MONTHLY
      ------------------------------------------------------
       Taxes                              $0             $0
       Insurance                          $0             $0
       Immediate Repairs                  $0             $0
       Capital Expenditures               $0             $0
       Rollover Reserve                   $0             $0
      ------------------------------------------------------

ADDITIONAL DEBT. None.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

ENVIRONMENTAL INSURANCE. Historical uses at certain properties include gas stations and dry cleaners. Kimco and PREI have obtained an environmental insurance policy from the Chubb Group of Insurance Companies with a coverage amount of $50,000,000.
__________________________
(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       58

[LaSalle Bank ABN AMRO LOGO]                       ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4                 Statement Date: 12-Jan-07
                                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   12-Jan-07
135 S. LaSalle Street, Suite 1625                               SERIES 2006-4                              Prior Payment:        N/A
Chicago, IL 60603                                                                                          Next Payment:   12-Feb-07
USA                                                                                                        Record Date:    31-Dec-06

Administrator:                                                  ABN AMRO ACCT:                    Analyst:
Deanna Murphy 312.904.7989                           REPORTING PACKAGE TABLE OF CONTENTS          Patrick Gong 714.259.6253
deanna.murphy@abnamro.com                                                                         patrick.gong@abnamro.com

---------------------------   ----------------------------------------------------------------
                                                                                       Page(s)   -------------------------------
Issue Id:          MLCFC064   Statements to Certificateholders                         Page 2    Closing Date: 11-Dec-2006
                              Cash Reconciliation Summary                              Page 3
Monthly Data File             Bond Interest Reconciliation                             Page 4    First Payment Date: 12-Jan-2007
Name: MLCFC064_200601_3.ZIP   Bond Interest Reconciliation                             Page 5
---------------------------   Bond Principal Reconciliation                            Page 6    Rated Final Payment Date:
                              Shortfall Summary Report                                 Page 7
                              Asset-Backed Facts ~ 15 Month Loan Status Summary        Page 8    Determination Date:
                              Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary   Page 9
                              Mortgage Loan Characteristics                            Page 10       Trust Collection Period
                              Delinquent Loan Detail                                   Page 11   -------------------------------
                              Loan Level Detail                                        Page 12
                              Realized Loss Detail                                     Page 13
                              Collateral Realized Loss                                 Page 14
                              Appraisal Reduction Detail                               Page 15
                              Material Breaches Detail                                 Page 16
                              Historical Collateral Prepayment                         Page 17
                              Specially Serviced (Part I) - Loan Detail                Page 18
                              Specially Serviced (Part II) - Servicer Comments         Page 19
                              Summary of Loan Maturity Extensions                      Page 20
                              Rating Information                                       Page 21
                              Other Related Information                                Page 22
                              ----------------------------------------------------------------

--------------------------------------------------------------------------------
                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
                Depositor: Merrill Lynch Mortgage Investors, Inc.

     Master Servicer: Midland Loan Services, Inc./Wells Fargo Bank, National
                                   Association

    Rating Agency: Moody's Investors Service, Inc./Standard & Poor's Ratings
                                    Services

          Special Servicer: J.E. Robert Company, Inc/LNR Partners, Inc.

 Underwriter: Countrywide Securities Corporation/Credit Suisse Securities (USA)
  LLC/Deutsche Bank Securities Inc./IXIS Securities North America Inc./Merrill
       Lynch, Pierce, Fenner & Smith Incorporated/PNC Capital Markets LLC
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
LaSalle Web Site                                                www.etrustee.net
Servicer Web Site                                              www.midlandls.com
LaSalle Factor Line                                                 800.246.5761
--------------------------------------------------------------------------------

                                                                    PAGE 1 OF 22

[LaSalle Bank ABN AMRO LOGO]                       ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4                 Statement Date: 12-Jan-07
                                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   12-Jan-07
                                                                SERIES 2006-4                              Prior Payment:        N/A
                                                                                                           Next Payment:   12-Feb-07
                                                                                                           Record Date:    31-Dec-06

                                 ABN AMRO ACCT:

           ORIGINAL      OPENING   PRINCIPAL      PRINCIPAL       NEGATIVE     CLOSING     INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE (1)   BALANCE    PAYMENT     ADJ. OR LOSS    AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE
--------------------------------------------------------------------------------------------------------------------------------

CUSIP                                                                                                               Next Rate(3)
--------------------------------------------------------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------------------------------------------------------

                                -----------------------------------------------
                                Total P&I Payment
                                -----------------------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 22

[LaSalle Bank ABN AMRO LOGO]                       ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4                 Statement Date: 12-Jan-07
                                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   12-Jan-07
                                                                SERIES 2006-4                              Prior Payment:        N/A
                                                                                                           Next Payment:   12-Feb-07
                                                                                                           Record Date:    31-Dec-06

                                 ABN AMRO ACCT:
                           CASH RECONCILIATION SUMMARY

--------------------------------------------------------------------------------
                                INTEREST SUMMARY
--------------------------------------------------------------------------------
Current Scheduled Interest                                                  0.00
Less Deferred Interest                                                      0.00
Less PPIS Reducing Scheduled Int                                            0.00
Plus Gross Advance Interest                                                 0.00
Less ASER Interest Adv Reduction                                            0.00
Less Other Interest Not Advanced                                            0.00
Less Other Adjustment                                                       0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------

UNSCHEDULED INTEREST:
--------------------------------------------------------------------------------
Prepayment Penalties                                                        0.00
Yield Maintenance Penalties                                                 0.00
Other Interest Proceeds                                                     0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Less Fee Paid To Servicer                                                   0.00
Less Fee Strips Paid by Servicer                                            0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
--------------------------------------------------------------------------------
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Interest Due Serv on Advances                                               0.00
Non Recoverable Advances                                                    0.00
Misc. Fees & Expenses                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                           0.00
--------------------------------------------------------------------------------
Total Interest Due Trust                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
--------------------------------------------------------------------------------
Trustee Fee                                                                 0.00
Fee Strips                                                                  0.00
Misc. Fees                                                                  0.00
Interest Reserve Withholding                                                0.00
Plus Interest Reserve Deposit                                               0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
Total Interest Due Certs                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PRINCIPAL SUMMARY
--------------------------------------------------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal                                                 0.00
Advanced Scheduled Principal                                                0.00
--------------------------------------------------------------------------------
Scheduled Principal                                                         0.00
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                                                                0.00
Prepayments in Full                                                         0.00
Liquidation Proceeds                                                        0.00
Repurchase Proceeds                                                         0.00
Other Principal Proceeds                                                    0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                                 0.00
--------------------------------------------------------------------------------
Remittance Principal                                                        0.00
--------------------------------------------------------------------------------
Remittance P&I Due Trust                                                    0.00
--------------------------------------------------------------------------------
Remittance P&I Due Certs                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
--------------------------------------------------------------------------------
                                                                 Balance   Count
--------------------------------------------------------------------------------
Beginning Pool                                                      0.00       0
Scheduled Principal                                                 0.00       0
Unscheduled Principal                                               0.00       0
Deferred Interest                                                   0.00
Liquidations                                                        0.00       0
Repurchases                                                         0.00       0
--------------------------------------------------------------------------------
Ending Pool                                                         0.00       0
--------------------------------------------------------------------------------

                        NON-P&I SERVICING ADVANCE SUMMARY
--------------------------------------------------------------------------------
                                                                          Amount
--------------------------------------------------------------------------------
Prior Outstanding                                                           0.00
Plus Current Period                                                         0.00
Less Recovered                                                              0.00
Less Non Recovered                                                          0.00
Ending Outstanding                                                          0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              SERVICING FEE SUMMARY
--------------------------------------------------------------------------------
Current Servicing Fees                                                      0.00
Plus Fees Advanced for PPIS                                                 0.00
Less Reduction for PPIS                                                     0.00
Plus Delinquent Servicing Fees                                              0.00
--------------------------------------------------------------------------------
Total Servicing Fees                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  CUMULATIVE PREPAYMENT CONSIDERATION RECEIVED
--------------------------------------------------------------------------------
Prepayment Premiums                                                         0.00
Yield Maintenance                                                           0.00
Other Interest                                                              0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PPIS SUMMARY
--------------------------------------------------------------------------------
Gross PPIS                                                                  0.00
Reduced by PPIE                                                             0.00
Reduced by Shortfalls in Fees                                               0.00
Reduced by Other Amounts                                                    0.00
PPIS Reducing Scheduled Interest                                            0.00
PPIS Reducing Servicing Fee                                                 0.00
PPIS Due Certificate                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
--------------------------------------------------------------------------------
                                                            Principal   Interest
--------------------------------------------------------------------------------
Prior Outstanding                                                0.00       0.00
Plus Current Period                                              0.00       0.00
Less Recovered                                                   0.00       0.00
Less Non Recovered                                               0.00       0.00
Ending Outstanding                                               0.00       0.00
--------------------------------------------------------------------------------

                                                                    PAGE 3 OF 22

[LaSalle Bank ABN AMRO LOGO]                       ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4                 Statement Date: 12-Jan-07
                                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   12-Jan-07
                                                                SERIES 2006-4                              Prior Payment:        N/A
                                                                                                           Next Payment:   12-Feb-07
                                                                                                           Record Date:    31-Dec-06

                                 ABN AMRO ACCT:

                       BOND INTEREST RECONCILIATION DETAIL

           Accrual                 Pass-      Accrued       Total        Total     Distributable
        -------------   Opening   Through   Certificate   Interest     Interest     Certificate
Class   Method   Days   Balance     Rate      Interest    Additions   Deductions      Interest
------------------------------------------------------------------------------------------------

                     Current    Remaining           Credit
        Interest     Period    Outstanding          Support
         Payment   Shortfall     Interest   ----------------------
Class    Amount     Recovery    Shorfalls   Original   Current (1)
------------------------------------------------------------------

(1)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 4 OF 22

[LaSalle Bank ABN AMRO LOGO]                       ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4                 Statement Date: 12-Jan-07
                                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   12-Jan-07
                                                                SERIES 2006-4                              Prior Payment:        N/A
                                                                                                           Next Payment:   12-Feb-07
                                                                                                           Record Date:    31-Dec-06

                                 ABN AMRO ACCT:

                       BOND INTEREST RECONCILIATION DETAIL

                                                                Additions
                              -----------------------------------------------------------------------------
          Prior     Current                                                                        Other
        Interest   Interest   Prior Interest    Interest Accrual    Prepayment      Yield        Interest
Class   Due Date   Due Date    Shortfall Due   On Prior Shortfall    Premiums    Maintenance   Proceeds (1)
-----------------------------------------------------------------------------------------------------------

                     Deductions
        ------------------------------------
                    Deferred &                  Distributable   Interest
        Allocable    Accretion     Interest      Certificate     Payment
Class      PPIS      Interest    Loss Expense      Interest      Amount
------------------------------------------------------------------------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's
     Distributable Interest.

                                                                    PAGE 5 OF 22

[LaSalle Bank ABN AMRO LOGO]                       ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4                 Statement Date: 12-Jan-07
                                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   12-Jan-07
                                                                SERIES 2006-4                              Prior Payment:        N/A
                                                                                                           Next Payment:   12-Feb-07
                                                                                                           Record Date:    31-Dec-06

                                 ABN AMRO ACCT:

                          BOND PRINCIPAL RECONCILIATION

                                                                                     Accreted Principal
                                                                                 --------------------------
                           Basic         Extra      Int Shortfall      Pool         Extra         Pledged
          Beginning      Principal     Principal       Res Fund        Loss       Principal     Certificate
Class   Class Balance   Payment Amt   Payment Amt      Release      Allocation   Payment Amt   Def Interest
-----------------------------------------------------------------------------------------------------------

                                                                                                   0.00
                                                                                                   ----
                                                                                                   0.00

                                                 Interest
        Prior     Cumulative                    Accrued On     Rated        Credit Support
       Losses        Pool          Ending      Pool Losses     Final    ---------------------
Class Reimbursed     Loss      Class Balance    Cls A - M    Maturity   Original   Current(4)
---------------------------------------------------------------------------------------------

(1)  Extra Principal Amounts: the lessor of (i) the excess, if any, of the overcollateralization Target Amount over the Overcollateralization Amount.

                                                                    PAGE 6 OF 22

[LaSalle Bank ABN AMRO LOGO]                       ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4                 Statement Date: 12-Jan-07
                                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   12-Jan-07
                                                                SERIES 2006-4                              Prior Payment:        N/A
                                                                                                           Next Payment:   12-Feb-07
                                                                                                           Record Date:    31-Dec-06

                                 ABN AMRO ACCT:
                          INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:
---------------------------------
Net Prepayment Int. Shortfalls Allocated to the Bonds   0.00
Special Servicing Fees                                  0.00
Workout Fees                                            0.00
Liquidation Fees                                        0.00
Legal Fees                                              0.00
Misc. Fees & Expenses Paid by/to Servicer               0.00
Interest Paid to Servicer on Outstanding Advances       0.00
ASER Interest Advance Reduction                         0.00
Interest Not Advanced (Current Period)                  0.00
Recoup of Prior Advances by Servicer                    0.00
Servicing Fees Paid Servicer on Loans Not Advanced      0.00
Misc. Fees & Expenses Paid by Trust                     0.00
Shortfall Due to Rate Modification                      0.00
Other Interest Loss                                     0.00
                                                        ----
Total Shortfall Allocated to the Bonds                  0.00
                                                        ====

EXCESS ALLOCATED TO THE BONDS:
------------------------------
Other Interest Proceeds Due the Bonds                   0.00
Prepayment Interest Excess Due the Bonds                0.00
Interest Income                                         0.00
Yield Maintenance Penalties Due the Bonds               0.00
Prepayment Penalties Due the Bonds                      0.00
Recovered ASER Interest Due the Bonds                   0.00
Recovered Interest Due the Bonds                        0.00
ARD Excess Interest                                     0.00
                                                        ----
Total Excess Allocated to the Bonds                     0.00
                                                        ====

AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
----------------------------------------------------
Total Excess Allocated to the Bonds                     0.00
Less Total Shortfall Allocated to the Bonds             0.00
                                                        ----
Total Interest Adjustment to the Bonds                  0.00
                                                        ====

                                                                    PAGE 7 OF 22

[LaSalle Bank ABN AMRO LOGO]                       ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4                 Statement Date: 12-Jan-07
                                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   12-Jan-07
                                                                SERIES 2006-4                              Prior Payment:        N/A
                                                                                                           Next Payment:   12-Feb-07
                                                                                                           Record Date:    31-Dec-06

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                  Delinquency Aging Categories                             Special Event Categories (1)
              --------------------------------------------------------------------  -----------------------------------------
                 Delinq        Delinq        Delinq                                                  Specially
Distribution     1 Month      2 Months      3+ Months    Foreclosure       REO      Modifications    Serviced     Bankruptcy
    Date       #   Balance   #   Balance   #   Balance   #   Balance   #   Balance    #   Balance   #   Balance   #   Balance
-----------------------------------------------------------------------------------------------------------------------------

(1)  Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
     the Appropriate Delinquency Aging Category

                                                                    PAGE 8 OF 22

[LaSalle Bank ABN AMRO LOGO]                       ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4                 Statement Date: 12-Jan-07
                                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   12-Jan-07
                                                                SERIES 2006-4                              Prior Payment:        N/A
                                                                                                           Next Payment:   12-Feb-07
                                                                                                           Record Date:    31-Dec-06

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

                 Ending                                  Appraisal   Liquidations    Realized   Remaining  Curr
Distribution    Pool (1)     Payoffs (2)   Penalties    Reduct. (2)       (2)       Losses (2)     Term    Weighted Avg.
      Date       #   Balance   #   Balance   #   Amount   #   Balance   #   Balance   #   Amount  Life       Coupon  Remit
------------------------------------------------------------------------------------------------------------------------

                                                                    PAGE 9 OF 22

[LaSalle Bank ABN AMRO LOGO]                       ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4                 Statement Date: 12-Jan-07
                                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   12-Jan-07
                                                                SERIES 2006-4                              Prior Payment:        N/A
                                                                                                           Next Payment:   12-Feb-07
                                                                                                           Record Date:    31-Dec-06

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

                                                     Weighted Average
Current Scheduled    # of   Scheduled     % of    ------------------------
     Balance        Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------
                     0         0         0.00%

Average Schedule Balance                0
Maximum Schedule Balance   (9,999,999,999)
Minimum Schedule Balance    9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

                                                     Weighted Average
Fully Amortizing    # of   Scheduled     % of    ------------------------
 Mortgage Loans    Loans    Balance    Balance   Term   Coupon   PFY DSCR
-------------------------------------------------------------------------
                     0         0        0.00%

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                     Weighted Average
Current Mortgage    # of   Scheduled     % of    ------------------------
  Interest Rate    Loans    Balance    Balance   Term   Coupon   PFY DSCR
-------------------------------------------------------------------------
                     0         0        0.00%

Minimum Mortgage Interest Rate   __,900.000%
Maximum Mortgage Interest Rate   __,900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                   Weighted Average
    Balloon       # of   Scheduled     % of    ------------------------
Mortgage Loans   Loans    Balance    Balance   Term   Coupon   PFY DSCR
-----------------------------------------------------------------------
                   0         0        0.00%

                                                                   PAGE 10 OF 22

[LaSalle Bank ABN AMRO LOGO]                       ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4                 Statement Date: 12-Jan-07
                                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   12-Jan-07
                                                                SERIES 2006-4                              Prior Payment:        N/A
                                                                                                           Next Payment:   12-Feb-07
                                                                                                           Record Date:    31-Dec-06

                                 ABN AMRO ACCT:
                             DELINQUENT LOAN DETAIL

             Paid   Current   Outstanding   Out. Property     Loan        Special
Disclosure   Thru     P&I         P&I         Protection     Status       Servicer     Foreclosure   Bankruptcy    REO
Control #    Date   Advance    Advances**      Advances     Code (1)   Transfer Date       Date         Date      Date
----------------------------------------------------------------------------------------------------------------------

TOTAL

A. IN GRACE PERIOD                      1. DELINQ. 1 MONTH    3. DELINQUENT 3 + MONTHS        5. NON PERFORMING    9. REO
                                                                                                 MATURED BALLOON

B. LATE PAYMENT BUT < 1 MONTH DELINQ.   2. DELINQ. 2 MONTHS   4. PERFORMING MATURED BALLOON   7. FORECLOSURE

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                   PAGE 11 OF 22

[LaSalle Bank ABN AMRO LOGO]                       ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4                 Statement Date: 12-Jan-07
                                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   12-Jan-07
                                                                SERIES 2006-4                              Prior Payment:        N/A
                                                                                                           Next Payment:   12-Feb-07
                                                                                                           Record Date:    31-Dec-06

                                 ABN AMRO ACCT:
                                LOAN LEVEL DETAIL

                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
Control #   Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

*    NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:  A. In Grace Period                    1. Delinquent 1 month   3. Delinquent       5. Non Performing  9. REO
                                                                              3+ months           Matured Ballon

             B. Late Payment but < 1 month delinq  2. Delinquent 2 months  4. Performing       7. Foreclosure
                                                                              Matured Balloon

                                                                   PAGE 12 OF 22

[LaSalle Bank ABN AMRO LOGO]                       ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4                 Statement Date: 12-Jan-07
                                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   12-Jan-07
                                                                SERIES 2006-4                              Prior Payment:        N/A
                                                                                                           Next Payment:   12-Feb-07
                                                                                                           Record Date:    31-Dec-06

                                 ABN AMRO ACCT:
                              REALIZED LOSS DETAIL

                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled    Gross      as a % of    Liquidation  Liquidation     as a % of    Realized
Period   Control #     Date      Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE
---------------------------------------------------------------------------------------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 13 OF 22

[LaSalle Bank ABN AMRO LOGO]                       ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4                 Statement Date: 12-Jan-07
                                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   12-Jan-07
                                                                SERIES 2006-4                              Prior Payment:        N/A
                                                                                                           Next Payment:   12-Feb-07
                                                                                                           Record Date:    31-Dec-06

                                 ABN AMRO ACCT:
                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                   Interest                    Additional
                                                Prior                            (Shortages)/  Modification  (Recoveries)/
                     Beginning                Realized                             Excesses    Adjustments/     Expenses
                      Balance    Aggregate  Loss Applied    Amounts Covered by      applied      Appraisal     applied to
                       of the     Realized       to       Overcollateralization   to Realized    Reduction      Realized
Prospectus            Loan at       Loss    Certificates     and other Credit       Losses      Adjustment       Losses
    ID      Period  Liquidation   on Loans        A                 B                  C             D             E
--------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                        (Recoveries)/
               Current      Recoveries     Realized
               Realized         of           Loss
                 Loss        Realized     Applied to
Prospectus    Applied to   Losses paid   Certificate
    ID      Certificates*    as Cash       Interest
-----------------------------------------------------

CUMULATIVE

*    In the Initial Period the Current Realized Loss Applied to Certificates
     will equal Aggregate Realized Loss on Loans - B - C - D + E instead of
     A - C - D + E

Description
 of Fields
-----------
    A         Prior Realized Loss Applied to Certificates

    B         Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

    C         Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

    D         Adjustments that are based on principal haircut or future interest foregone due to modification

    E         Realized Loss Adjustments, Supplemental Recoveries or Expenses on
              a previously liquidated loan

                                                                   PAGE 14 OF 22

[LaSalle Bank ABN AMRO LOGO]                              ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4          Statement Date: 12-Jan-07
                                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Payment Date:   12-Jan-07
                                                                       SERIES 2006-4                       Prior Payment:        N/A
                                                                                                           Next Payment:   12-Feb-07
                                                                                                           Record Date:    31-Dec-06

                                 ABN AMRO ACCT:
                           APPRAISAL REDUCTION DETAIL

                                                                              Remaining
                                          Current                               Term                                  Appraisal
Disclosure  Appraisal  Scheduled    AR      P&I              Note  Maturity  ----------  Property  Geographic        -----------
 Control#   Red. Date   Balance   Amount  Advance   ASER     Rate    Date    Life          Type     Location   DSCR  Value  Date
--------------------------------------------------------------------------------------------------------------------------------

            ---------  ---------  ------  -------  ---  ---

                                                                   PAGE 15 OF 22

[LaSalle Bank ABN AMRO LOGO]                       ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4                 Statement Date: 12-Jan-07
                                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   12-Jan-07
                                                                SERIES 2006-4                              Prior Payment:        N/A
                                                                                                           Next Payment:   12-Feb-07
                                                                                                           Record Date:    31-Dec-06

                                 ABN AMRO ACCT:
              MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

               Ending    Material
Disclosure   Principal    Breach             Material Breach and
 Control #    Balance      Date     Material Document Defect Description
------------------------------------------------------------------------

   Material breaches of pool asset representation or warranties or transaction covenants.

                                                                   PAGE 16 OF 22

[LaSalle Bank ABN AMRO LOGO]                       ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4                 Statement Date: 12-Jan-07
                                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   12-Jan-07
                                                                SERIES 2006-4                              Prior Payment:        N/A
                                                                                                           Next Payment:   12-Feb-07
                                                                                                           Record Date:    31-Dec-06

                                 ABN AMRO ACCT:
                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure   Payoff   Initial                Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance   Type         Amount    Amount      Date        Date       Type      Location
-------------------------------------------------------------------------------------------------------------

                                             ----------------
                                CURRENT
                                CUMULATIVE
                                             ----------------

                                                                   PAGE 17 OF 22

[LaSalle Bank ABN AMRO LOGO]                       ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4                 Statement Date: 12-Jan-07
                                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   12-Jan-07
                                                                SERIES 2006-4                              Prior Payment:        N/A
                                                                                                           Next Payment:   12-Feb-07
                                                                                                           Record Date:    31-Dec-06

                                 ABN AMRO ACCT:
            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

                         Loan        Balance                      Remaining
Disclosure  Servicing   Status  ----------------  Note  Maturity  ---------  Property    Geo.                             NOI
 Control #  Xfer Date  Code(1)  Schedule  Actual  Rate    Date    Life         Type    Location     NOI        DSCR       Date
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                 Not Avail  Not Avail  Not Avail

            ---------           ----------------

            =========           ================

(1) Legend:

A. P&I Adv - in Grace Period

B. P&I Adv - < one month delinq

1. P&I Adv - delinquent 1 month

2. P&I Adv - delinquent 2 months

3. P&I Adv - delinquent 3+ months

4. Mat. Balloon/Assumed P&I

5. Non Performing Mat. Balloon

7. Foreclosure

9. REO

                                                                   PAGE 18 OF 22

[LaSalle Bank ABN AMRO LOGO]                       ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4                 Statement Date: 12-Jan-07
                                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   12-Jan-07
                                                                SERIES 2006-4                              Prior Payment:        N/A
                                                                                                           Next Payment:   12-Feb-07
                                                                                                           Record Date:    31-Dec-06

                                 ABN AMRO ACCT:

  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure   Resolution
 Control #    Strategy    Comments
----------------------------------

                                                                   PAGE 19 OF 22

[LaSalle Bank ABN AMRO LOGO]                       ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4                 Statement Date: 12-Jan-07
                                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   12-Jan-07
                                                                SERIES 2006-4                              Prior Payment:        N/A
                                                                                                           Next Payment:   12-Feb-07
                                                                                                           Record Date:    31-Dec-06

                                 ABN AMRO ACCT:

                           MATURITY EXTENSION SUMMARY

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00

                                                                   PAGE 20 OF 22

[LaSalle Bank ABN AMRO LOGO]                       ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4                 Statement Date: 12-Jan-07
                                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   12-Jan-07
                                                                SERIES 2006-4                              Prior Payment:        N/A
                                                                                                           Next Payment:   12-Feb-07
                                                                                                           Record Date:    31-Dec-06

                                 ABN AMRO ACCT:

                               RATING INFORMATION

                                                RATING
                   ORIGINAL RATINGS     CHANGE/CHANGE DATE(1)
                ---------------------   ---------------------
CLASS   CUSIP   FITCH   MOODY'S   S&P   FITCH   MOODY'S   S&P
-------------------------------------------------------------

NR   - Designates that the class was not rated by the rating agency.

(1)  Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to
     LaSalle within 30 days of the payment date listed on this statement.
     Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 21 OF 22

[LaSalle Bank ABN AMRO LOGO]                       ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4                 Statement Date: 12-Jan-07
                                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   12-Jan-07
                                                                SERIES 2006-4                              Prior Payment:        N/A
                                                                                                           Next Payment:   12-Feb-07
                                                                                                           Record Date:    31-Dec-06

                                 ABN AMRO ACCT:

                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 22 OF 22

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Date	Principal Balance ($)
12/12/2006	$119,014,000.00
1/12/2007	$119,014,000.00
2/12/2007	$119,014,000.00
3/12/2007	$119,014,000.00
4/12/2007	$119,014,000.00
5/12/2007	$119,014,000.00
6/12/2007	$119,014,000.00
7/12/2007	$119,014,000.00
8/12/2007	$119,014,000.00
9/12/2007	$119,014,000.00
10/12/2007	$119,014,000.00
11/12/2007	$119,014,000.00
12/12/2007	$119,014,000.00
1/12/2008	$119,014,000.00
2/12/2008	$119,014,000.00
3/12/2008	$119,014,000.00
4/12/2008	$119,014,000.00
5/12/2008	$119,014,000.00
6/12/2008	$119,014,000.00
7/12/2008	$119,014,000.00
8/12/2008	$119,014,000.00
9/12/2008	$119,014,000.00
10/12/2008	$119,014,000.00
11/12/2008	$119,014,000.00
12/12/2008	$119,014,000.00
1/12/2009	$119,014,000.00
2/12/2009	$119,014,000.00
3/12/2009	$119,014,000.00
4/12/2009	$119,014,000.00
5/12/2009	$119,014,000.00
6/12/2009	$119,014,000.00
7/12/2009	$119,014,000.00
8/12/2009	$119,014,000.00
9/12/2009	$119,014,000.00
10/12/2009	$119,014,000.00
11/12/2009	$119,014,000.00
12/12/2009	$119,014,000.00
1/12/2010	$119,014,000.00
2/12/2010	$119,014,000.00
3/12/2010	$119,014,000.00
4/12/2010	$119,014,000.00
5/12/2010	$119,014,000.00
6/12/2010	$119,014,000.00
7/12/2010	$119,014,000.00
8/12/2010	$119,014,000.00
9/12/2010	$119,014,000.00
10/12/2010	$119,014,000.00
11/12/2010	$119,014,000.00
12/12/2010	$119,014,000.00
1/12/2011	$119,014,000.00
2/12/2011	$119,014,000.00
3/12/2011	$119,014,000.00
4/12/2011	$119,014,000.00
5/12/2011	$119,014,000.00
6/12/2011	$119,014,000.00
7/12/2011	$119,014,000.00
8/12/2011	$119,014,000.00
9/12/2011	$119,014,000.00
10/12/2011	$119,014,000.00
11/12/2011	$119,014,000.00
12/12/2011	$119,013,410.06
1/12/2012	$115,730,346.05
2/12/2012	$113,876,021.29
3/12/2012	$111,449,611.16
4/12/2012	$109,573,092.95
5/12/2012	$107,406,330.04
6/12/2012	$105,475,119.68
7/12/2012	$103,248,820.26
8/12/2012	$101,296,059.18
9/12/2012	$ 99,333,176.14
10/12/2012	$ 97,076,066.54
11/12/2012	$ 95,091,308.26
12/12/2012	$ 92,812,919.11
1/12/2013	$ 90,806,061.41
2/12/2013	$ 88,788,800.78
3/12/2013	$ 85,914,216.75
4/12/2013	$ 83,871,595.28
5/12/2013	$ 81,536,918.62
6/12/2013	$ 79,471,604.78
7/12/2013	$ 77,114,853.70
8/12/2013	$ 75,026,614.96
9/12/2013	$ 72,927,550.53
10/12/2013	$ 70,537,967.91
11/12/2013	$ 65,969,128.13
12/12/2013	$ 63,560,439.44
1/12/2014	$ 61,417,780.84
2/12/2014	$ 59,264,013.84
3/12/2014	$ 56,266,890.22
4/12/2014	$ 54,086,416.67
5/12/2014	$ 51,618,107.41
6/12/2014	$ 49,413,531.14
7/12/2014	$ 46,921,775.50
8/12/2014	$ 44,692,849.50
9/12/2014	$ 42,452,366.91
10/12/2014	$ 39,925,682.67
11/12/2014	$ 37,660,482.32
12/12/2014	$ 35,109,753.40
1/12/2015	$ 32,819,581.95
2/12/2015	$ 30,517,535.71
3/12/2015	$ 27,385,786.64
4/12/2015	$ 25,055,564.04
5/12/2015	$ 22,441,583.42
6/12/2015	$ 20,085,723.25
7/12/2015	$ 17,446,803.14
8/12/2015	$ 8,099,620.11
9/12/2015	$ 5,729,094.49
10/12/2015	$ 3,077,690.80
11/12/2015	$ 681,095.28
12/12/2015	$ —

1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in limited circumstances, the globally offered ML-CFC Commercial
Mortgage Trust 2006-4, Commercial Mortgage Pass-Through Certificates, Series
2006-4, class A-1, class A-2, class A-2FL, class A-3, class A-3FL, class A-SB, class A-1A, class AM, class AM-FL, class AJ, class AJ-FL, class B, class C and class D, will be available only in book-entry form.

      The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

      Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

      As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

      All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

      Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

                                       F-1

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear

                                       F-2

the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New
York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of
Clearstream or Euroclear would be valued instead as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      o     borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
            Euroclear accounts, in accordance with the clearing system's customary procedures;

      o     borrowing the book-entry certificates in the United States from a
            DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

      o     staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

      1.    from a non-U.S. holder that is classified as a corporation for U.S.
            federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
            Form W-8BEN (or any successor form);

      2.    from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      3.    from a non-U.S. holder that is classified as a partnership for U.S.
            federal income tax purposes, a duly completed and executed IRS Form
            W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

                                       F-3

      4.    from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

            (a)   if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
                  Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute
                  form):

                  (i)   stating the name, permanent residence address and
                        qualified intermediary employer identification number of
                        the qualified intermediary and the country under the
                        laws of which the qualified intermediary is created,
                        incorporated or governed;

                  (ii)  certifying that the qualified intermediary has provided, or will provide, a withholding statement as required
                        under section 1.1441-1(e)(5)(v) of the U.S. Treasury
                        Regulations;

                  (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary
                        is not acting for its own account but is acting as a
                        qualified intermediary; and

                  (iv)  providing any other information, certifications, or
                        statements that may be required by the IRS Form W-8IMY
                        or accompanying instructions in addition to, or in lieu
                        of, the information and certifications described in
                        section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                        U.S. Treasury Regulations; or

            (b)   if the intermediary is not a qualified intermediary (a
                  "nonqualified intermediary"), a duly completed and executed
                  IRS Form W-8IMY (or any successor or substitute form):

                  (i)   stating the name and permanent residence address of the
                        nonqualified intermediary and the country under the laws
                        of which the nonqualified intermediary is created,
                        incorporated or governed;

                  (ii)  certifying that the nonqualified intermediary is not acting for its own account;

                  (iii) certifying that the nonqualified intermediary has
                        provided, or will provide, a withholding statement that
                        is associated with the appropriate IRS Forms W-8 and W-9
                        required to substantiate exemptions from withholding on
                        behalf of such nonqualified intermediary's beneficial
                        owners; and

                  (iv)  providing any other information, certifications or
                        statements that may be required by the IRS Form W-8IMY
                        or accompanying instructions in addition to, or in lieu
                        of, the information, certifications, and statements
                        described in section 1.1441-1(e)(3)(iii) or (iv) of the
                        U.S. Treasury Regulations; or

      5.    from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or
            W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until

                                       F-4

the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

      o     provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
            non-U.S. holder;

      o     provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

      o     can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
            corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       F-5

ANNEX G

Class XP Reference Rate Schedule

Period	XP Reference Rate
1	5.8267000
2	5.8172700
3	5.8267900
4	6.0121300
5	5.8172000
6	6.0120800
7	5.8171500
8	6.0120300
9	6.0120100
10	5.8170900
11	6.0126700
12	5.8177200
13	6.0126200
14	5.8167200
15	5.8167300
16	6.0115300
17	5.8166100
18	6.0114700
19	5.8165500
20	6.0114000
21	6.0113600
22	5.7960800
23	5.9927900
24	5.7976600
25	5.7969700
26	5.7963100
27	5.7981600
28	5.9903900
29	5.7961300
30	5.9902700
31	5.7942300
32	5.9883000
33	5.9882500
34	5.7940600
35	5.9907500
36	5.7949700
37	5.7949000
38	5.7948300
39	5.7950300
40	5.9888100
41	5.7945900
42	5.9879300
43	5.7937400
44	5.9877700
45	5.9877000
46	5.7935000
47	5.9875300
48	5.7933400
49	5.7932500
50	5.8046100
51	5.8147400
52	6.0111000
53	5.8129400
54	6.0045100
55	5.8097700
56	6.0032200
57	5.9987900
58	5.8054400
59	5.9995800
60	5.8044300
61	5.9985400
62	5.8039500
63	5.8039700
64	5.9981300
65	5.8035600
66	5.9975900
67	5.8030300
68	5.9973200
69	5.9971900
70	5.8026400
71	5.9969100
72	5.8023700
73	5.8022200
74	5.8020900
75	5.8024100
76	5.9961700
77	5.8016400
78	5.9957400
79	5.8012300
80	5.9954400
81	5.9953000
82	5.8008000
83	5.9954200
84	5.8009100
85	5.8007500
86	5.8006100
87	5.8009500
88	5.9946100
89	5.8001300
90	5.9942900
91	5.7998100
92	5.9939700
93	5.9938100
94	5.7993500
95	5.9934800
96	5.7990200
97	5.7988500
98	5.7986900
99	5.7990600
100	5.9926000
101	5.7981600
102	5.9935300
103	5.7990600
104	5.9931700
105	5.9930000
106	5.8064300
107	6.0007800
108	5.8060600
109	6.0003900
110	5.8056800
111	5.8160800
112	5.9990600
113	5.8015400
114	5.9827800
115	5.7667800
116	5.9002400
117	5.9839700
118	5.7646200
119	5.8892800
120	5.8206000

ANNEX H

CLASS XP TOTAL NOTIONAL AMOUNT(1)

Principal Balance(2)	Class A-1	Class A-2	Class A-2FL	Class A-SB	Class A-3	Class A-1A	Class AM	Class AJ	Class AJ-FL	Class B	Class C	Class D	Class E	Class F	Class G	Class H	Class J	Class K	Class L	Class M	Total(3)
6/12/2007	66,127,000	336,666,000	565,000,000	119,014,000	1,283,828,000	789,252,000	452,270,000	198,776,475	179,999,525	11,306,000	79,148,000	33,920,000	67,841,000	39,574,000	50,880,000	45,227,000	62,187,000	16,961,000	5,653,000	22,613,000	4,426,243,000
12/12/2007	60,604,000	336,666,000	565,000,000	119,014,000	1,283,828,000	788,617,000	452,270,000	198,776,475	179,999,525	11,306,000	79,148,000	33,920,000	67,841,000	39,574,000	50,880,000	45,227,000	62,187,000	16,961,000	5,653,000	22,613,000	4,420,085,000
6/12/2008	-	329,554,563	553,065,437	119,014,000	1,283,828,000	772,333,000	452,270,000	198,776,475	179,999,525	11,306,000	79,148,000	33,920,000	67,841,000	39,574,000	50,880,000	45,227,000	62,187,000	16,961,000	5,653,000	22,613,000	4,324,151,000
12/12/2008	-	300,615,206	504,498,794	119,014,000	1,283,828,000	756,495,000	452,270,000	198,776,475	179,999,525	11,306,000	79,148,000	33,920,000	67,841,000	39,574,000	50,880,000	45,227,000	62,187,000	16,961,000	5,653,000	18,205,000	4,226,399,000
6/12/2009	-	272,235,174	456,870,826	119,014,000	1,283,828,000	741,033,000	452,270,000	198,776,475	179,999,525	11,306,000	79,148,000	33,920,000	67,841,000	39,574,000	50,880,000	45,227,000	57,827,000	-	-	-	4,089,750,000
12/12/2009	-	244,684,051	410,633,949	119,014,000	1,283,828,000	725,973,000	452,270,000	198,776,475	179,999,525	11,306,000	79,148,000	33,920,000	67,841,000	39,574,000	50,880,000	45,227,000	14,093,000	-	-	-	3,957,168,000
6/12/2010	-	217,368,906	364,793,094	119,014,000	1,283,828,000	711,031,000	452,270,000	198,776,475	179,999,525	11,306,000	79,148,000	33,920,000	67,841,000	39,574,000	50,880,000	16,994,000	-	-	-	-	3,826,744,000
12/12/2010	-	190,887,149	320,350,851	119,014,000	1,283,828,000	696,484,000	452,270,000	198,776,475	179,999,525	11,306,000	79,148,000	33,920,000	67,841,000	39,574,000	26,916,000	-	-	-	-	-	3,700,315,000
6/12/2011	-	54,727,370	91,844,630	119,014,000	1,283,828,000	672,606,000	452,270,000	198,776,475	179,999,525	11,306,000	79,148,000	33,920,000	67,841,000	26,870,000	-	-	-	-	-	-	3,272,151,000
12/12/2011	-	-	-	119,013,000	961,430,000	647,473,000	452,270,000	198,776,475	179,999,525	11,306,000	79,148,000	33,920,000	58,437,000	-	-	-	-	-	-	-	2,741,773,000
6/12/2012	-	-	-	105,475,000	923,270,000	634,345,000	452,270,000	198,776,475	179,999,525	11,306,000	79,148,000	33,920,000	29,054,000	-	-	-	-	-	-	-	2,647,564,000
12/12/2012	-	-	-	92,812,000	885,604,000	621,604,000	452,270,000	198,776,475	179,999,525	11,306,000	79,148,000	33,920,000	653,000	-	-	-	-	-	-	-	2,556,093,000
6/12/2013	-	-	-	79,471,000	848,346,000	609,199,000	452,270,000	198,776,475	179,999,525	11,306,000	79,148,000	7,139,000	-	-	-	-	-	-	-	-	2,465,655,000
12/12/2013	-	-	-	63,560,000	804,086,000	597,192,000	452,270,000	198,776,475	179,999,525	11,306,000	59,800,000	-	-	-	-	-	-	-	-	-	2,366,990,000
6/12/2014	-	-	-	49,413,000	771,962,000	585,502,000	452,270,000	198,776,475	179,999,525	11,306,000	34,244,000	-	-	-	-	-	-	-	-	-	2,283,473,000
12/12/2014	-	-	-	35,109,000	741,582,000	574,185,000	452,270,000	198,776,475	179,999,525	11,306,000	9,623,000	-	-	-	-	-	-	-	-	-	2,202,851,000

(1)	The total notional amount of the class XP certificates from time to time will equal the sum of the components thereof set forth in the table above. Each of those components of the total notional amount of the class XP certificates will relate to a particular class of principal balance certificates (i.e. classes A-1, A-2, A-2FL, A-3, A-SB, A-1A, AM, AJ, AJ-FL, B, C, D, E, F, G, H, J, K, L and M, respectively). At any particular time during each indicated period through and including the related payment date on which such period ends, the component of the notional amount of the class XP certificates relating to each indicated class of principal balance certificates will equal the lesser of (a) the amount stated in the table above for that class and period and (b) the then actual total principal balance of that class.

(2)	Assumes each payment date always occurs on the 12th of the month. The initial period commences on the date of initial issuance of the certificates. Each subsequent period begins immediately following the end of the prior period.

(3)	The total notional amount of the class XP certificates at any particular time may be less than the amount indicated in the table above, as described in footnote (1).

Annex I

ML-CFC Commercial Mortgage Trust, 2006-4
Summary Financial Information For Merrill Lynch & Co., Inc.

Year	Net sales or operating revenues*	Income/loss from continuing operations*	Income/loss from continuing operations per common share	Total Assets*	Long-term obligations and redeemable preferred stock*	Cash dividends per common share
2005	$26,009	$5,116	$5.66	$681,015	$138,174	$0.86
2004	22,059	4,436	4.81	628,098	123,235	0.70
2003	19,900	3,836	4.22	494,518	83,724	0.70
2002	18,627	2,513	2.87	449,601	78,949	0.67
2001	21,879	573	0.64	435,692	76,997	0.65

Year	Net sales or operating revenues*	Income/loss from continuing operations*	Income/loss from continuing operations per common share	Total Assets*	Long-term obligations and redeemable preferred stock*	Cash dividends per common share
3Q 2006	$9,896	$3,045	$3.50	$804,724	$166,580	$0.25
2Q 2006	8,158	1,633	1.79	799,188	146,229	0.25
1Q 2006	7,962	475	0.49	732,240	140,916	0.25

*	In millions.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

              MERRILL LYNCH MORTGAGE INVESTORS, INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "METHOD OF DISTRIBUTION."

      THE OFFERED CERTIFICATES:               ASSETS OF THE ISSUING ENTITY:

The offered certificates will be        The assets of each issuing entity will
issuable in series. The issuing         include--
entity for each series of offered
certificates will be a statutory or     o    mortgage loans secured by first
common law trust created at our              and/or junior liens on, or security
direction. Each series of offered            interests in, various interests in
certificates will--                          commercial and multifamily real
                                             properties,
o    have its own series designation,
     and                                o    mortgage-backed securities that
                                             directly or indirectly evidence
o    consist of one or more classes          interests in, or are directly or
     with various payment                    indirectly secured by, those types
     characteristics.                        of mortgage loans, or

The offered certificates will           o    some combination of those types of
represent interests only in the              mortgage loans and mortgage-backed
issuing entity. The offered                  securities.
certificates will not represent
interests in or obligations of the      The assets of the issuing entity may
depositor, any of the sponsors or any   also include cash, permitted
of our or their respective              investments, letters of credit, surety
affiliates.                             bonds, insurance policies, guarantees,
                                        reserve funds, guaranteed investment
                                        contracts, interest rate exchange
                                        agreements, interest rate cap or floor
                                        agreements or currency exchange
                                        agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the assets of the related issuing entity, which may consist of any of the assets described under "THE TRUST FUND.". In that document, we will also state the price to the public for the subject offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

     Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 18 IN THIS
PROSPECTUS PRIOR TO INVESTING.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is September 13, 2006.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

   Arrangements Providing Reinvestment, Interest Rate and Currency

   Collection and Other Servicing Procedures with Respect to Mortgage

   Matters Regarding the Master Servicer, the Special Servicer, the

   Incorporation of Certain Documents by Reference; Reports Filed with
      the SEC............................................................    110
   Reports to Certificateholders.........................................    111

                                       -2-

                                       -3-

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                              AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-130408. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC's Public Reference Room at 100
F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

                                       -4-

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

THE DEPOSITOR.................   We are Merrill Lynch Mortgage Investors, Inc.,
                                 the depositor with respect to each series of
                                 offered certificates. We are a special purpose
                                 Delaware corporation. Our principal offices are
                                 located at 4 World Financial Center, 10th
                                 Floor, 250 Vesey Street, New York, New York
                                 10080. Our main telephone number is
                                 212-449-1000. We will acquire the mortgage
                                 assets that are to back each series of offered
                                 certificates and transfer them to the issuing
                                 entity. See "THE DEPOSITOR."

THE SPONSOR...................   Unless we state otherwise in the related
                                 prospectus supplement, Merrill Lynch Mortgage
                                 Lending, Inc., which is our affiliate, will be
                                 a sponsor with respect to each securitization
                                 transaction involving the issuance of a series
                                 of offered certificates. If and to the extent
                                 that there are other sponsors with respect to
                                 any securitization transaction involving the
                                 issuance of a series of offered certificates,
                                 we will identify each of those sponsors and
                                 include relevant information with respect
                                 thereto in the related prospectus supplement.
                                 With respect to any securitization transaction
                                 involving the issuance of a series of offered
                                 certificates, a sponsor will be a person or
                                 entity that organizes and initiates that
                                 securitization transaction by selling or
                                 transferring assets, either directly or
                                 indirectly, including through an affiliate, to
                                 the issuing entity. See "THE SPONSOR."

THE ISSUING ENTITIES..........   The issuing entity with respect to each series
                                 of offered certificates will be a statutory or
                                 common law trust created at our direction. Each
                                 issuing entity will own and hold assets of the
                                 type described under "THE TRUST FUND" and be
                                 the entity in whose name the subject offered
                                 certificates are issued.

THE ORIGINATORS...............   Some or all of the mortgage loans backing a
                                 series of offered certificates may be
                                 originated by Merrill Lynch Mortgage Lending,
                                 Inc. or by one of our other affiliates. In
                                 addition, there may be other third-party
                                 originators of the mortgage loans backing a
                                 series of offered certificates. See "THE TRUST
                                 FUND--Mortgage Loans--Originators." We will
                                 identify in the related prospectus supplement
                                 for each series of offered certificates any
                                 originator or group of affiliated originators
                                 --apart from a sponsor and/or its affiliates--
                                 that originated or is expected to originate
                                 mortgage loans representing 10% or more of the
                                 related mortgage asset pool, by balance.

THE SECURITIES BEING OFFERED..   The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of mortgage pass-through

--------------------------------------------------------------------------------

                                       -5-

--------------------------------------------------------------------------------

                                 certificates. These certificates will be issued
                                 in series, and each series will, in turn,
                                 consist of one or more classes. Each series of
                                 offered certificates will evidence interests
                                 only in the issuing entity. Each class of
                                 offered certificates must, at the time of
                                 issuance, be assigned an investment grade
                                 rating by at least one nationally recognized
                                 statistical rating organization. We will
                                 identify in the related prospectus supplement,
                                 with respect to each class of offered
                                 certificates, each applicable rating agency and
                                 the minimum rating to be assigned. Typically,
                                 the four highest rating categories, within
                                 which there may be sub-categories or gradations
                                 to indicate relative standing, signify
                                 investment grade. See "RATING."

THE OFFERED CERTIFICATES MAY
BE ISSUED WITH OTHER
CERTIFICATES..................   We may not publicly offer all the mortgage
                                 pass-through certificates evidencing interests
                                 in an issuing entity established by us. We may
                                 elect to retain some of those certificates, to
                                 place some privately with institutional
                                 investors, to place some with investors outside
                                 the United States or to deliver some to the
                                 applicable seller as partial consideration for
                                 the mortgage assets that such seller is
                                 contributing to the subject securitization
                                 transaction. In addition, some of those
                                 certificates may not satisfy the rating
                                 requirement for offered certificates described
                                 under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of
                                 agreements will govern, among other things--

                                 o    the issuance of each series of offered
                                      certificates,

                                 o    the creation of and transfer of assets to
                                      the issuing entity, and

                                 o    the servicing and administration of those
                                      assets.

                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be
                                 responsible for establishing the issuing entity
                                 for each series of offered certificates. In
                                 addition, we will transfer or arrange for the
                                 transfer of the initial trust assets to each
                                 issuing entity. In general, the trustee for a
                                 series of offered certificates will be
                                 responsible for, among other things, making
                                 payments and preparing and disseminating
                                 various reports to the holders of those offered
                                 certificates.

--------------------------------------------------------------------------------

                                       -6-

--------------------------------------------------------------------------------

                                 If the assets of any issuing entity include
                                 mortgage loans, the parties to the applicable
                                 governing document(s) will also include--

                                 o    one or more master servicers that will
                                      generally be responsible for performing
                                      customary servicing duties with respect to
                                      those mortgage loans that are not
                                      defaulted, nonperforming or otherwise
                                      problematic in any material respect, and

                                 o    one or more special servicers that will
                                      generally be responsible for servicing and
                                      administering (a) those mortgage loans
                                      that are defaulted, nonperforming or
                                      otherwise problematic in any material
                                      respect, including performing work-outs
                                      and foreclosures with respect to those
                                      mortgage loans, and (b) real estate assets
                                      acquired as part of the related trust with
                                      respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for one of our trusts.
                                 Notwithstanding the reference to the duties of
                                 a special servicer above, we will not transfer
                                 to an issuing entity any mortgage loan that is
                                 more than 90 days delinquent or in foreclosure
                                 or any foreclosure property. However, any
                                 mortgage loan that we transfer to an issuing
                                 entity may subsequently become non-performing
                                 or the related mortgaged real property may
                                 subsequently become foreclosure property.

                                 If the assets of any issuing entity include
                                 mortgage-backed securities, the parties to the
                                 applicable governing document(s) may also
                                 include a manager that will be responsible for
                                 performing various administrative duties with
                                 respect to those mortgage-backed securities. If
                                 the related trustee assumes those duties,
                                 however, there will be no manager.

                                 Compensation arrangements for a trustee, master
                                 servicer, special servicer or manager for any
                                 issuing entity may vary from securitization
                                 transaction to securitization transaction.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties and compensation in further
                                 detail. See "DESCRIPTION OF THE GOVERNING
                                 DOCUMENTS."

                                 Any servicer, master servicer or special
                                 servicer for any issuing entity may perform any
                                 or all of its servicing duties under the
                                 applicable governing document(s) through one or
                                 more primary servicers or sub-servicers. In the
                                 related prospectus supplement, we will identify
                                 any such primary servicer or sub-servicer that,
                                 at

--------------------------------------------------------------------------------

                                      -7-

--------------------------------------------------------------------------------

                                 the time of initial issuance of the subject
                                 offered certificates, is (a) affiliated with us
                                 or with the issuing entity or any sponsor for
                                 the subject securitization transaction or (b)
                                 services 10% or more of the related mortgage
                                 asset pool, by balance.

CHARACTERISTICS OF THE
MORTGAGE ASSETS...............   The assets of any issuing entity will, in
                                 general, include mortgage loans. Each of those
                                 mortgage loans will constitute the obligation
                                 of one or more persons to repay a debt. The
                                 performance of that obligation will be secured
                                 by a first or junior lien on, or security
                                 interest in, the fee, leasehold or other
                                 interest(s) of the related borrower or another
                                 person in or with respect to one or more
                                 commercial or multifamily real properties. In
                                 particular, those properties may include:

                                 o    rental or cooperatively-owned buildings
                                      with multiple dwelling units;

                                 o    retail properties related to the sale of
                                      consumer goods and other products, or
                                      related to providing entertainment,
                                      recreational or personal services, to the
                                      general public;

                                 o    office buildings;

                                 o    hospitality properties;

                                 o    casino properties;

                                 o    health care-related facilities;

                                 o    industrial facilities;

                                 o    warehouse facilities, mini-warehouse
                                      facilities and self-storage facilities;

                                 o    restaurants, taverns and other
                                      establishments involved in the food and
                                      beverage industry;

                                 o    manufactured housing communities, mobile
                                      home parks and recreational vehicle parks;

                                 o    recreational and resort properties;

                                 o    arenas and stadiums;

                                 o    churches and other religious facilities;

                                 o    parking lots and garages;

                                 o    mixed use properties;

--------------------------------------------------------------------------------

                                      -8-

--------------------------------------------------------------------------------

                                 o    other income-producing properties; and/or

                                 o    unimproved land.

                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that is fixed
                                      over its term, that resets on one or more
                                      specified dates or that otherwise adjusts
                                      from time to time;

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that may be
                                      converted at the borrower's election from
                                      an adjustable to a fixed interest rate or
                                      from a fixed to an adjustable interest
                                      rate;

                                 o    may provide for no accrual of interest;

                                 o    may provide for level payments to stated
                                      maturity, for payments that reset in
                                      amount on one or more specified dates or
                                      for payments that otherwise adjust from
                                      time to time to accommodate changes in the
                                      mortgage interest rate or to reflect the
                                      occurrence of specified events;

                                 o    may be fully amortizing or, alternatively,
                                      may be partially amortizing or
                                      nonamortizing, with a substantial payment
                                      of principal due on its stated maturity
                                      date;

                                 o    may permit the negative amortization or
                                      deferral of accrued interest;

                                 o    may prohibit some or all voluntary
                                      prepayments or require payment of a
                                      premium, fee or charge in connection with
                                      those prepayments;

                                 o    may permit defeasance and the release of
                                      real property collateral in connection
                                      with that defeasance;

                                 o    may provide for payments of principal,
                                      interest or both, on due dates that occur
                                      monthly, bi-monthly, quarterly,
                                      semi-annually, annually or at some other
                                      interval; and/or

                                 o    may have two or more component parts, each
                                      having characteristics that are otherwise
                                      described in this prospectus as being
                                      attributable to separate and distinct
                                      mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties

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                                      -9-

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                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not represent more
                                 than 10% of the related mortgage asset pool, by
                                 balance.

                                 We, the depositor, do not originate mortgage
                                 loans. However, some or all of the mortgage
                                 loans held by an issuing entity may be
                                 originated by our affiliates.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus supplement,
                                 no governmental agency or instrumentality will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates.

                                 The assets of any issuing entity may also
                                 include mortgage participations, mortgage
                                 pass-through certificates, collateralized
                                 mortgage obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not transfer a mortgage-backed security to
                                 any issuing entity unless--

                                 o    the security has been registered under the
                                      Securities Act of 1933, as amended, or

                                 o    we would be free to publicly resell the
                                      security without registration.

                                 In addition to the asset classes described
                                 above in this "--Characteristics of the
                                 Mortgage Assets" subsection, we may transfer to
                                 an issuing entity loans secured by equipment or
                                 inventory related to the real property
                                 collateral securing a mortgage loan held by
                                 that issuing entity, provided that such other
                                 asset classes in the aggregate will not exceed
                                 10% by principal balance of the related asset
                                 pool.

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                 Assets held by an issuing entity will also
                                 include: (a) cash, including in the form of
                                 initial deposits and collections on the related
                                 mortgage loans, mortgage-backed securities and
                                 instruments of credit enhancement, guaranteed
                                 investment contracts, interest rate exchange
                                 agreements, interest rate floor or cap
                                 agreements and currency exchange agreements;
                                 (b) bank accounts; (c) permitted investments;
                                 and (d) following

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                                      -10-

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                                 foreclosure, acceptance of a deed in lieu of
                                 foreclosure or any other enforcement action,
                                 real property and other collateral for
                                 defaulted mortgage loans.

                                 See "THE TRUST FUND--Mortgage Loans" and
                                 "--Mortgage-Backed Securities."

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS....   We will generally acquire the mortgage assets
                                 to be securitized from Merrill Lynch Mortgage
                                 Lending, Inc. or another of our affiliates or
                                 from another seller of commercial and
                                 multifamily mortgage loans. We will then
                                 transfer those mortgage assets to the issuing
                                 entity for the related securitization
                                 transaction.

                                 If and to the extent described in the related
                                 prospectus supplement, we, a mortgage asset
                                 seller or another specified person or entity
                                 may make or assign to or for the benefit of an
                                 issuing entity various representations and
                                 warranties, or may be obligated to deliver to
                                 an issuing entity various documents, in either
                                 case relating to some or all of the mortgage
                                 assets transferred to that issuing entity. A
                                 material breach of one of those representations
                                 and warranties or a failure to deliver a
                                 material document may, under the circumstances
                                 described in the related prospectus supplement,
                                 give rise to an obligation to repurchase the
                                 affected mortgage asset(s) from the subject
                                 issuing entity or to replace the affected
                                 mortgage asset(s) with other mortgage asset(s)
                                 that satisfy the criteria specified in the
                                 related prospectus supplement.

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular issuing entity will equal
                                 or exceed the initial total outstanding
                                 principal balance of the related series of
                                 certificates. In the event that the total
                                 outstanding principal balance of the related
                                 underlying mortgage loans initially delivered
                                 by us to the related trustee is less than the
                                 initial total outstanding principal balance of
                                 any series of certificates, the subject
                                 securitization transaction may include a
                                 prefunding feature, in which case we may
                                 deposit or arrange for the deposit of cash or
                                 liquid investments on an interim basis with the
                                 related trustee to cover the shortfall. For a
                                 specified period, as set forth in the related
                                 prospectus supplement, following the date of
                                 initial issuance of that series of
                                 certificates, which will constitute the
                                 prefunding period, we or our designee will be
                                 entitled to obtain a release of the deposited
                                 cash or investments if we deliver or arrange
                                 for delivery of a corresponding amount of
                                 mortgage assets. If we fail, however, to
                                 deliver or arrange for the delivery of mortgage
                                 assets sufficient to make up the entire
                                 shortfall within the prefunding period, any of
                                 the cash or, following liquidation, investments
                                 remaining on deposit with the related trustee
                                 will be used by the related trustee to pay down
                                 the total principal balance of the

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                                      -11-

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                                 related series of certificates, as described in
                                 the related prospectus supplement.

                                 If the subject securitization transaction
                                 involves a prefunding feature, then we will
                                 indicate in the related prospectus supplement,
                                 among other things:

                                 o    the term or duration of the prefunding
                                      period, which may not extend beyond one
                                      year from the date of initial issuance of
                                      the related offered certificates;

                                 o    the amount of proceeds to be deposited in
                                      the applicable prefunding account and the
                                      percentage of the mortgage asset pool and
                                      any class or series of offered
                                      certificates represented by those
                                      proceeds, which proceeds may not exceed
                                      50% of the related offering proceeds; and

                                 o    any limitation on the ability to add pool
                                      assets.

                                 If so specified in the related prospectus
                                 supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related issuing entity particular mortgage
                                 assets underlying a series of certificates in
                                 exchange for:

                                 o    cash that would be applied to pay down the
                                      principal balances of certificates of that
                                      series; and/or

                                 o    other mortgage loans or mortgage-backed
                                      securities that--

                                      1.   conform to the description of
                                           mortgage assets in this prospectus,
                                           and

                                      2.   satisfy the criteria set forth in the
                                           related prospectus supplement.

                                 For example, if a mortgage loan backing a
                                 series of offered certificates defaults, then
                                 it may be subject to (a) a purchase option on
                                 the part of another lender whose loan is
                                 secured by a lien on the same real estate
                                 collateral or by a lien on an equity interest
                                 in the related borrower and/or (b) a fair value
                                 purchase option under the applicable governing
                                 document(s) for the subject securitization
                                 transaction or another servicing agreement.

                                 In addition, if so specified in the related
                                 prospectus supplement, but subject to the
                                 conditions specified in that prospectus
                                 supplement, one or more holders of certificates
                                 may exchange those certificates for one or more
                                 of the mortgage loans or

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                                      -12-

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                                 mortgage-backed securities constituting part of
                                 the mortgage pool underlying those
                                 certificates.

                                 Further, if so specified in the related
                                 prospectus supplement, a special servicer or
                                 other specified party for one of our
                                 securitizations may be obligated, under the
                                 circumstances described in that prospectus
                                 supplement, to sell on behalf of the related
                                 issuing entity a delinquent or defaulted
                                 mortgage asset.

                                 See also "--Optional or Mandatory Redemption or
                                 Termination" below.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES .................   An offered certificate may entitle the holder
                                 to receive:

                                 o    a stated principal amount, which will be
                                      represented by its principal balance, if
                                      any;

                                 o    interest on a principal balance or
                                      notional amount, at a fixed, floating,
                                      adjustable or variable pass-through rate,
                                      which pass-through rate may change as of a
                                      specified date or upon the occurrence of
                                      specified events or for any other reason
                                      from one accrual or payment period to
                                      another, as described in the related
                                      prospectus supplement;

                                 o    specified, fixed or variable portions of
                                      the interest, principal or other amounts
                                      received on the related underlying
                                      mortgage loans or mortgage-backed
                                      securities;

                                 o    payments of principal, with
                                      disproportionate, nominal or no payments
                                      of interest;

                                 o    payments of interest, with
                                      disproportionate, nominal or no payments
                                      of principal;

                                 o    payments of interest on a deferred or
                                      partially deferred basis, which deferred
                                      interest may be added to the principal
                                      balance, if any, of the subject class of
                                      offered certificates or which deferred
                                      interest may or may not itself accrue
                                      interest, all as set forth in the related
                                      prospectus supplement;

                                 o    payments of interest or principal that
                                      commence only as of a specified date or
                                      only after the occurrence of specified
                                      events, such as the payment in full of the
                                      interest and principal outstanding on one
                                      or more other classes of certificates of
                                      the same series;

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                                      -13-

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                                 o    payments of interest or principal that
                                      are, in whole or in part, calculated based
                                      on or payable specifically from payments
                                      or other collections on particular related
                                      underlying mortgage loans or
                                      mortgage-backed securities;

                                 o    payments of principal to be made, from
                                      time to time or for designated periods, at
                                      a rate that is--

                                      1.   faster and, in some cases,
                                           substantially faster, or

                                      2.   slower and, in some cases,
                                           substantially slower,

                                      than the rate at which payments or other
                                      collections of principal are received on
                                      the related underlying mortgage loans or
                                      mortgage-backed securities;

                                 o    payments of principal to be made, subject
                                      to available funds, based on a specified
                                      principal payment schedule or other
                                      methodology;

                                 o    payments of principal that may be
                                      accelerated or slowed in response to a
                                      change in the rate of principal payments
                                      on the related underlying mortgage loans
                                      or mortgage-backed securities in order to
                                      protect the subject class of offered
                                      certificates or, alternatively, to protect
                                      one or more other classes of certificates
                                      of the same series from prepayment and/or
                                      extension risk;

                                 o    payments of principal out of amounts other
                                      than payments or other collections of
                                      principal on the related underlying
                                      mortgage loans or mortgage-backed
                                      securities, such as excess spread on the
                                      related underlying mortgage loans or
                                      mortgage-backed securities or amounts
                                      otherwise payable as interest with respect
                                      to another class of certificates of the
                                      same series, which other class of
                                      certificates provides for the deferral of
                                      interest payments thereon;

                                 o    payments of residual amounts remaining
                                      after required payments have been made
                                      with respect to other classes of
                                      certificates of the same series; or

                                 o    payments of all or part of the prepayment
                                      or repayment premiums, fees and charges,
                                      equity participations payments or other
                                      similar items received on the related
                                      underlying mortgage loans or
                                      mortgage-backed securities.

                                 Any class of offered certificates may be senior
                                 or subordinate to or pari passu with one or
                                 more other classes of certificates of the

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                                      -14-

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                                 same series, including a non-offered class of
                                 certificates of that series, for purposes of
                                 some or all payments and/or allocations of
                                 losses.

                                 A class of offered certificates may have two or
                                 more component parts, each having
                                 characteristics that are otherwise described in
                                 this prospectus as being attributable to
                                 separate and distinct classes.

                                 Payments on a class of offered certificates may
                                 occur monthly, bi-monthly, quarterly,
                                 semi-annually or at any other specified
                                 interval, commencing on the distribution date
                                 specified in the related prospectus supplement.

                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement, including
                                 payment characteristics and authorized
                                 denominations. Among other things, in the
                                 related prospectus supplement, we will
                                 summarize the flow of funds, payment priorities
                                 and allocations among the respective classes of
                                 offered certificates of any particular series,
                                 the respective classes of non-offered
                                 certificates of that series, and fees and
                                 expenses, to the extent necessary to understand
                                 the payment characteristics of those classes of
                                 offered certificates, and we will identify any
                                 events in the applicable governing document(s)
                                 that would alter the transaction structure or
                                 flow of funds. See "DESCRIPTION OF THE
                                 CERTIFICATES."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE
AND CURRENCY-RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES..................   Some classes of offered certificates may be
                                 protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related underlying mortgage
                                 loans or mortgage-backed securities through the
                                 subordination of one or more other classes of
                                 certificates of the same series or by other
                                 types of credit support. The other types of
                                 credit support may include
                                 overcollateralization or a letter of credit, a
                                 surety bond, an insurance policy, a guarantee
                                 or a reserve fund. We will describe the credit
                                 support, if any, for each class of offered
                                 certificates and, if applicable, we will
                                 identify the provider of that credit support,
                                 in the related prospectus supplement. In
                                 addition, we will summarize in the related
                                 prospectus supplement how losses not covered by
                                 credit enhancement or support will be allocated
                                 to the subject series of offered certificates.

                                 The assets of an issuing entity with respect to
                                 any series of offered certificates may also
                                 include any of the following agreements:

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                                      -15-

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                                 o    guaranteed investment contracts in
                                      accordance with which moneys held in the
                                      funds and accounts established with
                                      respect to those offered certificates will
                                      be invested at a specified rate;

                                 o    interest rate exchange agreements or
                                      interest rate cap or floor agreements; or

                                 o    currency exchange agreements.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 and, if applicable, we will identify the
                                 provider of that protection, in the related
                                 prospectus supplement.

                                 See "RISK FACTORS," "THE TRUST FUND" and
                                 "DESCRIPTION OF CREDIT SUPPORT."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS...............   If the assets of an issuing entity for a series
                                 of offered certificates include mortgage loans,
                                 then, as and to the extent described in the
                                 related prospectus supplement, the related
                                 master servicer, the related special servicer,
                                 the related trustee, any related provider of
                                 credit support and/or any other specified
                                 person may be obligated to make, or may have
                                 the option of making, advances with respect to
                                 those mortgage loans to cover--

                                 o    delinquent scheduled payments of principal
                                      and/or interest, other than balloon
                                      payments,

                                 o    property protection expenses,

                                 o    other servicing expenses, or

                                 o    any other items specified in the related
                                      prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on the
                                 related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus supplement. That party may also be
                                 entitled to receive interest on its advances
                                 for a specified period. See "DESCRIPTION OF THE
                                 GOVERNING DOCUMENTS--Advances."

                                 If the assets of an issuing entity for a series
                                 of offered certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.

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                                      -16-

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OPTIONAL OR MANDATORY
REDEMPTION OR TERMINATION.....   We will describe in the related prospectus
                                 supplement any circumstances involving an
                                 optional or mandatory redemption of offered
                                 certificates or an optional or mandatory
                                 termination of the related issuing entity. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                 o    all the mortgage assets held by any
                                      particular issuing entity, thereby
                                      resulting in a termination of that issuing
                                      entity, or

                                 o    that portion of the mortgage assets held
                                      by any particular issuing entity as is
                                      necessary or sufficient to retire one or
                                      more classes of offered certificates of
                                      the related series.

                                 See "DESCRIPTION OF THE
                                 CERTIFICATES--Termination and Redemption."

FEDERAL INCOME TAX
CONSEQUENCES..................   Any class of offered certificates will
                                 constitute or evidence ownership of:

                                 o    regular interests or residual interests in
                                      a real estate mortgage investment conduit
                                      under Sections 860A through 860G of the
                                      Internal Revenue Code of 1986; or

                                 o    interests in a grantor trust under Subpart
                                      E of Part I of Subchapter J of the
                                      Internal Revenue Code of 1986.

                                 See "FEDERAL INCOME TAX CONSEQUENCES."

ERISA CONSIDERATIONS..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement,
                                 you are encouraged to review with your legal
                                 advisor whether the purchase or holding of
                                 offered certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permissible under applicable law. See
                                 "ERISA CONSIDERATIONS."

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You are encouraged to consult
                                 your legal advisor to determine whether and to
                                 what extent the offered certificates constitute
                                 a legal investment for you. We will specify in
                                 the related prospectus supplement which classes
                                 of the offered certificates, if any, will
                                 constitute mortgage related securities for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. See "LEGAL
                                 INVESTMENT."

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                                      -17-

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE FACTORS SET FORTH
UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT, IN DECIDING WHETHER
TO PURCHASE OFFERED CERTIFICATES.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market.
Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related underlying mortgage loans or mortgage-backed securities. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

                                      -18-

     o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,
          and

     o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related underlying mortgage loans or mortgage-backed securities. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

     The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related issuing entity. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the assets of the related issuing entity are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the assets of the related issuing entity. If the assets of the related issuing entity are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related underlying mortgage loans or mortgage-backed securities. Actual losses may, however, exceed the assumed levels. See "DESCRIPTION OF THE
CERTIFICATES--Allocation of Losses and Shortfalls" and "DESCRIPTION OF CREDIT
SUPPORT." If actual losses on the related underlying mortgage loans or mortgage-backed securities exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is

                                      -19-

possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as to the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

                                      -20-

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related underlying mortgage loans or mortgage-backed securities.
Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a

                                      -21-

series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    occupancy levels at or near the time of refinancing;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant geographic area;

     o    changes in rental rates in the relevant geographic area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o    the availability of credit for multifamily rental or commercial properties.

                                      -22-

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that real property with the result that the real property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon.

     In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o    the sufficiency of the net operating income of the applicable real property;

     o    the market value of the applicable real property at or prior to maturity; and

     o    the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related mortgaged property and the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property.

                                      -23-

     Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the location, age, functionality, design and construction quality of the subject property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the degree to which the subject property competes with other properties in the area;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    tenant mix and concentration;

     o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer confidence, tastes and preferences;

     o    retroactive changes in building codes and other applicable laws;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    vulnerability to litigation by tenants and patrons.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o    an increase in interest rates, real estate taxes and other operating expenses;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced;

                                      -24-

     o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

     o    environmental contamination.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o    the ratio of fixed operating expenses to those that vary with revenues; and

     o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants. Generally, multifamily and commercial properties are subject to leases.
The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o    to pay for maintenance and other operating expenses associated with the property;

     o    to fund repairs, replacements and capital improvements at the property; and

     o    to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

     Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

     o    a general inability to lease space;

     o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

                                      -25-

     o    an increase in tenant payment defaults or any other inability to collect rental payments;

     o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o    an increase in leasing costs and/or the costs of performing landlord obligations under existing leases;

     o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant.

     With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more--and possibly all--of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

     Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

     Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Accordingly, factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

                                      -26-

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income
is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

                                      -27-

     o    managing operating expenses; and

     o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

                                      -28-

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     The Prospective Performance of the Multifamily and Commercial Mortgage
Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our
Other Trusts. Notwithstanding that there are many common factors affecting the profitability and value of income-producing properties in general, those factors do not apply equally to all income-producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income-producing property. See, for example, "--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" below. Each income-producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY SECURE MORTGAGE LOANS
UNDERLYING A SERIES OF OFFERED CERTIFICATES AND EACH TYPE OF INCOME-PRODUCING
PROPERTY MAY PRESENT SPECIAL RISKS AS COLLATERAL FOR A LOAN

     General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under "--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There is No Assurance" above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property, and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o    the physical attributes of the property, such as its age, appearance, amenities and construction quality in relation to competing buildings;

     o    the types of services or amenities offered at the property;

     o    the location of the property;

     o    distance from employment centers and shopping areas;

     o    local factory or other large employer closings;

     o    the characteristics of the surrounding neighborhood, which may change over time;

                                      -29-

     o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

     o    the ability of management to respond to competition;

     o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, or personnel from a local military base or students;

     o    in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

     o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o    the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

     o    the extent to which increases in operating costs may be passed through to tenants; and

     o    the financial condition of the owner of the property.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the

                                      -30-

tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

                                      -31-

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o    any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

     o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

     o    the possibility that, upon foreclosure, if the cooperatively-owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

                                      -32-

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

     A number of factors may affect the value and operation of a retail property. Some of these factors include:

     o    the strength, stability, number and quality of the tenants;

     o    tenants' sales;

     o    tenant mix;

                                      -33-

     o    whether the property is in a desirable location;

     o    the physical condition and amenities of the building in relation to competing buildings;

     o    whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     o    the financial condition of the owner of the property.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o    the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o    the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or

                                      -34-

revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

     A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

     In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

     Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o    the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

     o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
          or

     o    a loss of an anchor tenant's ability to attract shoppers.

                                      -35-

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    home shopping networks and programs;

     o    internet web sites and electronic media shopping; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o    the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

     o    the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system.
          parking and the building's compatibility with current business wiring requirements;

     o    whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

     o    the location of the property with respect to the central business district or population centers;

     o    demographic trends within the metropolitan area to move away from or towards the central business district;

     o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

                                      -36-

     o    access to mass transportation;

     o    accessibility from surrounding highways/streets;

     o    changes in zoning laws; and

     o    the financial condition of the owner.

     With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o    the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life considerations, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

                                      -37-

     o    hotels and motels associated with national or regional franchise chains;

     o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the value, operation and economic performance of a hospitality property include:

     o    the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation, if any;

     o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o    increases in operating costs, which may not be offset by increased room rates;

     o    the property's dependence on business and commercial travelers and tourism;

     o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a

                                      -38-

franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o    location, including proximity to or easy access from major population centers;

     o    appearance;

     o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o    providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

                                      -39-

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health care-related properties include:

     o    hospitals;

     o    medical offices;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

                                      -40-

     Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     The value and operation of an industrial property depends on:

     o    location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3.   accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o    building design of the property, the desirability of which in a particular instance may depend on--

                                      -41-

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8.   adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities;
               and

     o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o    proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to these facilities.

                                      -42-

Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o    competition from facilities having businesses similar to a particular restaurant or tavern;

     o    perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o    negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o    retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    market segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

                                      -43-

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o    actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2.   require renovation, refurbishment, expansion or other
               expenditures;

     o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing

                                      -44-

community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    location of the manufactured housing property;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the number of comparable competing properties in the local market;

     o    the age, appearance, condition and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing

                                      -45-

community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o    the existence or construction of competing properties, whether are not they offer the same activities;

     o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

                                      -46-

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o    perceptions by prospective patrons of the safety of the surrounding area; and

     o    the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

                                      -47-

     o    the number of rentable parking spaces and rates charged;

     o    the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o    the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

     o    the surrounding neighborhood, and

     o    local zoning laws.

ANY ANALYSIS OF THE VALUE OR INCOME PRODUCING ABILITY OF A COMMERCIAL OR
MULTIFAMILY PROPERTY IS HIGHLY SUBJECTIVE AND SUBJECT TO ERROR

     Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

     o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.

                                      -48-

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

                                      -49-

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

     o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o    the lender has greater protection against loss on liquidation following a borrower default.

     However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o    the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value; and

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is

                                      -50-

insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

     o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o    any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o    changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

                                      -51-

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

ADDITIONAL SECURED DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON
A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing."

WITH RESPECT TO CERTAIN MORTGAGE LOANS INCLUDED IN OUR TRUSTS, THE MORTGAGED
PROPERTY OR PROPERTIES THAT SECURE THE SUBJECT MORTGAGE LOAN IN THE TRUST ALSO
SECURE ONE (1) OR MORE RELATED MORTGAGE LOANS THAT ARE NOT IN THE TRUST; THE
INTERESTS OF THE HOLDERS OF THOSE NON-TRUST MORTGAGE LOANS MAY CONFLICT WITH
YOUR INTERESTS

     Certain mortgage loans included in our trusts are each part of a loan combination or split loan structure that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See "THE TRUST FUND--Mortgage
Loans--Loan Combinations." Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in one of our trusts, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding

                                      -52-

various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer
(without cause) with respect to the mortgage loan in our trust. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any non-trust mortgage loan in a loan combination that includes a mortgage loan in one of our trusts --or, if applicable, any representative, designee or assignee of that holder with respect to the particular right -- will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

     In addition, certain of mortgage loans included in our trusts that are part of a loan combination will be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and the parties with control over the servicing of those mortgage loans may have interests that conflict with your interests. See "DESCRIPTION OF THE GOVERNING DOCUMENTS--Servicing Mortgage Loans
That Are Part of a Loan Combination."

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

     Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

     Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

     o    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

     o    individuals that have personal liabilities unrelated to the property.

     In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

     However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for

                                      -53-

bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See "--Borrower Bankruptcy
Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your
Offered Certificates" below and "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy
Laws."

     The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

     The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

                                      -54-

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o    that the results of the environmental testing were accurately evaluated in all cases;

     o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

                                      -55-

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

     o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978--

     o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o    to deliver to potential residents or purchasers a United States
          Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

                                      -56-

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

                                      -57-

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial,

     o    the exercise of those remedies would be inequitable or unjust, or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "LEGAL ASPECTS OF MORTGAGE
LOANS--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of U.S. Treasury obligations or other government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS
EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES
THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE

     Pursuant to co-lender, intercreditor and similar agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are, in each case, intended to be senior to one or more other mortgage loans--not included in the related trust--that encumber the related mortgaged property, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust--directly or through an applicable servicer--will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North
LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the
United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the

                                      -58-

trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL
PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND
CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE
OFFERED CERTIFICATES

     The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A REAL
PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

     Several states, including California, have laws that prohibit more than one
"judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action," "security first" and/or "anti-deficiency"
rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional - and perhaps significant additional -
delay and expense in foreclosing on the underlying real properties located in states affected by "one action," "security first" or "anti-deficiency" rules.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure--One Action and Security First
Rules" and "--Foreclosure--Anti-Deficiency Legislation."

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

                                      -59-

     o    war,

     o    riot, strike and civil commotion,

     o    terrorism,

     o    nuclear, biological or chemical materials,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    mold,

     o    vermin, and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

     Not all of the mortgaged real properties that secure mortgage loans included in one of our trusts will be insured against acts of terrorism. Some of those mortgage loans may not require terrorism insurance coverage. In other cases, because of heightened concern over future terrorist activities in the
United States, it may be difficult for borrowers to obtain or renew terrorism insurance coverage at commercially reasonable rates.

     There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

                                      -60-

LENDING ON CONDOMINIUM UNITS CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON NON-CONDOMINIUMS

     Some mortgage loans underlying the offered certificates will be secured by--

     o    the related borrower's interest in a commercial condominium unit or multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the subject building, development or project.

     Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any.
Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

LENDING ON GROUND LEASES CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default under the ground lease on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain

                                      -61-

in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App.
LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy
Code upon the bankruptcy of a landlord, the sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section
363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f)
of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION AND OTHER LEGAL PROCEEDINGS MAY ADVERSELY AFFECT A BORROWER'S ABILITY
TO REPAY ITS MORTGAGE LOAN

     From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

                                      -62-

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury, or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986, and

     o    any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

     In addition, in connection with the trust's acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC,

                                      -63-

regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate.
While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities,

     o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o    for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Some Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to:

     o    a foreign person under the Internal Revenue Code of 1986, or

     o    a U.S. person that is classified as a partnership under the Internal
          Revenue Code of 1986, unless all of its beneficial owners are U.S.
          persons, or

     o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

     It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC

                                      -64-

would exhibit the characteristics, and be subject to the risks, described above in this "--Residual Interests in a Real Estate Mortgage Investment Conduit Have
Adverse Tax Consequences" section.

     See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates."

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND
INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR
OFFERED CERTIFICATES

     To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE THE MASTER SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES
ON THE MORTGAGE ASSETS

     The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o    you may have only limited access to information regarding your offered certificates;

     o    you may suffer delays in the receipt of payments on your offered certificates; and

     o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and
Definitive Certificates."

                                      -65-

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A SERVICER'S PERFORMANCE

     A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.
These relationships may create conflicts of interest.

     In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates--or, in the case of a sub-servicer, a consistent sub-servicing agreement--and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

THE RISK OF TERRORISM IN THE UNITED STATES AND MILITARY ACTION MAY ADVERSELY
AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

     It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the
United States Government and others, including military action, will have on
U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus.

                                      -66-

                                 THE TRUST FUND

ISSUING ENTITIES

     The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related underlying mortgage loans or mortgage-backed securities and in whose name those certificates will be issued.
Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State or other jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust.
However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus.

DESCRIPTION OF THE TRUST ASSETS

     The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o    a combination of mortgage loans and mortgage-backed securities of the types described above.

     In addition to the asset classes described above in this "--Description of the Trust Assets"--section, we may include in the trust fund with respect to any series of offered certificates loans secured by equipment or inventory related to the real property collateral securing a mortgage loan in that trust fund, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

     We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee payment of any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment of any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

                                      -67-

     o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o    hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o    health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o    restaurants, taverns and other establishments involved in the food and beverage industry;

     o    manufactured housing communities, mobile home parks and recreational vehicle parks;

     o    recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth under "RISK FACTORS--Various Types of Income-Producing
Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates
and Each Type of Income-Producing Property May Present Special Risks as
Collateral for a Loan" is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o    an estate for years, which consists of ownership of the property for a specified period of years,

                                      -68-

     o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     Junior Mortgage Loans. If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.
However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

     o    first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

     o    third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     Delinquent Mortgage Loans. If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o    the ability of the related real property to generate income to service the mortgage debt.

     We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in

                                      -69-

foreclosure. Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender, intercreditor or similar agreement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender, intercreditor or similar agreement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. See "RISK FACTORS--With
Respect to Certain Mortgage

                                      -70-

Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related
Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those
Non-Trust Mortgage Loans May Conflict with Your Interests."

     Real Property and Other Collateral. Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o    the type or types of property that provide security for repayment of the mortgage loans;

     o    the earliest and latest maturity date for the mortgage loans;

     o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

                                      -71-

     In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

     Originators. Some or all of the mortgage loans included in one of our trusts may be originated by Merrill Lynch Mortgage Lending, Inc. or by one of
our other affiliates. In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See
"THE SPONSOR." We will identify in the related prospectus supplement any originator or group of affiliated originators--apart from any sponsor and/or its affiliates--that will or is expected to originate mortgage loans representing
10% or more of the related mortgage asset pool, by balance.

     Method and Criteria by Which Mortgage Loans are Selected for Inclusion in a
Securitization. There is no formal method or established criteria by which mortgage loans are selected for inclusion in any particular asset securitization. Merrill Lynch Mortgage Lending, Inc. ("MLML"), which is expected to be one of the sponsors, and its affiliates generally originate mortgage loans in accordance with the underwriting criteria described under the heading "THE
SPONSOR." When any such mortgage loan is originated, MLML or one of its affiliates will generally determine whether the subject mortgage loan is to be targeted for securitization. Mortgage loans targeted for securitization are usually securitized as soon as possible after origination. Accordingly, all such mortgage loans held by MLML pending securitization would be expected to be securitized as soon thereafter as possible.

     Notwithstanding the foregoing, we or MLML could decide not to include one or more mortgage loans in a particular securitization transaction for business reasons. For example, MLML or one of its affiliates could hold a mortgage loan out of securitization transactions until the related mortgaged property
"stabilizes" (such as following significant renovations, a lease-up period or a free rent period for a significant portion of the tenants). A mortgage loan may not be included in a securitization transaction because it would have adverse effects on the diversity of the subject asset pool (including by reason of its size, the related property type or the related geographic property location), which in turn could make the related certificates less appealing to investors or adversely affect rating levels. Also, MLML or an affiliate could remove a mortgage loan from the potential asset pool in response to investor feedback.
Likewise, we could request another sponsor or mortgage loan seller that is contributing mortgage loans to one of our securitizations not to include one or more of those mortgage loans for reasons similar to those above or because of material inconsistencies with MLML's underwriting standards.

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o    certificates issued and/or insured or guaranteed by Freddie Mac,
          Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

                                      -72-

     o    will have been registered under the Securities Act, or

     o    will be exempt from the registration requirements of the Securities
          Act, or will have been held for at least the holding period specified in Rule 144(k) under that Act, or

     o    may otherwise be resold by us publicly without registration under the
          Securities Act.

     We will register the offering of any mortgage-backed security to be included in one of our trusts with the SEC if --

     o    the issuer of the subject mortgage-backed securities has a direct or indirect agreement, arrangement, relationship or understanding with the issuing entity, the depositor, any sponsor or an underwriter, relating to inclusion of those mortgage-backed securities in our trust,

     o    the issuer of the subject mortgage-backed securities or any of its affiliates is an affiliate of the issuing entity, the depositor, any sponsor or an underwriter of a series of offered certificates, or

     o    the depositor would not be free to publicly resell the subject mortgage-backed securities without registration under the Securities
          Act.

     Any registration of underlying securities will be made in compliance with the provisions of Rule 190 under the Securities Act. In connection with any such registration--

     o    the prospectus supplement for the related series of offered certificates will describe the plan of distribution for both that series of offered certificates and the underlying mortgage-backed securities; and

     o    the separate prospectus relating to the offering of the underlying mortgage-backed securities will be delivered simultaneously with the delivery of the prospectus relating to the series of offered certificates described in the prospectus supplement that relates to that series of offered certificates, which prospectus supplement will either state that the prospectus for the offering of the underlying mortgage-backed securities is being delivered along with the prospectus for the underlying mortgage-backed securities, or will be combined with the prospectus for the offering of the underlying mortgage-backed securities.

     If the offering of the subject series of offered certificates and the underlying mortgage-backed securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the subject series of offered certificates will be required to distribute a preliminary prospectus for both the subject series of offered certificates and the underlying mortgage-backed securities to any person who is expected to receive a confirmation of sale of the subject series of offered certificates at least 48 hours prior to sending such confirmation.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o    the initial and outstanding principal amount(s) and type of the securities;

     o    the original and remaining term(s) to stated maturity of the securities;

     o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

                                      -73-

     o    the payment characteristics of the securities;

     o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o    the terms and conditions for substituting mortgage loans backing the securities; and

     o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     We will generally acquire the mortgage assets to be included in one of our trusts from Merrill Lynch Mortgage Lending, Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

     If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement.

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, the subject securitization transaction may include a prefunding feature, in which case we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For a specified period, as set forth in the related prospectus supplement, following the date of initial issuance of that series of certificates, which will constitute the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver or arrange for the delivery of mortgage assets sufficient to make up the entire shortfall within the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

                                      -74-

     If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

     o    the term or duration of the prefunding period, which period may not extend more than one year beyond the date of initial issuance of the related offered certificates;

     o    the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool and any class or series of offered certificates represented by those proceeds, which proceeds may not exceed 50% of the related offering proceeds;

     o    triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

     o    when and how new pool assets may be acquired during the prefunding period, and any limits on the amount, type or speed with which pool assets may be acquired;

     o    the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding period, including any differences from the criteria used to select the current asset pool;

     o    which party has the authority to add assets to the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets, and whether or not there will be any independent verification of such person's exercise of authority or determinations;

     o    any requirements to add minimum amounts of pool assets and any effects of not meeting those requirements;

     o    if applicable, the procedures and standards for the temporary investment of funds in a prefunding account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

     o    the circumstances under which funds in a prefunding account will be returned to investors or otherwise disposed of; and

     o    a statement of whether, and if so, how investors will be notified of changes to the asset pool.

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

     o    cash that would be applied to pay down the principal balances of certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower and/or (b) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.

                                      -75-

     In addition, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, one or more holders of certificates may exchange those certificates for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

     Further, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

     See also "DESCRIPTION OF THE CERTIFICATES--Termination and Redemption."

CASH, ACCOUNTS AND PERMITTED INVESTMENTS

     The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage loans, mortgage-backed securities, instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, as applicable.

     The trust assets underlying a series of offered certificates will also include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the related mortgage loans, mortgage-backed securities, instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, as the case may be, and any other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

     Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in Permitted Investments. In the related prospectus supplement, we will provide a summary description of those Permitted
Investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related underlying mortgage loans or mortgage-backed securities. The types of credit support that may benefit the holders of a class of offered certificates include:

     o    the subordination of one or more other classes of certificates of the same series;

     o    overcollateralization;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee; and/or

     o    a reserve fund.

                                      -76-

     See "DESCRIPTION OF CREDIT SUPPORT".

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements; or

     o    currency exchange agreements.

     An interest rate exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (called counterparties) enter into an agreement to exchange periodic interest payments. The dollar amount the counterparties pay each other is an agreed-upon periodic interest rate multiplied by a predetermined dollar principal amount (which may decline over time according to an agreed-upon schedule), called the notional principal amount. No principal (notional amount) is exchanged between the parties to the transaction; only interest is exchanged. In its most common form, one party agrees to the pay the other a fixed rate of interest in exchange for a floating rate.

     An interest rate cap agreement is an arrangement whereby two parties (also called counterparties) enter into an agreement that places a ceiling (a "cap strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate cap agreement uses the interest rate cap agreement to limit its maximum payable interest rate in respect of an obligation it has to make payments at a floating rate. If the buyer's floating rate rises above the cap strike, the interest rate cap agreement provides for payments from the seller to the buyer for the difference between the floating rate and the cap strike. If the floating rate remains below the cap strike, no payments are required. The cap buyer is required to pay an up-front fee for the cap agreement.

     An interest rate floor agreement is an arrangement whereby two parties
(also called counterparties) enter into an agreement that places a minimum value
(a "floor strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate floor agreement uses the interest rate floor agreement to limit its minimum receivable interest rate in respect of an entitlement it has to receive payments at a floating rate. The seller of the interest rate floor agreement accepts a minimum on the interest rate it will pay in return for the receipt of a premium payment.
If the floating rate drops below the floor strike, the floor agreement provides for payments from the seller to the buyer for the difference between the floor strike and the floating rate.

     A currency exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (also called counterparties) enter into an agreement to exchange interest and/or principal payments in different currencies on a periodic or one-time basis.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in

                                      -77-

interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                   THE SPONSOR

GENERAL CHARACTER OF THE SPONSOR AND ITS BUSINESS

     Unless otherwise specified in the related prospectus supplement, Merrill
Lynch Mortgage Lending, Inc. ("MLML") will act as the sole sponsor or a co-sponsor for each securitization transaction involving the issuance of a series of offered certificates. Any other entity which acts as a sponsor or as a co-sponsor with MLML will be described in the related prospectus supplement.

     MLML is a Delaware corporation formerly known as ML Health Care Servicing,
Inc., and is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. MLML makes, and purchases from lenders, commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization
("CMBS") transactions. MLML and its affiliates also purchase prime, subprime, nonperforming and subperforming residential mortgage loans from originators of these loans and aggregates these loans for sale in asset-backed securitization transactions.

     MLML is licensed as a Title II Nonsupervised Mortgagee approved by the
United States Department of Housing and Urban Development to originate and service mortgage loans. MLML acts as servicer of record for a small number of
FHA-insured loans that are serviced by a sub-servicer. MLML does not service the commercial and multifamily loans that it originates or acquires for securitization in CMBS transactions.

     MLML also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.
Further, MLML enters into resale and repurchase agreements to finance trading inventory positions.

THE SPONSOR'S SECURITIZATION PROGRAM

     MLML and its affiliates, directly or through correspondents, originate multifamily and commercial mortgage loans throughout the United States and abroad. MLML and its affiliates have been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1994. The multifamily and commercial mortgage loans originated and securitized by MLML and its affiliates include both fixed-rate loans and floating-rate loans and both conduit balance loans--which are average-sized by industry standards-- and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by MLML and its affiliates have been originated, directly or through correspondents, by MLML or an affiliate.

     In addition, in the normal course of its securitization program, MLML and its affiliates, may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by MLML or any of its affiliates.
The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

     MLML and its affiliates may also originate multifamily and commercial mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on various criteria established or reviewed by MLML, and MLML or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

     In connection with its commercial mortgage securitization transactions,
MLML or an affiliate generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity

                                      -78-

for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

     MLML and its affiliates also work with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction. MLML will generally act as sponsor, originator and mortgage loan seller in its commercial mortgage securitization transactions. With respect to certain of its commercial mortgage securitization transactions, there may be a co-sponsor and/or other mortgage loan sellers and originators. We will identify any co-sponsor in the related prospectus supplement. Neither MLML nor any of its affiliates acts as servicer of the multifamily and commercial mortgage loans in its commercial mortgage securitizations. Instead, MLML and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

     In connection with MLML or an affiliate contributing mortgage loans to a commercial mortgage securitization transaction, MLML or that affiliate may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

     o    deliver various specified loan documents;

     o    file and/or record various specified loan documents and assignments of those documents; and

     o    make various loan-specific representations and warranties.

     If it is later determined that any mortgage asset contributed by MLML or an affiliate fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, then MLML or such affiliate will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

UNDERWRITING STANDARDS

     General. Set forth below is a discussion of certain general underwriting guidelines of MLML with respect to multifamily and commercial mortgage loans originated by MLML. The underwriting guidelines described below may not--and generally will not--apply to multifamily and commercial mortgage loans acquired by MLML from third party originators.

     Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--Underwriting Standards"
section.

     Loan Analysis. MLML performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case

                                      -79-

basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances,
MLML's underwriting staff and/or legal counsel will review leases of significant tenants. MLML may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. MLML generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a MLML staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by MLML must be approved by one or more --depending on loan size--specified officers of MLML. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, MLML will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

     o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

     For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, MLML may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

     o    the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

                                      -80-

     o    the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o    assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

     o    various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

     There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

     Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

     We expect to provide in the related prospectus supplement debt service coverage ratios for each mortgage loan backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

     Loan-to-Value Ratio. MLML also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

     o    the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or less than 80% (subject to the discussion under "--Additional Debt" below);
however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

                                      -81-

     We expect to provide in the related prospectus supplement loan-to-value ratios for each mortgage loan backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

     Additional Debt. When underwriting a multifamily or commercial mortgage loan, MLML will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that MLML or an affiliate will be the lender on that additional debt.

     The debt service coverage ratios described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratios described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

     Assessments of Property Condition. As part of the underwriting process,
MLML will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
MLML may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

     Appraisals. MLML will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, MLML will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal
Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, MLML may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Environmental Assessment. MLML may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
MLML may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, MLML might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when MLML or the environmental consultant believes that such an analysis is warranted under the circumstances.

     Depending on the findings of the initial environmental assessment, MLML may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

     Engineering Assessment. In connection with the origination process, MLML may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, MLML will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

     Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
MLML may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of

                                      -82-

the estimated replacement cost for the improvements at the property, MLML may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, MLML will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents;
temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

     Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, MLML will analyze whether--

     o    any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o    casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by MLML to be sufficient to pay off the related mortgage loan in full;

     o    the real property collateral, if permitted to be repaired or restored in conformity with current law, would in MLML's judgment constitute adequate security for the related mortgage loan; and/or

     o    to require the related borrower to obtain law and ordinance insurance.

     Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, MLML may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. MLML conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MLML. Furthermore, MLML may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     Notwithstanding the foregoing discussion under this "--Underwriting
Guidelines" section, we may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, MLML's underwriting guidelines. In addition, in some cases, MLML's and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

                                  THE DEPOSITOR

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We are a corporation organized under the laws of the State of Delaware. We were initially incorporated on June 13, 1986. We are a wholly owned, direct subsidiary of
Merrill Lynch Mortgage

                                      -83-

Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch &
Co., Inc. Our principal executive offices are located at 4 World Financial
Center, 10th Floor 250 Vesey Street, New York, New York 10080. Our telephone number is 212-449-1000. There can be no assurance that at any particular time we will have any significant assets. We do not file with the SEC annual reports on
Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.

     We were organized, among other things, for the purposes of:

     o    issuing and selling one or more series of bonds secured primarily by mortgage collateral and manufactured housing conditional sales contracts and loan agreements, investing in certain mortgage collateral and manufactured housing conditional sales contracts and loan agreements to be purchased with the proceeds of bonds secured thereby and taking certain other actions with respect thereto;

     o    selling interests in mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, evidencing those interests with pass-through certificates, using the proceeds of the sale of the pass-through certificates to acquire the mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral or manufactured housing conditional sales contracts and loan agreements acquired and sold and taking certain other actions with respect thereto;

     o    acting as settlor or depositor of trusts formed to issue, sell and deliver series of bonds secured by a pledge or assignment of mortgage obligations, pass-through certificates in mortgage loans or other mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing in or selling beneficial interests in the same, acquiring, owning, holding and pledging or selling interests in residential mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing cash balances on an interim basis in certain short term investments; and

     o    doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

     Since our incorporation in 1986, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans.

     We will generally acquire the mortgage assets that are to back each series of offered certificates from the sponsor(s) for the subject securitization transaction or, if specified in the prospectus supplement, from one or more other mortgage asset sellers, in each case in privately negotiated transactions.
We will thereupon transfer those mortgage assets to the related trust.

     After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

     o    to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or imposition of a tax upon the trust fund, and thereupon appoint a successor trustee;

     o    to appoint a successor trustee in the event that the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

                                      -84-

     o    to provide the trustee, the master servicer and the special servicer with any reports, certifications and information--other than with respect to the mortgage loans--that they may reasonably require to comply with the terms of the related Governing Document; and

     o    to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related
          Governing Document.

     Generally, it is expected that the functions and/or duties set out under this "The Depositor" section will be performed by our agents or affiliates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates, and

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

                                      -85-

     o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o    equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

     o    payments are made in reduction of the total principal balance of the class or classes of certificates, or the designated portion of that total principal balance, referred to in the second bullet point of the prior sentence.

                                      -86-

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

     o    the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     In general, those factors that increase--

     o    the attractiveness of selling or refinancing a commercial or multifamily property, or

     o    the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate, or

     o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

                                      -87-

     o    meet cash flow needs or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2.   involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     In the prospectus supplement for a series of offered certificates, we will specify the projected weighted average life of each class of those offered certificates with principal balances, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those weighted average lives and assumptions are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

PREPAYMENT MODELS

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal

                                      -88-

balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month.
Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o    adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

                                      -89-

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.
Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o    the number of foreclosures with respect to the underlying mortgage loans; and

     o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o    the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

                                      -90-

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

     If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the
Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "The Depositor."

                                      -91-

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage loans or mortgage-backed securities and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related underlying mortgage loans or mortgage-backed securities in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.
Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2.   the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
               information,

          3.   the remaining term to maturity,

          4.   if the mortgage loan is a balloon loan, the remaining
               amortization term, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
          Governing Document for that series;

     o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o    in the case of a mortgage loan--

          1.   the enforceability of the related mortgage note and mortgage,

          2.   the existence of title insurance insuring the lien priority of the related mortgage, and

                                      -92-

          3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related
Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o    protecting the interests of certificateholders with respect to senior lienholders;

     o    conducting inspections of the related real properties on a periodic or other basis;

     o    collecting and evaluating financial statements for the related real properties;

                                      -93-

     o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1.   entered into or consented to bankruptcy, appointment of a
               receiver or conservator or similar insolvency proceeding, or

          2.   become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

                                      -94-

     o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

     o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SERVICING MORTGAGE LOANS THAT ARE PART OF A LOAN COMBINATION

     Certain of the mortgage loans that are included in our trusts will be part of a loan combination as described under "The Trust Fund--Mortgage Loans--Loan
Combinations." With respect to certain of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under the Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to other mortgage loans in our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in our trust. See "RISK FACTORS--With Respect to Certain Mortgage
Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related
Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those
Non-Trust Mortgage Loans May Conflict with Your Interests."

                                      -95-

PRIMARY SERVICERS AND SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special servicing functions), with related collections and reports being forwarded by that primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

     We will identify in the related prospectus supplement any primary servicer or sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o    the related trustee will receive payments on that mortgage-backed security; and

     o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o    delinquent payments of principal and/or interest, other than balloon payments,

     o    property protection expenses,

                                      -96-

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o    any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o    at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon--

     o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. In some cases, the appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The

                                      -97-

Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with its resignation and the resulting transfer of servicing.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

     o    willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any such loss, liability or expense:

     o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o    incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o    incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1.   that party is specifically required to bear the expense of the action, or

          2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
               reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that

                                      -98-

Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o    succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing
Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party's duties under that
Governing Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within a specified period after its termination, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1.   to cure any ambiguity;

     2.   to correct, modify or supplement any provision in the Governing
          Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

     3.   to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal
          Revenue Code relating to REMICs or grantor trusts if

                                      -99-

          the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     5.   to relax or eliminate any requirement under the Governing Document imposed by the Securities Act, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     6.   to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

     7.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

     8.   to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

     9.   to otherwise modify or delete existing provisions of the Governing
          Document.

     However, no amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66
2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to the certificateholders of that series.
However, the Governing Document for a series of offered certificates may not be amended to--

     o    reduce in any manner the amount of, or delay the timing of, payments received on the related underlying mortgage loans or mortgage-backed securities that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered

                                      -100-

          and non-offered certificates of that series representing, in total, not less than a majority of the voting rights for that series, without regard to any of those certificates held by us or any of our affiliates or agents.

Notwithstanding the foregoing, the Governing Document for any series of offered certificates may provide that we need not be a party to any amendment to that
Governing Document, but rather may provide that any such amendment may not adversely affect our rights and/or interests without our consent.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and "control persons" within the meaning of the Securities Act will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document.
However, the indemnification of a trustee or any of its directors, officers, employees, affiliates, agents and "control persons" will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad

                                      -101-

faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time by giving written notice thereof to us, the master servicer, the special servicer and all certificateholders. Upon receiving such notice, we will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     In general, if--

     o    at any time the trustee ceases to be eligible in accordance with the provisions of the Governing Document and fails to resign after we make a written request for the trustee to resign, or

     o    if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of
          rehabilitation, conservation or liquidation, or

     o    if the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee's reasonable control) to timely deliver or otherwise make available in accordance with the Governing Document certain reports or statements required under the Governing Document and such failure continues unremedied for a period set forth in the Governing Document after receipt of written notice by the trustee of such failure, or

                                      -102-

     o    if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund,

then we may remove the trustee and appoint a successor trustee acceptable to us and the master servicer by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

     In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%--or any other percentage specified in the related prospectus supplement--of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

     In the event that the trustee is terminated or removed, all of its rights and obligations under the Governing Document and in and to the trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee--at the expense of the certificateholders that effected the removal if the trustee has been removed without cause, otherwise, if the trustee has been removed with cause or not at the request of certificateholders, or if such expenses are not paid by such certificateholders within a specified period, at the expense of the trust--all documents related to the mortgage assets held by it or its agent and statements held by it under the Governing
Document.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interests in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

                                      -103-

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o    a stated principal amount, which will be represented by its principal balance, if any;

     o    interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events or for any other reason from one accrual or payment period to another, as described in the related prospectus supplement;

     o    specified, fixed or variable portions of the interest, principal or other amounts received on the related underlying mortgage loans or mortgage-backed securities;

     o    payments of principal, with disproportionate, nominal or no payments of interest;

     o    payments of interest, with disproportionate, nominal or no payments of principal;

     o    payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not accrue interest, all as set forth in the related prospectus supplement;

     o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o    payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related underlying mortgage loans or mortgage-backed securities;

     o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the related underlying mortgage loans or mortgage-backed
               securities;

     o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

     o    payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related underlying mortgage loans or mortgage-backed securities in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

     o    payments of principal out of amounts other than payments or other collections of principal on the related underlying mortgage loans or mortgage-backed securities such as excess spread on the related underlying mortgage loans or mortgage-backed securities or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

                                      -104-

     o    payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

     o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related underlying mortgage loans or mortgage-backed securities.

     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related underlying mortgage loans or mortgage-backed securities, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related underlying mortgage loans or mortgage-backed securities.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related underlying mortgage loans or mortgage-backed securities will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the frequency of distributions and the periodic distribution date for that series,

     o    the relevant collection period for payments and other collections on or with respect to the related underlying mortgage loans or mortgage-backed securities that are payable on that series on any particular distribution date; and

     o    the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

                                      -105-

     All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.
Payments on an offered certificate will be made to the holder entitled thereto either--

     o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or in most cases, a specified number of days, generally no more than five, prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

     o    the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

     o    any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets, such as a change in distribution priority among classes;

     o    any credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, that are designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

     o    how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

     o    an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related underlying mortgage loans or mortgage-backed securities.

     In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets
- such as to reserve accounts, cash collateral accounts or expenses - and the purpose and operation of those requirements.

     Payments of Interest. In the case of a class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.
However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or

                                      -106-

payable, as applicable, on some or all of the related underlying mortgage loans or mortgage-backed securities or on a particular related underlying mortgage loan or mortgage-backed security.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

     o    a specified fixed rate;

     o    a rate based on the interest rate for a particular related mortgage asset;

     o    a rate based on a weighted average of the interest rates for some or all of the related underlying mortgage loans or mortgage-backed securities, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

     o    a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or another similar index rate, as determined from time to time as set forth in the related prospectus supplement;

     o    a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

     o    a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

     o    a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

     o    a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

     o    the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

     o    a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise

                                      -107-

          variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence during other accrual or payment periods.

     We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

     Interest may accrue with respect to any offered certificate on the basis of:

     o    a 360-day year consisting of 12 30-day months,

     o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o    the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o    based on the principal balances of some or all of the related underlying mortgage loans or mortgage-backed securities; or

     o    equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related underlying mortgage loans or mortgage-backed securities.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that

                                      -108-

certificate will be entitled to receive as principal out of the future cash flow on the related underlying mortgage loans or mortgage-backed securities and the other related trust assets (which will be of the type described under "THE TRUST
FUND").

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

     o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related underlying mortgage loans or mortgage-backed securities that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities transferred by us to the related trust. We will specify in the related prospectus supplement, if applicable the extent, expressed as a percentage, initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities that we transfer to the trust

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal, distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar riggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders

                                      -109-

and changes to the transaction structure or flow of funds if the events or triggers described in the preceding sentence occur.

     The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related underlying mortgage loans or mortgage-backed securities to retire that class or series.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o    by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "DESCRIPTION OF CREDIT SUPPORT."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

     All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus--or in the related prospectus supplement--or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

     o    Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as
          Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

     o    Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

     o    Reports on Form 10-D (Asset-Backed Issuer Distribution Report),
          containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

                                      -110-

     o    Report on Form 10-K (Annual Report), containing the items specified in
          Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

     We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities
Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under trust's specific number, which will be a series number assigned to the file number for our registration statement as shown under "AVAILABLE
INFORMATION."

     We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form
8-K and amendments to those reports filed or furnished pursuant to section 13(a)
or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

     We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom a prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in that prospectus but not delivered with that prospectus. We will, in the related prospectus supplement, state the name, address and telephone number to which the request for this information must be made.

REPORTS TO CERTIFICATEHOLDERS

     On or about each distribution date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o    the payments made on that distribution date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate, upon request, a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o    the applicable portion of that calendar year during which the person was a certificateholder.

                                      -111-

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

     Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that
Governing Document.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o    with respect to those amendments to the governing documents described under "DESCRIPTION OF THE GOVERNING DOCUMENTS--Amendment," or

     o    as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION AND REDEMPTION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o    the final payment or other liquidation of the last mortgage asset in that trust; and

     o    the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

     Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

     If we so specify in the related prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, if all of the remaining certificates (but excluding any class

                                      -112-

of certificates evidencing a residual interest in a REMIC) are held by the same certificateholder, that certificateholder will be entitled to exchange all of the remaining certificates for all of the mortgage assets underlying that series, thereby effecting the early termination of the related trust. We will describe in the related prospectus supplement the specific circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value or at such other price as may be set forth in, or as may be calculated in accordance with the formula set forth in, the related prospectus supplement. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates of the applicable series may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

     The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool is still outstanding, will include the word "callable."

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg for so
long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law,

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o    a "clearing corporation" within the meaning of the New York Uniform
          Commercial Code, and

     o    a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

                                      -113-

     It is our understanding that Clearstream Banking Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars.
Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.
Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises
Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of
Belgium. All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not

                                      -114-

maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related distribution date.

                                     -115-

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o    we notify DTC of our intent to terminate the book-entry system through
          DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related underlying mortgage loans or mortgage-backed securities. That credit support may be in the form of any of the following:

     o    the subordination of one or more other classes of certificates of the same series;

     o    overcollateralization, whether in the form of mortgage assets or otherwise;

     o    the use of a letter of credit, a surety bond, an insurance policy, a guarantee;

     o    the establishment of one or more reserve funds; or

                                     -116-

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related underlying mortgage loans or mortgage-backed securities exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

OVERCOLLATERALIZATION

     If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of

                                     -117-

default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related certificates.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default and/or loss risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related underlying mortgage loans or mortgage-backed securities as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under it and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, Permitted
Investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only

                                     -118-

against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MORTGAGE-BACKED SECURITIES

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United
States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "THE TRUST FUND--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o    in general, the order of recordation of the mortgage in the appropriate public recording office.

                                     -119-

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o    a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o    the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property

                                     -120-

in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o    unless the lender's interest in the room rates is given adequate protection.

                                     -121-

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o    all parties having a subordinate interest of record in the real property, and

     o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

                                     -122-

     Equitable and Other Limitations on Enforceability of Particular Provisions.
United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
          constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

     In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most

                                     -123-

states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist,
          and

     o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states,

                                     -124-

redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a
"one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan.
However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

                                     -125-

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o    permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt

                                     -126-

are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

                                     -127-

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o    assume the lease and either retain it or assign it to a third party,
          or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

                                     -128-

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
(the "Lender Liability Act") amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o    it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o    assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The Environmental Protection Agency has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of
RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an "owner" or "operator" so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o    impose liability for releases of or exposure to asbestos-containing materials, and

     o    provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

                                     -129-

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that act and the regulations promulgated under that act. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default and thereby may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.
The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

                                     -130-

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o    first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o    the borrower may have difficulty servicing and repaying multiple loans;

     o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans

                                     -131-

originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under that act, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act (commonly referred to as the Patriot Act) and the

                                     -132-

regulations issued pursuant to that Act, as well as the narcotic drug laws.
Under procedures contained in the Comprehensive Crime Control Act of 1984, the
government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties
"known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

     o    the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was subject to forfeiture.

     However, there is no assurance that such defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates.
This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the
Internal Revenue Code. This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal
Revenue Code, including:

     o    banks,

     o    insurance companies,

     o    foreign investors,

     o    tax exempt investors,

     o    holders whose "functional currency" is not the United States dollar,

     o    United States expatriates, and

     o    holders holding the offered certificates as part of a hedge, straddle or conversion transaction.

     Further, this discussion does not address investors who treat items of income, expense, gain or loss with respect to the offered certificates differently for book and tax purposes.

     This discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the
IRS may take contrary positions.

                                     -133-

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o    given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "STATE AND
OTHER TAX CONSEQUENCES."

     The following discussion addresses securities of two general types:

     o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue
          Code; and

     o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will make a REMIC election and/or act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "THE TRUST FUND--Arrangements Providing Reinvestment,
Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and
in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

                                     -134-

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o    REMIC regular certificates, representing regular interests in the
          REMIC, or

     o    REMIC residual certificates, representing residual interests in the
          REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code in the hands of a real estate investment trust,
          and

     o    "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in
          the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar

                                     -135-

quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o    collections on mortgage loans held pending payment on the related offered certificates, and

     o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

     o    whether the related REMIC certificates will be "real estate assets"
          within the meaning of Section 856(c)(5)(B) of the Internal Revenue
          Code,

     o    whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
          Internal Revenue Code, and

     o    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue
          Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets.

                                     -136-

Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal
Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method described below, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section
1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal
Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o    a combination of a single fixed rate and one or more "qualified floating rates,"

     o    a combination of a single fixed rate and one "qualified inverse floating rate," or

                                     -137-

     o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated
redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

                                     -138-

     o    a fraction--

          1.   the numerator of which is the amount of the principal payment,
               and

          2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a
REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

          1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2.   the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o    the total amount of original issue discount previously accrued on the certificate, reduced by

     o    the amount of all prior payments of amounts included in its stated
          redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

                                     -139-

     o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "RISK FACTORS--The
Investment Performance of Your Offered Certificate Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular

                                     -140-

certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal Register.

     The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, high-yield
REMIC regular interests, and apparent negative-yield instruments. The Treasury
Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Internal Revenue Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC
IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC
Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

                                     -141-

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the
Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method,

     o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the

                                     -142-

premium over the life of the certificate as an offset against qualified stated
interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The
Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are
either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o    you will not be entitled to deduct a loss under Section 166 of the
          Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently

                                     -143-

than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted
in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders'
gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of
REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC
residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

     The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

                                     -144-

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "RISK FACTORS--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2.   amortization of any premium on the mortgage loans held by the
               REMIC,

          3.   bad debt losses with respect to the mortgage loans held by the
               REMIC, and

          4.   except as described below in this "--Taxable Income of the REMIC"
               subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are

                                     -145-

retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate,

     o    increased by amounts included in the income of the holder of that
          REMIC residual certificate, and

                                     -146-

     o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o    the daily portions of REMIC taxable income allocable to that certificate, over

     o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the

                                     -147-

long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o    the issue price of the certificate, increased by

     o    the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o    any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o    regulated investment companies,

     o    common trusts, and

                                     -148-

     o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

     o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

     o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (ii) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a

                                     -149-

reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest,

     o    the present value of the expected future distributions on the interest, and

     o    the present value (computed using a discount rate equal to the applicable Federal short-term rate) of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors are encouraged to consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue
Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a
REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

                                     -150-

     Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by an amount equal to the lesser of:

     o    3% of the excess, if any, of such taxpayer's adjusted gross income, or

     o    80% of the amount of itemized deductions otherwise allowable for such tax year.

     Under current law, the applicable reduction will be two-thirds of the above amount for taxable years beginning in 2006 and 2007, and one-third of the above amount for taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the reduction of itemized deductions is repealed.
Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

                                     -151-

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

     o    the cost of the certificate to that certificateholder, increased by

     o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

                                     -152-

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable
          Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o    reacquires that same REMIC residual certificate,

                                     -153-

     o    acquires any other residual interest in a REMIC, or

     o    acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan,

     o    the receipt of income from a source other than a mortgage loan or other Permitted Investments,

     o    the receipt of compensation for services, or

     o    the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the
          REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a
"Permitted Investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

                                     -154-

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o    the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer,

     o    the prepayment assumption, and

     o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
          Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o    the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder,
          or

     o    a statement under penalties of perjury that the record holder is not a
          Disqualified Organization.

                                     -155-

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    the residual interests in the entity are not held by Disqualified
          Organizations, and

     o    the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the

                                     -156-

tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o    30 days after the end of the quarter for which the information was requested, or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

                                     -157-

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o    fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and any other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

     o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

                                     -158-

     Unless we otherwise state in the related prospectus supplement, the related
Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o    foreign persons, or

     o    U.S. Persons, if classified as a partnership under the Internal
          Revenue Code, unless all of their beneficial owners are U.S. Persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

          1.   interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of:

               o    normal administration fees, and

               o    interest paid to the holders of grantor trust fractional
                    interest certificates issued with respect to that grantor
                    trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o    "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but
          only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)
          of the Internal Revenue Code; and

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code.

                                     -159-

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
          7701(a)(19)(C)(v) of the Internal Revenue Code,

     o    consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the
          Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     o    The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein)
          which . . . [are] principally secured by an interest in real property"
          within the meaning of Section 860G(a)(3)(A) of the Internal Revenue
          Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o    will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Under current law, the applicable deduction will be decreased by one-third for taxable years beginning in 2006 and 2007, and by two-thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the reduction of itemized deductions is repealed.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may

                                      -160-

be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o    a class of grantor trust strip certificates is issued as part of the same series, or

     o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     In light of the application of Section 1286 of the Internal Revenue Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for

                                      -161-

information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o    the treatment of some stripped bonds as market discount bonds, and

     o    de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
          "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o    the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

                                      -162-

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when certificates are offered and sold under this prospectus, which we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o    there is no original issue discount or only a de minimis amount of original issue discount, or

     o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

                                      -163-

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o    the daily portions of original issue discount for all days during the accrual period prior to that day.

                                      -164-

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o    the issue price of the mortgage loan, increased by

     o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when the certificates are offered and sold under this prospectus and disclosed in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o    in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

                                      -165-

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o    be allocated among the payments of stated redemption price on the mortgage loan, and

     o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under Section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

                                      -166-

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o    the price paid for that grantor trust strip certificate by you, and

     o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in Section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "RISK FACTORS--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

     o    the prepayment assumption we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

                                      -167-

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o    the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o    its cost, increased by

     o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

                                      -168-

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On January 24, 2006, the Treasury Department published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust"
under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these new regulations after December 31, 2007.

     Backup Withholding. In general, the rules described under "--REMICs--Backup
Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

                                      -169-

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "FEDERAL
INCOME TAX CONSEQUENCES," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Internal Revenue Code consequences, each potential investor that is a Plan is advised to consult its own legal advisor with respect to the specific ERISA and Internal Revenue Code consequences of investing in the offered certificates and to make its own independent decision.
The following is merely a summary and should not be construed as legal advice.

     ERISA imposes various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification, and

                                      -170-

     o    compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA
Plan, unless a statutory, regulatory or administrative exemption exists. Section
4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, resulting in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulation provides that when a Plan acquires an equity interest in an entity, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and employee benefit plans not subject to ERISA or Section 4975 of the Internal
Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1.   those with discretionary authority or control over the assets of the entity,

     2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3.   those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o    has discretionary authority or control over the management or disposition of the assets of the Plan, or

     o    provides investment advice with respect to the assets of the Plan for a fee.

                                      -171-

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulation provides that when a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of the Plan include the certificate but do not include any of the mortgages underlying the certificate.
The Plan Asset Regulation includes in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae or Fannie Mae. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you are encouraged to consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates on behalf of or with assets of the
Plan.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a
Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
          Interest;

     o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
          Interest; and

                                      -172-

     o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S.
Department of Labor issued PTE 90-29 to Merrill Lynch, Pierce, Fenner & Smith
Incorporated. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-29, as most recently amended by PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

     o    the servicing and operation of some mortgage asset pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o    the purchase, sale and holding of some certificates such as particular classes of the offered certificates that evidence interests in those pools and are underwritten by Merrill Lynch, Pierce, Fenner & Smith
          Incorporated or any person affiliated with Merrill Lynch, Pierce,
          Fenner & Smith Incorporated.

     The related prospectus supplement will state whether PTE 90-29 is or may be available with respect to any offered certificates underwritten by Merrill
Lynch, Pierce, Fenner & Smith Incorporated.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of Plans invested in the separate account. If you are an insurance company and you are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

                                      -173-

CONSULTATION WITH COUNSEL

     If you are a fiduciary of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1.   the potential applicability of ERISA and Section 4975 of the
               Internal Revenue Code to that investment, and

          2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the
Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

     Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

     Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by

                                      -174-

the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

     o    federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. Section 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's
"investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk,

                                      -175-

Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a
(December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of some classes as "mortgage related securities,"
we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged to consult with your legal advisor in determining whether and to what extent--

     o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o    if applicable, SMMEA has been overridden in your state.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to (a) cover expenses related to that purchase and the issuance of those certificates, including legal and accounting costs, rating agency fees, registration fees, upfront fees of any master servicer, special servicer, manager or trustee, and payments to any provider of credit support or a derivative instrument, (b) fund any prefunding account, (c) fund any reserve accounts or (d) make any initial deposits to the trust necessary to make payments on the related certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                                      -176-

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o    the obligations of the underwriters will be subject to various conditions precedent,

     o    the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o    in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

                                      -177-

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

     It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Merrill Lynch,
Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage
Investors, Inc.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Sidley Austin LLP;

     o    Latham & Watkins LLP; or

     o    Cadwalader, Wickersham & Taft LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o    whether those certificates are a suitable investment for any particular investor;

                                      -178-

     o    the tax attributes of those certificates or of the related trust;

     o    the yield to maturity or, if they have principal balances, the average life of those certificates;

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      -179-

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or the Freddie Mac,

     o    any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the
          Internal Revenue Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Exchange Act" means the Exchange Act of 1934, as amended.

                                      -180-

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party In Interest" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

     o    partnership, or

                                      -181-

     o    other entities described in Section 860E(e)(6) of the Internal Revenue
          Code.

     "Permitted Investments" means U.S. government securities and other investment grade obligations, including:

     o    direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

     o    repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

     o    federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

     o    commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

     o    money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

     o    any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the related trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulation" means U.S. Department of Labor Regulation Section
2510.3-101 promulgated under ERISA.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor, as it may be amended from time to time, or any successor thereto.

     "RCRA" means the federal Resource Conservation and Recovery Act.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

                                      -182-

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "REMIC IO" means a REMIC that is entitled to only a specified portion of the interest in respect of one or more mortgage loans held by the REMIC.

     "REO Property" means any mortgaged property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

     "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

     "Title V" means Title V of the Depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Treasury Department" means the United States Department of the Treasury.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means:

     o    a citizen or resident of the United States;

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                      -183-

The attached CD-ROM contains one spreadsheet file that can be put on a user-
specified hard drive or network drive. This spreadsheet file is "MLCFC
2006-4.xls". The spreadsheet file "MLCFC 2006-4.xls" is a Microsoft Exel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the
Mortgage Pool" in this prospectus supplement and on Annexes A-1, A-2 and B to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospectus investors are strongly urged to read this prospectus supplement and the accompanying base prospectus in their respective entireties prior to accessing the spreadsheet file.

-------------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

Until March 1, 2007, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

$4,121,318,000

(Approximate)

ML-CFC Commercial Mortgage Trust 2006-4

as Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2006-4

Merrill Lynch Mortgage Investors, Inc.

as Depositor

Merrill Lynch Mortgage Lending, Inc.
Countrywide Commercial Real Estate Finance, Inc.
IXIS Real Estate Capital Inc.
PNC Bank, National Association

as Sponsors and Loan Sellers

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

Countrywide Securities Corporation

IXIS Securities North America

PNC Capital Markets LLC

Credit Suisse

Deutsche Bank Securities

December 1, 2006